Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final form of this prospectus supplement and the prospectus to which it relates. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                                Filed Pursuant to Rule 424(b)(3)
                                                           File No. 033-96378-03
                SUBJECT TO COMPLETION, DATED FEBRUARY 23, 1998.

PROSPECTUS SUPPLEMENT

(to Prospectus Dated February 23, 1998)

                          $1,557,709,000 (Approximate)

                          LB COMMERCIAL MORTGAGE TRUST

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1
                                ----------------

    The Series 1998-C1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of 18 classes (each, a "Class") of Certificates, including the eight Classes of Certificates offered hereby (collectively, the "Offered Certificates"). The Certificates, in the aggregate, will represent the entire undivided beneficial ownership interest in a trust fund (the "Trust Fund") to be established by Structured Asset Securities Corporation (the "Depositor"), that is expected to consist primarily of a segregated pool (the "Mortgage Pool") of 261 conventional monthly pay, commercial and multifamily, fixed rate mortgage loans (the "Mortgage Loans") having the characteristics described herein.
                                                        (CONTINUED ON NEXT PAGE)
                             ---------------------

    PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-29 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 25 OF THE PROSPECTUS.
                              -------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
     THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS
                                   UNLAWFUL.

                           INITIAL           % OF                          ASSUMED FINAL
                         CERTIFICATE     INITIAL POOL     PASS-THROUGH      DISTRIBUTION         CUSIP          EXPECTED
        CLASS            BALANCE(1)       BALANCE(1)          RATE            DATE(2)             NO.           RATING(3)
CLASS A-1............   $ 275,000,000           15.5%                %     OCTOBER, 2004                         AAA/AAA
CLASS A-2............   $ 330,000,000           18.6%                %      AUGUST, 2007                         AAA/AAA
CLASS A-3............   $ 646,492,000           36.4%                %     JANUARY, 2008                         AAA/AAA
CLASS B..............   $  88,759,000            5.0%                %     JANUARY, 2008                         AA2/AA
CLASS C..............   $  88,758,000            5.0%                %    SEPTEMBER, 2008                         A2/A
CLASS D..............   $  93,196,000            5.2%                %      AUGUST, 2012                        BAA2/BBB
CLASS E..............   $  35,504,000            2.0%                %     NOVEMBER, 2012                       BAA3/BBB-
CLASS IO.............      N/A(4)           N/A(4)           N/A(4)        FEBRUARY, 2028                        AAA/AAA

                                                        (FOOTNOTES ON NEXT PAGE)

    The Offered Certificates will be offered by Lehman Brothers Inc. (the "Underwriter") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by
the Depositor, will be approximately $         , which includes accrued
interest. See "Method of Distribution" herein.

    The Offered Certificates are offered by the Underwriter when, as and if issued and delivered to and accepted by the Underwriter, subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered to the Underwriter in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on or about March 11, 1998.

                           -------------------------
                                LEHMAN BROTHERS

                       FIRST UNION CAPITAL MARKETS CORP.

          The date of this Prospectus Supplement is February   , 1998.

(FOOTNOTES FROM TABLE ON PRIOR PAGE)

(1) Subject to a permitted variance of plus or minus 5%.

(2) The Assumed Final Distribution Date is defined (and has been determined on the basis of the assumptions set forth) under "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" herein. The "Rated Final Distribution Date" is the Distribution Date in February, 2030, which is the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. See "Description of the Certificates-- Assumed Final Distribution Date; Rated Final Distribution Date" and "Ratings" herein.

(3) By each of Moody's Investors Service, Inc. and Duff & Phelps Credit Rating
    Co.

(4) The Class IO Certificates will not have a Certificate Balance nor will they entitle the holders thereof to receive distributions of principal; however, such Certificates will entitle the holders thereof to receive payments of the aggregate interest accrued from time to time on the respective notional amounts of the Class IO Components, as described herein. The aggregate of such notional amounts will initially equal approximately $1,775,167,073. See "Description of the Certificates--Certificate Balances and Notional Amounts", "--Pass-Through Rates" and "--Distributions" herein.

------------------------

(COVER CONTINUED)

    On or before the date the Certificates are issued, the Depositor will acquire the Mortgage Loans from an affiliate thereof and will transfer the Mortgage Loans, without recourse, to LaSalle National Bank, as trustee of the Trust Fund (the "Trustee"), in exchange for the Certificates. As of February 1, 1998 (the "Cut-off Date"), the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of approximately $1,775,167,073, after application of all payments of principal due on or before such date, whether or not received. GMAC Commercial Mortgage Corporation as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer"), directly or through one or more subservicers, will service the Mortgage Loans. The Offered Certificates bear the class designations and have the characteristics set forth in the table on the preceding page. Simultaneously with the issuance of the Offered Certificates, the Private Certificates (as defined herein) will be issued. Only the Offered Certificates are offered hereby.

    As and to the extent described herein, the Private Certificates will be subordinate to the Offered Certificates; the Class B, Class C, Class D and Class E Certificates will be subordinate to the Class A-1, Class A-2, Class A-3 and Class IO Certificates; the Class C, Class D and Class E Certificates will be subordinate to the Class B Certificates; the Class D and Class E Certificates will be subordinate to the Class C Certificates; and the Class E Certificates will be subordinate to the Class D Certificates. Distributions of interest on and principal of the Certificates will be made, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, commencing in March 1998 (each, a "Distribution Date"). As described herein, distributions allocable to interest in respect of each Class of Offered Certificates (other than the Class IO Certificates) will be made on each Distribution Date based on the pass-through rate (the "Pass-Through Rate") applicable to such Class and the principal amount (the "Certificate Balance") of such Class outstanding immediately prior to such Distribution Date. The Class IO Certificates will have fourteen components (collectively, the "Class IO Components"), each with a designation and a notional amount that corresponds with the designation and Certificate Balance of a Class of Sequential Pay Certificates (as defined herein). As described herein, distributions allocable to interest in respect of the Class IO Certificates will be made on each Distribution Date in an amount equal to the aggregate amount of interest which has accrued on the notional amount of each of the Class IO Components. Interest will accrue on the notional amount of each Class IO Component based on the Pass-Through Rate of such Class IO Component. The Pass-Through Rate applicable to each Class IO Component will be equal to the Weighted Average Net Mortgage Rate (as defined herein) minus the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates. As described herein, distributions allocable to principal of the Offered Certificates will be made sequentially to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates, in that order, until the respective Classes of Certificates are retired. The Class IO Certificates will not have a Certificate Balance, nor will they entitle the holders thereof to distributions of principal. The holders of the Certificates may also receive portions of any Prepayment Premiums and Yield Maintenance Charges (each as defined herein) to the extent described herein. The holders of Sequential Pay Certificates will also be entitled to receive, PRO RATA (based on their respective initial Certificate Balances), any Additional Interest collected on the ARD Loans (as defined herein). There is no assurance that any Additional Interest will be collected on the ARD Loans. See "Description of the Certificates--Distributions" herein.

    The yield to maturity on each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. THE YIELD TO MATURITY ON THE CLASS IO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND

INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS. The allocation to any Class of Offered Certificates of any Prepayment Premium or Yield Maintenance Charge may be insufficient to offset fully the adverse effects on the anticipated yield to maturity resulting from the corresponding principal prepayment. Any delay in collection of a Balloon Payment (as defined herein) due at the maturity of a Mortgage Loan will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due. See "Description of the Certificates--Certificate Balances and Notional Amounts" and "--Distributions," "Yield and Maturity Considerations" and "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein, and "Yield and Prepayment Considerations" and "Risk Factors--Yield and Prepayment Considerations" in the Prospectus.

    As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby, "REMIC I", "REMIC II" and "REMIC III", respectively). The Offered Certificates will evidence "regular interests" in the related REMIC. See "Certain Federal Income Tax Consequences" herein and "Federal Income Tax Considerations" in the Prospectus.

    There is currently no secondary market for the Offered Certificates. The Underwriter currently intends to make a secondary market in the Offered Certificates, but has no obligation to do so. See "Risk Factors--The Certificates-- Limited Liquidity" herein.
                             ---------------------

    PROCEEDS OF THE ASSETS IN THE TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE UNDERWRITER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

    THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A COPY OF BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT.

    THROUGH AND INCLUDING JUNE   , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN
THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
SUMMARY OF PROSPECTUS SUPPLEMENT..........................................................................        S-6

RISK FACTORS..............................................................................................       S-29
  The Certificates........................................................................................       S-29
  The Mortgage Loans......................................................................................       S-31

DESCRIPTION OF THE MORTGAGE POOL..........................................................................       S-38
  General.................................................................................................       S-38
  Mortgage Loan History...................................................................................       S-39
  Certain Terms and Conditions of the Mortgage Loans......................................................       S-39
  Assessments of Property Condition.......................................................................       S-41
  Additional Mortgage Loan Information....................................................................       S-42
  The Mortgage Loan Seller................................................................................       S-56
  Assignment of the Mortgage Loans; Repurchases...........................................................       S-56
  Representations and Warranties; Repurchases.............................................................       S-57
  Changes in Mortgage Pool Characteristics................................................................       S-59

SERVICING OF THE MORTGAGE LOANS...........................................................................       S-60
  General.................................................................................................       S-60
  The Master Servicer and the Special Servicer............................................................       S-62
  Servicing and Other Compensation and Payment of Expenses................................................       S-62
  Modifications, Waivers and Amendments...................................................................       S-64
  Custodial Account.......................................................................................       S-65
  The Controlling Class Representative....................................................................       S-68
  Realization Upon Defaulted Mortgage Loans; Sale of Defaulted
    Mortgage Loans and REO Properties.....................................................................       S-69
  REO Properties..........................................................................................       S-71
  Replacement of the Special Servicer.....................................................................       S-73
  Inspections; Collection of Operating Information........................................................       S-73
  Due-on-Sale and Due-on-Encumbrance Provisions...........................................................       S-73
  Maintenance of Insurance................................................................................       S-74
  Evidence as to Compliance...............................................................................       S-75
  Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer...................       S-75
  Events of Default.......................................................................................       S-76
  Rights Upon Event of Default............................................................................       S-77

DESCRIPTION OF THE CERTIFICATES...........................................................................       S-79
  General.................................................................................................       S-79
  Registration and Denominations..........................................................................       S-79
  Certificate Balances and Notional Amounts...............................................................       S-80
  Pass-Through Rates......................................................................................       S-81
  Collection Account......................................................................................       S-81
  Distributions...........................................................................................       S-82
  Subordination; Allocation of Losses and Certain Expenses................................................       S-89
  P&I Advances............................................................................................       S-92
  Appraisal Reductions....................................................................................       S-93
  Reports to Certificateholders; Available Information....................................................       S-94
  Assumed Final Distribution Date; Rated Final Distribution Date..........................................       S-98
  Voting Rights...........................................................................................       S-99

                                                                                                              PAGE
                                                                                                            ---------
  Termination.............................................................................................      S-100
  The Trustee.............................................................................................      S-100
  The Fiscal Agent........................................................................................      S-101

YIELD AND MATURITY CONSIDERATIONS.........................................................................      S-102
  Yield Considerations....................................................................................      S-102
  Price/Yield Tables......................................................................................      S-105
  Weighted Average Life...................................................................................      S-107

USE OF PROCEEDS...........................................................................................      S-111

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................................................      S-111
  General.................................................................................................      S-111
  Discount and Premium; Prepayment Premiums and Yield Maintenance Charges.................................      S-111
  Characterization of Investments in Offered Certificates.................................................      S-112
  Possible Taxes on Income from Foreclosure Property and Other Taxes......................................      S-113
  Reporting and other Administrative Matters..............................................................      S-114

ERISA CONSIDERATIONS......................................................................................      S-114

LEGAL INVESTMENT..........................................................................................      S-117

METHOD OF DISTRIBUTION....................................................................................      S-118

LEGAL MATTERS.............................................................................................      S-119

RATINGS...................................................................................................      S-119

INDEX OF PRINCIPAL DEFINITIONS............................................................................      S-120

ANNEX A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS....................................................        A-1
ANNEX B--TERM SHEET.......................................................................................        B-1
ANNEX C--FORM OF DISTRIBUTION DATE STATEMENT..............................................................        C-1
ANNEX D--FORM OF DELINQUENT LOAN STATUS REPORT............................................................        D-1
ANNEX E--FORM OF HISTORICAL LOAN MODIFICATION REPORT......................................................        E-1
ANNEX F--FORM OF HISTORICAL LOSS ESTIMATE REPORT..........................................................        F-1
ANNEX G--FORM OF REO STATUS REPORT........................................................................        G-1
ANNEX H--FORM OF WATCH LIST REPORT........................................................................        H-1
ANNEX I--OPERATING STATEMENT ANALYSIS.....................................................................        I-1
ANNEX J--NOI ADJUSTMENT WORKSHEET.........................................................................        J-1
ANNEX K--COMPARATIVE FINANCIAL STATUS REPORT..............................................................        K-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY MAY BE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT OR IN THE PROSPECTUS. AN "INDEX OF PRINCIPAL DEFINITIONS" IS INCLUDED AT THE END OF THIS PROSPECTUS SUPPLEMENT AND A "GLOSSARY" IS INCLUDED AT THE END OF THE PROSPECTUS. TERMS THAT ARE USED BUT NOT DEFINED IN THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS SPECIFIED IN THE PROSPECTUS. ALL NUMERICAL INFORMATION PROVIDED HEREIN WITH RESPECT TO THE MORTGAGE LOANS IS PROVIDED ON AN APPROXIMATE BASIS.

                               INITIAL       PERCENT OF                                                      WEIGHTED
              MOODY'S/DCR    CERTIFICATE    INITIAL POOL     CREDIT                          PASS-THROUGH  AVERAGE LIFE
CLASS           RATING        BALANCE(1)     BALANCE(1)    SUPPORT (2)      DESCRIPTION          RATE       (YEARS)(3)
-----------  -------------  --------------  -------------  -----------  -------------------  ------------  -------------
Class A-1          Aaa/AAA  $  275,000,000         15.5%       29.50%          Fixed Coupon             %         4.33
Class A-2          Aaa/AAA  $  330,000,000         18.6%       29.50%          Fixed Coupon             %         7.75
Class A-3          Aaa/AAA  $  646,492,000         36.4%       29.50%          Fixed Coupon             %         9.71
Class B             Aa2/AA  $   88,759,000          5.0%       24.50%          Fixed Coupon             %         9.85
Class C               A2/A  $   88,758,000          5.0%       19.50%          Fixed Coupon             %         9.90
Class D           Baa2/BBB  $   93,196,000          5.2%       14.25%          Fixed Coupon             %        12.59
Class E          Baa3/BBB-  $   35,504,000          2.0%       12.25%          Fixed Coupon             %        14.61
Class IO           Aaa/AAA           N/A(4)           N/A         N/A     Variable IO Strip           (5)          N/A
Class F                (6)  $   53,255,000          3.0%        9.25%          Fixed Coupon             %        14.75
Class G                (6)  $   35,503,000          2.0%        7.25%          Fixed Coupon             %        14.85
Class H                (6)  $   17,752,000          1.0%        6.25%          Fixed Coupon             %        14.85
Class J                (6)  $   44,379,000          2.5%        3.75%          Fixed Coupon             %        15.21
Class K                (6)  $   17,751,000          1.0%        2.75%          Fixed Coupon             %        17.57
Class L                (6)  $   17,752,000          1.0%        1.75%          Fixed Coupon             %        19.15
Class M                (6)  $   31,066,073          1.8%       --              Fixed Coupon             %        23.23

               CASH FLOW
             OR PRINCIPAL
CLASS          WINDOW(3)
-----------  -------------
Class A-1    03/98-10/04
Class A-2    10/04-08/07
Class A-3    08/07-01/08
Class B      01/08-01/08
Class C      01/08-09/08
Class D      09/08-08/12
Class E      08/12-11/12
Class IO     03/98-02/28
Class F      11/12-01/13
Class G      01/13-01/13
Class H      01/13-01/13
Class J      01/13-11/14
Class K      11/14-08/16
Class L      08/16-11/17
Class M      11/17-02/28

------------------------

(1) Subject to a permitted variance of plus or minus 5.0%.

(2) Represents initial aggregate Certificate Balance of all Classes of Sequential Pay Certificates that are subordinate to the indicated Class (expressed as a percentage of the Initial Pool Balance).

(3) Based on 0% CPR (except for the ARD Loans (as defined herein), which are assumed to pay in full on their respective Anticipated Repayment Dates (also as defined herein)) and the other assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" herein.

(4) The Class IO Certificates will not have a specified Certificate Balance nor will they entitle the holders thereof to receive distributions of principal. See "--Description of the Certificates--Certificate Balances and Notional Amounts" herein.

(5) Holders of the Class IO Certificates will be entitled to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the Class IO Components, as described herein. The Pass-Through Rate for each Class IO Component is variable and, in general, equals the Weighted Average Net Mortgage Rate (as defined herein) from time to time minus the Pass-Through Rate for the corresponding Class of Sequential Pay Certificates. See "--Description of the Certificates--Pass-Through Rates" herein.

(6) Not offered hereby. Accordingly, any information herein regarding the terms of such Class of Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

TITLE OF CERTIFICATES..............  LB Commercial Mortgage Trust, Commercial Mortgage
                                     Pass- Through Certificates, Series 1998-C1 (the
                                     "Certificates"), to be issued in 18 classes (each, a
                                     "Class") to be designated as: (i) the Class A-1, Class
                                     A-2 and Class A-3 Certificates (collectively the
                                     "Class A Certificates"); (ii) the Class B, Class C,
                                     Class D, Class E, Class F, Class G, Class H, Class J,
                                     Class K, Class L and Class M Certificates
                                     (collectively with the Class A Certificates, the
                                     "Sequential Pay Certificates"); (iii) the Class IO
                                     Certificates (collectively with the Sequential Pay
                                     Certificates, the "Regular Interest Certificates");
                                     and (iv) the Class R-I, Class R-II and Class R-III
                                     Certificates (collectively, the "Residual Interest
                                     Certificates"). Only the Class A-1, Class A-2, Class
                                     A-3, Class B, Class C, Class D, Class E and Class IO
                                     Certificates (collectively, the "Offered
                                     Certificates") are offered hereby. The Class F, Class
                                     G, Class H, Class J, Class K, Class L, Class M and
                                     Residual Interest Certificates (collectively, the
                                     "Private Certificates") have not been registered under
                                     the Securities Act of 1933, as amended (the
                                     "Securities Act"), and are not offered hereby. The
                                     table on the preceding page sets forth the indicated
                                     characteristics of the Certificates.

DEPOSITOR..........................  Structured Asset Securities Corporation, a Delaware
                                     corporation. The Depositor is a wholly owned
                                     subsidiary of Lehman Commercial Paper Inc., which, in
                                     turn, is a wholly owned subsidiary of the Underwriter.
                                     Neither the Depositor nor any of its affiliates has
                                     insured or guaranteed the Offered Certificates. See
                                     "The Issuer" in the Prospectus.

MASTER SERVICER AND SPECIAL
  SERVICER.........................  GMAC Commercial Mortgage Corporation ("GMACCM"), a
                                     California corporation. In its capacity as Master
                                     Servicer, GMACCM will be responsible for the servicing
                                     of all the Mortgage Loans that, in general, are not in
                                     default or in imminent danger thereof, and in its
                                     capacity as Special Servicer, will be responsible for
                                     performing certain servicing functions with respect to
                                     the Mortgage Loans that, in general, are in default or
                                     as to which default is imminent, for administering any
                                     REO Property (as defined herein). The Controlling
                                     Class (as defined herein) of Sequential Pay
                                     Certificates will have the right, subject to certain
                                     conditions described herein, to replace the Special
                                     Servicer and to select a representative (the "Con-
                                     trolling Class Representative") from whom the Special
                                     Servicer will seek advice and approval and take
                                     direction under certain circumstances, as described
                                     herein. See "Servicing of the Mortgage Loans--The
                                     Master Servicer and the Special Servicer", "--The
                                     Controlling Class Representative" and "--Servicing and
                                     Other Compensation and Payment of Expenses" herein.

TRUSTEE............................  LaSalle National Bank, a nationally chartered bank and a wholly owned subsidiary of the Fiscal Agent.

FISCAL AGENT.......................  ABN AMRO Bank N.V., a Netherlands banking corporation and the corporate parent of the Trustee.

MORTGAGE LOAN SELLER...............  An affiliate of the Underwriter and the Depositor. See
                                     "Description of the Mortgage Pool--The Mortgage Loan
                                     Seller" herein.

CUT-OFF DATE.......................  February 1, 1998.

CLOSING DATE.......................  On or about March 11, 1998.

RECORD DATE........................  With respect to any Distribution Date other than the initial Distribution Date, the last business day of
                                     the month immediately preceding the month in which
                                     such Distribution Date occurs, and with respect to the
                                     initial Distribution Date, the Closing Date.

DETERMINATION DATE.................  The 10th day of each month, or if such 10th day is not a business day, the next preceding business day.

DISTRIBUTION DATE..................  The 18th day of each month, or if such 18th day is not a business day, the next succeeding business day,
                                     commencing in March, 1998.

COLLECTION PERIOD..................  With respect to any Distribution Date, the period commencing on the day immediately following the
                                     Determination Date in the calendar month preceding the
                                     month in which such Distribution Date occurs (or, in
                                     the case of the initial Distribution Date, commencing
                                     immediately following the Cut-off Date) and ending on
                                     and including the Determination Date in the calendar
                                     month in which such Distribution Date occurs.

INTEREST ACCRUAL PERIOD............  With respect to each Distribution Date, the calendar month immediately preceding the month in which such
                                     Distribution Date occurs.

REGISTRATION OF THE OFFERED
  CERTIFICATES.....................  The Offered Certificates of each Class will initially be represented by one or more global Certificates
                                     registered in the name of Cede & Co., as nominee of
                                     The Depository Trust Company ("DTC"). No person
                                     acquiring an interest in any Offered Certificate (any
                                     such person, a "Certificate Owner") will be entitled
                                     to receive such Certificate in fully registered,
                                     certificated form (a "Definitive Offered
                                     Certificate"), except under the limited circumstances
                                     described under "Description of the
                                     Certificates--Registration and Denominations" herein
                                     and "Description of the Securities--Book-Entry
                                     Registration" in the Prospectus. Instead, DTC will
                                     effect payments and transfers in respect of the
                                     Offered Certificates by means of its electronic
                                     recordkeeping services, acting through certain par-
                                     ticipating organizations ("Participants"). This may
                                     result in

                                     certain delays in receipt of payments by an investor
                                     and may restrict an investor's ability to pledge its
                                     Certificates. Unless and until Definitive Offered
                                     Certificates of any Class are issued to the related
                                     Certificate Owners, all references herein to the
                                     rights of holders of such Class of Offered
                                     Certificates are to the rights of those Certificate
                                     Owners as such rights may be exercised through DTC and
                                     its participants, except as otherwise specified
                                     herein.

DENOMINATIONS......................  The Offered Certificates of each Class will be issued, maintained and transferred on the book-entry records
                                     of DTC and its Participants in denominations of
                                     $10,000 actual principal amount (or $100,000 notional
                                     amount with respect to the Class IO Certificates), and
                                     in integral multiples of $1 in excess thereof.

THE MORTGAGE POOL..................  The Mortgage Pool will consist of 261 conventional, monthly pay Mortgage Loans. The Mortgage Loans have an
                                     aggregate Cut-off Date Balance of $1,775,167,073 (the
                                     "Initial Pool Balance"), subject to a variance of plus
                                     or minus 5.0%. The "Cut-off Date Balance" of each
                                     Mortgage Loan will equal the unpaid principal balance
                                     thereof as of the Cut-off Date, after reduction for
                                     all payments of principal due on or before such date,
                                     whether or not received. For purposes of the numerical
                                     information provided herein, each of the Mortgage
                                     Loans is deemed to be secured by one Mortgaged
                                     Property, whether or not such Mortgaged Property is
                                     comprised of more than one parcel.

                                     Generally, all of the Mortgage Loans are non-recourse
                                     obligations of the related borrowers. No Mortgage Loan
                                     will be insured or guaranteed by any governmental
                                     entity or private insurer.

                                     Each of the Mortgage Loans is secured by a first
                                     mortgage lien on the related borrower's fee simple
                                     estate (or, with respect to 12 Mortgage Loans,
                                     representing 4.3% of the Initial Pool Balance, on the
                                     related borrower's leasehold estate) in income
                                     producing real property (each, a "Mortgaged
                                     Property").

                                     Set forth below are the number of Mortgage Loans, and
                                     the approximate percentage of the Initial Pool Balance
                                     represented by such Mortgage Loans, that are secured
                                     by Mortgaged Properties operated for each indicated
                                     purpose:

                                              NUMBER OF     PERCENTAGE OF
                                              MORTGAGE      INITIAL POOL
PROPERTY TYPE                                   LOANS          BALANCE
------------------------------------------  -------------  ---------------
Retail....................................          103            44.8%
Multifamily...............................           75            24.8%
Office....................................           50            16.3%
Hospitality...............................            9             6.3%
Industrial/Warehouse......................           16             5.5%
Health Care...............................            3             1.3%
Self Storage..............................            3             0.6%
Mobile Home Park..........................            1             0.2%
Parking Garage............................            1             0.1%

The Mortgaged Properties are located throughout 36 states. Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgage Properties located in the states with concentrations of Mortgage Loans above 5.0% (based on Cut-off Date Balance):

                                      NUMBER OF    PERCENTAGE OF
                                      MORTGAGE     INITIAL POOL
STATE                                   LOANS         BALANCE
----------------------------------  -------------  -------------
Texas.............................           37           10.2%
Florida...........................           31            9.4%
New York..........................           19            8.4%
California........................           21            8.0%
Maryland..........................            7            5.7%
Pennsylvania......................            9            5.7%


                                     All of the Mortgage Loans bear interest at annualized
                                     rates ("Mortgage Rates") that will remain fixed for
                                     their respective remaining loan terms, except that, as
                                     described below, the ARD Loans will accrue interest
                                     after their respective Anticipated Repayment Dates at
                                     a rate that is generally equal to the greater of (i)
                                     two or more percentage points higher than their
                                     respective Mortgage Rates and (ii) two or more
                                     percentage points higher than the then current
                                     applicable treasury rate. As used herein, the term
                                     "Mortgage Rate" does not include the incremental
                                     increase in the rate at which interest may accrue on
                                     any ARD Loan after such date. No Mortgage Loan permits
                                     negative amortization or (except for the ARD Loans)
                                     the deferral of accrued interest. Scheduled payments
                                     of principal and/or interest on the Mortgage Loans
                                     ("Monthly Payments") are due monthly on the first day
                                     of each month. See "Description of the Mortgage
                                     Pool--Certain Terms and Conditions of the Mortgage

                                      S-10

                                     Loans--Due Dates" and "--Mortgage Rates; Calculations
                                     of Interest" herein.

                                     One hundred seventy-seven (177) of the Mortgage Loans
                                     (the "Balloon Loans"), representing 62.3% of the
                                     Initial Pool Balance, provide for Monthly Payments
                                     based on amortization schedules significantly longer
                                     than their respective remaining terms to maturity. As
                                     a result, such Mortgage Loans will have substantial
                                     principal amounts due and payable (each such amount,
                                     together with the corresponding payment of interest, a
                                     "Balloon Payment") on their respective scheduled
                                     maturity dates, unless prepaid prior thereto.
                                     Sixty-one (61) of the Mortgage Loans, representing
                                     30.1% of the Initial Pool Balance, are ARD Loans, as
                                     described herein. See "Description of the Mortgage
                                     Pool--Certain Terms and Conditions of the Mortgage
                                     Loans--Hyperamortization" and "--Amortization of
                                     Principal" herein. The remaining 23 Mortgage Loans,
                                     representing 7.6% of the Initial Pool Balance, are
                                     self-amortizing. See "Risk Factors--The Mortgage
                                     Loans--Balloon Payments and Anticipated Repayment
                                     Dates" herein.

                                     An "ARD Loan" is a Mortgage Loan that provides that if
                                     it is not paid in full as of a date specified in the
                                     related Mortgage Note (the "Anticipated Repayment
                                     Date"), then (i) interest will accrue thereon at a per
                                     annum rate (the "Revised Rate") that is in excess of
                                     the related Mortgage Rate and (ii) the related
                                     borrower will be required to make payments thereon
                                     each month in an amount that is equal to the greater
                                     of the Monthly Payment and certain net cash flow
                                     generated by the related Mortgaged Property. If the
                                     net cash flow referred to in clause (ii) of the
                                     preceding sentence exceeds the Monthly Payment, the
                                     excess would be applied to repay the particular ARD
                                     Loan.

                                     In general, an ARD Loan will permit the related
                                     borrower to prepay the related Mortgage Loan without
                                     payment of a Prepayment Premium or a Yield Maintenance
                                     Charge beginning three to six months prior to the
                                     related Anticipated Repayment Date. The Anticipated
                                     Repayment Date for any such ARD Loan is set forth in
                                     Annex A. The interest accrued at the excess of the
                                     related Revised Rate over the related Mortgage Rate
                                     (such interest, the "Additional Interest"; and such
                                     difference in rates, the "Additional Interest Rate")
                                     will be deferred until the principal of such Mortgage
                                     Loan is paid in full and, in some cases, may itself
                                     accrue interest at the Revised Rate. All of the ARD
                                     Loans for which a Lockbox Account (as defined herein)
                                     has not been established on or before the Closing Date
                                     provide that a Lockbox Account must be established on
                                     or prior to the applicable Anticipated Repayment Date.
                                     See "Description of the Mortgage Pool--Certain Terms
                                     and Conditions of the Mortgage Loans--ARD Loans"
                                     herein.

                                     As of the Cut-off Date, all of the Mortgage Loans
                                     restrict or prohibit voluntary principal prepayments
                                     in one of the following ways: (i) 259 Mortgage Loans,
                                     representing 98.0% of the Initial Pool Balance,
                                     currently prohibit voluntary prepayments of principal
                                     for a period (a "Lockout Period") ending on a date
                                     specified in the related Mortgage Note (as defined
                                     herein) and, in general, thereafter impose a Yield
                                     Maintenance Charge and/or Prepayment Premium (each as
                                     defined herein) for most of their respective remaining
                                     terms to maturity and, in some cases, with respect to
                                     Defeasance Loans (as defined below), require the
                                     pledging of Defeasance Collateral (also as defined
                                     below); and (ii) two Mortgage Loans, representing 2.0%
                                     of the Initial Pool Balance, currently permit
                                     voluntary principal prepayments provided that the
                                     prepayment is accompanied by a Yield Maintenance
                                     Charge or by a Prepayment Premium for most of their
                                     respective remaining terms to maturity. With respect
                                     to the 69 Mortgage Loans which impose Yield Mainte-
                                     nance Charges (whether currently or following a
                                     Lockout Period), 68 of such Mortgage Loans
                                     (representing 21.6% of the Initial Pool Balance)
                                     provide for the calculation of the Yield Maintenance
                                     Charge using a discount rate equal to the applicable
                                     Treasury Rate (as set forth in the related Mortgage
                                     Note), and one of such Mortgage Loans (representing
                                     0.6% of the Initial Pool Balance) provides for the
                                     calculation of the Yield Maintenance Charge using a
                                     discount rate equal to the applicable Treasury Rate
                                     plus 0.35%. See "Description of the Mortgage
                                     Pool--Certain Terms and Conditions of the Mortgage
                                     Loans--Prepayment Provisions" and "--Additional
                                     Mortgage Loan Information" herein. The ability of the
                                     Master Servicer or the Special Servicer to waive or
                                     modify the terms of any Mortgage Loan relating to the
                                     payment of a Prepayment Premium or Yield Maintenance
                                     Charge is limited as described herein. See "Servicing
                                     of the Mortgage Loans--Modifications, Waivers and
                                     Amendments" herein. Neither the Depositor nor the
                                     Underwriter makes any representation as to the
                                     enforceability of the provision of any Mortgage Note
                                     requiring the payment of a Prepayment Premium or Yield
                                     Maintenance Charge, or of the collectability of any
                                     Prepayment Premium or Yield Maintenance Charge.

                                     One hundred seventy-nine (179) of the Mortgage Loans
                                     (the "Defeasance Loans"), representing 71.5% of the
                                     Initial Pool Balance, provide that the holder of the
                                     Mortgage, following notice from the borrower that the
                                     borrower intends to prepay the Mortgage Loan as
                                     permitted by the related Mortgage Note, may require
                                     the borrower, in lieu of prepayment, to pledge to such
                                     holder "Defeasance Collateral" and thereupon obtain a
                                     release of the Mortgaged Property from the lien of the
                                     related Mortgage. In general, "Defeasance Collateral"
                                     is required to consist of direct, non-callable United
                                     States Treasury obligations that provide for payments
                                     prior, but as close as possible, to all successive Due
                                     Dates (including the scheduled

                                     maturity date), with each such payment being equal to
                                     or greater than (with any excess to be returned to the
                                     borrower) than the Monthly Payment (including, in the
                                     case of the scheduled maturity date, any Balloon
                                     Payment), due on such date. The Pooling and Servicing
                                     Agreement will require the Master Servicer or the
                                     Special Servicer to require each borrower under a
                                     Defeasance Loan that proposes to prepay its Mortgage
                                     Loan to pledge instead Defeasance Collateral, but in
                                     each case subject to certain conditions, including
                                     confirmation from each Rating Agency that acceptance
                                     of a pledge of the Defeasance Collateral in lieu of a
                                     full prepayment will not result in a qualification,
                                     downgrade or withdrawal of the rating then assigned by
                                     it to any Class of Certificates.

                                     All of the Mortgage Loans were originated in 1997 or
                                     1998.

                                     Set forth below is certain information regarding the
                                     Mortgage Loans and the Mortgaged Properties as of the
                                     Cut-off Date (all weighted averages set forth below
                                     are based on the Cut-off Date Balances of the
                                     respective Mortgage Loans). Such information is more
                                     fully described, and additional information regarding
                                     the Mortgage Loans and the Mortgaged Properties is set
                                     forth, in the tables under "Description of the
                                     Mortgage Pool--Additional Mortgage Loan Information"
                                     herein and in Annex A hereto:

Minimum Cut-off Date Balance..............   $613,738
Maximum Cut-off Date Balance..............  $62,467,513
Average Cut-off Date Balance..............  $6,801,406
Minimum Mortgage Rate.....................    6.97%
Maximum Mortgage Rate.....................    9.170%
Weighted Average Mortgage Rate............    7.603%
Minimum Remaining Term to Maturity
  (months)................................      58
Maximum Remaining Term to Maturity
  (months)................................     360
Weighted Average Remaining Term to Matur-
  ity (months)............................     131
Minimum Remaining Amortization Term
  (months)................................     189
Maximum Remaining Amortization Term
  (months)................................     360
Weighted Average Remaining Amortization
  Term (months)...........................     338
Minimum Cut-off Date DSC Ratio............    1.19x
Maximum Cut-off Date DSC Ratio............    2.13x
Weighted Average Cut-off Date DSC Ratio...    1.34x
Minimum Cut-off Date LTV Ratio............    28.0%
Maximum Cut-off Date LTV Ratio............    80.0%
Weighted Average Cut-off Date LTV Ratio...    73.2%
Minimum Maturity Date LTV Ratio(1)........     8.9%
Maximum Maturity Date LTV Ratio(1)........    76.0%

Weighted Average Maturity Date LTV
  Ratio(1)................................    62.1%

                  --------------------------------------------------------------

                                      (1) Applies only to Balloon Loans.

                                     The Mortgage Loans will be acquired by the Depositor
                                     from the Mortgage Loan Seller, which either originated
                                     each such Mortgage Loan or acquired it in connection
                                     with its commercial and multifamily mortgage loan
                                     conduit program. See "Description of the Mortgage
                                     Pool" herein.

                                     On or prior to the Closing Date, the Depositor will
                                     cause the Mortgage Loan Seller to assign the Mortgage
                                     Loans, without recourse (except as set forth in the
                                     next sentence), to the Trustee for the benefit of the
                                     holders of the Certificates (the
                                     "Certificateholders"). In connection with such
                                     assignment, the Mortgage Loan Seller will make certain
                                     representations and warranties regarding the
                                     characteristics of its Mortgage Loans and, as more
                                     particularly described herein, will agree to cure any
                                     material breach thereof or, in the absence of such a
                                     cure, to repurchase the affected Mortgage Loan. See
                                     "Description of the Mortgage Pool--Representations and
                                     Warranties; Repurchases" herein.

DESCRIPTION OF THE CERTIFICATES....  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of February 1,
                                     1998, among the Depositor, the Master Servicer, the
                                     Special Servicer, the Trustee and the Fiscal Agent
                                     (the "Pooling and Servicing Agreement"), and will
                                     represent in the aggregate the entire beneficial
                                     ownership interest in a trust fund (the "Trust Fund")
                                     consisting of the Mortgage Pool and certain related
                                     assets. For purposes of the Prospectus, the Pooling
                                     and Servicing Agreement constitutes, collectively, a
                                     "Trust Agreement", a "Master Servicing Agreement" and
                                     a "Special Servicing Agreement".

A. CERTIFICATE BALANCES AND
  NOTIONAL AMOUNTS.................  Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5.0%, the
                                     respective Classes of Sequential Pay Certificates will
                                     have the Certificate Balances set forth in the table
                                     at the beginning of this Summary.

                                     The "Certificate Balance" of any Class of Sequential
                                     Pay Certificates outstanding at any time represents
                                     the maximum amount that the holders thereof are
                                     entitled to receive as distributions allocable to
                                     principal from the cash flow on the Mortgage Loans and
                                     other assets in the Trust Fund. As more particularly
                                     described herein, the Certificate Balance of a Class
                                     of Sequential Pay Certificates will be permanently
                                     reduced on each Distribution Date by any distributions
                                     of principal actually made on such Class of
                                     Certificates on such Distribution Date, and further
                                     permanently reduced by any losses (as more

                                     particularly described herein, "Realized Losses") on
                                     the Mortgage Loans and certain Trust Fund expenses (as
                                     more particularly described herein, "Additional Trust
                                     Fund Expenses") actually allocated to such Class of
                                     Certificates on such Distribution Date.

                                     The Class IO Certificates will not have a Certificate
                                     Balance, but will represent the right to receive
                                     distributions of interest in an amount equal to the
                                     aggregate interest accrued on the notional amount of
                                     each of the Class IO Components, as described herein.
                                     The Class IO Certificates will have fourteen
                                     components (each, a "Class IO Component"), each corre-
                                     sponding to a different Class of Sequential Pay
                                     Certificates. Each Class IO Component will have the
                                     same letter and/or numerical designation as the
                                     corresponding Class of Sequential Pay Certificates.
                                     The notional amount of each Class IO Component will
                                     equal the Certificate Balance of the corresponding
                                     Class of Sequential Pay Certificates outstanding from
                                     time to time. On the Closing Date, the aggregate of
                                     the notional amounts of all the Class IO Components
                                     will equal the Initial Pool Balance. References herein
                                     to the "notional amount" of the Class IO Certificates
                                     shall mean the aggregate of the notional amounts of
                                     all the Class IO Components. See "Description of the
                                     Certificates--Certificate Balances and Notional
                                     Amounts" herein.

                                     The Residual Interest Certificates will not have
                                     Certificate Balances or notional amounts, but will
                                     represent the right to receive certain limited amounts
                                     not otherwise payable on the Regular Interest
                                     Certificates.

B. PASS-THROUGH RATES..............  The Pass-Through Rate applicable to each Class of
                                     Sequential Pay Certificates for each Distribution Date
                                     is fixed at the respective rate per annum set forth
                                     with respect to such Class in the table at the
                                     beginning of this Summary. The Pass-Through Rate
                                     applicable to each Class IO Component for any
                                     Distribution Date will be equal to the Weighted
                                     Average Net Mortgage Rate for such Distribution Date
                                     minus the fixed Pass-Through Rate applicable to the
                                     corresponding Class of Sequential Pay Certificates.
                                     The Residual Interest Certificates will not bear
                                     interest.

                                     The "Weighted Average Net Mortgage Rate" for each
                                     Distribution Date is the weighted average of the Net
                                     Mortgage Rates for the Mortgage Loans as of the
                                     commencement of the related Collection Period,
                                     weighted on the basis of their respective Stated
                                     Principal Balances outstanding immediately prior to
                                     such Distribution Date. The "Net Mortgage Rate" for
                                     each Mortgage Loan will generally equal (x) the
                                     Mortgage Rate in effect for such Mortgage Loan as of
                                     the Cut-off Date, minus (y) the applicable
                                     Administrative Cost Rate (as defined herein) for such
                                     Mortgage Loan; provided that if any Mortgage Loan does
                                     not accrue interest on the basis of a 360-day year

                                     consisting of twelve 30-day months (which is the basis
                                     on which interest accrues in respect of the Regular
                                     Interest Certificates), then, solely for the purposes
                                     of calculating the Weighted Average Net Mortgage Rate,
                                     the Mortgage Rate referred to in clause (x) will, to
                                     the extent appropriate, be adjusted from accrual
                                     period to accrual period to compensate for such
                                     difference. The "Stated Principal Balance" of each
                                     Mortgage Loan outstanding at any time represents the
                                     principal balance of such Mortgage Loan ultimately due
                                     and payable thereon to Certificateholders and will
                                     generally equal the Cut-off Date Balance thereof,
                                     permanently reduced on each Distribution Date (to not
                                     less than zero) by (i) any payments or other
                                     collections (or advances in lieu thereof) of principal
                                     of such Mortgage Loan that are due or received, as the
                                     case may be, during the related Collection Period (as
                                     defined herein) and distributed on the Certificates on
                                     such date and (ii) the principal portion of any
                                     Realized Loss incurred in respect of such Mortgage
                                     Loan during the related Collection Period for such
                                     Distribution Date. See "Description of the
                                     Certificates--Pass-Through Rates" herein.

C. DISTRIBUTIONS...................  Distributions on the Certificates will be made by the
                                     Trustee, to the extent of available funds, monthly, on
                                     each Distribution Date. The total of all payments or
                                     other collections (or advances in lieu thereof) on or
                                     in respect of the Mortgage Loans (other than
                                     collections of Additional Interest, Prepayment
                                     Premiums and Yield Maintenance Charges, which are
                                     separately distributable in respect of the
                                     Certificates) that are available for distribution to
                                     Certificateholders on any Distribution Date is herein
                                     referred to as the "Available Distribution Amount" for
                                     such date. See "Description of the Certificates--
                                     Distributions--The Available Distribution Amount"
                                     herein.

                                     On each Distribution Date, the Trustee will (except as
                                     otherwise described under "Description of the
                                     Certificates--Termination" herein), after deduction of
                                     the Trustee Fee for such Distribution Date, apply the
                                     Available Distribution Amount for such date for the
                                     following purposes and in the following order of
                                     priority, in each case to the extent of remaining
                                     available funds:

                                     (1) to distributions of interest to the holders of the
                                     Class A-1, Class A-2, Class A-3 and Class IO
                                     Certificates (in each case, so long as any such Class
                                     remains outstanding), pro rata, in accordance with the
                                     respective amounts of Distributable Certificate
                                     Interest (as defined herein) on such Classes of
                                     Certificates on such Distribution Date, in an amount
                                     equal to all Distributable Certificate Interest in
                                     respect of each such Class of Certificates for such
                                     Distribution Date and, to the extent not previously
                                     paid, for all prior Distribution Dates;

                                     (2) to distributions of principal to the holders of
                                     the Class A-1 Certificates in an amount (not to exceed
                                     the then outstanding

                                     Certificate Balance of such Class of Certificates)
                                     equal to the Principal Distribution Amount (as defined
                                     herein) for such Distribution Date;

                                     (3) after the Class A-1 Certificates have been
                                     retired, to distributions of principal to the holders
                                     of the Class A-2 Certificates in an amount (not to
                                     exceed the then outstanding Certificate Balance of
                                     such Class of Certificates) equal to the Principal
                                     Distribution Amount for such Distribution Date, less
                                     any portion thereof distributed in respect of the
                                     Class A-1 Certificates;

                                     (4) after the Class A-1 and Class A-2 Certificates
                                     have been retired, to distributions of principal to
                                     the holders of the Class A-3 Certificates in an amount
                                     (not to exceed the then outstanding Certificate
                                     Balance of such Class of Certificates) equal to the
                                     Principal Distribution Amount for such Distribution
                                     Date, less any portion thereof distributed in respect
                                     of the Class A-1 and/or Class A-2 Certificates;

                                     (5) to distributions to the holders of the Class A-1,
                                     Class A-2 and Class A-3 Certificates, pro rata, in
                                     accordance with the amount of Realized Losses and
                                     Additional Trust Fund Expenses, if any, previously
                                     allocated to such Classes of Certificates and for
                                     which no reimbursement has previously been received,
                                     to reimburse such holders for such Realized Losses and
                                     Additional Trust Fund Expenses, if any;

                                     (6) to distributions of interest to the holders of the
                                     Class B Certificates in an amount equal to all
                                     Distributable Certificate Interest in respect of such
                                     Class of Certificates for such Distribution Date and,
                                     to the extent not previously paid, for all prior
                                     Distribution Dates;

                                     (7) after the Class A-1, Class A-2 and Class A-3
                                     Certificates have been retired, to distributions of
                                     principal to the holders of the Class B Certificates
                                     in an amount (not to exceed the then outstanding
                                     Certificate Balance of such Class of Certificates)
                                     equal to the Principal Distribution Amount for such
                                     Distribution Date, less any portion thereof
                                     distributed in respect of the Class A-1, Class A-2
                                     and/or Class A-3 Certificates;

                                     (8) to distributions to the holders of the Class B
                                     Certificates to reimburse such holders for all
                                     Realized Losses and Additional Trust Fund Expenses, if
                                     any, previously allocated to such Class of
                                     Certificates and for which no reimbursement has
                                     previously been received;

                                     (9) to distributions of interest to the holders of the
                                     Class C Certificates in an amount equal to all
                                     Distributable Certificate Interest in respect of such
                                     Class of Certificates for such Distribution Date and,
                                     to the extent not previously paid, for all prior
                                     Distribution Dates;

                                     (10) after the Class A-1, Class A-2, Class A-3 and
                                     Class B Certificates have been retired, to
                                     distributions of principal to

                                     the holders of the Class C Certificates in an amount
                                     (not to exceed the then outstanding Certificate
                                     Balance of such Class of Certificates) equal to the
                                     Principal Distribution Amount for such Distribution
                                     Date, less any portion thereof distributed in respect
                                     of the Class A-1, Class A-2, Class A-3 and/or Class B
                                     Certificates;

                                     (11) to distributions to the holders of the Class C
                                     Certificates to reimburse such holders for all
                                     Realized Losses and Additional Trust Fund Expenses, if
                                     any, previously allocated to such Class of
                                     Certificates and for which no reimbursement has
                                     previously been received;

                                     (12) to distributions of interest to the holders of
                                     the Class D Certificates in an amount equal to all
                                     Distributable Certificate Interest in respect of such
                                     Class of Certificates for such Distribution Date and,
                                     to the extent not previously paid, for all prior
                                     Distribution Dates;

                                     (13) after the Class A-1, Class A-2, Class A-3, Class
                                     B and Class C Certificates have been retired, to
                                     distributions of principal to the holders of the Class
                                     D Certificates in an amount (not to exceed the then
                                     outstanding Certificate Balance of such Class of
                                     Certificates) equal to the Principal Distribution
                                     Amount for such Distribution Date, less any portion
                                     thereof distributed in respect of the Class A-1, Class
                                     A-2, Class A-3, Class B and/or Class C Certificates;

                                     (14) to distributions to the holders of the Class D
                                     Certificates to reimburse such holders for all
                                     Realized Losses and Additional Trust Fund Expenses, if
                                     any, previously allocated to such Class of
                                     Certificates and for which no reimbursement has
                                     previously been received;

                                     (15) to distributions of interest to the holders of
                                     the Class E Certificates in an amount equal to all
                                     Distributable Certificate Interest in respect of such
                                     Class of Certificates for such Distribution Date and,
                                     to the extent not previously paid, for all prior
                                     Distribution Dates;

                                     (16) after the Class A-1, Class A-2, Class A-3, Class
                                     B, Class C and Class D Certificates have been retired,
                                     to distributions of principal to the holders of the
                                     Class E Certificates in an amount (not to exceed the
                                     then outstanding Certificate Balance of such Class of
                                     Certificates) equal to the Principal Distribution
                                     Amount for such Distribution Date, less any portion
                                     thereof distributed in respect of the Class A-1, Class
                                     A-2, Class A-3, Class B, Class C and/or Class D
                                     Certificates;

                                     (17) to distributions to the holders of the Class E
                                     Certificates to reimburse such holders for all
                                     Realized Losses and Additional Trust Fund Expenses, if
                                     any, previously allocated to such Class of
                                     Certificates and for which no reimbursement has
                                     previously been received; and

                                     (18) to distributions to the holders of the respective
                                     Classes of Private Certificates as described herein
                                     (provided that no distributions of principal will be
                                     made in respect of any Class of Private Certificates
                                     until the aggregate Certificate Balance of the Class
                                     A-1, Class A-2, Class A-3, Class B, Class C, Class D
                                     and Class E Certificates has been reduced to zero).
                                     See "Description of the
                                     Certificates--Distributions--Application of the
                                     Available Distribution Amount" herein;

                                     provided that, on each Distribution Date, if any,
                                     after the aggregate of the Certificate Balances of the
                                     Subordinate Certificates (as defined herein) has been
                                     reduced to zero as a result of the allocation of
                                     Realized Losses and Additional Trust Fund Expenses,
                                     and prior to retirement of the Class A Certificates,
                                     the payments of principal to be made as contemplated
                                     by clauses (2), (3) and (4) above with respect to the
                                     Class A Certificates, will be so made to the holders
                                     of the respective Classes of such Certificates, up to
                                     an amount equal to, and pro rata as among such Classes
                                     in accordance with, the respective then outstanding
                                     Certificate Balances of such Classes of Certificates,
                                     and without regard to the Principal Distribution
                                     Amount for such date.

                                     The "Distributable Certificate Interest" in respect of
                                     any Class of Sequential Pay Certificates for any
                                     Distribution Date will generally equal one month's
                                     interest at the applicable Pass-Through Rate accrued
                                     during the related Interest Accrual Period on the
                                     Certificate Balance of such Class of Certificates
                                     outstanding immediately prior to such Distribution
                                     Date, reduced (to not less than zero) by such Class'
                                     allocable share (calculated as described herein) of
                                     any Net Aggregate Prepayment Interest Shortfall (as
                                     defined herein) for such Distribution Date. The
                                     "Distributable Certificate Interest" in respect of the
                                     Class IO Certificates for any Distribution Date will
                                     generally equal the aggregate of one month's interest
                                     at the applicable Pass-Through Rate accrued during the
                                     related Interest Accrual Period on the notional amount
                                     of each Class IO Component outstanding immediately
                                     prior to such Distribution Date, reduced (to not less
                                     than zero) by such Class' allocable share (calculated
                                     as described herein) of any Net Aggregate Prepayment
                                     Interest Shortfall for such Distribution Date.
                                     Interest payable on the Regular Interest Certificates
                                     will be calculated on the basis of a 360-day year
                                     consisting of twelve 30-day months. See "Servicing of
                                     the Mortgage Loans--Servicing and Other Compensation
                                     and Payment of Expenses" and

                                     "Description of the Certificates--
                                     Distributions--Distributable Certificate Interest"
                                     herein.

                                     The "Principal Distribution Amount" for any
                                     Distribution Date will generally equal the aggregate
                                     of the following (without duplication): (a) the
                                     aggregate of the principal portions of all Scheduled
                                     Payments (other than Balloon Payments) and the
                                     principal portions of any Assumed Scheduled Payments
                                     (as defined herein) due or deemed due, as the case may
                                     be, on or in respect of the Mortgage Loans for their
                                     respective Due Dates (as defined herein) occurring
                                     during the related Collection Period; (b) the
                                     aggregate of all principal prepayments received on the
                                     Mortgage Loans during the related Collection Period;
                                     (c) with respect to any Mortgage Loan as to which the
                                     related stated maturity date occurred during or prior
                                     to the related Collection Period, any payment of
                                     principal (exclusive of any amounts described in
                                     clause (b) above or clause (d) below) made by or on
                                     behalf of the related borrower during the related
                                     Collection Period (including any Balloon Payment), net
                                     of any portion of such payment that represents a
                                     recovery of the principal portion of any Scheduled
                                     Payment (other than a Balloon Payment) due, or the
                                     principal portion of any Assumed Scheduled Payment
                                     deemed due, in respect of such Mortgage Loan on a Due
                                     Date during or prior to the related Collection Period
                                     and not previously recovered; (d) the aggregate of all
                                     Liquidation Proceeds and Insurance Proceeds (each, as
                                     defined herein) that were received on or in respect of
                                     any of the Mortgage Loans during the related
                                     Collection Period and that were identified and applied
                                     by the Master Servicer as recoveries of principal, in
                                     each case net of any portion of such amounts that
                                     represents a recovery of the principal portion of any
                                     Scheduled Payment (other than a Balloon Payment) due,
                                     or of the principal portion of any Assumed Scheduled
                                     Payment deemed due, in respect of the related Mortgage
                                     Loan on a Due Date during or prior to the related
                                     Collection Period and not previously recovered; and
                                     (e) for each Distribution Date after the initial
                                     Distribution Date, the excess, if any, of the
                                     Principal Distribution Amount for the immediately
                                     preceding Distribution Date, over the aggregate
                                     distributions of principal made on the Certificates on
                                     such immediately preceding Distribution Date.

                                     The "Scheduled Payment" due on any Mortgage Loan on
                                     any related Due Date is the Monthly Payment (excluding
                                     any amounts representing Additional Interest with
                                     respect to an ARD Loan) that is or would have been, as
                                     the case may be, due thereon on such date, without
                                     regard to any waiver, modification or amendment
                                     granted or agreed to by the Special Servicer or
                                     otherwise resulting from a bankruptcy or similar
                                     proceeding involving the related borrower, and
                                     assuming that the full amount of each prior Scheduled
                                     Payment has been

                                     timely made. The "Assumed Scheduled Payment" is an
                                     amount deemed due (i) in respect of a Balloon Loan
                                     that is delinquent in respect of its Balloon Payment
                                     beyond the first Determination Date (as defined
                                     herein) after its stated maturity date and (ii) in
                                     respect of each Mortgage Loan as to which the related
                                     Mortgaged Property has been acquired on behalf of the
                                     Certificateholders through foreclosure, deed in lieu
                                     of foreclosure or otherwise (upon acquisition, an "REO
                                     Property"). The Assumed Scheduled Payment deemed due
                                     on any such Balloon Loan, on its stated maturity date
                                     and on each successive related Due Date that it
                                     remains outstanding and part of the Trust Fund, will
                                     equal the Scheduled Payment that would have been due
                                     thereon on such date if the related Balloon Payment
                                     had not come due but rather such Mortgage Loan had
                                     continued to amortize in accordance with its
                                     amortization schedule in effect as of the Closing
                                     Date. The Assumed Scheduled Payment deemed due on any
                                     Mortgage Loan as to which the related Mortgaged
                                     Property has become an REO Property, on each Due Date
                                     that the related REO Property remains part of the
                                     Trust Fund, will equal the Scheduled Payment that
                                     would have been due in respect of such Mortgage Loan
                                     on such Due Date had it remained outstanding (or, if
                                     such Mortgage Loan was a Balloon Loan and such Due
                                     Date coincides with or follows what had been its
                                     stated maturity date, the Assumed Scheduled Payment
                                     that would have been deemed due in respect of such
                                     Mortgage Loan on such Due Date had it remained
                                     outstanding). See "Description of the Certificates--
                                     Distributions--Principal Distribution Amount" herein.

                                     Reimbursements of previously allocated Realized Losses
                                     and Additional Trust Fund Expenses will not constitute
                                     distributions of principal for any purpose and will
                                     not result in an additional reduction in the
                                     Certificate Balance of the Class of Certificates in
                                     respect of which any such reimbursement is made.

                                     The holders of the Certificates may also receive
                                     portions of any Prepayment Premiums and Yield
                                     Maintenance Charges to the extent described under
                                     "Description of the Certificates--Dis-
                                     tributions--Allocation of Prepayment Premiums and
                                     Yield Maintenance Charges" herein. Such distributions
                                     will be in addition to the distributions of interest,
                                     if any, made to such holders from the Available
                                     Distribution Amount on each Distribution Date.

                                     If and to the extent collected, Additional Interest
                                     will be distributed, pro rata (based on their
                                     respective initial Certificate Balances), among all
                                     the Classes of Sequential Pay Certificates. There can
                                     be no assurance as to what extent Additional Interest
                                     will be collected on the ARD Loans, if at all.

P&I ADVANCES.......................  Subject to a recoverability determination, as described herein, and further subject to the reduced
                                     advancing obligations in respect of certain Required
                                     Appraisal Loans (as defined herein) and certain
                                     Mortgage Loans as to which the Monthly Payment has
                                     been reduced as part of a modification or otherwise,
                                     the Master Servicer will be required to make advances
                                     (each, a "P&I Advance") with respect to each
                                     Distribution Date in an amount that is generally equal
                                     to the aggregate of all Scheduled Payments (other than
                                     Balloon Payments) and any Assumed Scheduled Payments,
                                     net of related Master Servicing Fees and, if
                                     applicable, any related Workout Fees (each as defined
                                     herein), due or deemed due, as the case may be, on or
                                     in respect of the Mortgage Loans on their respective
                                     Due Dates during the related Collection Period, in
                                     each case to the extent that such amount was not paid
                                     by or on behalf of the related borrower or otherwise
                                     collected as of the close of business on the last day
                                     of the related Collection Period. Pursuant to the
                                     terms of the Pooling and Servicing Agreement, if the
                                     Master Servicer fails to make a required P&I Advance,
                                     the Trustee shall then be obligated to make such P&I
                                     Advance, and if the Trustee fails to make a required
                                     P&I Advance, the Fiscal Agent will then be obligated
                                     to make such P&I Advance, in each case subject to a
                                     recoverability determination, as described herein. No
                                     default by the Trustee will be deemed to have occurred
                                     if the Fiscal Agent makes such P&I Advance in a timely
                                     manner, as set forth in the Pooling and Servicing
                                     Agreement.

                                     As more fully described herein, the Master Servicer
                                     (or the Trustee or Fiscal Agent, as applicable) will
                                     be entitled to interest on any P&I Advance made by it,
                                     and each of the Master Servicer, the Special Servicer,
                                     the Trustee and the Fiscal Agent will be entitled to
                                     interest on certain reimbursable servicing expenses
                                     incurred by any of them. Such interest will accrue
                                     from the date any such P&I Advance is made or such
                                     servicing expense is incurred at a rate per annum
                                     equal to the "prime rate" published in the "Money
                                     Rates" section of The Wall Street Journal, as such
                                     "prime rate" may change from time to time (the
                                     "Reimbursement Rate"); and such interest will be
                                     compounded annually and will be paid, contemporane-
                                     ously with the reimbursement of such P&I Advance or
                                     servicing expense, out of general collections on the
                                     Mortgage Pool then on deposit in the Custodial
                                     Account. See "Description of the Certificates--P&I
                                     Advances" and "Servicing of the Mortgage
                                     Loans--Custodial Account" herein.

COMPENSATING INTEREST PAYMENTS.....  The Master Servicer is required to make a non-reimbursable payment (a "Compensating Interest
                                     Payment") with respect to each Distribution Date to
                                     cover any Prepayment Interest Shortfalls incurred
                                     during such Collection Period in an amount equal to
                                     the lesser of (a) the aggregate of all Prepayment

                                     Interest Shortfalls experienced during the related
                                     Collection Period and (b) the sum of (i) the aggregate
                                     of its Master Servicing Fees for such Collection
                                     Period (but only to the extent of that portion thereof
                                     calculated at a rate of 0.04% per annum with respect
                                     to each and every Mortgage Loan) and (ii) all of its
                                     other servicing compensation for such Collection
                                     Period. A "Prepayment Interest Shortfall" is a
                                     shortfall in the collection of a full month's interest
                                     (net of the related Servicing Fees and, if applicable,
                                     Additional Interest and without regard to any
                                     Prepayment Premium or Yield Maintenance Charge
                                     collected) on any Mortgage Loan by reason of a full or
                                     partial principal prepayment made prior to its Due
                                     Date in any Collection Period. The "Net Aggregate
                                     Prepayment Interest Shortfall" for any Distribution
                                     Date will be the amount, if any, by which (a) the
                                     aggregate of any Prepayment Interest Shortfalls
                                     incurred during the related Collection Period exceeds
                                     (b) any Compensating Interest Payment made by the
                                     Master Servicer with respect to such Distribution
                                     Date. See "Servicing of the Mortgage Loans--Servicing
                                     and Other Compensation and Payment of Expenses" and
                                     "Description of the Certificates
                                     --Distributions--Distributable Certificate Interest"
                                     herein.

SUBORDINATION; ALLOCATION OF LOSSES
  AND CERTAIN EXPENSES.............  The rights of holders of the Class B, Class C, Class
                                     D, Class E and Private Certificates (collectively, the
                                     "Subordinate Certificates"), to receive distributions
                                     of amounts collected or advanced on the Mortgage Loans
                                     will, in each case, be subordinated, to the extent
                                     described herein, to the rights of holders of the
                                     Class A and Class IO Certificates (collectively, the
                                     "Senior Certificates") and each other such Class of
                                     Subordinate Certificates, if any, with an earlier
                                     alphabetical Class designation. This subordination is
                                     intended to enhance the likelihood of timely receipt
                                     by the holders of the Senior Certificates of the full
                                     amount of Distributable Certificate Interest payable
                                     in respect of such Classes of Certificates on each
                                     Distribution Date, and the ultimate receipt by the
                                     holders of each Class of the Class A Certificates of
                                     principal equal to the entire related Certificate
                                     Balance. Similarly, but to decreasing degrees, this
                                     subordination is also intended to enhance the
                                     likelihood of timely receipt by the holders of the
                                     Class B, Class C, Class D and Class E Certificates of
                                     the full amount of Distributable Certificate Interest
                                     payable in respect of such Classes of Certificates on
                                     each Distribution Date, and the ultimate receipt by
                                     the holders of the Class B, Class C, Class D and Class
                                     E Certificates of principal equal to the entire
                                     related Certificate Balance. The protection afforded
                                     to the holders of the Offered Certificates by means of
                                     the subordination referred to above will be
                                     accomplished by (i) the application of the Available
                                     Distribution Amount on each Distribution Date in the
                                     order described above in this Summary under
                                     "--Description of the

                                     Certificates--Distributions" and (ii) by the
                                     allocation of Realized Losses and Additional Trust
                                     Fund Expenses as described below. No other form of
                                     credit support will be available for the benefit of
                                     the holders of the Offered Certificates.

                                     On each Distribution Date, following all distributions
                                     on the Certificates to be made on such date, the
                                     aggregate of all Realized Losses and Additional Trust
                                     Fund Expenses that have been incurred since the
                                     Cut-off Date through the end of the related Collection
                                     Period and that have not previously been so allocated
                                     will be allocated, subject to the limitations
                                     described herein, first to the Private Certificates
                                     (other than the Residual Interest Certificates) in the
                                     order described herein, and then to the Class E, Class
                                     D, Class C and Class B Certificates, in that order,
                                     until the Certificate Balance of each such Class has
                                     been reduced to zero. Thereafter any additional
                                     Realized Losses and Additional Trust Fund Expenses
                                     will be allocated, subject to the limitations
                                     described herein, to the Class A-1, Class A-2 and
                                     Class A-3 Certificates, pro rata, in proportion to
                                     their outstanding Certificate Balances (in each such
                                     case, in reduction of the related Certificate
                                     Balance). See "Description of the
                                     Certificates--Subordination; Allocation of Losses and
                                     Certain Expenses" herein.

                                     Any Realized Loss or Additional Trust Fund Expenses
                                     allocated in reduction of the Certificate Balance of
                                     any Class of Sequential Pay Certificates will result
                                     in a corresponding reduction in the notional amount of
                                     the related Class IO Component.

TREATMENT OF REO PROPERTIES........  In the event that a Mortgaged Property is acquired on behalf of the Certificateholders through foreclosure,
                                     deed in lieu of foreclosure or otherwise (upon
                                     acquisition, an "REO Property"), the related Mortgage
                                     Loan will be treated, for purposes of determining (i)
                                     distributions on the Certificates, (ii) allocations of
                                     Realized Losses and Additional Trust Fund Expenses to
                                     the Certificates and (iii) the amount of fees payable
                                     to the Trustee, the Master Servicer and the Special
                                     Servicer under the Pooling and Servicing Agreement, as
                                     having remained outstanding until such REO Property is
                                     liquidated. In connection therewith, operating
                                     revenues and other proceeds derived from such REO
                                     Property (net of related operating costs, including
                                     certain reimbursements payable to the Master Servicer
                                     or the Special Servicer in connection with the
                                     operation and disposition of such REO Property) will
                                     be "applied" by the Master Servicer as principal,
                                     interest and other amounts that would have been "due"
                                     on such Mortgage Loan, and the Master Servicer (and,
                                     if necessary, the Trustee and Fiscal Agent) will be
                                     required to make P&I Advances in respect of such Mort-
                                     gage Loan, in all cases as if such Mortgage Loan had
                                     remained outstanding.

OPTIONAL TERMINATION...............  Each of the Depositor, the Master Servicer, the
                                     Special Servicer, the Underwriter and the Majority
                                     Subordinate Certificateholder (as defined herein) will
                                     have an option to purchase all of the Mortgage Loans
                                     and REO Properties, and thereby effect termination of
                                     the Trust Fund and early retirement of the then
                                     outstanding Certificates, on any Distribution Date on
                                     which the aggregate Stated Principal Balance of the
                                     Mortgage Pool is less than 1% of the Initial Pool
                                     Balance. See "Description of the
                                     Certificates--Termination" herein.

CERTAIN INVESTMENT
  CONSIDERATIONS...................  The yield to maturity of a Class A-1, Class A-2, Class
                                     A-3, Class B, Class C, Class D or Class E Certificate
                                     purchased at a discount or premium will be affected by
                                     the rate of prepayments and other unscheduled
                                     collections of principal on or in respect of the
                                     Mortgage Loans and the allocation thereof to reduce
                                     the principal balance of such Certificate. An investor
                                     should consider, in the case of any such Certificate
                                     purchased at a discount, the risk that a slower than
                                     anticipated rate of prepayments could result in a
                                     lower than anticipated yield and, in the case of any
                                     such Certificate purchased at a premium, the risk that
                                     a faster than anticipated rate of prepayments could
                                     result in a lower than anticipated yield. IN ADDITION,
                                     THE YIELD TO MATURITY OF THE CLASS IO CERTIFICATES
                                     WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF
                                     PRINCIPAL PAYMENTS (INCLUDING BY REASON OF
                                     PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE
                                     MORTGAGE LOANS, AND INVESTORS IN THE CLASS IO
                                     CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED
                                     RISKS, INCLUDING THE RISK THAT A RAPID RATE OF
                                     PREPAYMENTS AND/OR LIQUIDATIONS IN RESPECT OF THE
                                     MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH
                                     INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS.
                                     See "Yield and Maturity Considerations" herein and
                                     "Yield and Prepayment Considerations" in the
                                     Prospectus. The allocation to any Class of any
                                     Prepayment Premium or Yield Maintenance Charge may be
                                     insufficient to offset fully any adverse effects on
                                     the anticipated yield to maturity resulting from the
                                     corresponding principal prepayment. See "Description
                                     of Certificates-- Distributions--Allocation of
                                     Prepayment Premiums and Yield Maintenance Charges"
                                     herein.

                                     In addition, insofar as an investor's initial
                                     investment in any Offered Certificate is returned in
                                     the form of payments of principal thereon, there can
                                     be no assurance that such amounts can be reinvested in
                                     comparable alternative investments with comparable
                                     yields. Because borrowers would have an incentive to
                                     prepay their Mortgage Loans when, in any particular
                                     case, prevailing market interest rates are below the
                                     related Mortgage Rate, the rate of prepayments on the
                                     Mortgage Loans is likely to be inversely related to
                                     the level of prevailing market interest rates (and,
                                     presumably, to the yields on comparable alternative
                                     investments).

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.....................  Three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect
                                     to the Trust Fund for federal income tax purposes,
                                     with the resulting REMICs being herein referred to as
                                     "REMIC I," "REMIC II" and "REMIC III". The assets of
                                     REMIC I will consist of the Mortgage Loans, any REO
                                     Properties acquired on behalf of the
                                     Certificateholders and funds deposited from time to
                                     time in the Custodial Account, the Collection Account
                                     and any REO Account (each as defined herein),
                                     exclusive of any Additional Interest on the ARD Loans
                                     (see "Servicing of the Mortgage Loans--Custodial
                                     Account" and "Description of the
                                     Certificates--Collection Account" herein). For federal
                                     income tax purposes, (a) the separate noncertificated
                                     regular interests in REMIC I will be the "regular
                                     interests" in REMIC I and will constitute the assets
                                     of REMIC II, (b) the Class R-I Certificates will be
                                     the sole class of "residual interests" in REMIC I, (c)
                                     the separate noncertificated regular interests in
                                     REMIC II will be the "regular interests" in REMIC II
                                     and will constitute the assets of REMIC III, (d) the
                                     Class R-II Certificates will be sole class of
                                     "residual interests" in REMIC II, (e) the Regular
                                     Interest Certificates will evidence ownership of the
                                     "regular interests" in REMIC III (with each Class IO
                                     Component constituting a separate "regular interest"),
                                     which generally will be treated as debt instruments of
                                     REMIC III, and (f) the Class R-III Certificates will
                                     be the sole class of "residual interests" in REMIC
                                     III. The Sequential Pay Certificates will also
                                     represent pro rata (based on their respective initial
                                     Certificate Balances) undivided beneficial interests
                                     in the portion of the Trust Fund consisting of any
                                     Additional Interest collected on the ARD Loans, and
                                     such portion will be treated as part of a grantor
                                     trust for federal income tax purposes.

                                     The Class       , Class       and Class
                                     Certificates will not, and the Class IO and Class
                                           Certificates will, be treated as having been
                                     issued with original issue discount for federal income
                                     tax reporting purposes. The prepayment assumption that
                                     will be used for purposes of computing the accrual of
                                     original issue discount, market discount and premium,
                                     if any, for federal income tax purposes will be that
                                     the Mortgage Loans will not prepay (that is, a CPR of
                                     0%), except that it is assumed that the ARD Loans pay
                                     their respective outstanding principal balances on
                                     their related Anticipated Repayment Dates. However, no
                                     representation is made that the Mortgage Loans will
                                     prepay at that rate or at any other rate.

                                     The Offered Certificates will be treated as "real
                                     estate assets" within the meaning of Section
                                     856(c)(5)(A) of the Code. In addition, interest
                                     (including original issue discount) on the Offered
                                     Certificates will be interest described in Section

                                     856(c)(3)(B) of the Code. However, the Offered
                                     Certificates will generally only be considered assets
                                     described in Section 7701(a)(19)(C) of the Code to the
                                     extent that the Mortgage Loans are secured by
                                     residential property and, accordingly, an investment
                                     in the Offered Certificates may not be suitable for
                                     certain thrift institutions.

                                     For further information regarding the federal income
                                     tax consequences of investing in the Offered
                                     Certificates, see "Certain Federal Income Tax
                                     Consequences" herein and "Federal Income Tax
                                     Considerations" in the Prospectus.

ERISA CONSIDERATIONS...............  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee
                                     Retirement Income Security Act of 1974, as amended
                                     ("ERISA"), or Section 4975 of the Code (a "Plan")
                                     should review carefully with its legal advisors
                                     whether the purchase or holding of Offered Certifi-
                                     cates could give rise to a transaction that is
                                     prohibited or is not otherwise permitted either under
                                     ERISA or Section 4975 of the Code or whether there
                                     exists any statutory or administrative exemption
                                     applicable to an investment therein.

                                     The Underwriter has received from the U.S. Department
                                     of Labor (the "DOL") an individual exemption,
                                     Prohibited Transaction Exemption 91-14, which
                                     generally exempts from the application of certain of
                                     the prohibited transaction provisions of Sections
                                     406(a) and (b) and 407(a) of ERISA and the excise
                                     taxes imposed on such prohibited transactions by
                                     Section 4975(a) and (b) of the Code, transactions
                                     relating to the purchase, sale and holding of
                                     pass-through certificates underwritten by the
                                     Underwriter provided that certain conditions are
                                     satisfied.

                                     The Depositor expects that the Prohibited Transaction
                                     Exemption will generally apply to the Senior
                                     Certificates, but it will not apply to the other
                                     Classes of Offered Certificates. ACCORDINGLY, EXCEPT
                                     AS DESCRIBED HEREIN, THE CLASS B, CLASS C, CLASS D AND
                                     CLASS E CERTIFICATES SHOULD NOT BE ACQUIRED BY A PLAN
                                     OR ANY INVESTOR HOLDING ASSETS OF A PLAN. PURCHASERS
                                     USING INSURANCE COMPANY GENERAL ACCOUNT FUNDS TO
                                     EFFECT SUCH PURCHASE SHOULD CONSIDER THE AVAILABILITY
                                     OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (60
                                     FED. REG. 35925, JULY 12, 1995) ISSUED BY THE DOL. See
                                     "ERISA Considerations" herein and in the Prospectus.

RATINGS............................  It is a condition of their issuance that the Offered
                                     Certificates receive the ratings from each of Moody's
                                     Investors Service, Inc. ("Moody's") and Duff & Phelps
                                     Credit Rating Co. ("DCR" and, together with Moody's,
                                     the "Rating Agencies") set forth on the cover page of
                                     this Prospectus Supplement. The ratings on the Offered
                                     Certificates address the likelihood of the timely
                                     receipt by holders thereof of all distributions of
                                     interest to which they are entitled and, except in the
                                     case of the Class IO

                                     Certificates, distributions of principal by the Rated
                                     Final Distribution Date set forth on the cover page of
                                     this Prospectus Supplement. A security rating is not a
                                     recommendation to buy, sell or hold securities and may
                                     be subject to revision or withdrawal at any time by
                                     the assigning rating organization. A security rating
                                     does not represent any assessment of (i) the
                                     likelihood or frequency of principal prepayments or
                                     default interest on the Mortgage Loans, (ii) the
                                     degree to which such prepayments might differ from
                                     those originally anticipated or (iii) whether and to
                                     what extent Additional Interest, Prepayment Premiums
                                     and Yield Maintenance Charges will be received. Also,
                                     a security rating does not represent any assessment of
                                     the yield to maturity that investors may experience or
                                     the possibility that the holders of the Class IO
                                     Certificates might not fully recover their investment
                                     in the event of rapid prepayments of the Mortgage
                                     Loans (including both voluntary and involuntary
                                     prepayments). Therefore, such security rating
                                     addresses credit risk and not the risk of prepayment.
                                     As described herein, the amounts payable with respect
                                     to the Class IO Certificates consist only of interest.
                                     Each Class IO Component's notional amount upon which
                                     interest is calculated will be permanently reduced by
                                     the allocation of Realized Losses and the distribution
                                     of prepayments, whether voluntary or involuntary, to
                                     or in respect of the corresponding Class of Sequential
                                     Pay Certificates. The rating does not address the
                                     timing or magnitude of reductions of the notional
                                     amounts of the Class IO Components, but only the
                                     obligation to pay interest timely on each such
                                     notional amount as reduced from time to time.
                                     Accordingly, the ratings of the Class IO Certificates
                                     should be evaluated independently from similar ratings
                                     on other types of securities. See "Ratings" herein and
                                     "Risk Factors--Limited Nature of Rating" in the
                                     Prospectus.

LEGAL INVESTMENT...................  Upon initial issuance, the Class A, Class B and Class
                                     IO Certificates will constitute "mortgage related
                                     securities" pursuant to the Secondary Mortgage Market
                                     Enhancement Act of 1984, as amended ("SMMEA"). All
                                     other Offered Certificates (the "Non-SMMEA
                                     Certificates") will not constitute "mortgage related
                                     securities" for purposes of SMMEA. As a result, the
                                     appropriate characterization of the Non-SMMEA Certifi-
                                     cates under various legal investment restrictions, and
                                     thus the ability of investors subject to these
                                     restrictions to purchase the Non-SMMEA Certificates of
                                     any Class, may be subject to significant
                                     interpretative uncertainties. In addition,
                                     institutions whose investment activities are subject
                                     to review by federal or state regulatory authorities
                                     may be or may become subject to restrictions on the
                                     investment by such institutions in certain forms of
                                     mortgage backed securities. Investors should consult
                                     their own legal advisors to determine whether and to
                                     what extent the Offered Certificates constitute legal
                                     investments for them. See "Legal Investment" herein
                                     and in the Prospectus.

                                  RISK FACTORS

    Prospective purchasers of the Offered Certificates of any Class should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

    LIMITED LIQUIDITY. There is currently no secondary market for the Offered Certificates. While the Underwriter currently intends to make a secondary market in the Offered Certificates, it is not under any obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of the Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence, for example, interests solely in single-family mortgage loans. The Certificates will not be listed on any securities exchange. See "Risk Factors--Limited Liquidity" in the Prospectus.

    CERTAIN YIELD AND MATURITY CONSIDERATIONS. The yield on the Class IO Certificates and any other Classes of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments applied or otherwise resulting in reduction of the Certificate Balance of such Class of Certificates (or, in the case of the Class IO Certificates, the notional amount of any Class IO Component), which in turn will be affected by
(i) the rate and timing of principal payments and collections on the Mortgage Loans, particularly unscheduled payments or collections in the form of voluntary prepayments of principal or unscheduled recoveries of principal due to defaults, casualties or condemnations whether before or after the scheduled maturity date of the related Mortgage Loans, and (ii) the order of priority of distributions of principal in respect of the Sequential Pay Certificates. The rate and timing of unscheduled payments and collections of principal on the Mortgage Loans is impossible to accurately predict and will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates, restrictions on voluntary prepayments contained in the Mortgage Notes, the availability of mortgage credit and other economic, demographic, geographic, tax and legal factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, borrowers under the Mortgage Loans will have an increased incentive to prepay. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in reduction of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates, in that order (unless the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero), in each such case until the related Certificate Balance thereof is reduced to zero, and will thereafter be distributable in its entirety in respect of each remaining Class of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, until the related Certificate Balance of each such Class is, in turn, reduced to zero. See "Description of the Certificates--Distributions--Application of the Available Distribution Amount" herein. Accordingly, the actual rate of principal payments on the Mortgage Loans may have different effects on the yields of the respective Classes of Offered Certificates. Any payment in reduction of the Certificate Balance of a Class of Sequential Pay Certificates will also result in a corresponding reduction in the notional amount of the related Class IO Component. Thus, the yield on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, and the more rapidly the notional amount of any Class IO Component is reduced, the greater will be the negative effect on the yield on such Certificates, to the extent such effect is not offset by distributions of a portion of any applicable Prepayment Premiums or Yield Maintenance Charges to the holders thereof, as described under "Description of the Certificates--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" herein. In addition, the Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in the event of involuntary prepayments resulting from casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions of the Mortgage Loans providing for the payment of a Prepayment Premium or Yield Maintenance Charge is unclear. Thus, in the event of a liquidation of a Mortgage Loan following a default, the liquidation proceeds may be insufficient to cover any Prepayment Premium or Yield Maintenance Charge, together with all principal, interest and other sums that may be due and owing in respect of such Mortgage Loan, and the obligation to pay such Prepayment Premium or Yield Maintenance Charge under those circumstances may be unenforceable. No Prepayment Premium or Yield Maintenance Charge will be payable in connection with any repurchase of a Mortgage Loan for a material breach of representation or warranty or the failure to deliver material Mortgage Loan documents, nor will any Prepayment Premium or Yield Maintenance Charge be payable in connection with the purchase of all the Mortgage Loans and any REO Properties by the Depositor, the Underwriter, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder in connection with the termination of the Trust Fund. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination" herein. ACCORDINGLY, PROSPECTIVE INVESTORS IN THE CLASS IO CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS.

    The yield on any Offered Certificate also will be affected by the rate and timing of losses attributable to defaults on the Mortgage Loans, the severity of such losses and the extent to which such losses and related expenses are applied in reduction of the actual or notional principal amount of such Certificate or otherwise reduce the amount of funds available for distribution to the holder of such Certificate. To the extent described herein, the Private Certificates are subordinate in right and time of payment to the Offered Certificates and will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B, Class C, Class D and Class E Certificates are subordinate in right and time of payment to the Senior Certificates and will bear such shortfalls and losses prior to the Senior Certificates, in reverse alphabetical order of Class designation. The Class A-1, Class A-2 and Class A-3 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans PRO RATA, in proportion to their respective outstanding Certificate Balances. However, until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, (i) the Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and (ii) the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. As a result, the shortfalls and losses allocated to the Class A-1, Class A-2 and Class A-3 Certificates will, depending on the timing of such shortfalls and losses, have a greater effect on the Class A-3 Certificates than on the Class A-1 and Class A-2 Certificates and a greater effect on the Class A-2 Certificates than on the Class A-1 Certificates. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the corresponding Class IO Component. See "Description of the Certificates--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" and "Yield and Maturity Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

    The Pass-Through Rate applicable to each Class IO Component will be variable and will be equal to the Weighted Average Net Mortgage Rate from time to time minus the Pass-Through Rate on the Class of Sequential Pay Certificates related to such Class IO Component. Accordingly, the Pass-Through Rate applicable to each such Class IO Component and, correspondingly, the yield on the Class IO Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations. See "Description of the Certificates--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" and "Yield and Maturity Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

    POTENTIAL CONFLICTS OF INTEREST. Subject to certain conditions described herein, the Pooling and Servicing Agreement will permit the holder (or holders) of the majority of the Voting Rights (as defined herein) allocated to the Controlling Class of Sequential Pay Certificates (that is, the Class of Sequential Pay Certificates that bears the latest alphabetical Class designation and that has a Certificate Balance that is greater than 25% of its original Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the then outstanding Class of Sequential Pay Certificates with the latest alphabetical Class designation)) to replace the Special Servicer or any successor thereafter appointed and to select the Controlling Class Representative from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein. The replacement Special Servicer may be a Certificateholder of such Class or an affiliate of any such Certificateholder. As described herein, any such Special Servicer will have considerable latitude in determining to liquidate or modify defaulted Mortgage Loans. In addition, the Special Servicer will perform certain servicing functions with respect to the Mortgage Loans, pursuant to the Pooling and Servicing Agreement. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein. It is contemplated that the initial Special Servicer or an affiliate thereof may purchase some or all of the Certificates of one or more Classes of Private Certificates, including the initial Controlling Class of Sequential Pay Certificates, and the Special Servicer or an affiliate thereof is not prohibited from purchasing the Certificates of any other Class. Although the Special Servicer will be obligated to observe the terms of the Pooling and Servicing Agreement and will be governed by the servicing standard described herein, it may, especially if it is itself a Certificateholder, have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of Offered Certificates. For instance, a Special Servicer that is a Certificateholder could seek to mitigate the potential for loss to its Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, such action could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. In connection with the servicing of the Specially Serviced Mortgage Loans, the Special Servicer may, at the direction of the Controlling Class Representative, take actions with respect to such Specially Serviced Mortgage Loans that could adversely affect the holders of some or all of the Classes of Offered Certificates. It is possible that the Controlling Class Representative may direct the Special Servicer to take actions which conflict with the interests of the holders of certain Classes of Offered Certificates.

    BOOK-ENTRY REGISTRATION. The Offered Certificates of each Class thereof will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Offered Certificates are issued, the Certificate Owners with respect to each Class of Offered Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its Participants. In addition, the access of Certificate Owners to information regarding the Offered Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to Participants, and directly and indirectly through the Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Offered Certificates when in the form of global certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Offered Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration" herein and "Description of the Securities--Book-Entry Registration" in the Prospectus.

THE MORTGAGE LOANS

    RISKS OF LENDING ON INCOME-PRODUCING PROPERTIES. The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Lending on the security of income-producing property typically involves larger loans than single-family lending. In addition, and unlike loans made on the security of single family residences, repayment of loans made on the security of income-producing real property depends upon the ability of the related real estate project (i) to generate income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weakness in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and, in the case of Mortgaged Properties that are retail, industrial/ warehouse or office properties, the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants. If leases are not renewed or replaced, if tenants default and/or if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

    In addition, particular types of income properties are exposed to particular risks. For instance, office properties may require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Also, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers). Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.

    In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor at its store, notwithstanding its continued payment of rent after "going dark", can have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases.

    Mortgage Loans secured by liens on residential health care facilities pose risks not associated with loans secured by liens on other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained or that the related Mortgaged Property would be adaptable to other uses. To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

    Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. The successful operation of a hotel with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under any franchise license agreement. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure). See "Risk Factors--Certain Mortgage Loans and Mortgaged Property; Obligor Default" in the Prospectus.

    RISKS PARTICULAR TO RETAIL PROPERTIES. In addition to risks generally associated with income-producing real estate, retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail and video shopping networks which reduce the need for retail space by retail companies), the quality and philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the public perception of the safety of customers at shopping malls and shopping centers, and the need to make major repairs or improvements to satisfy the needs of major tenants.

    Retail properties also are directly affected by the strength of retail sales generally. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount retailing and mail order merchandisers. If the sales by tenants in the Mortgaged Properties that contain retail space were to decline, the rents that are based on a percentage of revenues may decline and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons), notwithstanding its continued payment of rent after "going dark". Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers. For several Mortgage Loans, the land and improvements utilized by an anchor or other tenant are not subject to the related Mortgage.

    RISKS PARTICULAR TO MULTIFAMILY PROPERTIES. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of the neighborhood in which a multifamily rental property is located may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of such properties.

    RISKS PARTICULAR TO OFFICE PROPERTIES. In addition to risks generally associated with income-producing real estate, mortgage loans secured by office properties are also affected significantly by adverse changes in population and employment growth (which generally creates demand for office space), local competitive conditions (such as the supply of office space or the existence or construction of new competitive office buildings), the quality and philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the attractiveness of the surrounding neighborhood, and the need to make major repairs or improvements to satisfy the needs of major tenants. Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus noncompetitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. Such decline may result in one or more significant tenants ceasing operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenants, such tenants' general cessation of business activities or for other reasons). The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

    PROPERTY LOCATION AND CONDITION. The location and construction quality of a particular building may affect the occupancy level, the rents that may be charged and/or the performance of the occupants' businesses. The characteristics of an area or neighborhood in which a Mortgaged Property is located may change over time or in relation to competing facilities. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the management company does not schedule and perform adequate maintenance in a timely fashion. The borrowers are generally required to keep the Mortgaged Properties in good repair. In addition, all the Mortgaged Properties have been inspected within the last 18 months and, as of the date of such inspection, show no material maintenance deficiencies. Although the Master Servicer or the Special Servicer, as applicable, will be required to inspect the Mortgaged Properties at least once every year, there can be no assurance that such inspections will detect damage or prevent a default. See "Description of the Mortgage Pool--Assessments of Property Condition" herein.

    COMPETITION. Other comparable multifamily/commercial properties located in the same areas compete with the Mortgaged Properties to attract residents, retail sellers, tenants, customers and/or guests. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower competes with all lessors and developers of comparable types of real estate in the area in which the related Mortgaged Property is located. Such lessors or developers could have lower rents, lower operating costs, more favorable locations or better facilities. While a borrower may renovate, refurbish or expand the related Mortgaged Property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risks. Increased competition could adversely affect income from and the market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

    CHANGES IN LAWS. Increases in income, service or other taxes (other than real estate taxes) in respect of a Mortgaged Property generally are not passed through to tenants under leases and may adversely affect the related borrower's funds from operations. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which could adversely affect the borrowers' funds from operations. See "--Environmental Law Considerations" herein.

    UNINSURED LOSS; SUFFICIENCY OF INSURANCE. All the borrowers are required to maintain various types of casualty insurance with respect to the Mortgaged Properties. See "Servicing of the Mortgage Loans-- Maintenance of Insurance" herein. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Should an uninsured loss occur, a borrower could lose both its investment in and its anticipated profits and cash flow from its Mortgaged Property, which would adversely affect the borrower's ability to make payments under its Mortgage Loan. In addition, there is a possibility of casualty losses with respect to the Mortgaged Property for which Insurance Proceeds may not be adequate. There can be no assurance that any loss incurred will not exceed the limits of policies obtained. In addition, although the Mortgage Loan Seller required that probable or bounded maximum loss studies be conducted for all of the 21 Mortgaged Properties located in the State of California, earthquake insurance is generally not required to be maintained by a borrower, even in respect of Mortgaged Properties located in California. See "Description of the Mortgage Pool-- Certain Terms and Conditions of the Mortgage Loans--Earthquake Analyses" herein.

    GEOGRAPHIC CONCENTRATION. Repayments by the borrowers and the market value of the Mortgaged Properties could be affected by economic conditions in regions where the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature (which may result in uninsured losses) and other factors particular to the locales of the respective Mortgaged Properties.

    The Mortgaged Properties are located in 36 states. However, 37 of the Mortgaged Properties, representing security for 10.2% of the Initial Pool Balance, are located in Texas; 31 of the Mortgaged Properties, representing security for 9.4% of the Initial Pool Balance are located in Florida; 19 of the Mortgaged Properties, representing security for 8.4% of the Initial Pool Balance, are located in New York; 21 of the Mortgaged Properties, representing security for 8.0% of the Initial Pool Balance, are located in California; seven of the Mortgaged Properties, representing security for 5.7% of the Initial Pool Balance are located in Maryland; and nine of the Mortgaged Properties, representing security for 5.7% of the Initial Pool Balance, are located in Pennsylvania.

    The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. To the extent that a decline occurs in general economic or other relevant conditions in states or regions in which Mortgaged Properties securing significant portions of the aggregate unpaid principal balance of the Mortgage Pool are located, resulting in a decrease in the consumer demand for commercial property and/or housing in the region, the income from and market value of such Mortgaged Properties may be adversely affected.

    HIGHER THAN AVERAGE BALANCES. Certain groups of Cross-Collateralized Mortgage Loans (as defined herein) and several of the individual Mortgage Loans have Cut-off Date Balances that are substantially higher than the average Cut-off Date Balance. See Annex A hereto. In mortgage pools with concentrations of loans having larger-than-average balances, adverse circumstances relating to an individual loan or group of cross-collateralized loans (such as a default or the occurrence of a material casualty event with respect to a related mortgaged property) having a larger-than-average balance can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed.

    RISK OF CHANGES IN CONCENTRATIONS. If and as payments in respect of principal (including any voluntary principal prepayments and the principal portion of any Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal of the Sequential Pay Certificates is payable in sequential order, such Classes that have a lower sequential priority are relatively more likely to be exposed to any risks associated with changes in concentrations of loan or property characteristics.

    ZONING COMPLIANCE. Due to, among other reasons, changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses and/or structures. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto.

    NONRECOURSE MORTGAGE LOANS. The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the recourse provisions of Mortgage Loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the related Mortgaged Property.

    ENVIRONMENTAL LAW CONSIDERATIONS. Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. A "Phase I" environmental site assessment was performed at each of the Mortgaged Properties. See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" herein.

    The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" herein and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Matters" in the Prospectus.

    BALLOON PAYMENTS AND ANTICIPATED REPAYMENT DATES.  One hundred seventy-seven
(177) of the Mortgage Loans, representing 62.3% of the Initial Pool Balance, will have substantial payments (that is, Balloon Payments) due at their respective stated maturities, in each case unless the Mortgage Loan is previously prepaid. In addition, 61 of the Mortgage Loans, representing 30.1% of the Initial Pool Balance, are ARD Loans which will have substantial scheduled principal balances as of their respective Anticipated Repayment Dates, in each case unless the Mortgage Loan is previously prepaid. One hundred sixteen (116) of the Balloon Loans and 36 of the ARD Loans, representing in the aggregate 54.1% of the Initial Pool Balance, will have Balloon Payments due or Anticipated Repayment Dates scheduled, as the case may be, during the period from July 2007 through January 2008. Mortgage Loans with Balloon Payments involve a greater risk to the lender than fully amortizing loans, because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay an ARD Loan on the related Anticipated Repayment Date will depend on its ability to either refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors occurring at the time of attempted sale or refinancing, including the level of available mortgage rates, the fair market value of the property, the borrower's equity in the related property, the financial condition of the borrower and operating history of the property, tax laws, prevailing economic conditions and the availability of credit for multifamily or commercial properties, as the case may be. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" herein.

    In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement permits the Special Servicer to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" and "--The Controlling Class Representative" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

    RISK OF SUBORDINATED DEBT. To the Depositor's knowledge, only one of the Mortgaged Properties, representing security for a Mortgage Loan with a Cut-off Date Balance of $16,166,316, is encumbered by $1,674,675 of subordinated debt. The existence of subordinated debt encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans--Secondary Financing; Due-On-Encumbrance Provisions" in the Prospectus. In addition, in several cases, ownership interests in certain borrowers under the Mortgage Loans have been pledged to secure debt of the related principals.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

    The Mortgage Pool will consist of 261 Mortgage Loans, with an Initial Pool Balance of $1,775,167,073, which equals the aggregate Cut-off Date Balance of such Mortgage Loans. The Cut-off Date Balances of the Mortgage Loans range from $613,738 to $62,467,513, and the Mortgage Loans have an average Cut-off Date Balance of $6,801,406. FOR PURPOSES OF CALCULATIONS HEREIN, AS SHOWN ON ANNEX A HERETO, EACH OF THE MORTGAGE LOANS IS DEEMED TO BE SECURED BY ONE MORTGAGED PROPERTY, WHETHER OR NOT SUCH MORTGAGED PROPERTY IS COMPRISED OF MORE THAN ONE PARCEL. IN THE CASE OF MORTGAGE LOANS SECURED BY MULTIPLE MORTGAGED PROPERTIES LOCATED IN MORE THAN ONE STATE, SUCH MORTGAGED PROPERTIES ARE, FOR PURPOSES OF CALCULATIONS HEREIN, DEEMED TO BE LOCATED ONLY IN THE STATE OF THE MORTGAGED PROPERTY OR PROPERTIES HAVING THE HIGHEST APPRAISED VALUE. ALL NUMERICAL INFORMATION PROVIDED HEREIN WITH RESPECT TO THE MORTGAGE LOANS IS PROVIDED ON AN APPROXIMATE BASIS. ALL WEIGHTED AVERAGE INFORMATION PROVIDED HEREIN WITH RESPECT TO THE MORTGAGE LOANS REFLECTS WEIGHTING BY RELATED CUT-OFF DATE BALANCE. ALL PERCENTAGES OF THE MORTGAGE POOL, OR ANY SPECIFIED SUB-GROUP THEREOF, REFERRED TO HEREIN WITHOUT FURTHER DESCRIPTION ARE APPROXIMATE PERCENTAGES BY AGGREGATE CUT-OFF DATE BALANCE.

    Each of the Mortgage Loans is evidenced by a promissory note (each a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on the related borrower's fee simple estate (or, in the case of 12 Mortgage Loans, representing 4.3% of the Initial Pool Balance, on the related borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property").

    Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                                   NUMBER OF     PERCENTAGE OF
                                                                   MORTGAGE      INITIAL POOL
PROPERTY TYPE                                                        LOANS          BALANCE
---------------------------------------------------------------  -------------  ---------------
Retail.........................................................          103            44.8%
Multifamily....................................................           75            24.8%
Office.........................................................           50            16.3%
Hospitality....................................................            9             6.3%
Industrial/Warehouse...........................................           16             5.5%
Health Care....................................................            3             1.3%
Self Storage...................................................            3             0.6%
Mobile Home Park...............................................            1             0.2%
Parking Garage.................................................            1             0.1%

    The Mortgaged Properties are located throughout 36 states. Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the states with concentrations of Mortgage Loans above 5.0% (based on Cut-off Date Balance):

                                                                    NUMBER OF      PERCENTAGE OF
                                                                    MORTGAGE       INITIAL POOL
STATE                                                                 LOANS           BALANCE
---------------------------------------------------------------  ---------------  ---------------
Texas..........................................................            37             10.2%
Florida........................................................            31              9.4%
New York.......................................................            19              8.4%
California.....................................................            21              8.0%
Maryland.......................................................             7              5.7%
Pennsylvania...................................................             9              5.7%

    No Mortgage Loan or group of Mortgage Loans to one borrower or group of affiliated borrowers exceeds 3.52% of the Initial Pool Balance. See "--Additional Mortgage Loan Information."

    In the case of one Mortgage Loan, which represents 3.52% of the Initial Pool Balance, an affiliate of the Depositor and the Underwriter controls a general partner of the related borrower. In addition, an affiliate of the Depositor and the Underwriter is providing $24,500,000 of mezzanine financing to principals of the Mortgage Loan borrower. Upon a default under the mezzanine loan, the mezzanine lender could become the managing general partner of the Mortgage Loan borrower.

MORTGAGE LOAN HISTORY

    The Mortgage Loans will be acquired by the Depositor from the Mortgage Loan Seller, which either originated each Mortgage Loan or acquired it in connection with its commercial and multifamily mortgage loan conduit program. All of the Mortgage Loans were originated in 1997 or 1998.

    None of the Mortgage Loans was 30 days or more delinquent in respect of any scheduled payment of principal and interest as of the Cut-off Date, and no Mortgage Loan has been more than 30 days delinquent in respect of any scheduled payment of principal and interest during the 12 months preceding the Cut-off Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

    MORTGAGE RATES; CALCULATIONS OF INTEREST. All of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms, except that, after their respective Anticipated Repayment Dates, the ARD Loans will accrue interest at a higher rate per annum as described below. As used herein, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any ARD Loan after its Anticipated Repayment Date. See "--ARD Loans" below. Sixty-six (66) of the Mortgage Loans, representing 23.1% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis"), and 195 of the Mortgage Loans, representing 76.9% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed over a 360 day year (an "Actual/360 basis").

    DUE DATES. All of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments first become due) that occur on the first day of each month.

    ARD LOANS. Sixty-one (61) of the Mortgage Loans (the "ARD Loans"), representing 30.1% of the Initial Pool Balance, provide for changes in their payments and their accrual of interest if, in each such case, the particular Mortgage Loan is not paid in full by a specified date (the "Anticipated Repayment Date"). Each ARD Loan will bear interest at its related Mortgage Rate until its Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, each ARD Loan will bear interest at a fixed per annum rate (the "Revised Rate") generally equal to the greater of the related Mortgage Rate plus two or more percentage points and the then current applicable treasury rate plus two or more percentage points. The interest accrued at the excess of the Revised Rate over the Mortgage Rate (such interest, the "Additional Interest"; and such difference in rate, the "Additional Interest Rate") will be deferred until the principal of such Mortgage Loan is paid in full and, in some cases, may itself accrue interest at the Revised Rate. Non-payment of such Additional Interest will not constitute a default under such Mortgage Loan prior to the related maturity date. Prior to the Anticipated Repayment Date, borrowers under ARD Loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated account (the "Lockbox Account") controlled by the Master Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule), the related borrower generally will be required to apply all remaining monthly cash flow from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay principal on the Mortgage Loan until the Mortgage Loan is paid in full. As described below, ARD Loans generally permit the related borrower to prepay the Mortgage Loan without payment of a Prepayment Premium or Yield Maintenance Charge beginning three to six months prior to the Anticipated Repayment Date. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

    AMORTIZATION OF PRINCIPAL. One hundred seventy-seven (177) of the Mortgage Loans (the "Balloon Loans"), representing 62.3% of the Initial Pool Balance, provide for Monthly Payments based on amortization schedules significantly longer than their respective terms to maturity. Sixty-one (61) of the Mortgage Loans, representing 30.1% of the Initial Pool Balance, are ARD Loans. Twenty-three (23) of the Mortgage Loans, representing 7.6% of the Initial Pool Balance, are self-amortizing. See "Risk Factors-- Balloon Payments and Anticipated Repayment Dates" herein.

    PREPAYMENT PROVISIONS. As of the Cut-off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayments in one of the following ways: (i) 259 Mortgage Loans, representing 98.0% of the Initial Pool Balance, currently prohibit voluntary prepayments of principal for a period (a "Lockout Period") ending on a date specified in the related Mortgage Note and thereafter, in general, require that prepayments made for most of their respective terms to maturity be accompanied by a Prepayment Premium and/or Yield Maintenance Charge in excess of the amount prepaid and, in some cases, with respect to Defeasance Loans (as defined below), require the pledging of Defeasance Collateral (also as defined below); and (ii) two Mortgage Loans, representing 2.0% of the Initial Pool Balance, currently permit voluntary principal payments provided that the prepayment is accompanied by a Yield Maintenance Charge or a Prepayment Premium for most of their respective terms to maturity. With respect to the 69 Mortgage Loans which impose Yield Maintenance Charges, 68 of such Mortgage Loans (representing 21.6% of the Initial Pool Balance) provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate (as set forth in the related Mortgage Note), and one of such Mortgage Loans (representing 0.6% of the Initial Pool Balance) provides for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate plus 0.35%. See "-- Additional Mortgage Loan Information" herein. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed to the holders of the Offered Certificates as described herein under "Description of the Certificates--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges". Neither the Depositor nor the Underwriter makes any representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

    One hundred seventy-nine (179) of the Mortgage Loans (the "Defeasance Loans"), representing 71.5% of the Initial Pool Balance, provide that the holder of the Mortgage, following notice from the borrower that the borrower intends to prepay the Mortgage Loan as permitted by the related Mortgage Note, may require the borrower, in lieu of prepayment, to pledge to such holder "Defeasance Collateral" and thereupon obtain a release of the Mortgaged Property from the lien of the related Mortgage. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive Due Dates (including the scheduled maturity date), with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment (including, in the case of the scheduled maturity date, any Balloon Payment) due on such date. The Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer to require each borrower under a Defeasance Loan that proposes to prepay its Mortgage Loan to pledge instead Defeasance Collateral, but in each case subject to certain conditions, including
(i) that the defeasance would not have an adverse effect on the REMIC status of any of REMIC I, REMIC II or REMIC III (accordingly, no defeasance would be required prior to the second anniversary of the Closing Date) and (ii) receipt of confirmation from each Rating Agency that acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a qualification, downgrade or withdrawal of any rating then assigned by it to any Class of Certificates.

    Neither the Master Servicer nor the Special Servicer will be permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein.

    SECONDARY FINANCING. To the Depositor's knowledge, only one of the Mortgaged Properties, representing security for a Mortgage Loan with a Cut-off Date Balance of $16,166,316, is encumbered by subordinated debt in the amount of $1,674,675. All of the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the lender's consent prior to so encumbering such property. See "--Due-on-Sale and Due-on-Encumbrance Provisions" below.

    NONRECOURSE OBLIGATIONS. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse.

    "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. All of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, subject to the satisfaction of certain specified conditions, certain of the Mortgage Loans permit one or more transfers of the related Mortgaged Property. As provided in the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the Servicing Standard (as defined herein) whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. See "Risk Factors--Enforceability" in the Prospectus.

    CROSS-DEFAULT AND CROSS-COLLATERALIZATION OF CERTAIN MORTGAGE LOANS. Eleven separate sets of Mortgage Loans (the "Cross-Collateralized Mortgage Loans"), representing 1.8%, 1.2%, 1.1%, 0.8%, 0.8%, 0.6%, 0.3%, 0.3%, 0.3%, 0.1% and
0.1%, respectively, of the Initial Pool Balance, are, solely as among the Mortgage Loans in each such particular set, cross-collateralized and cross-defaulted with each other as indicated in Annex A. No Mortgage Loans are cross-collateralized or cross-defaulted with any loans which are not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a default with respect to any of such Cross-Collateralized Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

ASSESSMENTS OF PROPERTY CONDITION

    PROPERTY INSPECTIONS. All of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

    APPRAISALS. All of the Mortgaged Properties were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The primary purpose of each appraisal was to provide an opinion of the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value.

    ENVIRONMENTAL ASSESSMENTS. A "Phase I" environmental site assessment was performed with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. In each case where environmental assessments recommended remediation, the originator determined that the necessary remediation had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such remediation would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation. In two cases, such reserves exceeded $100,000.

    ENGINEERING ASSESSMENTS. In connection with the origination of each Mortgage Loan, a licensed engineer inspected the related Mortgaged Property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of the Mortgaged Properties. Generally, with respect to such Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

    EARTHQUAKE ANALYSES. An architectural and engineering consultant performed an analysis on all of the 21 Mortgaged Properties located in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable or bounded loss for the property in an earthquake scenario. The resulting reports, which were prepared not earlier than March 1997, concluded that in the event of an earthquake, only one of such Mortgaged Properties is likely to suffer a maximum probable or bounded loss in excess of 25% of the amount of the estimated replacement cost of the improvements. Such Mortgaged Property is covered by earthquake insurance in an amount at least equal to the outstanding principal balance of the related Mortgage Loan and is required to be covered by such insurance through the maturity date thereof.

ADDITIONAL MORTGAGE LOAN INFORMATION

    THE MORTGAGE POOL. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annex A hereto. Certain additional information regarding the Mortgage Loans is contained herein under "--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," and in the Prospectus under "Security for the Bonds and Certificates" and "Certain Legal Aspects of Mortgage Loans."

    Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For purposes of the tables and Annex A:

        (i) References to "DSC Ratio" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, supplied by the related borrower and, in the case of multifamily, retail, mobile home park, industrial/ warehouse, self storage and office properties (each a "Rental Property"), certified rent rolls (as applicable) supplied by the related borrower. In general, the Mortgage Loan Seller relied on full year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls (for all Rental Properties) that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties. References to "Cut-off Date DSC Ratio" are references to the DSC Ratio as of the Cut-off Date.

        In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

        In determining the "revenue" component of Net Cash Flow for each Rental Property, the Mortgage Loan Seller generally relied on the most recent rent roll (as applicable) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of the Mortgaged Properties securing certain anchored shopping centers and certain single tenant properties, space occupied by such anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the Mortgage Loan Seller's underwriting standards. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the applicable Mortgage Loan Seller generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates (with private occupancy rates within the then current market ranges and vacancy levels at a minimum of 5%). In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

        In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Seller generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 4% to 5% of effective gross revenue (except with respect to hospitality properties, where a minimum of 4% of gross receipts was assumed, and except with respect to the Mortgaged Properties securing certain single tenant properties, where fees as low as 2% of effective gross receipts were assumed), (c) assumptions generally were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were generally assumed to include annual replacement reserves equal to (1) in the case of retail, office and industrial/ warehouse properties, not less than $0.09 and not more than $0.47 per square foot net rentable commercial area, (2) in the case of multifamily properties, not less than $150 or more than $403 per residential unit per year, depending on the condition of the property, (3) in the case of hospitality properties, generally 4% of the gross revenues received by the property owner on an ongoing basis, (4) in the case of residential healthcare facilities, $257 to $350 per bed per year, (5) in the case of the mobile home parks, $35 per pad per year and (6) in the case of self storage facilities, not less than $0.10 or more than $0.20 per square foot per year. In addition, in some instances, the Mortgage Loan Seller recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Seller determined appropriate.

        THE BORROWERS' FINANCIAL INFORMATION USED TO DETERMINE NET CASH FLOW WAS IN MOST CASES UNAUDITED, AND NEITHER THE MORTGAGE LOAN SELLER NOR THE DEPOSITOR VERIFIED THEIR ACCURACY.

        (ii) References to "Cut-off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Seller.

        (iii) References to "Maturity Date LTV Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (prior to the payment of any Balloon Payment) to the appraised value of the Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller prior to the Cut-off Date.

        (iv) References to "Loan per Sq. Ft.," "Unit," "Bed," "Pad" or "Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park), hospitality property or healthcare facility, respectively, references to the Cut-off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/ warehouse, self storage or office property, references to the Cut-off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

        (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

        (vi) References to "weighted average" or "wtd. avg."are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

        (vii) References to "Underwriting Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Seller in determining Net Cash Flow.

        (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of the Master Servicing Fee Rate for such Mortgage Loan and the Trustee Fee Rate.

        (ix) References to "Original Amortization Term" represent, with respect to each Mortgage Loan, the number of months from origination to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule, without regard to any Balloon Payment, if any, due on such Mortgage Loan and assuming no prepayments of principal and no defaults.

        (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-off Date to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule, without regard to any Balloon Payment, if any, due on such Mortgage Loan and assuming no prepayments of principal and no defaults.

        (xi) References to "L(v)" represent, with respect to any Mortgage Loan, a period of v years during which prepayments of principal are prohibited. References to "I%(w)" represent, with respect to any Mortgage Loan, a period of w years during which prepayments of principal are permitted, but must be accompanied by a Prepayment Premium equal to I% of the principal prepaid. References to "YM1% (x)" represent, with respect to any Mortgage Loan, a period of x years during which prepayments of principal are permitted, but must be accompanied by an amount that constitutes the greater of a Yield Maintenance Charge and 1.0% of the principal prepaid. References to "YM (y)" represent, with respect to any Mortgage Loan, a period of y years during which prepayments of principal are permitted, but must be accompanied by an amount that constitutes a Yield Maintenance Charge. References to "O(z)" represent, with respect to any Mortgage Loan, a period of z years during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and no defeasance can be required. References to "< YMx%" represent, with respect to any Mortgage Loan, the lesser of (a) an amount that constitutes a Yield Maintenance Charge and (b) x% of the principal prepaid.

        (xii) References to "DEF" represent, with respect to each applicable Mortgage Loan, the right of the related holder of the Mortgage (i.e. the Master Servicer on behalf of the Trust Fund for the benefit of the Certificateholders) to require the related borrower, in lieu of prepayment, to pledge to such holder Defeasance Collateral during the period in which a Prepayment Premium or Yield Maintenance Charge is required.

        (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references to (A) in the case of multifamily properties and assisted living/congregate care facilities, the percentage of units rented, (B) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (C) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

        (xiv) References to "Remaining Term to Maturity" are references to the remaining term to maturity for each Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

        (xv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
    Loan).

        (xvi) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

        (xvii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment.

        (xviii) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions.

        (xix) References to "Original Interest-Only Period" are, with respect to any Mortgage Loan, references to the period following the related origination date during which Monthly Payments of interest only are required.

        (xx) References to "Remaining Interest-Only Period" are, with respect to any Mortgage Loan, references to the period following the Cut-off Date during which Monthly Payments of interest only are required.

    The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                            MORTGAGE LOANS BY STATE
                              (ALL MORTGAGE LOANS)

                                                                AGGREGATE      % BY AGGREGATE      AVERAGE       HIGHEST
                                                 NUMBER       CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE  CUT-OFF DATE
STATES                                          OF LOANS         BALANCE           BALANCE         BALANCE       BALANCE
--------------------------------------------  -------------  ---------------  -----------------  ------------  ------------
AL..........................................            5    $    21,399,669            1.2%     $  4,279,934  $  7,991,175
AR..........................................            2          9,471,056            0.5         4,735,528     6,481,655
AZ..........................................           11         61,516,077            3.5         5,592,371    10,389,298
CA..........................................           21        141,744,038            8.0         6,749,716    19,988,861
CO..........................................            5         18,103,606            1.0         3,620,721     6,569,962
CT..........................................           11         63,483,908            3.6         5,771,264    18,268,365
DE..........................................            1          9,483,391            0.5         9,483,391     9,483,391
FL..........................................           31        167,189,007            9.4         5,393,194    19,962,785
GA..........................................            9         50,605,849            2.9         5,622,872    13,698,851
IA..........................................            1          4,075,713            0.2         4,075,713     4,075,713
IL..........................................            4         50,645,660            2.9        12,661,415    20,360,654
IN..........................................            7         41,747,745            2.4         5,963,964    12,992,477
KS..........................................            3          8,747,551            0.5         2,915,850     3,307,992
KY..........................................            2          7,833,563            0.4         3,916,782     4,095,681
LA..........................................            1          1,998,192            0.1         1,998,192     1,998,192
MA..........................................            7         52,710,608            3.0         7,530,087    14,552,151
MD..........................................            7        101,794,854            5.7        14,542,122    62,467,513
MI..........................................            1          5,391,781            0.3         5,391,781     5,391,781
MN..........................................            4         24,274,852            1.4         6,068,713    11,433,232
MO..........................................            6         36,902,618            2.1         6,150,436    17,767,252
NC..........................................            4         37,046,126            2.1         9,261,532    11,986,547
NE..........................................            2          5,235,617            0.3         2,617,809     2,741,584
NJ..........................................            6         58,367,545            3.3         9,727,924    18,309,365
NV..........................................            6         70,323,370            4.0        11,720,562    16,086,751
NY..........................................           19        149,964,407            8.4         7,892,864    22,622,349
OH..........................................            6         69,858,309            3.9        11,643,051    41,975,309
OK..........................................            1          4,492,874            0.3         4,492,874     4,492,874
OR..........................................            2         11,242,128            0.6         5,621,064     6,994,419
PA..........................................            9        101,156,192            5.7        11,239,577    33,180,421
SC..........................................            8         25,250,954            1.4         3,156,369     4,444,963
TN..........................................            9         86,214,359            4.9         9,579,373    31,382,675
TX..........................................           37        181,336,173           10.2         4,900,978    19,227,633
UT..........................................            2         30,932,447            1.7        15,466,223    17,944,805
VA..........................................            5         19,105,712            1.1         3,821,142     7,741,368
WA..........................................            5         39,527,698            2.2         7,905,540    19,460,119
WV..........................................            1          5,993,427            0.3         5,993,427     5,993,427
                                                      ---    ---------------          -----      ------------  ------------
Total/Avg/Wtd. Avg./Min/Max:................          261    $ 1,775,167,073          100.0%     $  6,801,406  $ 62,467,513
                                                      ---    ---------------          -----      ------------  ------------
                                                      ---    ---------------          -----      ------------  ------------

                                                 WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
                                               CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
STATES                                           LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
--------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
AL..........................................          74.6%            79.6%            1.35x            1.25x           97.5%
AR..........................................          59.7             60.9             1.37             1.32            90.9
AZ..........................................          74.9             80.0             1.31             1.23            98.7
CA..........................................          73.0             79.9             1.33             1.20            96.8
CO..........................................          74.4             78.6             1.40             1.26            95.5
CT..........................................          70.6             76.5             1.31             1.24            91.7
DE..........................................          77.4             77.4             1.25             1.25            98.4
FL..........................................          74.2             80.0             1.35             1.20            95.4
GA..........................................          75.6             79.9             1.32             1.22            97.0
IA..........................................          74.8             74.8             1.28             1.28           100.0
IL..........................................          76.0             79.8             1.34             1.23            97.0
IN..........................................          76.1             79.3             1.33             1.25            96.2
KS..........................................          72.7             78.0             1.44             1.26            96.0
KY..........................................          74.8             77.4             1.27             1.24           100.0
LA..........................................          71.4             71.4             1.36             1.36            84.0
MA..........................................          72.0             79.5             1.36             1.25            93.9
MD..........................................          66.9             74.8             1.40             1.31            91.3
MI..........................................          80.0             80.0             1.35             1.35            99.3
MN..........................................          70.7             80.0             1.41             1.22            93.6
MO..........................................          73.8             79.9             1.28             1.22            97.2
NC..........................................          73.3             74.9             1.28             1.24            93.3
NE..........................................          73.1             78.8             1.28             1.21            93.9
NJ..........................................          72.8             80.0             1.31             1.19            97.8
NV..........................................          78.6             80.0             1.29             1.20            93.2
NY..........................................          71.4             79.9             1.35             1.23            97.6
OH..........................................          71.9             79.9             1.32             1.22            98.3
OK..........................................          66.1             66.1             1.72             1.72            96.3
OR..........................................          71.1             72.1             1.28             1.26            96.1
PA..........................................          75.3             80.0             1.27             1.21            95.9
SC..........................................          70.2             78.8             1.42             1.22            95.8
TN..........................................          70.1             79.8             1.43             1.20            98.4
TX..........................................          75.4             79.9             1.36             1.21            94.4
UT..........................................          72.7             74.8             1.54             1.49          --
VA..........................................          74.1             79.4             1.34             1.23            95.9
WA..........................................          73.6             75.0             1.29             1.23            97.4
WV..........................................          76.8             76.8             1.33             1.33           100.0
                                                       ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:................          73.2%            80.0%            1.34x            1.19x           95.7%
                                                       ---              ---              ---              ---           -----
                                                       ---              ---              ---              ---           -----

                                               WTD.AVG.
                                               MORTGAGE
STATES                                           RATE
--------------------------------------------  -----------
AL..........................................       7.569%
AR..........................................       7.797
AZ..........................................       7.711
CA..........................................       7.696
CO..........................................       8.204
CT..........................................       7.947
DE..........................................       7.650
FL..........................................       7.530
GA..........................................       7.621
IA..........................................       7.440
IL..........................................       7.514
IN..........................................       7.388
KS..........................................       7.387
KY..........................................       8.232
LA..........................................       7.990
MA..........................................       7.475
MD..........................................       7.692
MI..........................................       7.390
MN..........................................       7.522
MO..........................................       7.505
NC..........................................       7.456
NE..........................................       7.926
NJ..........................................       7.517
NV..........................................       7.092
NY..........................................       7.754
OH..........................................       7.263
OK..........................................       7.190
OR..........................................       7.265
PA..........................................       7.838
SC..........................................       7.488
TN..........................................       7.718
TX..........................................       7.580
UT..........................................       7.422
VA..........................................       7.438
WA..........................................       7.722
WV..........................................       7.770
                                                   -----
Total/Avg/Wtd. Avg./Min/Max:................       7.603%
                                                   -----
                                                   -----

------------------------
(1) Occupancy Rates were calculated without reference to hospitality properties.

                        MORTGAGE LOANS BY PROPERTY TYPE
                              (ALL MORTGAGE LOANS)

                                                              AGGREGATE      % BY AGGREGATE      AVERAGE       HIGHEST
                                               NUMBER       CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE  CUT-OFF DATE
PROPERTY TYPE                                 OF LOANS         BALANCE           BALANCE         BALANCE       BALANCE
------------------------------------------  -------------  ---------------  -----------------  ------------  ------------
Retail....................................          103    $   794,883,450           44.8%     $  7,717,315  $ 62,467,513
Multifamily...............................           75        440,621,293           24.8         5,874,951    33,180,421
Office....................................           50        289,905,060           16.3         5,798,101    31,382,675
Hotel.....................................            9        112,290,555            6.3        12,476,728    20,360,654
Industrial/W'hse..........................           16         97,954,817            5.5         6,122,176    17,735,508
Health Care...............................            3         23,216,532            1.3         7,738,844     9,740,102
Self Storage..............................            3         11,147,050            0.6         3,715,683     4,656,636
Mobile Home Park..........................            1          2,900,000            0.2         2,900,000     2,900,000
Parking Garage............................            1          2,248,317            0.1         2,248,317     2,248,317
                                                    ---    ---------------          -----      ------------  ------------
Total/Avg/Wtd. Avg./Min/Max:..............          261    $ 1,775,167,073          100.0%     $  6,801,406  $ 62,467,513
                                                    ---    ---------------          -----      ------------  ------------
                                                    ---    ---------------          -----      ------------  ------------

                                               WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
                                             CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
PROPERTY TYPE                                  LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
Retail....................................          73.0%            80.0%            1.33x            1.21x           96.0%
Multifamily...............................          76.9             80.0             1.31             1.19            94.4
Office....................................          70.4             78.8             1.34             1.24            96.6
Hotel.....................................          71.3             77.4             1.52             1.40          --
Industrial/W'hse..........................          68.5             80.0             1.39             1.28            98.3
Health Care...............................          75.7             79.6             1.46             1.37            94.2
Self Storage..............................          66.0             71.8             1.45             1.33            89.4
Mobile Home Park..........................          75.3             75.3             1.37             1.37            96.0
Parking Garage............................          72.5             72.5             1.36             1.36           100.0
                                                     ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:..............          73.2%            80.0%            1.34x            1.19x           95.7%
                                                     ---              ---              ---              ---           -----
                                                     ---              ---              ---              ---           -----

                                              WTD.AVG.
                                              MORTGAGE
PROPERTY TYPE                                   RATE
------------------------------------------  -------------
Retail....................................        7.683%
Multifamily...............................        7.416
Office....................................        7.674
Hotel.....................................        7.502
Industrial/W'hse..........................        7.704
Health Care...............................        7.492
Self Storage..............................        8.005
Mobile Home Park..........................        7.110
Parking Garage............................        7.460
                                                  -----
Total/Avg/Wtd. Avg./Min/Max:..............        7.603%
                                                  -----
                                                  -----

------------------------------
(1) Occupancy Rates were calculated without reference to hospitality properties.

                            CUT-OFF DATE DSC RATIOS
                              (ALL MORTGAGE LOANS)

                 RANGE OF                                     AGGREGATE      % BY AGGREGATE      AVERAGE       HIGHEST
               CUT-OFF DATE                    NUMBER       CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE  CUT-OFF DATE
              DSC RATIO (X)                   OF LOANS         BALANCE           BALANCE         BALANCE       BALANCE
------------------------------------------  -------------  ---------------  -----------------  ------------  ------------
1.19-1.24.................................           30    $   253,348,118           14.3%     $  8,444,937  $ 41,975,309
1.25-1.29.................................           55        474,128,073           26.7         8,620,510    33,180,421
1.30-1.34.................................           65        339,541,702           19.1         5,223,718    22,622,349
1.35-1.39.................................           45        293,146,523           16.5         6,514,367    62,467,513
1.40-1.44.................................           18        116,660,228            6.6         6,481,124    16,451,099
1.45-1.49.................................           20        140,360,211            7.9         7,018,011    20,360,654
1.50-1.54.................................            5         25,474,103            1.4         5,094,821     9,368,860
1.55-1.59.................................            6         45,793,000            2.6         7,632,167    17,944,805
1.60-1.64.................................            3         20,333,977            1.1         6,777,992    10,567,341
1.65-1.69.................................            3         16,709,147            0.9         5,569,716     8,723,040
1.70-1.74.................................            5         13,846,628            0.8         2,769,326     4,492,874
1.80-1.84.................................            2         23,262,611            1.3        11,631,305    18,940,051
1.90-1.94.................................            1          2,696,562            0.2         2,696,562     2,696,562
2.05-2.09.................................            2          8,122,183            0.5         4,061,092     4,625,654
2.10-2.14.................................            1          1,744,007            0.1         1,744,007     1,744,007
                                                    ---    ---------------          -----      ------------  ------------
Total/Avg/Wtd. Avg./Min/Max:..............          261    $ 1,775,167,073          100.0%     $  6,801,406  $ 62,467,513
                                                    ---    ---------------          -----      ------------  ------------
                                                    ---    ---------------          -----      ------------  ------------

                 RANGE OF                      WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
               CUT-OFF DATE                  CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
              DSC RATIO (X)                    LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
1.19-1.24.................................          76.7%            80.0%            1.22x            1.19x           95.8%
1.25-1.29.................................          76.2             80.0             1.27             1.24            96.5
1.30-1.34.................................          71.9             80.0             1.31             1.29            95.4
1.35-1.39.................................          73.6             80.0             1.36             1.34            94.8
1.40-1.44.................................          70.9             79.9             1.41             1.40            97.4
1.45-1.49.................................          72.2             78.7             1.47             1.44            96.1
1.50-1.54.................................          63.9             79.8             1.51             1.49            93.0
1.55-1.59.................................          69.3             74.8             1.57             1.54            95.2
1.60-1.64.................................          65.0             70.0             1.61             1.60            98.1
1.65-1.69.................................          67.1             71.7             1.67             1.67            92.2
1.70-1.74.................................          65.8             68.8             1.72             1.69            94.0
1.80-1.84.................................          51.4             55.4             1.80             1.80            99.2
1.90-1.94.................................          57.4             57.4             1.91             1.91          --
2.05-2.09.................................          43.0             54.4             2.05             2.05            65.0
2.10-2.14.................................          47.8             47.8             2.13             2.13           100.0
                                                     ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:..............          73.2%            80.0%            1.34x            1.19x           95.7%
                                                     ---              ---              ---              ---           -----
                                                     ---              ---              ---              ---           -----

                 RANGE OF                     WTD.AVG.
               CUT-OFF DATE                   MORTGAGE
              DSC RATIO (X)                     RATE
------------------------------------------  -------------
1.19-1.24.................................        7.565%
1.25-1.29.................................        7.507
1.30-1.34.................................        7.767
1.35-1.39.................................        7.583
1.40-1.44.................................        7.551
1.45-1.49.................................        7.571
1.50-1.54.................................        7.961
1.55-1.59.................................        7.618
1.60-1.64.................................        7.463
1.65-1.69.................................        7.816
1.70-1.74.................................        7.342
1.80-1.84.................................        7.908
1.90-1.94.................................        7.970
2.05-2.09.................................        7.567
2.10-2.14.................................        8.200
                                                  -----
Total/Avg/Wtd. Avg./Min/Max:..............        7.603%
                                                  -----
                                                  -----

The weighted average Cut-off Date DSCR is 1.34x.

----------------------------------
(1) Occupancy Rates were calculated without reference to hospitality properties.

                            CUT-OFF DATE LTV RATIOS
                              (ALL MORTGAGE LOANS)

RANGE OF                                                        AGGREGATE      % BY AGGREGATE      AVERAGE        HIGHEST
CUT-OFF DATE                                     NUMBER       CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE  CUT-OFF DATE
LTV RATIOS (%)                                  OF LOANS         BALANCE           BALANCE         BALANCE        BALANCE
--------------------------------------------  -------------  ---------------  -----------------  ------------  -------------
25.1-30.0...................................            1    $     3,496,530            0.2%     $  3,496,530  $   3,496,530
45.1-50.0...................................            2         11,112,867            0.6         5,556,434      9,368,860
50.1-55.0...................................            5         39,677,497            2.2         7,935,499     18,940,051
55.1-60.0...................................           10         48,476,038            2.7         4,847,604     17,735,508
60.1-65.0...................................           11         51,313,653            2.9         4,664,878      9,474,950
65.1-70.0...................................           30        201,404,542           11.3         6,713,485     16,451,099
70.1-75.0...................................          111        749,269,220           42.2         6,750,173     62,467,513
75.1-80.0...................................           91        670,416,726           37.8         7,367,217     33,180,421
                                                      ---    ---------------          -----      ------------  -------------
Total/Avg/Wtd. Avg./Min/Max:................          261    $ 1,775,167,073          100.0%     $  6,801,406  $  62,467,513
                                                      ---    ---------------          -----      ------------  -------------
                                                      ---    ---------------          -----      ------------  -------------

The weighted average Cut-off Date LTV Ratio is 73.2%.

RANGE OF                                         WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
CUT-OFF DATE                                   CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
LTV RATIOS (%)                                   LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
--------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
25.1-30.0...................................          28.0%            28.0%            2.05x            2.05x           65.0%
45.1-50.0...................................          48.6             48.8             1.61             1.51            96.6
50.1-55.0...................................          52.5             54.5             1.65             1.32            94.1
55.1-60.0...................................          58.0             60.0             1.48             1.30            97.4
60.1-65.0...................................          62.7             64.7             1.43             1.20            95.0
65.1-70.0...................................          68.1             70.0             1.42             1.24            95.3
70.1-75.0...................................          73.3             75.0             1.34             1.22            95.7
75.1-80.0...................................          78.4             80.0             1.29             1.19            96.1
                                                       ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:................          73.2%            80.0%            1.34x            1.19x           95.7%
                                                       ---              ---              ---              ---           -----
                                                       ---              ---              ---              ---           -----
The weighted average Cut-off Date LTV Ratio

RANGE OF                                       WTD.AVG.
CUT-OFF DATE                                   MORTGAGE
LTV RATIOS (%)                                   RATE
--------------------------------------------  -----------
25.1-30.0...................................       7.220%
45.1-50.0...................................       8.326
50.1-55.0...................................       7.806
55.1-60.0...................................       7.795
60.1-65.0...................................       7.678
65.1-70.0...................................       7.808
70.1-75.0...................................       7.680
75.1-80.0...................................       7.414
                                                   -----
Total/Avg/Wtd. Avg./Min/Max:................       7.603%
                                                   -----
                                                   -----
The weighted average Cut-off Date LTV Ratio

----------------------------------

(1) Occupancy Rates were calculated without reference to hospitality properties.

                            MATURITY DATE LTV RATIOS
                              (ALL BALLOON LOANS)

RANGE OF                                                        AGGREGATE      % BY AGGREGATE      AVERAGE        HIGHEST
MATURITY DATE                                    NUMBER       CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE  CUT-OFF DATE
LTV RATIOS (%)                                  OF LOANS         BALANCE           BALANCE         BALANCE        BALANCE
--------------------------------------------  -------------  ---------------  -----------------  ------------  -------------
5.1-10.0....................................            1    $     1,538,698            0.1%     $  1,538,698  $   1,538,698
25.1-30.0...................................            2         18,365,287            1.7         9,182,643     11,991,271
30.1-35.0...................................            1          3,657,893            0.3         3,657,893      3,657,893
35.1-40.0...................................            2          7,130,520            0.6         3,565,260      5,386,513
40.1-45.0...................................            4         33,579,284            3.0         8,394,821     18,940,051
45.1-50.0...................................            8         50,872,920            4.6         6,359,115     14,742,098
50.1-55.0...................................           11         81,436,872            7.4         7,403,352     31,382,675
55.1-60.0...................................           21        150,193,000           13.6         7,152,048     20,360,654
60.1-65.0...................................           36        222,296,755           20.1         6,174,910     19,962,785
65.1-70.0...................................           63        365,178,309           33.0         5,796,481     22,622,349
70.1-75.0...................................           26        152,392,323           13.8         5,861,243     16,086,751
75.1-80.0...................................            2         19,250,119            1.7         9,625,059     15,981,129
                                                      ---    ---------------          -----      ------------  -------------
Total/Avg/Wtd. Avg./Min/Max:                          177    $ 1,105,891,980          100.0%     $  6,247,977  $  31,382,675
                                                      ---    ---------------          -----      ------------  -------------
                                                      ---    ---------------          -----      ------------  -------------
The weighted average Maturity Date LTV Ratio is 62.1%

RANGE OF                                         WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
MATURITY DATE                                  CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
LTV RATIOS (%)                                   LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO       RATE (1)
--------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
5.1-10.0....................................          67.5%            67.5%            1.31x            1.31x          100.0%
25.1-30.0...................................          74.6             75.0             1.29             1.27            87.9
30.1-35.0...................................          74.7             74.7             1.30             1.30           100.0
35.1-40.0...................................          68.2             74.8             1.51             1.31           100.0
40.1-45.0...................................          51.1             58.2             1.68             1.32            98.3
45.1-50.0...................................          66.3             74.1             1.41             1.33            93.9
50.1-55.0...................................          69.4             78.3             1.35             1.27            97.1
55.1-60.0...................................          71.4             76.5             1.35             1.20            95.3
60.1-65.0...................................          71.9             79.6             1.40             1.21            94.8
65.1-70.0...................................          75.0             79.9             1.33             1.20            96.9
70.1-75.0...................................          79.2             80.0             1.29             1.20            93.8
75.1-80.0...................................          79.9             79.9             1.28             1.27            95.7
                                                       ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:                          72.9%            80.0%            1.36x            1.20x           95.6%
                                                       ---              ---              ---              ---           -----
                                                       ---              ---              ---              ---           -----
The weighted average Maturity Date LTV Ratio

RANGE OF                                       WTD.AVG.
MATURITY DATE                                  MORTGAGE
LTV RATIOS (%)                                   RATE
--------------------------------------------  -----------
5.1-10.0....................................       8.080%
25.1-30.0...................................       7.836
30.1-35.0...................................       8.040
35.1-40.0...................................       8.102
40.1-45.0...................................       8.147
45.1-50.0...................................       8.150
50.1-55.0...................................       7.757
55.1-60.0...................................       7.648
60.1-65.0...................................       7.711
65.1-70.0...................................       7.808
70.1-75.0...................................       7.394
75.1-80.0...................................       7.383
                                                   -----
Total/Avg/Wtd. Avg./Min/Max:                       7.728%
                                                   -----
                                                   -----
The weighted average Maturity Date LTV Ratio

----------------------------------

(1) Occupancy Rates were calculated without reference to hospitality properties.

                                 MORTGAGE RATES
                              (ALL MORTGAGE LOANS)

                                                                AGGREGATE      % BY AGGREGATE      AVERAGE       HIGHEST
                  RANGE OF                       NUMBER       CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE  CUT-OFF DATE
             MORTGAGE RATES (%)                 OF LOANS         BALANCE           BALANCE         BALANCE       BALANCE
--------------------------------------------  -------------  ---------------  -----------------  ------------  ------------
6.750-6.999.................................            6    $    68,106,597            3.8%     $ 11,351,099  $ 19,227,633
7.000-7.249.................................           29        248,114,693           14.0         8,555,679    41,975,309
7.250-7.499.................................           73        509,218,174           28.7         6,975,591    20,360,654
7.500-7.749.................................           67        481,472,615           27.1         7,186,158    62,467,513
7.750-7.999.................................           28        163,803,203            9.2         5,850,114    31,382,675
8.000-8.249.................................           35        162,639,971            9.2         4,646,856    22,622,349
8.250-8.499.................................           12         48,560,902            2.7         4,046,742     9,368,860
8.500-8.749.................................            4         37,579,037            2.1         9,394,759    13,325,200
8.750-8.999.................................            4         32,782,533            1.8         8,195,633    16,166,316
9.000-9.249.................................            3         22,889,348            1.3         7,629,783    14,742,098
                                                      ---    ---------------          -----      ------------  ------------
Total/Avg/Wtd. Avg./Min/Max:................          261    $ 1,775,167,073          100.0%     $  6,801,406  $ 62,467,513
                                                      ---    ---------------          -----      ------------  ------------
                                                      ---    ---------------          -----      ------------  ------------

                                                 WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
                  RANGE OF                     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
             MORTGAGE RATES (%)                  LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
--------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
6.750-6.999.................................          78.8%            79.9%            1.33x            1.23x           93.2%
7.000-7.249.................................          74.9             80.0             1.30             1.19            96.5
7.250-7.499.................................          74.4             80.0             1.35             1.20            96.3
7.500-7.749.................................          73.6             80.0             1.33             1.20            94.7
7.750-7.999.................................          70.5             78.3             1.37             1.23            96.0
8.000-8.249.................................          68.4             79.4             1.43             1.20            97.1
8.250-8.499.................................          67.8             79.7             1.39             1.24            95.1
8.500-8.749.................................          73.0             75.2             1.27             1.20            97.0
8.750-8.999.................................          71.2             74.7             1.27             1.24            91.5
9.000-9.249.................................          69.1             73.4             1.34             1.30            97.5
                                                       ---              ---              ---              ---             ---
Total/Avg/Wtd. Avg./Min/Max:................          73.2%            80.0%            1.34x            1.19x           95.7%
                                                       ---              ---              ---              ---             ---
                                                       ---              ---              ---              ---             ---

                                               WTD.AVG.
                  RANGE OF                     MORTGAGE
             MORTGAGE RATES (%)                  RATE
--------------------------------------------  -----------
6.750-6.999.................................       6.977%
7.000-7.249.................................       7.173
7.250-7.499.................................       7.368
7.500-7.749.................................       7.600
7.750-7.999.................................       7.858
8.000-8.249.................................       8.096
8.250-8.499.................................       8.347
8.500-8.749.................................       8.563
8.750-8.999.................................       8.913
9.000-9.249.................................       9.053
                                                   -----
Total/Avg/Wtd. Avg./Min/Max:................       7.603%
                                                   -----
                                                   -----

The weighted average Mortgage Rate is 7.603%.
------------------------------
(1) Occupancy Rates were calculated without reference to hospitality properties.

                           ORIGINAL TERMS TO MATURITY
                              (ALL MORTGAGE LOANS)

                   RANGE OF                       AGGREGATE    % BY AGGREGATE      AVERAGE       HIGHEST       WTD.AVG.
                ORIGINAL TERMS                     NUMBER       CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE
             TO MATURITY (MONTHS)                 OF LOANS         BALANCE         BALANCE       BALANCE       BALANCE
            ----------------------              -------------  ---------------  -------------  ------------  ------------
49-60.........................................            5    $    91,425,940          5.2%   $ 18,285,188  $ 62,467,513
73-84.........................................           35        204,105,711         11.5       5,831,592    19,227,633
85-96.........................................            1         16,166,316          0.9      16,166,316    16,166,316
109-120.......................................          163      1,021,635,412         57.6       6,267,702    33,180,421
121-132.......................................            2          8,924,744          0.5       4,462,372     6,128,098
133-144.......................................            1         18,940,051          1.1      18,940,051    18,940,051
145-156.......................................            1         18,309,365          1.0      18,309,365    18,309,365
169-180.......................................           27        236,569,940         13.3       8,761,850    41,975,309
217-228.......................................            1          1,245,316          0.1       1,245,316     1,245,316
229-240.......................................           17         99,257,068          5.6       5,838,651    17,735,508
265-276.......................................            1          2,696,562          0.2       2,696,562     2,696,562
289-300.......................................            6         43,890,649          2.5       7,315,108    13,698,851
349-360.......................................            1         12,000,000          0.7      12,000,000    12,000,000
                                                        ---    ---------------        -----    ------------  ------------
Total:........................................          261    $ 1,775,167,073        100.0%   $  6,801,406  $ 62,467,513
                                                        ---    ---------------        -----    ------------  ------------
                                                        ---    ---------------        -----    ------------  ------------

                   RANGE OF                         MAXIMUM         WTD.AVG.          MINIMUM         WTD.AVG.        WTD.AVG.
                ORIGINAL TERMS                   CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
             TO MATURITY (MONTHS)                  LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
            ----------------------              ---------------  ---------------  ---------------  ---------------  -------------
49-60.........................................          70.5%            79.9%            1.36x            1.27x           91.2%
73-84.........................................          74.2             80.0             1.35             1.20            94.2
85-96.........................................          69.4             69.4             1.24             1.24            89.7
109-120.......................................          73.8             80.0             1.34             1.20            96.2
121-132.......................................          74.3             79.0             1.46             1.38            93.2
133-144.......................................          50.5             50.5             1.80             1.80            99.0
145-156.......................................          80.0             80.0             1.19             1.19            95.0
169-180.......................................          74.8             79.9             1.30             1.22            97.3
217-228.......................................          71.2             71.2             1.37             1.37           100.0
229-240.......................................          65.7             78.9             1.41             1.20            96.6
265-276.......................................          57.4             57.4             1.91             1.91          --
289-300.......................................          74.5             79.4             1.33             1.23            94.2
349-360.......................................          80.0             80.0             1.21             1.21           100.0
                                                         ---              ---              ---              ---           -----
Total:........................................          73.2%            80.0%            1.34x            1.19x           95.7%
                                                         ---              ---              ---              ---           -----
                                                         ---              ---              ---              ---           -----

                   RANGE OF
                ORIGINAL TERMS                   MORTGAGE
             TO MATURITY (MONTHS)                  RATE
            ----------------------              -----------
49-60.........................................       7.442%
73-84.........................................       7.376
85-96.........................................       8.920
109-120.......................................       7.638
121-132.......................................       7.747
133-144.......................................       8.040
145-156.......................................       7.240
169-180.......................................       7.587
217-228.......................................       8.050
229-240.......................................       7.678
265-276.......................................       7.970
289-300.......................................       7.508
349-360.......................................       7.630
                                                     -----
Total:........................................       7.603%
                                                     -----
                                                     -----

The weighted average original term to maturity is 134 months.

----------------------------------
(1) Occupancy Rates were calculated without reference to hospitality properties.

                          REMAINING TERMS TO MATURITY
                              (ALL MORTGAGE LOANS)

                  RANGE OF                                      AGGREGATE      % BY AGGREGATE      AVERAGE       HIGHEST
              REMAINING TERMS                    NUMBER       CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE  CUT-OFF DATE
            TO MATURITY (MONTHS)                OF LOANS         BALANCE           BALANCE         BALANCE       BALANCE
           ---------------------              -------------  ---------------  -----------------  ------------  ------------
49- 60......................................            5    $    91,425,940            5.2%     $ 18,285,188  $ 62,467,513
73- 84......................................           36        220,272,026           12.4         6,118,667    19,227,633
109-120.....................................          165      1,030,560,156           58.1         6,245,819    33,180,421
133-144.....................................            1         18,940,051            1.1        18,940,051    18,940,051
145-156.....................................            1         18,309,365            1.0        18,309,365    18,309,365
169-180.....................................           27        236,569,940           13.3         8,761,850    41,975,309
217-228.....................................            1          1,245,316            0.1         1,245,316     1,245,316
229-240.....................................           17         99,257,068            5.6         5,838,651    17,735,508
265-276.....................................            1          2,696,562            0.2         2,696,562     2,696,562
289-300.....................................            6         43,890,649            2.5         7,315,108    13,698,851
349-360.....................................            1         12,000,000            0.7        12,000,000    12,000,000
                                                      ---    ---------------          -----      ------------  ------------
Total/Avg/Wtd. Avg./Min/Max:................          261    $ 1,775,167,073          100.0%     $  6,801,406  $ 62,467,513
                                                      ---    ---------------          -----      ------------  ------------
                                                      ---    ---------------          -----      ------------  ------------

                  RANGE OF                       WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
              REMAINING TERMS                  CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
            TO MATURITY (MONTHS)                 LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
           ---------------------              ---------------  ---------------  ---------------  ---------------  -------------
49- 60......................................          70.5%            79.9%            1.36x            1.27x           91.2%
73- 84......................................          73.9             80.0             1.34             1.20            93.8
109-120.....................................          73.8             80.0             1.34             1.20            96.1
133-144.....................................          50.5             50.5             1.80             1.80            99.0
145-156.....................................          80.0             80.0             1.19             1.19            95.0
169-180.....................................          74.8             79.9             1.30             1.22            97.3
217-228.....................................          71.2             71.2             1.37             1.37           100.0
229-240.....................................          65.7             78.9             1.41             1.20            96.6
265-276.....................................          57.4             57.4             1.91             1.91          --
289-300.....................................          74.5             79.4             1.33             1.23            94.2
349-360.....................................          80.0             80.0             1.21             1.21           100.0
                                                       ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:................          73.2%            80.0%            1.34x            1.19x           95.7%
                                                       ---              ---              ---              ---           -----
                                                       ---              ---              ---              ---           -----

                  RANGE OF                     WTD.AVG.
              REMAINING TERMS                  MORTGAGE
            TO MATURITY (MONTHS)                 RATE
           ---------------------              -----------
49- 60......................................       7.442%
73- 84......................................       7.489
109-120.....................................       7.639
133-144.....................................       8.040
145-156.....................................       7.240
169-180.....................................       7.587
217-228.....................................       8.050
229-240.....................................       7.678
265-276.....................................       7.970
289-300.....................................       7.508
349-360.....................................       7.630
                                                   -----
Total/Avg/Wtd. Avg./Min/Max:................       7.603%
                                                   -----
                                                   -----

The weighted average remaining term to maturity is 131 months.

----------------------------------
(1) Occupancy Rates were calculated without reference to hospitality properties.

                             CUT-OFF DATE BALANCES
                              (ALL MORTGAGE LOANS)

                  RANGE OF                                      AGGREGATE      % BY AGGREGATE      AVERAGE       HIGHEST
                CUT-OFF DATE                     NUMBER       CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE  CUT-OFF DATE
                BALANCES ($)                    OF LOANS         BALANCE           BALANCE         BALANCE       BALANCE
--------------------------------------------  -------------  ---------------  -----------------  ------------  ------------
  613,737- 2,000,000........................           30    $    44,170,430            2.5%     $  1,472,348  $  1,998,192
 2,000,001- 4,000,000.......................           72        204,957,569           11.5         2,846,633     3,997,942
 4,000,001- 6,000,000.......................           61        300,129,564           16.9         4,920,157     6,000,000
 6,000,001- 8,000,000.......................           27        183,539,838           10.3         6,797,772     7,991,175
 8,000,001-10,000,000.......................           20        184,885,463           10.4         9,244,273     9,994,322
10,000,001-12,000,000.......................           14        157,527,694            8.9        11,251,978    12,000,000
12,000,001-14,000,000.......................            9        115,600,746            6.5        12,844,527    13,698,851
14,000,001-16,000,000.......................            8        117,586,095            6.6        14,698,262    15,981,129
16,000,001-18,000,000.......................            6        102,151,730            5.8        17,025,288    17,944,805
18,000,001-20,000,000.......................            8        152,629,022            8.6        19,078,628    19,988,861
20,000,001-22,000,000.......................            1         20,360,654            1.1        20,360,654    20,360,654
22,000,001-24,000,000.......................            1         22,622,349            1.3        22,622,349    22,622,349
30,000,001-32,000,000.......................            1         31,382,675            1.8        31,382,675    31,382,675
32,000,001-34,000,000.......................            1         33,180,421            1.9        33,180,421    33,180,421
40,000,001-42,000,000.......................            1         41,975,309            2.4        41,975,309    41,975,309
62,000,001-62,467,513.......................            1         62,467,513            3.5        62,467,513    62,467,513
                                                      ---    ---------------          -----      ------------  ------------
Total/Avg/Wtd. Avg./Min/Max:................          261    $ 1,775,167,073          100.0%     $  6,801,406  $ 62,467,513
                                                      ---    ---------------          -----      ------------  ------------
                                                      ---    ---------------          -----      ------------  ------------

                  RANGE OF                       WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
                CUT-OFF DATE                   CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
                BALANCES ($)                     LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
--------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
  613,737- 2,000,000........................          71.6%            79.9%            1.36x            1.20x           96.3%
 2,000,001- 4,000,000.......................          72.5             80.0             1.38             1.21            95.6
 4,000,001- 6,000,000.......................          72.6             80.0             1.36             1.20            96.5
 6,000,001- 8,000,000.......................          74.0             80.0             1.36             1.25            95.9
 8,000,001-10,000,000.......................          70.1             79.9             1.35             1.20            95.1
10,000,001-12,000,000.......................          74.2             80.0             1.32             1.21            96.0
12,000,001-14,000,000.......................          75.0             79.9             1.30             1.23            94.7
14,000,001-16,000,000.......................          76.8             79.9             1.31             1.20            97.0
16,000,001-18,000,000.......................          70.4             79.1             1.37             1.24            94.4
18,000,001-20,000,000.......................          73.8             80.0             1.35             1.19            95.3
20,000,001-22,000,000.......................          74.0             74.0             1.46             1.46          --
22,000,001-24,000,000.......................          74.2             74.2             1.30             1.30           100.0
30,000,001-32,000,000.......................          78.3             78.3             1.27             1.27           100.0
32,000,001-34,000,000.......................          78.1             78.1             1.28             1.28            95.5
40,000,001-42,000,000.......................          73.6             73.6             1.22             1.22           100.0
62,000,001-62,467,513.......................          70.2             70.2             1.36             1.36            88.3
                                                       ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:................          73.2%            80.0%            1.34x            1.19x           95.7%
                                                       ---              ---              ---              ---           -----
                                                       ---              ---              ---              ---           -----

                  RANGE OF                     WTD.AVG.
                CUT-OFF DATE                   MORTGAGE
                BALANCES ($)                     RATE
--------------------------------------------  -----------
  613,737- 2,000,000........................       7.874%
 2,000,001- 4,000,000.......................       7.656
 4,000,001- 6,000,000.......................       7.582
 6,000,001- 8,000,000.......................       7.728
 8,000,001-10,000,000.......................       7.757
10,000,001-12,000,000.......................       7.392
12,000,001-14,000,000.......................       7.562
14,000,001-16,000,000.......................       7.539
16,000,001-18,000,000.......................       7.659
18,000,001-20,000,000.......................       7.527
20,000,001-22,000,000.......................       7.360
22,000,001-24,000,000.......................       8.220
30,000,001-32,000,000.......................       7.810
32,000,001-34,000,000.......................       7.190
40,000,001-42,000,000.......................       7.200
62,000,001-62,467,513.......................       7.580
                                                   -----
Total/Avg/Wtd. Avg./Min/Max:................       7.603%
                                                   -----
                                                   -----

The average Cut-off Date Balance is $6,801,406.

----------------------------------
(1) Occupancy Rates were calculated without reference to hospitality properties.

                          REMAINING AMORTIZATION TERMS
                              (ALL MORTGAGE LOANS)

                                                                                                    AVERAGE
REMAINING                                                        AGGREGATE      % BY AGGREGATE      CUT-OFF      HIGHEST
AMORTIZATION                                      NUMBER       CUT-OFF DATE      CUT-OFF DATE        DATE      CUT-OFF DATE
TERM (MONTHS)                                    OF LOANS         BALANCE           BALANCE         BALANCE      BALANCE
----------------                               -------------  ---------------  -----------------  -----------  ------------
181-192......................................            1    $     1,538,698            0.1%      $1,538,698  $  1,538,698
217-228......................................            1          1,245,316            0.1       1,245,316      1,245,316
229-240......................................           20        110,719,856            6.2       5,535,993     17,735,508
265-276......................................            2          8,689,989            0.5       4,344,994      5,993,427
277-288......................................            1          4,075,713            0.2       4,075,713      4,075,713
289-300......................................           46        325,875,695           18.4       7,084,254     31,382,675
313-324......................................            1          2,198,361            0.1       2,198,361      2,198,361
325-336......................................            1          5,386,513            0.3       5,386,513      5,386,513
349-360......................................          188      1,315,436,934           74.1       6,997,005     62,467,513
                                                       ---    ---------------          -----      -----------  ------------
Total/Avg/Wtd. Avg./Min/Max:.................          261    $ 1,775,167,073          100.0%      $6,801,406  $ 62,467,513
                                                       ---    ---------------          -----      -----------  ------------
                                                       ---    ---------------          -----      -----------  ------------


REMAINING                                         WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
AMORTIZATION                                    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
TERM (MONTHS)                                     LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
----------------                               ---------------  ---------------  ---------------  ---------------  -------------
181-192......................................          67.5%            67.5%            1.31x            1.31x          100.0%
217-228......................................          71.2             71.2             1.37             1.37           100.0
229-240......................................          65.1             78.9             1.43             1.20            97.3
265-276......................................          70.8             76.8             1.51             1.33           100.0
277-288......................................          74.8             74.8             1.28             1.28           100.0
289-300......................................          71.6             79.6             1.39             1.21            96.0
313-324......................................          61.9             61.9             1.32             1.32            95.2
325-336......................................          74.8             74.8             1.31             1.31           100.0
349-360......................................          74.3             80.0             1.32             1.19            95.5
                                                        ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:.................          73.2%            80.0%            1.34x            1.19x           95.7%
                                                        ---              ---              ---              ---           -----
                                                        ---              ---              ---              ---           -----


REMAINING                                       WTD.AVG.
AMORTIZATION                                    MORTGAGE
TERM (MONTHS)                                     RATE
----------------                               -----------
181-192......................................       8.080%
217-228......................................       8.050
229-240......................................       7.709
265-276......................................       7.832
277-288......................................       7.440
289-300......................................       7.693
313-324......................................       7.520
325-336......................................       8.070
349-360......................................       7.568
                                                    -----
Total/Avg/Wtd. Avg./Min/Max:.................       7.603%
                                                    -----
                                                    -----

The weighted average remaining amortization term is 338 months.

----------------------------------

(1) Occupancy Rates were calculated without reference to hospitality properties.

                               AMORTIZATION TYPES
                              (ALL MORTGAGE LOANS)

                                                                                                    AVERAGE
                                                                 AGGREGATE      % BY AGGREGATE      CUT-OFF      HIGHEST
                                                  NUMBER       CUT-OFF DATE      CUT-OFF DATE        DATE      CUT-OFF DATE
AMORTIZATION TYPES                               OF LOANS         BALANCE           BALANCE         BALANCE      BALANCE
---------------------------------------------  -------------  ---------------  -----------------  -----------  ------------
Balloon......................................          175    $ 1,095,261,980           61.7%      $6,258,640  $ 31,382,675
ARD Loans....................................           61        533,937,298           30.1       8,753,070     62,467,513
Interest-Only then Amortizing Balloon(2).....            2         10,630,000            0.6       5,315,000      5,520,000
Fully Amortizing.............................           23        135,337,795            7.6       5,884,252     17,735,508
                                                       ---    ---------------          -----      -----------  ------------
Total/Avg/Wtd. Avg./Min/Max:.................          261    $ 1,775,167,073          100.0%      $6,801,406  $ 62,467,513
                                                       ---    ---------------          -----      -----------  ------------
                                                       ---    ---------------          -----      -----------  ------------


                                                  WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
                                                CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
AMORTIZATION TYPES                                LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
---------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
Balloon......................................          73.1%            80.0%            1.36x            1.20x           95.6%
ARD Loans....................................          75.0             80.0             1.31             1.19            95.7
Interest-Only then Amortizing Balloon(2).....          57.2             60.8             1.49             1.40           100.0
Fully Amortizing.............................          68.1             80.0             1.39             1.20            97.3
                                                        ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:.................          73.2%            80.0%            1.34x            1.19x           95.7%
                                                        ---              ---              ---              ---           -----
                                                        ---              ---              ---              ---           -----


                                                WTD.AVG.
                                                MORTGAGE
AMORTIZATION TYPES                                RATE
---------------------------------------------  -----------
Balloon......................................       7.735%
ARD Loans....................................       7.347
Interest-Only then Amortizing Balloon(2).....       7.030
Fully Amortizing.............................       7.591
                                                    -----
Total/Avg/Wtd. Avg./Min/Max:.................       7.603%
                                                    -----
                                                    -----

----------------------------------

(1) Occupancy Rates were calculated without reference to hospitality properties.

(2) These Mortgage Loans require payments of interest only for a period of 24 months from origination prior to beginning to make payments that amortize the Mortgage Loans.

                                OCCUPANCY RATES
(ALL MORTGAGE LOANS OTHER THAN MORTGAGE LOANS SECURED BY HOSPITALITY PROPERTIES)

                                                                                                    AVERAGE
RANGE OF                                                         AGGREGATE      % BY AGGREGATE      CUT-OFF      HIGHEST
OCCUPANCY                                         NUMBER       CUT-OFF DATE      CUT-OFF DATE        DATE      CUT-OFF DATE
RATES (%)                                        OF LOANS         BALANCE           BALANCE         BALANCE      BALANCE
-----------                                    -------------  ---------------  -----------------  -----------  ------------
60.001- 65.000...............................            1    $     3,496,530            0.2%      $3,496,530  $  3,496,530
80.001- 85.000...............................            9         46,524,315            2.8       5,169,368     12,342,671
85.001- 90.000...............................           24        220,853,872           13.3       9,202,245     62,467,513
90.001- 95.000...............................           45        278,696,793           16.8       6,193,262     19,988,861
95.001-100.000...............................          173      1,113,305,009           67.0       6,435,289     41,975,309
                                                       ---    ---------------          -----      -----------  ------------
Total/Avg/Wtd. Avg./Min/Max:.................          252    $ 1,662,876,518            100%      $6,598,716  $ 62,467,513
                                                       ---    ---------------          -----      -----------  ------------
                                                       ---    ---------------          -----      -----------  ------------


RANGE OF                                          WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
OCCUPANCY                                       CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
RATES (%)                                         LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO         RATE
-----------                                    ---------------  ---------------  ---------------  ---------------  -------------
60.001- 65.000...............................          28.0%            28.0%            2.05x            2.05x           65.0%
80.001- 85.000...............................          70.3             79.8             1.35             1.21            82.6
85.001- 90.000...............................          71.2             79.9             1.34             1.20            88.3
90.001- 95.000...............................          76.2             80.0             1.31             1.19            92.9
95.001-100.000...............................          73.3             80.0             1.33             1.20            98.6
                                                        ---              ---              ---              ---             ---
Total/Avg/Wtd. Avg./Min/Max:.................          73.3%            80.0%            1.33x            1.19x           95.7%
                                                        ---              ---              ---              ---             ---
                                                        ---              ---              ---              ---             ---


RANGE OF                                        WTD.AVG.
OCCUPANCY                                       MORTGAGE
RATES (%)                                         RATE
-----------                                    -----------
60.001- 65.000...............................       7.220%
80.001- 85.000...............................       7.510
85.001- 90.000...............................       7.707
90.001- 95.000...............................       7.545
95.001-100.000...............................       7.612
                                                    -----
Total/Avg/Wtd. Avg./Min/Max:.................       7.610%
                                                    -----
                                                    -----

The weighted average occupancy rate, excluding hospitality properties, is 95.7%.

                                RESERVE ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                                                 INITIAL
                                                                                                               DEPOSIT TO
 CONTROL                                                                                                       CAPITAL IMP
 NUMBER                            PROPERTY NAME                                     PROPERTY TYPE               RESERVE
---------  --------------------------------------------------------------  ----------------------------------  -----------
1          The Eastpoint Mall                                              Retail--Anchored                       $367,375
2          Ohio Valley Plaza                                               Retail--Anchored                        --
3          Blair Mill Village East Apt.                                    Multifamily--Conventional                11,250
4          Oak Ridge Portfolio (Roll-up)                                   Office                                  --
5          Stewart Plaza                                                   Retail--Anchored                         41,875
6          Northbrook Hilton Hotel                                         Hotel--Full Service                      17,320
7          Murrieta Town Center                                            Retail--Anchored                        --
8          Ramada Plaza Hotel Gateway                                      Hotel--Full Service
9          Tacoma Place Shopping Center                                    Retail--Anchored                        --
10         Huebner Oaks Commons I & II (Roll-up)                           Retail--Anchored                        --
11         The Commons Shopping Center A                                   Retail--Anchored                        --
12         70 East Sunrise Highway                                         Office                                      938
13         Lakeview Apartments                                             Multifamily--Conventional                37,500
14         One and Three Long Wharf Drive                                  Office                                   11,812
15         Embassy Suites Salt Lake City                                   Hotel--Limited Service                  --
16         Benjamin Plaza Shopping Center                                  Retail--Anchored                        --
17         Bradley Industrial Park                                         Industrial/Warehouse                    --
18         Fort Lee Hilton Hotel                                           Hotel--Full Service                      27,625
19         Tilghman Square                                                 Retail--Anchored                          6,250
20         Oasis Trails Apt. Complex                                       Multifamily--Conventional               --
21         Vista Pointe at the Valley Apartments                           Multifamily--Conventional                18,500
22         Covered Bridges of Carol Stream                                 Multifamily--Conventional               117,125
23         Oasis Terrace Apt.                                              Multifamily--Conventional               --
24         Rio Vista Shopping Center                                       Retail--Anchored                         32,625
25         1 Second St,8 & 10 State St,205 Wildwood Ave (Roll-up)          Industrial/Warehouse                    129,494
26         Copper Palms Apartments                                         Multifamily--Conventional               --
27         Tri-City Center                                                 Retail--Anchored                            263
28         Lakeside Centre                                                 Retail--Anchored                          5,000
29         Chastain Portfolio (Roll-up)                                    Multifamily--Conventional                52,938
30         Parkview Plaza                                                  Retail--Anchored                        --
31         Eastland Place Shopping Center                                  Retail--Anchored                          8,625
32         Crystal Inn                                                     Hotel--Limited Service                   14,375
33         Oasis Orchid Apt. Complex                                       Multifamily--Conventional               --
34         Parkway Plaza Shopping Center                                   Retail--Anchored                        --
35         Perimeter Station Shopping Center                               Retail--Anchored                        --
36         TJ Maxx Plaza                                                   Retail--Anchored                         52,000
37         Dauphin Plaza Shopping Center                                   Retail--Anchored                         40,625
38         Shops at Blue Bell                                              Retail--Anchored                        --
39         Carrefour at Kirby Woods                                        Retail--Anchored                          9,781
40         Imperial Palms Apartments                                       Multifamily--Conventional               436,447
41         Mitchell Plaza                                                  Office                                  --
42         Garrett Square Apartments                                       Multifamily--Section 42                 --
43         The Sony Music Building                                         Office                                  --
44         S.S. Pierce Building                                            Retail--Unanchored                       36,813
45         Northcourt Commons                                              Retail--Anchored                        --
46         Comdisco                                                        Office                                  --
47         The Oak Run Apartments                                          Multifamily--Conventional                12,094
48         Hampton Inn--Englewood & Dayton (Roll-up)                       Hotel--Limited Service                  --
49         Central Place Phase I & II (Roll-up)                            Retail--Anchored                        --
50         Delray Crossings Shopping Center                                Retail--Anchored                          3,750
51         Silver Pines                                                    Multifamily--Conventional                30,000
52         Sycamore Square (Phases I & II)                                 Retail--Anchored                        --
53         One Century Tower                                               Office                                  --
54         Flamingo Bay Club Apartments                                    Multifamily--Conventional                15,188
55         University Business Center                                      Industrial/Warehouse                     20,000
56         Whitehall Boca Raton                                            Health Care--Assisted Living/
                                                                           Skilled Nursing                           4,125
57         Shadowridge Meadows Apartments                                  Multifamily--Conventional                25,000
58         Coral Springs Financial Plaza                                   Office                                   76,400
59         Newark Shopping Center                                          Retail--Unanchored                        3,500
60         103-00 Foster Ave.                                              Industrial/Warehouse                    --
61         Mercado at Scottsdale Ranch                                     Retail--Anchored                        --
62         Nicholson Research Center                                       Office                                  --
63         The Plaza Rios Shopping Center                                  Retail--Anchored                          9,750
64         WWDC Industrial Park                                            Industrial/Warehouse                     12,625
65         Faircrest Apartments                                            Multifamily--Conventional                60,938
66         Garden Walk Apartments                                          Multifamily--Conventional                11,562
67         Shepherd Plaza Shopping Center                                  Retail--Unanchored                       49,800
68         Players Club Apartments                                         Multifamily--Conventional                11,250
69         Ralph's Supermarket                                             Retail--Anchored                        --
70         41 State Street                                                 Office                                  --
71         Laguna Village Shopping Center                                  Retail--Unanchored                       94,859
72         Hoover Commons Shopping Center                                  Retail--Anchored                         32,250
73         Ashley Woods Apartments                                         Multifamily--Conventional               625,940
74         Greenbriar South Shopping Center                                Retail--Anchored                        --
75         Springs of Napa                                                 Health Care--Congregate Care             16,875

            CURRENT
            BALANCE
              OF                                 CURRENT      ANNUAL                     AS OF
            CAPITAL                             BALANCE OF    DEPOSIT      CURRENT      DATE OF
 CONTROL      IMP        ANNUAL DEPOSIT TO     REPLACEMENT   TO TI/LC    BALANCE OF     RESERVE
 NUMBER     RESERVE     REPLACEMENT RESERVE      RESERVE      RESERVE   TI/LC RESERVE  ACCOUNTS
---------  ---------  -----------------------  ------------  ---------  -------------  ---------
1          $ 367,375                $144,000       $12,000     $96,000       $8,000       2/4/98
2             --                      57,668       --           86,503       25,516       2/4/98
3             11,250                 192,000       --              N/A          N/A     12/11/97
4             --                      61,032        17,381     187,032      759,344       2/5/98
5             39,938                  28,952        16,888      36,000       21,000       2/4/98
6             17,320       4% of Gross Income       44,956         N/A          N/A      12/3/97
7             --                      64,984         5,415     160,033      436,941       2/4/98
8                         4% of Gross Income     1,506,079         N/A          N/A     12/31/97
9             --                      23,740         5,947      26,988        6,761       2/4/98
10            --                          --       --           --          --            2/4/98
11            --                      33,630        14,012      84,000       35,000       2/4/98
12               938                  23,265         1,939     120,000       10,000       2/4/98
13            37,500                 157,275        13,106         N/A          N/A       2/4/98
14            11,812                  25,080         3,205     219,876          854       2/4/98
15            --           4% of Gross Income       78,841         N/A          N/A       2/4/98
16            --                      29,666         4,944     120,000       20,000       2/4/98
17            --                          --       111,522      --          150,000       2/4/98
18            27,625      4% of Gross Income       130,203         N/A          N/A       2/3/98
19            --                      35,124        38,108      63,360       42,458       2/4/98
20            --                      54,000         4,500         N/A          N/A       2/4/98
21            18,500                  34,650       --              N/A          N/A       2/4/98
22            77,850                  94,488        19,940         N/A          N/A       2/4/98
23            --                      50,400         4,200         N/A          N/A       2/4/98
24            32,687                  14,402         9,604     391,502       16,050       2/3/98
25           129,494                  35,976         2,998      81,001        6,750       2/4/98
26            --                      40,424         3,369         N/A          N/A      1/31/98
27               263                  23,034         1,920      33,216        2,768       2/4/98
28            --                      27,271         4,995      61,217      --          12/31/97
29            51,064                 134,520        21,726         N/A          N/A       2/4/98
30            --                      47,952        39,960      84,000       70,000       2/4/98
31             8,625                  27,931         2,328      98,400        8,200       2/5/98
32            14,375       4% of Gross Income       28,751         N/A          N/A       2/4/98
33            --                      54,000       --              N/A          N/A       2/4/98
34            --                      17,160         1,430      33,000        2,750       2/4/98
35            --                      14,194         2,366      --          --            2/4/98
36            52,000                  38,450       --           92,979      --          12/12/97
37            40,625                  18,437         3,075      50,000      505,725       2/4/98
38            --                      11,044       --           27,554      --            1/8/98
39             9,781                  13,307       --           --          --            2/4/98
40           436,447                 122,745       --              N/A          N/A       2/4/98
41            --                      13,006         1,084      --          300,709       2/4/98
42            --                      99,800        16,646         N/A          N/A       2/4/98
43            --                       7,532           628      48,966        4,081       2/4/98
44             5,563                  18,204         4,556      70,000       17,524       2/4/98
45            --                          --       --           --          --            2/4/98
46            --                          --       --           --          --            2/4/98
47            --                     110,460        27,666         N/A          N/A       2/4/98
48            --           4% of Gross Income       12,705         N/A          N/A       2/5/98
49            --                      19,308        19,308      34,415       34,415       2/4/98
50            --                      25,722         3,754      63,000      --          12/31/97
51            30,000                  65,262       --              N/A          N/A       2/4/98
52            --                      40,833         3,403      --          --            2/5/98
53            --                      23,388         9,759      --          750,000       2/4/98
54            15,188                  45,136        15,045         N/A          N/A       2/3/98
55            20,000                  65,100        20,726      --          --            2/4/98
56
              --                      35,748         4,120         N/A          N/A     12/31/97
57            25,000                  52,992         8,832         N/A          N/A       2/3/98
58            --                      60,000       --          153,360      --          12/31/97
59             3,504                  36,934         6,163     114,495       19,123     12/31/97
60            --                      40,404        13,504      75,000       31,377       2/4/98
61            --                      11,840       100,987      48,211        4,018       2/4/98
62            --                      14,200         4,750     247,661       82,852       2/4/98
63            --                      22,156        22,732      25,000       15,713       2/4/98
64            12,625                  91,743         7,645     133,981       11,165       2/6/98
65            61,626                  74,328        37,350         N/A          N/A      9/30/97
66            11,562                  47,520         7,928         N/A          N/A       2/4/98
67            49,800                  22,572         9,434      30,000       49,910       2/4/98
68            11,250                  36,000       --              N/A          N/A     12/30/97
69            --                       7,860       --           --          --            2/4/98
70            --                      23,100         1,925      50,004        4,167       2/4/98
71               564                  15,348         7,703      83,004      161,961       2/4/98
72            32,252                  37,152       --           88,884      --          12/31/97
73           627,420                 100,672         8,389         N/A          N/A       2/4/98
74            --                      19,503         3,251      39,996        6,667       2/5/98
75            16,875                  20,400         3,400         N/A          N/A       2/4/98

                                RESERVE ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                                                 INITIAL
                                                                                                               DEPOSIT TO
 CONTROL                                                                                                       CAPITAL IMP
 NUMBER                            PROPERTY NAME                                     PROPERTY TYPE               RESERVE
---------  --------------------------------------------------------------  ----------------------------------  -----------
76         Woodtrail Apartments                                            Multifamily--Conventional               $32,270
77         The Park Pineway Shopping Center                                Retail--Anchored                          3,250
78         Stoneridge Apartment Project                                    Multifamily--Conventional                11,875
79         The Shoppes at Fort Wayne                                       Retail--Unanchored                      --
80         Fred Meyer Superstore                                           Retail--Anchored                         12,500
81         Uptown Collection Shopping Center                               Retail--Unanchored                      --
82         BJ's Wholesale Club Building                                    Retail--Anchored                        --
83         Park Inn International                                          Hotel--Limited Service                    6,313
84         Harte Haven Shopping Center                                     Retail--Anchored                        --
85         Northgate Shopping Center                                       Retail--Anchored                        136,100
86         Parkwood Square Shopping Center                                 Retail--Anchored                        220,231
87         Gateway Plaza Shopping Center                                   Retail--Anchored                         21,750
88         The Paragon Building                                            Office                                  --
89         Jefferson Square Shopping Center                                Retail--Anchored                        --
90         11000 & 13000 Midlantic Drive                                   Industrial/Warehouse                      1,563
91         Clearwater Village Shopping Center                              Retail--Anchored                        --
92         Woodbrook Apartments                                            Multifamily--Conventional               --
93         90 State Street                                                 Office                                   14,063
94         Ford Centre                                                     Office                                  --
95         Northwood Plaza                                                 Retail--Anchored                         46,250
96         Dogwood Station Shopping Center                                 Retail--Anchored                        --
97         Los Mares Theater Plaza                                         Retail--Unanchored                      --
98         Clearwater Shoppes Shopping Center                              Retail--Anchored                          1,875
99         Lindenwood Shopping Center                                      Retail--Anchored                         28,770
100        Westvale Plaza                                                  Retail--Anchored                        281,250
101        Valley Ridge Corporate Center                                   Office                                    5,175
102        Hoffmann Manor                                                  Health Care--Assisted Living             17,250
103        Kendall Plaza                                                   Retail--Anchored                          3,313
104        Roberts Field Shopping Center                                   Retail--Unanchored                        8,750
105        Piedmont Corporate Center (Motorola)                            Office                                  --
106        Towne Parc Apartments                                           Multifamily--Conventional               639,348
107        Royalton on the Green                                           Multifamily--Conventional                11,250
108        Westgate Plaza                                                  Retail--Unanchored                      --
109        Three Stamford Landing                                          Office                                    1,875
110        The Woodlawn Commons Medical Center                             Office                                   31,875
111        South Seminole                                                  Industrial/Warehouse                     35,000
112        Orscheln Home & Farm Stores (Roll Up)                           Retail--Unanchored                        3,938
113        The Lauderdale Tower Apartments                                 Multifamily--Conventional               127,220
114        Creekside Business Park                                         Office                                      688
115        500 & 800 Winding Brook Drive (Roll-up)                         Office                                  --
116        Carriage Hills East Apartments                                  Multifamily--Conventional               --
117        Food For Less Grocery Store                                     Retail--Anchored                        --
118        Alma Park Center                                                Retail--Anchored                        --
119        Oak Park Apartments                                             Multifamily--Conventional               103,750
120        Las Colinas                                                     Multifamily--Conventional                16,906
121        River Oaks Apartments--Killeen, TX                              Multifamily--Conventional               --
122        Twin Oaks Village Shopping Center                               Retail--Anchored                        --
123        Woodmont Plaza                                                  Retail--Anchored                         38,750
124        Treasury Services Corporation Building                          Office                                       --
125        Graymere Apartments                                             Multifamily--Conventional                11,375
126        Hart Street Medical Center                                      Office                                  --
127        1301 Guadalupe Street                                           Retail--Anchored                          1,250
128        Technologies Applications, Inc.                                 Office                                  --
129        Five Points Plaza                                               Retail--Anchored                         46,375
130        195 Bear Hill Road                                              Self Storage                              9,875
131        Hampton Inn Hotel                                               Hotel--Limited Service                    3,940
132        The Pender Mill Office Building                                 Office                                  --
133        Centre II                                                       Office                                   37,619
134        Plaza De Fiesta                                                 Retail--Unanchored                       11,750
135        Crossroads Shopping Center                                      Retail--Anchored                         12,813
136        South Port Apartments                                           Multifamily--Conventional               282,995
137        Extra Space Center IV, V & VI                                   Self Storage                             13,375
138        Two Stamford Landing                                            Office                                    2,500
139        Metroplex Business Park                                         Office                                   12,625
140        Atrium Northeast Office Building                                Office                                    1,250
141        The Cottages                                                    Multifamily--Conventional                17,188
142        Sabal Pointe Plaza                                              Retail--Anchored                        --
143        Brookside Industrial Center                                     Industrial/Warehouse                      1,250
144        Playhouse Square                                                Retail--Unanchored                        1,806
145        Kittle's Home Furnishings Plaza                                 Retail--Unanchored                      --
146        Atrium Northwood Office Building                                Office                                  --
147        Food For Less Supermarket (Hempfield)                           Retail--Anchored                          5,625
148        Osborn Commons Apartments                                       Multifamily--Conventional               --
149        One Dock Street                                                 Office                                   11,000
150        Columbia Station Apartments                                     Multifamily--Conventional                 8,250
151        Everett Auto Mall                                               Retail--Unanchored                        6,125
152        Coliseum Shoppes                                                Retail--Unanchored                      --
153        Deerfield Run Apartments                                        Multifamily--Conventional                13,000

            CURRENT
            BALANCE
              OF                                 CURRENT      ANNUAL                     AS OF
            CAPITAL                             BALANCE OF    DEPOSIT      CURRENT      DATE OF
 CONTROL      IMP        ANNUAL DEPOSIT TO     REPLACEMENT   TO TI/LC    BALANCE OF     RESERVE
 NUMBER     RESERVE     REPLACEMENT RESERVE      RESERVE      RESERVE   TI/LC RESERVE  ACCOUNTS
---------  ---------  -----------------------  ------------  ---------  -------------  ---------
76           $27,760                 $66,744        $5,890         N/A          N/A       2/4/98
77             3,250                  21,426         1,788   $  36,000  $     3,000       2/4/98
78            11,875                  51,504       --              N/A          N/A      1/31/98
79            --                      13,956         1,164      57,600        4,800       2/5/98
80            12,500                      --       --           --          --            2/4/98
81            --                       3,450         6,900       8,304       16,600       2/4/98
82            --                      10,851         1,811      --          --            2/4/98
83             6,313       4% of Gross Income        9,319         N/A          N/A       2/4/98
84            --                      22,164       --           37,200        3,100       2/4/98
85           138,313                  63,600        21,663      93,636      --            2/9/98
86           220,231                  12,234         1,019      38,333      --            2/4/98
87            21,750                  15,157       200,000      41,160      126,102       2/4/98
88            --                      17,373         1,448      12,000       51,000       2/4/98
89            --                      47,004        47,000     231,048       57,762       2/3/98
90             1,563                  13,344         3,441      75,000      268,780       2/4/98
91            --                       2,988           249      24,000        2,000       2/5/98
92            --                      25,200         6,315         N/A          N/A      1/31/98
93            14,063                  27,791         4,632      80,044        8,998       2/4/98
94            --                      46,530        19,478     123,458       51,680       2/4/98
95            46,250                  22,630         5,205      39,828       13,297       2/4/98
96            --                       8,220         2,750      18,900        6,323     12/31/97
97            --                       6,399         1,068      --          285,224       2/4/98
98             1,875                   9,335           778      47,400        3,950       2/5/98
99            28,770                  12,908         1,076      28,000        2,333       2/4/98
100          281,250                  26,196         2,183      --          --            2/4/98
101            5,175                  16,247       --           75,000        6,250       2/4/98
102           17,250                  50,000       --              N/A          N/A       2/4/98
103            3,313                  14,140         1,178      --          --            2/4/98
104            8,750                  13,722       --           27,443      --          12/31/97
105           --                       7,152         1,790      85,860       21,482       2/4/98
106          529,174                  84,276        32,093         N/A          N/A       2/9/98
107           11,250                  60,324       --              N/A          N/A       2/4/98
108           --                      15,172         1,264      45,311      103,776       2/4/98
109            1,875                   8,742         4,371      55,000       27,500       2/4/98
110           31,875                  14,397       --           25,000      128,266      1/31/98
111           35,164                  19,596         1,635      29,595        2,470     12/31/97
112            3,938                  37,363         3,114       7,575          631       2/4/98
113          129,288                  24,600        73,861         N/A          N/A       2/9/98
114              688                 103,001       --           25,000        4,169       2/4/98
115           --                      13,968         9,734      50,000       79,672  (3)    2/4/98
116           --                      57,629         4,802         N/A          N/A       2/4/98
117           --                      12,458       --           --          --            2/4/98
118           --                      13,840         2,309      52,546        8,767       2/4/98
119          103,750                  46,800         3,900         N/A          N/A      1/31/98
120           13,331                  61,680        25,519         N/A          N/A       2/4/98
121           --                      60,648         5,054         N/A          N/A      1/31/98
122           --                      23,491         1,708      40,000        3,333       2/5/98
123           38,750                  13,865         1,155      30,466        2,539       2/4/98
124           --                          --       --           25,000        4,168       2/4/98
125           11,375                  32,844        10,972         N/A          N/A       2/4/98
126           --                       7,896        51,340      24,996       56,249       2/4/98
127            1,250                      --       --           --          --            2/4/98
128           --                          --           395      --          --            2/4/98
129           46,375                  14,326         2,389      27,000      203,453       2/4/98
130            9,875                  18,502         7,733         N/A          N/A       2/4/98
131            3,951       4% of Gross Income       16,751         N/A          N/A     12/31/97
132           --                      10,581        40,947      26,804        2,234       2/4/98
133           37,618                   8,136           678      35,261        2,938       2/4/98
134           11,750                  12,000         1,000      --          --            2/4/98
135           12,813                  20,633         1,719      43,082        3,590       2/4/98
136          283,664                  73,440         6,120         N/A          N/A       2/4/98
137           13,366                  19,774       --              N/A          N/A     12/31/97
138            2,500                   9,210         4,605      54,996       27,500       2/4/98
139           12,625                  20,238         3,399      68,472        5,956       2/4/98
140            1,250                   8,388         2,098      50,772        8,463       2/4/98
141           17,188                  44,832         3,736         N/A          N/A       2/4/98
142           --                       7,120         1,781      15,000        3,752       2/4/98
143            1,250                   6,042           503      66,660        5,555       2/5/98
144            1,806                   4,356         1,092      15,000        2,502       2/4/98
145           --                       9,732       --           --          --            2/4/98
146           --                       9,108         3,042      66,996       58,592       2/4/98
147            5,625                   5,193           433      --          --            2/4/98
148           --                      43,896       --              N/A          N/A       2/4/98
149           11,000                  13,500         6,750      80,000       40,000       2/4/98
150            8,250                  32,700       --              N/A          N/A       2/4/98
151            6,125                   7,140       --           30,000      --            2/3/98
152           --                       5,322           444      46,200        3,850       2/5/98
153           13,000                  41,616         3,218         N/A          N/A       2/5/98

                                RESERVE ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                                                 INITIAL
                                                                                                               DEPOSIT TO
 CONTROL                                                                                                       CAPITAL IMP
 NUMBER                            PROPERTY NAME                                     PROPERTY TYPE               RESERVE
---------  --------------------------------------------------------------  ----------------------------------  -----------
154        Berkshire Center                                                Retail--Unanchored                      $15,000
155        Heritage Place Apartments                                       Multifamily--Conventional               129,415
156        K-Mart Plaza                                                    Retail--Anchored                        --
157        4611-4811 Kimmel Drive                                          Industrial/Warehouse                    --
158        Flint's Crossing Shopping Center                                Retail--Anchored                         52,750
159        Shaker-Loudon Road Plaza                                        Office                                   23,063
160        Food For Less Supermarket (Pine)                                Retail--Anchored                          9,375
161        Hitachi Tech Center                                             Office                                    8,313
162        Bay Harbour Apartments                                          Multifamily--Conventional                 2,500
163        East Bridge Landing Annex                                       Multifamily--Conventional                45,500
164        Raymour & Flanigan                                              Retail--Unanchored                        1,875
165        20-24 Newbury Street                                            Retail--Unanchored                        9,562
166        Tates Creek South Shopping Center                               Retail--Anchored                        --
167        Forest Lake II Apartments                                       Multifamily--Conventional                 5,938
168        446 Blake St                                                    Industrial/Warehouse                    --
169        The Pavillions and The Verandas (Roll-up)                       Retail--Unanchored                        2,375
170        Deerfield Apartments                                            Multifamily--Conventional                51,250
171        Bay Ridge Apartments                                            Multifamily--Conventional                 8,765
172        River Oaks Apartments--Wetumpka, AL                             Multifamily--Conventional               --
173        Lawrence Commons                                                Office                                    8,813
174        511 Eleventh Avenue South Office Building                       Office                                   22,250
175        Causeway Plaza                                                  Retail--Anchored                        --
176        Richwood Shopping Center                                        Retail--Unanchored                      171,000
177        Alderwood Target Plaza                                          Retail--Unanchored                        1,875
178        Cherokee North Shopping Center                                  Retail--Anchored                        --
179        Stone Ridge Apartments                                          Multifamily--Conventional               --
180        Point West Apartments                                           Multifamily--Conventional                20,875
181        Main Business Center                                            Industrial/Warehouse                     20,513
182        Lancers Square Retail Center                                    Retail--Unanchored                      --
183        Cahokia Village Shopping Center                                 Retail--Anchored                        --
184        Quarry West Apartments                                          Multifamily--Conventional                15,938
185        Country Way Apartments                                          Multifamily--Conventional                58,500
186        The Victorian Apartments                                        Multifamily--Conventional                64,125
187        Picasso Tower                                                   Office                                    8,125
188        Alafaya Square                                                  Retail--Unanchored                      --
189        Sedgwick Centre Office Building                                 Office                                  --
190        Highland Ridge Apartments                                       Multifamily--Conventional                29,000
191        Mobile One Mobile Home Park                                     Mobile Home Park                         33,406
192        Sand Creek Apartments                                           Multifamily--Conventional               --
193        Scotch Pines East Apartments                                    Multifamily--Conventional                 2,500
194        Oakcreek Apartments                                             Multifamily--Conventional               120,500
195        New Towne West Aptartments                                      Multifamily--Conventional                 1,563
196        Stone Hollow Apartments                                         Multifamily--Conventional                81,955
197        Holiday Inn Express                                             Hotel--Limited Service                    6,500
198        Village Square East Shopping Center                             Retail--Unanchored                        8,625
199        Willowstream North Garden Apartments                            Multifamily--Conventional                55,125
200        Duck Creek Shopping Center                                      Retail--Unanchored                       65,750
201        470 West Avenue                                                 Office                                      875
202        River One Office Plaza                                          Office                                      625
203        Lyell-Mt. Read Business Center                                  Industrial/Warehouse                     22,500
204        Landmark Woods Apartments                                       Multifamily--Conventional               100,000
205        Mountain Vista Apartments                                       Multifamily--Conventional                29,375
206        Shoppers Fair Shopping Center                                   Retail--Unanchored                      --
207        Lafayette Place Apartments                                      Multifamily--Conventional                20,185
208        America Plaza                                                   Office                                    1,556
209        Valley View Hacienda Business Park II                           Industrial/Warehouse                      1,094
210        Salem Village Center                                            Retail--Unanchored                       10,000
211        Granada/Turnberry Apartments                                    Multifamily--Conventional                11,000
212        The 14614 Falling Creek Office Building                         Office                                  --
213        One Pavilion Avenue                                             Industrial/Warehouse                    143,500
214        Automotive Portfolio (Roll-up)                                  Retail--Unanchored                       28,313
215        Mountain Springs Apartments                                     Multifamily--Conventional               173,563
216        The I-Drive Center Shopping Center                              Retail--Unanchored                      --
217        9-11 Park Avenue                                                Parking Garage                           33,750
218        Tricom Executive Center                                         Office                                    8,650
219        3550 Biscayne Boulevard                                         Office                                   71,875
220        Jefferson Park Apartments (I)                                   Multifamily--Section 42                   4,113
221        Clinical Associates Building                                    Office                                    5,250
222        Summit Business Park                                            Office                                  --
223        Wellington Square Shopping Center                               Retail--Unanchored                       16,250
224        Shannon Plaza Apartments                                        Multifamily--Conventional                 4,625
225        Bay Island Apartments                                           Multifamily--Conventional                68,875
226        Academy Crossing Shopping Center                                Retail--Unanchored                      --
227        Coopersburg Shopping Center                                     Retail--Anchored                        --
228        1003 London Road                                                Office                                    2,500
229        Rutgers Plaza Shopping Center                                   Retail--Anchored                        --
230        Apollo Beach Marina Apartments                                  Multifamily--Conventional                   813
231        Jefferson Park Apartments (II)                                  Multifamily--Section 42                   3,769

            CURRENT
            BALANCE
              OF                                 CURRENT      ANNUAL                     AS OF
            CAPITAL                             BALANCE OF    DEPOSIT      CURRENT      DATE OF
 CONTROL      IMP        ANNUAL DEPOSIT TO     REPLACEMENT   TO TI/LC    BALANCE OF     RESERVE
 NUMBER     RESERVE     REPLACEMENT RESERVE      RESERVE      RESERVE   TI/LC RESERVE  ACCOUNTS
---------  ---------  -----------------------  ------------  ---------  -------------  ---------
154          $15,000                 $31,111        $5,185      --          --            2/4/98
155          129,415                  21,000         7,014         N/A          N/A       2/4/98
156           --                      35,475         5,917   $  14,781  $     2,465       2/4/98
157           --                      30,696         2,558      20,388        1,699       2/4/98
158           52,750                  13,166         3,297      32,404        8,114       2/4/98
159           23,063                   8,000       --           75,000      --            2/4/98
160            9,375                   5,020           418      --          --            2/4/98
161            8,313                  13,182         1,099      --          --            2/4/98
162            2,500                  76,500        31,991         N/A          N/A       2/4/98
163           45,500                   7,500         3,135       7,608        3,170       2/4/98
164            1,875                   5,520           922      11,040        1,844       2/4/98
165            9,562                   3,225           808      36,000        9,018       2/4/98
166           --                       4,292         2,861      15,616        1,301       2/4/98
167            5,938                  18,592         1,299         N/A          N/A       2/5/98
168           --                      17,460         1,917      56,400      --            2/4/98
169            2,375                   2,352       --           36,000      --            2/5/98
170           51,360                  38,484         3,207         N/A          N/A       2/4/98
171            8,765                  13,204         2,202         N/A          N/A       2/4/98
172           --                      14,568         2,428         N/A          N/A      1/31/98
173            8,813                   8,755        80,971      30,000      102,500       2/4/98
174           22,250                  32,938         2,745      --          --            2/4/98
175           --                      21,329         5,342      35,000        8,766       2/4/98
176          171,000                   8,807           734      20,916      100,000       2/4/98
177            1,875                  26,340         1,239      70,000       19,375       2/4/98
178           --                       7,847         1,963      27,688        6,927       2/4/98
179           --                      21,730       --              N/A          N/A       2/4/98
180           20,875                  38,400        13,030         N/A          N/A       2/4/98
181           20,513                  28,248         4,708      20,000        3,333       2/4/98
182           --                      12,917         2,154      15,000       31,283       2/4/98
183           --                      14,544         2,425      40,000        6,669       2/4/98
184           15,938                  27,504         2,293         N/A          N/A       2/4/98
185           58,500                  39,150        39,150         N/A          N/A       2/4/98
186           64,125                  38,700       --              N/A          N/A       2/4/98
187            8,125                  13,036         2,176      --          --            2/4/98
188           --                      14,376       --           31,128      --          12/31/97
189           --                       7,368           614      49,118        4,093       2/3/98
190           29,000                  38,302        22,164         N/A          N/A       2/4/98
191           33,406                   4,059       --              N/A          N/A       2/5/98
192           --                      16,800         1,400         N/A          N/A       2/4/98
193            2,500                  19,584         1,632         N/A          N/A       2/4/98
194          122,458                  30,240        10,658         N/A          N/A       2/9/98
195            1,563                  33,120         8,286         N/A          N/A       2/4/98
196           83,284                  35,280        12,439         N/A          N/A       2/9/98
197            6,500       4% of Gross Income        5,389         N/A          N/A       2/4/98
198            8,625                  10,480         1,747      30,000        5,000       2/4/98
199           55,125                  12,600         2,101         N/A          N/A       2/4/98
200           65,750                      --       --           --          --            2/4/98
201              875                   9,000         4,500      38,000       19,000       2/4/98
202              625                   5,916           986      26,712        4,456       2/4/98
203           22,500                  28,047         4,675      --          --            2/4/98
204          100,215                  17,888         1,491         N/A          N/A       2/4/98
205           29,375                  38,004         9,501         N/A          N/A      1/31/98
206           --                      10,098         4,219      15,000        6,267       2/4/98
207           20,185                  69,000        11,500         N/A          N/A       2/4/98
208            1,556                   4,500       --           --          --           12/8/97
209            1,094                   5,094       --           --          --            2/4/98
210           10,000                  10,495         1,750      --          --            2/4/98
211           11,000                  24,300         2,025         N/A          N/A      1/31/98
212           --                          --       100,474      34,915       78,266       2/4/98
213          143,500                  39,745         9,952      14,172        3,543       2/4/98
214           28,398                   7,200       --           25,008      --          12/31/97
215          173,563                  29,040         3,051         N/A          N/A      1/31/98
216           --                      10,280       --           23,917      --            2/4/98
217           33,750                   8,116           676         N/A          N/A       2/4/98
218            8,650                   7,676         1,282      50,000        8,349       2/4/98
219           71,875                   7,000         1,170      --           40,027       2/4/98
220            4,113                  20,900       --              N/A          N/A       2/4/98
221            5,250                   5,245           437      29,721        2,477      1/14/98
222           --                       8,160       --           10,191      --            1/2/98
223           16,250                   9,837         4,111      30,000        5,800       2/4/98
224            4,625                  21,216         3,540         N/A          N/A       2/4/98
225           68,875                  27,000       --              N/A          N/A       2/4/98
226           --                      14,208         2,368      14,004        3,497       2/6/98
227           --                      13,572         3,404      27,912        5,364       2/6/98
228            2,500                   4,997       --           12,370      --          12/18/97
229           --                       7,500           625      32,963        2,750       2/4/98
230              813                   5,600         1,300         N/A          N/A       2/4/98
231            3,769                  22,000       --              N/A          N/A       2/4/98

                                RESERVE ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                                                 INITIAL
                                                                                                               DEPOSIT TO
 CONTROL                                                                                                       CAPITAL IMP
 NUMBER                            PROPERTY NAME                                     PROPERTY TYPE               RESERVE
---------  --------------------------------------------------------------  ----------------------------------  -----------
232        Bert Kouns Self-Storage                                         Self Storage                            --
233        Sunnyslope Terrace                                              Multifamily--Conventional           $    39,458
234        Mountain View Villas Apartments                                 Multifamily--Conventional                16,938
235        Power Road Medical Center                                       Office                                   34,724
236        26 East Baseline Road                                           Retail--Unanchored                      --
237        Country Club Arms Apartments                                    Multifamily--Conventional                34,600
238        Sherman Street Apartments                                       Multifamily--Conventional                25,518
239        Greenbriar Square Shopping Center                               Retail--Anchored                         19,125
240        Woodberry Forest Apartments                                     Multifamily--Conventional               458,065
241        Metro Crest Apartments                                          Multifamily--Conventional                39,375
242        4490 Von Karman Ave.                                            Office                                  --
243        Art Colony Apartments                                           Multifamily--Conventional                 5,182
244        N. 10th & Vine Street Building                                  Industrial/Warehouse                      8,375
245        3 & 4 Corporate Plaza (Roll-up)                                 Office                                    3,750
246        CVS--H&R Block Center                                           Retail--Anchored                        --
247        The Crowne Building                                             Office                                    4,688
248        23193 Sandalfoot Plaza Drive                                    Retail--Unanchored                      --
249        CVS--St. Andrews                                                Retail--Anchored                        --
250        Fair Oaks Shopping Center                                       Retail--Unanchored                        5,125
251        Windrush Apartments                                             Multifamily--Conventional               143,600
252        Tutor Time Child Care Center                                    Retail--Unanchored                      --
253        680 Bridgeport Avenue                                           Office                                    2,500
254        NW 57th Ave & NW 176th Street                                   Industrial/Warehouse                    --
255        Warwick Apartments                                              Multifamily--Conventional                22,230
256        Grove One Apartments                                            Multifamily--Conventional               --
257        2410 West Temple Street                                         Multifamily--Conventional                   375
258        NWC Northwest 183rd Street & US 441                             Retail--Unanchored                      --
259        9575 Southern Boulevard                                         Retail--Unanchored                      --
260        The Outlot Shoppes at Fort Wayne                                Retail--Unanchored                      --
261        Twin Oaks Village Office Park                                   Office                                    6,500

            CURRENT
            BALANCE
              OF                                 CURRENT      ANNUAL                     AS OF
            CAPITAL                             BALANCE OF    DEPOSIT      CURRENT      DATE OF
 CONTROL      IMP        ANNUAL DEPOSIT TO     REPLACEMENT   TO TI/LC    BALANCE OF     RESERVE
 NUMBER     RESERVE     REPLACEMENT RESERVE      RESERVE      RESERVE   TI/LC RESERVE  ACCOUNTS
---------  ---------  -----------------------  ------------  ---------  -------------  ---------
232           --                        $946           $79         N/A          N/A       2/4/98
233        $  39,458                  20,000         3,333         N/A          N/A       2/3/98
234           16,938                  21,240         7,095         N/A          N/A       2/4/98
235           34,724                   8,961        15,107   $  45,200  $    30,397       2/4/98
236           --                       4,320         1,081      23,520        5,884       2/4/98
237           34,600                  24,000         3,004         N/A          N/A       2/5/98
238           25,518                  22,212         1,851         N/A          N/A       2/4/98
239           19,125                      --       --           --          --            2/4/98
240          465,536                  21,348        19,744         N/A          N/A       2/9/98
241           39,375                  35,748         5,958         N/A          N/A       2/4/98
242           --                       7,598         2,535      --          --            2/4/98
243            5,182                  11,025         1,838         N/A          N/A      1/31/98
244            8,375                      --        16,486      --           75,000       2/4/98
245            3,750                   6,872         1,145      45,369       11,361       2/4/98
246           --                       2,153           718      --            6,023       2/4/98
247            4,688                   7,623         1,271      24,395        4,067       2/4/98
248           --                       1,129         1,129       7,139      --            2/4/98
249           --                          --       --           --          --            2/4/98
250            5,125                      --       --           --          --            2/4/98
251          143,600                  28,213        16,422         N/A          N/A       2/4/98
252           --                       2,940           245      --          --            2/4/98
253            2,500                   2,802         1,401      12,000        6,000       2/4/98
254           --                       1,475         1,475       1,632      --            2/4/98
255           22,230                  24,996        10,447         N/A          N/A       2/4/98
256           --                       3,500           876         N/A          N/A       2/4/98
257              375                   5,208           434         N/A          N/A       2/4/98
258           --                       1,200       --            3,500      --           9/30/97
259           --                       1,662         1,663       2,374      --            2/4/98
260           --                         591            49       5,100          425       2/5/98
261            6,500                   5,506           209      10,540          878       2/5/98

------------------------

(1) Includes $423,605 tenant specific lease reserve.

(2) Includes $100,000 tenant specific lease reserve.

(3) Includes $57,422 tenant specific lease reserve.

(4) Includes $200,000 tenant specific lease reserve.

THE MORTGAGE LOAN SELLER

    On or about March 11, 1998 (the "Closing Date"), the Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to a purchase agreement (the "Mortgage Loan Purchase Agreement"). The Mortgage Loan Seller acquired or originated the Mortgage Loans as described above under "--Mortgage Loan History."

    The Mortgage Loan Seller is a corporation organized under the laws of the State of Delaware and an affiliate of both the Depositor and the Underwriter. The principal offices of the Mortgage Loan Seller are located at 200 Vesey Street, New York, New York 10285.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

    On or prior to the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require the Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed, without recourse, to the order of the Trustee (or, if the original Mortgage Note has been lost, an affidavit to such effect from the Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage and of any and all intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage), and of any and all intervening assignments thereof, in each case with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) originals or copies of all written modification agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified; (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; (viii) any file copies of any UCC financing statements and related amendments and continuation statements in the possession of the Mortgage Loan Seller; (ix) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the Mortgage Loan Seller or any prior mortgagee in the relevant jurisdiction; and (x) an original or copy of any ground lease relating to such Mortgage Loan.

    The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, if such omission or defect materially and adversely affects the interests of the Certificateholders, and if the Mortgage Loan Seller cannot deliver the missing document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following its receipt of notice thereof, then the Mortgage Loan Seller will be obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee on or prior to the Closing Date) to repurchase the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan (calculated at the Mortgage Rate) to, but not including, the Due Date in the Collection Period in which the purchase is to occur, and (iii) certain servicing expenses that are reimbursable to the Master Servicer or the Special Servicer; provided that, with limited exception, the Mortgage Loan Seller will have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period; and provided further, that, if a document remains undelivered or a defect remains uncured after the initial and additional 90-day periods due to the failure of the related recording office to return such document, the Mortgage Loan Seller will be entitled to continue deferring its cure and repurchase obligations (but, in no event, however, beyond the second anniversary of the Closing Date) as long as it certifies to the Trustee every 30 days that the failure to deliver such document or cure such defect continues solely because of the continued failure of the related recording office to return such document and that it is diligently attempting to effect such delivery or cure, specifying the actions being taken by it. The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. The Mortgage Loan Seller will be solely responsible for such repurchase obligation, and such obligation will not be the responsibility of the Depositor or any of its other affiliates.

    The Pooling and Servicing Agreement will require the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (ix) of the second preceding paragraph to be submitted for recording or filing, as the case may be, in the real property records of the jurisdiction in which the related Mortgaged Property is located or in the appropriate public office for UCC financing statements, as applicable. See "The Trust Agreement--Assignment of Mortgage Assets" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

    In the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller will represent and warrant with respect to each Mortgage Loan (subject to certain exceptions specified in the Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that: (i) the information set forth in the schedule of Mortgage Loans attached to the Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-off Date; (ii) if such Mortgage Loan was originated by the Mortgage Loan Seller or an affiliate thereof, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan and, if such Mortgage Loan was not originated by the Mortgage Loan Seller or an affiliate thereof, then, to the best of the Mortgage Loan Seller's knowledge after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; (iii) the Mortgage Loan Seller owns the Mortgage Loan, has good and marketable title thereto, has full right and authority to sell, assign and transfer the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests; (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (v) to the actual knowledge of the Mortgage Loan Seller, each of the related Mortgage Note, related Mortgage, related assignment of leases, if any, and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and a legal opinion generally to such effect was obtained by the originator of such Mortgage Loan at the time of origination;
(vi) as of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any related Mortgage Note, Mortgage or other agreement executed in connection with such Mortgage Loan, and, as of the Cut-off Date, to the actual knowledge of the Mortgage Loan Seller, there is no valid offset, defense, counterclaim or right of rescission with respect to any related Mortgage Note, Mortgage or other agreement; (vii) the assignment of the related Mortgage in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage to the Trustee (subject to customary bankruptcy and creditors' rights limitations); (viii) the related Mortgage is (or, in the case of a Cross-Collateralized Mortgage Loan, each of the related Mortgages are) a valid and enforceable first lien on the related Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for
(A) liens for real estate taxes and special assessments not yet due and payable,
(B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being customarily acceptable to mortgage lending institutions generally or specifically reflected in the appraisal of such Mortgaged Property made in connection with the origination of such Mortgage Loan, (C) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage or materially affect the value or marketability of such Mortgaged Property and (D) any lien securing another Mortgage Loan in the Trust Fund; (ix) to the actual knowledge of the Mortgage Loan Seller, all taxes and governmental assessments that prior to the Cut-off Date became due or owing in respect of, and affect, the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related primary Mortgaged Property) have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established; (x) as of the date of its origination, there was no proceeding pending for the total or partial condemnation of the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related primary Mortgaged Property) that materially affects the value thereof, and such Mortgaged Property was free of material damage; and, as of the Cut-off Date, the Mortgage Loan Seller has not received any notice of the commencement of any proceeding for the total or partial condemnation of the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related primary Mortgaged Property) that materially affects the value thereof, and such Mortgaged Property is free of material damage; (xi) as of the date of its origination, all insurance required under the related Mortgage for such Mortgage Loan was in full force and effect with respect to the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related primary Mortgaged Property);
(xii) as of the Cut-off Date, no Mortgage Loan is, or in the prior 12 months, has been, 30 days or more past due in respect of any Scheduled Payment; and
(xiii) one or more environmental site assessments were performed with respect to the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related primary Mortgaged Property) during the 18-month period preceding the Cut-off Date, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s). For purposes of the foregoing, the "primary Mortgaged Property" for any Cross-Collateralized Mortgage Loan is the one identified on Annex A as corresponding thereto.

    In the case of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders, the Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee on or prior to the Closing Date) to repurchase the affected Mortgage Loan at the applicable Purchase Price; provided that, with limited exception, the Mortgage Loan Seller will have an additional 90-day period to cure such breach if it is diligently proceeding with such cure and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period.

    The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. The Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans, and neither the Depositor nor any of its other affiliates will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. See "The Trust Agreement--Repurchase of Non-Conforming Loans" in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

    The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates, maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

    A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. If Mortgage Loans are removed from or added to the Mortgage Pool as described in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

    Although the obligations and duties of the Master Servicer and the Special Servicer with respect to the Mortgage Pool will initially be performed by a single entity (see "--The Master Servicer and the Special Servicer" below), the discussion herein is presented so as to reflect an allocation of responsibilities as if two separate entities were acting as Master Servicer and Special Servicer. In the event the obligations and duties of the Master Servicer and the Special Servicer are performed by separate entities, neither entity will be liable for the actions of the other as Master Servicer or Special Servicer.

    The servicing of the Mortgage Loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the Prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties and to the rights and obligations of the Master Servicer and the Special Servicer thereunder, PROVIDED THAT THE INFORMATION HEREIN SUPERSEDES ANY CONTRARY INFORMATION SET FORTH IN THE PROSPECTUS. See "Servicing of Mortgage Loans" and "The Trust Agreement" in the Prospectus. For purposes of the Prospectus, the Pooling and Servicing Agreement constitutes a Master Servicing Agreement and a Special Servicing Agreement.

    The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans on behalf of the Trustee for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the following standards (collectively, the "Servicing Standard"): (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans comparable to the Mortgage Loans; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis; and (iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower; (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Master Servicer's or the Special Servicer's obligation to make Advances (as defined herein); and (D) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either of them, to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction. The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard.

    In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgaged Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (a) any Monthly Payment shall be delinquent 60 or more days (or, in the case of a delinquent Balloon Payment, if the Master Servicer determines that the related borrower has obtained a binding commitment to refinance, such Balloon

Payment shall be delinquent for such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined that (i) a default in making a Monthly Payment is likely to occur within 30 days, (ii) such default is likely to remain unremedied for at least 60 days and (iii) in the case of a Balloon Payment, the related borrower is not likely to refinance the subject Mortgage Loan within 120 days of the maturity date; (c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

    If a Servicing Transfer Event occurs with respect to any Mortgage Loan, the Master Servicer is required to transfer certain of its servicing responsibilities with respect thereto to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to herein as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." The Master Servicer will have no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

    A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

        (w) with respect to the circumstances described in clause (a) of the second preceding paragraph, when the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a written modification, waiver or amendment granted or agreed to by the Special Servicer);

        (x) with respect to any of the circumstances described in clauses (b),
    (d), (e) and (f) of the second preceding paragraph, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

        (y) with respect to the circumstances described in clause (c) of the second preceding paragraph, when such default is cured; and

        (z) with respect to the circumstances described in clause (g) of the second preceding paragraph, when such proceedings are terminated;

so long as at that time no other circumstance identified in such clauses (a) through (g) then exists.

THE MASTER SERVICER AND THE SPECIAL SERVICER

    The duties of both Master Servicer and Special Servicer will be performed by GMAC Commercial Mortgage Corporation ("GMACCM"). The following information has been provided by GMACCM. None of the Depositor, the Underwriter or any of their affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness thereof.

    GMACCM, a corporation organized under the laws of the State of California, is a wholly-owned direct subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. As of December 31, 1997, GMACCM was the servicer of a portfolio of multifamily and commercial mortgage loans totaling approximately $40 billion in aggregate outstanding principal amounts.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the Master Servicing Fee for each Mortgage Loan, including each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan"). The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, will be calculated on the basis of a 360-day year consisting of twelve 30-day months, will accrue at the related Master Servicing Fee Rate and will be computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. For each Mortgage Loan, the "Master Servicing Fee Rate" will be a per annum rate ranging from 0.0933% to 0.1733%. As of the Cut-off Date, the weighted average Master Servicing Fee Rate is 0.1235% per annum.

    If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in such Collection Period, the amount of interest (net of related Servicing Fees (as defined herein) and, if applicable Additional Interest) that accrues on the Mortgage Loan during such Collection Period, without regard to any Prepayment Premium or Yield Maintenance Charge actually collected, will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Servicing Fees and, if applicable, Additional Interest) that would otherwise have accrued on the Mortgage Loan through such Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Additional Interest) that accrues and is collected on the Mortgage Loan during such Collection Period, without regard to any Prepayment Premium or Yield Maintenance Charge actually collected, will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Servicing Fees and, if applicable, Additional Interest) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer will be required to deposit into the Collection Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the lesser of (a) the aggregate of all Prepayment Interest Shortfalls experienced during the related Collection Period and (b) the sum of
(i) the aggregate of its Master Servicing Fees for such Collection Period (but only to the extent of that portion thereof calculated at a rate of 0.04% per annum with respect to each and every Mortgage Loan) and (ii) all of its other servicing compensation (including any Prepayment Interest Excesses received) for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein.

    The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be: (i) the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing

Fees") for each Specially Serviced Mortgage Loan and each REO Mortgage Loan;
(ii) the Liquidation Fee for each Specially Serviced Trust Fund Asset as to which the Special Servicer receives any full or discounted payoff or any Liquidation Proceeds (as defined herein); and (iii) the Workout Fee for each Corrected Mortgage Loan. The "Special Servicing Fee" will be calculated on the basis of a 360-day year consisting of twelve 30-day months, will accrue at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and will be computed on the basis of the same principal amount respecting which any related interest payment on the related Specially Serviced Mortgage Loan or REO Mortgage Loan is computed. However, earned Special Servicing Fees will be payable out of general collections on the Mortgage Loans then on deposit in the Custodial Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan will cease to accrue if such Mortgage Loan (or the related REO Property) is liquidated or such Mortgage Loan becomes a Corrected Mortgage Loan. The "Liquidation Fee" with respect to each Specially Serviced Trust Fund Asset as to which any full or discounted payoff or any Liquidation Proceeds have been received, will generally be in an amount equal to 1.0% of such full or discounted payoff or such Liquidation Proceeds; provided that no Liquidation Fee will be payable in connection with, or out of Liquidation Proceeds resulting from, the purchase of any Specially Serviced Trust Fund Asset (i) by the Mortgage Loan Seller (as described herein under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," (ii) by the Depositor, the Master Servicer, the Special Servicer, the Underwriter or the Majority Subordinate Certificateholder as described herein under "Description of the Certificates--Termination" or (iii) in certain other limited circumstances. The "Workout Fee" with respect to each Corrected Mortgage Loan will generally be an amount equal to 1.0% of all collections of principal and interest received in respect of such Corrected Mortgage Loan.

    As additional servicing compensation, the Master Servicer and/or the Special Servicer will be entitled to retain or receive, as the case may be, any assumption fees, modification fees, extension fees, "Default Interest" (that is, interest in excess of interest at the related Mortgage Rate (or, if applicable, the Revised Rate) accrued in respect of any Mortgage Loan as a result of a default thereunder) and late payment charges payable under the related loan documents and actually collected on the Mortgage Loans, all such amounts to be allocated between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and other permitted investment grade obligations ("Permitted Investments"), and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement.

    Each of the Master Servicer and Special Servicer will, in general, be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses required to be incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds (each as defined herein), on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, each of the Master Servicer and Special Servicer will be permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Custodial Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "--The Custodial Account" and "Description of the Certificates--Collection Account" herein.

    If the Master Servicer or Special Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and further will, if such failure continues for three more business days, be required to make such Servicing Advance. The Fiscal Agent will be required to make any such Servicing Advance that the Trustee was required, but failed, to make.

    Notwithstanding anything herein to the contrary, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable, good faith judgment of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, ultimately recoverable from Related Proceeds. With respect to any Servicing Advance, the Trustee and the Fiscal Agent will be entitled to conclusively rely on the non-recoverability determination made by the Master Servicer or Special Servicer.

    The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be each entitled to receive interest, at the Reimbursement Rate, on any Servicing Advances made by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related Servicing Advance, from general collections on the Mortgage Loans then on deposit in the Custodial Account.

MODIFICATIONS, WAIVERS AND AMENDMENTS

    The Pooling and Servicing Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges but excluding Default Interest and other amounts payable as additional servicing compensation) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the reasonable, good faith judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

    Notwithstanding clause (b) of the preceding paragraph, subject to the following sentence and the discussion under "--The Controlling Class Representative" below, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) accept a principal prepayment during any Lockout Period, or (v) extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan; provided that (w) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (x) in the reasonable, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, (y) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding and (z) in connection with extending the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan, the Special

Servicer has obtained an appraisal, in accordance with the standards of the Appraisal Institute, of the related Mortgaged Property, performed by an independent appraiser, in connection with such extension, which appraisal supports the determination of the Special Servicer contemplated by clause (x) of this proviso. In no event, however, will the Special Servicer be permitted to
(i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan as to which the borrower has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (provided that such limitation of extensions made at a below market rate will not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is less than 10 years prior to the expiration of the term of such ground lease, (iv) reduce the Mortgage Rate to a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer or (v) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

    The Special Servicer will be required to notify the Trustee and the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Upon reasonable prior written notice to the Trustee, copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Available Information" herein.

CUSTODIAL ACCOUNT

    GENERAL. The Master Servicer will be required to establish and maintain one or more separate accounts for the collection of payments on the Mortgage Loans (collectively, the "Custodial Account"), which will be established in such manner and/or with such a depository as are specified in the Pooling and Servicing Agreement or, as confirmed in writing by each Rating Agency, as would not cause a qualification, downgrade or withdrawal of any of the ratings then assigned by it to any Class of Certificates (and, accordingly, which constitute an "Eligible Account"). The funds held in the Custodial Account may be held as cash or invested in Permitted Investments.

    Any interest or other income earned on funds in the Custodial Account will be paid to the Master Servicer as additional compensation subject to the limitations set forth in the Pooling and Servicing Agreement. See "--Servicing and Other Compensation and Payment of Expenses" above.

    DEPOSITS. The Master Servicer will be required to deposit or cause to be deposited in the Custodial Account upon receipt (in the case of collections and payments on the Mortgage Loans) or as otherwise required under the Pooling and Servicing Agreement, the following payments and collections received or made by or on behalf of the Master Servicer subsequent to the Closing Date (other than in respect of scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date, which belong to the Mortgage Loan Seller):

        (i) all payments on account of principal on the Mortgage Loans, including principal prepayments;

        (ii) all payments on account of interest on the Mortgage Loans, including Default Interest and Additional Interest;

       (iii) all Prepayment Premiums and Yield Maintenance Charges;

        (iv) (A) all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (collectively with any comparable amounts received with respect to an REO Property, "Insurance Proceeds"), other than any such proceeds applied to the restoration of the property or otherwise released to the borrower or another appropriate person, (B) all proceeds received in connection with the condemnation or the taking by right of eminent domain of a Mortgaged Property (collectively with any comparable amounts received with respect to an REO Property, "Condemnation Proceeds"), other than any such proceeds applied to the restoration of the property or otherwise released to the borrower or another appropriate person, and (C) all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans by foreclosure or otherwise (collectively with any amounts received in connection with the sale of an REO Property and the amounts described in clause (v) below, "Liquidation Proceeds");

        (v) all cash proceeds paid in connection with (A) the repurchase of any Mortgage Loan by the Mortgage Loan Seller as described under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases" or "--Representations and Warranties; Repurchases" herein, (B) the purchase of any defaulted Mortgage Loan by any party as described under "--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" below and (C) the purchase of all remaining Mortgage Loans and REO Properties by the Depositor, the Master Servicer, the Special Servicer, the Underwriter or the Majority Subordinate Certificateholder as described under "Description of the Certificates--Termination" herein;

        (vi) any amounts required to be deposited by the Master Servicer in connection with losses incurred with respect to Permitted Investments of funds held in the Custodial Account;

       (vii) all payments required to be deposited by the Master Servicer or the Special Servicer in the Custodial Account with respect to any deductible clause in any blanket insurance policy described under "--Maintenance of Insurance" herein;

      (viii) any amount required to be transferred from the REO Account (if established); and

        (ix) any other amounts required to be so deposited under the Pooling and Servicing Agreement.

    Upon receipt of any of the amounts described in clauses (i) through (v) above with respect to any Specially Serviced Mortgage Loan, the Special Servicer is generally required to promptly remit such amounts to the Master Servicer for deposit in the Custodial Account.

    WITHDRAWALS. The Master Servicer may make withdrawals from the Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

        (i) to remit to the Trustee on or before the Distribution Date each month an amount generally equal to that portion of the Available Distribution Amount (inclusive of any amounts to be paid or reimbursed from the Collection Account by the Trustee) for the related Distribution Date then on deposit in the Custodial Account, together with any Prepayment Premiums and/or Yield Maintenance Charges received during the related Collection Period and in the case of the final distribution date, any additional amounts received in connection with a purchase of all remaining Mortgage Loans and REO Properties by the Depositor, the Master Servicer, the Special Servicer, the Underwriter or the Majority Subordinate Certificateholder as described under "Description of the Certificates--Termination" herein;

        (ii) to apply amounts held for future distribution on the Certificates to make P&I Advances;

       (iii) to reimburse the Fiscal Agent, the Trustee or itself (in that order), as applicable, for unreimbursed P&I Advances (other than P&I Advances that constitute Nonrecoverable Advances (as defined below), which are reimbursable as described in clause (viii) below) made thereby (in each case, with its own funds), such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related Master Servicing Fees) on and principal (net of any related Workout Fees) of the particular Mortgage Loan (including an REO Mortgage Loan) as to which each such P&I Advance was made;

        (iv) to pay itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan (including each Specially Serviced Mortgage Loan and each REO Mortgage Loan), such payment being limited to amounts received on or in respect of such Mortgage Loan that are allocable as a recovery of interest thereon;

        (v) to pay the Special Servicer, out of general collections on the Mortgage Loans, Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and each REO Mortgage Loan;

        (vi) to pay the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled as and from the sources described above under "--Servicing and Other Compensation and Payment of Expenses";

       (vii) to reimburse the Fiscal Agent, the Trustee, itself or the Special Servicer (in that order), as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), such reimbursement to be made out of Related Proceeds;

      (viii) to reimburse the Fiscal Agent, the Trustee, itself or the Special Servicer (in that order), as applicable, out of general collections on the Mortgage Loans and REO Properties, for any unreimbursed Advances made thereby (in each case, with its own funds) that have been determined not to be ultimately recoverable from Related Proceeds (any such Advance, a "Nonrecoverable Advance");

        (ix) at or following such time as it reimburses the Fiscal Agent, the Trustee, the Special Servicer or itself, as applicable, for any unreimbursed Advance as described in clause (iii), (vii) or (viii) above, to pay Fiscal Agent, the Trustee, the Special Servicer or itself (in that order), as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any interest at the Reimbursement Rate accrued and payable on such Advance;

        (x) to pay, out of general collections on the Mortgage Loans and any REO Properties, for costs and expenses incurred by the Trust Fund in connection with environmental testing and/or remediation as described in "--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties";

        (xi) to pay itself, as additional servicing compensation, (A) interest and investment income earned in respect of amounts held in the Custodial Account, (B) any Prepayment Interest Excesses and (C) Default Interest in respect of Mortgage Loans that are not Specially Serviced Mortgage Loans or REO Mortgage Loans, and to pay the Special Servicer as additional servicing compensation, Default Interest in respect of Specially Serviced Mortgage Loans and REO Mortgage Loans;

       (xii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for the cost of an independent appraiser or other expert in real estate matters as required under the Pooling and Servicing Agreement.

      (xiii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, amounts payable to any such person as described under "--Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer" below;

       (xiv) to pay, out of general collections on the Mortgage Loans and any REO Properties, for the cost of certain advice of counsel and tax accountants, the cost of certain opinions of counsel and the cost of recording the Pooling and Servicing Agreement, all as set forth in the Pooling and Servicing Agreement;

       (xv) with respect to each Mortgage Loan purchased pursuant to or as contemplated by the Pooling and Servicing Agreement, to pay to the purchaser thereof all amounts received thereon subsequent to the date of purchase;

       (xvi) to pay certain servicing expenses that would, if advanced, constitute Nonrecoverable Advances, but the payment of which is determined nonetheless to be in the best interests of the Certificateholders; and

      (xvii) to clear and terminate the Custodial Account upon the termination of the Pooling and Servicing Agreement.

THE CONTROLLING CLASS REPRESENTATIVE

    SELECTION. The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class of Sequential Pay Certificates to replace the Special Servicer and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances. The "Controlling Class" of Sequential Pay Certificates is the Class of Sequential Pay Certificates with the latest alphabetical Class designation that has a Certificate Balance that is greater than 25% of its original Certificate Balance; provided that if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the then outstanding Class of Sequential Pay Certificates with the latest alphabetical Class designation will be the "Controlling Class" of Sequential Pay Certificates. The Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates.

    CERTAIN RIGHTS AND POWERS. The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and subject to the discussion in the second following paragraph, the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

        (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

        (ii) any modification of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

       (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates-- Termination" herein) for less than the applicable Purchase Price;

        (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

        (v) any acceptance of substitute or additional collateral for a Mortgage Loan;

        (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

       (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

    In addition, subject to the discussion in the following paragraph, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement.

    The foregoing notwithstanding, no such advice, direction or objection contemplated by either of the two preceding paragraphs may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund, the Trustee or the Fiscal Agent to material liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act (including, without limitation, by omission) in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.

    LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE. The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates, and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

REALIZATION UPON DEFAULTED MORTGAGE LOANS; SALE OF DEFAULTED MORTGAGE LOANS AND
  REO PROPERTIES

    A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payments of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

    The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

    The Pooling and Servicing Agreement grants to the Master Servicer, the Special Servicer and any holder of Certificates evidencing a majority interest (or, if no Certificateholder holds a majority interest, the holder of Certificates evidencing the largest interest) in the Controlling Class (the "Majority Subordinate Certificateholder") a right to purchase from the Trust Fund certain defaulted Specially Serviced Mortgage Loans in the priority described below. If the Special Servicer has determined in good faith that any such defaulted Specially Serviced Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer will be required to promptly so notify in writing the Trustee and the Master Servicer, and the Trustee will be required, within ten days after receipt of such notice, to notify the Majority Subordinate Certificateholder. Such Certificateholder may at its option purchase from the Trust Fund, at a cash price equal to the applicable Purchase Price, any such defaulted Specially Serviced Mortgage Loan; provided that if such Certificateholder has not purchased such defaulted Specially Serviced Mortgage Loan within 30 days of its having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order of preference, may at its option purchase such Mortgage Loan from the Trust Fund, at a cash price equal to the applicable Purchase Price. The Special Servicer may offer to sell any such defaulted Specially Serviced Mortgage Loan not otherwise purchased as described in the preceding sentence, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer will be required to be made in a commercially reasonable manner for a period of not less than ten days. Unless the Special Servicer determines that acceptance of any bid would not be in the best economic interests of the Certificateholders (as a collective whole) and subject to any rights that the Controlling Class Representative may have to object if the winning bid is not at least equal to the applicable Purchase Price, the Special Servicer will be required to accept the highest cash bid received from any person that constitutes a "fair price" (determined in accordance with the Pooling and Servicing Agreement) for the particular Mortgage Loan. See "--The Controlling Class Representative--Certain Rights and Powers" above.

    Notwithstanding any of the foregoing, the Special Servicer will not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole); and subject to any rights that the Controlling Class Representative may have to object if the winning bid is not at least equal to the applicable Purchase Price, the Special Servicer may accept a lower cash bid (from any person or entity other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than the price) offered by the prospective buyer making the lower bid are more favorable).

    Neither the Trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted Specially Serviced Mortgage Loan or any REO Property.

    The Special Servicer will be required to exercise reasonable efforts, consistent with the Servicing Standard and the discussion under "--The Controlling Class Representative--Certain Rights and Powers" above, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments and which are not sold as described above. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer is permitted, on behalf of the Trust Fund, to obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable, good faith judgment of the Special Servicer exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

        (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

        (ii) in the event that the determination described in the immediately preceding clause (i) above cannot be made, (A) the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the immediately preceding clause (i) above, that it would maximize the recovery to the Certificateholders on a present value basis to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the immediately preceding clause
    (i) above, and (B) the Controlling Class Representative has not properly objected to the Special Servicer's doing so. See "--The Controlling Class Representative --Certain Rights and Powers" above and "Certain Legal Aspects of Mortgage Loans-- Environmental Matters" in the Prospectus.

    The cost of any environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph, is payable directly out of the Custodial Account.

    If neither of the conditions set forth in clauses (i) and (ii) of the second preceding paragraph has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Mortgage Loan has a then outstanding principal balance greater than $1 million, then, prior to effecting such release, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee and the Master Servicer, (ii) the Trustee shall have notified the Certificateholders and (iii) the holders of Certificates entitled to a majority of the Voting Rights (as defined herein) shall not have objected to such release within 30 days of their having been so notified thereof.

REO PROPERTIES

    If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property by the end of the third calendar year following the calendar year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

    In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that (i) maintains its status as "foreclosure property" under the REMIC Provisions and (ii) would, to the extent commercially reasonable and consistent with the foregoing clause (i), maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee (or any person appointed thereby to act as REMIC administrator) to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property", within the meaning of
Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under
Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property" such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Federal Income Tax Considerations" in the Prospectus. The reasonable "out-of-pocket" costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the Custodial Account.

    The Special Servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired, the Special Servicer will be required to establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account is to be an Eligible Account. The Special Servicer will be required to deposit, or cause to be deposited, in the REO Account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. The funds held in the REO Account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO Account will be payable to the Special Servicer, subject to the limitations set forth in the Pooling and Servicing Agreement.

    The Special Servicer will be required to withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Promptly following the end of each Collection Period, the Special Servicer will be required to withdraw from the REO Account and deposit, or deliver to the Master Servicer for deposit, into the Custodial Account the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts as described in the preceding sentence; provided that the Special Servicer may, subject to certain limitations set forth in the Pooling and Servicing Agreement, retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses).

REPLACEMENT OF THE SPECIAL SERVICER

    The Pooling and Servicing Agreement will permit the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to terminate an existing Special Servicer and to appoint a successor thereto. Any such appointment of a successor Special Servicer will be subject to, among other things, the Trustee's receipt of (i) written confirmation from each Rating Agency that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective Classes of Certificates, and (ii) the written agreement of the proposed Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement, together with an opinion of counsel regarding, among other things, the enforceability thereof. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

    The Special Servicer will be required to perform or cause to be performed a physical inspection of each REO Property and each Mortgaged Property securing a Specially Serviced Mortgage Loan, at least once per calendar year. In addition, the Master Servicer will be required to inspect or cause to be inspected each other Mortgaged Property at least once per calendar year. The Master Servicer and the Special Servicer will each be required to promptly prepare or cause to be prepared and deliver to the Trustee a written report of each such inspection performed by it that generally describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

    The Special Servicer, in the case of any Specially Serviced Mortgage Loans, and the Master Servicer, in the case of all other Mortgage Loans, will also be required to use reasonable efforts to collect from the related borrower and review the quarterly and annual operating statements and rent rolls with respect to each of the Mortgaged Properties and REO Properties. In connection therewith, with respect to each Mortgaged Property and REO Property, the Master Servicer (based on reports generated by itself and the Special Servicer) will be required to deliver to the Trustee an Operating Statement Analysis for, or as of the end of, the applicable period. See "Description of the Certificates--Reports to Certificateholders; Available Information" herein. Each of the Mortgages requires the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the Master Servicer and the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

    Upon reasonable prior written notice to the Trustee, copies of the inspection reports and operating statements referred to above will be required to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Available Information" herein.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

    Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" provisions, that, in general, entitle the holder thereof to accelerate the maturity of the related Mortgage Loan upon any sale or other transfer of, or upon the creation of any lien or other encumbrance upon, the related Mortgaged Property or prohibit the borrower from doing so without the consent of the lender. With respect to each Mortgage Loan, the Special Servicer, on behalf of the Trustee as the mortgagee of record, will be required under the Pooling and Servicing Agreement, to the extent permitted by applicable law, to enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related borrower, unless the Special Servicer determines, in its reasonable, good faith judgment, that waiver of such restrictions is in accordance with the Servicing Standard and has not been properly objected to by the Controlling Class Representative. See "--Controlling Class Representative--Certain Rights and Powers" above. Notwithstanding the foregoing, the Special Servicer's exercise of any such waiver in respect of a due-on-encumbrance provision is conditioned upon its receipt of prior written confirmation from each Rating Agency (in the case of DCR, only if the related Mortgage Loan represents 2% or more of the then aggregate unpaid principal balance of the Mortgage Pool) that such action would not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates.

MAINTENANCE OF INSURANCE

    The Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgaged Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) are required, consistent with the Servicing Standard, to cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related borrower is required to maintain, the Master Servicer or the Special Servicer, as the case may be, is to exercise such discretion in a manner consistent with the Servicing Standard; and provided further that, if and to the extent that a Mortgage so permits, the related borrower will be required to exercise its reasonable best efforts to obtain the required insurance coverage from insurance companies or security or bonding companies qualified to write the related insurance policy in the relevant jurisdiction ("Qualified Insurers") that have a "claims paying ability" rating meeting the requirements of the Pooling and Servicing Agreement. The Majority Subordinate Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at its expense.

    The Special Servicer is required consistent with the Servicing Standard to cause to be maintained for each REO Property no less insurance coverage than was previously required of the borrower under the related Mortgage, all such insurance to be obtained from Qualified Insurers that have, if they are providing casualty insurance, a "claims paying ability" rating meeting the requirements of the Pooling and Servicing Agreement. Such insurance policies are required to be in the name of the Special Servicer, on behalf of the Trustee.

    If either the Master Servicer or the Special Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy is obtained from a Qualified Insurer having a claims-paying rating meeting the requirements of the Pooling and Servicing Agreement and provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a customary deductible clause, in which case the Master Servicer or the Special Servicer, as appropriate, will, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements described in the preceding two paragraphs, and there shall have been one or more losses that would have been covered by such individual policy, promptly deposit into the Custodial Account from its own funds the amount of such losses that would have been so covered by an individual policy but are not covered under the blanket policy because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, are required to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

EVIDENCE AS TO COMPLIANCE

    On or before April 15 of each year beginning April 15, 1999, there is to be furnished by each of the Master Servicer and the Special Servicer to the Trustee, the Depositor, the Underwriter and to each other, a statement from a firm of independent certified public accountants to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or Special Servicer, as applicable, which includes an assertion that the Master Servicer or Special Servicer, as applicable, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

    The Pooling and Servicing Agreement also provides for each of the Master Servicer and the Special Servicer to deliver to the Trustee, the Depositor, the Underwriter and each other on or before April 15 of each year, beginning April 15, 1999, a certificate signed by one of its officers generally to the effect that, except as otherwise indicated in such certificate, the Master Servicer or the Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding calendar year and that the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status of, any of REMIC I, REMIC II or REMIC III as a REMIC.

    Copies of the foregoing annual accountants' statement and officer's certificate of each of the Master Servicer and the Special Servicer will be made available to Certificateholders (at their expense) upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL
  SERVICER

    Any entity serving as Master Servicer or Special Servicer under the Pooling and Servicing Agreement may have other normal business relationships with the Depositor or the Depositor's affiliates. The Pooling and Servicing Agreement will permit each of the Master Servicer and the Special Servicer to resign from its obligations thereunder (in such capacity) upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it; provided that unless required by applicable law, no such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will each have the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a qualification, downgrade or withdrawal of any rating or ratings then assigned to any Class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Neither the Master Servicer nor the Special Servicer will be permitted to resign except as described above. The Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement.

    The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Trust Fund, the Trustee, the Fiscal Agent or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that no such entity will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder. The Pooling and Servicing Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund against any loss, liability or reasonable expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense: (i) incidental to its duties and obligations thereunder; (ii) specifically required to be borne by such party without right of reimbursement pursuant to the terms thereof; (iii) incurred in connection with any breach of a representation, warranty or covenant made therein; or (iv) incurred by reason of wilful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder. In addition, the Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer or the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action that is not related to its respective responsibilities under the Pooling and Servicing Agreement and, unless it is specifically required to bear the costs of such legal action, that in its opinion may involve it in any expense or liability. However, each of the Depositor, the Master Servicer and the Special Servicer will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer or the Special Servicer, as the case may be, will be entitled to charge the Custodial Account therefor.

    Any person into which the Depositor, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer is a party, or any person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, will be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement; provided, however, that no successor or surviving person shall succeed to the rights of the Master Servicer or the Special Servicer unless, among other things, such succession will not result in any qualification, downgrade or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing).

EVENTS OF DEFAULT

    "Events of Default" under the Pooling and Servicing Agreement include each of the following: (i) any failure by the Master Servicer or the Special Servicer to deposit, or to remit to the appropriate party for deposit, into the Custodial Account or REO Account, as applicable, any amount required to be so deposited or any failure by the Master Servicer or the Special Servicer to make any required Servicing Advances; (ii) any failure by the Master Servicer to remit to the Trustee for deposit in the Collection Account any amount required to be so remitted, which continues unremedied as of a specified time on the next Distribution Date; (iii) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 60 days after written notice of such failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party to the Pooling and Servicing Agreement), by Certificateholders entitled to not less than 25% of the Voting Rights; (iv) any breach by the Master Servicer or the Special Servicer of any of its representations or warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interest of any Class of Certificateholders and that continues unremedied for 60 days after written notice of such breach has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party to the Pooling and Servicing Agreement), by Certificateholders entitled to not less than 25% of the Voting Rights; (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and (vi) the Trustee shall have received notice from either of the Rating Agencies that (A) the Master Servicer's or the Special Servicer's acting in such capacity shall have resulted in one or more ratings assigned to the respective Classes of Certificates being qualified, downgraded or withdrawn, or (B) the continuation of the Master Servicer or the Special Servicer in such capacity would result in a qualification, downgrade or withdrawal of any rating assigned thereby to any Class of Certificates. When a single entity acts as Master Servicer and Special Servicer, an Event of Default in one such capacity shall constitute an Event of Default in the other such capacity.

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default described in clauses (i)-(v) of under "--Events of Default" above with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 25% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party under the Pooling and Servicing Agreement and in and to the Trust Fund other than any rights thereof as a Certificateholder. If an Event of Default described in clause (vi) under "--Events of Default" above occurs with respect to the Master Servicer or, if applicable, the Special Servicer, the Trustee is required (by notice in writing to the defaulting party with a copy to each other party hereto and the Rating Agencies) to terminate all of the rights and obligations of the defaulting party under the Pooling and Servicing Agreement and in and to the Trust Fund other than any rights thereof as a Certificateholder. Upon any such termination, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to like compensation arrangements. If the Trustee is unwilling to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or if the Trustee is unable, or is not approved by each Rating Agency, to act as a master servicer or special servicer, as the case may be, the Trustee will be required to) appoint, or petition a court of competent jurisdiction to appoint, an established and qualified institution to act as successor Master Servicer or Special Servicer (subject in the case of successor Special Servicer, to the rights of the holders of Certificates evidencing a majority of Voting Rights in the Controlling Class to designate a successor Special Servicer), as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

    The Certificateholders entitled to at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default may waive such Event of Default; provided, however, that an Event of Default described in clauses (i), (vi) and (vii) under "--Events of Default" above may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

    No Certificateholder will have the right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless (except in the case of a default by the Trustee) Certificateholders entitled to not less than 25% of the Voting Rights shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for 60 days shall have neglected or refused to institute any such proceeding.

The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless in the Trustee's opinion, such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C1 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of February 1, 1998, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Collection Account (See "--Collection Account" below), the Custodial Account or, if established, the REO Account; and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Seller regarding the Mortgage Loans.

    The Certificates will consist of 18 classes (each, a "Class") to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates (collectively, the "Class A Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, Class L Certificates and the Class M Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class IO Certificates (collectively with the Sequential Pay Certificates, the "Regular Interest Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "Residual Interest Certificates").

    Only the Class A-1, Class A-2, Class A-3, Class IO, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K, Class L, Class M and the Residual Interest Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act, and are not offered hereby. Accordingly, information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

    The Offered Certificates will be issued in book-entry format through the facilities of The Depository Trust Company ("DTC"). Each Class of Offered Certificates will be issued in denominations of not less than $10,000 actual principal amount (or $100,000 notional amount with respect to the Class IO Certificates), and in integral multiples of $1 in excess thereof.

    Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered, certificated form of such Certificate (a "Definitive Offered Certificate"), except under the limited circumstances described under "Description of the Securities-- Book-Entry Registration" in the Prospectus. Unless and until Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, beneficial ownership interests in such Class will be recorded and transferred on the book-entry records of DTC and its participating organizations (the "Participants"), and all references herein to actions by holders of a Class of Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of a Class of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the

Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. See "Risk Factors--The Certificates--Book-Entry Registration" herein and "Description of the Securities-- Book-Entry Registration" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

    Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances set forth in the following table:

                                                                                                       PERCENT OF
                                                                                         INITIAL         INITIAL
                               CLASS OF SEQUENTIAL                                     CERTIFICATE        POOL
                                 PAY CERTIFICATES                                        BALANCE         BALANCE
----------------------------------------------------------------------------------  -----------------  -----------
Class A-1 Certificates............................................................   $   275,000,000         15.5%
Class A-2 Certificates............................................................   $   330,000,000         18.6%
Class A-3 Certificates............................................................   $   646,492,000         36.4%
Class B Certificates..............................................................   $    88,759,000          5.0%
Class C Certificates..............................................................   $    88,758,000          5.0%
Class D Certificates..............................................................   $    93,196,000          5.2%
Class E Certificates..............................................................   $    35,504,000          2.0%
Class F Certificates..............................................................   $    53,255,000          3.0%
Class G Certificates..............................................................   $    35,503,000          2.0%
Class H Certificates..............................................................   $    17,752,000          1.0%
Class J Certificates..............................................................   $    44,379,000          2.5%
Class K Certificates..............................................................   $    17,751,000          1.0%
Class L Certificates..............................................................   $    17,752,000          1.0%
Class M Certificates..............................................................   $    31,066,073          1.8%

    The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be permanently reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further permanently reduced by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

    The Class IO Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the Class IO Components, as described herein. The Class IO Certificates will have fourteen components (each a "Class IO Component"), each corresponding to a different Class of Sequential Pay Certificates. Each such Class IO Component will have the same letter and/or numerical designation as a Class of Sequential Pay Certificates. The notional amount of each such Class IO Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On the Closing Date, the aggregate of the notional amounts of all the Class IO Components will equal the Initial Pool Balance. References herein to the "notional amount" of the Class IO Certificates shall mean the aggregate of the notional amounts of the Class IO Components.

    The Residual Interest Certificates will not have Certificate Balances or notional amounts, but will represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the Regular Interest Certificates.

PASS-THROUGH RATES

    The Pass-Through Rate applicable to each Class of Sequential Pay Certificates for each Distribution Date is fixed at the respective rate per annum set forth with respect to such Class in the table at the beginning of the Summary. The Pass-Through Rate applicable to each Class IO Component for any Distribution Date will be equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus the fixed Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates. The Residual Interest Certificates will not bear interest.

    The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-off Date, minus (y) the sum of the applicable Master Servicing Fee Rate and the Trustee Fee Rate (such sum, as to any Mortgage Loan, the "Administrative Cost Rate"); provided that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the Regular Interest Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate, the Mortgage Rate referred to in clause (x) will, to the extent appropriate, be adjusted from accrual period to accrual period to compensate for such difference. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the Cut-off Date Balance thereof, permanently reduced on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and are distributed on the Certificates on such Distribution Date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

    The "Collection Period" for each Distribution Date will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 10th day of each month (or, if not a business day, the next preceding business day).

COLLECTION ACCOUNT

    GENERAL. The Trustee will be required to establish and maintain one or more accounts (collectively, the "Collection Account") for the distribution of payments to the Certificateholders. Each such account is to be an Eligible Account. The funds held in the Collection Account may be invested at the direction of the Master Servicer (or as otherwise provided in the Pooling and Servicing Agreement) in Permitted Investments.

    DEPOSITS. On or before the business day prior to each Distribution Date, the Master Servicer will be required to deliver to the Trustee, for deposit in the Collection Account, in immediately available funds, the amounts described in clause (i) under "Servicing of the Mortgage Loans--Custodial Account-- Withdrawals". In addition, the Master Servicer will be required, as and when provided in the Pooling and

Servicing Agreement, to deliver to the Trustee for deposit in the Collection Account, any P&I Advances and/or Compensating Interest Payment with respect to each Distribution Date.

    WITHDRAWALS. The Trustee may, from time to time, make withdrawals from the Collection Account for any of the following purposes, among others: (i) to make distributions to the Certificateholders on each Distribution Date; (ii) to pay itself the Trustee Fee each month; (iii) to reimburse and/or indemnify itself and certain related persons as described under "--The Trustee" herein and to make certain comparable reimbursements and/or indemnifications with respect to the Fiscal Agent; (iv) to pay the Master Servicer, as additional servicing compensation, interest and other investment income earned in respect of amounts held in the Collection Account; (v) to pay for the cost of certain opinions of counsel required under the Pooling and Servicing Agreement; (vi) to pay any federal, state and local taxes imposed on the Trust Fund, its assets and/or transactions, together with all incidental costs and expenses, to the extent required to be borne by the Trust Fund, all as described under "Certain Federal Income Tax Consequences--Possible Taxes on Income from Foreclosure Property and Other Taxes" and "Servicing of the Mortgage Loans-- REO Properties" herein and as provided in the Pooling and Servicing Agreement; and (vii) to clear and terminate the Collection Account upon termination of the Trust Fund.

DISTRIBUTIONS

    GENERAL. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, commencing in March 1998 (each, a "Distribution Date"). Except as described below, all such distributions will be made on each Distribution Date to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, at the close of business on the Closing
Date) and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated PRO RATA among the outstanding Certificates of such Class based on their respective percentage interests in such Class.

    THE AVAILABLE DISTRIBUTION AMOUNT. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

        (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date and not previously distributed with respect to the Certificates, EXCLUSIVE of any portion thereof that represents one or more of the following:

            (i) any Monthly Payments collected but due on a Due Date after the related Collection Period,

            (ii) any Prepayment Premiums and Yield Maintenance Charges,

           (iii) Additional Interest, and

            (iv) all amounts that are payable or reimbursable to any person other than the Certificateholders as described under "--Collection Account--Withdrawals" above and "Servicing of the Mortgage Loans--Custodial Account--Withdrawals" and "--REO Properties" herein;

        (b) all P&I Advances made by the Master Servicer with respect to such Distribution Date (see "--P&I Advances" below);

        (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (see "Servicing of the Mortgage
    Loans--Servicing and Other Compensation and Payment of Expenses" herein).

    Any Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" herein.

    APPLICATION OF THE AVAILABLE DISTRIBUTION AMOUNT. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below), after deduction of the Trustee Fee for such Distribution Date, apply amounts on deposit in the Collection Account, to the extent of the Available Distribution Amount, for the following purposes and in the following order of priority:

        (1) to distributions of interest to the holders of the Class A-1, Class A-2, Class A-3 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata based on entitlement, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount (as defined herein) for such Distribution Date;

        (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

        (4) after the Class A-1 and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and/or Class A-2 Certificates;

        (5) to distributions to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses;

        (6) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (7) after the Class A-1, Class A-2 and Class A-3 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and/or Class A-3 Certificates on such Distribution Date;

        (8) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

        (9) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (10) after the Class A-1, Class A-2, Class A-3 and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3 and/or Class B Certificates on such Distribution Date;

        (11) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

        (12) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (13) after the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B and/or Class C Certificates on such Distribution Date;

        (14) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

        (15) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (16) after the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C and/or Class D Certificates;

        (17) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

        (18) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (19) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates;

        (20) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

        (21) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (22) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and/or Class F Certificates;

        (23) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

        (24) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (25) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

        (26) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

        (27) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (28) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates;

        (29) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

        (30) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (31) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and/or Class J Certificates;

        (32) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

        (33) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (34) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and/or Class K Certificates;

        (35) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

        (36) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (37) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and/or Class L Certificates;

        (38) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received; and

        (39) to make distributions to the holders of the Residual Interest Certificates, up to an amount equal to the excess, if any, of (a) the Available Distribution Amount remaining for such Distribution Date, over (b) the aggregate distributions made in respect of the Regular Interest Certificates on such Distribution Date as described in clauses (1) through
    (38) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and prior to retirement of the Class A Certificates, the payments of principal to be made as contemplated by clauses (2), (3) and (4) above with respect to the Class A Certificates will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates, and without regard to the Principal Distribution Amount for such date.

    DISTRIBUTABLE CERTIFICATE INTEREST. The "Distributable Certificate Interest" in respect of each Class of Regular Interest Certificates for each Distribution Date will equal the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, net of such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to any Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

    The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the applicable Pass-Through Rate accrued during the related Interest Accrual Period on the Certificate Balance of such Class of Certificates outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO Certificates for any Distribution Date will equal the aggregate of one month's interest at the applicable Pass-Through Rate accrued during the related Interest Accrual Period on the notional amount of each Class IO Component outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a basis of a 360-day year consisting of twelve 30-day months.

    The "Interest Accrual Period" in respect of each Class of Regular Interest Certificates for each Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

    The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Regular Interest Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of Regular Interest Certificates for such Distribution Date.

    PRINCIPAL DISTRIBUTION AMOUNT. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication):

        (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) due, and the principal portions of any Assumed Scheduled Payments deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

        (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

        (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any amounts described in clause (b) above or clause (d) below) made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

        (d) the aggregate of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds that were received on or in respect of any of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

        (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

    The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the Monthly Payment (excluding any amounts representing Additional Interest with respect to an ARD Loan) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, and assuming that the full amount of each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due in respect of any Mortgage Loan that constitutes either (i) a Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date or (ii) a Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan"). The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains outstanding and part of the Trust Fund will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

    Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

    TREATMENT OF REO PROPERTIES. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any REO Mortgage Loan.

    ALLOCATION OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. In the event a borrower is required to pay any Yield Maintenance Charge or any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Offered Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums."

    On each Distribution Date, any Prepayment Premium or Yield Maintenance Charge collected on a Mortgage Loan during the related Collection Period will be distributed as follows. The holders of each Class of Sequential Pay Certificates (other than an Excluded Class thereof) then entitled to distributions of principal on such Distribution Date will be entitled to an amount equal to (a) the amount of such Prepayment Premium or Yield Maintenance Charge, multiplied by
(b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Sequential Pay Certificates, over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan, over the relevant Discount Rate, and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Sequential Pay Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one Class of Sequential Pay Certificates (other than an Excluded Class thereof) entitled to distributions of principal on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes up to, and on a PRO RATA basis in accordance with, their respective entitlements thereto calculated as described in the foregoing sentence. The portion, if any, of the Prepayment Premium or Yield Maintenance Charge remaining after any such payments to the holders of the Sequential Pay Certificates will be distributed to the holders of the Class IO Certificates. For purposes of the foregoing, an "Excluded Class" of Sequential Pay Certificates is any Class thereof other than the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates.

    The "Discount Rate" applicable to any Class of Offered Certificates will be equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

    For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see Annex B hereto. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

    DISTRIBUTIONS OF ADDITIONAL INTEREST. On each Distribution Date, any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed among all the Classes of Sequential Pay Certificates on a PRO RATA basis in accordance with the respective initial Certificate Balances of such Classes of Certificates. There can be no assurance as to what extent Additional Interest will be collected on the ARD Loans, if at all.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

    The rights of holders of the Class B, Class C, Class D and Class E Certificates and each Class of the Private Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A and Class IO Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, the Class C, the Class D and the Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each such Class of Certificates of principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class E Certificates by means of the subordination of the Private Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E and the Private Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E and the Private Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D, the Class E and the Private Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and
(ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, the Class A-1, Class A-2, Class A-3 and Class IO Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans concurrently. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

    On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

    Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the Class IO Component that is related to such Class of Sequential Pay Certificates.

    "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with

(i) all unpaid interest accrued thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive, however, of any such accrued and unpaid interest that constitutes Default Interest and/or Additional Interest) and (ii) related unreimbursed Servicing Advances, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven (to the extent it constitutes principal, interest (other than Default Interest or Additional Interest) or an amount for which a Servicing Advance has been made) also will be treated as a Realized Loss.

    "Additional Trust Fund Expenses" are any expenses experienced with respect to the Trust Fund other than Realized Losses, that would result in the holders of the Regular Interest Certificates receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date, and include, among other things, (i) any Special Servicing Fees, Liquidation Fees and/or Work-out Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent in respect of unreimbursed Advances, and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee and the Fiscal Agent of the type described under "--The Trustee" herein (the Fiscal Agent having the same rights to indemnity and reimbursement as described with respect to the Trustee), certain indemnities and reimbursements to the Depositor, the Master Servicer and the Special Servicer of the type described under "Servicing of the Mortgage Loans--Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer" herein and certain federal, state and local taxes, and certain tax related expenses, payable from the assets of the Trust Fund and described under "Certain Federal Income Tax Consequences--Possible Taxes on Income from Foreclosure Property and Other Taxes" and "Servicing of the Mortgage Loans--REO Properties" herein. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

    On or about each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Custodial Account that are not required to be distributed to Certificateholders (or paid to any other person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees and, if any, Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the related Determination Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Monthly Payment (net of related Master Servicing Fees and, if any, Workout Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the product of (i) the amount of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, and if the Trustee fails to make a P&I Advance required to be made, the Fiscal Agent will then be required to make such P&I Advance, in each case, subject to the recoverability standard described below. No default on the part of the Trustee will be deemed to have occurred if the Fiscal Agent makes such P&I Advance in a timely manner, as set forth in the Pooling and Servicing Agreement. See "--Appraisal Reductions" below.

    The Master Servicer (or the Trustee or Fiscal Agent, as applicable) will be entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made that constitute late collections of principal and interest (net of related Master Servicing Fees and Workout Fees), whether such amounts are collected in the form of late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery of the related Mortgage Loan or REO Property. Neither the Master Servicer, the Trustee nor the Fiscal Agent will be obligated to make any P&I Advance that it determines in accordance with the Servicing Standard, would, if made, constitute a Nonrecoverable Advance, and the Master Servicer (or the Trustee or the Fiscal Agent, as applicable) will be entitled to recover, from general funds on deposit in the Custodial Account, any P&I Advance made by it out of its own funds that it later determines to be a Nonrecoverable Advance. See "Servicing of the Mortgage Loans--Custodial Account" herein.

    In connection with the recovery by the Master Servicer, the Trustee or the Fiscal Agent of any P&I Advance made by it, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to be paid, out of any amounts then on deposit in the Custodial Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of THE WALL STREET JOURNAL, as such "prime rate" may change from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described herein.

APPRAISAL REDUCTIONS

    Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Monthly Payments, (2) the Mortgaged Property securing any Mortgage Loan has become an REO Property, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Monthly Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan is subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid within 20 days following its most recent scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to use reasonable efforts to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser, unless such an appraisal had previously been obtained within the prior 12 months. A "Qualified Appraiser" is an independent appraiser that (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be borne by the Special Servicer, subject to the Special Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Custodial Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date (if no new appraisal is required) or after receipt of a new appraisal (if one is required). The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum of, without duplication, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to the date of calculation (net of related Master Servicing Fees, and exclusive of any portion of such accrued and unpaid interest that constitutes Additional Interest and/or Default Interest) (iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements (net of any amount escrowed therefor) and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the related Mortgaged Property as determined by such appraisal.

    With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during such twelve-month period, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which is to be covered by, and reimbursable as, a Servicing Advance). Based upon such appraisal, the Special Servicer will be required to redetermine and report to the Trustee the then applicable Appraisal Reduction Amount, if any, with respect to such Required Appraisal Loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

    CERTIFICATEHOLDER REPORTS. Based on information provided in monthly reports prepared by the Master Servicer and the Master Servicer or Special Servicer, as applicable, and delivered to the Trustee, the Trustee will prepare and forward either electronically or by first class mail on each Distribution Date to, among others, each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee):

        1. A statement (a "Distribution Date Statement"), substantially in the form of Annex C hereto, setting forth, among other things, for each Distribution Date: (i) the amount of the distribution to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance thereof; (ii) the amount of the distribution to the holders of each Class of Regular Interest Certificates allocable to Distributable Certificate Interest; (iii) the amount of the distribution to the holders of each Class of Regular Interest Certificates allocable to Prepayment Premiums and Yield Maintenance Charges; (iv) the amount of the distribution to the holders of each Class of Sequential Pay Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses; (v) the Available Distribution Amount for such Distribution Date; (vi) the aggregate amount of P&I Advances made in respect of the prior Distribution Date (vii)
    (A) the aggregate amount of unreimbursed P&I Advances (and the aggregate amount of interest accrued and payable thereon) as of the close of business on the related Determination Date and (B) the aggregate amount of unreimbursed Servicing Advances (and the aggregate amount of interest accrued and payable thereon) outstanding as of the close of business on the related Determination Date; (viii) the aggregate unpaid principal balances of the Mortgage Pool outstanding immediately prior to, as of the close of business on, and immediately after, the related Determination Date; (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans (other than REO Mortgage Loans) as of the close of business on the related Determination Date; (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, and (D) as to which foreclosure proceedings have been commenced; (xi) as to each Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, (C) whether the delinquency is in respect of its Balloon Payment, (D) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice, (E) whether a "Phase I" environmental assessment of the related Mortgaged Property has been performed as contemplated by the Pooling and Servicing Agreement and (F) a brief description of the status of any foreclosure proceedings or any workout or loan modification negotiations with the related borrower; (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the nature of the liquidation event and, in the case of a determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined in accordance with the Servicing Standard, will be ultimately recoverable (a "Final Recovery Determination"), a brief description of the basis for such Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in connection with such liquidation event; (xiii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of income and other amounts, if any, received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates); (xiv) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the loan number of such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan as of the related acquisition date of such REO Property; (xv) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination; (xvi) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Interest Certificates for such Distribution Date; (xvii) any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on such Distribution Date, and if the full amount of the Principal Distribution Amount was not distributed on such Distribution Date, the portion of the shortfall affecting each Class of Sequential Pay Certificates; (xviii) the Pass-Through Rate for each Class of Regular Interest Certificates for such Distribution Date; (xix) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal); (xx) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xxi) the aggregate of all Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date; (xxii) the Certificate Balance of each Class of Sequential Pay Certificates and the notional amount of each Class IO Component immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xxiii) the certificate factor for each Class of Regular Interest Certificates immediately following such Distribution Date; (xxiv) the aggregate amount of interest on Advances paid to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent during the related Collection Period; and (xxv)
    (A) the aggregate amount of servicing compensation (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each sub-servicer, during the related Collection Period, and (B) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns.

        2. A "CSSA Loan File" report and a "CSSA Property File" report setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

    The Master Servicer or the Special Servicer (as specified in the Pooling and Servicing Agreement) is required to deliver to the Trustee monthly (or, in the case of the reports described in clauses (g) and (h) below, within 30 days after receiving annual operating statements for the subject Mortgaged Property or REO Property), and the Trustee is required to deliver to each Certificateholder and each other person sent a Distribution Date Statement, on the first Distribution Date following receipt thereof, the following nine reports (to the extent received by the Trustee):

        (a) A "Delinquent Loan Status Report" containing substantially the information set forth in Annex D attached hereto, including, among other things, those Mortgage Loans that were, as of the Determination Date immediately preceding the preparation of such report, (1) delinquent 30-59 days, (2) delinquent 60-89 days, (3)delinquent 90 days or more, (4) current but specially serviced, or (5) in foreclosure but not REO Property.

        (b) An "Historical Loan Modification Report" containing substantially the information set forth in Annex E attached hereto, including, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

        (c) An "Historical Loss Estimate Report" containing substantially the information set forth in Annex F attached hereto, including, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period and historically, set forth on a loan-by-loan basis.

        (d) An "REO Status Report" containing substantially the information set forth in Annex G attached hereto, including, with respect to each REO Property included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, among other things, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

        (e) A "Watch List Report" containing substantially the information set forth in Annex H attached hereto, including, among other things, any Mortgage Loan that, as of the Determination Date immediately preceding the preparation of such report, had a debt service coverage ratio of less than 1.0x and was in jeopardy of becoming a Specially Serviced Mortgage Loan.

        (f) A "Loan Payoff Notification Report" setting forth, among other things, for each Mortgage Loan where notice of anticipated payoff has been received as of the Determination Date immediately preceding the preparation of such report, the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of Yield Maintenance or Prepayment Premium due.

        (g) With respect to any Mortgaged Property or REO Property, an "Operating Statement Analysis" containing substantially the information set forth in Annex I, together with copies of the subject annual operating statements for such property attached thereto as an exhibit. See "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" herein.

        (h) With respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the information set forth in Annex J (together with copies of the subject annual operating statements attached thereto as an exhibit), and presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Special Servicer in the other reports referenced above.

        (i) A "Comparative Financial Status Report" containing substantially the information set forth in Annex K setting forth, among other things, the occupancy, revenue, net operating income and debt service coverage ratio for each Mortgage Loan or related Mortgaged Property, as applicable, as of the last day of the calendar month immediately preceding the month of the preparation of such report for each of the following three periods (to the extent such information is in the Special Servicer's possession): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date).

    The Trustee will be required to make available monthly to, among others, Certificateholders and Certificate Owners identified to the Trustee in writing, an electronic file containing Mortgage Loan information, based on reports provided to it by the Master Servicer and the Special Servicer, in the "CSSA Loan periodic update file" and the "CSSA Property File" with the Delinquent Loan Status Report, Historical Loan Modification Report, Historical Loss Estimate Report, REO Status Report, Loan Payoff Notification Report and Watch List Report attached (provided that these reports are delivered to the Trustee in an electronic format acceptable to the Trustee) via the Trustee's bulletin board. Access to the bulletin board can be obtained by dialing (714) 282-3990. Those who have an account on the bulletin board may retrieve the data file for each transaction in the directory. An account number may be obtained by typing "NEW" upon logging into the bulletin board. In order to access information from the bulletin board the user must have available their assigned log-on ID. The Trustee may (at its discretion and with the consent of the Depositor and the Underwriter) make the information that is available via its bulletin board, also available via the Internet at www.LNBABS.com.

    In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) items (i), (ii), (iii) and (iv) of the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates held by persons other than Certificateholders and information regarding the expenses of the Trust Fund.

    The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer (directly or through the Master Servicer) to the Trustee prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

    OTHER INFORMATION. The Pooling and Servicing Agreement requires that the Trustee, upon reasonable prior written notice, make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by the Depositor, the Rating Agencies, the Controlling Class Representative and, subject to the discussion in the following paragraph, any Certificateholder, Certificate Owner or person identified to the Trustee as a prospective transferee of a Certificate or an interest therein, originals and/or copies of the following items: (i) this Prospectus Supplement, the Prospectus and any other disclosure document relating to the Offered Certificates and the Private Certificates, in the form most recently provided to the Trustee by the Depositor or by any person designated by the Depositor; (ii) the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Trustee since the Closing Date and any amendments thereto; (iii) all reports delivered to Certificateholders since the Closing Date as described in "--Certificateholder Reports" above; (iv) all annual performance certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date as described in "Servicing of the Mortgage Loans--Evidence as to Compliance" herein; (v) all annual accountants' reports caused to be delivered by the Master Servicer and the Special servicer, respectively, to the Trustee since the Closing Date as described in "Servicing of the Mortgage Loans -- Evidence as to Compliance" herein; (vi) the most recent inspection report prepared by the Master Servicer or Special Servicer, as applicable, and delivered to the Trustee in respect of each Mortgaged Property as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" herein; (vii) the most recent annual operating statement and rent roll of each related Mortgaged Property and financial statements of the related borrower collected by the Master Servicer or Special Servicer, as applicable, and delivered to the Trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" herein; (viii) any and all notices and reports delivered to the

Trustee with respect to any Mortgaged Property as to which the environmental testing described in "Servicing of the Mortgage Loans --Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" revealed that both of the conditions set forth therein were not satisfied; (ix) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Special Servicer and delivered to the Trustee; (x) the most recent appraisal for each Mortgaged Property and REO Property that has been delivered to the Trustee by either the Master Servicer or the Special Servicer; and (xi) any and all officer's certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or the Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee upon written request; however, except with respect to the Rating Agencies, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such information, including, without limitation, copy charges and reasonable fees for employee time and for space.

    In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee will require: (a) in the case of Certificate Owners, a confirmation executed by the requesting person (in a form reasonably acceptable to the Trustee) generally to the effect that such person is a beneficial holder of Certificates held in book-entry format and will keep such information confidential (except that such Certificate Owner may provide such information to any other person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting person (in a form reasonably acceptable to the Trustee) generally to the effect that such person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The holders of the Certificates, by their acceptance thereof, will be deemed to have agreed to keep such information confidential (except that any Certificateholder may provide any such information obtained by it to any other person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

    BOOK-ENTRY CERTIFICATES. Until such time as Definitive Offered Certificates are issued in respect of any Class of Offered Certificates, the foregoing information and access will be available to the holders of the Offered Certificates only to the extent it is forwarded by or otherwise available through DTC and DTC participants. Any beneficial owner of an Offered Certificate who does not receive information through DTC or its participants may request that Certificateholder reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership). The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as "Certificateholders" only those persons in whose names the Certificates are registered on the books and records of the Trustee or other registrar for the Certificates.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

    The "Assumed Final Distribution Date" with respect to any Class of Regular Interest Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates (or, in the case of the Class IO Certificates, the aggregate of the notional amounts of the respective Class IO Components) would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "Yield and Maturity Considerations--Weighted Average Life" herein, which Distribution Date shall in each case be as follows:

                                                                                                ASSUMED FINAL
                                                                                              DISTRIBUTION DATE
                                                                                            ----------------------
Class A-1.................................................................................        October 18, 2004
Class A-2.................................................................................         August 18, 2007
Class A-3.................................................................................        January 18, 2008
Class IO..................................................................................       February 18, 2028
Class B...................................................................................        January 18, 2008
Class C...................................................................................      September 18, 2008
Class D...................................................................................         August 18, 2012
Class E...................................................................................       November 18, 2012
Class F...................................................................................        January 18, 2013
Class G...................................................................................        January 18, 2013
Class H...................................................................................        January 18, 2013
Class J...................................................................................       November 18, 2014
Class K...................................................................................         August 18, 2016
Class L...................................................................................       November 18, 2017
Class M...................................................................................       February 18, 2028

    The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

    In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined herein), except that it is assumed that the ARD Loans pay their respective outstanding principal balances on their related Anticipated Repayment Dates. Because the rate of principal payments (including voluntary prepayments and prepayments resulting from casualties and/or condemnations at the Mortgaged Properties or liquidations of defaulted Mortgage Loans) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing levels of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. See "Yield and Maturity Considerations" and "Description of the Mortgage Pool" herein and "Yield and Prepayment Considerations" in the Prospectus.

    The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "Ratings" herein.

VOTING RIGHTS

    At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay

Certificates in proportion to the Certificate Balances of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "The Trust Agreement--Voting Rights" in the Prospectus.

TERMINATION

    The obligations created by the Pooling and Servicing Agreement will, with limited exception, terminate upon payment (or provision for payment) to the appropriate persons of all amounts held as part of the Trust Fund following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties remaining in the Trust Fund, if any, by (in the following order of priority) the Depositor, the Underwriter, the Special Servicer, the Majority Subordinate Certificateholder or the Master Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

    Any such purchase by the Depositor, the Underwriter, the Special Servicer, the Majority Subordinate Certificateholder or the Master Servicer of all the Mortgage Loans and any REO Properties remaining in the Trust Fund is required to be made at a price equal to (1) the greater of (x) the aggregate Purchase Price of all the Mortgage Loans and any REO Properties then included in the Trust Fund, and (y) the aggregate fair market value of such Mortgage Loans and REO Properties then included in the Trust Fund (to be determined as mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee), minus (2) if the purchaser is the Master Servicer or the Special Servicer, the aggregate of amounts payable or reimbursable to such person under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Depositor, the Underwriter, the Special Servicer, the Majority Subordinate Certificateholder or the Master Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance.

    The purchase price paid in connection with the purchase of all Mortgage Loans and any REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described herein under "--Distributions--Application of the Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding, and further except that any distributions of principal on the respective Classes of Class A Certificates (if more than one is then outstanding) described thereunder will be made on a pro rata basis in accordance with their respective Certificate Balances.

THE TRUSTEE

    LaSalle National Bank, a nationally chartered bank, will act as Trustee on behalf of the Certificateholders. See "The Trust Agreement--The Trustee", "--Duties of the Trustee" and "--Resignation of the Trustee" in the Prospectus. As of the Closing Date, the offices of the Trustee primarily responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at LaSalle National Bank, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset Backed Securities Trust Services Group--LB Commercial Mortgage Trust 1998-C1. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Collection Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Mortgage Loan for any Distribution Date will equal one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the per annum rate (the "Trustee Fee Rate") set forth in the Pooling and Servicing Agreement on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

    The Trustee and any director, officer, employee or agent thereof will be entitled to indemnification, from amounts held in the Trust Fund, for any loss, liability or reasonable "out-of-pocket" expense arising in respect of the Pooling and Servicing Agreement or the Certificates; provided, however, that such indemnification will not extend to any expense specifically required to be borne by the Trustee pursuant to the terms of the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder.

    The Trustee will also have certain duties with respect to REMIC administration. See "Certain Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" herein.

THE FISCAL AGENT

    ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107; Attention: Asset-Backed Securities Trust Services Group-LB Commercial Mortgage Trust 1998-C1. The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement (except for the first two sentences of this paragraph) or related documents. The duties and obligations of the Fiscal Agent consist only of making P&I Advances as described under "--P&I Advances" above and Servicing Advances as described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein. The Fiscal Agent will not be liable except for the performance of such duties and obligations. The Fiscal Agent will be entitled to reimbursement for each Advance made by it (with interest thereon at the Reimbursement Rate) in the same manner and to the same extent as the Trustee and the Master Servicer. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of June 30, 1997, the Fiscal Agent had consolidated assets of approximately $398 billion.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

    GENERAL. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate (or, in the case of a Class IO Certificate, the weighted average of the Pass-Through Rates for the respective Class IO Components from time to time), (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance of the related Class (or, in the case of a Class IO Certificate, the notional amount of a Class IO Component),
(iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance of the related Class (or, in the case of a Class IO Certificate, the notional amount of a Class IO Component), and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the related Class.

    RATE AND TIMING OF PRINCIPAL PAYMENT. The yield to holders of the Class IO Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" and
"--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" herein and "Certain Legal Aspects of Mortgage Loans--Foreclosure of Mortgage" in the Prospectus.

    The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or notional amount, as the case may be, of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class IO Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of an Offered Certificate that is a Sequential Pay Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. THE YIELD ON THE CLASS IO CERTIFICATES WILL BE AFFECTED BY ALL PRINCIPAL PAYMENTS ON THE MORTGAGE

LOANS, AND INVESTORS IN SUCH CERTIFICATES SHOULD FULLY CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO RECOUP THEIR INITIAL INVESTMENTS. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

    LOSSES AND SHORTFALLS. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of their Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described herein, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related Class IO Component. As more fully described herein under "Description of the Certificates--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of Regular Interest Certificates on a PRO RATA basis.

    PASS-THROUGH RATES. The Pass-Through Rate applicable to each Class IO Component will be variable and will be equal to the Weighted Average Net Mortgage Rate from time to time minus the fixed Pass-Through Rate on the Class of Sequential Pay Certificates relating to such Class IO Component. Accordingly, the Pass-Through Rates on the Class IO Components and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations and to changes in the relative sizes of the Certificate Balances of the respective Classes of Sequential Pay Certificates.

    CERTAIN RELEVANT FACTORS. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Lockout Periods, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors--The Mortgage Loans" and "Description of the Mortgage Pool" herein and "Yield and Prepayment Considerations" in the Prospectus.

    The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, the related borrower may have an increased incentive to refinance its mortgage loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, for ARD Loans after their Anticipated Repayment Dates, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the ARD Loans, out of certain net cash flow from the related Mortgaged Property). In particular, the Revised Rate for each ARD Loan generally is the greater of the Mortgage Rate therefor plus two or more percentage points and the then current applicable treasury rate plus two or more percentage points, and the primary incentive to prepay an ARD Loan on or before its Anticipated Repayment Date, assuming prevailing market interest rates exceed such Revised Rate, is to give the borrower access to excess cash flow, all of which (net of approved property expenses and any required reserves) must be applied to pay down principal of the Mortgage Loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

    As of the Cut-off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of the applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in most cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

    Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

    The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

    DELAY IN PAYMENT OF DISTRIBUTIONS. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 18 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

    UNPAID DISTRIBUTABLE CERTIFICATE INTEREST. As described under "Description of the Certificates
--Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

    YIELD SENSITIVITY OF THE CLASS IO CERTIFICATES. The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Prepayment Premiums and Yield Maintenance Charges to the Class IO Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yield on such Class of Certificates that the related prepayments may otherwise have.

PRICE/YIELD TABLES

    The tables beginning on page B-13 of Annex B hereto (the "Yield Tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration (except in the case of the Class IO Certificates), weighted average life, first Distribution Date on which principal is to be paid ("First Principal Payment Date") and final Distribution Date on which principal is to be paid ("Last Principal Payment Date") with respect to each Class of Offered Certificates, prepared using the Table Assumptions (as described below) and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (i.e.
100.04 means 100 4/32 %) as a percentage of the initial Certificate Balance (or, in the case 32 of the Class IO Certificates, of the aggregate of the initial notional amounts of the respective Class IO Components) of each Class of Offered Certificates. For purposes of the Yield Tables relating to the Class IO Certificates, the information therein relating to weighted average life, First Principal Payment Date and Last Principal Payment Date is being calculated in respect of the aggregate notional amount of the respective Class IO Components of the Class IO Certificates.

    The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the Cut-off Date to but excluding the Assumed Settlement Date (as defined below), and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. For purposes of the Yield Tables (except in the case of the Class IO Certificates), "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used herein is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Class A, Class B, Class C, Class D and Class E Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

    Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans.

    The Yield Tables were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or Required Defeasance Period or during any period when a Prepayment Premium or a Yield Maintenance Charge could be required in connection with a voluntary prepayment of principal, each ARD Loan is paid in full on its respective Anticipated Repayment Date and, otherwise, in the case of each of the Yield Tables, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received, (ii) the Pass-Through Rates of the respective Classes of Sequential Pay Certificates are as follows: Class A-1 Certificates-- 6.150% per annum; Class A-2 Certificates-- 6.250% per annum; Class A-3 Certificates-- 6.350% per annum; Class B Certificates-- 6.500% per annum; Class C Certificates-- 6.500% per annum; Class D Certificates-- 6.850% per annum; Class E Certificates-- 7.000% per annum; and all Classes of Private Certificates--

6.250% per annum; and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described herein, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described herein (i.e., a 30/360 basis or an actual/360 basis),
(vii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (viii) there are no breaches of the Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans, (ix) no Prepayment Premiums or Yield Maintenance Charges are collected, (x) no party entitled thereto exercises its right of optional termination of the Trust Fund described herein, (xi) distributions on the Certificates are made on the 18th day (each assumed to be a business day) of each month, commencing in March 1998, and (xii) the settlement date for the sale of the Offered Certificates is March 11, 1998 (the "Assumed Settlement Date").

    The characteristics of the Mortgage Loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments. Thus neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with any designated scenario for the Yield Tables. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the Mortgage Loans will not prepay (involuntarily or otherwise) during Lockout Periods and/or Required Defeasance Periods, that the ARD Loans will be paid in full on their respective Anticipated Repayment Dates, that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

WEIGHTED AVERAGE LIFE

    The weighted average life of any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. As described herein, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter generally be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

    The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class IO Certificates) that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of the Table Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. In particular, partial prepayments on the Mortgage Loans in fact are not permitted. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

    The tables set forth below were prepared on the basis of the Table Assumptions and indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class IO Certificates) and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate (other than the Class IO Certificates) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Assumed Settlement Date of such Certificate to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                                0% CPR DURING LOCKOUT, DEFEASANCE, YM OR PP--OTHERWISE AT
                                                                                      INDICATED CPR
                                                             ---------------------------------------------------------------
DISTRIBUTION DATE                                              0% CPR       10% CPR      20% CPR      30% CPR      50% CPR
-----------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
Closing Date...............................................         100%         100%         100%         100%         100%
February 18, 1999..........................................          93           93           93           93           93
February 18, 2000..........................................          86           86           86           86           86
February 18, 2001..........................................          79           79           79           79           79
February 18, 2002..........................................          70           70           70           70           70
February 18, 2003..........................................          30           30           30           30           30
February 18, 2004..........................................          20           20           20           19           18
February 18, 2005..........................................           0            0            0            0            0
Weighted Average Life (in years)...........................         4.3          4.3          4.3          4.3          4.3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                                 0% CPR DURING LOCKOUT, DEFEASANCE, YM OR PP--OTHERWISE AT
                                                                                       INDICATED CPR
                                                             -----------------------------------------------------------------
DISTRIBUTION DATE                                              0% CPR       10% CPR      20% CPR      30% CPR       50% CPR
-----------------------------------------------------------  -----------  -----------  -----------  -----------  -------------
Closing Date...............................................         100%         100%         100%         100%          100%
February 18, 1999..........................................         100          100          100          100           100
February 18, 2000..........................................         100          100          100          100           100
February 18, 2001..........................................         100          100          100          100           100
February 18, 2002..........................................         100          100          100          100           100
February 18, 2003..........................................         100          100          100          100           100
February 18, 2004..........................................         100          100          100          100           100
February 18, 2005..........................................          48           48           48           48            48
February 18, 2006..........................................          40           40           40           40            40
February 18, 2007..........................................          31           30           30           29            27
February 18, 2008..........................................           0            0            0            0             0
Weighted Average Life (in years)...........................         7.8          7.7          7.7          7.7           7.7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                                0% CPR DURING LOCKOUT, DEFEASANCE, YM OR PP--OTHERWISE AT
                                                                                      INDICATED CPR
                                                             ---------------------------------------------------------------
DISTRIBUTION DATE                                              0% CPR       10% CPR      20% CPR      30% CPR      50% CPR
-----------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
Closing Date...............................................         100%         100%         100%         100%         100%
February 18, 1999..........................................         100          100          100          100          100
February 18, 2000..........................................         100          100          100          100          100
February 18, 2001..........................................         100          100          100          100          100
February 18, 2002..........................................         100          100          100          100          100
February 18, 2003..........................................         100          100          100          100          100
February 18, 2004..........................................         100          100          100          100          100
February 18, 2005..........................................         100          100          100          100          100
February 18, 2006..........................................         100          100          100          100          100
February 18, 2007..........................................         100          100          100          100          100
February 18, 2008..........................................           0            0            0            0            0
Weighted Average Life (in years)...........................         9.7          9.7          9.7          9.7          9.6

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                                0% CPR DURING LOCKOUT, DEFEASANCE, YM OR PP--OTHERWISE AT
                                                                                      INDICATED CPR
                                                             ---------------------------------------------------------------
DISTRIBUTION DATE                                              0% CPR       10% CPR      20% CPR      30% CPR      50% CPR
-----------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
Closing Date...............................................         100%         100%         100%         100%         100%
February 18, 1999..........................................         100          100          100          100          100
February 18, 2000..........................................         100          100          100          100          100
February 18, 2001..........................................         100          100          100          100          100
February 18, 2002..........................................         100          100          100          100          100
February 18, 2003..........................................         100          100          100          100          100
February 18, 2004..........................................         100          100          100          100          100
February 18, 2005..........................................         100          100          100          100          100
February 18, 2006..........................................         100          100          100          100          100
February 18, 2007..........................................         100          100          100          100          100
February 18, 2008..........................................           0            0            0            0            0
Weighted Average Life (in years)...........................         9.9          9.9          9.9          9.9          9.9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                                0% CPR DURING LOCKOUT, DEFEASANCE, YM OR PP--OTHERWISE AT
                                                                                      INDICATED CPR
                                                             ---------------------------------------------------------------
DISTRIBUTION DATE                                              0% CPR       10% CPR      20% CPR      30% CPR      50% CPR
-----------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
Closing Date...............................................         100%         100%         100%         100%         100%
February 18, 1999..........................................         100          100          100          100          100
February 18, 2000..........................................         100          100          100          100          100
February 18, 2001..........................................         100          100          100          100          100
February 18, 2002..........................................         100          100          100          100          100
February 18, 2003..........................................         100          100          100          100          100
February 18, 2004..........................................         100          100          100          100          100
February 18, 2005..........................................         100          100          100          100          100
February 18, 2006..........................................         100          100          100          100          100
February 18, 2007..........................................         100          100          100          100          100
February 18, 2008..........................................           8            8            7            7            7
February 18, 2009..........................................           0            0            0            0            0
Weighted Average Life (in years)...........................         9.9          9.9          9.9          9.9          9.9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                                0% CPR DURING LOCKOUT, DEFEASANCE, YM OR PP--OTHERWISE AT
                                                                                      INDICATED CPR
                                                             ---------------------------------------------------------------
DISTRIBUTION DATE                                              0% CPR       10% CPR      20% CPR      30% CPR      50% CPR
-----------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
Closing Date...............................................         100%         100%         100%         100%         100%
February 18, 1999..........................................         100          100          100          100          100
February 18, 2000..........................................         100          100          100          100          100
February 18, 2001..........................................         100          100          100          100          100
February 18, 2002..........................................         100          100          100          100          100
February 18, 2003..........................................         100          100          100          100          100
February 18, 2004..........................................         100          100          100          100          100
February 18, 2005..........................................         100          100          100          100          100
February 18, 2006..........................................         100          100          100          100          100
February 18, 2007..........................................         100          100          100          100          100
February 18, 2008..........................................         100          100          100          100          100
February 18, 2009..........................................          94           94           93           93           92
February 18, 2010..........................................          63           62           61           61           60
February 18, 2011..........................................          33           31           30           30           29
February 18, 2012..........................................          17           15           13           12            9
February 18, 2013..........................................           0            0            0            0            0
Weighted Average Life (in years)...........................        12.6         12.5         12.5         12.5         12.4

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                                0% CPR DURING LOCKOUT, DEFEASANCE, YM OR PP--OTHERWISE AT
                                                                                      INDICATED CPR
                                                             ---------------------------------------------------------------
DISTRIBUTION DATE                                              0% CPR       10% CPR      20% CPR      30% CPR      50% CPR
-----------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
Closing Date...............................................         100%         100%         100%         100%         100%
February 18, 1999..........................................         100          100          100          100          100
February 18, 2000..........................................         100          100          100          100          100
February 18, 2001..........................................         100          100          100          100          100
February 18, 2002..........................................         100          100          100          100          100
February 18, 2003..........................................         100          100          100          100          100
February 18, 2004..........................................         100          100          100          100          100
February 18, 2005..........................................         100          100          100          100          100
February 18, 2006..........................................         100          100          100          100          100
February 18, 2007..........................................         100          100          100          100          100
February 18, 2008..........................................         100          100          100          100          100
February 18, 2009..........................................         100          100          100          100          100
February 18, 2010..........................................         100          100          100          100          100
February 18, 2011..........................................         100          100          100          100          100
February 18, 2012..........................................         100          100          100          100          100
February 18, 2013..........................................           0            0            0            0            0
Weighted Average Life (in years)...........................        14.6         14.6         14.5         14.5         14.4

                                USE OF PROCEEDS

    Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    Upon the issuance of the Offered Certificates, Sidley & Austin, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the portions of the Trust Fund designated in the Pooling and Servicing Agreement as "REMIC I," "REMIC II" and "REMIC III," respectively, will each qualify as a REMIC under the Code. The assets of REMIC I will consist of the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and funds deposited from time to time in the Custodial Account, the Collection Account and any REO Account, exclusive of any Additional Interest on the ARD Loans (see "Servicing of the Mortgage Loans--Custodial Account" and "--REO Properties" and "Description of the Certificates--Collection Account"). For federal income tax purposes, (a) the separate noncertificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (b) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (c) the separate noncertificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (d) the Class R-II Certificates will be the sole class of "residual interests," in REMIC II, (e) the Regular Interest Certificates (or, in the case of the Class IO Certificates, the Class IO Components) evidence the ownership of the "regular interests" in REMIC III, which generally will be treated as debt instruments of REMIC III, and (f) the Class R-III Certificates will be the sole class of "residual interests" in REMIC
III. For federal income tax purposes the Class IO Certificates will consist of fourteen components, each corresponding to one of the Classes of Sequential Pay Certificates constituting "regular interests" in REMIC III. See "Federal Income Tax Considerations" in the Prospectus. The Sequential Pay Certificates will represent PRO RATA (based on their respective initial Certificate Balances) undivided beneficial interests in the portion of the Trust Fund consisting of any Additional Interest collected on the ARD Loans, and such portion will be treated as part of a grantor trust for federal income tax purposes.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

    The Class       , Class       , Class       and Class       Certificates
will not, and the Class IO and Class       Certificates will, be treated as
having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans are paid in full on their respective Anticipated Repayment Dates. No representation is made as to how the Mortgage Loans will prepay, if at all. See "Federal Income Tax Considerations" in the Prospectus.

    If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

    The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

    Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Considerations-- Taxation of Regular Interest Securities--Market Discount and Premium" in the Prospectus.

    Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. It appears that Prepayment Premiums and Yield Maintenance Charges, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

    Because Additional Interest will arise on the ARD Loans only if (contrary to the prepayment assumption) they do not prepay on their related Anticipated Repayment Date, for federal income tax information reporting purposes it will be assumed that no such Additional Interest will be paid. Consequently, Additional Interest will not be reported as income in federal income tax information reports sent to holders of the Sequential Pay Certificates until such Additional Interest actually accrues. Similarly, no portion of such holders' purchase price of their Certificates will be treated as allocable to their right to receive possible distributions of Additional Interest. However, the Internal Revenue Service may disagree with this treatment and assert that additional income should be accrued with respect to projected possible payments of Additional Interest in advance of its actual accrual, that additional original issue discount income should be accrued with respect to the REMIC regular interests related to one or more classes of Sequential Pay Certificates, or both. In either event, to the extent that any such projected possible payments of Additional Interest were not actually made or were smaller in amount than the portion of the holder's purchase price allocated thereto, the holder of such a Certificate would be allowed to claim a loss, but the timing and capital or ordinary character of such loss are unclear.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

    In general, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code in the same proportion that the assets of the Trust Fund would be so treated. The Offered Certificates will generally only be considered assets described in
Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Moreover, if 95% or more of the assets of the Trust Fund qualify for any of the foregoing characterizations at all times during a calendar year, the Offered Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such

Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the Trust Fund that constitutes assets described in the foregoing sections of the Code will be made with respect to calendar quarter based on the average adjusted basis of each category of the assets included in the Trust Fund during such calendar quarter.

    However, the Trust Fund will include, in addition to the Mortgage Loans, payments on Mortgage Loans held pending distribution on the Certificates, certain amounts in reserve accounts and property acquired by foreclosure held pending sale. It is unclear whether property acquired by foreclosure held pending sale would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections of the Code) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections of the Code. In addition, to the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan which is secured in part by the related borrower's interest in an account containing a holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. The REMIC Regulations (as defined in the Prospectus) do provide, however, that cash received from payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.

    See "Description of the Mortgage Pool" herein.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

    In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that (i) maintains its status as "foreclosure property" under the REMIC Provisions and (ii) would, to the extent commercially reasonable and consistent with the foregoing clause (i), maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee or other REMIC administrator to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Regulations or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

    To the extent permitted by then applicable laws, any tax on "prohibited transactions", tax on non-permitted contributions or tax on "net income from foreclosure property" that may be imposed on REMIC I, REMIC II or REMIC III will be borne by the Trustee, the Master Servicer or the Special

Servicer, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the Pooling and Servicing Agreement. Any such tax not borne by the Trustee, the Master Servicer or the Special Servicer will be charged against the Trust Fund resulting in a reduction in amounts available for distribution to the Certificateholders. See "Federal Income Tax Considerations--Taxation of the REMIC--Prohibited Transactions and Contributions Tax" in the Prospectus.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

    Reporting of interest income, including any original issue discount, if any, with respect to Regular Interest Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of Regular Interest Certificates and the Internal Revenue Service; holders of Regular Interest Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a Regular Interest Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the Internal Revenue Service.

    As applicable, the Regular Interest Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

    The "tax matters person" for each REMIC will be the holder of Residual Interest Certificates evidencing the largest percentage interest in the applicable Class of Residual Interest Certificates. All holders of Residual Interest Certificates will irrevocably designate the Trustee (or other REMIC administrator appointed by the Trustee) as agent for such "tax matters person" in all respects.

    For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Considerations" in the Prospectus.

                              ERISA CONSIDERATIONS

    A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

    The Underwriter received from the Department of Labor (the "DOL") an individual prohibited transaction exemption, Prohibited Transaction Exemption 91-14 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten or placed by an Exemption-Favored Party, as hereinafter defined, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Exemption-Favored Party" shall include (a) the Underwriter, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Underwriter, and (c) any member of the underwriting syndicate or selling group of which the Underwriter or a person described in (b) is a manager or co-manager with respect to the Offered Certificates.

    The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Offered Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Offered Certificates of the same series. Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by DCR, Moody's, Standard & Poor's Ratings Services A Division of the McGraw-Hill Companies, Inc. ("S&P") or FitchIBCA Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of any Exemption-Favored Party, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Seller, the provider of any credit support, any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates and any affiliates of the foregoing parties. Fifth, the sum of all payments made to and retained by the Exemption-Favored Parties in connection with the sale of Certificates must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

    Because the Senior Certificates are not subordinated to any other Class of Offered Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that the Senior Certificates be rated not lower than "Aaa" by Moody's and "AAA" by DCR. Accordingly, upon initial issuance, the third general condition set forth above will be satisfied with respect to the Senior Certificates. As of the Closing Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second, third and fourth general conditions set forth above. In addition, a fiduciary of a Plan contemplating the purchase of a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate.

    The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest generic categories of DCR, Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

    If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates acquired by a Plan upon initial issuance from the Depositor or an Exemption-Favored Party when the Depositor, the

Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the continued holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" (as defined in the following sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

    Moreover, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Senior Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan.

    Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund.

    Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest (as defined in the Prospectus) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

    Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm (i) that the Senior Certificates constitute "certificates" for purposes of the Exemption and (ii) that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of such purchase.

    In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary considering an investment in Senior Certificates should consider the availability of any other prohibited transaction exemptions. See "ERISA Considerations" in the Prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in Senior Certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. A purchaser of Senior Certificates should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

    Because the characteristics of the Class B, Class C, Class D and Class E Certificates do not meet the requirements of the Exemption, the purchase or holding of such Certificates by a Plan may result in a prohibited transaction or the imposition of excise taxes or civil penalties. AS A RESULT, NO TRANSFER OF A CLASS B, CLASS C, CLASS D OR CLASS E CERTIFICATE OR ANY INTEREST THEREIN MAY BE MADE TO A PLAN OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING SUCH CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN UNLESS THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR

INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, WHICH PROVIDES AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT. ANY PERSON TO WHOM A TRANSFER OF ANY SUCH CERTIFICATE OR INTEREST THEREIN IS MADE WILL BE DEEMED TO HAVE REPRESENTED TO THE DEPOSITOR, THE UNDERWRITER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, ANY SUB-SERVICER AND ANY MORTGAGOR WITH RESPECT TO THE MORTGAGE LOANS, THAT EITHER
(I) IT IS NOT A PLAN AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING SUCH CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN OR (II) THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS SO EXEMPT ON THE BASIS OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

    Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other Classes of Certificates and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from DCR, Moody's, S&P or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class B, Class C, Class D or Class E Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

                                LEGAL INVESTMENT

    Upon issuance, the Class A, Class IO and Class B Certificates (the "SMMEA Certificates") will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). However, in order to remain "mortgage related securities", the SMMEA Certificates must, among other things, continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. In addition, the SMMEA Certificates will constitute "mortgage related securities" in part because they evidence interest in notes secured by first (or effectively first) mortgage liens on one or more parcels of real estate upon which is located a residential, commercial or mixed residential and commercial structure. No representation is made as to the effect on their status as "mortgage related securities" if any of the mortgagors entitled to do so elect to defease their respective Mortgage Loans. Such defeasance may not occur within two years of the Closing Date.

    THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND THE CLASS E CERTIFICATES WILL NOT BE "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF SMMEA. As a result, the appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, is subject to significant interpretive uncertainties.

    The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

    All depository institutions considering an investment in the Offered Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of

Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

    See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, each class of Offered Certificates.

    In the Underwriting Agreement, the Underwriter has agreed to purchase all of the Offered Certificates if any are purchased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the
Depositor, will be approximately $         , which includes accrued interest.

    Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Underwriter expects to sell a portion of the Offered Certificates to or through First Union Capital Markets Corp.

    Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

    The Depositor also has been advised by the Underwriter that it, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, the Underwriter has no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Limited Liquidity" herein and in the Prospectus.

    The Depositor has agreed to indemnify the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against, or to make contributions to the Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for each of the Depositor and the Underwriter by Sidley & Austin, New York, New York.

                                    RATINGS

    It is a condition of their issuance that each of the Class A-1, Class A-2 and Class A-3 Certificates be rated not lower than "Aaa" by Moody's and "AAA" by DCR; that the Class IO Certificates be rated not lower than "Aaa" by Moody's and "AAA" by DCR; that the Class B Certificates be rated not lower than "Aa2" by Moody's and "AA" by DCR; that the Class C Certificates be rated not lower than "A2 " by Moody's and "A" by DCR; that the Class D Certificates be rated not lower than "Baa2" by Moody's and "BBB" by DCR; and that the Class E Certificates be rated not lower than "Baa3" by Moody's and "BBB-" by DCR.

    The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled on each Distribution Date and, except in the case of the Class IO Certificates, all distributions of principal to which they are entitled by the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments or default interest on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Additional Interest, Prepayment Premiums and Yield Maintenance Charges will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). Therefore, such security rating addresses credit risk and not the risk of prepayment. As described herein, the amounts payable with respect to the Class IO Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the holders of the Class IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. The Class IO Certificates' notional amount upon which interest is calculated is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of the notional amounts of the Class IO Components, but only the obligation to pay interest timely on the notional amount of any Class IO Component as reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

    There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by either of the Rating Agencies.

    The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors--Limited Nature of Rating" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

30/360 basis................................................................S-39
Accrued Certificate Interest................................................S-87
Actual/360 basis............................................................S-39
Additional Interest...................................................S-11, S-39
Additional Interest Rate..............................................S-11, S-39
Additional Trust Fund Expenses..............................................S-91
Administrative Cost Rate....................................................S-81
Advances....................................................................S-63
Anticipated Repayment Date............................................S-11, S-39
Appraisal Reduction Amount..................................................S-93
ARD Loan....................................................................S-11
ARD Loans...................................................................S-39
Assumed Final Distribution Date.............................................S-98
Assumed Scheduled Payment.............................................S-21, S-88
Assumed Settlement Date....................................................S-106
Available Distribution Amount.........................................S-16, S-82
Balloon Loans.........................................................S-11, S-40
Balloon Payment.............................................................S-11
CBE........................................................................S-105
Certificate Balance..............................................S-2, S-14, S-80
Certificate Owner......................................................S-8, S-79
Certificateholders..............................................S-14, S-82, S-98
Certificates......................................................S-1, S-7, S-79
Class.............................................................S-1, S-7, S-79
Class A Certificates...................................................S-7, S-79
Class IO Component....................................................S-15, S-80
Class IO Components..........................................................S-2
Closing Date................................................................S-56
Collection Account..........................................................S-81
Collection Period...........................................................S-81
Comparative Financial Status Report.........................................S-96
Compensating Interest Payment.........................................S-22, S-62
Condemnation Proceeds.......................................................S-66
Constant Prepayment Rate...................................................S-105
Controlling Class...........................................................S-68
Controlling Class Representative.......................................S-7, S-68
Corporate Trust Office.....................................................S-100
Corrected Mortgage Loan.....................................................S-61
CPR........................................................................S-105
Cross-Collateralized Mortgage Loans.........................................S-41
CSSA Loan File..............................................................S-95
CSSA Loan periodic update file..............................................S-97
CSSA Property File....................................................S-95, S-97
Custodial Account...........................................................S-65
Custodian...................................................................S-56
Cut-off Date.................................................................S-2
Cut-off Date Balance.........................................................S-9
DCR.........................................................................S-28
Default Interest............................................................S-63
Defeasance Collateral.................................................S-12, S-40
Defeasance Loans......................................................S-12, S-40
Definitive Offered Certificate.........................................S-8, S-79
Delinquent Loan Status Report...............................................S-95
Depositor....................................................................S-1
Determination Date..........................................................S-81
Discount Rate...............................................................S-89
Distributable Certificate Interest....................................S-19, S-86
Distribution Date......................................................S-2, S-82
Distribution Date Statement.................................................S-94
DOL..................................................................S-27, S-114
DTC....................................................................S-8, S-79
Due-on-Encumbrance..........................................................S-41
Due-on-Sale.................................................................S-41
Eligible Account............................................................S-65
ERISA................................................................S-27, S-114
Events of Default...........................................................S-76
Excluded Class..............................................................S-89
Excluded Plan..............................................................S-116
Exemption-Favored Party....................................................S-115
Final Recovery Determination................................................S-94
First Principal Payment Date...............................................S-105
Fitch......................................................................S-115
Form 8-K....................................................................S-59
Glossary.....................................................................S-6
GMACCM.................................................................S-7, S-62
Historical Loan Modification Report.........................................S-96
Historical Loss Estimate Report.............................................S-96
Index of Principal Definitions...............................................S-6
Initial Pool Balance....................................................S-2, S-9
Insurance Proceeds..........................................................S-66
Interest Accrual Period.....................................................S-87
IRS........................................................................S-112
Last Principal Payment Date................................................S-105
Liquidation Fee.............................................................S-63
Liquidation Proceeds........................................................S-66
Loan Payoff Notification Report.............................................S-96
Lockbox Account.............................................................S-39
Lockout Period........................................................S-12, S-40
Majority Subordinate Certificateholder......................................S-70
Master Servicer..............................................................S-2
Master Servicing Fee........................................................S-62
Master Servicing Fee Rate...................................................S-62
Monthly Payments............................................................S-10
Moody's.....................................................................S-27
Mortgage....................................................................S-38
Mortgage File...............................................................S-56
Mortgage Loan Purchase Agreement............................................S-56
Mortgage Loans.........................................................S-1, S-88
Mortgage Note...............................................................S-38
Mortgage Pool................................................................S-1
Mortgage Rate.........................................................S-10, S-39
Mortgage Rates..............................................................S-10

Mortgaged Property.....................................................S-9, S-38
Net Aggregate Prepayment
Interest Shortfall....................................................S-23, S-87
Net Cash Flow...............................................................S-42
Net Mortgage Rate.....................................................S-15, S-81
NOI Adjustment Worksheet....................................................S-96
Non-SMMEA Certificates......................................................S-28
Nonrecoverable Advance......................................................S-67
Offered Certificates..............................................S-1, S-7, S-79
OID Regulations............................................................S-112
Operating Statement Analysis................................................S-96
P&I Advance...........................................................S-22, S-92
Participants...........................................................S-8, S-79
Pass-Through Rate............................................................S-2
Permitted Investments.......................................................S-63
Phase I.........................................................S-37, S-42, S-94
Plan.................................................................S-27, S-114
Pooling and Servicing Agreement.......................................S-14, S-79
Prepayment Interest Excess..................................................S-62
Prepayment Interest Shortfall.........................................S-23, S-62
Prepayment Premiums.........................................................S-89
Principal Distribution Amount...................................S-20, S-87, S-88
Principal Recovery Fee......................................................S-63
Private Certificates...................................................S-7, S-79
PTCE 95-60.................................................................S-117
Purchase Price..............................................................S-56
Qualified Appraiser.........................................................S-93
Qualified Insurers..........................................................S-74
Rated Final Distribution Date..........................................S-2, S-99
Rating Agencies.............................................................S-27
Realized Losses.............................................................S-90
Regular Interest Certificates..........................................S-7, S-79
Reimbursement Rate....................................................S-22, S-92
Related Proceeds............................................................S-63
REMIC..................................................................S-3, S-25
REMIC I.........................................................S-3, S-25, S-111
REMIC II........................................................S-3, S-26, S-111
REMIC III.......................................................S-3, S-26, S-111
REO Account.................................................................S-72
REO Extension...............................................................S-71
REO Mortgage Loan.....................................................S-62, S-88
REO Property....................................................S-21, S-24, S-61
REO Status Report...........................................................S-96
REO Tax..............................................................S-72, S-113
Required Appraisal Date.....................................................S-93
Required Appraisal Loan.....................................................S-93
Required Defeasance Period.................................................S-104
Residual Interest Certificates.........................................S-7, S-79
Restricted Group...........................................................S-115
Revised Rate..........................................................S-11, S-39
S&P........................................................................S-115
Scheduled Payment.....................................................S-20, S-88
Securities Act...............................................................S-7
Senior Certificates...................................................S-23, S-89
Sequential Pay Certificates............................................S-7, S-79
Servicing Advances..........................................................S-63
Servicing Fees..............................................................S-63
Servicing Standard..........................................................S-60
Servicing Transfer Event....................................................S-60
SMMEA.......................................................................S-28
SMMEA Certificates.........................................................S-117
Special Servicer.............................................................S-2
Special Servicing Fee.......................................................S-63
Special Servicing Fee Rate..................................................S-63
Specially Serviced Mortgage Loan............................................S-61
Specially Serviced Mortgage Loans...........................................S-61
Specially Serviced Trust Fund Assets........................................S-61
Stated Principal Balance..............................................S-16, S-81
Subordinate Certificates..............................................S-23, S-89
Table Assumptions....................................................S-98, S-105
Trust Fund.......................................................S-1, S-14, S-79
Trustee......................................................................S-2
Trustee Fee Rate...........................................................S-103
Underwriter..................................................................S-1
Underwriting Agreement.....................................................S-118
Voting Rights...............................................................S-99
Watch List Report...........................................................S-96
Weighted Average Net Mortgage
Rate..................................................................S-15, S-81
Workout Fee.................................................................S-63
Year Built..................................................................S-43
Yield Maintenance Charges...................................................S-88
Yield Tables...............................................................S-105
Zoning Laws.................................................................S-36

LB Commercial Mortgage Trust 1998-C1
ITALICS indicate mortgage loans secured by multiple properties.

 Control
   No.     Property Name                                  Address                                        City
==============================================================================================================================
    1      The Eastpoint Mall                             North Pointe Blvd. & Eastern Ave.              Baltimore
    2      Ohio Valley Plaza                              I-70 And Mall Road                             St. Clairsville
    3      Blair Mill Village East Apt.                   3855 Blair Mill Rd                             Horsham

    4      Oak Ridge Portfolio (Roll-up)                  Various                                        Oak Ridge
------------------------------------------------------------------------------------------------------------------------------
    4a     Oak Ridge Corporate Center                     151 Layfayette Drive                           Oak Ridge
    4b     Oak Ridge Technical Center III                 1099 Commerce Park Drive                       Oak Ridge
    4c     Oak Ridge Technical Center IV                  1009 Commerce Park Drive                       Oak Ridge
    4d     Oak Ridge Technical Center VI                  1060 Commerce Park Drive                       Oak Ridge
    4e     Oak Ridge Technical Center II                  1093 Commerce Park Drive                       Oak Ridge
------------------------------------------------------------------------------------------------------------------------------
    4f     Oak Ridge Technical Center I                   1055 Commerce Park Drive                       Oak Ridge

    5      Stewart Plaza                                  650 Stewart Avenue                             Garden City
    6      Northbrook Hilton Hotel                        2855 North Milwaukee Avenue                    Northbrook
    7      Murrieta Town Center                           Murrieta Hot Springs Road                      Murrieta
------------------------------------------------------------------------------------------------------------------------------
    8      Ramada Plaza Hotel Gateway                     7470 Irlo Bronson Highway                      Kissimmee
    9      Tacoma Place Shopping Center                   1091 72nd Street                               Tacoma

    10     Huebner Oaks Commons I & II (Roll-up)          NQH10 and Huebner Oaks                         San Antonio
   10a     Huebner Oaks Commons I
------------------------------------------------------------------------------------------------------------------------------
   10b     Huebner Oaks Commons II

    11     The Commons Shopping Center A                  NWC Germantown Parkway & IH-40                 Memphis
    12     70 East Sunrise Highway                        70 East Sunrise Highway                        Valley Stream
    13     Lakeview Apartments                            590 Lower Landing Road                         Blackwood
------------------------------------------------------------------------------------------------------------------------------
    14     One and Three Long Wharf Drive                 One and Three Long Wharf Drive                 New Haven
    15     Embassy Suites                                 110 West 600 South                             Salt Lake City
    16     Benjamin Plaza Shopping Center                 8944 Hillcrest Road                            Kansas City
    17     Bradley Industrial Park                        West Side Route 303                            Blauvelt
    18     Fort Lee Hilton Hotel                          2117 Route 4 Eastbound                         Fort Lee
------------------------------------------------------------------------------------------------------------------------------
    19     Tilghman Square                                4650 Broadway                                  South Whitehall
    20     Oasis Trails Apt. Complex                      4200 S. Valley View Boulevard                  Las Vegas
    21     Vista Pointe at the Valley Apartments          701 Cowboys Parkway                            Irving
    22     Covered Bridges of Carol Stream                637 Burns Street                               Carol Stream
    23     Oasis Terrace Apt.                             3975 N. Nellis Boulevard                       Las Vegas
------------------------------------------------------------------------------------------------------------------------------
    24     Rio Vista Shopping Center                      8310-8740 Rio San Diego Drive                  San Diego

    25     One 2nd St, 8 & 10 State St, 205 Wildwood
           Ave  (Roll-up)                                 Various                                        Various
   25a     One Second Street                              One Second Street                              Peabody
   25b     8 State Street                                 8 State Street                                 Woburn
------------------------------------------------------------------------------------------------------------------------------
   25c     10 State Street                                10 State Street                                Woburn
   25d     205 Wildwood Avenue                            205 Wildwood Avenue                            Woburn

    26     Copper Palms Apartments                        1150 North Buffalo Drive                       Las Vegas
    27     Tri-City Center                                891-900 East Harmon Place                      San Bernadino
------------------------------------------------------------------------------------------------------------------------------
    28     Lakeside Centre                                8122-8238 Glades Road                          Boca Raton

    29     Chastain Portfolio (Roll-up)                   Various                                        Various
   29a     Chastain Village Apartments                    1901 Old Concord Road                          Smyma
   29b     Chastain Woods Apartments                      2929 Landrum Dr.                               Atlanta
------------------------------------------------------------------------------------------------------------------------------
   29c     The Chastain Crossing Apartments               2601 Roosevelt Highway                         College Park
   29d     Chastain Westcove                              5271 West Fayetteville Road                    College Park
   29e     The Chastain Townhomes                         2500 Pleasant Hill Road                        College Park

    30     Parkview Plaza                                 886 Plaza Boulevard                            Lancaster
------------------------------------------------------------------------------------------------------------------------------
    31     Eastland Place Shopping Center                 Green River Road                               Evansville
    32     Crystal Inn                                    230 West 500 South                             Salt Lake City
    33     Oasis Orchid Apt. Complex                      2700 N. Rainbow Boulevard                      Las Vegas
    34     Parkway Plaza Shopping Center                  Vestal Parkway East                            Vestal
    35     Perimeter Station Shopping Center              SEC Perimeter Ctr. W. & Perimeter Ctr. Pky.    Atlanta
------------------------------------------------------------------------------------------------------------------------------
    36     TJ Maxx Plaza                                  440 Middlesex Road                             Tyngsborough
    37     Dauphin Plaza Shopping Center                  NWC Union Deposit Rd. & Victoria Ave.          Susquehanna Township
    38     Shops at Blue Bell                             1750 DeKalb Pike                               Blue Bell
    39     Carrefour at Kirby Woods                       6685 Poplar Avenue                             Germantown
    40     Imperial Palms Apartments                      200 Keene Road                                 Largo
------------------------------------------------------------------------------------------------------------------------------

                              Crossed                                                    % of Aggregate   Cumulative
 Control            Zip    Collateralized             Original              Cut-off Date  Cut-off Date   % of Initial    Mortgage
   No.     State   Code        Groups                Balance ($)            Balance ($)     Balance      Pool Balance    Rate (%)
====================================================================================================================================
    1        MD    21224                               62,500,000             62,467,513     3.52%          3.52%         7.5800
    2        OH    43950                               42,000,000             41,975,309     2.36%          5.88%         7.2000
    3        PA    19044                               33,200,000             33,180,421     1.87%          7.75%         7.1900

    4        TN    37830      Group A                  31,500,000             31,382,675     1.77%          9.52%         7.8100
--------------------------------------------------------------------------------------------------------------------------------
    4a       TN    37830      Group A                  12,280,000             12,234,262
    4b       TN    37830      Group A                   5,285,000              5,265,315
    4c       TN    37830      Group A                   4,735,000              4,717,364
    4d       TN    37830      Group A                   3,925,000              3,910,381
    4e       TN    37830      Group A                   2,910,000              2,899,161
------------------------------------------------------------------------------------------------------------------------------------
    4f       TN    37830      Group A                   2,365,000              2,356,191

    5        NY    11530                               22,700,000             22,622,349     1.27%          10.79%        8.2200
    6        IL    60062                               20,400,000             20,360,654     1.15%          11.94%        7.3600
    7        CA    92563                               20,000,000             19,988,861     1.13%          13.07%        7.3700
------------------------------------------------------------------------------------------------------------------------------------
    8        FL    34747                               20,000,000             19,962,785     1.12%          14.19%        7.5200
    9        WA    98408                               19,500,000             19,460,119     1.10%          15.29%        7.9900

    10       TX    78230      Group B                  19,252,000             19,227,633     1.08%          16.37%        6.9700
                                           ----------------------------------------------
   10a                        Group B                  18,240,000             18,216,914
------------------------------------------------------------------------------------------------------------------------------------
   10b                        Group B                   1,012,000              1,010,719

    11       TN    38133                               19,000,000             18,940,051     1.07%          17.44%        8.0400
    12       NY    11580                               18,500,000             18,471,844     1.04%          18.48%        7.3900
    13       NJ    08012                               18,320,000             18,309,365     1.03%          19.51%        7.2400
------------------------------------------------------------------------------------------------------------------------------------
    14       CT    06511      Group C                  18,300,000             18,268,365     1.03%          20.54%        7.6900
    15       UT    84101                               18,000,000             17,944,805     1.01%          21.55%        7.4300
    16       MO    64132                               17,800,000             17,767,252     1.00%          22.55%        7.5700
    17       NY    10913                               17,800,000             17,735,508     1.00%          23.55%        7.5000
    18       NJ    07024                               16,500,000             16,451,099     0.93%          24.48%        7.6000
------------------------------------------------------------------------------------------------------------------------------------
    19       PA    18052                               16,250,000             16,166,316     0.91%          25.39%        8.9200
    20       NV    89115                               16,100,000             16,086,751     0.91%          26.29%        6.9800
    21       TX    75063                               16,000,000             15,981,129     0.90%          27.19%        7.2000
    22       IL    60188                               15,200,000             15,166,062     0.85%          28.05%        7.7000
    23       NV    89115                               14,825,000             14,812,800     0.83%          28.88%        6.9800
------------------------------------------------------------------------------------------------------------------------------------
    24       CA    92108                               14,850,000             14,742,098     0.83%          29.71%        9.0500

    25       MA   Various     Group D                  14,560,000             14,552,151     0.82%          30.53%        7.4700
                                           ----------------------------------------------
   25a       MA    01960      Group D                   6,000,000              5,996,765
   25b       MA    01801      Group D                     960,000                959,482
------------------------------------------------------------------------------------------------------------------------------------
   25c       MA    01801      Group D                   2,640,000              2,638,577
   25d       MA    01801      Group D                   4,960,000              4,957,326

    26       NV    89128                               14,210,000             14,192,872     0.80%          31.33%        7.1300
    27       CA    92408                               14,100,000             14,092,298     0.79%          32.13%        7.4300
------------------------------------------------------------------------------------------------------------------------------------
    28       FL    33434                               14,062,500             14,046,685     0.79%          32.92%        7.3500

    29       GA   Various     Group E                  13,730,000             13,698,851     0.77%          33.69%        7.5500
                                           ----------------------------------------------
   29a       GA    30080      Group E                   4,320,000              4,310,199
   29b       GA    30311      Group E                   2,800,000              2,793,648
------------------------------------------------------------------------------------------------------------------------------------
   29c       GA    30337      Group E                   2,480,000              2,474,374
   29d       GA    30349      Group E                   2,080,000              2,075,281
   29e       GA    30349      Group E                   2,050,000              2,045,349

    30       PA    17601                               13,400,000             13,325,200     0.75%          34.44%        8.5240
------------------------------------------------------------------------------------------------------------------------------------
    31       IN    47115                               13,000,000             12,992,477     0.73%          35.17%        7.2500
    32       UT    84101                               13,000,000             12,987,642     0.73%          35.90%        7.4100
    33       NV    89108                               12,865,000             12,854,413     0.72%          36.63%        6.9800
    34       NY    13850                               12,600,000             12,587,339     0.71%          37.34%        7.6900
    35       GA    30346                               12,600,000             12,533,296     0.71%          38.04%        7.7400
------------------------------------------------------------------------------------------------------------------------------------
    36       MA    01879                               12,350,000             12,342,671     0.70%          38.74%        7.1700
    37       PA    17110                               12,300,000             12,278,857     0.69%          39.43%        7.7100
    38       PA    19422                               12,000,000             12,000,000     0.68%          40.11%        7.6300
    39       TN    38138                               12,000,000             11,993,317     0.68%          40.78%        7.3700
    40       FL    33771                               12,000,000             11,991,271     0.68%          41.46%        7.6000
------------------------------------------------------------------------------------------------------------------------------------

                                                                                              Original  Remaining
                            Interest                             Original       Remaining     Term to    Term to       Original
 Control    Administrative   Accrual        Amortization       Interest-Only  Interest-Only   Maturity   Maturity    Amortization
   No.      Cost Rate (%)    Method             Type           Period (Mos.)  Period (Mos.)    (Mos.)     (Mos.)      Term (Mos.)
====================================================================================================================================
    1           0.0933       Act/360            ARD                  0              0            60         59            360
    2           0.0933       Act/360            ARD                  0              0           180         179           360
    3           0.1533       Act/360            ARD                  0              0           120         119           360

    4           0.1533       Act/360          Balloon                0              0           180         176           300
------------------------------------------------------------------------------------------------------------------------------------
    4a
    4b
    4c
    4d
    4e
------------------------------------------------------------------------------------------------------------------------------------
    4f

    5           0.0933       Act/360          Balloon                0              0           120         113           360
    6           0.1533       Act/360          Balloon                0              0           120         118           300
    7           0.1183       Act/360            ARD                  0              0           120         119           360
------------------------------------------------------------------------------------------------------------------------------------
    8           0.1533       Act/360          Balloon                0              0           120         118           300
    9           0.1683       Act/360          Balloon                0              0           120         116           360

    10          0.0933       Act/360            ARD                  0              0            84         82            360
   10a
------------------------------------------------------------------------------------------------------------------------------------
   10b

    11          0.0933       Act/360          Balloon                0              0           144         138           360
    12          0.0933       30/360             ARD                  0              0           120         118           360
    13          0.0933       Act/360            ARD                  0              0           156         155           360
------------------------------------------------------------------------------------------------------------------------------------
    14          0.1433       Act/360          Balloon                0              0           180         177           360
    15          0.1433       Act/360          Balloon                0              0           120         117           300
    16          0.1683       Act/360          Balloon                0              0           120         118           300
    17          0.1433       30/360       Fully Amortizing           0              0           240         238           240
    18          0.1183       Act/360          Balloon                0              0           120         117           300
------------------------------------------------------------------------------------------------------------------------------------
    19          0.0933       30/360           Balloon                0              0            90         81            360
    20          0.1183       30/360           Balloon                0              0            84         83            360
    21          0.0933       Act/360          Balloon                0              0            60         58            360
    22          0.0933       Act/360          Balloon                0              0           120         116           360
    23          0.1183       30/360           Balloon                0              0            84         83            360
------------------------------------------------------------------------------------------------------------------------------------
    24          0.1683       30/360           Balloon                0              0           180         172           300

    25          0.1433       Act/360            ARD                  0              0           120         119           360
   25a
   25b
------------------------------------------------------------------------------------------------------------------------------------
   25c
   25d

    26          0.1133       Act/360            ARD                  0              0           120         118           360
    27          0.1433       Act/360          Balloon                0              0           180         179           360
------------------------------------------------------------------------------------------------------------------------------------
    28          0.1533       Act/360          Balloon                0              0           120         118           360

    29          0.0933       30/360       Fully Amortizing           0              0           300         298           300
   29a
   29b
------------------------------------------------------------------------------------------------------------------------------------
   29c
   29d
   29e

    30          0.0933       30/360           Balloon                0              0           120         111           360
------------------------------------------------------------------------------------------------------------------------------------
    31          0.1433       Act/360            ARD                  0              0           180         179           360
    32          0.1433       Act/360            ARD                  0              0           180         179           300
    33          0.1183       30/360           Balloon                0              0            84         83            360
    34          0.1433       Act/360            ARD                  0              0           180         178           360
    35          0.0933       30/360       Fully Amortizing           0              0           240         237           240
------------------------------------------------------------------------------------------------------------------------------------
    36          0.1533       Act/360            ARD                  0              0           120         119           360
    37          0.0933       Act/360          Balloon                0              0           120         117           360
    38          0.1433       30/360       Fully Amortizing           0              0           360         360           360
    39          0.0933       Act/360          Balloon                0              0           120         119           360
    40          0.1683       30/360           Balloon                0              0           300         299           360
------------------------------------------------------------------------------------------------------------------------------------

             Remaining
 Control    Amortization   Origination   Maturity      Balloon
   No.      Term (Mos.)       Date         Date        Balance($)  Property Type
================================================================================================================
    1           359          12/9/97      1/1/03       59,583,677  Retail - Anchored
    2           359         11/20/97      1/1/13       32,410,801  Retail - Anchored
    3           359         12/11/97      1/1/08       29,089,679  Multifamily - Conventional

    4           296          9/12/97     10/1/12       20,785,270  Office
----------------------------------------------------------------------------------------------------------------
    4a                                                  8,102,957  Office
    4b                                                  3,487,304  Office
    4c                                                  3,124,388  Office
    4d                                                  2,589,911  Office
    4e                                                  1,920,163  Office
----------------------------------------------------------------------------------------------------------------
    4f                                                  1,560,547  Office

    5           353          6/10/97      7/1/07       20,408,753  Retail - Anchored
    6           298         11/26/97     12/1/07       16,496,955  Hotel - Full Service
    7           359         12/11/97      1/1/08       17,605,015  Retail - Anchored
----------------------------------------------------------------------------------------------------------------
    8           298         11/21/97     12/1/07       16,251,492  Hotel - Full Service
    9           356          9/16/97     10/1/07       17,432,691  Retail - Anchored

    10          358         11/25/97     12/1/04       17,709,649  Retail - Anchored
   10a                                                 16,778,724  Retail - Anchored
----------------------------------------------------------------------------------------------------------------
   10b                                                    930,924  Retail - Anchored

    11          354          7/3/97       8/1/09       16,376,835  Retail - Anchored
    12          358         11/24/97     12/1/07       16,017,925  Office
    13          359         12/31/97      1/1/11       15,010,944  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------
    14          357          10/3/97     11/1/12       14,430,189  Office
    15          297         10/31/97     11/1/07       14,584,828  Hotel - Limited Service
    16          298         11/25/97     12/1/07       14,485,411  Retail - Anchored
    17          238         11/16/97     12/1/17                -  Industrial/Warehouse
    18          297         10/21/97     11/1/07       13,437,458  Hotel - Full Service
----------------------------------------------------------------------------------------------------------------
    19          351          4/30/97     11/1/04       15,099,639  Retail - Anchored
    20          359          12/8/97      1/1/05       14,670,165  Multifamily - Conventional
    21          358         11/10/97     12/1/02       15,190,142  Multifamily - Conventional
    22          356          7/30/97     10/1/07       13,493,463  Multifamily - Conventional
    23          359          12/8/97      1/1/05       13,508,397  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------
    24          292          5/22/97      6/1/12        9,856,867  Retail - Anchored

    25          359         11/25/97      1/1/08       12,848,885  Industrial/Warehouse
   25a                                                  5,294,871  Industrial/Warehouse
   25b                                                    847,181  Industrial/Warehouse
----------------------------------------------------------------------------------------------------------------
   25c                                                  2,329,740  Office
   25d                                                  4,377,094  Industrial/Warehouse

    26          358         11/13/97     12/1/07       12,433,221  Multifamily - Conventional
    27          359         12/10/97      1/1/13       10,992,295  Retail - Anchored
----------------------------------------------------------------------------------------------------------------
    28          358         11/11/97     12/1/07       12,374,222  Retail - Anchored

    29          298         11/25/97     12/1/22                -  Multifamily - Conventional
   29a                                                             Multifamily - Conventional
   29b                                                             Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------
   29c                                                             Multifamily - Conventional
   29d                                                             Multifamily - Conventional
   29e                                                             Multifamily - Conventional

    30          351          4/7/97       5/1/07       11,878,215  Retail - Anchored
----------------------------------------------------------------------------------------------------------------
    31          359         12/31/97      1/1/13       10,054,331  Retail - Anchored
    32          299         12/23/97      1/1/13        8,397,268  Hotel - Limited Service
    33          359          12/8/97      1/1/05       11,722,464  Multifamily - Conventional
    34          358         11/17/97     12/1/12        9,938,368  Retail - Anchored
    35          237         10/19/97     11/1/17                -  Retail - Anchored
----------------------------------------------------------------------------------------------------------------
    36          359         12/18/97      1/1/08       10,815,400  Retail - Anchored
    37          357         10/10/97     11/1/07       10,919,809  Retail - Anchored
    38          360          1/7/97       2/1/28                -  Retail - Anchored
    39          359          12/9/97      1/1/08       10,563,008  Retail - Anchored
    40          359         12/11/97      1/1/23        4,218,414  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------

                                                                    Annual
 Control                                                             Debt                  Net                     Appraised
   No.     Prepayment Provisions                                   Service($)          Cash Flow($)  DSCR(x)        Value($)
==============================================================================================================================
    1      L(2.75),YM1%(2),O(.25) or DEF                           5,285,255            7,181,459     1.36         89,000,000
    2      L(10),YM1%(4.5),O(.5) or DEF                            3,421,093            4,164,314     1.22         57,000,000
    3      L(4),YM1%(5.75),O(.25) or DEF                           2,701,596            3,449,564     1.28         42,500,000

    4      L(10),YM1%(4.5),O(.5) or DEF                            2,870,049            3,644,497     1.27         40,100,000
------------------------------------------------------------------------------------------------------------------------------
    4a                                                                                                             15,700,000
    4b                                                                                                              6,700,000
    4c                                                                                                              6,000,000
    4d                                                                                                              5,000,000
    4e                                                                                                              3,700,000
------------------------------------------------------------------------------------------------------------------------------
    4f                                                                                                              3,000,000

    5      L(4),YM1%(5.5),O(.5) or DEF                             2,040,708            2,644,942     1.30         30,500,000
    6      L(4),YM1%(5.5),O(.5) or DEF                             1,786,817            2,604,489     1.46         27,500,000
    7      L(3),YM1%(6.75),O(.25) or DEF                           1,656,803            2,075,303     1.25         25,500,000
------------------------------------------------------------------------------------------------------------------------------
    8      L(4),YM1%(5.5),O(.5) or DEF                             1,776,702            2,639,898     1.49         25,800,000
    9      3(3),2(3),1(3),O(1)                                     1,715,378            2,110,346     1.23         26,000,000

    10     L(4),YM1%(2.5),O(.5) or DEF                             1,532,357            1,968,125     1.28         24,065,000
   10a                                                                                                             22,800,000
------------------------------------------------------------------------------------------------------------------------------
   10b                                                                                                              1,265,000

    11     L(7),YM1%(4.5),O(.5) or DEF                             1,679,345            3,019,179     1.80         37,500,000
    12     L(4),YM1%(5.75),O(.25) or DEF                           1,535,569            1,967,659     1.28         24,400,000
    13     L(3),YM1%(9.5),O(.5) or DEF                             1,498,206            1,787,456     1.19         22,900,000
------------------------------------------------------------------------------------------------------------------------------
    14     L(6),YM1%(8.5),O(.5) or DEF                             1,564,146            1,973,523     1.26         25,000,000
    15     L(4),3(2),2(2),1(1.5),O(.5)                             1,586,399            2,508,183     1.58         24,000,000
    16     L(4),YM1%(5.5),O(.5)                                    1,588,224            2,014,210     1.27         24,500,000
    17     L(10),YM1%(9.5),O(.5) or DEF                            1,720,747            2,248,413     1.31         29,650,000
    18     L(4),YM1%(5.5),O(.5) or DEF                             1,476,106            2,071,620     1.40         24,500,000
------------------------------------------------------------------------------------------------------------------------------
    19     L(4.417),YM1%(2.583),O(.5) or DEF                       1,557,803            1,931,229     1.24         23,300,000
    20     L(4),YM1%(2.5),O(.5)                                    1,282,770            1,808,257     1.41         20,345,000
    21     3(1),2(1),1(2.5),O(.5)                                  1,303,273            1,650,848     1.27         20,000,000
    22     L(4),YM1%(5.5),O(.5) or DEF                             1,300,439            1,596,479     1.23         19,000,000
    23     L(4),YM1%(2.5),O(.5)                                    1,181,185            1,603,334     1.36         19,270,000
------------------------------------------------------------------------------------------------------------------------------
    24     L(10),1(4),O(1)                                         1,501,554            2,002,312     1.33         21,500,000

    25     L(4),YM1%(5.5),O(.5) or DEF                             1,218,080            1,667,331     1.37         18,300,000
   25a                                                                                                              7,600,000
   25b                                                                                                              1,200,000
------------------------------------------------------------------------------------------------------------------------------
   25c                                                                                                              3,300,000
   25d                                                                                                              6,200,000

    26     L(4),YM1%(5.5),O(.5) or DEF                             1,149,400            1,379,280     1.20         18,100,000
    27     L(8),YM1%(6.5),O(.5)                                    1,174,971            1,531,506     1.30         18,500,000
------------------------------------------------------------------------------------------------------------------------------
    28     L(6),YM1%(3.5),O(.5)                                    1,162,640            1,651,418     1.42         18,750,000

    29     L(15),YM1%(9.75),O(.25) or DEF                          1,222,925            1,558,644     1.27         17,250,000
   29a                                                                                                              5,400,000
   29b                                                                                                              3,500,000
------------------------------------------------------------------------------------------------------------------------------
   29c                                                                                                              3,100,000
   29d                                                                                                              2,600,000
   29e                                                                                                              2,650,000

    30     L(4),YM1%(5.5),O(.5) or DEF                             1,239,149            1,574,101     1.27         18,700,000
------------------------------------------------------------------------------------------------------------------------------
    31     L(7),YM1%(7.5),O(.5) or DEF                             1,064,195            1,328,864     1.25         16,800,000
    32     L(7),YM1%(7.5),O(.5) or DEF                             1,143,709            1,703,550     1.49         18,600,000
    33     L(4),YM1%(2.5),O(.5)                                    1,025,021            1,265,164     1.23         16,285,000
    34     L(9),YM1%(5.75),O(.25) or DEF                           1,076,953            1,361,230     1.26         15,750,000
    35     L(7),YM1%(3),< YM8%(1),< YM7%(1),< YM6%(1),< YM5%(2),   1,240,342            1,688,867     1.36         18,500,000
           < YM4%(1),< YM3%(1),< YM2%(1),< YM1%(1.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------
    36     L(4),YM1%(5.5),O(.5) or DEF                             1,002,956            1,305,746     1.30         16,350,000
    37     L(4),YM1%(5.5),O(.5) or DEF                             1,053,348            1,362,784     1.29         16,400,000
    38     L(12),DEF(2),O(16)                                      1,019,718            1,232,373     1.21         15,000,000
    39     L(3),YM1%(6.5),O(.5) or DEF                               994,082            1,334,993     1.34         16,000,000
    40     L(9),YM1%(9),5(1),4(1),3(1),2(1),1(2.5),O(.5) or DEF    1,016,748            1,294,940     1.27         16,000,000
------------------------------------------------------------------------------------------------------------------------------

                         Cut-off      Scheduled                                                         Loan per
 Control    Appraisal      Date       Maturity        Year        Year               Bed, Pad           Bed, Pad      Occupancy
   No.        Year       LTV (%)     Date LTV (%)     Built     Renovated            or Room           or Room ($)   Percentage (%)
==================================================================================================================================
    1         1997        70.2          66.9          1956        1991           866,424 Sq Foot            72.14       88.3
    2         1997        73.6          56.9       1996-1997       N/A           576,639 Sq Foot            72.84      100.0
    3         1997        78.1          68.4        1972-74      1994-97             770 Unit           43,116.88       95.5

    4         1997        78.3          51.8        1991-93        N/A           413,965 Sq Foot            76.09      100.0
----------------------------------------------------------------------------------------------------------------------------------
    4a        1997                                    1991         N/A           158,600 Sq Foot
    4b        1997                                    1992         N/A            65,000 Sq Foot
    4c        1997                                  1992-93        N/A            60,000 Sq Foot
    4d        1997                                    1993         N/A            54,365 Sq Foot
    4e        1997                                    1992         N/A            40,900 Sq Foot
----------------------------------------------------------------------------------------------------------------------------------
    4f        1997                                    1991         N/A            35,100 Sq Foot

    5         1997        74.2          66.9          1990         N/A           223,011 Sq Foot           101.79      100.0
    6         1997        74.0          60.0          1973        1988               249 Room           81,927.71        NAV
    7         1997        78.4          69.0        1988-91        N/A           390,794 Sq Foot            51.18       93.5
----------------------------------------------------------------------------------------------------------------------------------
    8         1997        77.4          63.0          1973         N/A               500 Room           40,000.00        NAV
    9         1997        74.9          67.0          1988         N/A           231,686 Sq Foot            84.17       98.0

    10        1997        79.9          73.6          1997         N/A           175,661 Sq Foot           109.60       95.0
   10a        1997                                    1997         N/A           175,661 Sq Foot
----------------------------------------------------------------------------------------------------------------------------------
   10b        1997                                    1997         N/A           175,661 Sq Foot

    11        1997        50.5          43.7          1997         N/A           336,297 Sq Foot            56.50       99.0
    12        1997        75.7          65.6          1985         N/A           155,099 Sq Foot           119.28      100.0
    13        1997        80.0          65.5        1968-72        N/A               699 Unit           26,208.87       95.0
----------------------------------------------------------------------------------------------------------------------------------
    14        1997        73.1          57.7          1920       1980's          255,049 Sq Foot            71.75       86.6
    15        1997        74.8          60.8          1986         N/A               241 Room           74,688.80        NAV
    16        1997        72.5          59.1        1989-90        N/A           291,330 Sq Foot            61.10       95.5
    17        1997        59.8          0.0         1985-91        N/A           586,960 Sq Foot            30.33       97.1
    18        1997        67.2          54.8          1986        1994               236 Room           69,915.25        NAV
----------------------------------------------------------------------------------------------------------------------------------
    19        1997        69.4          64.8          1989         N/A           234,157 Sq Foot            69.40       89.7
    20        1997        79.1          72.1          1990         N/A               360 Unit           44,722.22       95.0
    21        1997        79.9          76.0          1995         N/A               231 Unit           69,264.07       95.2
    22        1997        79.8          71.0          1974        1992               362 Unit           41,988.95       95.9
    23        1997        76.9          70.1          1995         N/A               336 Unit           44,122.02       91.4
----------------------------------------------------------------------------------------------------------------------------------
    24        1996        68.6          45.8          1995         N/A           144,022 Sq Foot           103.11      100.0

    25        1997        79.5          70.2       1980,85,88      N/A           358,945 Sq Foot            40.56      100.0
   25a        1997                                    1988         N/A           157,266 Sq Foot
   25b        1997                                    1980         N/A            24,000 Sq Foot
----------------------------------------------------------------------------------------------------------------------------------
   25c        1997                                    1985         N/A            45,679 Sq Foot
   25d        1997                                    1988         N/A           132,000 Sq Foot

    26        1997        78.4          68.7          1996         N/A               248 Unit           57,298.39       97.6
    27        1997        76.2          59.4        1987-90        N/A           153,559 Sq Foot            91.82      100.0
----------------------------------------------------------------------------------------------------------------------------------
    28        1997        74.9          66.0          1991         N/A           163,410 Sq Foot            86.06       96.0

    29        1997        79.4          0.0        1969,72,73     1990               538 Unit           25,520.45       95.4
   29a        1997                                    1969        1990               152 Unit
   29b        1997                                    1972         N/A                88 Unit
----------------------------------------------------------------------------------------------------------------------------------
   29c        1997                                    1972         N/A               120 Unit
   29d        1997                                    1973         N/A                92 Unit
   29e        1997                                    1972         N/A                86 Unit

    30        1997        71.3          63.5          1986         N/A           191,776 Sq Foot            69.87      100.0
----------------------------------------------------------------------------------------------------------------------------------
    31        1997        77.3          59.8          1982         N/A           202,051 Sq Foot            64.34       97.8
    32        1997        69.8          45.1          1994         N/A               175 Room           74,285.71        NAV
    33        1997        78.9          72.0          1989         N/A               280 Unit           45,946.43       90.4
    34        1997        79.9          63.1          1997         N/A           164,448 Sq Foot            76.62       98.1
    35        1997        67.8          0.0           1997         N/A            83,500 Sq Foot           150.90      100.0
----------------------------------------------------------------------------------------------------------------------------------
    36        1997        75.5          66.1        1985-86        N/A           175,934 Sq Foot            70.20       83.3
    37        1997        74.9          66.6          1989        1995           214,991 Sq Foot            57.21       92.4
    38        1997        80.0          0.0           1995         N/A            92,492 Sq Foot           129.74      100.0
    39        1997        75.0          66.0          1973       1990's          133,067 Sq Foot            90.18      100.0
    40        1997        75.0          26.4          1969         N/A               638 Unit           18,808.78       87.2
----------------------------------------------------------------------------------------------------------------------------------

                                                                         Largest Retail Tenant
                                                         ---------------------------------------------------
                                                                                      Tenant
 Control     Rent Roll     Underwriting                                             Area Leased     Lease      Control
   No.         Date         Reserves ($)    per              Tenant Name             (Sq. Ft.)     Exp Date       No.
========================================================================================================================
    1         11/14/97                0.15  Sq Foot      JC Penny                     151,629      8/31/06        1
    2          1/09/98                0.15  Sq Foot      Lowes Home Improvement       130,497      11/30/16       2
    3         12/02/97              233.39  Unit                                                                  3

    4         12/31/97                0.16  Sq Foot                                                               4
------------------------------------------------------------------------------------------------------------------------
    4a                                                                                                           4a
    4b                                                                                                           4b
    4c                                                                                                           4c
    4d                                                                                                           4d
    4e                                                                                                           4e
------------------------------------------------------------------------------------------------------------------------
    4f                                                                                                           4f

    5          5/06/97                0.13  Sq Foot      Caldor                       139,770      1/31/16        5
    6              NAV  4% of Gross Income                                                                        6
    7         12/03/97                0.17  Sq Foot      Homebase                     115,055      8/31/10        7
------------------------------------------------------------------------------------------------------------------------
    8              NAV  4% of Gross Income                                                                        8
    9          7/01/97                0.10  Sq Foot      HomeBase                     103,689      4/30/08        9

    10        10/31/97                0.09  Sq Foot      Bed Bath & Beyond             35,009      1/31/08       10
   10a                                                                                                           10a
------------------------------------------------------------------------------------------------------------------------
   10b                                                                                                           10b

    11         7/01/97                0.10  Sq Foot      Service Merchandise           50,000      3/31/17       11
    12        10/07/97                0.15  Sq Foot                                                              12
    13        11/07/97              225.00  Unit                                                                 13
------------------------------------------------------------------------------------------------------------------------
    14        10/01/97                0.10  Sq Foot                                                              14
    15             NAV  4% of Gross Income                                                                       15
    16         9/15/97                0.10  Sq Foot      Burlington Coat Factory       73,173      1/31/99       16
    17         1/16/98                0.19  Sq Foot                                                              17
    18             NAV  4% of Gross Income                                                                       18
------------------------------------------------------------------------------------------------------------------------
    19         4/23/97                0.15  Sq Foot      Acme                          57,733      10/1/09       19
    20         9/20/97              274.90  Unit                                                                 20
    21        10/31/97              150.00  Unit                                                                 21
    22         8/27/97              266.00  Unit                                                                 22
    23         9/20/97              240.84  Unit                                                                 23
------------------------------------------------------------------------------------------------------------------------
    24         8/21/97                0.10  Sq Foot      Sports Authority              42,752      11/30/15      24

    25         6/30/97                0.11  Sq Foot                                                              25
   25a                                                                                                           25a
   25b                                                                                                           25b
------------------------------------------------------------------------------------------------------------------------
   25c                                                                                                           25c
   25d                                                                                                           25d

    26        10/13/97              163.00  Unit                                                                 26
    27        10/01/97                0.15  Sq Foot      Pace/Wal-Mart                102,516      7/31/06       27
------------------------------------------------------------------------------------------------------------------------
    28         9/16/97                0.17  Sq Foot      Service Merchandise           41,667      2/28/06       28

    29        10/21/97              263.44  Unit                                                                 29
   29a                                                                                                           29a
   29b                                                                                                           29b
------------------------------------------------------------------------------------------------------------------------
   29c                                                                                                           29c
   29d                                                                                                           29d
   29e                                                                                                           29e

    30         3/03/97                0.25  Sq Foot      Ollies Bargain Outlet         36,416      1/31/05       30
------------------------------------------------------------------------------------------------------------------------
    31        12/01/97                0.15  Sq Foot      Best Buy                      45,051      10/31/09      31
    32             NAV  4% of Gross Income                                                                       32
    33         9/20/97              337.77  Unit                                                                 33
    34        11/14/97                0.10  Sq Foot      Kohl's Department Store       86,821      1/31/19       34
    35         9/18/97                0.18  Sq Foot      Barnes & Noble                27,000      6/30/12       35
------------------------------------------------------------------------------------------------------------------------
    36        12/15/97                0.21  Sq Foot      General Cinema                39,474      1/31/16       36
    37        10/01/97                0.09  Sq Foot      Hechinger                     60,567      7/31/09       37
    38        11/25/97                0.12  Sq Foot      Giant Food Stores             56,600      7/31/02       38
    39        10/20/97                0.10  Sq Foot      Borders                       30,000      1/31/16       39
    40         9/28/97              160.33  Unit                                                                 40
------------------------------------------------------------------------------------------------------------------------

 Control
   No.     Property Name                                  Address                                        City
==============================================================================================================================
    41     Mitchell Plaza                                 5750 Old Orchard Road                          Skokie
    42     Garrett Square Apartments                      4216 and 4230 Garrett Road                     Durham
    43     The Sony Music Building                        605 Lincoln Road                               Miami
    44     S.S. Pierce Building                           1330 Beacon Street                             Brookline
    45     Northcourt Commons                             634 to 784 Highway 10                          Blaine
------------------------------------------------------------------------------------------------------------------------------
    46     Comdisco                                       5851 Westside Avenue                           North Bergen
    47     The Oak Run Apartments                         5801 Preston Oaks                              Dallas

    48     Hampton Inn - Englewood & Dayton (Roll-up)     Various                                        Various
   48a     Hampton Inn - Dayton                           8099 Old Yankee Street                         Dayton
------------------------------------------------------------------------------------------------------------------------------
   48b     Hampton Inn - Englewood                        20 Rockridge Road                              Englewood

    49     Central Place Phase I & II (Roll-up)           336-340 E. Baseline & 7227 South Central Av    Phoenix
   49a     Central Place - Phase II                       336-340 East Baseline Road                     Phoenix
   49b     Central Place - Phase I                        7227 South Central Avenue                      Phoenix
------------------------------------------------------------------------------------------------------------------------------

    50     Delray Crossings Shopping Center               1040-1350 Linton Blvd.                         Delray Beach
    51     Silver Pines                                   801 North Loara Street                         Anaheim
    52     Sycamore Square (Phases I & II)                3308 Bragg Boulevard                           Fayetteville
    53     One Century Tower                              265 Church Street                              New Haven
------------------------------------------------------------------------------------------------------------------------------
    54     Flamingo Bay Club Apartments                   5625 West Flamingo Road                        Las Vegas
    55     University Business Center                     1040-1194 University Avenue                    Rochester
    56     Whitehall Boca Raton                           7300 Del Prado Circle South                    Boca Raton
    57     Shadowridge Meadows Apartments                 1515 South Melrose Drive                       Vista
    58     Coral Springs Financial Plaza                  3300 University Drive                          Coral Springs
------------------------------------------------------------------------------------------------------------------------------
    59     Newark Shopping Center                         230 East Main Street                           Newark
    60     103-00 Foster Ave.                             103-00 Foster Avenue                           Brooklyn
    61     Mercado at Scottsdale Ranch                    SEC of Mt. View Rd & Via Linda Way             Scottsdale
    62     Nicholson Research Center                      5510-5516 Nicholson Lane                       Kensington
    63     The Plaza Rios Shopping Center                 8602-8698 Skillman Street                      Dallas
------------------------------------------------------------------------------------------------------------------------------
    64     WWDC Industrial Park                           Brookville Rd., Manard Dr., and Pittman Dr.    Silver Spring
    65     Faircrest Apartments                           10250 Beach Boulevard                          Stanton
    66     Garden Walk Apartments                         934 Garden Walk Blvd.                          Atlanta
    67     Shepherd Plaza Shopping Center                 2100 Richmond Avenue                           Houston
    68     Players Club Apartments                        1526 Charles Boulevard                         Greenville
------------------------------------------------------------------------------------------------------------------------------
    69     Ralph's Supermarket                            4311 Lincoln Blvd.                             Marina Del Rey
    70     41 State Street                                41 State Street                                Albany
    71     Laguna Village Shopping Center                 Southeast Corner of Ray & Kyrene Roads         Chandler
    72     Hoover Commons Shopping Center                 1615 New Montgomery Highway                    Hoover
    73     Ashley Woods Apartments                        2300 Walden Glen Circle                        Cincinnati
------------------------------------------------------------------------------------------------------------------------------
    74     Greenbriar South Shopping Center               SWC Greenbriar Parkway & Volvo Parkway         Chesapeake
    75     Springs of Napa                                3460 Villa Lane                                Napa
    76     Woodtrail Apartments                           9001 Wurzbach Road                             San Antonio
    77     The Park Pineway Shopping Center               East Side of Hwy. 260 at Pineway Plaza Dr.     Show Low
    78     Stoneridge Apartment Project                   3800 Southwest 34th Street                     Gainesville
------------------------------------------------------------------------------------------------------------------------------
    79     The Shoppes at Fort Wayne                      NEC of Coldwater Rd & Noble Drive              Fort Wayne
    80     Fred Meyer Superstore                          6850 Lombard Street                            Portland
    81     Uptown Collection Shopping Center              5365-5395 Westheimer Road                      Houston
    82     BJ's Wholesale Club Building                   10425 Marlin Road                              Culter Ridge
    83     Park Inn International                         11410 Rockville Pike                           Rockville
------------------------------------------------------------------------------------------------------------------------------
    84     Harte Haven Shopping Center                    South Side of State Highway 37                 Massena
    85     Northgate Shopping Center                      500 U.S. Highway 77                            Waxahachie
    86     Parkwood Square Shopping Center                3000-3220 Custer Road                          Plano
    87     Gateway Plaza Shopping Center                  1000-1080 South Sable Boulevard                Aurora
    88     The Paragon Building                           33325 8th Avenue South                         Federal Way
------------------------------------------------------------------------------------------------------------------------------
    89     Jefferson Square Shopping Center               Olive Street at 28th Street                    Pine Bluff
    90     11000 & 13000 Midlantic Drive                  11000 & 13000 Midlantic Drive                  Mt. Laurel
    91     Clearwater Village Shopping Center             4619-4733 East 82nd Street                     Indianapolis
    92     Woodbrook Apartments                           2529 Woodbrook Lane                            Monroe
    93     90 State Street                                90 State Street                                Albany
------------------------------------------------------------------------------------------------------------------------------
    94     Ford Centre                                    420 North Fifth Street                         Minneapolis
    95     Northwood Plaza                                2900 West Anderson Lane                        Austin
    96     Dogwood Station Shopping Center                Rolling & Dogwood Roads                        Cantonsville
    97     Los Mares Theater Plaza                        641 Camino De Los Mares                        San Clemente
    98     Clearwater Shoppes Shopping Center             3841-3981 East 82nd Street                     Indianapolis
------------------------------------------------------------------------------------------------------------------------------
    99     Lindenwood Shopping Center                     85-17 153rd Avenue                             Howard Beach
   100     Westvale Plaza                                 2102 West Genesee Street                       Syracuse
   101     Valley Ridge Corporate Center                  4800 S. 188th St.                              SeaTac
   102     Hoffmann Manor                                 274 West Broadway                              Long Beach
   103     Kendall Plaza                                  NEC of East Cumberland Road and Marmont Dr.    Bluefield
------------------------------------------------------------------------------------------------------------------------------
   104     Roberts Field Shopping Center                  E/s MD Route 30                                Hampstead
   105     Piedmont Corporate Center (Motorola)           9801 South 51st Street                         Phoenix
   106     Towne Parc Apartments                          2930 SW 23rd Terrace                           Gainesville
   107     Royalton on the Green                          17300 - 17400 N.W. 68th Ave.                   Miami
   108     Westgate Plaza                                 3724-58 La Sierra Av & 11130-11170 Magnolia    Riverside
------------------------------------------------------------------------------------------------------------------------------

                              Crossed                                                    % of Aggregate   Cumulative
 Control            Zip    Collateralized             Original              Cut-off Date  Cut-off Date   % of Initial    Mortgage
   No.     State   Code        Groups                Balance ($)            Balance ($)     Balance      Pool Balance    Rate (%)
====================================================================================================================================
    41       IL    60077                               12,000,000             11,986,634     0.68%          42.13%        7.3800
    42       NC    27707                               12,000,000             11,986,547     0.68%          42.81%        7.3600
    43       FL    33139                               11,500,000             11,488,384     0.65%          43.46%        7.1350
    44       MA    02146                               11,500,000             11,477,744     0.65%          44.10%        7.2800
    45       MN    55434                               11,440,000             11,433,232     0.64%          44.75%        7.1800
------------------------------------------------------------------------------------------------------------------------------------
    46       NJ    07647                               11,300,000             11,288,060     0.64%          45.38%        7.5410
    47       TX    75240                               10,600,000             10,567,341     0.60%          45.98%        7.3600

    48       OH   Various                              10,500,000             10,480,745     0.59%          46.57%        7.3750
                                           ----------------------------------------------
   48a       OH    45458
------------------------------------------------------------------------------------------------------------------------------------
   48b       OH    45322

    49       AZ    85040      Group F                  10,400,000             10,389,298     0.59%          47.15%        7.6200
                                           ----------------------------------------------
   49a       AZ    85040      Group F                   4,800,000              4,795,061
   49b       AZ    85040      Group F                   5,600,000              5,594,237
------------------------------------------------------------------------------------------------------------------------------------

    50       FL    33444                               10,312,500             10,300,902     0.58%          47.73%        7.3500
    51       CA    92801                               10,150,000             10,144,219     0.57%          48.30%        7.3000
    52       NC    28303                               10,000,000              9,994,322     0.56%          48.87%        7.3100
    53       CT    06510                               10,000,000              9,978,054     0.56%          49.43%        7.7580
------------------------------------------------------------------------------------------------------------------------------------
    54       NV    89103                               10,000,000              9,976,534     0.56%          49.99%        7.5300
    55       NY    14607                               10,000,000              9,938,303     0.56%          50.55%        8.0200
    56       FL    33433                                9,750,000              9,740,102     0.55%          51.10%        7.6600
    57       CA    92083                                9,750,000              9,732,178     0.55%          51.65%        7.4900
    58       FL    33071                                9,600,000              9,590,565     0.54%          52.19%        7.2600
------------------------------------------------------------------------------------------------------------------------------------
    59       DE    19711                                9,500,000              9,483,391     0.53%          52.72%        7.6500
    60       NY    11236                                9,500,000              9,474,950     0.53%          53.26%        8.1200
    61       AZ    85258                                9,400,000              9,394,577     0.53%          53.79%        7.2600
    62       MD    20895                                9,400,000              9,368,860     0.53%          54.31%        8.3500
    63       TX    75243                                9,200,000              9,166,844     0.52%          54.83%        8.6410
------------------------------------------------------------------------------------------------------------------------------------
    64       MD    20910                                8,900,000              8,884,568     0.50%          55.33%        7.8300
    65       CA    90680                                8,915,000              8,860,022     0.50%          55.83%        8.5700
    66       GA    30348                                8,760,000              8,750,368     0.49%          56.32%        7.4200
    67       TX    77098                                8,750,000              8,723,040     0.49%          56.81%        8.1200
    68       NC    27858                                8,700,000              8,691,241     0.49%          57.30%        7.1500
------------------------------------------------------------------------------------------------------------------------------------
    69       CA    90292                                8,600,000              8,595,164     0.48%          57.79%        7.3400
    70       NY    12207                                8,475,000              8,465,651     0.48%          58.26%        7.4100
    71       AZ    85224                                8,100,000              8,076,727     0.45%          58.72%        8.3500
    72       AL    35216                                8,000,000              7,991,175     0.45%          59.17%        7.4100
    73       OH    45231                                8,000,000              7,987,580     0.45%          59.62%        7.2900
------------------------------------------------------------------------------------------------------------------------------------
    74       VA    23320                                7,750,000              7,741,368     0.44%          60.06%        7.3800
    75       CA    94558                                7,500,000              7,481,807     0.42%          60.48%        7.1300
    76       TX    78240                                7,339,000              7,316,345     0.41%          60.89%        7.5500
    77       AZ    85901                                7,200,000              7,196,157     0.41%          61.29%        7.5000
    78       FL    32608                                7,200,000              7,195,767     0.41%          61.70%        7.2000
------------------------------------------------------------------------------------------------------------------------------------
    79       IN    46804                                7,110,000              7,102,758     0.40%          62.10%        7.6500
    80       OR    97203                                7,000,000              6,994,419     0.39%          62.49%        7.1400
    81       TX    77056                                7,000,000              6,992,378     0.39%          62.89%        7.4500
    82       FL    33157                                6,880,000              6,872,237     0.39%          63.28%        7.3400
    83       MD    20852                                6,800,000              6,780,610     0.38%          63.66%        7.7900
------------------------------------------------------------------------------------------------------------------------------------
    84       NY    13662                                6,750,000              6,746,597     0.38%          64.04%        7.6700
    85       TX    75165                                6,793,117              6,742,800     0.38%          64.42%        8.1500
    86       TX    75075                                6,600,000              6,596,217     0.37%          64.79%        7.2800
    87       CO    80012                                6,600,000              6,569,962     0.37%          65.16%        8.9300
    88       WA    98003                                6,525,000              6,513,367     0.37%          65.53%        7.5800
------------------------------------------------------------------------------------------------------------------------------------
    89       AR    71603                                6,500,000              6,481,655     0.37%          65.89%        7.8400
    90       NJ    08054                                6,500,000              6,480,775     0.37%          66.26%        7.6100
    91       IN    46250                                6,400,000              6,393,258     0.36%          66.62%        7.5500
    92       NC    28110                                6,400,000              6,374,016     0.36%          66.98%        8.2800
    93       NY    12207                                6,350,000              6,308,373     0.36%          67.33%        8.8400
------------------------------------------------------------------------------------------------------------------------------------
    94       MN    55401                                6,250,000              6,226,970     0.35%          67.68%        8.5200
    95       TX    78757                                6,200,000              6,168,738     0.35%          68.03%        9.0230
    96       MD    21244                                6,150,000              6,129,902     0.35%          68.37%        7.9200
    97       CA    92672                                6,150,000              6,128,098     0.35%          68.72%        8.0200
    98       IN    46250                                6,030,000              6,026,510     0.34%          69.06%        7.2500
------------------------------------------------------------------------------------------------------------------------------------
    99       NY    11414                                6,000,000              6,000,000     0.34%          69.40%        7.4200
   100       NY    13219                                6,000,000              6,000,000     0.34%          69.73%        7.2800
   101       WA    98188                                6,000,000              5,996,495     0.34%          70.07%        7.2200
   102       NY    11561                                6,000,000              5,994,623     0.34%          70.41%        7.6700
   103       WV    24701                                6,000,000              5,993,427     0.34%          70.75%        7.7700
------------------------------------------------------------------------------------------------------------------------------------
   104       MD    21074                                6,000,000              5,981,344     0.34%          71.08%        7.3600
   105       AZ    85044                                5,900,000              5,887,502     0.33%          71.42%        7.7800
   106       FL    32608                                5,920,000              5,874,820     0.33%          71.75%        8.0000
   107       FL    33015                                5,800,000              5,789,311     0.33%          72.07%        7.4600
   108       CA    92505                                5,700,000              5,694,370     0.32%          72.39%        7.7400
------------------------------------------------------------------------------------------------------------------------------------

                                                                                              Original  Remaining
                            Interest                             Original       Remaining     Term to    Term to       Original
 Control    Administrative   Accrual        Amortization       Interest-Only  Interest-Only   Maturity   Maturity    Amortization
   No.      Cost Rate (%)    Method             Type           Period (Mos.)  Period (Mos.)    (Mos.)     (Mos.)      Term (Mos.)
====================================================================================================================================
    41          0.0933       Act/360            ARD                  0              0           120         118           360
    42          0.0933       Act/360          Balloon                0              0           120         118           360
    43          0.0933       Act/360            ARD                  0              0           120         119           300
    44          0.0933       Act/360          Balloon                0              0            84         81            360
    45          0.1183       Act/360            ARD                  0              0           120         119           360
------------------------------------------------------------------------------------------------------------------------------------
    46          0.0933       Act/360            ARD                  0              0           120         118           360
    47          0.0933       30/360           Balloon                0              0            84         80            360

    48          0.1433       30/360       Fully Amortizing           0              0           240         239           240
   48a
------------------------------------------------------------------------------------------------------------------------------------
   48b

    49          0.1683       Act/360          Balloon                0              0           120         118           360
   49a
   49b
------------------------------------------------------------------------------------------------------------------------------------

    50          0.1533       Act/360          Balloon                0              0           120         118           360
    51          0.1683       Act/360            ARD                  0              0           120         119           360
    52          0.1433       Act/360            ARD                  0              0           180         179           360
    53          0.0933       Act/360          Balloon                0              0           120         116           360
------------------------------------------------------------------------------------------------------------------------------------
    54          0.0933       Act/360          Balloon                0              0           120         116           360
    55          0.1433       Act/360          Balloon                0              0           120         116           240
    56          0.0933       Act/360          Balloon                0              0           120         118           360
    57          0.1683       Act/360          Balloon                0              0           120         117           360
    58          0.1533       Act/360            ARD                  0              0           120         119           300
------------------------------------------------------------------------------------------------------------------------------------
    59          0.1533       Act/360          Balloon                0              0           120         117           360
    60          0.0933       Act/360          Balloon                0              0           120         115           360
    61          0.1683       Act/360            ARD                  0              0           120         119           360
    62          0.1433       Act/360          Balloon                0              0           120         116           300
    63          0.0933       Act/360          Balloon                0              0           120         112           360
------------------------------------------------------------------------------------------------------------------------------------
    64          0.1433       30/360       Fully Amortizing           0              0           240         239           240
    65          0.0933       30/360           Balloon                0              0           120         110           360
    66          0.0933       Act/360          Balloon                0              0           120         118           360
    67          0.0933       Act/360          Balloon                0              0           120         114           360
    68          0.0933       Act/360      Fully Amortizing           0              0           300         299           300
------------------------------------------------------------------------------------------------------------------------------------
    69          0.0933       Act/360          Balloon                0              0           120         119           360
    70          0.1433       Act/360          Balloon                0              0           120         118           360
    71          0.1683       Act/360          Balloon                0              0           120         114           360
    72          0.1533       Act/360            ARD                  0              0           120         118           360
    73          0.0933       30/360           Balloon                0              0            84         82            360
------------------------------------------------------------------------------------------------------------------------------------
    74          0.1533       Act/360          Balloon                0              0           180         178           360
    75          0.1683       30/360           Balloon                0              0           120         118           300
    76          0.0933       Act/360          Balloon                0              0           120         115           360
    77          0.1683       Act/360          Balloon                0              0           120         119           360
    78          0.1433       Act/360            ARD                  0              0           120         119           360
------------------------------------------------------------------------------------------------------------------------------------
    79          0.1533       Act/360          Balloon                0              0           120         118           360
    80          0.0933       30/360           Balloon                0              0           120         119           360
    81          0.0933       Act/360          Balloon                0              0           120         118           360
    82          0.1683       Act/360            ARD                  0              0           180         178           360
    83          0.0933       Act/360          Balloon                0              0           120         117           300
------------------------------------------------------------------------------------------------------------------------------------
    84          0.1433       Act/360            ARD                  0              0           120         119           360
    85          0.0933       30/360           Balloon                0              0            84         73            360
    86          0.0933       Act/360            ARD                  0              0           120         119           360
    87          0.1683       30/360           Balloon                0              0           120         112           360
    88          0.0933       Act/360          Balloon                0              0           120         117           360
------------------------------------------------------------------------------------------------------------------------------------
    89          0.1683       Act/360          Balloon                0              0           120         117           300
    90          0.0933       Act/360          Balloon                0              0            84         81            300
    91          0.1533       Act/360            ARD                  0              0           180         178           360
    92          0.1733       30/360           Balloon                0              0           240         236           300
    93          0.1683       30/360           Balloon                0              0           120         113           300
------------------------------------------------------------------------------------------------------------------------------------
    94          0.1683       30/360           Balloon                0              0           120         114           360
    95          0.0933       30/360           Balloon                0              0           120         111           360
    96          0.1433       Act/360          Balloon                0              0           120         114           360
    97          0.0933       Act/360          Balloon                0              0           121         117           300
    98          0.1433       Act/360            ARD                  0              0           180         179           360
------------------------------------------------------------------------------------------------------------------------------------
    99          0.0933       Act/360          Balloon                0              0           120         120           360
   100          0.0933       Act/360      Fully Amortizing           0              0           240         240           240
   101          0.0933       Act/360          Balloon                0              0           120         119           360
   102          0.0933       Act/360          Balloon                0              0           180         179           300
   103          0.0933       Act/360            ARD                  0              0           120         119           276
------------------------------------------------------------------------------------------------------------------------------------
   104          0.1533       Act/360          Balloon                0              0           180         177           300
   105          0.1683       30/360           Balloon                0              0           119         116           360
   106          0.0933       30/360           Balloon                0              0            84         73            360
   107          0.0933       Act/360          Balloon                0              0           120         117           360
   108          0.1683       Act/360          Balloon                0              0           120         118           360
------------------------------------------------------------------------------------------------------------------------------------

             Remaining
 Control    Amortization   Origination   Maturity      Balloon
   No.      Term (Mos.)       Date         Date        Balance($)  Property Type
================================================================================================================
    41          358          12/1/97     12/1/07       10,567,407  Office
    42          358         11/24/97     12/1/07       10,562,027  Multifamily - Section 42
    43          299         12/19/97      1/1/08        9,234,456  Office
    44          357         10/30/97     11/1/04       10,633,657  Retail - Unanchored
    45          359          12/1/97      1/1/08       10,021,076  Retail - Anchored
----------------------------------------------------------------------------------------------------------------
    46          358         11/17/97     12/1/07        9,991,445  Office
    47          356          9/26/97     10/1/04        9,714,497  Multifamily - Conventional

    48          239         12/23/97      1/1/18                -  Hotel - Limited Service
   48a                                                             Hotel - Limited Service
----------------------------------------------------------------------------------------------------------------
   48b                                                             Hotel - Limited Service

    49          358         11/13/97     12/1/07        9,213,767  Retail - Anchored
   49a                                                  4,252,508  Retail - Anchored
   49b                                                  4,961,259  Retail - Anchored
----------------------------------------------------------------------------------------------------------------

    50          358         11/11/97     12/1/07        9,074,429  Retail - Anchored
    51          359         12/10/97      1/1/08        8,918,608  Multifamily - Conventional
    52          359         12/22/97      1/1/13        7,754,760  Retail - Anchored
    53          356          9/30/97     10/1/07        8,889,909  Office
----------------------------------------------------------------------------------------------------------------
    54          356          9/17/97     10/1/07        8,839,914  Multifamily - Conventional
    55          236          10/1/97     10/1/07        7,056,303  Industrial/Warehouse
    56          358         10/27/97     12/1/07        8,646,457  Health Care - Assisted Living/Skilled Nursing
    57          357         10/27/97     11/1/07        8,608,835  Multifamily - Conventional
    58          299          12/2/97      1/1/08        7,738,318  Office
----------------------------------------------------------------------------------------------------------------
    59          357          10/8/97     11/1/07        8,421,561  Retail - Unanchored
    60          355          8/18/97      9/1/07        8,517,771  Industrial/Warehouse
    61          359         12/29/97      1/1/08        8,251,126  Retail - Anchored
    62          296          9/25/97     10/1/07        7,824,191  Office
    63          352          5/14/97      6/1/07        8,349,862  Retail - Anchored
----------------------------------------------------------------------------------------------------------------
    64          239         12/10/97      1/1/18                -  Industrial/Warehouse
    65          350          3/19/97      4/1/07        7,909,510  Multifamily - Conventional
    66          358          11/6/97     12/1/07        7,722,040  Multifamily - Conventional
    67          354          7/23/97      8/1/07        7,846,850  Retail - Unanchored
    68          299         12/23/97      1/1/23          483,207  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------
    69          359         12/17/97      1/1/08        7,564,378  Retail - Anchored
    70          358         11/25/97     12/1/07        7,468,917  Office
    71          354          7/21/97      8/1/07        7,302,896  Retail - Unanchored
    72          358         11/25/97     12/1/07        7,050,304  Retail - Anchored
    73          358         11/24/97     12/1/04        7,324,080  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------
    74          358         11/12/97     12/1/12        6,030,622  Retail - Anchored
    75          298         11/26/97     12/1/07        5,918,920  Health Care - Congregate Care
    76          355          8/22/97      9/1/07        6,490,021  Multifamily - Conventional
    77          359          12/3/97      1/1/08        6,358,632  Retail - Anchored
    78          359         12/30/97      1/1/08        6,310,239  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------
    79          358         11/26/97     12/1/07        6,303,705  Retail - Unanchored
    80          359          12/5/97      1/1/08        6,026,503  Retail - Anchored
    81          358         11/14/97     12/1/07        6,175,260  Retail - Unanchored
    82          358         11/19/97     12/1/12        5,344,161  Retail - Anchored
    83          297         10/31/97     11/1/07        5,568,916  Hotel - Limited Service
----------------------------------------------------------------------------------------------------------------
    84          359         12/18/97      1/1/08        5,986,438  Retail - Anchored
    85          349          2/24/97      3/1/04        6,294,654  Retail - Anchored
    86          359         12/24/97      1/1/08        5,796,320  Retail - Anchored
    87          352          5/9/97       6/1/07        5,894,918  Retail - Anchored
    88          357         10/20/97     11/1/07        5,774,263  Office
----------------------------------------------------------------------------------------------------------------
    89          297         10/23/97     11/1/07        5,330,992  Retail - Anchored
    90          297          10/9/97     11/1/04        5,758,517  Industrial/Warehouse
    91          358         11/26/97     12/1/12        5,017,462  Retail - Anchored
    92          296          9/10/97     10/1/17        2,478,566  Multifamily - Conventional
    93          293          6/18/97      7/1/07        5,234,524  Office
----------------------------------------------------------------------------------------------------------------
    94          354          7/3/97       8/1/07        5,539,787  Office
    95          351          4/9/97       5/1/07        5,546,929  Retail - Anchored
    96          354          7/30/97      8/1/07        5,489,042  Retail - Anchored
    97          296          9/24/97     11/1/07        5,058,812  Retail - Unanchored
    98          359         12/31/97      1/1/13        4,663,663  Retail - Anchored
----------------------------------------------------------------------------------------------------------------
    99          360          1/9/98       2/1/08        5,287,328  Retail - Anchored
   100          240          1/13/98      2/1/18                -  Retail - Anchored
   101          359         12/24/97      1/1/08        5,261,251  Office
   102          299         12/12/97      1/1/13        3,928,362  Health Care - Assisted Living
   103          275         12/30/97      1/1/08        4,670,812  Retail - Anchored
----------------------------------------------------------------------------------------------------------------
   104          297         10/29/97     11/1/12        3,865,912  Retail - Unanchored
   105          357          9/11/97     10/1/07        5,160,934  Office
   106          349          2/24/97      3/1/04        5,474,665  Multifamily - Conventional
   107          357         10/20/97     11/1/07        5,117,292  Multifamily - Conventional
   108          358          11/5/97     12/1/07        5,064,800  Retail - Unanchored
----------------------------------------------------------------------------------------------------------------

                                                                    Annual
 Control                                                             Debt                  Net                     Appraised
   No.     Prepayment Provisions                                   Service($)          Cash Flow($)  DSCR(x)        Value($)
==============================================================================================================================
    41     L(2),YM1%(7.5),O(.5) or DEF                               995,063            1,259,716     1.27         15,900,000
    42     L(4),YM1%(5.5),O(.5)                                      993,101            1,233,246     1.24         16,300,000
    43     L(4),YM1%(5.75),O(.25) or DEF                             987,272            1,268,573     1.28         16,100,000
    44     L(3),YM1%(3.5),O(.5) or DEF                               944,213            1,275,488     1.35         17,000,000
    45     L(3),YM1%(6.5),O(.5)                                      929,982            1,183,120     1.27         14,300,000
------------------------------------------------------------------------------------------------------------------------------
    46     L(4),YM1%(5.5),O(.5) or DEF                               951,945            1,245,886     1.31         16,500,000
    47     L(3),YM1%(3.5),O(.5) or DEF                               877,239            1,430,237     1.63         15,100,000

    48     L(10),YM1%(9.5),O(.5) or DEF                            1,005,439            1,469,139     1.46         14,800,000
   48a                                                                                                              8,300,000
------------------------------------------------------------------------------------------------------------------------------
   48b                                                                                                              6,500,000

    49     L(4),YM1%(5.5),O(.5)                                      882,897            1,109,774     1.26         13,500,000
   49a                                                                                                              6,000,000
   49b                                                                                                              7,500,000
------------------------------------------------------------------------------------------------------------------------------

    50     L(6),YM1%(3.5),O(.5)                                      852,603            1,184,995     1.39         13,750,000
    51     L(4),YM1%(5.75),O(.25)                                    835,025            1,012,572     1.21         12,800,000
    52     L(7),YM1%(7.75),O(.25) or DEF                             823,501            1,037,596     1.26         14,000,000
    53     L(3),YM1%(6.5),O(.5)                                      860,358            1,152,813     1.34         18,300,000
------------------------------------------------------------------------------------------------------------------------------
    54     L(4),YM1%(5.5),O(.5) or DEF                               841,524            1,007,779     1.20         12,500,000
    55     L(5),YM1%(4.5),O(.5) or DEF                             1,005,222            1,477,573     1.47         14,700,000
    56     L(4),YM1%(5.5),O(.5) or DEF                               830,937            1,213,987     1.46         13,200,000
    57     L(4),YM1%(5.5),O(.5) or DEF                               817,280            1,008,093     1.23         12,200,000
    58     L(8),YM1%(1.5),O(.5) or DEF                               833,416            1,066,426     1.28         13,250,000
------------------------------------------------------------------------------------------------------------------------------
    59     L(4),YM1%(5.5),O(.5) or DEF                               808,846            1,013,036     1.25         12,250,000
    60     L(5),5(1),4(1),3(1),2(1.667),O(.33)                       846,048            1,182,582     1.40         14,800,000
    61     L(4),YM1%(5.75),O(.25)                                    770,260              950,434     1.23         12,500,000
    62     L(4),YM1%(5.5),O(.5)                                      896,922            1,351,612     1.51         19,200,000
    63     L(7),YM1%(2.5),O(.5)                                      859,937            1,072,726     1.25         12,600,000
------------------------------------------------------------------------------------------------------------------------------
    64     L(7),YM1%(12.5),O(.5)                                     882,052            1,372,572     1.56         16,000,000
    65     L(4),YM1%(3),3(1),2(1),1(.5),O(.5)                        827,897              992,584     1.20         11,775,000
    66     L(4),YM1%(5.5),O(.5) or DEF                               729,264              913,124     1.25         10,950,000
    67     L(6),YM1%(3.5),O(.5) or DEF                               779,255            1,299,457     1.67         12,850,000
    68     L(10),YM1%(14.5),O(.5) or DEF                             747,897              989,524     1.32         11,600,000
------------------------------------------------------------------------------------------------------------------------------
    69     L(4),YM1%(5.75),O(.25) or DEF                             710,317            1,011,875     1.42         13,100,000
    70     L(5),YM1%(4.5),O(.5) or DEF                               704,844              963,350     1.37         11,300,000
    71     L(4),YM1%(5.5),O(.5) or DEF                               737,076            1,066,409     1.45         11,250,000
    72     L(4),YM1%(5.5),O(.5) or DEF                               665,340              948,214     1.43         10,800,000
    73     L(3),YM1%(3.5),O(.5) or DEF                               657,496              948,368     1.44         11,750,000
------------------------------------------------------------------------------------------------------------------------------
    74     L(7),YM1%(7.5),O(.5) or DEF                               642,645              850,424     1.32         10,200,000
    75     L(4),YM1%(5.5),O(.5)                                      643,584              884,531     1.37          9,400,000
    76     L(3),YM1%(6.5),O(.5)                                      618,802              837,689     1.35          9,200,000
    77     L(5),5(1),4(1),3(1),2(1),1(.5),O(.5)                      604,121              818,555     1.35          9,600,000
    78     L(4),YM1%(5.75),O(.25) or DEF                             586,473              753,578     1.28          9,000,000
------------------------------------------------------------------------------------------------------------------------------
    79     L(4),YM1%(5.5),O(.5) or DEF                               605,358              847,917     1.40          9,650,000
    80     L(4),YM1%(5.75),O(.25) or DEF                             566,774              712,124     1.26          9,700,000
    81     L(5),YM1%(4.5),O(.5) or DEF                               584,467              855,782     1.46          9,350,000
    82     L(8),YM1%(6.5),O(.5)                                      568,253              711,604     1.25          8,600,000
    83     L(5),5(1),4(1),3(1),2(1),1(.5),O(.5) or DEF               618,493              981,551     1.59         10,200,000
------------------------------------------------------------------------------------------------------------------------------
    84     L(4),YM1%(5.75),O(.25) or DEF                             575,822              781,222     1.36          9,000,000
    85     L(2),YM1%(4.5),O(.5) or DEF                               606,692              793,989     1.31          9,400,000
    86     L(4),YM1%(5.5),O(.5) or DEF                               541,896              689,850     1.27          8,880,000
    87     L(4),YM1%(5.5),O(.5)                                      633,276              799,321     1.26          8,800,000
    88     L(4),YM1%(5.5),O(.5) or DEF                               551,781              770,525     1.40          9,450,000
------------------------------------------------------------------------------------------------------------------------------
    89     L(4),YM1%(5.5),O(.5)                                      593,773              786,490     1.32         10,650,000
    90     L(4),YM1%(2.5),O(.5) or DEF                               582,006              781,397     1.34          8,660,000
    91     L(7),YM1%(7.5),O(.5) or DEF                               539,629              741,859     1.37          8,060,000
    92     L(3),YM1%(16.5),O(.5)                                     607,070              797,223     1.31          8,635,000
    93     L(4),YM1%(5.5),O(.5) or DEF                               631,140              826,214     1.31          8,750,000
------------------------------------------------------------------------------------------------------------------------------
    94     L(4),YM1%(5.5),O(.5)                                      577,749              799,488     1.38          8,400,000
    95     L(4),YM1%(5.5),O(.5)                                      599,871              820,071     1.37          8,400,000
    96     L(6),YM1%(3.5),O(.5) or DEF                               537,408              703,885     1.31          8,200,000
    97     L(4),YM1%(5.58),O(.5) or DEF                              570,579              854,195     1.50          8,500,000
    98     L(7),YM1%(7.5),O(.5) or DEF                               493,623              647,526     1.31          7,700,000
------------------------------------------------------------------------------------------------------------------------------
    99     L(5),YM1%(4.5),O(.5) or DEF                               499,496              688,279     1.38          8,000,000
   100     L(10),YM1%(9.75),O(.25) or DEF                            574,862              834,520     1.45          9,500,000
   101     L(4),YM1%(5.5),O(.5) or DEF                               489,703              650,731     1.33          8,100,000
   102     L(5),5(1),4(1),3(1),2(1),1(1),O(5)                        540,061              848,957     1.57          8,100,000
   103     L(4),YM1%(5.5),O(.5)                                      560,614              743,114     1.33          7,800,000
------------------------------------------------------------------------------------------------------------------------------
   104     L(7.5),YM1%(7),O(.5) or DEF                               525,534              714,920     1.36          8,400,000
   105     L(4),YM1%(5.417),O(.5)                                    508,688              640,148     1.26          7,860,000
   106     L(2),YM1%(4.5),O(.5) or DEF                               521,266              623,151     1.20          7,400,000
   107     L(4),YM1%(5.5),O(.5)                                      484,748              616,817     1.27          7,400,000
   108     L(4),YM1%(5.5),O(.5)                                      489,553              645,278     1.32          8,000,000
------------------------------------------------------------------------------------------------------------------------------

                         Cut-off      Scheduled                                                         Loan per
 Control    Appraisal      Date       Maturity        Year        Year               Bed, Pad           Bed, Pad      Occupancy
   No.        Year       LTV (%)     Date LTV (%)     Built     Renovated            or Room           or Room ($)   Percentage (%)
==================================================================================================================================
    41        1997        75.4          66.5          1989         N/A            86,706 Sq Foot           138.40       98.6
    42        1997        73.5          64.8          1966         N/A               499 Unit           24,048.10       94.0
    43        1997        71.4          57.4          1932        1996            75,322 Sq Foot           152.68      100.0
    44        1997        67.5          62.6          1898        1986            91,018 Sq Foot           126.35       89.8
    45        1997        80.0          70.1          1989         N/A           129,554 Sq Foot            88.30       99.0
----------------------------------------------------------------------------------------------------------------------------------
    46        1997        68.4          60.6        1987-89        N/A           163,537 Sq Foot            69.10      100.0
    47        1997        70.0          64.3          1979       1994-96             420 Unit           25,238.10       96.3

    48        1997        70.8          0.0         Various        N/A               260 Room           40,384.62        NAV
   48a        1997                                    1989         N/A               130 Room
----------------------------------------------------------------------------------------------------------------------------------
   48b        1997                                    1986         N/A               130 Room

    49        1997        77.0          68.3          1990         N/A           193,087 Sq Foot            53.86       97.5
   49a        1997                                    1990         N/A            95,137 Sq Foot
   49b        1997                                    1990         N/A            97,950 Sq Foot
----------------------------------------------------------------------------------------------------------------------------------

    50        1997        74.9          66.0        1990-92        N/A           152,611 Sq Foot            67.57       88.8
    51        1997        79.3          69.7        1958-59       1990               264 Unit           38,446.97       96.0
    52        1997        71.4          55.4       1970's-87       N/A           270,320 Sq Foot            36.99       89.2
    53        1997        54.5          48.6          1990         N/A           155,193 Sq Foot            64.44       81.0
----------------------------------------------------------------------------------------------------------------------------------
    54        1997        79.8          70.7          1991         N/A               208 Unit           48,076.92       88.5
    55        1997        67.6          48.0       1920-1935     1989-92         404,072 Sq Foot            24.75       98.8
    56        1997        73.8          65.5          1982         N/A               155 Bed            62,903.23       93.0
    57        1997        79.8          70.6          1988         N/A               184 Unit           52,989.13       96.7
    58        1997        72.4          58.4          1976         N/A           128,992 Sq Foot            74.42      100.0
----------------------------------------------------------------------------------------------------------------------------------
    59        1997        77.4          68.7        1950,71       1987           184,670 Sq Foot            51.44       98.4
    60        1997        64.0          57.6          1969         N/A           404,000 Sq Foot            23.51      100.0
    61        1997        75.2          66.0          1988         N/A           118,396 Sq Foot            79.39       99.4
    62        1997        48.8          40.8        1965-74        N/A           141,514 Sq Foot            66.42       96.0
    63        1997        72.8          66.3          1982         N/A           103,358 Sq Foot            89.01       98.0
----------------------------------------------------------------------------------------------------------------------------------
    64        1997        55.5          0.0       1960's-80's      N/A           334,845 Sq Foot            26.58       96.0
    65        1997        75.2          67.2        1970-71      1990-91             228 Unit           39,100.88       90.4
    66        1997        79.9          70.5          1990         N/A               240 Unit           36,500.00       93.3
    67        1997        67.9          61.1        1965-84        N/A           115,238 Sq Foot            75.93       89.0
    68        1997        74.9          4.2           1995         N/A               144 Unit           60,416.67      100.0
----------------------------------------------------------------------------------------------------------------------------------
    69        1997        65.6          57.7          1994         N/A            50,000 Sq Foot           172.00      100.0
    70        1997        74.9          66.1         1970's      1995-96         192,889 Sq Foot            43.94       96.0
    71        1997        71.8          64.9        1989-95        N/A           102,320 Sq Foot            79.16      100.0
    72        1997        74.0          65.3          1974        1990           195,472 Sq Foot            40.93       98.0
    73        1997        68.0          62.3          1970         N/A               352 Unit           22,727.27       91.8
----------------------------------------------------------------------------------------------------------------------------------
    74        1997        75.9          59.1          1988        1990            97,516 Sq Foot            79.47       95.4
    75        1997        79.6          63.0          1985         N/A               100 Bed            75,000.00      100.0
    76        1997        79.5          70.5          1980         N/A               324 Unit           22,651.23       91.4
    77        1997        75.0          66.2        1976-89        N/A           143,021 Sq Foot            50.34      100.0
    78        1997        80.0          70.1       1977, 1997     1996               187 Unit           38,502.67      100.0
----------------------------------------------------------------------------------------------------------------------------------
    79        1997        73.6          65.3         1950's       1988           101,542 Sq Foot            70.02       95.2
    80        1997        72.1          62.1          1963        1991            94,586 Sq Foot            74.01      100.0
    81        1997        74.8          66.0          1997         N/A            42,880 Sq Foot           163.25      100.0
    82        1997        79.9          62.1          1997         N/A           108,508 Sq Foot            63.41      100.0
    83        1997        66.5          54.6         1950's       1997               158 Room           43,037.97        NAV
----------------------------------------------------------------------------------------------------------------------------------
    84        1997        75.0          66.5        1958,94        N/A           214,421 Sq Foot            31.48      100.0
    85        1997        71.7          67.0         1970's       1986           190,696 Sq Foot            35.62       88.7
    86        1997        74.3          65.3          1985         N/A            81,559 Sq Foot            80.92      100.0
    87        1997        74.7          67.0          1985         N/A           101,048 Sq Foot            65.32       90.8
    88        1997        68.9          61.1          1994         N/A            87,261 Sq Foot            74.78      100.0
----------------------------------------------------------------------------------------------------------------------------------
    89        1997        60.9          50.1          1967        1990           308,064 Sq Foot            21.10       86.7
    90        1997        74.8          66.5          1986         N/A           133,413 Sq Foot            48.72      100.0
    91        1997        79.3          62.3          1996         N/A            48,374 Sq Foot           132.30      100.0
    92        1997        73.8          28.7          1997         N/A               168 Unit           38,095.24       89.2
    93        1997        72.1          59.8          1929         N/A           168,049 Sq Foot            37.79       91.7
----------------------------------------------------------------------------------------------------------------------------------
    94        1997        74.1          65.9          1913       1993-94         261,088 Sq Foot            23.94       98.3
    95        1997        73.4          66.0          1974         N/A            90,519 Sq Foot            68.49       90.7
    96        1997        74.8          66.9          1991         N/A            82,193 Sq Foot            74.82      100.0
    97        1997        72.1          59.5          1997         N/A            42,657 Sq Foot           144.17       92.6
    98        1997        78.3          60.6          1990         N/A            45,957 Sq Foot           131.21       91.7
----------------------------------------------------------------------------------------------------------------------------------
    99        1997        75.0          66.1          1961         N/A            56,020 Sq Foot           107.10      100.0
   100        1997        63.2          0.0           1970       1996-97         198,787 Sq Foot            30.18       85.2
   101        1997        74.0          65.0          1979        1996            75,363 Sq Foot            79.61       98.6
   102        1997        74.0          48.5          1923        1969               190 Bed            31,578.95       89.0
   103        1997        76.8          59.9          1993         N/A           141,397 Sq Foot            42.43      100.0
----------------------------------------------------------------------------------------------------------------------------------
   104        1997        71.2          46.0      1980's-90's      N/A            91,477 Sq Foot            65.59       97.4
   105        1997        74.9          65.7          1997         N/A            71,550 Sq Foot            82.46      100.0
   106        1997        79.4          74.0          1973         N/A               280 Unit           21,142.86       97.5
   107        1997        78.2          69.2          1982         N/A               160 Unit           36,250.00       96.3
   108        1997        71.2          63.3          1978         N/A            65,994 Sq Foot            86.37       95.5
----------------------------------------------------------------------------------------------------------------------------------

                                                                         Largest Retail Tenant
                                                         ---------------------------------------------------
                                                                                      Tenant
 Control     Rent Roll     Underwriting                                             Area Leased     Lease      Control
   No.         Date         Reserves ($)    per              Tenant Name             (Sq. Ft.)     Exp Date       No.
========================================================================================================================
    41         6/30/97                0.15  Sq Foot                                                              41
    42        10/13/97              200.00  Unit                                                                 42
    43        12/02/97                0.15  Sq Foot                                                              43
    44        11/01/97                0.20  Sq Foot      Maxi Drug                     17,063      1/31/02       44
    45        10/08/97                0.10  Sq Foot      Office Max                    25,496      2/28/09       45
------------------------------------------------------------------------------------------------------------------------
    46         9/18/97                0.15  Sq Foot                                                              46
    47         9/01/97              263.00  Unit                                                                 47

    48             NAV  4% of Gross Income                                                                       48
   48a                                                                                                           48a
------------------------------------------------------------------------------------------------------------------------
   48b                                                                                                           48b

    49        10/01/97                0.09  Sq Foot                                                              49
   49a                                                   K-Mart                        86,479      10/31/15      49a
   49b                                                   Mega Foods                    52,225      5/31/10       49b
------------------------------------------------------------------------------------------------------------------------

    50        10/09/97                0.17  Sq Foot      Circuit City                  32,196      1/31/06       50
    51        10/01/97              247.16  Unit                                                                 51
    52        12/17/97                0.15  Sq Foot      US Postal Service             36,008      7/14/98       52
    53         8/06/97                0.15  Sq Foot                                                              53
------------------------------------------------------------------------------------------------------------------------
    54         9/12/97              217.00  Unit                                                                 54
    55         8/15/97                0.25  Sq Foot                                                              55
    56        10/03/97              350.00  Bed                                                                  56
    57         8/29/97              288.00  Unit                                                                 57
    58        11/03/97                0.47  Sq Foot                                                              58
------------------------------------------------------------------------------------------------------------------------
    59        10/01/97                0.10  Sq Foot      Brunswick Lanes               26,345      6/30/04       59
    60         8/05/97                0.15  Sq Foot                                                              60
    61         7/22/97                0.13  Sq Foot      AJ's Fine Foods               30,376      12/8/13       61
    62         7/14/97                0.10  Sq Foot                                                              62
    63         3/31/97                0.21  Sq Foot      Tom Thumb                     52,480      2/21/17       63
------------------------------------------------------------------------------------------------------------------------
    64         6/30/97                0.27  Sq Foot                                                              64
    65         8/28/97              326.00  Unit                                                                 65
    66         9/18/97              198.00  Unit                                                                 66
    67         7/01/97                0.20  Sq Foot      Blockbuster Music             18,704      12/31/98      67
    68        12/01/97              250.00  Unit                                                                 68
------------------------------------------------------------------------------------------------------------------------
    69        10/18/93                0.16  Sq Foot      Ralph's Supermarket           47,000      9/5/19        69
    70        10/09/97                0.12  Sq Foot                                                              70
    71         6/03/97                0.15  Sq Foot      American Multi-Cinema         36,743      3/31/04       71
    72        11/24/97                0.19  Sq Foot      Burlington Coat Factory       59,680      1/31/99       72
    73        10/10/97              300.00  Unit                                                                 73
------------------------------------------------------------------------------------------------------------------------
    74        10/31/97                0.20  Sq Foot      Food Lion                     32,056      12/31/09      74
    75         9/01/97              350.00  Bed                                                                  75
    76         3/26/97              206.00  Unit                                                                 76
    77         9/30/97                0.15  Sq Foot      Basha's                       46,924      3/31/07       77
    78        12/31/97              273.53  Unit                                                                 78
------------------------------------------------------------------------------------------------------------------------
    79         9/16/97                0.15  Sq Foot      Leath Furniture               35,400      6/30/02       79
    80        10/22/86                0.10  Sq Foot      Fred Meyers                   94,586      2/1/07        80
    81        10/13/97                0.10  Sq Foot      Edwin Watts Golf Shop          9,000      7/31/02       81
    82        10/31/96                0.10  Sq Foot      BJ's Wholesale Clubs         108,508      7/26/17       82
    83             NAV  4% of Gross Income                                                                       83
------------------------------------------------------------------------------------------------------------------------
    84        12/16/97                0.10  Sq Foot      P & C Food Market             63,077      1/31/10       84
    85        12/31/97                0.33  Sq Foot      J.C. Penny                    31,738      11/10/98      85
    86         1/14/98                0.15  Sq Foot      Planet Pizza                  20,351      9/30/05       86
    87         7/08/97                0.16  Sq Foot      Ross Stores, Inc.             27,720      1/31/02       87
    88        10/13/97                0.15  Sq Foot                                                              88
------------------------------------------------------------------------------------------------------------------------
    89         8/01/97                0.15  Sq Foot      Mega Market                   60,723      11/30/03      89
    90        12/30/97                0.10  Sq Foot                                                              90
    91         9/16/97                0.10  Sq Foot      Designer Shoe Warehouse       23,387      11/30/08      91
    92         9/09/97              150.00  Unit                                                                 92
    93         5/01/97                0.17  Sq Foot                                                              93
------------------------------------------------------------------------------------------------------------------------
    94         9/26/97                0.18  Sq Foot                                                              94
    95         1/31/97                0.27  Sq Foot      Steinmart                     34,550      9/1/98        95
    96         7/31/97                0.10  Sq Foot      Mars Supermarket              36,280      12/31/15      96
    97        10/01/97                0.00  Sq Foot      Krikorian Premier Theaters    23,542      7/1/17        97
    98        12/01/97                0.20  Sq Foot      Country Friends                7,000      7/31/01       98
------------------------------------------------------------------------------------------------------------------------
    99         5/01/97                0.23  Sq Foot      Waldbaums                     25,000      3/1/03        99
   100        12/24/97                0.15  Sq Foot      P&C Foods                     50,195      8/1/12        100
   101        12/22/97                0.22  Sq Foot                                                              101
   102         9/19/97              257.89  Bed                                                                  102
   103         5/31/97                0.10  Sq Foot      K-Mart                       112,397      1/31/19       103
------------------------------------------------------------------------------------------------------------------------
   104         9/01/97                0.20  Sq Foot      Weiss Markets                 49,200      3/31/11       104
   105         6/08/97                0.10  Sq Foot                                                              105
   106         8/29/97              309.00  Unit                                                                 106
   107         9/05/97              377.00  Unit                                                                 107
   108        11/01/97                0.23  Sq Foot      L.A. Fitness                  20,767      12/1/05       108
------------------------------------------------------------------------------------------------------------------------

 Control
   No.     Property Name                                  Address                                        City
==============================================================================================================================
   109     Three Stamford Landing                         46 Southfield Ave.                             Stamford
   110     The Woodlawn Commons Medical Center            NWC of Johnson Ferry Road and Woodlawn Road    Marietta
   111     South Seminole                                 975, 1075 & 1175 Florida Central Parkway       Longwood

   112     Orscheln Home & Farm Stores (Roll Up)          Various                                        Various
------------------------------------------------------------------------------------------------------------------------------
   112a    818 West College Street                        818 West College Street                        Marshall
   112b    1720 Crete Drive                               1720 Crete Drive                               Moberly
   112c    1722 Crete Drive                               1722 Crete Drive                               Moberly
   112d    2405 South Main Street                         2405 South Main Street                         Maryville
   112e    904 East South Street                          904 East South Street                          Richmond
------------------------------------------------------------------------------------------------------------------------------
   112f    Route 1 P.O. Box 66                            Route 1 P.O. Box 66                            Eldon
   112g    211 East Main Street                           211 East Main Street                           Parsons
   112h    5326 Lake Avenue                               5326 Lake Avenue                               St. Joseph

   113     The Lauderdale Tower Apartments                2900 NE 30th Street                            Fort Lauderdale
------------------------------------------------------------------------------------------------------------------------------
   114     Creekside Business Park                        1625-1701 McCarthy Boulevard                   Milpitas

   115     500 & 855 Winding Brook Drive (Roll-up)        500 & 855 Winding Brook Drive                  Glastonbury
   115a    500 Winding Brook Drive                        500 Winding Brook Drive                        Glastonbury
   115b    855 Winding Brook Drive                        855 Winding Brook Drive                        Glastonbury
------------------------------------------------------------------------------------------------------------------------------

   116     Carriage Hills East Apartments                 6080 Carriage Hill Drive                       E. Lansing
   117     Food For Less Grocery Store                    NEC Broadway & Ballantyne Street               El Cajon
   118     Alma Park Center                               NWC of Alma School & Warner Roads              Chandler
   119     Oak Park Apartments                            4505 Duval Street                              Austin
------------------------------------------------------------------------------------------------------------------------------
   120     Las Colinas                                    15800 Chase Hill Boulevard                     San Antonio
   121     River Oaks Apartments - Killeen, TX            101 Twin Creek Drive                           Killeen
   122     Twin Oaks Village Shopping Center              Eastern Boulevard & Vaughn Road                Montgomery
   123     Woodmont Plaza                                 6401-6451 McCart Avenue                        Ft. Worth
   124     Treasury Services Corporation Building         604 Arizona Avenue                             Santa Monica
------------------------------------------------------------------------------------------------------------------------------
   125     Graymere Apartments                            1955 Union Place                               Columbia
   126     Hart Street Medical Center                     40 Hart Street                                 New Britain
   127     1301 Guadalupe Street                          1301 Guadalupe Street                          Laredo
   128     Technologies Applications, Inc.                Missouri Research Park                         St. Charles
   129     Five Points Plaza                              505-595 South Riverside Avenue                 Rialto
------------------------------------------------------------------------------------------------------------------------------
   130     195 Bear Hill Road                             195 Bear Hill Road                             Waltham
   131     Hampton Inn Hotel                              2700 South Perkins Road                        Memphis
   132     The Pender Mill Office Building                3930 Pender Drive                              Fairfax
   133     Centre II                                      3101 Bee Cave Road                             Rollingwood
   134     Plaza De Fiesta                                2726 South Alma School Road                    Mesa
------------------------------------------------------------------------------------------------------------------------------
   135     Crossroads Shopping Center                     300 South M-291 Highway                        Liberty
   136     South Port Apartments                          6326 S. 107th East Avenue                      Tulsa
   137     Extra Space Center IV, V & VI                  105 & 601 S.Faulkenberg & 1755 W.Brandon Bl    Brandon
   138     Two Stamford Landing                           68 Southfield Avenue                           Stamford
   139     Metroplex Business Park                        475 Metroplex Drive                            Nashville
------------------------------------------------------------------------------------------------------------------------------
   140     Atrium Northeast Office Building               115 Atrium Way                                 Columbia
   141     The Cottages                                   10300 Harwin Drive                             Houston
   142     Sabal Pointe Plaza                             NWC Merritt Isnd Causeway & Sykes Creek        Merritt Island
   143     Brookside Industrial Center                    1775 Sherman Drive                             Indianapolis
   144     Playhouse Square                               380 Washington Street                          Wellesley
------------------------------------------------------------------------------------------------------------------------------
   145     Kittle's Home Furnishings Plaza                5600 Britton Parkway                           Columbus
   146     Atrium Northwood Office Building               7301 Rivers Avenue                             North Charleston
   147     Food For Less Supermarket (Hempfield)          Route 30                                       Hempfield
   148     Osborn Commons Apartments                      1502 East Osborne Road                         Phoenix
   149     One Dock Street                                396 Pacific Street                             Stamford
------------------------------------------------------------------------------------------------------------------------------
   150     Columbia Station Apartments                    13410-13458 NE Sandy Boulevard                 Portland
   151     Everett Auto Mall                              406 Southeast Everett Mall Way                 Everett
   152     Coliseum Shoppes                               506 East Coliseum Boulevard                    Fort Wayne
   153     Deerfield Run Apartments                       Northwest Side of India Hook Road              Rock Hill
   154     Berkshire Center                               5620-5754 North Academy Blvd.                  Colorado Springs
------------------------------------------------------------------------------------------------------------------------------
   155     Heritage Place Apartments                      700 Westminster Drive                          Franklin
   156     K-Mart Plaza                                   3069-3099 Dixie Highway                        Edgewood
   157     4611-4811 Kimmel Drive                         4611-4811 Kimmel Drive                         Davenport
   158     Flint's Crossing Shopping Center               1550 Opelika Road                              Auburn
   159     Shaker-Loudon Road Plaza                       664 Loudon Road                                Colonie
------------------------------------------------------------------------------------------------------------------------------
   160     Food For Less Supermarket (Pine)               10688 Perry Highway                            Pine
   161     Hitachi Tech Center                            3201 Premier Drive                             Irving
   162     Bay Harbour Apartments                         2500 East James Road                           Baytown
   163     East Bridge Landing Annex                      587-593 First Avenue @ East 34th Street        New York
   164     Raymour & Flanigan                             Mall Ring Road                                 Scranton
------------------------------------------------------------------------------------------------------------------------------
   165     20-24 Newbury Street                           20-24 Newbury Street                           Boston
   166     Tates Creek South Shopping Center              4220 & 4240 Saron Drive                        Lexington
   167     Forest Lake II Apartments                      Brittany Drive North of Cashua Drive           Florence
   168     446 Blake St                                   446 Blake Street                               New Haven

------------------------------------------------------------------------------------------------------------------------------

                              Crossed                                                    % of Aggregate   Cumulative
 Control            Zip    Collateralized             Original              Cut-off Date  Cut-off Date   % of Initial    Mortgage
   No.     State   Code        Groups                Balance ($)            Balance ($)     Balance      Pool Balance    Rate (%)
====================================================================================================================================
   109       CT    06902                                5,625,000              5,607,617     0.32%          72.71%        8.1100
   110       GA    30068                                5,600,000              5,597,021     0.32%          73.03%        7.5100
   111       FL    32750                                5,600,000              5,590,537     0.31%          73.34%        7.7700

   112       MO   Various     Group G                   5,575,000              5,564,120     0.31%          73.65%        7.5300
------------------------------------------------------------------------------------------------------------------------------------
   112a      MO    65340      Group G
   112b      MO    65270      Group G
   112c      MO    65270      Group G
   112d      MO    64468      Group G
   112e      MO    64085      Group G
------------------------------------------------------------------------------------------------------------------------------------
   112f      MO    65026      Group G
   112g      KS    67357      Group G
   112h      MO    64504      Group G

   113       FL    33306                                5,564,188              5,521,723     0.31%          73.97%        8.0000
------------------------------------------------------------------------------------------------------------------------------------
   114       CA    95035                                5,520,000              5,520,000     0.31%          74.28%        7.0300

   115       CT    06033      Group H                   5,475,000              5,459,050     0.31%          74.58%        8.3050
                                           ----------------------------------------------
   115a      CT    06033      Group H                   3,375,000              3,365,168
   115b      CT    06033      Group H                   2,100,000              2,093,882
------------------------------------------------------------------------------------------------------------------------------------

   116       MI    48823                                5,400,000              5,391,781     0.30%          74.89%        7.3900
   117       CA    92021                                5,400,000              5,386,513     0.30%          75.19%        8.0700
   118       AZ    85224                                5,350,000              5,340,620     0.30%          75.49%        7.6400
   119       TX    78751                                5,275,000              5,269,369     0.30%          75.79%        7.5100
------------------------------------------------------------------------------------------------------------------------------------
   120       TX    78256                                5,264,000              5,247,751     0.30%          76.08%        7.5500
   121       TX    76543                                5,200,000              5,190,411     0.29%          76.38%        7.5600
   122       AL    36117      Group I                   5,200,000              5,188,975     0.29%          76.67%        7.9700
   123       TX    76133                                5,135,000              5,132,112     0.29%          76.96%        7.3400
   124       CA    90401                                5,110,000              5,110,000     0.29%          77.25%        7.0300
------------------------------------------------------------------------------------------------------------------------------------
   125       TN    38401                                5,100,000              5,087,754     0.29%          77.53%        7.4500
   126       CT    06052                                5,000,000              4,991,908     0.28%          77.81%        7.9200
   127       TX    78040                                5,000,000              4,984,576     0.28%          78.09%        7.4000
   128       MO    63304                                4,850,000              4,841,273     0.27%          78.37%        7.5300
   129       CA    92376                                4,700,000              4,691,456     0.26%          78.63%        7.5100
------------------------------------------------------------------------------------------------------------------------------------
   130       MA    02154                                4,700,000              4,656,636     0.26%          78.89%        8.1700
   131       TN    38118                                4,650,000              4,625,654     0.26%          79.15%        7.8300
   132       VA    22124                                4,600,000              4,594,676     0.26%          79.41%        7.2600
   133       TX    78746                                4,500,000              4,494,874     0.25%          79.67%        7.3100
   134       AZ    85210                                4,500,000              4,493,380     0.25%          79.92%        7.5600
------------------------------------------------------------------------------------------------------------------------------------
   135       MO    64068                                4,500,000              4,493,366     0.25%          80.17%        7.5500
   136       OK    74133                                4,500,000              4,492,874     0.25%          80.43%        7.1900
   137       FL    33619                                4,500,000              4,492,222     0.25%          80.68%        7.8400
   138       CT    06902                                4,500,000              4,486,093     0.25%          80.93%        8.1100
   139       TN    37211                                4,450,000              4,445,234     0.25%          81.18%        7.5000
------------------------------------------------------------------------------------------------------------------------------------
   140       SC    29223                                4,450,000              4,444,963     0.25%          81.43%        7.3300
   141       TX    77036                                4,400,000              4,396,506     0.25%          81.68%        7.1600
   142       FL    32953                                4,400,000              4,395,209     0.25%          81.93%        7.4500
   143       IN    46201                                4,375,000              4,370,869     0.25%          82.17%        7.4400
   144       MA    02181                                4,350,000              4,340,374     0.24%          82.42%        7.7300
------------------------------------------------------------------------------------------------------------------------------------
   145       OH    43216                                4,325,000              4,322,560     0.24%          82.66%        7.3300
   146       SC    29223                                4,330,000              4,320,389     0.24%          82.90%        7.7200
   147       PA    15601                                4,300,000              4,297,787     0.24%          83.15%        7.6100
   148       AZ    85014                                4,296,000              4,293,545     0.24%          83.39%        7.2900
   149       CT    06902                                4,300,000              4,286,712     0.24%          83.63%        8.1100
------------------------------------------------------------------------------------------------------------------------------------
   150       OR    97230                                4,250,000              4,247,709     0.24%          83.87%        7.4700
   151       WA    98204                                4,200,000              4,197,691     0.24%          84.11%        7.4100
   152       IN    46825                                4,200,000              4,197,551     0.24%          84.34%        7.2260
   153       SC    29732                                4,200,000              4,195,185     0.24%          84.58%        7.2900
   154       CO    80918                                4,200,000              4,194,723     0.24%          84.82%        8.3400
------------------------------------------------------------------------------------------------------------------------------------
   155       TN    37064                                4,160,000              4,150,011     0.23%          85.05%        7.4500
   156       KY    41018                                4,100,000              4,095,681     0.23%          85.28%        7.5500
   157       IA    52802                                4,080,000              4,075,713     0.23%          85.51%        7.4400
   158       AL    36830                                4,070,000              4,062,396     0.23%          85.74%        7.4100
   159       NY    12110                                4,050,000              4,042,523     0.23%          85.97%        7.3200
------------------------------------------------------------------------------------------------------------------------------------
   160       PA    15090                                4,000,000              3,997,942     0.23%          86.19%        7.6100
   161       TX    75063                                4,000,000              3,997,736     0.23%          86.42%        7.3200
   162       TX    77520                                4,000,000              3,987,652     0.22%          86.64%        7.5500
   163       NY    10016                                3,895,471              3,889,118     0.22%          86.86%        7.9574
   164       PA    18508                                3,800,000              3,793,832     0.21%          87.07%        7.9100
------------------------------------------------------------------------------------------------------------------------------------
   165       MA    02116                                3,750,000              3,743,949     0.21%          87.28%        7.9300
   166       KY    40515                                3,750,000              3,737,883     0.21%          87.50%        8.9800
   167       SC    29501                                3,700,000              3,695,758     0.21%          87.70%        7.2900
   168       CT    06510      Group C                   3,675,000              3,657,893     0.21%          87.91%        8.0400

------------------------------------------------------------------------------------------------------------------------------------

                                                                                              Original  Remaining
                            Interest                             Original       Remaining     Term to    Term to       Original
 Control    Administrative   Accrual        Amortization       Interest-Only  Interest-Only   Maturity   Maturity    Amortization
   No.      Cost Rate (%)    Method             Type           Period (Mos.)  Period (Mos.)    (Mos.)     (Mos.)      Term (Mos.)
====================================================================================================================================
   109          0.1433       Act/360          Balloon                0              0           120         114           360
   110          0.1733       Act/360          Balloon                0              0           120         119           360
   111          0.1533       Act/360          Balloon                0              0           120         117           360

   112          0.1683       30/360       Fully Amortizing           0              0           230         229           230
------------------------------------------------------------------------------------------------------------------------------------
   112a
   112b
   112c
   112d
   112e
------------------------------------------------------------------------------------------------------------------------------------
   112f
   112g
   112h

   113          0.0933       30/360           Balloon                0              0            84         73            360
------------------------------------------------------------------------------------------------------------------------------------
   114          0.0933       Act/360  Interest-only then Amortizing 24             23            60         59            360

   115          0.1433       Act/360          Balloon                0              0           120         114           360
   115a
   115b
------------------------------------------------------------------------------------------------------------------------------------

   116          0.0933       30/360           Balloon                0              0            84         82            360
   117          0.1683       30/360           Balloon                0              0           240         237           330
   118          0.1683       Act/360          Balloon                0              0           120         117           360
   119          0.1733       Act/360          Balloon                0              0           120         118           360
------------------------------------------------------------------------------------------------------------------------------------
   120          0.0933       Act/360          Balloon                0              0           120         115           360
   121          0.1733       Act/360      Fully Amortizing           0              0           300         298           300
   122          0.1533       30/360           Balloon                0              0           120         118           300
   123          0.0933       Act/360            ARD                  0              0            84         83            360
   124          0.0933       Act/360  Interest-only then Amortizing 24             23            60         59            360
------------------------------------------------------------------------------------------------------------------------------------
   125          0.0933       Act/360          Balloon                0              0           120         116           360
   126          0.1433       Act/360          Balloon                0              0           120         117           360
   127          0.0933       Act/360          Balloon                0              0           120         117           300
   128          0.1683       30/360       Fully Amortizing           0              0           240         239           240
   129          0.0933       Act/360          Balloon                0              0           120         117           360
------------------------------------------------------------------------------------------------------------------------------------
   130          0.0933       Act/360          Balloon                0              0           120         114           240
   131          0.1533       30/360       Fully Amortizing           0              0           240         237           240
   132          0.0933       Act/360          Balloon                0              0            84         82            360
   133          0.0933       Act/360          Balloon                0              0            84         82            360
   134          0.1683       30/360           Balloon                0              0           120         118           360
------------------------------------------------------------------------------------------------------------------------------------
   135          0.1683       30/360           Balloon                0              0           120         118           360
   136          0.0933       30/360           Balloon                0              0            84         82            360
   137          0.0933       Act/360          Balloon                0              0           120         118           300
   138          0.1433       Act/360          Balloon                0              0           120         114           360
   139          0.0933       Act/360          Balloon                0              0           120         118           360
------------------------------------------------------------------------------------------------------------------------------------
   140          0.0933       Act/360            ARD                  0              0            84         82            360
   141          0.1683       30/360             ARD                  0              0           120         119           360
   142          0.0933       Act/360          Balloon                0              0           120         118           360
   143          0.1433       Act/360            ARD                  0              0           120         119           300
   144          0.0933       Act/360          Balloon                0              0           180         176           360
------------------------------------------------------------------------------------------------------------------------------------
   145          0.0933       Act/360            ARD                  0              0           120         119           360
   146          0.0933       Act/360          Balloon                0              0            84         80            360
   147          0.0933       Act/360            ARD                  0              0           120         119           360
   148          0.0933       Act/360          Balloon                0              0            84         83            360
   149          0.1433       Act/360          Balloon                0              0           120         114           360
------------------------------------------------------------------------------------------------------------------------------------
   150          0.0933       Act/360          Balloon                0              0            84         83            360
   151          0.1433       Act/360            ARD                  0              0           120         119           360
   152          0.1433       Act/360            ARD                  0              0           120         119           360
   153          0.1533       Act/360          Balloon                0              0           120         118           360
   154          0.1683       30/360           Balloon                0              0           120         118           360
------------------------------------------------------------------------------------------------------------------------------------
   155          0.0933       Act/360          Balloon                0              0           120         116           360
   156          0.0933       Act/360            ARD                  0              0            84         82            360
   157          0.1683       Act/360            ARD                  0              0            84         83            288
   158          0.0933       Act/360          Balloon                0              0            84         81            360
   159          0.0933       30/360       Fully Amortizing           0              0           240         239           240
------------------------------------------------------------------------------------------------------------------------------------
   160          0.0933       Act/360            ARD                  0              0           120         119           360
   161          0.0933       Act/360          Balloon                0              0           120         119           360
   162          0.0933       Act/360          Balloon                0              0           120         115           360
   163          0.0933       Act/360          Balloon                0              0            82         79            358
   164          0.1433       Act/360          Balloon                0              0           120         117           360
------------------------------------------------------------------------------------------------------------------------------------
   165          0.1433       Act/360          Balloon                0              0           120         117           360
   166          0.0933       Act/360          Balloon                0              0           120         112           360
   167          0.1533       Act/360          Balloon                0              0           120         118           360
   168          0.1433       Act/360          Balloon                0              0           180         177           240

------------------------------------------------------------------------------------------------------------------------------------

             Remaining
 Control    Amortization   Origination   Maturity      Balloon
   No.      Term (Mos.)       Date         Date        Balance($)  Property Type
================================================================================================================
   109          354          7/31/97      8/1/07        5,043,216  Office
   110          359         12/10/97      1/1/08        4,946,840  Office
   111          357         10/16/97     11/1/07        4,978,916  Industrial/Warehouse

   112          229         12/23/97      3/1/17                -  Retail - Unanchored
----------------------------------------------------------------------------------------------------------------
   112a                                                            Retail - Unanchored
   112b                                                            Retail - Unanchored
   112c                                                            Retail - Unanchored
   112d                                                            Retail - Unanchored
   112e                                                            Retail - Unanchored
----------------------------------------------------------------------------------------------------------------
   112f                                                            Retail - Unanchored
   112g                                                            Retail - Unanchored
   112h                                                            Retail - Unanchored

   113          349          2/24/97      3/1/04        5,145,619  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------
   114          360          12/5/97      1/1/03        5,359,106  Office

   115          354          7/10/97      8/1/07        4,931,104  Office
   115a                                                            Office
   115b                                                            Office
----------------------------------------------------------------------------------------------------------------

   116          358         11/24/97     12/1/04        4,951,084  Multifamily - Conventional
   117          327          10/8/97     11/1/17        2,746,726  Retail - Anchored
   118          357          10/9/97     11/1/07        4,741,497  Retail - Anchored
   119          358          11/5/97     12/1/07        4,660,528  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------
   120          355          8/15/97      9/1/07        4,655,058  Multifamily - Conventional
   121          298         11/13/97     12/1/22          335,599  Multifamily - Conventional
   122          298          11/5/97     12/1/07        4,196,486  Retail - Anchored
   123          359         12/23/97      1/1/05        4,752,776  Retail - Anchored
   124          360          12/5/97      1/1/03        4,961,056  Office
----------------------------------------------------------------------------------------------------------------
   125          356          9/30/97     10/1/07        4,499,297  Multifamily - Conventional
   126          357         10/29/97     11/1/07        4,461,605  Office
   127          297         10/30/97     11/1/07        4,047,684  Retail - Anchored
   128          239          12/2/97      1/1/18                -  Office
   129          357          9/25/97     11/1/07        4,151,981  Retail - Anchored
----------------------------------------------------------------------------------------------------------------
   130          234          7/31/97      8/1/07        3,333,826  Self Storage
   131          237         10/21/97     11/1/17                -  Hotel - Limited Service
   132          358         11/17/97     12/1/04        4,252,350  Office
   133          358         11/24/97     12/1/04        4,163,366  Office
   134          358         11/12/97     12/1/07        3,910,919  Retail - Unanchored
----------------------------------------------------------------------------------------------------------------
   135          358         11/19/97     12/1/07        3,910,065  Retail - Anchored
   136          358         11/24/97     12/1/04        4,113,608  Multifamily - Conventional
   137          298         11/25/97     12/1/07        3,691,273  Self Storage
   138          354          7/31/97      8/1/07        4,034,573  Office
   139          358          11/4/97     12/1/07        3,930,644  Office
----------------------------------------------------------------------------------------------------------------
   140          358         11/24/97     12/1/04        4,118,469  Office
   141          359         12/10/97      1/1/08        3,789,835  Multifamily - Conventional
   142          358         11/18/97     12/1/07        3,881,593  Retail - Anchored
   143          299         12/30/97      1/1/08        3,545,827  Industrial/Warehouse
   144          356          9/24/97     10/1/12        3,437,324  Retail - Unanchored
----------------------------------------------------------------------------------------------------------------
   145          359         12/17/97      1/1/08        3,803,208  Retail - Unanchored
   146          356          9/4/97      10/1/04        4,032,803  Office
   147          359         12/10/97      1/1/08        3,807,938  Retail - Anchored
   148          359         12/12/97      1/1/05        3,972,941  Multifamily - Conventional
   149          354          7/31/97      8/1/07        3,855,259  Office
----------------------------------------------------------------------------------------------------------------
   150          359         12/18/97      1/1/05        3,942,021  Multifamily - Conventional
   151          359         12/30/97      1/1/08        3,700,804  Retail - Unanchored
   152          359         12/31/97      1/1/08        3,683,445  Retail - Unanchored
   153          358         11/10/97     12/1/07        3,690,098  Multifamily - Conventional
   154          358          11/3/97     12/1/07        3,709,743  Retail - Unanchored
----------------------------------------------------------------------------------------------------------------
   155          356          9/30/97     10/1/07        3,670,015  Multifamily - Conventional
   156          358         11/26/97     12/1/04        3,808,181  Retail - Anchored
   157          287         12/15/97      1/1/05        3,554,692  Industrial/Warehouse
   158          357         10/10/97     11/1/04        3,771,460  Retail - Anchored
   159          239         12/31/97      1/1/18                -  Office
----------------------------------------------------------------------------------------------------------------
   160          359         12/10/97      1/1/08        3,542,266  Retail - Anchored
   161          359          12/3/97      1/1/08        3,516,521  Office
   162          355          8/20/97      9/1/07        3,537,280  Multifamily - Conventional
   163          355         10/21/97      9/1/04        3,644,650  Multifamily - Conventional
   164          357         10/31/97     11/1/07        3,390,007  Retail - Unanchored
----------------------------------------------------------------------------------------------------------------
   165          357         10/23/97     11/1/07        3,347,006  Retail - Unanchored
   166          352          5/14/97      6/1/07        3,428,853  Retail - Anchored
   167          358         11/10/97     12/1/07        3,250,801  Multifamily - Conventional
   168          237          10/3/97     11/1/12        1,620,889  Industrial/Warehouse

----------------------------------------------------------------------------------------------------------------

                                                                    Annual
 Control                                                             Debt                  Net                     Appraised
   No.     Prepayment Provisions                                   Service($)          Cash Flow($)  DSCR(x)        Value($)
==============================================================================================================================
   109     L(3),5(1),4(1),3(1),2(3),1(.5),O(.5) or DEF               500,477              715,154     1.43          7,500,000
   110     L(4),YM1%(5.75),O(.25) or DEF                             470,332              617,690     1.31          7,100,000
   111     L(4),YM1%(5.5),O(.5) or DEF                               482,358              707,793     1.47          7,650,000

   112     L(7),YM1%(11.67),O(.5)                                    550,357              706,590     1.28          7,735,000
------------------------------------------------------------------------------------------------------------------------------
   112a                                                                                                             1,150,000
   112b                                                                                                             1,250,000
   112c                                                                                                             1,200,000
   112d                                                                                                               820,000
   112e                                                                                                             1,100,000
------------------------------------------------------------------------------------------------------------------------------
   112f                                                                                                             1,075,000
   112g                                                                                                               540,000
   112h                                                                                                               600,000

   113     L(2),YM1%(4.5),O(.5) or DEF                               489,937              587,754     1.20          8,600,000
------------------------------------------------------------------------------------------------------------------------------
   114     L(2.75),YM(1.75),O(.5) or DEF                             442,032   (1)        617,582     1.40         10,250,000

   115     L(4),YM1%(5.5),O(.5) or DEF                               496,125              669,009     1.35          7,300,000
   115a                                                                                                             4,500,000
   115b                                                                                                             2,800,000
------------------------------------------------------------------------------------------------------------------------------

   116     L(3),YM1%(3.5),O(.5) or DEF                               448,220              605,398     1.35          6,740,000
   117     L(7),YM1%(12.5),O(.5)                                     489,366              639,992     1.31          7,200,000
   118     L(4),YM1%(5.5),O(.5)                                      455,066              615,753     1.35          7,100,000
   119     L(4),YM1%(5.5),O(.5) or DEF                               443,036              651,675     1.47          6,700,000
------------------------------------------------------------------------------------------------------------------------------
   120     L(3),YM1%(6.5),O(.5)                                      443,845              573,902     1.29          6,700,000
   121     L(8),YM1%(16.5),O(.5)                                     463,569              772,703     1.67          8,200,000
   122     L(4),YM1%(5.5),O(.5) or DEF                               480,374              630,505     1.31          7,300,000
   123     L(4),YM1%(2.75),O(.25) or DEF                             424,125              515,009     1.21          6,700,000
   124     L(2.75),YM(1.75),O(.5) or DEF                             409,200   (1)        653,802     1.60          8,400,000
------------------------------------------------------------------------------------------------------------------------------
   125     L(4),YM1%(5.5),O(.5) or DEF                               425,826              512,996     1.20          6,400,000
   126     L(4),YM1%(5.5),O(.5) or DEF                               436,917              563,806     1.29          6,800,000
   127     L(4),YM1%(5.5),O(.5) or DEF                               439,499              575,958     1.31          6,720,000
   128     L(12),YM1%(7.5),O(.5)                                     469,923              602,994     1.28          6,500,000
   129     L(4),YM1%(5.5),O(.5) or DEF                               394,743              523,564     1.33          6,300,000
------------------------------------------------------------------------------------------------------------------------------
   130     L(4),YM1%(5.5),O(.5) or DEF                               477,737              762,438     1.60          8,000,000
   131     L(4),YM1%(15.5),O(.5) or DEF                              460,847              946,766     2.05          8,500,000
   132     L(4),YM1%(2.5),O(.5) or DEF                               376,936              502,562     1.33          6,600,000
   133     L(4),YM1%(2.5),O(.5) or DEF                               370,575              481,753     1.30          6,000,000
   134     L(4),5(1),4(1),3(1),2(1),1(1.5),O(.5)                     379,797              515,365     1.36          6,000,000
------------------------------------------------------------------------------------------------------------------------------
   135     L(4),YM1%(5),O(1)                                         379,426              508,141     1.34          6,000,000
   136     L(3),YM1%(3.5),O(.5) or DEF                               366,180              631,256     1.72          6,800,000
   137     L(4),YM1%(5.5),O(.5) or DEF                               411,073              547,018     1.33          6,260,000
   138     L(3),5(1),4(1),3(1),2(3),1(.5),O(.5) or DEF               400,382              522,309     1.30          6,000,000
   139     L(4),YM1%(5.5),O(.5) or DEF                               373,381              468,517     1.25          6,100,000
------------------------------------------------------------------------------------------------------------------------------
   140     L(3),YM1%(3.5),O(.5) or DEF                               367,184              457,897     1.25          6,250,000
   141     L(4),YM1%(4),2(1),O(1)                                    356,972              435,233     1.22          5,500,000
   142     L(4),YM1%(5.5),O(.5) or DEF                               367,379              478,938     1.30          5,900,000
   143     L(4),YM1%(5.75),O(.25) or DEF                             385,924              517,128     1.34          6,200,000
   144     L(8),5(1),4(2),3(2),2(1),1(.25),O(.75)                    373,246              476,700     1.28          5,800,000
------------------------------------------------------------------------------------------------------------------------------
   145     L(4),YM1%(5.75),O(.25) or DEF                             356,870              651,153     1.82          7,800,000
   146     L(3),YM1%(3.5),O(.5) or DEF                               371,171              467,429     1.26          6,500,000
   147     L(4),YM1%(5.75),O(.25) or DEF                             364,689              453,359     1.24          5,400,000
   148     L(4),YM1%(2.5),O(.5) or DEF                               353,075              440,761     1.25          5,370,000
   149     L(3),5(1),4(1),3(1),2(3),1(.5),O(.5) or DEF               382,587              493,685     1.29          6,000,000
------------------------------------------------------------------------------------------------------------------------------
   150     L(3),YM1%(3.5),O(.5) or DEF                               355,552              467,142     1.31          6,115,000
   151     L(4),YM1%(5.75),O(.25) or DEF                             349,303              463,739     1.33          5,600,000
   152     L(4),YM1%(5.5),O(.5) or DEF                               342,997              482,674     1.41          5,620,000
   153     L(4),YM1%(5.75),O(.25) or DEF                             345,185              473,458     1.37          5,565,000
   154     L(6),YM1%(3.5),O(.5)                                      381,832              549,034     1.44          5,700,000
------------------------------------------------------------------------------------------------------------------------------
   155     L(4),YM1%(5.5),O(.5) or DEF                               347,340              446,586     1.29          5,200,000
   156     L(4),YM1%(2.5),O(.5) or DEF                               345,700              428,275     1.24          5,290,000
   157     L(3),YM1%(3.75),O(.25)                                    365,120              467,427     1.28          5,450,000
   158     L(4),YM1%(2.5),O(.5)                                      338,492              447,970     1.32          5,125,000
   159     L(4),YM1%(15.5),O(.5) or DEF                              386,187              602,235     1.56          5,800,000
------------------------------------------------------------------------------------------------------------------------------
   160     L(4),YM1%(5.75),O(.25) or DEF                             339,246              430,835     1.27          5,000,000
   161     L(4),YM1%(5.5),O(.5) or DEF                               329,727              409,134     1.24          5,100,000
   162     L(3),YM1%(6.5),O(.5)                                      337,268              517,207     1.53          5,000,000
   163     L(3.83),YM1%(2.5),O(.5) or DEF                            342,080              430,402     1.26          5,300,000
   164     L(4),YM1%(5.5),O(.5)                                      331,740              449,107     1.35          5,075,000
------------------------------------------------------------------------------------------------------------------------------
   165     L(2),5(2),4(2),3(1),2(1),1(1.5),O(.5)                     328,001              439,098     1.34          6,100,000
   166     L(4),YM1%(5.5),O(.5) or DEF                               361,433              474,437     1.31          5,200,000
   167     L(3),YM1%(6.75),O(.25) or DEF                             304,092              453,387     1.49          4,920,000
   168     L(6),YM1%(8.5),O(.5) or DEF                               369,969              479,275     1.30          4,900,000

------------------------------------------------------------------------------------------------------------------------------

                         Cut-off      Scheduled                                                         Loan per
 Control    Appraisal      Date       Maturity        Year        Year               Bed, Pad           Bed, Pad      Occupancy
   No.        Year       LTV (%)     Date LTV (%)     Built     Renovated            or Room           or Room ($)   Percentage (%)
==================================================================================================================================
   109        1997        74.8          67.2          1989         N/A            55,221 Sq Foot           101.86      100.0
   110        1997        78.8          69.7        1986-87        N/A            49,345 Sq Foot           113.49      100.0
   111        1997        73.1          65.1          1990         N/A           196,728 Sq Foot            28.47      100.0

   112        1997        71.9          0.0         Various        N/A           216,950 Sq Foot            25.70      100.0
----------------------------------------------------------------------------------------------------------------------------------
   112a       1997                                    1995         N/A            31,200 Sq Foot
   112b       1997                                    1995         N/A            31,200 Sq Foot
   112c       1997                                    1995         N/A            27,500 Sq Foot
   112d       1997                                    1993         N/A            22,400 Sq Foot
   112e       1997                                    1995         N/A            30,700 Sq Foot
----------------------------------------------------------------------------------------------------------------------------------
   112f       1997                                    1995         N/A            30,700 Sq Foot
   112g       1997                                    1973         N/A            23,250 Sq Foot
   112h       1997                                    1990         N/A            20,000 Sq Foot

   113        1997        64.2          59.8          1964         N/A               123 Unit           45,237.30       95.1
----------------------------------------------------------------------------------------------------------------------------------
   114        1997        53.9          52.3        1981-82        N/A            81,267 Sq Foot            67.92      100.0

   115        1997        74.8          67.5          1983        1997            93,113 Sq Foot            58.80       93.3
   115a       1997                                    1983        1997            61,113 Sq Foot
   115b       1997                                    1983        1997            32,000 Sq Foot
----------------------------------------------------------------------------------------------------------------------------------

   116        1997        80.0          73.5          1972         N/A               143 Unit           37,762.24       99.3
   117        1997        74.8          38.1          1997         N/A            53,630 Sq Foot           100.69      100.0
   118        1997        75.2          66.8          1985         N/A            69,198 Sq Foot            77.31      100.0
   119        1997        78.7          69.6          1972         N/A               195 Unit           27,051.28       96.4
----------------------------------------------------------------------------------------------------------------------------------
   120        1997        78.3          69.5          1978        1996               232 Unit           22,689.66       91.8
   121        1997        63.3          4.1           1995         N/A               228 Unit           22,807.02       96.0
   122        1997        71.1          57.5          1984         N/A            98,790 Sq Foot            52.64       96.8
   123        1997        76.6          70.9          1980        1997            86,665 Sq Foot            59.25       85.0
   124        1997        60.8          59.1          1955       1994-95          42,050 Sq Foot           121.52      100.0
----------------------------------------------------------------------------------------------------------------------------------
   125        1997        79.5          70.3          1989         N/A               161 Unit           31,677.02       96.3
   126        1997        73.4          65.6          1966        1990            52,481 Sq Foot            95.27       94.0
   127        1997        74.2          60.2          1984         N/A            50,912 Sq Foot            98.21      100.0
   128        1997        74.5          0.0           1997         N/A            47,421 Sq Foot           102.28      100.0
   129        1997        74.5          65.9          1984         N/A            91,437 Sq Foot            51.40       94.4
----------------------------------------------------------------------------------------------------------------------------------
   130        1997        58.2          41.7          1959        1990            92,511 Sq Foot            50.80      100.0
   131        1997        54.4          0.0           1994         N/A               132 Room           35,227.27        NAV
   132        1997        69.6          64.4          1984         N/A            66,768 Sq Foot            68.90       96.0
   133        1997        74.9          69.4          1985         N/A            54,248 Sq Foot            82.95      100.0
   134        1997        74.9          65.2          1980         N/A            80,808 Sq Foot            55.69       97.2
----------------------------------------------------------------------------------------------------------------------------------
   135        1997        74.9          65.2          1971         N/A           103,165 Sq Foot            43.62      100.0
   136        1997        66.1          60.5          1984         N/A               240 Unit           18,750.00       96.3
   137        1997        71.8          59.0       1980,85-96      N/A           137,250 Sq Foot            32.79       80.7
   138        1997        74.8          67.2          1988         N/A            61,622 Sq Foot            73.03      100.0
   139        1997        72.9          64.4        1982/83        N/A           119,047 Sq Foot            37.38       86.0
----------------------------------------------------------------------------------------------------------------------------------
   140        1997        71.1          65.9          1988         N/A            55,855 Sq Foot            79.67      100.0
   141        1997        79.9          68.9          1977         N/A               252 Unit           17,460.32       89.3
   142        1997        74.5          65.8        1996-97        N/A            44,348 Sq Foot            99.22       96.9
   143        1997        70.5          57.2          1989         N/A           278,000 Sq Foot            15.74       95.0
   144        1997        74.8          59.3          1920       1980's           29,068 Sq Foot           149.65      100.0
----------------------------------------------------------------------------------------------------------------------------------
   145        1997        55.4          48.8          1996         N/A            97,378 Sq Foot            44.41      100.0
   146        1997        66.5          62.0          1991         N/A            56,192 Sq Foot            77.06       92.0
   147        1997        79.6          70.5          1993         N/A            51,926 Sq Foot            82.81      100.0
   148        1997        80.0          74.0      1953 & 1974      N/A               186 Unit           23,096.77       98.4
   149        1997        71.5          64.3          1900        1983            83,274 Sq Foot            51.64       99.0
----------------------------------------------------------------------------------------------------------------------------------
   150        1997        69.5          64.5          1973         N/A               137 Unit           31,021.90       89.8
   151        1997        75.0          66.1          1988         N/A            47,580 Sq Foot            88.27       87.0
   152        1997        74.7          65.5          1988         N/A            62,028 Sq Foot            67.71       94.4
   153        1997        75.4          66.3          1990         N/A               144 Unit           29,166.67       98.0
   154        1997        73.6          65.1          1985         N/A            71,280 Sq Foot            58.92       98.2
----------------------------------------------------------------------------------------------------------------------------------
   155        1997        79.8          70.6          1982         N/A               105 Unit           39,619.05       99.0
   156        1997        77.4          72.0          1971         N/A           147,812 Sq Foot            27.74      100.0
   157        1997        74.8          65.2          1978         N/A           306,970 Sq Foot            13.29      100.0
   158        1997        79.3          73.6          1988         N/A            87,775 Sq Foot            46.37       98.4
   159        1997        69.7          0.0           1970        1985           128,572 Sq Foot            31.50      100.0
----------------------------------------------------------------------------------------------------------------------------------
   160        1997        80.0          70.8          1993         N/A            50,198 Sq Foot            79.68      100.0
   161        1997        78.4          69.0          1985         N/A            69,377 Sq Foot            57.66      100.0
   162        1997        79.8          70.7          1973        1996               306 Unit           13,071.90       83.0
   163        1997        73.4          68.8        1910-30        N/A                30 Unit          129,849.04       97.0
   164        1997        74.8          66.8          1996         N/A            55,200 Sq Foot            68.84      100.0
----------------------------------------------------------------------------------------------------------------------------------
   165        1997        61.4          54.9          1920        1991            20,045 Sq Foot           187.08      100.0
   166        1997        71.9          65.9          1992         N/A            42,919 Sq Foot            87.37      100.0
   167        1997        75.1          66.1        1995-96        N/A               112 Unit           33,035.71      100.0
   168        1997        74.7          33.1       1895-1985       N/A           174,590 Sq Foot            21.05      100.0

----------------------------------------------------------------------------------------------------------------------------------

                                                                         Largest Retail Tenant
                                                         ---------------------------------------------------
                                                                                      Tenant
 Control     Rent Roll     Underwriting                                             Area Leased     Lease      Control
   No.         Date         Reserves ($)    per              Tenant Name             (Sq. Ft.)     Exp Date       No.
========================================================================================================================
   109         5/20/97                0.16  Sq Foot                                                              109
   110         9/08/97                0.29  Sq Foot                                                              110
   111         9/10/97                0.10  Sq Foot                                                              111

   112         3/01/97                0.17  Sq Foot                                                              112
------------------------------------------------------------------------------------------------------------------------
   112a                                                  Orscheln Properties           31,200      2/28/17      112a
   112b                                                  Orscheln Properties           31,200      2/28/17      112b
   112c                                                  Stage                         12,000      7/31/06      112c
   112d                                                  Orscheln Properties           22,400      2/28/17      112d
   112e                                                  Orscheln Properties           30,700      2/28/17      112e
------------------------------------------------------------------------------------------------------------------------
   112f                                                  Orscheln Properties           30,700      2/28/17      112f
   112g                                                  Orscheln Properties           23,250      2/28/17      112g
   112h                                                  Orscheln Properties           20,000      2/28/17      112h

   113         7/05/97              324.00  Unit                                                                 113
------------------------------------------------------------------------------------------------------------------------
   114         6/16/97                0.15  Sq Foot                                                              114

   115         5/01/97                0.15  Sq Foot                                                              115
   115a                                                                                                         115a
   115b                                                                                                         115b
------------------------------------------------------------------------------------------------------------------------

   116        10/13/97              403.00  Unit                                                                 116
   117        10/30/96                0.23  Sq Foot      Food For Less                 53,630      10/30/16      117
   118         7/31/97                0.18  Sq Foot      The Kroger Co.                11,868      8/31/05       118
   119         8/31/97              240.00  Unit                                                                 119
------------------------------------------------------------------------------------------------------------------------
   120         6/30/97              265.85  Unit                                                                 120
   121         9/01/97              266.00  Unit                                                                 121
   122         8/11/97                0.24  Sq Foot      T.J. Maxx                     36,793      5/30/07       122
   123        10/29/97                0.16  Sq Foot      Petco                         16,854      1/31/07       123
   124         6/01/95                0.15  Sq Foot                                                              124
------------------------------------------------------------------------------------------------------------------------
   125         7/25/97              204.00  Unit                                                                 125
   126        12/31/97                0.15  Sq Foot                                                              126
   127        11/01/84                0.10  Sq Foot      H. E. Butt Grocery Company    50,912      10/31/04      127
   128         9/01/97                0.10  Sq Foot                                                              128
   129         6/01/97                0.15  Sq Foot      Max Foods                     46,967      8/31/10       129
------------------------------------------------------------------------------------------------------------------------
   130         6/30/97                0.20  Sq Foot                                                              130
   131             NAV  4% of Gross Income                                                                       131
   132         8/31/97                0.15  Sq Foot                                                              132
   133         8/31/97                0.15  Sq Foot                                                              133
   134        10/22/97                0.22  Sq Foot      Jungle Jim                    28,000      1/1/02        134
------------------------------------------------------------------------------------------------------------------------
   135         9/23/97                0.20  Sq Foot      Loehr's                       30,800      4/30/00       135
   136        10/12/97              325.00  Unit                                                                 136
   137        11/22/97                0.14  Sq Foot                                                              137
   138         9/19/97                0.15  Sq Foot                                                              138
   139         9/29/97                0.17  Sq Foot                                                              139
------------------------------------------------------------------------------------------------------------------------
   140        11/20/97                0.15  Sq Foot                                                              140
   141        10/25/97              177.89  Unit                                                                 141
   142         6/11/97                0.19  Sq Foot      Barnes & Noble                19,956      5/1/12        142
   143        10/31/97                0.10  Sq Foot                                                              143
   144         9/01/97                0.15  Sq Foot      FIC Management Incorporated    6,879      10/31/99      144
------------------------------------------------------------------------------------------------------------------------
   145        11/16/96                0.15  Sq Foot      Kittle's                      97,378      11/16/11      145
   146         8/01/97                0.15  Sq Foot                                                              146
   147        11/01/97                0.10  Sq Foot      Fleming Foods of Ohio, Inc.   51,926      11/1/13       147
   148        10/25/97              236.00  Unit                                                                 148
   149         5/20/97                0.16  Sq Foot                                                              149
------------------------------------------------------------------------------------------------------------------------
   150        11/06/97              238.73  Unit                                                                 150
   151         7/31/97                0.15  Sq Foot      Bandag/Alpine                 10,718      12/31/98      151
   152        12/01/97                0.10  Sq Foot      Wendy's Bridal Shoppes         6,686      1/31/02       152
   153         8/13/97              289.00  Unit                                                                 153
   154        10/01/97                0.44  Sq Foot      U.S. Swim & Fitness           26,246      7/31/99       154
------------------------------------------------------------------------------------------------------------------------
   155         7/25/97              200.00  Unit                                                                 155
   156        11/12/97                0.24  Sq Foot      K-Mart                       114,464      11/30/02      156
   157         7/31/97                0.10  Sq Foot                                                              157
   158         7/01/97                0.15  Sq Foot      Food World                    47,875      2/28/08       158
   159         8/28/97                0.15  Sq Foot                                                              159
------------------------------------------------------------------------------------------------------------------------
   160        11/01/93                0.10  Sq Foot      Fleming Foods of Ohio, Inc.   50,198      11/1/13       160
   161         9/01/96                0.19  Sq Foot                                                              161
   162         3/31/97              250.00  Unit                                                                 162
   163        10/13/97              250.00  Unit                                                                 163
   164        10/01/97                0.10  Sq Foot      Raymours Furniture Company    55,200      9/30/12       164
------------------------------------------------------------------------------------------------------------------------
   165         6/30/97                0.14  Sq Foot      GA Boston (G. Armani)          8,173      12/31/00      165
   166         4/01/97                0.10  Sq Foot      Revco/Hook                    22,000      5/31/12       166
   167         8/13/97              166.00  Unit                                                                 167
   168         1/22/98                0.10  Sq Foot                                                              168

------------------------------------------------------------------------------------------------------------------------

 Control
   No.     Property Name                                  Address                                        City
==============================================================================================================================
   169     The Pavillions and The Verandas (Roll-up)      Various                                        Tallahasse
   169a    The Pavillions                                 1355-1410 Market St.                           Tallahasse
   169b    The Verandas                                   1333 & 1335 Market Street                      Tallahasse

   170     Deerfield Apartments                           2155 Deer Crest Lane                           Memphis
------------------------------------------------------------------------------------------------------------------------------
   171     Bay Ridge Apartments                           3010 & 3020 Cowley Way                         San Diego
   172     River Oaks Apartments - Wetumpka, AL           200 River Oaks Drive                           Wetumpka
   173     Lawrence Commons                               3371 Route 1                                   Lawrence
   174     511 Eleventh Avenue South Office Building      511 Eleventh Avenue South                      Minneapolis
   175     Causeway Plaza                                 SEQ of Eau Gallie Blvd. & S. Patrick Dr.       Melbourne
------------------------------------------------------------------------------------------------------------------------------
   176     Richwood Shopping Center                       2000 Buckingham Road                           Richardson
   177     Alderwood Target Plaza                         18205 Alderwood Mall Boulevard                 Lynwood
   178     Cherokee North Shopping Center                 NWQ West 95th St. & Antioch Road               Overland Park
   179     Stone Ridge Apartments                         5100 Conser Street                             Overland Park
   180     Point West Apartments                          2925 West Normandale                           Fort Worth
------------------------------------------------------------------------------------------------------------------------------
   181     Main Business Center                           17800 S. Main Street                           Carson
   182     Lancers Square Retail Center                   3198 West Parker Road                          Plano
   183     Cahokia Village Shopping Center                1038 Camp Jackson Road                         Cahokia
   184     Quarry West Apartments                         560 and 606 S. 10th Ave & 801,811,&901 7th     Waite Park
   185     Country Way Apartments                         4153 Logangate Road                            Youngstown
------------------------------------------------------------------------------------------------------------------------------
   186     The Victorian Apartments                       9400 Coventry Square                           Houston
   187     Picasso Tower                                  2800 Biscayne Blvd.                            Miami
   188     Alafaya Square                                 SWC of East Colonial Dr. & Alafaya Trail       Orlando
   189     Sedgwick Centre Office Building                400 Hardin Road                                Little Rock
   190     Highland Ridge Apartments                      329-353 Schraffts Drive                        Waterbury
------------------------------------------------------------------------------------------------------------------------------
   191     Mobile One Mobile Home Park                    East side of Church St. (Route 1310)           Fredericksburg
   192     Sand Creek Apartments                          3801 Ashe Road                                 Bakersfield
   193     Scotch Pines East Apartments                   915 East Drake Road                            Fort Collins
   194     Oakcreek Apartments                            6111 Vance Jackson Road                        San Antonio
   195     New Towne West Aptartments                     3316 North 102nd Plaza                         Omaha
------------------------------------------------------------------------------------------------------------------------------
   196     Stone Hollow Apartments                        2400 Stone Hollow Drive                        Brenham
   197     Holiday Inn Express                            1943 Savannah Highway                          Charleston
   198     Village Square East Shopping Center            8960-8998 East Hampden Avenue                  Denver
   199     Willowstream North Garden Apartments           South Side of NYS Rt. 31                       Clay
   200     Duck Creek Shopping Center                     5006 N. Jupiter Rd.                            Garland
------------------------------------------------------------------------------------------------------------------------------
   201     470 West Avenue                                470 West Avenue                                Stamford
   202     River One Office Plaza                         309 E. Osceola St.                             Stuart
   203     Lyell-Mt. Read Business Center                 777 Mt. Read Boulevard                         Rochester
   204     Landmark Woods Apartments                      1400 Cherokee Rd.                              Florence
   205     Mountain Vista Apartments                      358 East Roeser Road                           Phoenix
------------------------------------------------------------------------------------------------------------------------------
   206     Shoppers Fair Shopping Center                  6800-6810 East P Street                        Lincoln
   207     Lafayette Place Apartments                     9450 Woodfair Drive                            Houston
   208     America Plaza                                  1070 E. Indiantown Rd.                         Jupiter
   209     Valley View Hacienda Business Park II          5375 South Procyon Avenue                      Las Vegas
   210     Salem Village Center                           4601 South Loop 289                            Lubbock
------------------------------------------------------------------------------------------------------------------------------
   211     Granada/Turnberry Apartments                   4003-4005 Red River & 910-920 E. 40th Sts.     Austin
   212     The 14614 Falling Creek Office Building        14614 Falling Creek Drive                      Houston
   213     One Pavilion Avenue                            One Pavillion Avenue                           Riverside

   214     Automotive Portfolio (Roll-up)                 Various                                        Various
------------------------------------------------------------------------------------------------------------------------------
   214a    Automotive Portfolio (Snellville)              3120 US Highway 78                             Snellville
   214b    Automotive Portfolio (Marietta)                1775 Cobb Parkway                              Marietta
   214c    Automotive Portfolio (College Park)            5471 Old National Highway                      College Park
   214d    Automotive Portfolio (Norcross)                4842 Jimmy Carter Boulevard                    Norcross

------------------------------------------------------------------------------------------------------------------------------
   215     Mountain Springs Apartments                    854 Sheppard Road                              Stone Mountain
   216     The I-Drive Center Shopping Center             5430-5490 International Drive                  Orlando
   217     9-11 Park Avenue                               9-11 Park Avenue                               New York
   218     Tricom Executive Center                        2001 West Sample Road                          Pompano Beach
   219     3550 Biscayne Boulevard                        3550 Biscayne Blvd.                            Miami
------------------------------------------------------------------------------------------------------------------------------
   220     Jefferson Park Apartments (I)                  1220 Missouri Court - Phase I                  Liberty
   221     Clinical Associates Building                   750 Main Street                                Reisterstown
   222     Summit Business Park                           Route 52                                       Fishkill
   223     Wellington Square Shopping Center              950 Indian Trail Road                          Lilburn
   224     Shannon Plaza Apartments                       2100 Heatherwood                               Lawrence
------------------------------------------------------------------------------------------------------------------------------
   225     Bay Island Apartments                          6109 Bay Island Road                           Garland
   226     Academy Crossing Shopping Center               3200 Academy Avenue                            Portsmouth
   227     Coopersburg Shopping Center                    North Third Street (a.k.a. Rt. 309)            Coopersburg
   228     1003 London Road                               1003 London Road                               Colonie
   229     Rutgers Plaza Shopping Center                  1680 Dunn Ave.                                 Jacksonville
------------------------------------------------------------------------------------------------------------------------------
   230     Apollo Beach Marina Apartments                 North Side of Apollo Boulevard                 Apollo Beach
   231     Jefferson Park Apartments (II)                 1220 Missouri Court - Phase II                 Liberty
   232     Bert Kouns Self-Storage                        525 Bert Kouns Industrial Loop                 Shreveport
   233     Sunnyslope Terrace                             5383 Sunnyslope Road                           Maple Heights
   234     Mountain View Villas Apartments                414 Mountain View Road                         Johnson City
------------------------------------------------------------------------------------------------------------------------------

                              Crossed                                                    % of Aggregate   Cumulative
 Control            Zip    Collateralized             Original              Cut-off Date  Cut-off Date   % of Initial    Mortgage
   No.     State   Code        Groups                Balance ($)            Balance ($)     Balance      Pool Balance    Rate (%)
====================================================================================================================================
   169       FL    32312                                3,600,000              3,598,066     0.20%          88.11%        7.4800
                                           ----------------------------------------------
   169a      FL    32312
   169b      FL    32312

   170       TN    38134                                3,600,000              3,594,466     0.20%          88.31%        7.3400
------------------------------------------------------------------------------------------------------------------------------------
   171       CA    92117                                3,600,000              3,593,163     0.20%          88.52%        7.3500
   172       AL    36092                                3,550,000              3,543,385     0.20%          88.72%        7.4200
   173       NJ    08648                                3,500,000              3,496,985     0.20%          88.91%        8.1200
   174       MN    55415                                3,500,000              3,496,530     0.20%          89.11%        7.2200
   175       FL    32935                                3,425,000              3,418,757     0.19%          89.30%        7.5000
------------------------------------------------------------------------------------------------------------------------------------
   176       TX    75042                                3,400,000              3,398,051     0.19%          89.49%        7.2800
   177       WA    98037                                3,375,000              3,360,026     0.19%          89.68%        7.7300
   178       KS    66212                                3,315,000              3,307,992     0.19%          89.87%        7.7900
   179       KS    66202                                3,300,000              3,294,712     0.19%          90.06%        7.1300
   180       TX    76116                                3,280,000              3,268,990     0.18%          90.24%        8.2800
------------------------------------------------------------------------------------------------------------------------------------
   181       CA    90248                                3,200,000              3,188,880     0.18%          90.42%        7.8400
   182       TX    75075                                3,150,000              3,146,748     0.18%          90.60%        7.6100
   183       IL    62206                                3,135,000              3,132,309     0.18%          90.77%        8.1300
   184       MN    56303                                3,120,000              3,118,120     0.18%          90.95%        7.1200
   185       OH    44505                                3,100,000              3,094,365     0.17%          91.12%        7.5100
------------------------------------------------------------------------------------------------------------------------------------
   186       TX    77099                                3,000,000              3,000,000     0.17%          91.29%        6.9800
   187       FL    33137                                3,000,000              2,995,019     0.17%          91.46%        8.0100
   188       FL    32817                                3,000,000              2,994,872     0.17%          91.63%        7.7300
   189       AR    72211                                3,000,000              2,989,401     0.17%          91.80%        7.7050
   190       CT    06705                                3,000,000              2,984,882     0.17%          91.97%        8.4300
------------------------------------------------------------------------------------------------------------------------------------
   191       VA    22408                                2,900,000              2,900,000     0.16%          92.13%        7.1100
   192       CA    93309                                2,800,000              2,796,646     0.16%          92.29%        7.1500
   193       CO    80525                                2,800,000              2,795,696     0.16%          92.44%        7.3400
   194       TX    78230                                2,800,000              2,778,631     0.16%          92.60%        8.0000
   195       NE    68134                                2,750,000              2,741,584     0.15%          92.76%        7.4400
------------------------------------------------------------------------------------------------------------------------------------
   196       TX    77833                                2,720,000              2,699,242     0.15%          92.91%        8.0000
   197       SC    29404                                2,700,000              2,696,562     0.15%          93.06%        7.9700
   198       CO    80231                                2,700,000              2,695,186     0.15%          93.21%        7.5800
   199       NY    13090                                2,700,000              2,693,726     0.15%          93.36%        7.4000
   200       TX    75044                                2,650,000              2,648,457     0.15%          93.51%        7.2300
------------------------------------------------------------------------------------------------------------------------------------
   201       CT    06901                                2,650,000              2,641,811     0.15%          93.66%        8.1100
   202       FL    34944                                2,500,000              2,497,349     0.14%          93.80%        7.5300
   203       NY    14606                                2,500,000              2,496,227     0.14%          93.94%        7.8600
   204       SC    29501                                2,500,000              2,496,119     0.14%          94.08%        7.2900
   205       AZ    85040                                2,500,000              2,494,695     0.14%          94.22%        7.8700
------------------------------------------------------------------------------------------------------------------------------------
   206       NE    68510                                2,500,000              2,494,033     0.14%          94.36%        8.4600
   207       TX    76705                                2,500,000              2,474,258     0.14%          94.50%        8.4400
   208       FL    33477                                2,475,000              2,473,635     0.14%          94.64%        7.4000
   209       NV    89118                                2,400,000              2,400,000     0.14%          94.78%        7.0900
   210       TX    79424                                2,400,000              2,394,892     0.13%          94.91%        7.8600
------------------------------------------------------------------------------------------------------------------------------------
   211       TX    78751                                2,350,000              2,347,450     0.13%          95.05%        7.4600
   212       TX    77068                                2,350,000              2,347,297     0.13%          95.18%        7.2800
   213       NJ    08075                                2,350,000              2,341,262     0.13%          95.31%        7.8180

   214       GA   Various     Group J                   2,300,000              2,296,071     0.13%          95.44%        7.8900
------------------------------------------------------------------------------------------------------------------------------------
   214a      GA    32207      Group J
   214b      GA    32207      Group J
   214c      GA    30337      Group J
   214d      GA    32207      Group J

------------------------------------------------------------------------------------------------------------------------------------
   215       GA    30083                                2,300,000              2,294,796     0.13%          95.57%        7.4500
   216       FL    32819                                2,300,000              2,293,733     0.13%          95.70%        8.0100
   217       NY    10021                                2,250,000              2,248,317     0.13%          95.82%        7.4600
   218       FL    33064                                2,250,000              2,244,160     0.13%          95.95%        8.2400
   219       FL    33137                                2,200,000              2,198,361     0.12%          96.07%        7.5200
------------------------------------------------------------------------------------------------------------------------------------
   220       MO    64068                                2,200,000              2,198,239     0.12%          96.20%        7.1200
   221       MD    21136                                2,190,000              2,182,056     0.12%          96.32%        7.4900
   222       NY    12524                                2,150,000              2,150,000     0.12%          96.44%        7.6400
   223       GA    30247                                2,150,000              2,145,871     0.12%          96.56%        8.1900
   224       KS    66047                                2,150,000              2,144,847     0.12%          96.68%        7.1600
------------------------------------------------------------------------------------------------------------------------------------
   225       TX    75043                                2,125,000              2,125,000     0.12%          96.80%        6.9800
   226       VA    23707                                2,125,000              2,123,100     0.12%          96.92%        8.0200
   227       PA    18036                                2,120,000              2,115,837     0.12%          97.04%        8.1200
   228       NY    12047                                2,100,000              2,098,959     0.12%          97.16%        7.7200
   229       FL    32218                                2,100,000              2,098,883     0.12%          97.28%        7.5100
------------------------------------------------------------------------------------------------------------------------------------
   230       FL    33572                                2,100,000              2,098,734     0.12%          97.40%        7.1200
   231       MO    64068                                2,040,000              2,038,367     0.11%          97.51%        7.1200
   232       LA    71106                                2,000,000              1,998,192     0.11%          97.62%        7.9900
   233       OH    44137                                2,000,000              1,997,751     0.11%          97.74%        7.3500
   234       TN    37601                                2,000,000              1,995,198     0.11%          97.85%        7.4500
------------------------------------------------------------------------------------------------------------------------------------

                                                                                              Original  Remaining
                            Interest                             Original       Remaining     Term to    Term to       Original
 Control    Administrative   Accrual        Amortization       Interest-Only  Interest-Only   Maturity   Maturity    Amortization
   No.      Cost Rate (%)    Method             Type           Period (Mos.)  Period (Mos.)    (Mos.)     (Mos.)      Term (Mos.)
====================================================================================================================================
   169          0.1433       Act/360            ARD                  0              0           180         179           360
   169a
   169b

   170          0.0933       30/360           Balloon                0              0            84         82            360
------------------------------------------------------------------------------------------------------------------------------------
   171          0.0933       Act/360          Balloon                0              0           180         177           360
   172          0.1733       Act/360          Balloon                0              0           120         117           360
   173          0.0933       Act/360          Balloon                0              0           120         118           360
   174          0.1683       Act/360            ARD                  0              0           120         119           300
   175          0.0933       Act/360          Balloon                0              0           120         117           360
------------------------------------------------------------------------------------------------------------------------------------
   176          0.0933       Act/360            ARD                  0              0           120         119           360
   177          0.1683       30/360           Balloon                0              0           120         116           300
   178          0.1683       30/360           Balloon                0              0           120         117           360
   179          0.0933       30/360           Balloon                0              0            84         82            360
   180          0.0933       Act/360          Balloon                0              0            84         77            360
------------------------------------------------------------------------------------------------------------------------------------
   181          0.1683       30/360       Fully Amortizing           0              0           240         238           240
   182          0.0933       Act/360            ARD                  0              0           120         118           360
   183          0.1683       Act/360            ARD                  0              0           120         118           360
   184          0.1683       Act/360            ARD                  0              0           120         119           360
   185          0.0933       Act/360          Balloon                0              0           120         117           360
------------------------------------------------------------------------------------------------------------------------------------
   186          0.0933       Act/360            ARD                  0              0           120         120           360
   187          0.0933       Act/360          Balloon                0              0           120         118           300
   188          0.1533       Act/360          Balloon                0              0           120         117           360
   189          0.1683       30/360       Fully Amortizing           0              0           240         238           240
   190          0.1433       30/360           Balloon                0              0           120         112           360
------------------------------------------------------------------------------------------------------------------------------------
   191          0.1533       Act/360            ARD                  0              0           120         120           300
   192          0.1683       Act/360            ARD                  0              0           121         119           360
   193          0.0933       30/360           Balloon                0              0            84         82            360
   194          0.0933       30/360           Balloon                0              0            84         73            360
   195          0.1683       Act/360          Balloon                0              0           120         117           300
------------------------------------------------------------------------------------------------------------------------------------
   196          0.0933       30/360           Balloon                0              0            84         73            360
   197          0.0933       30/360       Fully Amortizing           0              0           276         275           276
   198          0.1683       Act/360          Balloon                0              0           120         117           360
   199          0.0933       30/360       Fully Amortizing           0              0           300         298           300
   200          0.0933       Act/360            ARD                  0              0           180         179           360
------------------------------------------------------------------------------------------------------------------------------------
   201          0.1433       Act/360          Balloon                0              0           120         114           360
   202          0.0933       Act/360          Balloon                0              0           120         118           360
   203          0.1433       Act/360            ARD                  0              0           120         119           240
   204          0.0933       30/360           Balloon                0              0            84         82            360
   205          0.1733       Act/360          Balloon                0              0           180         176           360
------------------------------------------------------------------------------------------------------------------------------------
   206          0.0933       Act/360          Balloon                0              0            83         78            360
   207          0.1433       Act/360          Balloon                0              0           120         113           240
   208          0.1533       Act/360            ARD                  0              0            84         83            360
   209          0.1433       Act/360            ARD                  0              0           120         120           360
   210          0.0933       Act/360          Balloon                0              0           120         116           360
------------------------------------------------------------------------------------------------------------------------------------
   211          0.1733       Act/360          Balloon                0              0           120         118           360
   212          0.0933       Act/360          Balloon                0              0            60         58            360
   213          0.0933       Act/360          Balloon                0              0           120         116           300

   214          0.1533       Act/360          Balloon                0              0           120         118           300
------------------------------------------------------------------------------------------------------------------------------------
   214a
   214b
   214c
   214d

------------------------------------------------------------------------------------------------------------------------------------
   215          0.1733       30/360           Balloon                0              0           120         117           360
   216          0.0933       Act/360          Balloon                0              0           120         117           300
   217          0.0933       30/360             ARD                  0              0           120         119           360
   218          0.1433       Act/360          Balloon                0              0           120         117           300
   219          0.0933       Act/360          Balloon                0              0           120         119           324
------------------------------------------------------------------------------------------------------------------------------------
   220          0.1683       30/360           Balloon                0              0           120         119           360
   221          0.0933       30/360       Fully Amortizing           0              0           240         238           240
   222          0.1433       Act/360          Balloon                0              0           120         120           360
   223          0.0933       Act/360          Balloon                0              0           120         116           360
   224          0.1683       30/360           Balloon                0              0           120         117           360
------------------------------------------------------------------------------------------------------------------------------------
   225          0.0933       Act/360            ARD                  0              0           120         120           360
   226          0.1433       Act/360          Balloon                0              0           120         118           360
   227          0.1433       Act/360          Balloon                0              0           120         116           360
   228          0.1533       Act/360            ARD                  0              0           120         119           360
   229          0.0933       Act/360            ARD                  0              0           120         119           360
------------------------------------------------------------------------------------------------------------------------------------
   230          0.0933       Act/360            ARD                  0              0           120         119           360
   231          0.1683       30/360           Balloon                0              0           120         119           360
   232          0.1433       Act/360          Balloon                0              0           120         118           360
   233          0.1683       Act/360          Balloon                0              0           120         118           360
   234          0.0933       Act/360          Balloon                0              0           120         116           360
------------------------------------------------------------------------------------------------------------------------------------

             Remaining
 Control    Amortization   Origination   Maturity      Balloon
   No.      Term (Mos.)       Date         Date        Balance($)  Property Type
================================================================================================================
   169          359         12/17/97      1/1/13        2,812,706  Retail - Unanchored
   169a                                                            Retail - Unanchored
   169b                                                            Retail - Unanchored

   170          358         11/24/97     12/1/04        3,298,287  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------
   171          357         10/16/97     11/1/12        2,796,878  Multifamily - Conventional
   172          357         10/31/97     11/1/07        3,128,976  Multifamily - Conventional
   173          358         11/17/97     12/1/07        3,138,446  Office
   174          299         12/29/97      1/1/08        2,817,821  Office
   175          357         10/15/97     11/1/07        3,024,887  Retail - Anchored
----------------------------------------------------------------------------------------------------------------
   176          359         12/24/97      1/1/08        2,985,983  Retail - Unanchored
   177          296          9/29/97     10/1/07        2,706,864  Retail - Unanchored
   178          357         10/21/97     11/1/07        2,895,341  Retail - Anchored
   179          358          11/3/97     12/1/04        3,013,896  Multifamily - Conventional
   180          353          6/25/97      7/1/04        3,081,471  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------
   181          238         11/24/97     12/1/17                -  Industrial/Warehouse
   182          358         11/25/97     12/1/07        2,790,016  Retail - Unanchored
   183          358         11/24/97     12/1/07        2,811,811  Retail - Anchored
   184          359          12/2/97      1/1/08        2,728,758  Multifamily - Conventional
   185          357          10/6/97     11/1/07        2,738,541  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------
   186          360          1/7/98       2/1/08        2,613,782  Multifamily - Conventional
   187          298          11/3/97     12/1/07        2,472,983  Office
   188          357         10/22/97     11/1/07        2,664,673  Retail - Unanchored
   189          238          11/7/97     12/1/17                -  Office
   190          352          5/12/97      6/1/07        2,654,482  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------
   191          300          1/9/98       2/1/08        2,326,489  Mobile Home Park
   192          358          12/1/97      1/1/08        2,447,355  Multifamily - Conventional
   193          358         11/24/97     12/1/04        2,565,335  Multifamily - Conventional
   194          349          2/24/97      3/1/04        2,589,368  Multifamily - Conventional
   195          297         10/16/97     11/1/07        2,228,908  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------
   196          349          2/24/97      3/1/04        2,515,387  Multifamily - Conventional
   197          275         12/11/97      1/1/21                -  Hotel - Limited Service
   198          357         10/24/97     11/1/07        2,389,350  Retail - Unanchored
   199          298         11/17/97     12/1/22                -  Multifamily - Conventional
   200          359         12/24/97      1/1/13        2,047,709  Retail - Unanchored
----------------------------------------------------------------------------------------------------------------
   201          354          7/31/97      8/1/07        2,375,916  Office
   202          358         11/21/97     12/1/07        2,209,888  Office
   203          239         12/16/97      1/1/08        1,753,743  Industrial/Warehouse
   204          358         11/24/97     12/1/04        2,288,775  Multifamily - Conventional
   205          356          9/24/97     10/1/12        1,987,368  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------
   206          355          6/7/97       8/1/04        2,356,264  Retail - Unanchored
   207          233          6/13/97      7/1/07        1,790,197  Multifamily - Conventional
   208          359         12/10/97      1/1/05        2,293,031  Office
   209          360          1/8/98       2/1/08        2,097,082  Industrial/Warehouse
   210          356          9/23/97     10/1/07        2,138,874  Retail - Unanchored
----------------------------------------------------------------------------------------------------------------
   211          358          11/4/97     12/1/07        2,073,647  Multifamily - Conventional
   212          358         11/10/97     12/1/02        2,233,076  Office
   213          296          9/19/97     10/1/07        1,926,524  Industrial/Warehouse

   214          298          11/6/97     12/1/07        1,889,395  Retail - Unanchored
----------------------------------------------------------------------------------------------------------------
   214a                                                            Retail - Unanchored
   214b                                                            Retail - Unanchored
   214c                                                            Retail - Unanchored
   214d                                                            Retail - Unanchored

----------------------------------------------------------------------------------------------------------------
   215          357         10/29/97     11/1/07        1,994,080  Multifamily - Conventional
   216          297          10/7/97     11/1/07        1,895,641  Retail - Unanchored
   217          359         12/12/97      1/1/08        1,951,162  Other
   218          297         10/30/97     11/1/07        1,866,600  Office
   219          323          12/2/97      1/1/08        1,859,195  Office
----------------------------------------------------------------------------------------------------------------
   220          359         12/19/97      1/1/08        1,893,167  Multifamily - Section 42
   221          238          11/7/97     12/1/17                -  Office
   222          360          1/2/98       2/1/08        1,905,043  Office
   223          356          9/25/97     10/1/07        1,931,160  Retail - Unanchored
   224          357         10/14/97     11/1/07        1,851,851  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------
   225          360          1/7/98       2/1/08        1,851,429  Multifamily - Conventional
   226          358         11/11/97     12/1/07        1,900,987  Retail - Unanchored
   227          356          9/24/97     10/1/07        1,901,091  Retail - Anchored
   228          359         12/12/97      1/1/08        1,864,734  Office
   229          359         12/31/97      1/1/08        1,855,065  Retail - Anchored
----------------------------------------------------------------------------------------------------------------
   230          359         12/18/97      1/1/08        1,836,665  Multifamily - Conventional
   231          359         12/19/97      1/1/08        1,755,482  Multifamily - Section 42
   232          358         11/19/97     12/1/07        1,787,887  Self Storage
   233          358         11/20/97     12/1/07        1,759,890  Multifamily - Conventional
   234          356          9/30/97     10/1/07        1,764,430  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------

                                                                    Annual
 Control                                                             Debt                  Net                     Appraised
   No.     Prepayment Provisions                                   Service($)          Cash Flow($)  DSCR(x)        Value($)
==============================================================================================================================
   169     L(7),YM1%(7.5),O(.5) or DEF                               301,469              416,093     1.38          4,900,000
   169a
   169b

   170     L(3),YM1%(3.5),O(.5) or DEF                               297,342              371,554     1.25          5,000,000
------------------------------------------------------------------------------------------------------------------------------
   171     L(7),YM1%(7.5),O(.5) or DEF                               297,636              362,604     1.22          4,700,000
   172     L(4),YM1%(5.5),O(.5) or DEF                               295,535              370,353     1.25          4,450,000
   173     L(4),YM1%(5.5),O(.5) or DEF                               311,702              419,733     1.35          4,700,000
   174     L(4),YM1%(5.5),O(.5)                                      302,768              621,777     2.05         12,500,000
   175     L(4),YM1%(5.5),O(.5) or DEF                               287,377              379,187     1.32          4,600,000
------------------------------------------------------------------------------------------------------------------------------
   176     L(4),YM1%(5.5),O(.5) or DEF                               279,159              360,541     1.29          4,800,000
   177     L(4),YM1%(5.5),O(.5) or DEF                               305,377              410,455     1.34          4,600,000
   178     L(4),YM1%(5.5),O(.5)                                      286,089              369,091     1.29          4,250,000
   179     L(3),YM1%(3.5),O(.5) or DEF                               266,926              458,375     1.72          5,150,000
   180     L(3),YM1%(3.5),O(.5) or DEF                               296,529              390,855     1.32          4,100,000
------------------------------------------------------------------------------------------------------------------------------
   181     L(8),YM1%(11.5),O(.5)                                     317,380              415,301     1.31          4,800,000
   182     L(4),YM1%(5.5),O(.5) or DEF                               267,156              334,063     1.25          4,100,000
   183     L(4),YM1%(5.5),O(.5)                                      279,459              399,027     1.43          4,350,000
   184     L(5),YM1%(4.5),O(.5)                                      252,114              307,006     1.22          4,000,000
   185     L(4),5(1),4(1),3(1),2(1),1(1),O(1)                        260,363              344,488     1.32          3,910,000
------------------------------------------------------------------------------------------------------------------------------
   186     L(4),YM1%(5.75),O(.25) or DEF                             239,026              322,293     1.35          3,800,000
   187     L(4),YM1%(5.5),O(.5) or DEF                               278,092              375,719     1.35          4,500,000
   188     L(4),YM1%(5.5),O(.5) or DEF                               257,411              348,982     1.36          4,160,000
   189     L(4),YM1%(15.5),O(.5) or DEF                              294,543              431,615     1.47          5,220,000
   190     L(4),YM1%(5.5),O(.5) or DEF                               275,025              342,191     1.24          3,900,000
------------------------------------------------------------------------------------------------------------------------------
   191     L(4),YM1%(5.75),O(.25) or DEF                             248,406              341,259     1.37          3,850,000
   192     L(4),YM1%(5.58),O(.5)                                     226,937              313,170     1.38          3,540,000
   193     L(3),YM1%(3.5),O(.5) or DEF                               231,266              385,670     1.67          3,900,000
   194     L(2),YM1%(4.5),O(.5) or DEF                               246,545              297,106     1.21          3,500,000
   195     L(4),YM1%(5.5),O(.5)                                      242,581              293,352     1.21          3,480,000
------------------------------------------------------------------------------------------------------------------------------
   196     L(2),YM1%(4.5),O(.5) or DEF                               239,501              315,644     1.32          3,400,000
   197     L(10),YM1%(7),5(1),4(1),3(1),2(1),1(1.5),O(.5)            256,450              491,045     1.91          4,700,000
   198     L(4),YM1%(5.5),O(.5)                                      228,323              331,734     1.45          3,600,000
   199     L(10),YM1%(14.5),O(.5) or DEF                             237,330              291,609     1.23          3,400,000
   200     L(7),YM1%(7.5),O(.5) or DEF                               216,501              284,600     1.31          3,550,000
------------------------------------------------------------------------------------------------------------------------------
   201     L(3),5(1),4(1),3(1),2(3),1(.5),O(.5) or DEF               235,780              325,728     1.38          3,850,000
   202     L(4),YM1%(5.5),O(.5) or DEF                               210,381              279,192     1.33          3,350,000
   203     L(4),YM1%(5.75),O(.25) or DEF                             248,324              430,844     1.74          3,750,000
   204     L(3),YM1%(3.5),O(.5) or DEF                               205,467              351,710     1.71          3,800,000
   205     L(5),YM1%(9.5),O(.5) or DEF                               217,417              293,043     1.35          3,220,000
------------------------------------------------------------------------------------------------------------------------------
   206     L(4),YM1%(2.4167),O(.5) or DEF                            229,824              314,335     1.37          3,730,000
   207     L(4),YM1%(5.5),O(.5)                                      259,209              362,796     1.40          3,450,000
   208     L(4),3(1),2(1),1(.5),O(.5)                                205,637              273,322     1.33          3,300,000
   209     L(2),YM1%(7.5),O(.5) or DEF                               193,351              250,260     1.29          3,000,000
   210     L(5),YM1%(4.5),O(.5) or DEF                               208,520              287,607     1.38          3,400,000
------------------------------------------------------------------------------------------------------------------------------
   211     L(4),YM1%(5.5),O(.5) or DEF                               196,407              250,578     1.28          3,150,000
   212     L(2),YM(1),2.5(1),1.5(.5),O(.5) or DEF                    192,948              244,099     1.27          3,150,000
   213     L(4),YM1%(5.5),O(.5) or DEF                               214,263              288,499     1.35          3,350,000

   214     L(5),YM1%(4.5),O(.5) or DEF                               211,014              304,738     1.44          3,070,000
------------------------------------------------------------------------------------------------------------------------------
   214a                                                                                                               810,000
   214b                                                                                                               900,000
   214c                                                                                                               560,000
   214d                                                                                                               800,000

------------------------------------------------------------------------------------------------------------------------------
   215     L(4),YM1%(5.5),O(.5) or DEF                               192,039              266,793     1.39          3,100,000
   216     L(5),YM1%(4.75),O(.25)                                    213,204              325,845     1.53          3,950,000
   217     L(4),YM1%(5.5),O(.5) or DEF                               188,049              256,532     1.36          3,100,000
   218     L(2),YM1%(7.5),O(.5)                                      212,701              276,302     1.30          3,000,000
   219     L(4),YM1%(5.5),O(.5) or DEF                               190,625              251,306     1.32          3,550,000
------------------------------------------------------------------------------------------------------------------------------
   220     L(4),YM1%(5),O(1)                                         177,773              216,638     1.22          2,750,000
   221     L(10),YM1%(9.5),O(.5) or DEF                              211,549              281,238     1.33          3,375,000
   222     L(4),YM1%(5.5),O(.5) or DEF                               182,877              238,739     1.31          2,900,000
   223     L(4),YM1%(5.5),O(.5) or DEF                               192,740              297,359     1.54          2,870,000
   224     L(4),YM1%(5),O(1)                                         174,429              219,828     1.26          2,750,000
------------------------------------------------------------------------------------------------------------------------------
   225     L(4),YM1%(5.75),O(.25)                                    169,310              245,330     1.45          2,700,000
   226     L(4),YM1%(5.5),O(.5) or DEF                               187,466              272,472     1.45          3,000,000
   227     L(4),YM1%(5.5),O(.5) or DEF                               188,802              270,010     1.43          3,500,000
   228     L(4),YM1%(5.75),O(.25) or DEF                             180,014              245,098     1.36          2,900,000
   229     L(4),YM1%(5.75),O(.25) or DEF                             176,375              258,358     1.46          3,000,000
------------------------------------------------------------------------------------------------------------------------------
   230     L(4),YM1%(5.75),O(.25) or DEF                             169,692              226,871     1.34          2,735,000
   231     L(4),YM1%(5),O(1)                                         164,844              204,519     1.24          2,550,000
   232     L(3),YM1%(6.5),O(.5)                                      175,936              239,959     1.36          2,800,000
   233     L(4),YM1%(5.75),O(.25) or DEF                             165,353              218,294     1.32          2,500,000
   234     L(4),YM1%(5.5),O(.5) or DEF                               166,991              207,354     1.24          2,500,000
------------------------------------------------------------------------------------------------------------------------------

                         Cut-off      Scheduled                                                         Loan per
 Control    Appraisal      Date       Maturity        Year        Year               Bed, Pad           Bed, Pad      Occupancy
   No.        Year       LTV (%)     Date LTV (%)     Built     Renovated            or Room           or Room ($)   Percentage (%)
==================================================================================================================================
   169        1997        73.4          57.4        1986-87        N/A            65,657 Sq Foot            54.83      100.0
   169a       1997                                    1986         N/A            40,502 Sq Foot
   169b       1997                                    1987         N/A            25,155 Sq Foot

   170        1997        71.9          66.0          1986         N/A               136 Unit           26,470.59       92.0
----------------------------------------------------------------------------------------------------------------------------------
   171        1997        76.5          59.5          1986         N/A                70 Unit           51,428.57      100.0
   172        1997        79.6          70.3          1995         N/A                80 Unit           44,375.00       96.1
   173        1997        74.4          66.8          1987         N/A            43,392 Sq Foot            80.66      100.0
   174        1997        28.0          22.5          1981         N/A           219,585 Sq Foot            15.94       65.0
   175        1997        74.3          65.8          1966        1993           106,648 Sq Foot            32.11       99.0
----------------------------------------------------------------------------------------------------------------------------------
   176        1997        70.8          62.2          1984         N/A            55,043 Sq Foot            61.77       82.0
   177        1997        73.0          58.8          1988         N/A            33,036 Sq Foot           102.16      100.0
   178        1997        77.8          68.1          1964        1987            52,311 Sq Foot            63.37       97.1
   179        1997        64.0          58.5          1987         N/A               106 Unit           31,132.08       96.2
   180        1997        79.7          75.2          1985         N/A               192 Unit           17,083.33       97.9
----------------------------------------------------------------------------------------------------------------------------------
   181        1997        66.4          0.0         1988-91        N/A           117,694 Sq Foot            27.19       91.0
   182        1997        76.8          68.0          1979       1995-96          53,820 Sq Foot            58.53      100.0
   183        1997        72.0          64.6          1960        1992            96,958 Sq Foot            32.33       97.0
   184        1997        78.0          68.2        1987-89        N/A               120 Unit           26,000.00       96.7
   185        1997        79.1          70.0          1971         N/A               175 Unit           17,714.29       90.3
----------------------------------------------------------------------------------------------------------------------------------
   186        1997        79.0          68.8          1985         N/A               172 Unit           17,441.86       96.6
   187        1997        66.6          55.0          1986         N/A            64,789 Sq Foot            46.30       85.2
   188        1997        72.0          64.1          1986        1996            39,637 Sq Foot            75.69       96.5
   189        1997        57.3          0.0           1995         N/A            49,118 Sq Foot            61.08      100.0
   190        1996        76.5          68.1          1970         N/A               137 Unit           21,897.81       93.0
----------------------------------------------------------------------------------------------------------------------------------
   191        1997        75.3          60.4          1976         N/A               186 Pad            15,591.40       96.0
   192        1997        79.0          69.1          1984         N/A               112 Unit           25,000.00       94.6
   193        1997        71.7          65.8          1977         N/A               102 Unit           27,450.98       95.1
   194        1997        79.4          74.0          1976        1993               140 Unit           20,000.00       97.1
   195        1997        78.8          64.0          1971         N/A               115 Unit           23,913.04       99.1
----------------------------------------------------------------------------------------------------------------------------------
   196        1997        79.4          74.0          1982         N/A               112 Unit           24,285.71       83.0
   197        1997        57.4          0.0         1995-96       1996                80 Room           33,750.00        NAV
   198        1997        74.9          66.4          1971        1987            52,938 Sq Foot            51.00      100.0
   199        1997        79.2          0.0         1996-97        N/A                72 Unit           37,500.00       93.0
   200        1997        74.6          57.7          1979        1992            57,910 Sq Foot            45.76      100.0
----------------------------------------------------------------------------------------------------------------------------------
   201        1997        68.6          61.7          1947        1988            55,222 Sq Foot            47.99      100.0
   202        1997        74.6          66.0          1984         N/A            23,939 Sq Foot           104.43      100.0
   203        1997        66.6          46.8        1938-43      1980's          186,980 Sq Foot            13.37       98.4
   204        1997        65.7          60.2          1973         N/A               104 Unit           24,038.46       83.7
   205        1997        77.5          61.7          1962         N/A               190 Unit           13,157.89       93.2
----------------------------------------------------------------------------------------------------------------------------------
   206        1997        66.9          63.2          1979         N/A            59,354 Sq Foot            42.12       88.2
   207        1997        71.7          51.9          1979        1996               345 Unit            7,246.38       90.5
   208        1997        75.0          69.5          1987         N/A            29,912 Sq Foot            82.74      100.0
   209        1997        80.0          69.9          1997         N/A            50,940 Sq Foot            47.11      100.0
   210        1997        70.4          62.9          1984         N/A            56,481 Sq Foot            42.49      100.0
----------------------------------------------------------------------------------------------------------------------------------
   211        1997        74.5          65.8        1966-69        N/A                87 Unit           27,011.49      100.0
   212        1997        74.5          70.9          1981         N/A            56,955 Sq Foot            41.26      100.0
   213        1997        69.9          57.5        1914-94      1990's          119,263 Sq Foot            19.70      100.0

   214        1997        74.8          61.5        1985-86        N/A            39,590 Sq Foot            58.10      100.0
----------------------------------------------------------------------------------------------------------------------------------
   214a       1997                                    1985         N/A             3,360 Sq Foot
   214b       1997                                    1985         N/A             1,920 Sq Foot
   214c       1997                                    1986         N/A             3,300 Sq Foot
   214d       1997                                    1985         N/A             2,800 Sq Foot

----------------------------------------------------------------------------------------------------------------------------------
   215        1997        74.0          64.3          1972         N/A               104 Unit           22,115.38       95.2
   216        1997        58.1          48.0          1984         N/A            33,686 Sq Foot            68.28       88.1
   217        1997        72.5          62.9          1965         N/A            35,286 Sq Foot            63.76      100.0
   218        1997        74.8          62.2          1987         N/A            50,000 Sq Foot            45.00       94.3
   219        1997        61.9          52.4          1972        1997            47,106 Sq Foot            46.70       95.2
----------------------------------------------------------------------------------------------------------------------------------
   220        1997        79.9          68.8          1987         N/A                95 Unit           23,157.89       93.7
   221        1997        64.7          0.0           1992         N/A            33,664 Sq Foot            65.05       95.3
   222        1997        74.1          65.7          1992         N/A            27,378 Sq Foot            78.53      100.0
   223        1997        74.8          67.3          1986         N/A            35,134 Sq Foot            61.19      100.0
   224        1997        78.0          67.3       1986-1988       N/A                82 Unit           26,219.51       93.9
----------------------------------------------------------------------------------------------------------------------------------
   225        1997        78.7          68.6          1972         N/A               120 Unit           17,708.33       90.0
   226        1997        70.8          63.4          1989         N/A            45,800 Sq Foot            46.40       98.6
   227        1997        60.5          54.3          1973         N/A            90,475 Sq Foot            23.43      100.0
   228        1997        72.4          64.3          1987         N/A            26,296 Sq Foot            79.86      100.0
   229        1997        70.0          61.8          1988         N/A            50,154 Sq Foot            41.87       91.4
----------------------------------------------------------------------------------------------------------------------------------
   230        1997        76.7          67.2        1979-83        N/A                78 Unit           26,923.08      100.0
   231        1997        79.9          68.8          1987         N/A               100 Unit           20,400.00       95.0
   232        1997        71.4          63.9        1995-96        N/A            90,905 Sq Foot            22.00       84.0
   233        1997        79.9          70.4          1963        1995                80 Unit           25,000.00       96.3
   234        1997        79.8          70.6          1983        1997                60 Unit           33,333.33      100.0
----------------------------------------------------------------------------------------------------------------------------------

                                                                         Largest Retail Tenant
                                                         ---------------------------------------------------
                                                                                      Tenant
 Control     Rent Roll     Underwriting                                             Area Leased     Lease      Control
   No.         Date         Reserves ($)    per              Tenant Name             (Sq. Ft.)     Exp Date       No.
========================================================================================================================
   169        12/10/97                0.22  Sq Foot                                                              169
   169a                                                  Nu Life Fitness Center         9,960      4/1/98       169a
   169b                                                  The Talbot's, Inc.             4,300      1/31/03      169b

   170         7/08/97              283.00  Unit                                                                 170
------------------------------------------------------------------------------------------------------------------------
   171         7/01/97              188.63  Unit                                                                 171
   172         9/08/97              182.00  Unit                                                                 172
   173         1/25/98                0.19  Sq Foot                                                              173
   174        12/09/97                0.15  Sq Foot                                                              174
   175         9/30/97                0.15  Sq Foot      Publix                        45,753      8/18/13       175
------------------------------------------------------------------------------------------------------------------------
   176        10/30/97                0.16  Sq Foot      Blockbuster Entertainment      6,000      3/31/99       176
   177         9/12/97                0.15  Sq Foot      Cost Plus, Inc.               15,000      1/31/99       177
   178         1/01/97                0.15  Sq Foot      House of Denmark              14,000      11/30/98      178
   179         8/09/97              225.00  Unit                                                                 179
   180        11/30/97              200.00  Unit                                                                 180
------------------------------------------------------------------------------------------------------------------------
   181        10/06/97                0.24  Sq Foot                                                              181
   182        11/20/97                0.24  Sq Foot      B&G Printing                   8,416      2/28/02       182
   183         1/13/98                0.15  Sq Foot      Shop N' Save                  34,634      8/23/04       183
   184        10/01/97              229.26  Unit                                                                 184
   185         8/31/97              223.71  Unit                                                                 185
------------------------------------------------------------------------------------------------------------------------
   186        11/01/97              225.00  Unit                                                                 186
   187         7/30/97                0.20  Sq Foot                                                              187
   188        10/02/97                0.37  Sq Foot      Calico Jacks                   8,094      8/31/02       188
   189         8/22/97                0.15  Sq Foot                                                              189
   190         3/13/97              279.58  Unit                                                                 190
------------------------------------------------------------------------------------------------------------------------
   191        11/10/97               34.95  Pad                                                                  191
   192         9/10/97              150.00  Unit                                                                 192
   193        10/13/97              200.00  Unit                                                                 193
   194         7/07/97              216.00  Unit                                                                 194
   195         7/31/97              288.00  Unit                                                                 195
------------------------------------------------------------------------------------------------------------------------
   196         7/06/97              317.00  Unit                                                                 196
   197             NAV  4% of Gross Income                                                                       197
   198         7/31/97                0.20  Sq Foot      Hampden St. Antique Market    16,727      2/28/99       198
   199        11/03/97              175.00  Unit                                                                 199
   200         1/08/98                0.15  Sq Foot      C&S Hardware                       -      9/30/99       200
------------------------------------------------------------------------------------------------------------------------
   201         5/20/97                0.16  Sq Foot                                                              201
   202        10/01/97                0.25  Sq Foot                                                              202
   203         9/15/97                0.16  Sq Foot                                                              203
   204        10/08/97              250.00  Unit                                                                 204
   205         9/01/97              200.00  Unit                                                                 205
------------------------------------------------------------------------------------------------------------------------
   206         8/27/97                0.17  Sq Foot      Northwest Fabrics             30,000      1/31/02       206
   207         4/30/97              200.00  Unit                                                                 207
   208        12/04/97                0.15  Sq Foot                                                              208
   209         9/08/97                0.10  Sq Foot                                                              209
   210         8/01/97                0.19  Sq Foot      McDougal Realtors             14,300      4/30/99       210
------------------------------------------------------------------------------------------------------------------------
   211        10/01/97              279.23  Unit                                                                 211
   212         1/29/98                0.43  Sq Foot                                                              212
   213         8/01/97                0.33  Sq Foot                                                              213

   214             NAV                0.18  Sq Foot                                                              214
------------------------------------------------------------------------------------------------------------------------
   214a                                                  Snellville Automotive          3,360      4/30/05      214a
   214b                                                  McNeese Enterprises            1,920      11/30/99     214b
   214c                                                  ABS Precision, Inc.            3,300      12/31/99     214c
   214d                                                  Auto Unlimited                 2,800      9/30/99      214d

------------------------------------------------------------------------------------------------------------------------
   215         8/10/97              279.18  Unit                                                                 215
   216         9/01/97                0.31  Sq Foot      Skips Boots                    7,100      10/11/00      216
   217        11/12/93                0.23  Sq Foot                                                              217
   218         8/01/97                0.20  Sq Foot                                                              218
   219        11/01/97                0.15  Sq Foot                                                              219
------------------------------------------------------------------------------------------------------------------------
   220         9/22/97              217.41  Unit                                                                 220
   221         7/24/97                0.12  Sq Foot                                                              221
   222         1/01/98                0.24  Sq Foot                                                              222
   223         8/01/97                0.28  Sq Foot      Ladies Workout Express         5,200      3/31/01       223
   224         9/15/97              258.76  Unit                                                                 224
------------------------------------------------------------------------------------------------------------------------
   225        11/04/97              225.00  Unit                                                                 225
   226         8/04/97                0.31  Sq Foot      Social Security Administration 6,579      10/17/00      226
   227        12/31/96                0.15  Sq Foot      Laneco                        86,005      2/5/03        227
   228        12/01/97                0.16  Sq Foot                                                              228
   229        12/11/97                0.15  Sq Foot      Dollar General                 7,400      11/30/99      229
------------------------------------------------------------------------------------------------------------------------
   230         9/15/97              204.00  Unit                                                                 230
   231         9/22/97              217.41  Unit                                                                 231
   232         9/21/97                0.10  Sq Foot                                                              232
   233        10/22/97              250.00  Unit                                                                 233
   234         7/25/97              354.00  Unit                                                                 234
------------------------------------------------------------------------------------------------------------------------

 Control
   No.     Property Name                                  Address                                        City
==============================================================================================================================
   235     Power Road Medical Center                      215 & 217 South Power Road                     Mesa
   236     26 East Baseline Road                          NEC of Central Avenue & Baseline Road          Phoenix
   237     Country Club Arms Apartments                   1775 Cedar Post Lane                           Rock Hill
   238     Sherman Street Apartments                      1240, 1250, and 1260 Sherman Street            Denver
   239     Greenbriar Square Shopping Center              1530 Clark Road                                Duncanville
------------------------------------------------------------------------------------------------------------------------------
   240     Woodberry Forest Apartments                    914 South Oriole Circle                        Virginia Beach
   241     Metro Crest Apartments                         1515 Metrocrest Drive                          Carrollton
   242     4490 Von Karman Ave.                           4490 Von Karman Ave.                           Newport Beach
   243     Art Colony Apartments                          1122 Crescent Avenue                           Atlanta
   244     N. 10th & Vine Street Building                 819 North 10th Street                          Sacramento
------------------------------------------------------------------------------------------------------------------------------

   245     3 & 4 Corporate Plaza (Roll-up)                3 & 4 Corporate Plaza                          Newport Beach
   245a    3 Corporate Plaza                              3 Corporate Plaza                              Newport Beach
   245b    4 Corporate Plaza                              4 Corporate Plaza                              Newport Beach

------------------------------------------------------------------------------------------------------------------------------
   246     CVS - H&R Block Center                         284-286 Winthrop St.                           Taunton
   247     The Crowne Building                            1870 The Exchange                              Marietta
   248     23193 Sandalfoot Plaza Drive                   23193 Sandalfoot Plaza Drive                   Boca Raton
   249     CVS - St. Andrews                              1248 St. Andrews Rd.                           Columbia
   250     Fair Oaks Shopping Center                      9901 Royal Lane                                Dallas
------------------------------------------------------------------------------------------------------------------------------
   251     Windrush Apartments                            2447 Lockhill-Selma Road                       San Antonio
   252     Tutor Time Child Care Center                   1401 NE Green Oaks Boulevard                   Arlington
   253     680 Bridgeport Avenue                          680 Bridgeport Avenue                          Shelton
   254     NW 57th Ave. & NW 176th St.                    SWC of NW 57th Ave. & NW 176th St.             Miami
   255     Warwick Apartments                             2819 Las Vegas Trail                           Fort Worth
------------------------------------------------------------------------------------------------------------------------------
   256     Grove One Apartments                           3052 S.W. 27th Avenue                          Coconut Grove (Miami)
   257     2410 West Temple Street                        2410 West Temple Street                        Los Angeles
   258     NWC Northwest 183rd St. & US 441               NWC Northwest 183rd St. & US 441               Miami
   259     9575 Southern Boulevard                        9575 Southern Boulevard                        Royal Palm Beach
   260     The Outlot Shoppes at Fort Wayne               NEC of Coldwater Rd & Noble Drive              Ft. Wayne
------------------------------------------------------------------------------------------------------------------------------
   261     Twin Oaks Village Office Park                  Eastern Boulevard & Vaughn Road                Montgomery

------------------------------------------------------------------------------------------------------------------------------

                              Crossed                                                    % of Aggregate   Cumulative
 Control            Zip    Collateralized             Original              Cut-off Date  Cut-off Date   % of Initial    Mortgage
   No.     State   Code        Groups                Balance ($)            Balance ($)     Balance      Pool Balance    Rate (%)
====================================================================================================================================
   235       AZ    85206                                2,000,000              1,978,512     0.11%          97.96%        9.1700
   236       AZ    85040                                1,975,000              1,971,062     0.11%          98.07%        8.0800
   237       SC    29703                                1,950,000              1,946,629     0.11%          98.18%        7.6900
   238       CO    80206                                1,850,000              1,848,038     0.10%          98.29%        7.5300
   239       TX    75137                                1,825,000              1,823,967     0.10%          98.39%        7.3200
------------------------------------------------------------------------------------------------------------------------------------
   240       VA    23451                                1,760,000              1,746,568     0.10%          98.49%        8.0000
   241       TX    75006                                1,750,000              1,745,020     0.10%          98.58%        7.8000
   242       CA    92660                                1,750,000              1,744,007     0.10%          98.68%        8.2000
   243       GA    30309                                1,744,000              1,740,873     0.10%          98.78%        7.5600
   244       CA    95614                                1,675,000              1,670,135     0.09%          98.88%        7.7000
------------------------------------------------------------------------------------------------------------------------------------

   245       CA    92660      Group K                   1,630,000              1,625,150     0.09%          98.97%        8.4000
                                           ----------------------------------------------
   245a      CA    92660      Group K                     955,000                952,158
   245b      CA    92660      Group K                     675,000                672,991

------------------------------------------------------------------------------------------------------------------------------------
   246       MA    02780                                1,600,000              1,597,083     0.09%          99.06%        7.5000
   247       GA    30339                                1,550,000              1,548,702     0.09%          99.14%        7.9600
   248       FL    33428                                1,550,000              1,538,698     0.09%          99.23%        8.0800
   249       SC    29210                                1,460,000              1,455,349     0.08%          99.31%        7.5400
   250       TX    75231                                1,350,000              1,349,296     0.08%          99.39%        7.5700
------------------------------------------------------------------------------------------------------------------------------------
   251       TX    78230                                1,300,000              1,293,409     0.07%          99.46%        8.4000
   252       TX    76006                                1,250,000              1,245,316     0.07%          99.53%        8.0500
   253       CT    06484                                1,125,000              1,121,523     0.06%          99.59%        8.1100
   254       FL    33169                                1,100,000              1,097,047     0.06%          99.66%        8.0800
   255       TX    76116                                1,070,000              1,066,697     0.06%          99.72%        7.5500
------------------------------------------------------------------------------------------------------------------------------------
   256       FL    33133                                1,000,000                994,654     0.06%          99.77%        7.6600
   257       CA    91010                                  960,000                958,972     0.05%          99.83%        7.5000
   258       FL    33162                                  950,000                946,804     0.05%          99.88%        8.2800
   259       FL    33411                                  850,000                847,718     0.05%          99.93%        8.0800
   260       IN    46804                                  665,000                664,323     0.04%          99.97%        7.6500
------------------------------------------------------------------------------------------------------------------------------------
   261       AL    36117      Group I                     615,000                613,738     0.03%         100.00%        8.1700

------------------------------------------------------------------------------------------------------------------------------------

                                                    1,778,622,776          1,775,167,073   100.00%

                                                                                              Original  Remaining
                            Interest                             Original       Remaining     Term to    Term to       Original
 Control    Administrative   Accrual        Amortization       Interest-Only  Interest-Only   Maturity   Maturity    Amortization
   No.      Cost Rate (%)    Method             Type           Period (Mos.)  Period (Mos.)    (Mos.)     (Mos.)      Term (Mos.)
====================================================================================================================================
   235          0.1433       Act/360      Fully Amortizing           0              0           240         232           240
   236          0.1683       30/360           Balloon                0              0           120         117           360
   237          0.1533       Act/360          Balloon                0              0           120         117           360
   238          0.1683       Act/360          Balloon                0              0           120         118           360
   239          0.0933       Act/360            ARD                  0              0           180         179           360
------------------------------------------------------------------------------------------------------------------------------------
   240          0.0933       30/360           Balloon                0              0            84         73            360
   241          0.0933       Act/360          Balloon                0              0           120         117           300
   242          0.0933       Act/360          Balloon                0              0           120         116           300
   243          0.1733       Act/360          Balloon                0              0           120         117           360
   244          0.1683       Act/360          Balloon                0              0           120         117           300
------------------------------------------------------------------------------------------------------------------------------------

   245          0.0933       30/360       Fully Amortizing           0              0           300         297           300
   245a
   245b

------------------------------------------------------------------------------------------------------------------------------------
   246          0.0933       Act/360          Balloon                0              0           120         117           360
   247          0.0933       Act/360            ARD                  0              0           180         179           300
   248          0.0933       Act/360          Balloon                0              0           180         177           192
   249          0.0933       Act/360      Fully Amortizing           0              0           240         238           240
   250          0.0933       Act/360            ARD                  0              0           180         179           360
------------------------------------------------------------------------------------------------------------------------------------
   251          0.0933       30/360           Balloon                0              0            84         76            360
   252          0.0933       30/360       Fully Amortizing           0              0           228         226           228
   253          0.1433       Act/360          Balloon                0              0           120         114           360
   254          0.0933       Act/360          Balloon                0              0           180         177           300
   255          0.0933       Act/360          Balloon                0              0           120         115           360
------------------------------------------------------------------------------------------------------------------------------------
   256          0.0933       30/360       Fully Amortizing           0              0           240         237           240
   257          0.1683       Act/360          Balloon                0              0           120         118           360
   258          0.0933       Act/360          Balloon                0              0           120         116           300
   259          0.0933       Act/360          Balloon                0              0           180         177           300
   260          0.1533       Act/360          Balloon                0              0           120         118           360
------------------------------------------------------------------------------------------------------------------------------------
   261          0.1533       30/360           Balloon                0              0           120         118           300

------------------------------------------------------------------------------------------------------------------------------------

             Remaining
 Control    Amortization   Origination   Maturity      Balloon
   No.      Term (Mos.)       Date         Date        Balance($)  Property Type
================================================================================================================
   235          232          5/30/97      6/1/17          120,622  Office
   236          357         10/17/97     11/1/07        1,735,406  Retail - Unanchored
   237          357         10/20/97     11/1/07        1,730,340  Multifamily - Conventional
   238          358         11/10/97     12/1/07        1,635,318  Multifamily - Conventional
   239          359         12/12/97      1/1/13        1,415,869  Retail - Anchored
----------------------------------------------------------------------------------------------------------------
   240          349          2/24/97      3/1/04        1,627,603  Multifamily - Conventional
   241          297         10/28/97     11/1/07        1,433,596  Multifamily - Conventional
   242          296          9/12/97     10/1/07        1,450,492  Office
   243          357          10/7/97     11/1/07        1,542,574  Multifamily - Conventional
   244          297         10/28/97     11/1/07        1,368,141  Industrial/Warehouse
----------------------------------------------------------------------------------------------------------------

   245          297         10/24/97     11/1/22                -  Office
   245a                                                            Office
   245b                                                            Office

----------------------------------------------------------------------------------------------------------------
   246          357         10/17/97     11/1/07        1,413,087  Retail - Anchored
   247          299          12/2/97      1/1/13        1,030,014  Office
   248          189          10/6/97     11/1/12          203,802  Retail - Unanchored
   249          238         11/12/97     12/1/17           55,169  Retail - Anchored
   250          359         12/12/97      1/1/13        1,058,915  Retail - Unanchored
----------------------------------------------------------------------------------------------------------------
   251          352          5/15/97      6/1/04        1,208,506  Multifamily - Conventional
   252          226          11/5/97     12/1/16                -  Retail - Unanchored
   253          354          7/31/97      8/1/07        1,008,644  Office
   254          297          10/6/97     11/1/12          735,526  Industrial/Warehouse
   255          355          8/19/97      9/1/07          946,223  Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------
   256          237         10/29/97     11/1/17                -  Multifamily - Conventional
   257          358         11/24/97     12/1/07          847,959  Multifamily - Conventional
   258          296          9/17/97     10/1/07          789,191  Retail - Unanchored
   259          297          10/6/97     11/1/12          568,361  Retail - Unanchored
   260          358         11/26/97     12/1/07          589,587  Retail - Unanchored
----------------------------------------------------------------------------------------------------------------
   261          298          11/5/97     12/1/07          498,828  Office

----------------------------------------------------------------------------------------------------------------

                                                                    Annual
 Control                                                             Debt                  Net                     Appraised
   No.     Prepayment Provisions                                   Service($)          Cash Flow($)  DSCR(x)        Value($)
==============================================================================================================================
   235     L(10),YM1%(9.5),O(.5)                                     218,565              283,534     1.30          3,300,000
   236     L(4),YM1%(5.5),O(.5)                                      175,226              236,544     1.35          2,600,000
   237     L(4),YM1%(5.5),O(.5) or DEF                               166,671              203,576     1.22          2,470,000
   238     L(5),5(1),4(1),3(1),2(1),1(.75),O(.25)                    155,682              209,545     1.35          2,350,000
   239     L(7),YM1%(7.5),O(.5) or DEF                               150,438              199,058     1.32          2,440,000
------------------------------------------------------------------------------------------------------------------------------
   240     L(2),YM1%(4.5),O(.5) or DEF                               154,971              190,242     1.23          2,200,000
   241     L(3.5),5(1),4(1),3(1),2(1),1(2),O(.5) or DEF              159,309              202,456     1.27          2,300,000
   242     L(5),YM1%(4.5),O(.5) or DEF                               164,874              351,913     2.13          3,650,000
   243     L(4),YM1%(5.5),O(.5) or DEF                               147,192              180,214     1.22          2,200,000
   244     L(4),YM1%(5.5),O(.5)                                      151,162              198,976     1.32          2,300,000
------------------------------------------------------------------------------------------------------------------------------

   245     L(4),YM1%(20.5),O(.5) or DEF                              156,186              207,187     1.33          2,890,000
   245a                                                                                                             1,550,000
   245b                                                                                                             1,340,000

------------------------------------------------------------------------------------------------------------------------------
   246     L(5),5(2),4(2),3(.75),O(.25) or DEF                       134,249              168,446     1.25          2,400,000
   247     L(4),YM1%(10.75),O(.25) or DEF                            143,065              209,662     1.47          2,200,000
   248     L(5),< YM2%(9.5),O(.5)                                    172,910              226,904     1.31          2,280,000
   249     L(4),YM1%(15.5),O(.5) or DEF                              141,569              174,063     1.23          2,050,000
   250     L(7),YM1%(7.5),O(.5) or DEF                               114,050              164,173     1.44          1,735,000
------------------------------------------------------------------------------------------------------------------------------
   251     L(1.83),YM1%(4.67),O(.5) or DEF                           118,847              156,129     1.31          2,200,000
   252     L(4),YM1%(14.5),O(.5) or DEF                              128,636              176,072     1.37          1,750,000
   253     L(3),5(1),4(1),3(1),2(3),1(.5),O(.5) or DEF               100,095              129,509     1.29          1,500,000
   254     L(5),< YM2%(9.5),O(.5)                                    102,580              148,785     1.45          1,480,000
   255     L(3),YM1%(6.5),O(.5)                                       90,219              152,489     1.69          1,550,000
------------------------------------------------------------------------------------------------------------------------------
   256     L(4),YM1%(15.5),O(.5)                                      97,849              117,453     1.20          1,260,000
   257     L(4),YM1%(5.5),O(.5)                                       80,550              113,023     1.40          1,200,000
   258     L(5),YM1%(4.5),O(.5)                                       90,112              113,027     1.25          1,340,000
   259     L(5),< YM2%(9.5),O(.5)                                     79,267              112,984     1.43          1,200,000
   260     L(4),YM1%(5.5),O(.5) or DEF                                56,619               78,336     1.38            900,000
------------------------------------------------------------------------------------------------------------------------------
   261     L(4),YM1%(5.5),O(.5) or DEF                                57,794               76,161     1.32          1,170,000

------------------------------------------------------------------------------------------------------------------------------

                         Cut-off      Scheduled                                                         Loan per
 Control    Appraisal      Date       Maturity        Year        Year               Bed, Pad           Bed, Pad      Occupancy
   No.        Year       LTV (%)     Date LTV (%)     Built     Renovated            or Room           or Room ($)   Percentage (%)
==================================================================================================================================
   235        1997        60.0          3.7           1987         N/A            41,411 Sq Foot            48.30      100.0
   236        1997        75.8          66.7          1988         N/A            43,170 Sq Foot            45.75       92.7
   237        1997        78.8          70.1          1974         N/A                80 Unit           24,375.00       94.0
   238        1997        78.6          69.6          1948        1984                83 Unit           22,289.16      100.0
   239        1997        74.8          58.0          1981         N/A            57,910 Sq Foot            31.51       92.6
----------------------------------------------------------------------------------------------------------------------------------
   240        1997        79.4          74.0          1971         N/A                92 Unit           19,130.43       94.6
   241        1997        75.9          62.3          1969        1990               143 Unit           12,237.76       91.0
   242        1997        47.8          39.7          1984        1989            30,390 Sq Foot            57.58      100.0
   243        1997        79.1          70.1          1962        1996                49 Unit           35,591.84       89.8
   244        1997        72.6          59.5       1960-70's      1991           164,863 Sq Foot            10.16       91.8
----------------------------------------------------------------------------------------------------------------------------------

   245        1997        56.2          0.0           1979         N/A            40,423 Sq Foot            40.32      100.0
   245a       1997                                    1979         N/A            20,269 Sq Foot
   245b       1997                                    1979         N/A            20,154 Sq Foot

----------------------------------------------------------------------------------------------------------------------------------
   246        1997        66.6          58.9          1987         N/A            14,350 Sq Foot           111.50      100.0
   247        1997        70.4          46.8          1979         N/A            30,504 Sq Foot            50.81      100.0
   248        1997        67.5          8.9           1988         N/A            14,140 Sq Foot           109.62      100.0
   249        1997        71.0          2.7           1997         N/A            10,125 Sq Foot           144.20      100.0
   250        1997        77.8          61.0          1984         N/A            14,957 Sq Foot            90.26      100.0
----------------------------------------------------------------------------------------------------------------------------------
   251        1997        58.8          54.9          1973         N/A                89 Unit           14,606.74       96.0
   252        1997        71.2          0.0           1996         N/A            14,000 Sq Foot            89.29      100.0
   253        1997        74.8          67.2          1986         N/A            15,960 Sq Foot            70.49      100.0
   254        1997        74.1          49.7          1997         N/A             9,816 Sq Foot           112.06      100.0
   255        1997        68.8          61.0          1971        1996               100 Unit           10,700.00       92.0
----------------------------------------------------------------------------------------------------------------------------------
   256        1997        78.9          0.0           1996         N/A                20 Unit           50,000.00      100.0
   257        1997        79.9          70.7          1992         N/A                29 Unit           33,103.45       86.2
   258        1997        70.7          58.9          1960        1994             7,000 Sq Foot           135.71      100.0
   259        1997        70.6          47.4          1997         N/A            11,140 Sq Foot            76.30      100.0
   260        1997        73.8          65.5          1988         N/A             7,000 Sq Foot            95.00      100.0
----------------------------------------------------------------------------------------------------------------------------------
   261        1997        52.5          42.6       1984-1991       N/A            14,947 Sq Foot            41.15      100.0

----------------------------------------------------------------------------------------------------------------------------------

                                                                         Largest Retail Tenant
                                                         ---------------------------------------------------
                                                                                      Tenant
 Control     Rent Roll     Underwriting                                             Area Leased     Lease      Control
   No.         Date         Reserves ($)    per              Tenant Name             (Sq. Ft.)     Exp Date       No.
========================================================================================================================
   235         4/09/97                0.22  Sq Foot                                                              235
   236        10/01/97                0.10  Sq Foot      Greenbacks, Inc.              14,900      1/31/08       236
   237         6/01/97              300.00  Unit                                                                 237
   238         8/08/97              267.61  Unit                                                                 238
   239        10/30/97                0.18  Sq Foot      Minyard Food Stores                -      6/1/07        239
------------------------------------------------------------------------------------------------------------------------
   240         7/07/97              232.00  Unit                                                                 240
   241         9/26/97              250.00  Unit                                                                 241
   242        12/01/94                0.25  Sq Foot                                                              242
   243         9/19/97              225.00  Unit                                                                 243
   244         9/11/97                0.15  Sq Foot                                                              244
------------------------------------------------------------------------------------------------------------------------

   245         8/01/97                0.17  Sq Foot                                                              245
   245a                                                                                                         245a
   245b                                                                                                         245b

------------------------------------------------------------------------------------------------------------------------
   246         9/09/97                0.15  Sq Foot      CVS                           10,000      1/31/17       246
   247         9/01/97                0.25  Sq Foot                                                              247
   248         9/25/97                0.18  Sq Foot      Tire Kingdom                   6,270      8/31/14       248
   249        12/11/97                0.10  Sq Foot      CVS                           10,125      12/31/17      249
   250        10/29/97                0.23  Sq Foot      Premiere Video                 5,402      1/31/01       250
------------------------------------------------------------------------------------------------------------------------
   251         8/28/97              317.00  Unit                                                                 251
   252        12/01/95                0.21  Sq Foot      Tutor Time Child Care         14,000      11/30/15      252
   253         9/19/97                0.18  Sq Foot                                                              253
   254         9/23/97                0.30  Sq Foot                                                              254
   255         3/24/97              250.00  Unit                                                                 255
------------------------------------------------------------------------------------------------------------------------
   256         9/01/97              175.00  Unit                                                                 256
   257         8/27/97              180.00  Unit                                                                 257
   258         7/31/97                0.17  Sq Foot      Payless Shoes                  4,000      1/31/05       258
   259         9/23/97                0.15  Sq Foot      Brake World                    3,984      4/30/07       259
   260         9/16/97                0.15  Sq Foot      Clark and Mitchell             2,400      0             260
------------------------------------------------------------------------------------------------------------------------
   261         8/11/97                0.36  Sq Foot                                                              261

------------------------------------------------------------------------------------------------------------------------

1. The Annual Debt Service, hence the DSCR, reflects the annualized monthly principal and interest during the period in which the loan is amortizing.

                         LB Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1998-C1

                                 $1,557,709,000

                                  (Approximate)
                              Offered Certificates

                                [GRAPHIC OMITTED]

                   % of Mortgage Pool by Cut-off Date Balance

                                 LEHMAN BROTHERS
                        First Union Capital Markets Corp.

                          LB Commercial Mortgage Trust
          Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                                 (LBCMT 1998-C1)

-----------------------------------------------------------------------
                                                             % Credit
------------------------                    % of Deal       Enhancement
        Class A-1
         Aaa/AAA                              15.5%            29.50%
------------------------
        Class A-2
        Aaa/AAA                               18.6%            29.50%
------------------------
        Class A-3         Class IO
         Aaa/AAA          Aaa/AAA             36.4%            29.50%
------------------------
         Class B
         Aa2/AA                                5.0%            24.50%
------------------------
        Class C
          A2/A                                 5.0%            19.50%
------------------------
         Class D
        Baa2/BBB                               5.3%            14.25%
------------------------
         Class E
        Baa3/BBB                               2.0%            12.25%
------------------------
         Class F                               3.0%            9.25%
------------------------
         Class G                               2.0%            7.25%
------------------------
         Class H                               1.0%            6.25%
------------------------
         Class J                               2.5%            3.75%
------------------------
         Class K                               1.0%            2.75%
------------------------
         Class L                               1.0%            1.75%
------------------------
         Class M                               1.8%
------------------------
-----------------------------------------------------------------------


================================================================================================================
            Original                                                Avg        Principal               Legal
Class        Face             Rating (M/D)    Description  Coupon   Life (1)   Window (1)              Status
----------------------------------------------------------------------------------------------------------------
A-1     $  275,000,000         Aaa/AAA          Fixed               4.33      3/98 - 10/04             Public
----------------------------------------------------------------------------------------------------------------
A-2     $  330,000,000         Aaa/AAA          Fixed               7.75      10/04 - 8/07             Public
----------------------------------------------------------------------------------------------------------------
A-3     $  646,492,000         Aaa/AAA          Fixed               9.71      8/07 - 1/08              Public
----------------------------------------------------------------------------------------------------------------
IO      $1,775,167,073(2)      Aaa/AAA         WAC IO               9.63(3)   3/98 - 2/28 (3)          Public
----------------------------------------------------------------------------------------------------------------
B       $   88,759,000         Aa2/AA           Fixed               9.85      1/08 - 1/08              Public
----------------------------------------------------------------------------------------------------------------
C       $   88,758,000         A2/A             Fixed               9.90      1/08 - 9/08              Public
----------------------------------------------------------------------------------------------------------------
D       $   93,196,000         Baa2/BBB         Fixed              12.59      9/08 - 8/12              Public
----------------------------------------------------------------------------------------------------------------
E       $   35,504,000         Baa3/BBB-        Fixed              14.61      8/12 - 11/12             Public
----------------------------------------------------------------------------------------------------------------
F       $   53,255,000         Not Offered      Fixed              14.75      11/12 - 1/13         Private, 144A
----------------------------------------------------------------------------------------------------------------
G       $   35,503,000         Not Offered      Fixed              14.85      1/13 - 1/13          Private, 144A
----------------------------------------------------------------------------------------------------------------
H       $   17,752,000         Not Offered      Fixed              14.85       1/13 - 1/13         Private, 144A
----------------------------------------------------------------------------------------------------------------
J       $   44,379,000         Not Offered      Fixed              15.21      1/13 - 11/14         Private, 144A
----------------------------------------------------------------------------------------------------------------
K       $   17,751,000         Not Offered      Fixed              17.57      11/14 - 8/16         Private, 144A
----------------------------------------------------------------------------------------------------------------
L       $   17,752,000         Not Offered      Fixed              19.15      8/16 - 11/17         Private, 144A
----------------------------------------------------------------------------------------------------------------
M       $   31,066,073         Not Offered      Fixed              23.23      11/17 - 2/28         Private, 144A
----------------------------------------------------------------------------------------------------------------
Total   $1,775,167,073
================================================================================================================

(1) Assuming among other things, 0% CPR, no losses and that ARD loans pay off on their Anticipated Repayment Date. Expressed in years.
(2)   Represents notional amount on Class IO.
(3)   Represents average life of related principal notional amounts on Class IO.

Rating Agencies:        Moody's and Duff & Phelp's
Trustee:                LaSalle National Bank
Master Servicer:        GMAC Commercial Mortgage Corporation
Special Servicer:       GMAC Commercial Mortgage Corporation
Closing Date:           On or about March 11, 1998 (40 days accrued interest)

Cut-off Date:    February 1, 1998.
ERISA:           Classes A-1, A-2, A-3 and IO are expected to be eligible for
                 Lehman's individual prohibited transaction exemption with
                 respect to ERISA.
SMMEA:           Classes A-1, A-2, A-3, B and IO are "mortgage related
                 securities" for purposes of SMMEA.
Payment:         Pays on 18th of each month or, if such date is not a business day, then the following business day, commencing March 18,1998.
The Class IO:    The Class IO is comprised of fourteen components, one relating to each class of Sequential Pay Certificates.
Optional Call:   1% Clean-up Call.
Collateral:      The  Certificates  are backed by 261 mortgage loans secured by first liens on 288 commercial and multifamily properties, such mortgage loans having been originated by an affiliate of Lehman
                 Brothers,  or its approved conduit originators.

Offering Highlights

      o Newly Originated Collateral. The collateral consists of 261 Mortgage Loans with a principal balance (as of February 1, 1998) of approximately $1.775 billion.

      O Call Protection. 100% of the Mortgage Loans contain call protection provisions. 98% of the Mortgage Loans provide for initial lockout period followed by i) defeasance; or
            ii) yield maintenance; or/and iii) percentage penalty. The weighted average lockout and defeasance periods for all loans is 8.9 years. The Mortgage Loans are generally prepayable without penalty between three to six months from Mortgage Loan maturity.

================================================================================
             Type of Call Protection                # of Loans  % of Balance
--------------------------------------------------------------------------------
Lockout (weighted average 60 months),
then Defeasance                                         179         71.5
--------------------------------------------------------------------------------
Lockout (weighted average 56 months), then
Yield Maintenance("YM")*                                 66         21.3
--------------------------------------------------------------------------------
Lockout (weighted average 68 months), then
declining penalties                                      11          4.2
--------------------------------------------------------------------------------
Lockout (weighted average 60 months), then YM*,
then declining penalties                                  3          0.9
--------------------------------------------------------------------------------
Declining penalties only                                  2          2.0
================================================================================

      * 97.1% of such Mortgage Loans provide for yield maintenance prepayment premiums that are calculated at a discount rate of Treasuries flat.

      o     No loan delinquent 30 days or more as of the Cut-off Date.

      o     $6.8 million average loan balance as of the Cut-off Date.

      o     1.34x Weighted Average Debt Service Coverage Ratio
            ("DSCR") as of the Cut-off Date.

      o     73.2% Weighted Average Loan to Value ("LTV") as of the
            Cut-off Date.

      o Property Types. 44.8% Retail (79.9% Anchored and 20.1% Unanchored), 24.8% Multifamily, 16.3% Office, 6.3% Hotel, 5.5% Industrial/Warehouse and 1.3% Health Care.

      o Geographic Diversification. Texas (10.2%), Florida (9.4%), New York (8.4%), California (8.0%), Maryland (5.7%),
            Pennsylvania (5.7%); all other states less than 5% each.

      o Monthly Investor Reporting. Updated collateral summary information will be part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy to the extent delivered by borrowers, will be available to Certificateholders.

      o     Cash Flows will be Modeled on BLOOMBERG.

      (Except as otherwise indicated, percentages (%) represent the principal amount of loan or loans compared to aggregate pool balance, as of the Cut-off Date (the "Initial Pool Balance."))

                       Priority and Timing of Cash Flows *
[GRAPHIC OMITTED]

       * Assuming 0% CPR, no losses. Otherwise based on Table Assumptions.

MORTGAGE LOANS:    The collateral consists of an approximately $1.775 billion pool of 261 fixed rate mortgage loans secured by first liens on commercial and multifamily properties in 36 different states. As of the Cut-off Date, the Mortgage Loans have a weighted average coupon ("WAC") of 7.603% and a weighted average maturity ("WAM") of 131 months (based upon the anticipated repayment date of ARD loans).

                   See the Collateral Summary tables at the end of this memo for more Mortgage Loan details.

CREDIT
ENHANCEMENT:       Credit enhancement for each class of Certificates will be
                   provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.


DISTRIBUTIONS:     Principal and interest payments will generally be made to
                   Certificateholders in the following order:
                   1)    Interest to the Senior Classes: Class A-1,
                         Class A-2, Class A-3 and Class IO, pro rata,
                   2)    Principal to Class A-1 until such Class is
                         retired,*
                   3)    Principal to Class A-2 until such Class is
                         retired,*
                   4)    Principal to Class A-3 until such Class is
                         retired,*
                   5)    Interest to Class B, then Principal to
                         Class B until such Class is retired,
                   6)    Interest to Class C, then Principal to
                         Class C until such Class is retired,
                   7)    Interest to Class D, then Principal to
                         Class D until such Class is retired,
                   8)    Interest to Class E, then Principal to
                         Class E until such Class is retired,
                   9)    Interest and Principal to the Private
                         Classes, sequentially.

                   *     Pro rata if Classes B through M are
                         retired.

REALIZED LOSSES:   Realized Losses from any Mortgage Loan will be allocated in reverse sequential order (i.e. Classes M, L, K, J, H, G, F,
                   E, D, C and B, in that order, and then pro-rata to Classes
                   A-1, A-2, and A-3).

----------------------------------------------

APPRAISAL
REDUCTIONS:       With respect to certain specially serviced Mortgage
                  Loans as to which an appraisal is required
                  (including any Mortgage Loan that becomes 60 days delinquent), an Appraisal Reduction Amount may be created, in the amount, if any, by which the Stated
                  Principal Balance of such Mortgage Loan, together with unadvanced interest, unreimbursed P&I advances and certain other items, exceeds 90% of the appraised value of the related Mortgaged Property.
                  The Appraisal Reduction Amount will reduce proportionately the amount of any P&I Advance for such loan, which reduction may result in a shortfall of interest to the most subordinate class of Principal Balance Certificates outstanding. The
                  Appraisal Reduction Amount will be reduced to zero as of the date the related Mortgage Loan has been brought current for three months, paid in full, repurchased or otherwise liquidated, and any shortfalls borne by the subordinate classes may be made whole.

PREPAYMENT PREMIUMS (% represents % of Cut-off Date Balance):
--------------------------------------------------------------------------------------------------------------------------------
Prepayment
Premium       2/98       2/99      2/00       2/01       2/02      2/03        2/04      2/05       2/06       2/07      2/08
-----------------------------------------------------------------------------------------------------------------------------
Lock-out      98.0%      98.0%    95.2%       80.3%      29.5%     24.8%      21.1%      13.8%      11.0%      9.6%      1.7%
-----------------------------------------------------------------------------------------------------------------------------
Defeasance                         2.4%       14.5%      50.5%     49.0%      49.2%      47.4%      48.3%      44.0%    17.6%
-----------------------------------------------------------------------------------------------------------------------------
   YM                              0.1%        3.0%      16.3%     16.8%      18.4%      16.6%      18.0%      15.7%     3.6%
-----------------------------------------------------------------------------------------------------------------------------
   5%                              0.2%        0.2%       0.4%      1.4%                             0.2%
-----------------------------------------------------------------------------------------------------------------------------
   4%                                                     0.2%      0.6%       1.4%                             0.2%     0.2%
-----------------------------------------------------------------------------------------------------------------------------
   3%         2.0%       1.1%      1.1%                   1.2%      1.0%       0.6%      1.9%
-----------------------------------------------------------------------------------------------------------------------------
   2%                    0.9%                  1.1%       1.1%      1.2%       1.0%      1.6%        2.1%       0.5%
-----------------------------------------------------------------------------------------------------------------------------
   1%                              0.9%        0.9%       0.9%                 1.2%      1.1%        2.7%       2.3%     0.8%
-----------------------------------------------------------------------------------------------------------------------------
  Open                                                                         1.8%                            10.0%     0.3%
=============================================================================================================================
Matured                                                            5.2%        5.2%      17.6%      17.6%      17.6%    75.6%
=============================================================================================================================
 Total      100.0%     100.0%   100.0%      100.0%    100.0% %   100.0%      100.0%     100.0%    100.0%      100.0%   100.0%
=============================================================================================================================

* Note that Prepayment Premiums generally end prior to the last three to six months before the Mortgage Loan's maturity date.

ALLOCATION OF PREPAYMENT PREMIUMS:
                  All Prepayment Premiums are distributed to Certificateholders on the Distribution Date following the one-month collection period in which the prepayment occurred. All Prepayment Premiums will be allocated to the Classes A through G, in each case, up to the product of (i) the Prepayment Premium, (ii) the "Discount Rate Fraction" and (iii) the percentage of the total principal distribution to Certificateholders to which such Class is entitled. Any excess amounts will be distributed to Class IO. The Discount Rate Fraction for Classes A through G is defined as: (Coupon on Class - Reinvestment Yield) / (Coupon on Mortgage Loan - Reinvestment Yield)

PREPAYMENT PREMIUM ALLOCATION EXAMPLE:
                  The Yield Maintenance prepayment premium will generally be equal to the present value of the reduction in interest payments as a result of the prepayment through the maturity of the Mortgage Loan, discounted at the yield of a Treasury security of similar maturity in most cases (converted from semi-annual to monthly pay). The following example reflects that method.

                  General Yield Maintenance Example:
                  Assuming the structure presented on pages 3 and 4 of this memo and the following assumptions:

                  Mortgage Loan Characteristics of loan being prepaid*:

                    Balance                  $10,000,000
                    Coupon                   8.0%
                    Maturity                 10 yrs (February 1, 2008)
                    Amortization Term        30 yrs
                    Prepayment Date          3/1/98
                    Prepayment Premium Type  Yield Maintenance (Treasuries flat)

                  Certificate Characteristics
                    Class A-1 Coupon         6.00%

* The Yield Maintenance formula for certain Mortgage Loans may result in a lower Yield Maintenance prepayment premium than set forth in this example.

                                                                    Mortgage             Class A-1          Class IO
                                                                      Loan             Certificates        Certificates
=======================================================================================================================
Amount of Principal Prepayment                                    $10,000,000          $10,000,000             N/A
-------------------------------------------------------------------------------------------------------------------------
Maturity Date of the Mortgage Loan                                  2/01/08
Number of Payments (1)                                                120
-------------------------------------------------------------------------------------------------------------------------
Treasury Note used for Reinvestment Yield (2)                    7.875% 11/07
Treasury Yield (CBE)                                                5.563%
Reinvestment Yield (Mtg) (3)                                        5.500%
-------------------------------------------------------------------------------------------------------------------------
Mortgage Rate                                                        8.00%
Payment Differential ($ per month) (4)                            $20,833.33
-------------------------------------------------------------------------------------------------------------------------
Certificate Pass-Through Rate                                                             6.00%
-------------------------------------------------------------------------------------------------------------------------
Total Prepayment Premium                                          $1,919,658
-------------------------------------------------------------------------------------------------------------------------
Discount Rate Fraction Calculation                                                 (6.00% - 5.500%) /         excess
(Class A-1 Coupon - Reinvestment Yield) /                                          (8.00% - 5.500%) =       prepayment
(Gross Mortgage Rate - Reinvestment Yield) =                                           0.5 / 2.5 =           premiums
-------------------------------------------------------------------------------------------------------------------------
$ Premium allocated to each class                                                     $383,931.60         $1,535,726.40
=========================================================================================================================

(1) The number of payments to discount for yield maintenance prepayment premium computation.

(2) The yield on the treasury note with a maturity date closest to the maturity date of the loan.

(3) The Reinvestment Yield used is the mortgage equivalent of the CBE treasury yield.

(4) (Mortgage Rate - Reinvestment Yield) x (amount of Principal Prepayment) / 12 used for 120 payments.

ADVANCING:        The Master Servicer will be obligated to make
                  advances of scheduled principal and interest payments (excluding balloon payments and Appraisal
                  Reduction Amounts) and certain servicing expenses
                  ("Advances"), to the extent that such Advances are deemed to be recoverable. If the Master Servicer fails to make a required Advance, the Trustee or Fiscal Agent will be obligated to make such advances.

CONTROLLING CLASS
REPRESENTATIVE:   A Controlling Class Representative will be appointed by a
                  majority of Certificateholders of the Controlling Class, which will generally be the most subordinate class with a Certificate Balance outstanding that is at least 25% of the initial Certificate Balance of such Class. The Controlling
                  Class Representative will, subject to certain limitations, be entitled to direct the Special Servicer on how to resolve delinquent or defaulted loans.

SPECIAL SERVICER
FLEXIBILITY:      The Pooling and Servicing Agreement will generally
                  permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard, that it is appropriate to do so and (b) among other things, such modification, waiver or amendment will not, subject to certain exceptions:


                        (i)   affect the amount or timing of any
                              scheduled payments of principal,
                              interest or other amount (including
                              Prepayment Premiums and Yield
                              Maintenance Charges) payable under the
                              Mortgage Loan;

                        (ii)  affect the obligation of the related
                              borrower to pay a Prepayment Premium or
                              Yield Maintenance Charge or permit a
                              principal prepayment during the
                              applicable Lockout Period;

                        (iii) except as expressly provided by the
                              related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment, or;

                        (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.


SPECIAL AND       GMAC COMMERCIAL MORTGAGE CORPORATION ("GMAC")
MASTER SERVICER:  As of December 31, 1997, GMAC had a total commercial and multifamily mortgage loan servicing portfolio
                  (including loans serviced for its own account and for others) of approximately $40.2 billion.

MINIMUM DENOMINATIONS:

                                   Minimum            Increments
            Classes              Denomination         Thereafter    Delivery
-------------------------------------------------------------------------------
 A-1, A-2, A-3, B, C, D, and E     $10,000                $1          DTC
-------------------------------------------------------------------------------
               IO                  $100,000               $1          DTC

DETAILED MONTHLY INVESTOR REPORTING:
                  Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that will be available to Certificateholders:

              Name of Report                       Description (information provided)
-------------------------------------------------------------------------------------------------------------------
    1         Remittance Report                    principal and interest distributions, principal balances
-------------------------------------------------------------------------------------------------------------------
    2         Mortgage Loan Status Report          portfolio stratifications
-------------------------------------------------------------------------------------------------------------------
    3         Comparative Financial Status Report  revenue, NOI, DSCR to the extent available
-------------------------------------------------------------------------------------------------------------------
    4         Delinquent Loan Status Report        listing of delinquent mortgage loans
-------------------------------------------------------------------------------------------------------------------
    5         Historical Loan Modification Report  information on modified mortgage loans
-------------------------------------------------------------------------------------------------------------------
    6         Historical Loss Estimate Report      liquidation proceeds, expenses, and realized losses
-------------------------------------------------------------------------------------------------------------------
    7         REO Status Report                    NOI and value of REO
-------------------------------------------------------------------------------------------------------------------
    8         Watch List                           listing of loans in jeopardy of becoming Specially Serviced
-------------------------------------------------------------------------------------------------------------------
    9         Loan Payoff Notification Report      listing of loans that have given notice of intent to payoff

COLLATERAL OVERVIEW (as of the cut-off date - February 1, 1998):
----------------------------------------------------------------

                 GENERAL CHARACTERISTICS
===============================================================
          Characteristics
---------------------------------------------------------------
        Initial Pool Balance        $1,775,167,073
---------------------------------------------------------------
             # of Loans                   261
---------------------------------------------------------------
             Gross WAC                  7.603%
---------------------------------------------------------------
            Original WAM               134(mos)
---------------------------------------------------------------
           Remaining WAM               131(mos)
---------------------------------------------------------------
         Avg. Loan Balance            $6,801,406
---------------------------------------------------------------
              WA DSCR                    1.34x
---------------------------------------------------------------
     WA Cut-off Date LTV Ratio           73.2%
---------------------------------------------------------------
           Balloon Loans                 62.3%
---------------------------------------------------------------
             ARD Loans                   30.1%
---------------------------------------------------------------

                       PROPERTY TYPES
================================================================
          Property                  % of Initial Pool
             Types                       Balance
---------------------------------------------------------------
           Retail                         44.8%
---------------------------------------------------------------
        Multifamily                       24.8%
---------------------------------------------------------------
           Office                         16.3%
---------------------------------------------------------------
           Hotel                          6.3%
---------------------------------------------------------------
    Industrial/Warehouse                  5.5%
---------------------------------------------------------------
        Health Care                       1.3%
---------------------------------------------------------------
        Self Storage                      0.6%
----------------------------------------------------------------
      Mobile Home Park                    0.2%
---------------------------------------------------------------
       Parking Garage                     0.1%
================================================================

DEAL SUMMARY BY PROPERTY TYPE:
-----------------------------------------------------------------

                             Aggregate                   Average             Rem.      WA                      WA
                   # of    Cut-off Date     % of      Cut-off Date  Gross    WAM       LTV          WA       Occup.      %       %
Property Type      Loans      Balance       Pool         Balance     WAC    (mos)     Ratio    DSCR (x)       Rate )    CA  Balloon
                                   ($)                       ($)     (%)                (%)                  (%)(1)
------------------------------------------------------------------------------------------------------------------------------------
Retail             103     794,883,450      44.8       7,717,315   7.68      130      73.0         1.33       96.0      4.5    25.1
------------------------------------------------------------------------------------------------------------------------------------
Anchored            65     642,223,097      36.2       9,880,355   7.67      131      73.3         1.32       95.9      3.8    18.4
------------------------------------------------------------------------------------------------------------------------------------
Unanchored          38     152,660,353       8.6       4,017,378   7.72      127      71.6         1.40       96.1      0.7     6.7
------------------------------------------------------------------------------------------------------------------------------------
Multifamily         75     440,621,293      24.8       5,874,951   7.42      127      76.9         1.31       94.4      2.0    17.4
------------------------------------------------------------------------------------------------------------------------------------
Conventional        72     424,398,139      23.9       5,894,419   7.42      127      77.0         1.31       94.4      2.0    16.5
------------------------------------------------------------------------------------------------------------------------------------
Section 42           3      16,223,153       0.9       5,407,718   7.30      118      75.2         1.24       94.1        -     0.9
------------------------------------------------------------------------------------------------------------------------------------
Office              50     289,905,060      16.3       5,798,101   7.67      130      70.4         1.34       96.6      0.8    11.0
------------------------------------------------------------------------------------------------------------------------------------
Hotel                9     112,290,555       6.3      12,476,728   7.50      145      71.3         1.52          -        -     4.6
------------------------------------------------------------------------------------------------------------------------------------
Full Service         3      56,774,538       3.2      18,924,846   7.49      118      73.2         1.45          -        -     3.2
------------------------------------------------------------------------------------------------------------------------------------
Limited Service      6      55,516,017       3.1       9,252,670   7.52      172      69.3         1.59          -        -     1.4
------------------------------------------------------------------------------------------------------------------------------------
Industrial/W'hse    16      97,954,817       5.5       6,122,176   7.70      153      68.5         1.39       98.3      0.3     2.3
------------------------------------------------------------------------------------------------------------------------------------
Health Care          3      23,216,532       1.3       7,738,844   7.49      134      75.7         1.46       94.2      0.4     1.3
------------------------------------------------------------------------------------------------------------------------------------
Assisted Living/     1       9,740,102       0.5       9,740,102   7.66      118      73.8         1.46       93.0        -     0.5
Skilled Nursing
------------------------------------------------------------------------------------------------------------------------------------
Congregate Care      1       7,481,807       0.4       7,481,807   7.13      118      79.6         1.37      100.0      0.4     0.4
------------------------------------------------------------------------------------------------------------------------------------
Assisted Living      1       5,994,623       0.3       5,994,623   7.67      179      74.0         1.57       89.0        -     0.3
------------------------------------------------------------------------------------------------------------------------------------
Self Storage         3      11,147,050       0.6       3,715,683   8.00      116      66.0         1.45       89.4        -     0.6
------------------------------------------------------------------------------------------------------------------------------------
Mobile Home Park     1       2,900,000       0.2       2,900,000   7.11      120      75.3         1.37       96.0        -       -
------------------------------------------------------------------------------------------------------------------------------------
Parking Garage       1       2,248,317       0.1       2,248,317   7.46      119      72.5         1.36      100.0        -       -
====================================================================================================================================
Total/Avg/Min/Max/ 261   1,775,167,073     100.0       6,801,406   7.60      131      73.2         1.34       95.7      8.0    62.3
Wtd.Avg.:
------------------------------------------------------------------------------------------------------------------------------------

(1) Excluding Hotels.

COLLATERAL OVERVIEW (as of the cut-off date - February 1, 1998):

------------------------------------------------------------------------------

                                                               Average     Minimum
                                        Aggregate     % of     Cut-off     Cut-off      Maximum     Gross
          Property            # of    Cut-off Date   Initial    Date        Date     Cut-off Date    WAC
            Type              Loans      Balance      Pool     Balance     Balance      Balance
-----------------------------------------------------------------------------------------------------------
Retail                           103     794,883,450    44.8   7,717,315     664,323    62,467,513    7.68
-----------------------------------------------------------------------------------------------------------
Anchored                          65     642,223,097    36.2   9,880,355   1,455,349    62,467,513    7.67
-----------------------------------------------------------------------------------------------------------
Unanchored                        38     152,660,353    8.6    4,017,378     664,323    11,477,744    7.72
-----------------------------------------------------------------------------------------------------------
Multifamily                       75     440,621,293    24.8   5,874,951     958,972    33,180,421    7.42
-----------------------------------------------------------------------------------------------------------
Conventional                      72     424,398,139    23.9   5,894,419     958,972    33,180,421    7.42
-----------------------------------------------------------------------------------------------------------
Section 42                         3      16,223,153     0.9   5,407,718   2,038,367    11,986,547    7.30
-----------------------------------------------------------------------------------------------------------
Office                            50     289,905,060    16.3   5,798,101     613,738    31,382,675    7.67
-----------------------------------------------------------------------------------------------------------
Hotel                              9     112,290,555     6.3   12,476,728   2,696,562    20,360,654    7.50
-----------------------------------------------------------------------------------------------------------
Full Service                       3      56,774,538     3.2   18,924,846  16,451,099    20,360,654    7.49
-----------------------------------------------------------------------------------------------------------
Limited Service                    6      55,516,017     3.1    9,252,670   2,696,562    17,944,805    7.52
-----------------------------------------------------------------------------------------------------------
Industrial/W'hse                  16      97,954,817     3.1    6,122,176   1,097,047    17,735,508    7.70
-----------------------------------------------------------------------------------------------------------
Health Care                        3      23,216,532     1.3    7,738,844   5,994,623     9,740,102    7.49
-----------------------------------------------------------------------------------------------------------
Assisted Living/                   1       9,740,102     1.3    9,740,102   9,740,102     9,740,102    7.66
Skilled Nursing
-----------------------------------------------------------------------------------------------------------
Congregate Care                    1       7,481,807     0.4    7,481,807   7,481,807     7,481,807    7.13
-----------------------------------------------------------------------------------------------------------
Assisted Living                    1       5,994,623     0.3    5,994,623   5,994,623     5,994,623    7.67
-----------------------------------------------------------------------------------------------------------
Self Storage                       3      11,147,050     0.6    3,715,683   1,998,192     4,656,636    8.00
-----------------------------------------------------------------------------------------------------------
Mobile Home Park                   1       2,900,000     0.6    2,900,000   2,900,000     2,900,000    7.11
-----------------------------------------------------------------------------------------------------------
Parking Garage                     1       2,248,317     0.1    2,248,317   2,248,317     2,248,317    7.46
===========================================================================================================

Total/Avg/Min/Max/               261   1,775,167,073   100.0   6,801,406     613,738    62,467,513    7.60
Wtd.Avg.:
-----------------------------------------------------------------------------------------------------------

                               Min    Max     Min     Max     WA     Min     Max     WA      Min     Max
          Property             WAC    WAC     WAM     WAM    DSCR   DSCR    DSCR     LTV     LTV     LTV
            Type                                                                    Ratio   Ratio   Ratio
-----------------------------------------------------------------------------------------------------------
Retail                          6.97   9.05      59     360   1.33    1.21    1.82    73.0    50.5    80.0
-----------------------------------------------------------------------------------------------------------
Anchored                        6.97   9.05      59     360   1.32    1.21    1.80    73.3    50.5    80.0
-----------------------------------------------------------------------------------------------------------
Unanchored                      7.23   8.46      78     229   1.40    1.25    1.82    71.6    55.4    77.8
-----------------------------------------------------------------------------------------------------------
Multifamily                     6.98   8.57      58     299   1.31    1.19    1.72    76.9    58.8    80.0
-----------------------------------------------------------------------------------------------------------
Conventional                    6.98   8.57      58     299   1.31    1.19    1.72    77.0    58.8    80.0
-----------------------------------------------------------------------------------------------------------
Section 42                      7.12   7.36     118     119   1.24    1.22    1.24    75.2    73.5    79.9
-----------------------------------------------------------------------------------------------------------
Office                          7.03   9.17      58     297   1.34    1.24    2.13    70.4    28.0    78.8
-----------------------------------------------------------------------------------------------------------
Hotel                           7.36   7.97     117     275   1.52    1.40    2.05    71.3    54.4    77.4
-----------------------------------------------------------------------------------------------------------
Full Service                    7.36   7.60     117     118   1.45    1.40    1.49    73.2    67.2    77.4
-----------------------------------------------------------------------------------------------------------
Limited Service                 7.38   7.97     117     275   1.59    1.46    2.05    69.3    54.4    74.8
-----------------------------------------------------------------------------------------------------------
Industrial/W'hse                7.09   8.12      81     239   1.39    1.28    1.74    68.5    55.5    80.0
-----------------------------------------------------------------------------------------------------------
Health Care                     7.13   7.67     118     179   1.46    1.37    1.57    75.7    73.8    79.6
-----------------------------------------------------------------------------------------------------------
Assisted Living/                7.66   7.66     118     118   1.46    1.46    1.46    73.8    73.8    73.8
Skilled Nursing
-----------------------------------------------------------------------------------------------------------
Congregate Care                 7.13   7.13     118     118   1.37    1.37    1.37    79.6    79.6    79.6
-----------------------------------------------------------------------------------------------------------
Assisted Living                 7.67   7.67     179     179   1.57    1.57    1.57    74.0    74.0    74.0
-----------------------------------------------------------------------------------------------------------
Self Storage                    7.84   8.17     114     118   1.45    1.33    1.60    66.0    58.2    71.8
-----------------------------------------------------------------------------------------------------------
Mobile Home Park                7.11   7.11     120     120   1.37    1.37    1.37    75.3    75.3    75.3
-----------------------------------------------------------------------------------------------------------
Parking Garage                  7.46   7.46     119     119   1.36    1.36    1.36    72.5    72.5    72.5
===========================================================================================================
Total/Avg/Min/Max/              6.97   9.17      58     360   1.34    1.19    2.13    73.2    28.0    80.0
Wtd.Avg.:
-----------------------------------------------------------------------------------------------------------

COLLATERAL OVERVIEW (as of the cut-off date - February 1, 1998):

                              LOAN SIZE DISTRIBUTION
==============================================================================
                                                              % of Initial
     Balance Ranges ($)                 # of Loans           Pool Balance
-----------------------------------------------------------------------------
       613,738 - 2,000,000                 30                   2.5
-----------------------------------------------------------------------------
     2,000,001 - 4,000,000                 72                  11.5
-----------------------------------------------------------------------------
     4,000,001 - 6,000,000                 61                  16.9
-----------------------------------------------------------------------------
     6,000,001 - 8,000,000                 27                  10.3
-----------------------------------------------------------------------------
    8,000,001 - 10,000,000                 20                  10.4
-----------------------------------------------------------------------------
   10,000,001 - 12,000,000                 14                   8.9
-----------------------------------------------------------------------------
   12,000,001 - 14,000,000                  9                   6.5
-----------------------------------------------------------------------------
   14,000,001 - 16,000,000                  8                   6.6
-----------------------------------------------------------------------------
   16,000,001 - 18,000,000                  6                   5.8
-----------------------------------------------------------------------------
   18,000,001 - 20,000,000                  8                   8.6
-----------------------------------------------------------------------------
   20,000,001 - 22,000,000                  1                   1.1
-----------------------------------------------------------------------------
   22,000,001 - 24,000,000                  1                   1.3
-----------------------------------------------------------------------------
   30,000,001 - 32,000,000                  1                   1.8
-----------------------------------------------------------------------------
   32,000,001 - 34,000,000                  1                   1.9
-----------------------------------------------------------------------------
   40,000,001 - 42,000,000                  1                   2.4
-----------------------------------------------------------------------------
   62,000,001 - 62,467,513                  1                   3.5
=============================================================================
   Minimum Balance:                              $613,738
   Maximum Balance:                           $62,467,513
   Average Balance:                            $6,801,406




 GROSS RATE DISTRIBUTION
=======================================================
       Gross Rate                % of Initial
           (%)                    Pool Balance
-------------------------------------------------------
      6.970 - 6.999%                   3.8
-------------------------------------------------------
      7.000 - 7.249%                  14.0
-------------------------------------------------------
      7.250 - 7.499%                  28.7
-------------------------------------------------------
      7.500 - 7.749%                  27.1
-------------------------------------------------------
      7.750 - 7.999%                   9.2
-------------------------------------------------------
      8.000 - 8.249%                   9.2
-------------------------------------------------------
      8.250 - 8.499%                   2.7
-------------------------------------------------------
      8.500 - 8.749%                   2.1
-------------------------------------------------------
      8.750 - 8.999%                   1.8
-------------------------------------------------------
      9.000 - 9.170%                   1.3
=======================================================
         Minimum WAC:                6.970%
        Maximum WAC:                 9.170%
      Weighted Avg. WAC:             7.603%



  REMAINING TERMS TO MATURITY*
=======================================================
                                  % of Initial
           Months                 Pool Balance
-------------------------------------------------------
          49 - 60                      5.2
-------------------------------------------------------
          73 - 84                     12.4
-------------------------------------------------------
         109 - 120                    58.1
-------------------------------------------------------
         133 - 144                     1.1
-------------------------------------------------------
         145 - 156                     1.0
-------------------------------------------------------
         169 - 180                    13.3
-------------------------------------------------------
         217 - 228                     0.1
-------------------------------------------------------
         229 - 240                     5.6
-------------------------------------------------------
         265 - 276                     0.2
-------------------------------------------------------
         289 - 300                     2.5
-------------------------------------------------------
         349 - 360                     0.7
=======================================================
     Minimum Remaining
      Term to Maturity:             58 months
     Maximum Remaining
      Term to Maturity:             360 months
      Weighted Average
Remaining Term to Maturity:         131 months


         REMAINING AMORTIZATION TERM
=======================================================
     % of Initial                  % of Initial
         Months                    Pool Balance
-------------------------------------------------------
        181 - 192                       0.1
-------------------------------------------------------
        217 - 228                       0.1
-------------------------------------------------------
        229 - 240                       6.2
-------------------------------------------------------
        265 - 276                       0.5
-------------------------------------------------------
        277 - 288                       0.2
-------------------------------------------------------
        289 - 300                       18.4
-------------------------------------------------------
        313 - 324                       0.1
-------------------------------------------------------
        325 - 336                       0.3
-------------------------------------------------------
        349 - 360                       74.1
=======================================================


  Minimum Remaining
 Amortization Term:                   189 months
  Maximum Remaining
 Amortization Term:                   360 months
  Weighted Average
 Amortization Term:                   338 months



* Assumes ARD Loans mature and pay off on their anticipated repayment date.

COLLATERAL OVERVIEW (as of the cut-off date - February 1, 1998):

        DEBT SERVICE COVERAGE RATIOS
==============================================
                             % of Initial
        DSCR Ranges (x)       Pool Balance
-----------------------------------------------
         1.19 - 1.24            14.3
-----------------------------------------------
         1.25 - 1.29            26.7
-----------------------------------------------
         1.30 - 1.34            19.1
-----------------------------------------------
         1.35 - 1.39            16.5
-----------------------------------------------
         1.40 - 1.44            6.6
-----------------------------------------------
         1.45 - 1.49            7.9
-----------------------------------------------
         1.50 - 1.54            1.4
-----------------------------------------------
         1.55 - 1.59            2.6
-----------------------------------------------
         1.60 - 1.64            1.1
-----------------------------------------------
         1.65 - 1.69            0.9
-----------------------------------------------
         1.70 - 1.74            0.8
-----------------------------------------------
         1.80 - 1.84            1.3
-----------------------------------------------
         1.90 - 1.94            0.2
-----------------------------------------------
         2.05 - 2.14            0.6
===============================================
         Minimum DSCR:         1.19x
         Maximum DSCR:         2.13x
     Weighted Average DSCR:    1.34x


        LOAN TO VALUE % (LTV)
===============================================
                       % of Initial
       LTV Ranges      Pool Balance
-----------------------------------------------
      25.01 - 30.00         0.2
-----------------------------------------------
      45.01 - 50.00         0.6
-----------------------------------------------
      50.01 - 55.00         2.2
-----------------------------------------------
      55.01 - 60.00         2.7
-----------------------------------------------
      60.01 - 65.00         2.9
-----------------------------------------------
      65.01 - 70.00         11.3
-----------------------------------------------
      70.01 - 75.00         42.2
-----------------------------------------------
      75.01 - 80.00         37.8
===============================================
         Minimum LTV:      28.0%
         Maximum LTV:      80.0%
     Weighted Average LTV: 73.2%



                          STATE DISTRIBUTION
===============================================
                                % of Initial
     State                      Pool Balance
-----------------------------------------------
     Texas                          10.2
-----------------------------------------------
    Florida                          9.4
-----------------------------------------------
    New York                         8.4
-----------------------------------------------
   California                        8.0
-----------------------------------------------
    Maryland                         5.7
-----------------------------------------------
  Pennsylvania                       5.7
-----------------------------------------------
   Tennessee                         4.9
-----------------------------------------------
     Nevada                          4.0
-----------------------------------------------
      Ohio                           3.9
-----------------------------------------------
  Connecticut                        3.6
-----------------------------------------------
     Other*                         36.2
===============================================
      * No other state greater than 3.5%.

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class A1 Certificates

    0% CPR during lockout, defeasance, YM or PP - otherwise at indicated CPR
    ------------------------------------------------------------------------

Price (32nds)        0% CPR                 10% CPR                 20% CPR                 30% CPR                50% CPR
------------         ----------------       -----------------       -----------------       -----------------      -----------------
                        CBE  Modified           CBE  Modified           CBE  Modified           CBE  Modified          CBE  Modified
                      Yield  Duration         Yield  Duration         Yield  Duration         Yield  Duration        Yield  Duration
                        (%)    (yrs.)           (%)    (yrs.)           (%)    (yrs.)           (%)    (yrs.)          (%)    (yrs.)
                        ---    ------           ---    ------           ---    ------           ---    ------          ---    ------
   100.04            6.115%      3.62        6.115%      3.62        6.115%      3.61        6.115%      3.61       6.114%      3.60
   100.06            6.098%      3.62        6.098%      3.62        6.098%      3.61        6.098%      3.61       6.097%      3.60
   100.08            6.081%      3.62        6.081%      3.62        6.081%      3.61        6.080%      3.61       6.080%      3.60
   100.10            6.064%      3.62        6.064%      3.62        6.063%      3.61        6.063%      3.61       6.063%      3.60
   100.12            6.047%      3.62        6.046%      3.62        6.046%      3.62        6.046%      3.61       6.046%      3.60
   100.14            6.030%      3.62        6.029%      3.62        6.029%      3.62        6.029%      3.61       6.029%      3.60
   100.16            6.013%      3.62        6.012%      3.62        6.012%      3.62        6.012%      3.61       6.011%      3.61
   100.18            5.996%      3.63        5.995%      3.62        5.995%      3.62        5.995%      3.61       5.994%      3.61
   100.20            5.979%      3.63        5.978%      3.62        5.978%      3.62        5.978%      3.61       5.977%      3.61
   100.22            5.962%      3.63        5.961%      3.62        5.961%      3.62        5.961%      3.62       5.960%      3.61
   100.24            5.945%      3.63        5.944%      3.62        5.944%      3.62        5.944%      3.62       5.943%      3.61
   100.26            5.928%      3.63        5.927%      3.62        5.927%      3.62        5.927%      3.62       5.926%      3.61
   100.28            5.911%      3.63        5.910%      3.63        5.910%      3.62        5.910%      3.62       5.909%      3.61

Weighted
Average
Life (yrs.)            4.33                    4.32                    4.32                    4.31                   4.30

First
Principal
Payment Date      18-Mar-98               18-Mar-98               18-Mar-98               18-Mar-98              18-Mar-98

Last
Principal
Payment Date    18-Oct-2004             18-Oct-2004             18-Sep-2004             18-Sep-2004            18-Aug-2004

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class A2 Certificates

    0% CPR during lockout, defeasance, YM or PP - otherwise at indicated CPR
    ------------------------------------------------------------------------

Price (32nds)        0% CPR                 10% CPR                 20% CPR                 30% CPR                50% CPR
------------         ----------------       -----------------       -----------------       -----------------      -----------------
                        CBE  Modified           CBE  Modified           CBE  Modified           CBE  Modified          CBE  Modified
                      Yield  Duration         Yield  Duration         Yield  Duration         Yield  Duration        Yield  Duration
                        (%)    (yrs.)           (%)    (yrs.)           (%)    (yrs.)           (%)    (yrs.)          (%)    (yrs.)
                        ---    ------           ---    ------           ---    ------           ---    ------          ---    ------
   100.04            6.261%      5.93        6.261%      5.93        6.261%      5.92        6.261%      5.91       6.261%      5.89
   100.06            6.251%      5.93        6.251%      5.93        6.251%      5.92        6.251%      5.91       6.251%      5.90
   100.08            6.241%      5.94        6.241%      5.93        6.240%      5.92        6.240%      5.91       6.240%      5.90
   100.10            6.230%      5.94        6.230%      5.93        6.230%      5.92        6.230%      5.92       6.230%      5.90
   100 12            6.220%      5.94        6.220%      5.93        6.220%      5.92        6.219%      5.92       6.219%      5.90
   100.14            6.209%      5.94        6.209%      5.93        6.209%      5.92        6.209%      5.92       6.209%      5.90
   100.16            6.199%      5.94        6.199%      5.93        6.199%      5.93        6.198%      5.92       6.198%      5.90
   100.18            6.189%      5.94        6.188%      5.93        6.188%      5.93        6.188%      5.92       6.188%      5.90
   100.20            6.178%      5.94        6.178%      5.93        6.178%      5.93        6.178%      5.92       6.177%      5.90
   100.22            6.168%      5.94        6.168%      5.94        6.167%      5.93        6.167%      5.92       6.167%      5.90
   100.24            6.157%      5.94        6.157%      5.94        6.157%      5.93        6.157%      5.92       6.156%      5.90
   100.26            6.147%      5.94        6.147%      5.94        6.147%      5.93        6.146%      5.92       6.146%      5.90
   100.28            6.137%      5.95        6.136%      5.94        6.136%      5.93        6.136%      5.92       6.135%      5.91

Weighted
Average
Life (yrs.)            7.75                    7.74                    7.73                    7.72                   7.68

First
Principal
Payment Date    18-Oct-2004             18-Oct-2004             18-Sep-2004             18-Sep-2004            18-Aug-2004

Last
Principal
Payment Date    18-Aug-2007             18-Aug-2007             18-Jul-2007             18-Jul-2007            18-Jun-2007

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class A3 Certificates

    0% CPR during lockout, defeasance, YM or PP - otherwise at indicated CPR
    ------------------------------------------------------------------------

Price (32nds)         0% CPR               10% CPR                20% CPR                 30% CPR                50% CPR
-------------        -----------------     -----------------      -----------------       -----------------      -----------------
                         CBE  Modified         CBE   Modified         CBE   Modified          CBE   Modified          CBE  Modified
                       Yield  Duration       Yield   Duration       Yield   Duration        Yield   Duration        Yield  Duration
                         (%)    (yrs.)         (%)     (yrs.)         (%)     (yrs.)          (%)     (yrs.)          (%)    (yrs.)
                         ---    ------         ---     ------         ---     ------          ---     ------          ---    ------
    99.24             6.427%      7.02      6.427%       7.01      6.427%       7.01       6.427%       7.00       6.427%      6.98
    99.28             6.410%      7.02      6.410%       7.01      6.410%       7.01       6.410%       7.00       6.410%      6.98
   100.00             6.392%      7.02      6.392%       7.02      6.392%       7.01       6.392%       7.00       6.392%      6.99
   100.04             6.374%      7.02      6.374%       7.02      6.374%       7.01       6.374%       7.01       6.374%      6.99
   100.08             6.357%      7.03      6.357%       7.02      6.357%       7.01       6.357%       7.01       6.356%      6.99
   100.12             6.339%      7.03      6.339%       7.02      6.339%       7.02       6.339%       7.01       6.339%      6.99
   100.16             6.322%      7.03      6.321%       7.03      6.321%       7.02       6.321%       7.01       6.321%      7.00
   100.20             6.304%      7.03      6.304%       7.03      6.304%       7.02       6.304%       7.01       6.303%      7.00
   100.24             6.288%      7.04      6.286%       7.03      6.286%       7.02       6.286%       7.02       6.286%      7.00
   100.28             6.269%      7.04      6.269%       7.03      6.269%       7.03       6.269%       7.02       6.268%      7.00
   101.00             6.252%      7.04      6.251%       7.03      6.251%       7.03       6.251%       7.02       6.251%      7.01
   101.04             6.234%      7.04      6.234%       7.04      6.234%       7.03       6.234%       7.02       6.233%      7.01
   101.08             6.217%      7.04      6.217%       7.04      6.216%       7.03       6.216%       7.03       6.216%      7.01

Weighted Average
Life (yrs.)             9.71                  9.70                   9.69                    9.67                    9.64

First Principal
Payment Date     18-Aug-2007           18-Aug-2007            18-Jul-2007             18-Jul-2007             18-Jun-2007

Last Principal
Payment Date     18-Jan-2008           18-Jan-2008            18-Jan-2008             18-Jan-2008             18-Jan-2008

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class B Certificates

    0% CPR during lockout, defeasance, YM or PP - otherwise at indicated CPR
    ------------------------------------------------------------------------

Price (32nds)         0% CPR               10% CPR                20% CPR                 30% CPR                50% CPR
-------------        -----------------     -----------------      -----------------       -----------------      -----------------
                         CBE  Modified         CBE   Modified         CBE   Modified          CBE   Modified          CBE  Modified
                       Yield  Duration       Yield   Duration       Yield   Duration        Yield   Duration        Yield  Duration
                         (%)    (yrs.)         (%)     (yrs.)         (%)     (yrs.)          (%)     (yrs.)          (%)    (yrs.)
                         ---    ------         ---     ------         ---     ------          ---     ------          ---    ------
    99.24             6.581%      7.04      6.581%       7.04      6.581%       7.04       6.581%       7.04       6.581%      7.04
    99.28             8.563%      7.04      6.563%       7.04      6.563%       7.04       6.563%       7.04       6.563%      7.04
   100.00             6.545%      7.05      6.545%       7.05      6.545%       7.05       6.545%       7.05       6.545%      7.05
   100.04             6.528%      7.05      6.528%       7.05      6.528%       7.05       6.528%       7.05       6.528%      7.05
   100.08             6.510%      7.05      6.510%       7.05      6.510%       7.05       6.510%       7.05       6.510%      7.05
   100.12             6.493%      7.05      6.493%       7.05      6.493%       7.05       6.493%       7.05       6.493%      7.05
   100.16             8.475%      7.05      6.475%       7.05      6.475%       7.05       6.475%       7.05       6.475%      7.05
   100.20             6.458%      7.06      6.458%       7.06      6.458%       7.06       6.458%       7.06       8.458%      7.06
   100.24             6.440%      7.06      6.440%       7.06      6.440%       7.06       6.440%       7.06       6.440%      7.06
   100.28             6.423%      7.06      6.423%       7.06      6.423%       7.06       6.423%       7.06       6.423%      7.06
   101.00             6.405%      7.06      6.405%       7.06      6.405%       7.06       6.405%       7.06       6.405%      7.06
   101.04             6.388%      7.07      6.388%       7.07      6.388%       7.07       6.388%       7.07       6.388%      7.07
   101.08             6.371%      7.07      6.371%       7.07      6.371%       7.07       6.371%       7.07       6.371%      7.07

Weighted Average
Life (yrs.)             9.85                  9.85                   9.85                    9.85                    9.85

First Principal
Payment Date     18-Jan-2008           18-Jan.2008            18-Jan-2008             18-Jan-2008             18-Jan-2008

Last Principal
Payment Date     18-Jan-2008           18-Jan-2008            18-Jan-2008             18-Jan-2008             18-Jan-2008

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class C Certificates

    0% CPR during lockout, defeasance, YM or PP - otherwise at indicated CPR
    ------------------------------------------------------------------------

Price (32nds)         0% CPR               10% CPR                20% CPR                 30% CPR                50% CPR
-------------        -----------------     -----------------      -----------------       -----------------      -----------------
                         CBE  Modified         CBE   Modified         CBE   Modified          CBE   Modified          CBE  Modified
                       Yield  Duration       Yield   Duration       Yield   Duration        Yield   Duration        Yield  Duration
                         (%)    (yrs.)         (%)     (yrs.)         (%)     (yrs.)          (%)     (yrs.)          (%)    (yrs.)
                         ---    ------         ---     ------         ---     ------          ---     ------          ---    ------
    99.16             6.616%      7.06      6.616%       7.06      6.616%       7.06       6.616%       7.06       6.616%      7.06
    99.20             6.598%      7.06      6.598%       7.06      6.598%       7.06       6.598%       7.06       6.598%      7.06
    99.24             6.581%      7.06      6.581%       7.06      6.581%       7.06       6.581%       7.06       6.581%      7.06
    99.28             6.563%      7.07      6.563%       7.07      6.563%       7.07       6.563%       7.06       6.563%      7.06
   100.00             6.545%      7.07      6.545%       7.07      6.545%       7.07       6.545%       7.07       6.545%      7.07
   100.04             6.528%      7.07      6.528%       7.07      6.528%       7.07       6.528%       7.07       6.528%      7.07
   100.08             6.510%      7.07      6.510%       7.07      6.510%       7.07       6.510%       7.07       6.510%      7.07
   100.12             6.493%      7.08      6.493%       7.08      6.493%       7.07       6.493%       7.07       6.493%      7.07
   100.16             6.475%      7.08      6.475%       7.08      6.475%       7.08       6.475%       7.08       6.475%      7.08
   100.20             6.458%      7.08      6.458%       7.08      6.458%       7.08       6.458%       7.08       6.458%      7.08
   100.24             6.441%      7.08      6.441%       7.08      6.441%       7.08       6.441%       7.08       6.441%      7.08
   100.28             6.423%      7.09      6.423%       7.09      6.423%       7.08       6.423%       7.08       6.423%      7.08
   101.00             6.406%      7.09      6.406%       7.09      6.406%       7.09       6.406%       7.09       6.406%      7.09

Weighted Average
Life (yrs.)             9.90                  9.90                   9.90                    9.89                    9.89

First Principal
Payment Date     18-Jan-2008           18-Jan-2008            18-Jan-2008             18-Jan-2008             18-Jan-2008

Last Principal
Payment Date     18-Sep-2008           18-Sep-2008            18-Sep-2008             18-Aug-2008             18-Aug-2008

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class D Certificates

    0% CPR during lockout, defeasance, YM or PP - otherwise at indicated CPR
    ------------------------------------------------------------------------

Price (32nds)         0% CPR               10% CPR                20% CPR                 30% CPR                50% CPR
-------------        -----------------     -----------------      -----------------       -----------------      -----------------
                         CBE  Modified         CBE   Modified         CBE   Modified          CBE   Modified          CBE  Modified
                       Yield  Duration       Yield   Duration       Yield   Duration        Yield   Duration        Yield  Duration
                         (%)    (yrs.)         (%)     (yrs.)         (%)     (yrs.)          (%)     (yrs.)          (%)    (yrs.)
                         ---    ------         ---     ------         ---     ------          ---     ------          ---    ------
    98.16             7.094%      8.10      7.094%       8.08      7.094%       8.06       7.095%       8.04       7.095%      8.02
    98.24             7.063%      8.10      7.063%       8.08      7.063%       8.07       7.063%       8.05       7.064%      8.03
    99.00             7.032%      8.11      7.032%       8.09      7.032%       8.07       7.032%       8.06       7.033%      8.03
    99.08             7.001%      8.12      7.001%       8.10      7.001%       8.08       7.001%       8.07       7.001%      8.04
    99.16             6.970%      8.12      6.970%       8.10      6.970%       8.09       6.970%       8.07       6.970%      8.05
    99.24             6.939%      8.13      6.939%       8.11      6.939%       8.09       6.939%       8.08       6.939%      8.05
   100.00             6.909%      8.14      6.909%       8.12      6.909%       8.10       6.909%       8.09       6.909%      8.06
   100.08             6.879%      8.15      6.878%       8.13      6.878%       8.11       6.878%       8.09       6.878%      8.07
   100.16             6.848%      8.15      6.848%       8.13      6.848%       8.11       6.848%       8.10       6.847%      8.07
   100.24             6.818%      8.16      6.818%       8.14      6.817%       8.12       6.817%       8.11       8.817%      8.08
   101.00             6.788%      8.17      6.787%       8.15      6.787%       8.13       6.787%       8.11       6.786%      8.09
   101.08             6.758%      8.17      6.757%       8.15      6.757%       8.14       6.757%       8.12       6.756%      8.09
   101.16             6.728%      8.18      6.727%       8.16      6.727%       8.14       6.726%       8.13       6.726%      8.10

Weighted Average
Life (yrs.)            12.59                 12.53                  12.49                   12.45                   12.39

First Principal
Payment Date     18-Sep-2008           18-Sep-2008            18-Sep-2008             18-Aug-2008             18-Aug-2008

Last Principal
Payment Date     18-Aug-2012           18-Jun-2012            18-Jun-2012             18-Jun-2012             18-Jun-2012

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class E Certificates

    0% CPR during lockout, defeasance, YM or PP - otherwise at indicated CPR
    ------------------------------------------------------------------------

Price (32nds)         0% CPR               10% CPR                20% CPR                 30% CPR                50% CPR
-------------        -----------------     -----------------      -----------------       -----------------      -----------------
                         CBE  Modified         CBE   Modified         CBE   Modified          CBE   Modified          CBE  Modified
                       Yield  Duration       Yield   Duration       Yield   Duration        Yield   Duration        Yield  Duration
                         (%)    (yrs.)         (%)     (yrs.)         (%)     (yrs.)          (%)     (yrs.)          (%)    (yrs.)
                         ---    ------         ---     ------         ---     ------          ---     ------          ---    ------
    97.08             7.380%      8.75      7.381%       8.73      7.381%       8.72       7.382%       8.71       7.382%      8.68
    97.16             7.351%      8.76      7.352%       8.74      7.352%       8.73       7.352%       8.72       7.353%      8.69
    97.24             7.322%      8.77      7.323%       8.75      7.323%       8.74       7.323%       8.72       7.324%      8.70
    98.00             7.293%      8.77      7.294%       8.76      7.294%       8.75       7.294%       8.73       7.295%      8.71
    98.08             7.264%      8.78      7.265%       8.77      7.265%       8.75       7.265%       8.74       7.266%      8.72
    98.16             7.236%      8.79      7.236%       8.77      7.236%       8.76       7.236%       8.75       7.237%      8.73
    98.24             7.207%      8.80      7.207%       8.78      7.208%       8.77       7.208%       8.76       7.208%      8.73
    99.00             7.179%      8.81      7.179%       8.79      7.179%       8.78       7.179%       8.77       7.179%      8.74
    99.08             7.150%      8.82      7.150%       8.80      7.150%       8.79       7.150%       8.78       7.151%      8.75
    99.16             7.122%      8.83      7.122%       8.81      7.122%       8.80       7.122%       8.78       7.122%      8.76
    99.24             7.094%      8.83      7.094%       8.82      7.094%       8.80       7.094%       8.79       7.094%      8.77
   100.00             7.066%      8.84      7.066%       8.83      7.066%       8.81       7.065%       8.80       7.065%      8.78
   100.08             7.038%      8.85      7.038%       8.83      7.037%       8.82       7.037%       8.81       7.037%      8.78

Weighted Average
Life (yrs.)            14.61                 14.56                  14.53                   14.49                   14.42

First Principal
Payment Date     18-Aug-2012           18-Jun-2012            18-Jun-2012             18-Jun-2012             18-Jun-2012

Last Principal
Payment Date     18-Nov-2012           18-Nov-2012            18-Oct-2012             18-Oct-2012             18-Oct-2012

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class IO Certificates

    0% CPR during lockout, defeasance, YM or PP - otherwise at indicated CPR
    ------------------------------------------------------------------------

Price (32nds)         0% CPR               10% CPR                20% CPR                 30% CPR                50% CPR
-------------        -----------------     -----------------      -----------------       -----------------      -----------------
                         CBE                  CBE                    CBE                     CBE                      CBE
                       Yield                Yield                  Yield                   Yield                    Yield
                         (%)                  (%)                    (%)                     (%)                      (%)
                         ---                  ---                    ---                     ---                      ---
   7.12               9.223%                9.194%                 9.169%                  9.146%                  9.098%
   7.14               9.021%                8.991%                 8.966%                  8.942%                  8.894%
   7.16               8.821%                8.791%                 8.765%                  8.742%                  8.694%
   7.18               8.624%                8.593%                 8.568%                  8.544%                  8.496%
   7.20               8.430%                8.399%                 8.373%                  8.349%                  8.300%
   7.22               8.238%                8.207%                 8.181%                  8.157%                  8.108%
   7.24               8.049%                8.017%                 7.991%                  7.967%                  7.918%
   7.26               7.863%                7.831%                 7.804%                  7.780%                  7.730%
   7.28               7.679%                7.646%                 7.619%                  7.595%                  7.545%
   7.30               7.498%                7.464%                 7.437%                  7.412%                  7.363%
   8.00               7.318%                7.285%                 7.257%                  7.232%                  7.182%
   8.02               7.142%                7.108%                 7.080%                  7.055%                  7.004%
   8.04               6.967%                6.933%                 6.905%                  6.879%                  6.829%

Weighted Average
Life (yrs.)             9.63                  9.60                   9.58                    9.56                    9.53

First Principal
Payment Date       18-Mar-98             18-Mar-98              18-Mar-98               18-Mar-98               18-Mar-98

Last Principal
Payment Date     18-Feb-2028           18-Feb-2028            18-Feb-2028             18-Feb-2028             18-Feb-2028

                                                                         Annex C

ABN AMRO                                                   LB Commercial Mortgage Trust                Statement Date:      02/01/98
LaSalle National Bank                                                                                  Payment Date:        02/01/98
                                                  Commercial Mortgage Pass-Through Certificates        Prior Payment:             NA
Administrator:                                                   Series 1998-C1                        Record Date:         01/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street   Suite 1740                             ABN AMRO Acct:                        WAC:
  Chicago, IL   60603                                                                                  WAMM:

===============================================================================================================================




                                                                              Number Of Pages

                                          Table Of Contents                        1
                                          REMIC Certificate Report                 1
                                          Other Related Information                1
                                          Asset Backed Facts Sheets                1
                                          Delinquency Loan Detail                  1
                                          Mortgage Loan Characteristics            3
                                          Loan Level Listing                       1
                                                                                   -

                                          Total Pages Included  In This Package    9
                                                                                   =

                                          Specially Serviced Loan Detail      Appendix A
                                          Modified Loan Detail                Appendix B
                                          Realized Loss Detail                Appendix C



                             --------------------------------------------------------------------------
                                Information is available for this issue from the following sources
                             --------------------------------------------------------------------------
                                          LaSalle Web Site
                                          Servicer Website
                                          LaSalle Bulletin Board                  (714) 282-3990
                                          LaSalle ASAP Fax System                 (312) 904-2200
                                          Bloomberg                               User Terminal

                                          ASAP #:
                                          Monthly Data File Name:
                             ==========================================================================

===============================================================================================================================


                                                                                                                   Page 1 of 9

ABN AMRO                                                   LB Commercial Mortgage Trust                Statement Date:      02/01/98
LaSalle National Bank                                                                                  Payment Date:        02/01/98
                                                  Commercial Mortgage Pass-Through Certificates        Prior Payment:             NA
Administrator:                                                   Series 1998-C1                        Record Date:         01/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street   Suite 1740                             ABN AMRO Acct:                        WAC:
  Chicago, IL   60603                                                                                  WAMM:

===============================================================================================================================
                 Original      Opening     Principal  Principal     Negative    Closing     Interest    Interest   Pass-Through
    Class      Face Value (1)  Balance      Payment   Adj. or Loss Amortization Balance      Payment   Adjustment   Rate (2)
    CUSIP       Per $1,000    Per $1,000  Per $1,000  Per $1,000   Per $1,000  Per $1,000  Per $1,000  Per $1,000  Next Rate (3)
-------------------------------------------------------------------------------------------------------------------------------
A-1
-------------------------------------------------------------------------------------------------------------------------------
A-2
-------------------------------------------------------------------------------------------------------------------------------
X-1
-------------------------------------------------------------------------------------------------------------------------------
X-2
-------------------------------------------------------------------------------------------------------------------------------
B
-------------------------------------------------------------------------------------------------------------------------------
C
-------------------------------------------------------------------------------------------------------------------------------
D
-------------------------------------------------------------------------------------------------------------------------------
E
-------------------------------------------------------------------------------------------------------------------------------
E-IO
-------------------------------------------------------------------------------------------------------------------------------
F
-------------------------------------------------------------------------------------------------------------------------------
G
-------------------------------------------------------------------------------------------------------------------------------
PP
-------------------------------------------------------------------------------------------------------------------------------
TA
-------------------------------------------------------------------------------------------------------------------------------
R-IV
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                          0.00          0.00        0.00       0.00         0.00         0.00        0.00        0.00
===============================================================================================================================
                                                                              ===========================
                                                                              Total P&I Payment      0.00
                                                                              ===========================

                                                                                                                   Page 2 of 9
Notes:  (1) N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated

02/24/97 - 13:09 (A99-A999)  (C) 1998  LaSalle National Bank

ABN AMRO                                                   LB Commercial Mortgage Trust                Statement Date:      02/01/98
LaSalle National Bank                                                                                  Payment Date:        02/01/98
                                                  Commercial Mortgage Pass-Through Certificates        Prior Payment:             NA
Administrator:                                                   Series 1998-C1                        Record Date:         01/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street   Suite 1740                             ABN AMRO Acct:
  Chicago, IL   60603                                        Other Related Information

===============================================================================================================================

                =================================================================================================
                            Accrued                 Excess         Interest     Prior      Ending      Actual
                          Certificate  Deferred   Prepayment      Reduction    Unpaid      Unpaid    Distribution
                Class      Interest    Interest   Int. Shortfalls  Amounts    Interest    Interest   of Interest
                =================================================================================================

                                0.00        0.00       0.00         0.00        0.00        0.00       0.00
                                0.00        0.00       0.00         0.00        0.00        0.00       0.00
                                0.00        0.00       0.00         0.00        0.00        0.00       0.00
                                0.00        0.00       0.00         0.00        0.00        0.00       0.00
                                0.00        0.00       0.00         0.00        0.00        0.00       0.00
                                0.00        0.00       0.00         0.00        0.00        0.00       0.00
                                0.00        0.00       0.00         0.00        0.00        0.00       0.00
                                0.00        0.00       0.00         0.00        0.00        0.00       0.00
                                0.00        0.00       0.00         0.00        0.00        0.00       0.00


                ---------------------------------------------------------------------------------------------
                                                   Collateral Information
                ---------------------------------------------------------------------------------------------

                Component                                      Sub-Pool I Sub-Pool II Sub-Pool IIIPool Total
                =============================================================================================

                Beginning Loan Count:
                Ending Loan Count:

                Beginning Scheduled Balance of the Mortgage Loans:
                Ending Scheduled Balance of the Mortgage Loans:

                Weighted Average Remaining Term to Maturity








=============================================================================================================================

                                                                                                             Page 3 of  9


02/24/97 - 13:09 (A99-A999)  (C) 1998  LaSalle National Bank

ABN AMRO                                                   LB Commercial Mortgage Trust                Statement Date:      02/01/98
LaSalle National Bank                                                                                  Payment Date:        02/01/98
                                                  Commercial Mortgage Pass-Through Certificates        Prior Payment:             NA
Administrator:                                                   Series 1998-C1                        Record Date:         01/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street   Suite 1740                             ABN AMRO Acct:
  Chicago, IL   60603


====================================================================================================================================
Distribution     Delinq 1 Month     Delinq 2 Months   Delinq 3+ Months   Foreclosure/Bankruptcy         REO          Modifications
              ----------------------------------------------------------------------------------------------------------------------
    Date         #       Balance    #       Balance    #      Balance      #       Balance       #       Balance    #      Balance
====================================================================================================================================
   02/01/98       0          0       0          0       0          0        0           0         0          0       0           0
               0.00%     0.000%   0.00%     0.000%   0.00%     0.000%    0.00%      0.000%     0.00%     0.000%   0.00%      0.000%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


=====================================================
      Prepayments       Curr Weighted Avg.
-----------------------------------------------------
    #       Balance     Coupon     Remit
=====================================================
     0              0
  0.00%         0.000%
-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

=====================================================

                                          Page 4 of 9

           Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency Aging Category

02/24/97 - 13:09 (A99-A999)  (C) 1998  LaSalle National Bank

ABN AMRO                                                   LB Commercial Mortgage Trust                Statement Date:      02/01/98
LaSalle National Bank                                                                                  Payment Date:        02/01/98
                                                  Commercial Mortgage Pass-Through Certificates        Prior Payment:             NA
Administrator:                                                   Series 1998-C1                        Record Date:         01/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street   Suite 1740                             ABN AMRO Acct:
  Chicago, IL   60603
                                                            Delinquent Loan Detail
====================================================================================================================================
                    Paid                    Outstanding  Out. Property                   Special
Disclosure Doc      Thru      Current P&I       P&I       Protection     Advance        Servicer   Foreclosure   Bankruptcy     REO
  Control #         Date        Advance     Advances**     Advances    Description(1) Transfer Date    Date         Date       Date
====================================================================================================================================














====================================================================================================================================
#REF!                                                  #REF!                                    #REF!
#REF!                                                  #REF!                                    #REF!
====================================================================================================================================

**  Outstanding P&I Advances include the current period P&I Advance                                                     Page 5 of  9

02/24/97 - 13:09 (A99-A999)  (C) 1998  LaSalle National Bank

ABN AMRO                                                   LB Commercial Mortgage Trust                Statement Date:      02/01/98
LaSalle National Bank                                                                                  Payment Date:        02/01/98
                                                  Commercial Mortgage Pass-Through Certificates        Prior Payment:             NA
Administrator:                                                   Series 1998-C1                        Record Date:         01/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street   Suite 1740                             ABN AMRO Acct:
  Chicago, IL   60603
                                                                   Pool Total

                Distribution of Principal Balances
--------------------------------------------------------------------
     (2) Current Scheduled        Number  (2) Scheduled   Based on
            Balances             of Loans    Balance      Balance
====================================================================
            $0 to       $500,000
      $500,000 to     $1,000,000
    $1,000,000 to     $1,500,000
    $1,500,000 to     $2,000,000
    $2,000,000 to     $2,500,000
    $2,500,000 to     $3,000,000
    $3,000,000 to     $3,500,000
    $3,500,000 to     $4,000,000
    $4,000,000 to     $5,000,000
    $5,000,000 to     $6,000,000
    $6,000,000 to     $7,000,000
    $7,000,000 to     $8,000,000
    $8,000,000 to     $9,000,000
    $9,000,000 to    $10,000,000
   $10,000,000 to    $11,000,000
   $11,000,000 to    $12,000,000
   $12,000,000 to    $13,000,000
   $13,000,000 to    $14,000,000
   $14,000,000 to    $15,000,000
   $15,000,000  &      Above
--------------------------------------------------------------------
             Total                  0                  0   0.00%
--------------------------------------------------------------------
                   Average Scheduled Balance is                   0
                   Maximum  Scheduled Balance is                  0
                   Minimum  Scheduled Balance is                  0



             Distribution of Property Types
----------------------------------------------------------
                        Number  (2) Scheduled  Based on
    Property Types     of Loans    Balance      Balance
==========================================================










----------------------------------------------------------
        Total             0                 0    0.00%
----------------------------------------------------------

         Distribution of Mortgage Interest Rates
----------------------------------------------------------
   Current Mortgage     Number  (2) Scheduled  Based on
    Interest Rate      of Loans    Balance      Balance
==========================================================
 7.000%   or    less
 7.000%   to   7.125%
 7.125%   to   7.375%
 7.375%   to   7.625%
 7.625%   to   7.875%
 7.875%   to   8.125%
 8.125%   to   8.375%
 8.375%   to   8.625%
 8.625%   to   8.875%
 8.875%   to   9.125%
 9.125%   to   9.375%
 9.375%   to   9.625%
 9.625%   to   9.875%
 9.875%   to  10.125%
 10.125%   &   Above
----------------------------------------------------------
  Total                       0             0    0.00%
----------------------------------------------------------
          W/Avg Mortgage Interest Rate is        0.0000%
          Minimum Mortgage Interest Rate is      0.0000%
          Maximum Mortgage Interest Rate is      0.0000%



                 Geographic Distribution
----------------------------------------------------------
                         Number  (2) Scheduled Based on
  Geographic Location   of Loans   Balance      Balance
==========================================================
























----------------------------------------------------------
         Total             0          0          0.00%
----------------------------------------------------------

02/24/97 - 13:09 (A99-A999)  (C) 1998  LaSalle National Bank         Page 6 of 9

ABN AMRO                                                   LB Commercial Mortgage Trust                Statement Date:      02/01/98
LaSalle National Bank                                                                                  Payment Date:        02/01/98
                                                  Commercial Mortgage Pass-Through Certificates        Prior Payment:             NA
Administrator:                                                   Series 1998-C1                        Record Date:         01/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street   Suite 1740                             ABN AMRO Acct:
  Chicago, IL   60603
                                                                   Pool Total

                          Loan Seasoning
--------------------------------------------------------------------
                                  Number  (2) Scheduled   Based on
        Number of Years          of Loans    Balance      Balance
====================================================================











--------------------------------------------------------------------

--------------------------------------------------------------------
                                   Weighted Average Seasoning is 0.0







                 Distribution of Amortization Type
--------------------------------------------------------------------
                                 -----------------------------------
                                  Number  (2) Scheduled   Based on
       Amortization Type         of Loans    Balance      Balance
====================================================================





--------------------------------------------------------------------
             Total                   0              0          0.00%
--------------------------------------------------------------------


             Distribution of Remaining Term
                    Fully Amortizing
----------------------------------------------------------
   Fully Amortizing     Number  (2) Scheduled  Based on
    Mortgage Loans     of Loans    Balance      Balance
==========================================================
          60 months or less
          61 to 120 months
          121 to 180 months
          181 to 240 months
          241 to 360 months
----------------------------------------------------------
        Total                 0             0    0.00%
----------------------------------------------------------
          Weighted Average Months to Maturity is 0











             Distribution of Remaining Term
                      Balloon Loans
----------------------------------------------------------
            Balloon     Number  (2) Scheduled  Based on
        Mortgage Loans of Loans    Balance      Balance
==========================================================
          12 months or less
          13 to 24 months
          25 to 36 months
          37 to 48 months
          49 to 60 months
          61 to 120 months
          121 to 180 months
          181 to 240 months
----------------------------------------------------------
        Total                 0             0    0.00%
----------------------------------------------------------
          Weighted Average Months to Maturity is 0


                  Distribution of DSCR
----------------------------------------------------------
      Debt Service      Number  (2) Scheduled Based on
    Coverage Ratio(1)  of Loans   Balance      Balance
==========================================================
  0.500    or    less
  0.500    to   0.625
  0.625    to   0.750
  0.750    to   0.875
  0.875    to   1.000
  1.000    to   1.125
  1.125    to   1.250
  1.250    to   1.375
  1.375    to   1.500
  1.500    to   1.625
  1.625    to   1.750
  1.750    to   1.875
  1.875    to   2.000
  2.000    to   2.125
  2.125     &   above
        Unknown
----------------------------------------------------------
         Total                 0            0    0.00%
----------------------------------------------------------
Weighted Average Debt Service Coverage Ratio is 0.000


                        NOI Aging
----------------------------------------------------------
                         Number  (2) Scheduled Based on
       NOI Date         of Loans   Balance      Balance
==========================================================
    1 year or less
     1 to 2 years
    2 Years or More
        Unknown
----------------------------------------------------------
         Total                 0            0    0.00%
----------------------------------------------------------


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

02/24/97 - 13:09 (A99-A999)(C) 1998  LaSalle National Bank           Page 7 of 9

ABN AMRO                                                   LB Commercial Mortgage Trust                Statement Date:      02/01/98
LaSalle National Bank                                                                                  Payment Date:        02/01/98
                                                  Commercial Mortgage Pass-Through Certificates        Prior Payment:             NA
Administrator:                                                   Series 1998-C1                        Record Date:         01/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street   Suite 1740                             ABN AMRO Acct:
  Chicago, IL   60603
                                                                   Pool Total

                   Distribution of Maximum Rates
--------------------------------------------------------------------
                                  Number  (2) Scheduled   Based on
         Maximum Rates           of Loans    Balance      Balance
====================================================================
           No Maximum
    0.01%      to     12.00%
    12.01%     to     12.50%
    12.51%     to     13.00%
    13.01%     to     13.50%
    13.51%     to     14.00%
    14.01%     to     14.50%
    14.51%     to     15.00%
    15.01%     to     15.50%
    15.51%     to     16.00%
    16.01%     to     16.50%
    16.51%     to     17.00%
    17.01%     to     17.50%

      Fixed Rate Mortgage
--------------------------------------------------------------------
                                        0              0   0.00%
--------------------------------------------------------------------
        Weighted Average for Mtge with a Maximum Rate is 13.49%


                Distribution of Payment Adjustment
--------------------------------------------------------------------
      Interest Adjustment         Number  (2) Scheduled   Based on
           Frequency              Loans      Balance      Balance
====================================================================








--------------------------------------------------------------------
             Total                      0              0   0.00%
--------------------------------------------------------------------


        Distribution of Indices of Mortgage Loans
----------------------------------------------------------
                        Number  (2) Scheduled  Based on
       Indices         of Loans    Balance      Balance
==========================================================















----------------------------------------------------------
        Total                 0             0    0.00%
----------------------------------------------------------



          Distribution of Mortgage Loan Margins
----------------------------------------------------------
                        Number  (2) Scheduled   Based on
 Mortgage Loan Margins  Loans      Balance      Balance
==========================================================
           No Margin
 0.000%   to   0.000%
 0.010%   to   1.000%
 1.010%   to   1.500%
 1.510%   to   2.000%
 2.010%   to   2.500%
 2.510%   to   3.000%
 3.010%   to   3.500%
 3.510%   to   4.000%
 4.010%   to   4.500%
 4.510%    &   Above
 Fixed Rate Mortgage
----------------------------------------------------------
        Total                 0             0    0.00%
----------------------------------------------------------
          Weighted Average for Mtge with a Margin is 0.00%


              Distribution of Minimum Rates
----------------------------------------------------------
                         Number  (2) Scheduled Based on
   Minimum Rates (1)    of Loans   Balance      Balance
==========================================================
      No Minimum
  0.010%   to   3.000%
  3.010%   to   3.500%
  3.510%   to   4.000%
  4.010%   to   4.500%
  4.510%   to   5.000%
  5.010%   to   5.500%
  5.510%   to   6.000%
  6.010%   to   6.500%
  6.510%   to   7.000%
  7.010%   to   7.500%
  7.510%   to   8.000%
  8.010%   to   8.500%
  8.510%   to  99.000%
  Fixed Rate Mortgage
----------------------------------------------------------
                               0            0    0.00%
----------------------------------------------------------
Weighted Average for Mtge with a Minimum Rate is 0.00%


           Distribution of Interest Adjustment
----------------------------------------------------------
  Payment Adjustment     Number  (2) Scheduled Based on
       Frequency         Loans     Balance      Balance
----------------------------------------------------------









----------------------------------------------------------
                               0            0    0.00%
----------------------------------------------------------

(1) For adjustable mortgage loans where a minimum rate does not exist the gross margin was used.

02/24/97 - 13:09 (A99-A999)(C) 1998  LaSalle National Bank           Page 8 of 9


ABN AMRO                                                   LB Commercial Mortgage Trust                Statement Date:      02/01/98
LaSalle National Bank                                                                                  Payment Date:        02/01/98
                                                  Commercial Mortgage Pass-Through Certificates        Prior Payment:             NA
Administrator:                                                   Series 1998-C1                        Record Date:         01/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street   Suite 1740                             ABN AMRO Acct:
  Chicago, IL   60603
                                                                Loan Level Detail
====================================================================================================================================
              Appraisal    Property                        Operating    Ending                                                Loan
 Disclosure   Reduction      Type     Maturity             Statement   Principal   Note   Scheduled             Prepayment   Status
 Control #     Amounts       Code       Date    DSCR  NOI     Date      Balance    Rate      P&I     Prepayment    Date     Code (1)
====================================================================================================================================









====================================================================================================================================
*     NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:  A.  P&I Adv -  in Grace Period
             B.  P&I Adv -  < one month delinq
             1.  P&I Adv -  delinquent 1 month
             2.  P&I Adv -  delinquent 2 months
             3.  P&I Adv -  delinquent 3+ months
             4.  Mat. Balloon/Assumed  P&I
             5. Prepaid in Full
             6. Specially Serviced
             7. Foreclosure
             8. Bankruptcy
             9. REO
             10. DPO
             11. Modification
====================================================================================================================================

02/24/97 - 13:09 (A99-A999)(C) 1998  LaSalle National Bank                                                               Page 9 of 9

ABN AMRO                                                   LB Commercial Mortgage Trust                Statement Date:      02/01/98
LaSalle National Bank                                                    0                             Payment Date:        02/01/98
                                                  Commercial Mortgage Pass-Through Certificates        Prior Payment:             NA
Administrator:                                                   Series 1998-C1                        Record Date:         01/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street   Suite 1740                             ABN AMRO Acct:
  Chicago, IL   60603
                                                        Specially Serviced Loan Detail
====================================================================================================================================
                     Beginning                                                         Specially
   Disclosure        Scheduled        Interest        Maturity         Property         Serviced
    Control #         Balance           Rate            Date             Type       Status Code (1)                 Comments
====================================================================================================================================































====================================================================================================================================

  (1) Legend :
     1)  Request for waiver of Prepayment Penalty      4)  Loan with Borrower Bankruptcy       7)  Loans Paid Off
     2)  Payment default                               5)  Loan in Process of Foreclosure      8)  Loans Returned to Master Servicer
     3)  Request for Loan Modification or Workout      6)  Loan now REO Property
====================================================================================================================================

02/24/97 - 13:09 (A99-A999)  (C) 1998  LaSalle National Bank                                                              Appendix A

ABN AMRO                                                   LB Commercial Mortgage Trust                Statement Date:      02/01/98
LaSalle National Bank                                                   0                              Payment Date:        02/01/98
                                                  Commercial Mortgage Pass-Through Certificates        Prior Payment:             NA
Administrator:                                                   Series 1998-C1                        Record Date:         01/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street   Suite 1740                             ABN AMRO Acct:
  Chicago, IL   60603
                                                              Modified Loan Detail
====================================================================================================================================

   Disclosure       Modification                                                                      Modification
    Control #           Date                                                                           Description
------------------------------------------------------------------------------------------------------------------------------------















====================================================================================================================================
                                                                                                                          Appendix B

02/24/97 - 13:09 (A99-A999)  (C) 1998  LaSalle National Bank


ABN AMRO                                                   LB Commercial Mortgage Trust                Statement Date:      02/01/98
LaSalle National Bank                                                                                  Payment Date:        02/01/98
                                                  Commercial Mortgage Pass-Through Certificates        Prior Payment:             NA
Administrator:                                                   Series 1998-C1                        Record Date:         01/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street   Suite 1740                             ABN AMRO Acct:
  Chicago, IL   60603
                                                              Realized Loss Detail
====================================================================================================================================
                                          Beginning             Gross Proceeds   Aggregate      Net         Net Proceeds
 Dist.  Disclosure  Appraisal  Appraisal  Scheduled   Gross      as a % of     Liquidation  Liquidation      as a % of     Realized
 Date   Control #     Date       Value     Balance   Proceeds  Sched Principal  Expenses *   Proceeds      Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------
Current Total                    0.00                   0.00                        0.00        0.00                          0.00
Cumulative                       0.00                   0.00                        0.00        0.00                          0.00
====================================================================================================================================

                                                                                                                          Appendix C

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

02/24/97 - 13:09 (A99-A999)  (C) 1998  LaSalle National Bank

                                                                         ANNEX D


                      LB Commercial Mortgage Trust 1998-C1
                          DELIQUENT LOAN STATUS REPORT
                               as of ___________


====================================================================================================================================
                                                                          S62 or
               S4                      S55         S61     S57     S58      S63     P8      P7        P37       P39       P38
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            (a)       (b)       (c)       (d)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Other
                                  Short Name                               Sq Ft   Paid  Scheduled  Total P&I   Total    Advances
                                     (When      Property                    or     Thru    Loan      Advances  Expenses  (Taxes &
    Prospectus ID                 Appropriate)    Type     City   State    Units   Date   Balance     To Date   To Date   Escrow)
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================

           P25        P10       P11     P58    P54   P55     P81                     P74        P75
------------------------------------------------------------------------------------------------------------------------------------
(e)=a+b+c+d                                                           (f)=P38/P81                       (g)= (.92*f)-e   (h)=(g/e)
------------------------------------------------------------------------------------------------------------------------------------
                                                                         Value                Appraisal      Loss
          Current   Current             LTM                 ***Cap       using                BPO or       using 90%
  Total   Monthly   Interest  Maturity  NOI    LTM   LTM     Rate         NOI &    Valuation  Internal     Appr. or      Estimated
Exposure    P&I      Rate       Date    Date   NOI   DSCR   Assigned    Cap Rate     Date      Value**      BPO (f)      Recovery %
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


===================================================================================================

      P35           P77        P79        P42         P82        P76
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

Total Appraisal                                     Expected
  Reduction      Transfer  Resolution   FCL Start  FCL Sale    Workout
  Realized         Date       Date        Date        Date     Strategy   Comments
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

FCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months

--------------------------

* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined etc...) It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**  App - Appraisal, BPO - Broker opinion, Int. - Internal Value

*** How to determine the cap rate is agreed upon by Underwriter and special servicer - to be provided by a third party.

                                                                         ANNEX E

                      LB Commercial Mortgage Trust 1998-C1
                      HISTORICAL LOAN MODIFICATION REPORT
                            as of _________________

====================================================================================================================================
    S4      S57     S58      P49       P48       P7*            P7*          P50*
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                               Balance       Balance at
                             Mod /            When Sent    the Effective                # Mths
Prospectus                 Extension  Effect  to Special      Date of                  for Rate
    ID      City   State     Flag      Date    Servicer    Rehabilitation   Old Rate    Change
====================================================================================================================================
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total For All Loans:
------------------------------------------------------------------------------------------------------------------------------------
Total For Loans in Current Month:
------------------------------------------------------------------------------------------------------------------------------------
                                      # of Loans           $ Balance
------------------------------------------------------------------------------------------------------------------------------------
Modifications:
------------------------------------------------------------------------------------------------------------------------------------
Maturity Date Extentions:
------------------------------------------------------------------------------------------------------------------------------------
Total:
------------------------------------------------------------------------------------------------------------------------------------


====================================================
P50*   P25*   P25*    P11*       P11*
----------------------------------------------------

----------------------------------------------------
                                          Total #
                                          Mths for
New    Old    New     Old        New      Change
Rate   P&I    P&I   Maturity   Maturity   of Mod
====================================================

----------------------------------------------------


----------------------------------------------------

----------------------------------------------------

====================================================

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

* The information in these columns is from a particular point in time and should not change on this report once assigned.

(1) Actual principal loss taken by bonds

                                                                         ANNEX F

                      LB Commercial Mortgage Trust 1998-C1
        HISTORICAL LOSS ESTIMATE REPORT (RE0-SOLD or DISCOUNTED PAYOFF)
                            as of _________________

====================================================================================================================================
    S4          S55         S61       S57    S58      P45/P7       P75                           P45         P7          P37
------------------------------------------------------------------------------------------------------------------------------------
                                                     (c)=b/a       (a)                  (b)      (d)         (e)         (f)
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Latest
             Short Name                                          Appraisal    Effect            Net Amt                 Total
Prospectus     (When      Property                  % Received   or Brokers   Date of  Sales   Received    Scheduled     P&I
    ID      Appropriate)    Type     City   State   From Sale     Opinion      Sale    Price   from Sale    Balance    Advanced
====================================================================================================================================
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total all Loans:
------------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
====================================================================================================================================


====================================================================================================================
P39+P38
--------------------------------------------------------------------------------------------------------------------
  (g)         (h)     (i)=d-(f+g+h)   (k)=i-e                     (m)                    (n)=k+m       (o)=n/e
--------------------------------------------------------------------------------------------------------------------

           Servicing                   Actual                     Minor                   Total         Loss %
 Total       Fees                      Losses       Date Loss    Adj to    Minor Adj    Loss with    of Scheduled
Expenses    Expense   Net Proceeds   Passed thru   Passed thru    Trust   Passed thru   Adjustment      Balance
====================================================================================================================

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

====================================================================================================================

--------------------------------------------------------------------------------------------------------------------

====================================================================================================================

                                                                         ANNEX G

                      LB Commercial Mortgage Trust 1998-C1
                               REO STATUS REPORT
                              as of ______________


====================================================================================================================================
                                                        S62 or
   S4             S55          S61       S57     S58      S63        P8          P7             P37          P39         P38
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 (a)            (b)          (c)         (d)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Other
                 Short                                                                          Total        Total     Advances
Prospectus     Name (When    Property                    Sq Ft      Paid       Scheduled     P&I Advances   Expenses   (Taxes &
  ID          Appropriate)     Type      City   State   or Units  Thru Date   Loan Balance      To Date     To Date     Escrow)
------------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================


====================================================================================================================================

                P25      P11      P58    P54     P81       P74                   P75                                      P35
------------------------------------------------------------------------------------------------------------------------------------
(e)=a+b+c+d                              (k)     (j)                (f)=(k/j)     (g)      (h)=(.92*g)-e   (i)=(g/e)
------------------------------------------------------------------------------------------------------------------------------------
                                                                      Value    Appraisal                                  Total
              Current             LTM    LTM                          using      BPO or      Loss using                 Appraisal
    Total     Monthly  Maturity   NOI    NOI/  Cap Rate  Valuation    NOI &    Internal       92% Appr.    Estimated    Reduciton
   Exposure    P&I       Date     Date   DSC    Assign     Date      Cap Rate   Value**      or BPO (f)    Recovery %   Realized
------------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================



==============================================================

  P77         P82           P79
--------------------------------------------------------------

--------------------------------------------------------------

              REO         Pending
Transfer  Acquisition   Resolution    Comments
  Date       Date          Date
--------------------------------------------------------------



==============================================================


(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value

                                                                         Annex H

                          LB Commercial Mortgage Trust
                               SERVICER WATCH LIST
                              as of ______________

====================================================================================================================================
     S4                S55                  S61        S57      S58       P7              P8             P11             P54
------------------------------------------------------------------------------------------------------------------------------------
                    Short Name                                         Scheduled
Prospectus ID    (When Appropriate)    Property Type   City    State  Loan Balance   Paid Thru Date  Maturity Date     LTM DSCR


List all loans on watch list and reason sorted in decending balance order.









Total:
====================================================================================================================================

*LTM - Last 12 months either trailing or last annual

                                                                         Annex I

                      LB Commercial Mortgage Trust 1998-C1
                      OPERATING STATEMENT ANALYSIS REPORT
                              as of _____________



 PROPERTY OVERVIEW
      LB Control Number
      Current Balance/Paid to Date
      Property Name
      Property Type
      Property Address, City, State
      Net Rentable Square Feet
      Year Built/Year Renovated
      Year of Operations                   Underwriting    1994          1995          1996       Trailing
      Occupancy Rate *
      Average Rental Rate

                                        * Occupancy rates are year end or the ending date of the financial statement for the period.

  INCOME:                                                                                        No. of Mos.
                                                                                               -------------
      Number of Mos.                                                  Prior Year   Current Yr.
      Period Ended                        Underwriting     1994          1995          1996    97 Trailing**   1996-Base   1996-1995
      Statement Classification              Base Line   Normalized    Normalized    Normalized  as of / /97     Variance    Variance
      Rental Income (Category 1)
      Rental Income (Category 2)
      Rental Income (Category 3)
      Pass Through/Escalations
      Other Income
   Effective Gross Income                     $0.00        $0.00        $0.00         $0.00        $0.00             %           %

                                  Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer
                                  ** Servicer will not be expected to "Normalize" these YTD numbers.

  OPERATING EXPENSES:
      Real Estate Taxes
      Property Insurance
      Utilities
      General & Administration
      Repairs and Maintenance
      Management Fees
      Payroll & Benefits Expense
      Advertising & Marketing
      Professional Fees
      Other Expenses
      Ground Rent
   Total Operating Expenses                   $0.00        $0.00        $0.00         $0.00        $0.00             %           %
   Operating Expense Ratio
   Net Operating Income                       $0.00        $0.00        $0.00         $0.00        $0.00
      Leasing Commissions
      Tenant Improvements
      Replacement Reserve
   Total Capital Items                        $0.00        $0.00        $0.00         $0.00        $0.00                       $0.00
   N.O.I. After Capital Items                 $0.00        $0.00        $0.00         $0.00        $0.00
Debt Service (per Servicer)                   $0.00        $0.00        $0.00         $0.00        $0.00
Cash Flow after debt service                  $0.00        $0.00        $0.00         $0.00        $0.00
(1) DSCR: (NOI/Debt Service)
DSCR: (after reserves\Cap exp.)
   Source of Financial Data:
                                              (ie. operating statements, financial statements, tax returns, other)

Notes and  Assumptions:
================================================================================

The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2)Percentage rents on cashflow

Hotel: 1)Room Revenue 2)Food/Beverage Nursing Home: 1)Private 2) Medicaid 3) Medicare

Income: Comment

Expense: Comment

Capital Items: Comment

(1) Used in the Comparative Financial Status Report

                                                                         Annex J

                      LB Commercial Mortgage Trust 1998-C1
                  Form of NOI ADJUSTMENT WORKSHEET for "year"
                              as of _____________

 PROPERTY OVERVIEW
      LB Control Number
      Current Balance/Paid to Date
      Property Name
      Property Type
      Property Address, City, State
      Net Rentable Square Feet
      Year Built/Year Renovated
      Year of Operations           Borrower    Adjustment       Normalized
      Occupancy Rate *
      Average Rental Rate
                                 Occupancy rates are year end or the ending
                                 date of the financial statement for the period.
  INCOME:
      Number of Mos.Annualized      "Year"
      Period Ended                 Borrower    Adjustment       Normalized
      Statement Classification      Actual
      Rental Income (Category 1)
      Rental Income (Category 2)
      Rental Income (Category 3)
      Pass Throughs/Escalations
      Other Income
   Effective Gross Income           $0.00        $0.00            $0.00
                                    Normalized - Full year financial statements that have been reviewed by the Servicer.

  OPERATING EXPENSES:
      Real Estate Taxes
      Property Insurance
      Utilities
      General & Administration
      Repairs and Maintenance
      Management Fees
      Payroll & Benefits Expense
      Advertising & Marketing
      Professional Fees
      Other Expenses
      Ground Rent
   Total Operating Expenses         $0.00        $0.00            $0.00
   Operating Expense Ratio
   Net Operating Income             $0.00        $0.00            $0.00
      Leasing Commissions
      Tenant Improvements
      Replacement Reserve
   Total Capital Items              $0.00        $0.00            $0.00
   N.O.I. After Capital Items       $0.00        $0.00            $0.00
Debt Service (per Servicer)         $0.00        $0.00            $0.00
Cash Flow after debt service        $0.00        $0.00            $0.00
(1)DSCR: (NOI/Debt Service)
DSCR: (after reserves\Cap exp.)
   Source of Financial Data:
                                    (ie. operating statements, financial
                                    statements, tax return, other)

Notes and  Assumptions:
--------------------------------------------------------------------------------

This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Income: Comments

Expense: Comments

Capital Items: Comments

(1) Used in the Comparative Financial Status Report

                                                                         ANNEX K

                      LB Commercial Mortgage Trust 1998-C1
                      COMPARATIVE FINANCIAL STATUS REPORT
                             as of _______________

================================================================================
      S4         S57     S58                   P7        P8
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Last
                                Property    Scheduled   Paid     Annual
                                 Inspect      Loan      Thru      Debt
Prospectus ID   City    State     Date       Balance    Date     Service
--------------------------------------------------------------------------------
                                 yy/mm
--------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
Total:                                      $                    $
--------------------------------------------------------------------------------

================================================================================

Financial Information:

Current Full Year:
Current Full Yr. received with DSC < 1:
Prior Full Year:
Prior Full Yr. received with DSC < 1:

================================================================================

   S72          S69         S70   S65  S66      P65    P64    P59     P61    P63
--------------------------------------------------------------------------------
      Original Underwriting                  2nd Preceding Annual Operating
--------------------------------------------------------------------------------
            Information                                Information
--------------------------------------------------------------------------------
Basis Year                                   as of _______            Normalized
--------------------------------------------------------------------------------
Financial                                    Financial
  Info                                         Info
 as of           %        Total    %   (1)     as of     %   Total     $    (1)
  Date          Occ      Revenue  NOI  DSCR    Date    Occ  Revenue   NOI   DSCR
--------------------------------------------------------------------------------
  yy/mm                                       yy/mm
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                WA       $        $    WA              WA   $         $     WA
--------------------------------------------------------------------------------

================================================================================
       Received                                  Required
--------------------------------------------------------------------------------
 Loans                       Balance              Loans       Balance
   #             %           $      %            #      %   $         %

================================================================================


================================================================================

   P58      P57     P52    P54  P56     P72    P73     P66     P68     P70
--------------------------------------------------------------------------------
   Preceding Annual Operating           Trailing Financial
--------------------------------------------------------------------------------
            Information                       Information
--------------------------------------------------------------------------------
  as of _______            Normalized         Month Reported  Actual
--------------------------------------------------------------------------------
Financial
  Info                                  FS     FS
 as of       %    Total     $   (1)    Start  End     Total     %      (1)
  Date      Occ   Revenue  NOI  DSCR    Date  Date   Revenue   NOI     DSC
--------------------------------------------------------------------------------
yy/mm                                  yy/mm  yy/mm
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             WA   $        $    WA            WA      $        $        WA
--------------------------------------------------------------------------------

================================================================================


 (2)
------------------------
  Net Change
------------------------

------------------------
  Preceding & Basis
------------------------

           %
  %      Total    (1)
 Occ    Revenue   DSC
------------------------

------------------------

------------------------
WA      $         WA
------------------------

========================

(1) DSCR should match to Operating Statement and is normally calculated using NOI / Debt Service.


(2) Net change should compare the latest year to the underwriting year

                    STRUCTURED ASSET SECURITIES CORPORATION
                 MORTGAGE-BACKED SECURITIES, ISSUABLE IN SERIES

This Prospectus relates to Collateralized Mortgage Obligations (the "Bonds") and Mortgage-Backed Certificates (the "Certificates," together with the Bonds, the "Securities") which may be issued from time to time in one or more series ("Series") under this Prospectus and the related Prospectus Supplement ("Prospectus Supplement"). As specified in the related Prospectus Supplement, the Securities of each Series will be either Bonds issued pursuant to an Indenture and representing indebtedness of Structured Asset Securities Corporation (the "Company") or an owner trust (the "Owner Trust") established by it, or Certificates which will evidence a beneficial ownership interest in assets deposited into a trust (a "Trust Fund") by the Company as depositor pursuant to a Trust Agreement, as described herein. The issuer (the "Issuer") with respect to a Series of Bonds will be the Company or the Owner Trust established to issue such Bonds, and, with respect to a Series of Certificates, will be the Trust Fund established in respect of such Certificates. Capitalized terms not otherwise defined herein or the related Prospectus Supplement have the meanings specified in the Glossary attached hereto.

    The Securities will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and as described in the related Prospectus Supplement. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class ("PAC") Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities or another particular Class of Securities, if any, included in such Series of Securities. Zero Coupon Securities and Principal Only Securities will not accrue and will not be entitled to receive any interest. Payments or distributions of interest on each Class of Securities, other than Zero Coupon Securities, Principal Only Securities and Compound Interest Securities will be made on each Payment Date or Distribution Date as specified in the related Prospectus Supplement. Interest will not be paid or distributed on Compound Interest Securities on a current basis until all Securities of the related Series having a Stated Maturity or Final Scheduled Distribution Date prior to the Stated Maturity or Final Scheduled Distribution Date of such Class of Compound Interest Securities have been paid in full or until such other date or period as may be specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. The amount of principal and interest available and payable on each Series on each Payment Date or Distribution Date will be applied to the Classes of such Series in the order and as otherwise specified in the related Prospectus Supplement. Principal payments or distributions on each Class of a Series will be made on either a pro rata or a random lot basis among Securities of such Class, as specified in the related Prospectus Supplement Any Series may include one or more Classes of "Subordinate Securities," which are subordinated in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest, and may be allocated losses and shortfalls prior to the allocation thereof to all other Classes of Securities of such Series (the "Senior Securities"). Securities of a Series will be subject to redemption or repurchase only under the circumstances and according to the priorities described herein and in the related Prospectus Supplement.

    Each Series will be secured by or offer a beneficial interest in one or more types of mortgage assets ("Mortgage Assets") and other assets, including any reserve funds established with respect to such Series, insurance policies or other enhancement described in the related Prospectus Supplement. The Mortgage Assets may consist of a pool of multifamily or commercial mortgage loans or participation interests therein (collectively, "Mortgage Loans") and may include FHA Loans. Mortgage Assets may also consist of mortgage participations or pass-through certificates or collateralized mortgage obligations ("Private Mortgage-Backed Securities") issued with respect to or secured by a pool of Mortgage Loans. The Private Mortgage-Backed Securities and Mortgage Loans securing a Series will not be guaranteed or insured by any agency or instrumentality of the United States Government unless otherwise stated in the related Prospectus Supplement. Some Mortgage Loans comprising or underlying the Mortgage Assets may be delinquent or non-performing as specified in the related Prospectus Supplement. The Mortgage Assets securing a Series or comprising the Trust Fund may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. The Mortgage Loans underlying or comprising the Mortgage Assets may be originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to any such Mortgage Loans. See "SECURITY FOR THE BONDS AND CERTIFICATES."

    Bonds of a Series constitute non-recourse obligations of the Issuer, and Certificates of a Series evidence an interest in the related Trust Fund only. Neither the Bonds or Certificates of a Series are insured or guaranteed by any governmental agency or instrumentality, by any person or entity affiliated with the Company or Issuer, or, unless otherwise specified in the related Prospectus Supplement, by any other person or entity. The Issuer has no significant assets other than the Mortgage Assets and certain other assets pledged to secure the Bonds or in which the Certificates represent a beneficial interest. See "RISK FACTORS."

    An election may be made, with respect to any Series of Securities, to treat all or a specified portion of the assets securing such Series or comprising the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Securities is issued as a REMIC. If such an election is made, each Class of Securities of a Series will be either Regular Interest or Residual Interest, as specified in the related Prospectus Supplement. See "FEDERAL INCOME TAX CONSIDERATIONS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers and the other underwriters, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

                                LEHMAN BROTHERS

FEBRUARY 23, 1998

                               TABLE OF CONTENTS

                                                                                                                  PAGE
                                                                                                            -----------
PROSPECTUS SUPPLEMENT.....................................................................................           5
ADDITIONAL INFORMATION....................................................................................           5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................           6
SUMMARY OF TERMS..........................................................................................           7
RISK FACTORS..............................................................................................          25
DESCRIPTION OF THE SECURITIES.............................................................................          31
    General...............................................................................................          31
    The Bonds--General....................................................................................          31
    The Certificates--General.............................................................................          32
    Bearer Securities and Registered Securities...........................................................          33
    Book-Entry Registration...............................................................................          34
    Valuation of Mortgage Assets..........................................................................          35
    Payments or Distributions of Interest.................................................................          36
    Payments or Distributions of Principal................................................................          37
    Special Redemption....................................................................................          38
    Optional Redemption...................................................................................          39
    Mandatory Redemption..................................................................................          39
    Optional Termination..................................................................................          39
    Optional Repurchase of Certificates...................................................................          40
    Other Repurchases.....................................................................................          40
YIELD AND PREPAYMENT CONSIDERATIONS.......................................................................          40
    Timing of Payment or Distribution of Interest and Principal...........................................          40
    Principal Prepayments.................................................................................          40
    Prepayments and Weighted Average Life.................................................................          41
    Other Factors Affecting Weighted Average Life.........................................................          42
SECURITY FOR THE BONDS AND CERTIFICATES...................................................................          43
    General...............................................................................................          43
    Mortgage Loans........................................................................................          44
    Private Mortgage-Backed Securities....................................................................          48
    Substitution of Mortgage Assets.......................................................................          50
    Collection Account....................................................................................          50
    Other Funds or Accounts...............................................................................          51
    Investment of Funds...................................................................................          51
    Guaranteed Investment Contract........................................................................          51
    Enhancement...........................................................................................          51
SERVICING OF MORTGAGE LOANS...............................................................................          52
    General...............................................................................................          52
    Collection Procedures.................................................................................          52
    Payments on Mortgage Loans; Deposits to Custodial Accounts............................................          53
    Advances..............................................................................................          53
    Maintenance of Insurance Policies and Other Servicing Procedures......................................          54
    Enforcement of Due-On-Sale Clauses....................................................................          55
    Modification; Waivers.................................................................................          55
    Servicing Compensation and Payment of Expenses........................................................          55
    Evidence as to Compliance.............................................................................          55
    Certain Matters Regarding the Master Servicer and Special Servicer....................................          56

                                                                                                                  PAGE
                                                                                                            -----------
ENHANCEMENT...............................................................................................          56
    General...............................................................................................          56
    Subordinate Securities................................................................................          57
    Cross-Support Features................................................................................          58
    Insurance on the Mortgage Loans.......................................................................          58
    Letter of Credit......................................................................................          58
    Bond Guarantee Insurance..............................................................................          58
    Reserve Funds.........................................................................................          59
DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS............................................................          59
    General...............................................................................................          59
    Hazard Insurance on the Mortgage Loans................................................................          60
    FHA Insurance.........................................................................................          60
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS...................................................................          60
    Mortgages.............................................................................................          61
    Interest in Real Property.............................................................................          61
    Junior Mortgages; Rights of Senior Mortgages or Beneficiaries.........................................          61
    Foreclosure of Mortgage...............................................................................          63
    Leasehold Risks.......................................................................................          65
    Rights of Redemption..................................................................................          65
    Environmental Matters.................................................................................          66
    Certain Laws and Regulations..........................................................................          68
    Leases and Rents......................................................................................          68
    Personality...........................................................................................          68
    Anti-Deficiency Legislation and Other Limitations on Lenders..........................................          69
    Federal Bankruptcy and other Loans affecting Creditors' Rights........................................          69
    Due-on-Sale Clauses in Mortgage Loans.................................................................          71
    Enforceability of Prepayment and Late Payment Fees....................................................          71
    Equitable Limitations on Remedies.....................................................................          72
    Applicability of Usury Laws...........................................................................          72
    Alternative Mortgage Instruments......................................................................          72
    Secondary Financing; Due-on-Encumbrance Provisions....................................................          73
    Americans with Disabilities Act.......................................................................          73
    Soldiers' and Sailors' Civil Relief Act of 1940.......................................................          74
    Forfeitures in Drug and RICO Proceedings..............................................................          74
THE INDENTURE.............................................................................................          74
    Certain Covenants.....................................................................................          74
    Modification of Indenture.............................................................................          75
    Events of Default.....................................................................................          76
    Authentication and Delivery of Bonds..................................................................          78
    Satisfaction and Discharge of the Indenture...........................................................          78
    Issuer's Annual Compliance Statement..................................................................          78
    List of Bondholders...................................................................................          78
    Meetings of Bondholders...............................................................................          78
    Fiscal Year...........................................................................................          79
    Trustee's Annual Report...............................................................................          79
    The Trustee...........................................................................................          79
THE TRUST AGREEMENT.......................................................................................          79
    Assignment of Mortgage Assets.........................................................................          79
    Repurchase of Non-Conforming Loans....................................................................          80
    Reports to Certificateholders.........................................................................          81

                                                                                                                  PAGE
                                                                                                            -----------
    Event of Default......................................................................................          82
    Rights Upon Event of Default..........................................................................          82
    The Trustee...........................................................................................          83
    Duties of the Trustee.................................................................................          83
    Resignation of Trustee................................................................................          84
    Amendment of Trust Agreement..........................................................................          84
    Voting Rights.........................................................................................          85
    List of Certificateholders............................................................................          85
    REMIC Administrator...................................................................................          85
    Termination...........................................................................................          85
THE ISSUER................................................................................................          86
    The Company...........................................................................................          86
    Owner Trust...........................................................................................          86
    Administrator.........................................................................................          86
USE OF PROCEEDS...........................................................................................          87
LIMITATIONS ON ISSUANCE OF BEARER SECURITIES..............................................................          87
FEDERAL INCOME TAX CONSIDERATIONS.........................................................................          88
    General...............................................................................................          88
    Characterization of Securities........................................................................          88
    Taxation of Regular Interest Securities...............................................................          89
    Sale or Exchange of Regular Interest Securities.......................................................          94
    REMIC Expenses........................................................................................          95
    Taxation of the REMIC.................................................................................          95
    Taxation of Holders of Residual Interest Securities...................................................          97
    Excess Inclusion Income...............................................................................          98
    Restrictions on Ownership and Transfer of Residual Interest Securities................................          98
    Administrative Matters................................................................................          99
    Tax Status as a Grantor Trust.........................................................................          99
    Miscellaneous Tax Aspects.............................................................................         103
    Tax Treatment of Foreign Investors....................................................................         103
STATE AND LOCAL TAX CONSIDERATIONS........................................................................         104
ERISA CONSIDERATIONS......................................................................................         104
LEGAL INVESTMENT..........................................................................................         107
PLAN OF DISTRIBUTION......................................................................................         109
LEGAL MATTERS.............................................................................................         110
GLOSSARY..................................................................................................         111

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) whether such Securities are Bonds or Certificates, (b) the initial aggregate principal amount, the Bond Interest Rate or Certificate Interest Rate (or method for determining it) and authorized denominations of each Class of such Series;
(c) certain information concerning the Primary Assets securing such Series or assets comprising the Trust Fund, including the principal amount, type and characteristics of the Primary Assets securing such Bonds or assets comprising the Trust Fund on the date of issue, and, if applicable, the amount of any Reserve Funds for such Series; (d) in the case of Mortgage Assets consisting in whole or in part of Private Mortgage-Backed Securities, information concerning the issuer thereof or sponsor thereof, the PMBS Trustee, the Master Servicer, if any, and the Underlying Collateral; (d) the circumstances, if any, under which the Securities of such Series are subject to redemption prior to maturity or repurchase prior to the Final Scheduled Distribution Date; (e) the Stated Maturity of each Class of Bonds or Final Scheduled Distribution Date of the Certificates; (f) the method used to calculate the aggregate amount of principal available and required to be applied to the Securities of such Series on each Payment Date or Distribution Date, as applicable, the timing of the application of principal and the order of priority of the application of such principal to the respective classes and the allocation of the principal to be so applied; (g) the extent of subordination of any Subordinate Securities; (h) the identity of each Class of Compound Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Subordinate Securities, Individual Investor Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities and Participating Securities included in such Series, if any, or such other type of Class of Securities; (i) the principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates, if the Mortgage Loans underlying or comprising the Mortgage Assets pledged as security for such Series or comprising the Trust Fund were prepaid at various assumed rates; (j) the Payment Dates or Distribution Dates, as applicable for the respective Classes; (k) the Assumed Reinvestment Rate, if any, and (if applicable) the percentage of Excess Cash Flow to be applied to payments of principal of the Series; (l) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Property underlying the Mortgage Assets, if applicable; (m) information with respect to any required Insurance Policies relating to any Mortgage Loans comprising Mortgage Assets or Underlying Collateral; (n) additional information with respect to any Enhancement, Guaranteed Investment Contract or other agreement relating to the Series; (o) the plan of distribution of such Series; and (p) whether the Securities are to be issuable in registered form or bearer form or both, and if bearer securities are issued, whether bearer securities may be exchanged for registered securities and the circumstances and places for such exchange, if permitted.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Issuer and Company do not intend to send any financial reports to holders of Securities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, Structured Asset Securities Corporation, 200 Vesey Street, New York, New York 10285, telephone number (212) 526-5594.

                                SUMMARY OF TERMS

    The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the Trust Indenture (the "Trust Indenture") or Trust Agreement (the "Trust Agreement"), as applicable, and the supplemental or terms indenture or agreement with respect to such Series (the "Series Supplement") between the Company and Bankers Trust Company of California, N.A., a national banking association, or Marine Midland Bank, N.A., a national banking association (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for the related Series), as trustee (the "Trustee") or a Trust and the Trustee (collectively, the Trust Indenture and any Series Supplement relating to Bonds are sometimes referred to as the "Indenture," and the Trust Agreement and any Series Supplement relating to Certificates are sometimes referred to as the "Trust Agreement").

SECURITIES OFFERED
  A. THE BONDS...............  Collateralized Mortgage Obligations (the "Bonds"). The Bonds
                               may be issued from time to time in separately secured Series pursuant to the Indenture and a related Series Supplement.
                                 Each Series will consist of one or more Classes, one or
                                 more of which may be Classes of Compound Interest
                                 Securities, Planned Amortization Class ("PAC") Securities,
                                 Variable Interest Securities, Zero Coupon Securities,
                                 Principal Only Securities, Interest Only Securities,
                                 Participating Securities, Senior Securities or Subordinate
                                 Securities. Each Class may differ in, among other things,
                                 the amounts allocated to and the priority of principal and interest payments, maturity date, Payment Dates and Bond
                                 Interest Rate. Additionally, one or more Classes may
                                 consist of Subordinate Securities which are subordinated
                                 to other Classes of Bonds with respect to the right to
                                 receive payments of principal, interest, or both, and may
                                 be allocated losses and shortfalls prior to the allocation thereof to other Classes of Bonds under the circumstances
                                 and in such amounts as described herein and in the related
                                 Prospectus Supplement. Unless otherwise specified in the
                                 related Prospectus Supplement, the Bonds of each Class
                                 will be issued in fully registered form in the minimum
                                 denominations specified in the related Prospectus Sup-
                                 plement. If so specified in the related Prospectus
                                 Supplement, the Bonds or certain Classes of such Bonds
                                 offered thereby may be available in book-entry form only.
                                 The Bonds may be issued in registered form or bearer form
                                 with coupons attached. Bonds in bearer form will be
                                 offered only outside the United States to non- United
                                 States persons and to offices located outside the United
                                 States of certain United States financial institutions.
                                 See "DESCRIPTION OF THE SECURITIES--The Bonds--General"
                                 and "ENHANCEMENT--Subordinate Securities."

  B. THE CERTIFICATES........  Mortgage-Backed Certificates (the "Certificates"). The
                               Certificates are issuable from time to time in separate
                                 Series pursuant to separate Trust Agreements and a related
                                 Series Supplement. Each Certificate of a Series will
                                 evidence a beneficial ownership interest in the Trust Fund for such Series. Each Series of Certificates will consist
                                 of one or more Classes of Certificates, one or more of
                                 which may be Classes of Compound Interest Securities, PAC
                                 Securities, Variable Interest Securities, Zero Coupon
                                 Securities, Principal Only

                                 Securities, Interest Only Securities, Participating
                                 Securities, Subordinate Securities or Senior Securities.
                                 If a Series consists of multiple Classes, the respective
                                 Classes may differ with respect to the amount, percentage
                                 and timing of distributions of principal, interest or
                                 both. Additionally, one or more Classes may consist of
                                 Subordinate Securities which are subordinated to other
                                 Classes of Certificates with respect to the right to
                                 receive distributions of principal, interest, or both
                                 under the circumstances and in such amounts as described
                                 herein and in the related Prospectus Supplement. The
                                 Certificates will be issuable in fully registered form in
                                 the authorized minimum denominations and multiples thereof specified in the related Prospectus Supplement. If so
                                 specified in the related Prospectus Supplement, the
                                 Certificates or certain Classes of such Certificates
                                 offered thereby may be available in book-entry form only.

ISSUER.......................  The Issuer with respect to a Series of Bonds will be
                               Structured Asset Securities Corporation (the "Company") or
                                 an owner trust established by it ("Owner Trust") for the
                                 purpose of issuing one or more Series of Bonds. Each such
                                 Owner Trust will be created by an agreement (the "Deposit
                                 Trust Agreement") between the Company, acting as
                                 depositor, and a bank, trust company or other fiduciary,
                                 acting as owner trustee (the "Owner Trustee"). The Bonds
                                 will be non-recourse obligations of the Issuer. The Series
                                 Supplement for a particular Series of Bonds may permit the assets pledged to secure the related Bonds to be
                                 transferred by the Issuer to a trust or other limited
                                 purpose affiliate of the Company, subject to the
                                 obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

                               The Issuer with respect to a Series of Certificates will be a trust fund (the "Trust Fund") established by the Company for the purpose of issuing one or more Series of
                                 Certificates. Such Trust Fund will be created by an
                                 agreement (the "Trust Agreement") between the Company,
                                 acting as depositor, and a bank, trust company or other
                                 fiduciary, acting as trustee (the "Trustee").

                               The Issuer will not have, nor be expected in the future to have, any significant assets available for payments on a
                                 Series of Bonds or distributions on a Series of
                                 Certificates, other than the assets pledged as security
                                 for a specific Series of Bonds issued by it, or assets
                                 deposited into a Trust Fund, the Certificates issued by
                                 such Trust Fund as Issuer representing a beneficial
                                 ownership interest in such assets. Unless otherwise
                                 specified in the related Prospectus Supplement, (i) each
                                 Series of Bonds will be separately secured and no Series
                                 of Bonds will have any claim against or security interest
                                 in the assets pledged to secure any other Series, and (ii)
                                 no Series of Certificates will have a beneficial ownership interest in any other Series.

                               The Company, a Delaware corporation, is a limited-purpose
                                 finance subsidiary organized for the purpose of issuing
                                 one or more Series and other similar obligations directly
                                 or through one or more

                                 Trust Funds established by it. Although all of the
                                 outstanding capital stock of the Company is owned by
                                 Lehman Commercial Paper Inc. ("LCPI"), a wholly owned
                                 subsidiary of Lehman Brothers Inc. ("Lehman Brothers"),
                                 neither LCPI nor Lehman Brothers nor any of their
                                 affiliates has guaranteed or is otherwise obligated with
                                 respect to any Series, except with respect to any
                                 representations and warranties given by any such affiliate as originator, seller or servicer of Mortgage Assets
                                 relating to a Series.

                               The Company's principal office is located at 200 Vesey
                                 Street, New York, New York 10285 and its telephone number
                                 is (212) 526-5594. See "RISK FACTORS" and "THE ISSUER."

INTEREST PAYMENTS ON
  THE BONDS..................  Each Class of a Series of Bonds (other than a Class of Zero
                               Coupon Securities or Principal Only Securities) will accrue interest at the rate set forth in (or, in the case of
                                 Variable Interest Securities, as determined by the method
                                 described in) the related Prospectus Supplement (the "Bond
                                 Interest Rate"). Interest on all Bonds which bear
                                 interest, other than Compound Interest Securities, will be due and payable on the Payment Dates specified in the
                                 related Prospectus Supplement. However, failure to pay
                                 interest on a current basis may not necessarily be an
                                 Event of Default with respect to a particular Series of
                                 Bonds. Payments of interest on a Class of Variable
                                 Interest Securities will be made on the dates set forth in the related Prospectus Supplement (the "Variable Interest
                                 Payment Dates"). Interest on any Class of Compound
                                 Interest Securities will not be paid currently, but will
                                 accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date through the
                                 Accrual Termination Date specified in the related
                                 Prospectus Supplement. Following the applicable Accrual
                                 Termination Date, interest payments on such Bonds will be
                                 made on the Compound Value thereof. Interest Only Bonds
                                 may be assigned a "Notional Amount" which is used solely
                                 for convenience in expressing the calculation of interest
                                 and for certain other purposes. Unless otherwise specified in the related Prospectus Supplement, the Notional Amount
                                 will be determined at the time of issuance of such Bonds
                                 based on the principal balances or Bond Value of the
                                 Mortgage Loans attributable to the Bonds of a Series
                                 entitled to receive principal, and will be adjusted
                                 monthly over the life of the Bonds based upon adjustments
                                 to the Bond Value of such Mortgage Loans. Reference to the
                                 Notional Amount is solely for convenience in certain
                                 calculations and does not represent the right to receive
                                 any distributions allocable to principal. Zero Coupon
                                 Securities and Principal Only Securities will not accrue,
                                 and will not be entitled to receive, any interest.

                               Each payment of interest on each Class of Bonds (or addition to principal of a Class of Compound Interest Securities)
                                 on a Payment Date will include all interest accrued during the Interest Accrual Period specified in the related
                                 Prospectus Supplement preceding such Payment Date. If the
                                 Interest Accrual Period for a Series ends on a date other
                                 than a Payment Date for such Series, the yield

                                 realized by the Holders of such Bonds may be lower than
                                 the yield that would result if the Interest Accrual Period ended on such Payment Date. Additionally, if so specified
                                 in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be
                                 calculated on the assumption that principal payments (and
                                 additions to principal of the Bonds), and allocations of
                                 losses on the Mortgage Assets (if so specified in the
                                 related Prospectus Supplement), are made on the first day
                                 of the preceding Interest Accrual Period and not on the
                                 Payment Date for such preceding Interest Accrual Period
                                 when actually made or added. Such method would produce a
                                 lower effective yield than if interest were calculated on
                                 the basis of the actual principal amount outstanding. See
                                 "YIELD AND PREPAYMENT CONSIDERATIONS."

                               With respect to any Class of Variable Interest Securities, the related Prospectus Supplement will set forth: (a) the
                                 initial Bond Interest Rate (or the manner of determining
                                 the initial Bond Interest Rate); (b) the formula, index or other method by which the Bond Interest Rate will be
                                 determined from time to time; (c) the periodic intervals
                                 at which such determination will be made; (d) the interest rate cap (the "Maximum Variable Interest Rate") or the
                                 interest rate floor (the "Minimum Variable Interest Rate")
                                 on the Bond Interest Rate, if any, for such Variable
                                 Interest Securities; and (e) the Variable Interest Period
                                 and any other terms relevant to such Class of Bonds. See
                                 "DESCRIPTION OF THE SECURITIES-- Payments or Distributions
                                 of Interest."

INTEREST DISTRIBUTIONS ON THE
  CERTIFICATES...............  Interest distributions on the Certificates of a Series
                               (other than Certificates that are Zero Coupon Securities or
                                 Principal Only Securities) will be made from amounts
                                 available therefor on each Distribution Date at the
                                 applicable rate specified in (or determined in the manner
                                 set forth in) the related Prospectus Supplement. The
                                 interest rate on Certificates of a Series may be variable
                                 or change with changes in the mortgage rates or annual
                                 percentage rates of the Mortgage Assets included in the
                                 related Trust Fund and/or as prepayments occur with
                                 respect to such Mortgage Assets. Zero Coupon Securities
                                 and Principal Only Securities may not be entitled to
                                 receive any interest distributions or may be entitled to
                                 receive only nominal interest distributions. Compound
                                 Interest Securities will not receive distributions of
                                 interest but accrued interest will be added to the
                                 principal balance thereof on each Distribution Date until
                                 the Accrual Termination Date. Following the Accrual
                                 Termination Date, interest distributions with respect to
                                 such Compound Interest Securities will be made on the
                                 basis of their Compound Value.

PRINCIPAL PAYMENTS ON THE
  BONDS......................  All payments of principal of a Series will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot
                                 basis among all Bonds of any such Class, as specified in
                                 the related Prospectus Supplement.

                               Except with respect to Zero Coupon Securities, Compound
                                 Interest Securities and Interest Only Securities, unless
                                 specified otherwise in the related Prospectus Supplement,
                                 on each Payment Date principal payments will be made on
                                 the Bonds of each Series in an amount (the "Principal
                                 Payment Amount") as determined by a formula specified in
                                 the related Prospectus Supplement. Unless otherwise
                                 specified in the related Prospectus Supplement, if the
                                 Series of Bonds has a Class of Compound Interest
                                 Securities, additional principal payments on the Bonds
                                 will be made on each Payment Date in an amount equal to
                                 the interest accrued, but not then payable, on such Bonds
                                 for the related Interest Accrual Period. If the Series of
                                 Bonds has a Class of PAC Securities, such PAC Securities
                                 will have certain priorities of payment with respect to
                                 principal to the extent of certain targeted amounts with
                                 respect to each Payment Date, as set forth in the related
                                 Prospectus Supplement.

PRINCIPAL DISTRIBUTIONS ON
  THE CERTIFICATES...........  Principal distributions on the Certificates of a Series will be made from amounts available therefor on each Distribution
                                 Date, unless otherwise specified in the related Prospectus
                                 Supplement, in an aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective Classes of a Series of Certificates
                                 at the times, in the manner and in the priority (which
                                 may, in certain cases, include allocation by random lot)
                                 set forth in the related Prospectus Supplement.

                               Except with respect to Zero Coupon Securities, Compound
                                 Interest Securities and Interest Only Securities, unless
                                 specified otherwise in the related Prospectus Supplement,
                                 on each Distribution Date principal payments will be made
                                 on the Certificates of each Series in the Principal
                                 Payment Amount as determined by a formula specified in the related Prospectus Supplement. Unless otherwise specified
                                 in the related Prospectus Supplement, if the Series of
                                 Certificates has a Class of Compound Interest Securities,
                                 additional principal payments on the Certificates will be
                                 made on each Distribution Date in an amount equal to the
                                 interest accrued, but not then payable, on such
                                 Certificates for the related Interest Accrual Period. If
                                 the Series of Certificates has a Class of PAC Securities,
                                 such PAC Securities will have certain priorities of
                                 distribution with respect to principal to the extent of
                                 certain targeted amounts with respect to each Distribution
                                 Date, as set forth in the related Prospectus Supplement.

ALLOCATION OF LOSSES.........  If so specified in the related Prospectus Supplement, on any
                               Payment Date or Distribution Date, as applicable, on which the principal balance of the Mortgage Assets is reduced
                                 due to losses on the Mortgage Assets, (i) the amount of
                                 such losses will be allocated first, to reduce the
                                 Aggregate Outstanding Principal of the Subordinate
                                 Securities or other subordination, if any, and, thereaf-
                                 ter, to reduce the Aggregate Outstanding Principal of the
                                 remaining Securities in the priority and manner specified
                                 in such Prospectus Supplement until the Aggregate
                                 Outstanding Principal of each

                                 Class of Securities so specified has been reduced to zero
                                 or paid in full, thus reducing the amount of principal
                                 payable or distributable on each such Class of Securities
                                 or (ii) such losses may be allocated in any other manner
                                 set forth in the related Prospectus Supplement. Unless
                                 otherwise specified in the related Prospectus Supplement,
                                 such reductions of principal of a Class or Classes of
                                 Securities shall be allocated to the Holders of the
                                 Securities of such Class or Classes pro rata in the
                                 proportion which the outstanding principal of each Bond or
                                 Certificate of such Class or Classes bears to the
                                 Aggregate Outstanding Principal of all Securities of such
                                 Class. See "DESCRIPTION OF THE SECURITIES--Payments or
                                 Distributions of Principal."

STATED MATURITY OF THE
  BONDS......................  The "Stated Maturity" for each Class of a Series is the date specified in the related Prospectus Supplement no later than which all the Bonds of such Class will be fully paid,
                                 calculated on the basis of the assumptions set forth in
                                 the related Prospectus Supplement. However, the actual
                                 maturity of the Bonds is likely to occur earlier and may
                                 occur significantly earlier than their Stated Maturity.
                                 The rate of prepayments on the Mortgage Assets pledged as
                                 security for any Series will depend on a variety of
                                 factors, including the characteristics of the Mortgage
                                 Loans underlying or comprising the Mortgage Assets and the prevailing level of interest rates from time to time, as
                                 well as on a variety of economic, demographic, geographic, tax, legal and other factors. No assurance can be given as to the actual prepayment experience of such Mortgage
                                 Assets. See "YIELD AND PREPAYMENT CONSIDERATIONS."

FINAL SCHEDULED DISTRIBUTION
  DATE OF THE CERTIFICATES...  The Final Scheduled Distribution Date for each Class of
                               Certificates of a Series is the date after which no
                                 Certificates of such Class will remain outstanding,
                                 assuming timely payments or distributions are made on the
                                 Mortgage Assets in the related Trust Fund in accordance
                                 with their terms. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Mortgage Asset
                                 in the related Trust Fund which has the latest stated
                                 maturity or will be determined as described herein and in
                                 the related Prospectus Supplement.

                               The actual maturity date of the Certificates of a Series
                                 will depend primarily upon the level of prepayments with
                                 respect to the Mortgage Loans comprising the Mortgage
                                 Assets in the related Trust Fund. The actual maturity of
                                 any Certificate is likely to occur earlier and may occur
                                 substantially earlier than its Final Scheduled Distri-
                                 bution Date as a result of the application of prepayments
                                 to the reduction of the principal balances of the
                                 Certificates. The rate of prepayments on the Mortgage
                                 Loans comprising Mortgage Assets in the Trust Fund for a
                                 Series will depend on a variety of factors, including
                                 certain characteristics of such Mortgage Loans and the
                                 prevailing level of interest rates from time to time, as
                                 well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to
                                 the actual prepayment experience with respect to a Series.
                                 See "RISK FACTORS" and "YIELD

                                 AND PREPAYMENT CONSIDERATIONS--Prepayments and Weighted
                                 Average" herein.

REDEMPTION OF BONDS..........  The Bonds will be redeemable only as follows:

                               A. SPECIAL REDEMPTION

                               If specified in the related Prospectus Supplement, Bonds of a Series will be subject to special redemption, in whole
                                 or in part, if, as a result of principal payments on the
                                 Mortgage Assets securing such Series or low reinvestment
                                 yields or both, the Trustee determines (based on
                                 assumptions, if any, specified in the Indenture and after
                                 giving effect to the amounts, if any, available to be
                                 withdrawn from any Reserve Fund for such Series) that the
                                 amount anticipated to be available in the Collection
                                 Account for such Series on the date specified in the
                                 related Prospectus Supplement will be insufficient to meet debt service requirements on any portion of the Bonds. Any such redemption would be limited to the aggregate amount
                                 of all scheduled principal payments and prepayments on the
                                 Mortgage Assets received since the last Payment Date or
                                 Special Redemption Date, whichever is later, and may
                                 shorten the maturity of any Bond so redeemed by no more
                                 than the period between the date of such special
                                 redemption and the next Payment Date. Unless otherwise
                                 specified in the related Prospectus Supplement, special
                                 redemptions of Bonds of a Series will be made in the same
                                 priority and manner as principal payments are made on a
                                 Payment Date. Bonds subject to special redemption shall be redeemed on the applicable Special Redemption Date at 100%
                                 of their unpaid principal amount plus accrued interest on
                                 such principal to the date specified in the related
                                 Prospectus Supplement. To the extent described in the
                                 related Prospectus Supplement, Bonds of a Series may be
                                 subject to special redemption in whole or in part
                                 following certain defaults under an Enhancement Agreement
                                 or other agreement, and in certain other events at the
                                 Redemption Price. See "DESCRIPTION OF THE
                                 SECURITIES--Special Redemption."

                               B. OPTIONAL REDEMPTION

                               To the extent specified in the related Prospectus
                                 Supplement, one or more Classes of any Series may be
                                 redeemed in whole, or in part, at, unless otherwise
                                 specified in the related Prospectus Supplement, the
                                 Issuer's option on any Payment Date on or after the date
                                 specified in the related Prospectus Supplement and at the
                                 Redemption Price. See "DESCRIPTION OF THE SECURITIES--
                                 Optional Redemption."

                               C. MANDATORY REDEMPTION

                               If specified in the related Prospectus Supplement for a
                                 Series, the Bonds of one or more Classes ("Individual
                                 Investor Bonds") may be subject to mandatory redemptions
                                 by lot or by such other method set forth in the Prospectus
                                 Supplement. The related Prospectus Supplement relating to
                                 a Series of Bonds with Individual Investor Securities will set forth Class priorities, if any, and conditions with
                                 respect to redemptions. Individual Investor Securities to
                                 be redeemed shall be selected by random lot in $1,000
                                 units, after

                                 making all permitted redemptions requested by holders of
                                 Individual Investor Securities or by such other method set forth in the Prospectus Supplement. See "DESCRIPTION OF
                                 THE SECURITIES--Mandatory Redemption."

OPTIONAL TERMINATION OF TRUST
  FUND.......................  If so specified in the related Prospectus Supplement, the
                               Company, as depositor of the Primary Assets into the Trust
                                 Fund (acting in such capacity, and in such capacity in
                                 respect of an Owner Trust, the "Depositor"), the Servicer, or such other entity that is specified in the related
                                 Prospectus Supplement, may, at its option, cause an early
                                 termination of the related Trust Fund by repurchasing all
                                 of the Primary Assets remaining in the Trust Fund on or
                                 after a specified date, or on or after such time as the
                                 aggregate principal balance of the Certificates of any
                                 Class of the Series is less than the amount or percentage
                                 specified in the related Prospectus Supple-ment. See
                                 "DESCRIPTION OF THE SECURITIES--Optional Termination."

REPURCHASES OF
  CERTIFICATES...............  If so specified in the related Prospectus Supplement, one or more classes of the Certificates of such Series may be
                                 repurchased, in whole or in part, at the option of the
                                 Depositor, at such times and under the circumstances
                                 specified in such Prospectus Supplement and at the
                                 repurchase price set forth therein. See "DESCRIPTION OF
                                 THE SECURITIES--Optional Repurchase of Certificates"
                                 herein.

                               If so specified in the related Prospectus Supplement, any
                                 Class of the Certificates may be subject to repurchase at
                                 the request of the holders of such Class or to mandatory
                                 repurchase by the Depositor (including by random lot). See
                                 "DESCRIPTION OF THE SECURITIES--Other Repurchases" herein.

SECURITY FOR THE BONDS,
  OR THE TRUST FUND FOR THE
  CERTIFICATES...............  Each Series of Bonds will be separately secured by Primary
                               Assets consisting of one or more of the assets described
                                 below, as specified in the Prospectus Supplement. The
                                 Trust Fund for a Series of Certificates will consist of
                                 one or more of the assets described below, as specified in the related Prospectus Supplement.

                               A. MORTGAGE ASSETS

                               The Primary Assets for a Series may consist of any
                                 combination of the following, to the extent and as
                                 specified in the related Prospectus Supplement:

                               (1) Mortgage Loans

                               Mortgage Assets for a Series may consist, in whole or in
                                 part, of Mortgage Loans, including participation interests therein owned by the Issuer. Some Mortgage Loans or
                                 Mortgage Loans underlying such participation interests may be delinquent or non-performing as specified in the
                                 related Prospectus Supplement. The Mortgage Assets may
                                 consist of a single Mortgage Loan or obligations of a

                                 single obligor or related obligors as specified in the
                                 related Prospectus Supplement. Mortgage Loans comprising
                                 or underlying the Mortgage Assets may be originated by or
                                 acquired from an affiliate of the Issuer and an affiliate
                                 of the Issuer may be an obligor with respect to any such
                                 Mortgage Loan. Payments on such Mortgage Loans will be
                                 collected by the Trustee or by the Servicer or Master
                                 Servicer with respect to a Series and remitted to the
                                 Trustee as described in the related Prospectus Supplement
                                 and will be available in the priority described in the
                                 related Prospectus Supplement to make payments on the
                                 Bonds of that Series. To the extent specified in the
                                 related Prospectus Supplement, Mortgage Loans owned by the
                                 Issuer will be serviced by Servicers, and, if applicable,
                                 a Master Servicer, either of which may be affiliates or
                                 shareholders of the Issuer.

                               Mortgaged Properties securing Mortgage Loans may consist of multifamily residential rental property or cooperatively
                                 owned multifamily property consisting of five or more
                                 dwelling units, mixed multifamily/commercial property or
                                 commercial property. Mortgage Loans secured by Multifamily
                                 Property may consist of FHA Loans. Mortgage Loans may, as
                                 specified in the related Prospectus Supplement, have
                                 various payment characteristics and may consist of fixed
                                 rate loans or ARMs or Mortgage Loans having balloon or
                                 other irregular payment features. Unless otherwise
                                 specified in the related Prospectus Supplement, the
                                 Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a
                                 first lien on Mortgaged Property. If so specified in the
                                 related Prospectus Supplement, Mortgage Loans relating to
                                 real estate projects under construction may be included in the Mortgage Assets for a Series. The related Prospectus
                                 Supplement will describe certain characteristics of the
                                 Mortgage Loans comprising the Mortgage Assets for a
                                 Series, including, without limitation, (a) the aggregate
                                 unpaid principal balance of the Mortgage Loans comprising
                                 the Mortgage Assets; (b) the weighted average Mortgage
                                 Rate on the Mortgage Loans, and, in the case of adjustable
                                 Mortgage Rates, the weighted average of the current
                                 adjustable Mortgage Rates, the minimum and maximum
                                 permitted adjustable Mortgage Rates, if any, and the
                                 weighted average thereof; (c) the average outstanding
                                 principal balance of the Mortgage Loans; (d) the weighted
                                 average remaining scheduled term to maturity of the
                                 Mortgage Loans and the range of remaining scheduled terms
                                 to maturity; (e) the range of Loan-to-Value Ratios of the
                                 Mortgage Loans; (f) the relative percentage (by principal
                                 balance as of the Cut-off Date) of Mortgage Loans that are
                                 ARMs, fixed interest rate, FHA Loans or other types of
                                 Mortgage Loans; (g) any enhancement relating to the
                                 Mortgage Assets; (h) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are secured by Multifamily Property or Commercial Property;
                                 (i) the geographic dispersion of Mortgaged Properties
                                 securing the Mortgage Loans; and (j) the use or type of
                                 each Mortgaged Property securing a Mortgage Loan.

                               If permitted by applicable law, the Mortgage Pool may also include Mortgaged Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property"). To the
                                 extent specified in the related Prospectus Supplement, the
                                 Servicer or the Master Servicer or the Special Servicer,
                                 if any, may establish and maintain a trust account or
                                 accounts to be used in connection with REO Properties and
                                 other Mortgaged Properties being operated by it or on its
                                 behalf on behalf of the Trust Estate, by the mortgagor as
                                 debtor-in- possession or otherwise. See "SECURITY FOR THE
                                 BONDS AND CERTIFICATES--Mortgage Loans" and "SERVICING OF
                                 MORTGAGE LOANS--Maintenance of Insurance Policies and
                                 Other Servicing Procedures--Presentation of Claims;
                                 Realization Upon Defaulted Mortgage Loans."

                               (2) Private Mortgage-Backed Securities

                               Private Mortgage-Backed Securities may include (a) mortgage participations or pass-through certificates representing
                                 beneficial interests in certain Mortgage Loans, (b) debt
                                 obligations interest payments on which may be tax-exempt
                                 in whole or in part secured by mortgages or (c)
                                 participations or other interests in any of the foregoing.
                                 Although individual Mortgage Loans underlying a Private
                                 Mortgage-Backed Security may be insured or guaranteed by
                                 the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed
                                 Securities themselves will not be, so insured or
                                 guaranteed. Unless otherwise specified in the Prospectus
                                 Supplement relating to a Series, payments on the Private
                                 Mortgage-Backed Securities will be distributed directly to the Trustee (on behalf of the Trust Estate) as registered
                                 owner of such Private Mortgage-Backed Securities. Unless
                                 otherwise specified in the Prospectus Supplement relating
                                 to a Series, if payments with respect to interest on the
                                 underlying obligations are tax-exempt, such Prospectus
                                 Supplement will disclose the relevant federal income tax
                                 characteristics relating to the tax-exempt status of such
                                 obligations.

                               The related Prospectus Supplement for a Series will specify, to the extent applicable, (i) the aggregate approximate
                                 principal amount and type of any Private Mortgage-Backed
                                 Securities to be included in the Trust Estate or Trust
                                 Fund for such Series; (ii) certain characteristics of the
                                 Mortgage Loans, participations or other interests which
                                 comprise the underlying assets for the Private Mortgage-
                                 Backed Securities including (A) the payment features of
                                 such Mortgage Loans, participations or other interests
                                 (i.e., whether they are fixed interest rate or adjustable
                                 rate and whether they provide for fixed level payments,
                                 negative amortization, or other payment features), (B) the approximate aggregate principal amount, if known, of the
                                 underlying Mortgage Loans, participations or other
                                 interests which are insured or guaranteed by a
                                 governmental entity, (C) the servicing fee or range of
                                 servicing fees with respect to the Mortgage Loans, and (D)
                                 the stated maturities of the Mortgage Loans, partic-
                                 ipations or other interests at origination; (iii) the
                                 maximum original term-to-stated maturity of the Private
                                 Mortgage-Backed Securities;

                                 (iv) the weighted average term-to-stated maturity of the
                                 Private Mortgage-Backed Securities; (v) the pass-through
                                 or bond rate or ranges thereof for the Private
                                 Mortgage-Backed Securities or formula therefor; (vi) the
                                 weighted average pass-through or certificate rate of the
                                 Private Mortgage-Backed Securities or formula therefor;
                                 (vii) the issuer of the Private Mortgage-Backed Securities
                                 (the "PMBS Issuer"), the Servicer or Master Servicer of
                                 the Private Mortgage-Backed Securities and the trustee of
                                 the Private Mortgage-Backed Securities (the "PMBS
                                 Trustee"); (viii) certain characteristics of credit
                                 support, if any, such as reserve funds, insurance
                                 policies, letters of credit, guarantees or
                                 overcollateralization, relating to the Mortgage Loans
                                 underlying the Private Mortgage-Backed Securities, or to
                                 such Private Mortgage-Backed Securities themselves; (ix)
                                 the terms on which underlying Mortgage Loans, partici-
                                 pations or other interests for such Private
                                 Mortgage-Backed Securities or the Private Mortgage-Backed
                                 Securities themselves may, or are required to, be
                                 repurchased prior to maturity; and (x) the terms on which
                                 substitute Mortgage Loans, participations or other inter-
                                 ests may be delivered to replace those initially deposited with the PMBS Trustee.

                               (3) Determination of Asset Value

                               If provided in the applicable Prospectus Supplement, each
                                 item of Mortgage Assets for a Series will be assigned an
                                 Asset Value. Unless otherwise specified in the related
                                 Prospectus Supplement, the aggregate of the Asset Values
                                 of the Primary Assets securing a Series of Bonds or
                                 comprising a Trust Fund will equal not less than the
                                 original Aggregate Outstanding Principal of such Series.
                                 The Asset Value of an item of Primary Assets securing any
                                 Series of Bonds or comprising a Trust Fund is intended to
                                 represent the principal amount of Securities of such
                                 Series that, based on certain assumptions stated in the
                                 related Series Supplement, can be supported by payments on such item of Primary Assets, irrespective of prepayments
                                 thereon, together with, depending on the type of Primary
                                 Assets and method used to determine its Asset Value,
                                 reinvestment earnings at the related Assumed Reinvestment
                                 Rate, if any, and amounts in any Reserve Fund established
                                 for that Series. In such a case, the related Prospectus
                                 Supplement will set forth the method or methods and
                                 related assumptions used to determine Asset Value, if such method is used, for the Primary Assets securing the
                                 related Series. See "DESCRIPTION OF THE SECURITIES--
                                 Valuation of Mortgage Assets."

                               B. COLLECTION ACCOUNT

                               Unless otherwise provided in the related Prospectus
                                 Supplement, all payments on the Primary Assets pledged as
                                 security for a Series or comprising the assets of a Trust
                                 Fund will be remitted to a Collection Account to be
                                 established with the Trustee, or if the Trustee is not
                                 also the Paying Agent, with the Paying Agent, for such
                                 Series. Unless otherwise provided in the related
                                 Prospectus Supplement, such payments, together with the
                                 Reinvestment Income thereon, if any, the amount of cash,
                                 if any, initially deposited in the Collection

                                 Account by the Issuer together with Reinvestment Income
                                 thereon, if any, and any amounts withdrawn from any
                                 Reserve Fund established for such Series, will be
                                 available to make payments or distributions of principal
                                 of and interest on such Series on the next Payment Date or
                                 Distribution Date, as applicable. Any funds remaining in
                                 the Collection Account for a Series immediately following
                                 a Payment Date or Distribution Date, as applicable (unless required to be deposited into one or more Reserve Funds,
                                 as described below, or applied to pay certain expenses or
                                 other payments provided for in the Indenture or Trust
                                 Agreement, as applicable) will be promptly paid as
                                 provided in the Indenture or Trust Agreement to the Issuer or, in certain circumstances, to owners of residual
                                 interests and, upon such payment, will be released from
                                 the lien of the Indenture or Trust Agreement, as
                                 applicable. See "SECURITY FOR THE BONDS AND
                                 CERTIFICATES--Collection Account."

                               C. GUARANTEED INVESTMENT CONTRACTS AND OTHER AGREEMENTS

                               The Issuer may obtain and deliver to the Trustee Guaranteed
                                 Investment Contracts pursuant to which moneys held in the
                                 funds and accounts established for such Series will be
                                 invested at a specified rate for the Series. The Issuer
                                 may also obtain and deliver to the Trustee certain other
                                 agreements such as interest rate swap agreements, interest rate cap or floor agreements or similar agreements issued
                                 by a bank, insurance company, savings bank, savings and
                                 loan association or other entity which reduce the effects
                                 of interest rate fluctuations on the Mortgage Assets or
                                 the Securities. The principal terms of any such Guaranteed
                                 Investment Contract or other agreement, including, without limitation, provisions relating to the timing, manner and
                                 amount of payments thereunder and provisions relating to
                                 the termination thereof, will be described in the Prospec-
                                 tus Supplement for the related Series. Additionally, the
                                 related Prospectus Supplement will provide certain
                                 information with respect to the issuer of such Guaranteed
                                 Investment Contract or other agreement.

ENHANCEMENT..................  Enhancement in the form of reserve funds, subordination, overcollateralization, insurance policies, letters of credit or other types of credit support may be provided with
                                 respect to the Mortgage Assets or with respect to one or
                                 more Classes of Securities of a Series. If the Mortgage
                                 Assets are divided into separate Mortgage Groups, each
                                 securing or supporting a separate Class or Classes of a
                                 Series, credit support may be provided by a cross-support
                                 feature which requires that distributions be made with
                                 respect to Securities secured by one Mortgage Group prior
                                 to distributions to Subordinate Securities secured by
                                 another Mortgage Group within the Trust Estate or Trust
                                 Fund.

                               The type, characteristics and amount of enhancement will be determined based on the characteristics of the Mortgage
                                 Loans underlying or comprising the Mortgage Assets and
                                 other factors and will be established on the basis of
                                 requirements of each Rating Agency rating the Securities
                                 of such Series. If so specified in the related

                                 Prospectus Supplement, any such enhancement may apply only in the event of certain types of losses or delinquencies
                                 and the protection against losses or delinquencies
                                 provided by such enhancement will be limited. See
                                 "ENHANCEMENT" and "RISK FACTORS" herein.

                               A. SUBORDINATE SECURITIES

                               A Series of Securities may include one or more Classes of
                                 Subordinate Securities. The rights of holders of such
                                 Subordinate Securities to receive distributions on any
                                 Payment Date or Distribution Date, as applicable, will be
                                 subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement. If so
                                 specified in the related Prospectus Supplement,
                                 subordination may apply only in the event of certain types of losses not covered by other enhancement. Unless
                                 otherwise specified in the related Prospectus Supplement,
                                 such subordination will be in lieu of providing insurance
                                 policies or other credit support with respect to losses
                                 arising from such events. Unless otherwise specified in
                                 the related Prospectus Supplement, the related Series
                                 Supplement may require a trustee that is not the Trustee
                                 to be appointed to act on behalf of holders of Subordinate
                                 Securities.

                               The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or
                                 Classes of Subordinate Securities in a Series, the
                                 circumstances in which such subordination will be
                                 applicable, the manner, if any, in which the amount of
                                 subordination will decrease over time, the manner of
                                 funding any related Reserve Fund and the conditions under
                                 which amounts in any related Reserve Fund will be used to
                                 make distributions to holders of Senior Securities and/or
                                 to holders of Subordinate Securities or be released from
                                 the related Trust Estate or Trust Fund. If cash flows
                                 otherwise distributable to holders of Subordinate
                                 Securities secured by a Mortgage Group will be used as
                                 credit support for Senior Securities secured by another
                                 Mortgage Group within the Trust Estate or Trust Fund, the
                                 related Prospectus Supplement will specify the manner and
                                 conditions for applying such a cross-support feature. See
                                 "ENHANCEMENT-- Subordinate Securities."

                               B. INSURANCE

                               If so specified in the related Prospectus Supplement,
                                 certain insurance policies will be required to be
                                 maintained with respect to the Mortgage Loans included in
                                 the Trust Estate or Trust Fund for a Series. Such
                                 insurance policies may include, but are not limited to, a
                                 standard hazard insurance policy or, with respect to FHA
                                 Loans, FHA Insurance. See "ENHANCEMENT" and "DESCRIPTION
                                 OF INSURANCE ON THE MORTGAGE LOANS" herein. The Prospectus
                                 Supplement for a Series will provide information con-
                                 cerning any such insurance policies, including (a) the
                                 types of coverage provided by each, (b) the amount of such coverage and (c) conditions to payment under each. To the
                                 extent described in

                                 the related Prospectus Supplement, certain insurance
                                 policies to be maintained with respect to the Mortgage
                                 Loans may be terminated, reduced or replaced following the occurrence of certain events affecting the authority or
                                 creditworthiness of the insurer. Additionally, such
                                 insurance policies may be terminated, reduced or replaced
                                 by the Servicer or Master Servicer, if any, provided that
                                 no rating assigned to Securities of the related Series
                                 offered hereby and by the related Prospectus Supplement is adversely affected and such insurance policies may apply
                                 only in the event of certain types of losses, all as set
                                 forth in the related Prospectus Supplement.

                               C. LETTER OF CREDIT

                               If so specified in the related Prospectus Supplement, credit support may be provided by one or more letters of credit.
                                 A letter of credit may provide limited protection against
                                 certain losses in addition to or in lieu of other credit
                                 support. The issuer of the letter of credit (the "L/C
                                 Bank") will be obligated to honor demands with respect to
                                 such letter of credit, to the extent of the amount
                                 available thereunder, to provide funds under the
                                 circumstances and subject to such conditions as are
                                 specified in the related Prospectus Supplement. The
                                 liability of the L/C Bank under its letter of credit may
                                 be reduced by the amount of unreimbursed payments
                                 thereunder.

                               The maximum liability of an L/C Bank under its letter of
                                 credit will be an amount equal to a percentage specified
                                 in the related Prospectus Supplement of the initial
                                 aggregate outstanding principal balance of the Mortgage
                                 Loans in the Trust Estate or Trust Fund or one or more
                                 Classes of Securities of the related Series (the "L/C
                                 Percentage"). The maximum amount available at any time to
                                 be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus
                                 Supplement. See "ENHANCEMENT--Letter of Credit."

                               D. BOND GUARANTEE INSURANCE

                               If so specified in the related Prospectus Supplement, credit support for a Series may be provided by an insurance
                                 policy (the "Bond Guarantee Insurance") issued by one or
                                 more insurance companies. Such Bond Guarantee Insurance
                                 may guarantee timely distributions of interest and full
                                 distributions of principal on the basis of a schedule of
                                 principal distributions set forth in or determined in the
                                 manner specified in the related Prospectus Supplement. See
                                 "ENHANCEMENT--Bond Guarantee Insurance."

                               E. RESERVE FUNDS

                               The Issuer may deposit in one or more reserve funds
                                 (collectively, the "Reserve Funds") for any Series cash,
                                 Eligible Investments, demand notes or a combination
                                 thereof in the aggregate amount, if any, specified in the
                                 related Prospectus Supplement. Any Reserve Funds for a
                                 Series may also be funded over time through application of a specified amount of cash flow, to the extent described
                                 in the related Prospectus Supplement. Such a Reserve Fund
                                 may be established to increase the likelihood of the
                                 timely distributions on the Securities of such Series or
                                 to reduce the likelihood of a special

                                 redemption with respect to any Series. Reserve Funds may
                                 be established to provide protection against certain
                                 losses or delinquencies in addition to or in lieu of other credit support. Amounts on deposit in the Reserve Funds
                                 for a Series, together with (unless otherwise specified in the related Prospectus Supplement) the reinvestment income thereon, if any, will be applied for the purposes, in the
                                 manner and to the extent provided by the related
                                 Prospectus Supplement.

                               On each Payment Date or Distribution Date, as applicable,
                                 for a Series, all amounts on deposit in any Reserve Funds
                                 for the Series in excess of the amounts required to be
                                 maintained therein by the related Indenture or Trust
                                 Agreement, as applicable, and specified in the related
                                 Prospectus Supplement may be released from the Reserve
                                 Funds and will not be available for future payments or
                                 distributions on the Securities of such Series.

                               Additional information concerning any Reserve Funds,
                                 including whether any such Reserve Fund is a part of the
                                 Trust Estate or Trust Fund, the circumstances under which
                                 moneys therein will be applied to make distributions to
                                 Bondholders or Certificateholders, the balance required to be maintained in such Reserve Funds, the manner in which
                                 such required balance will decrease over time and the
                                 manner of funding any such Reserve Fund, will be set forth in the related Prospectus Supplement. See "ENHANCEMENT--
                                 Reserve Funds."

                               F. OVERCOLLATERALIZATION

                               To the extent applicable and as specified in the related
                                 Prospectus Supplement, a Series may be structured such
                                 that the outstanding principal balances or Aggregate Asset
                                 Value of the Mortgage Assets securing a Series may exceed
                                 the Aggregate Outstanding Principal of such Series,
                                 thereby resulting in overcollateralization. See
                                 "DESCRIPTION OF THE SECURITIES--Valuation of Mortgage
                                 Assets."

SERVICING AGREEMENTS.........  Various Servicers will perform certain servicing functions with respect to any Mortgage Loans comprising Mortgage
                                 Assets or Underlying Collateral for a Series. In addition, if so specified in the related Prospectus Supplement, a
                                 Master Servicer identified in the related Prospectus
                                 Supplement may service Mortgage Loans directly or
                                 administer and supervise the performance by the Servicers
                                 of their duties and responsibilities under separate
                                 servicing agreements. Each Servicer must meet the
                                 requirements of the Master Servicer, if any, and be
                                 approved by the Issuer, and, if specified in the related
                                 Prospectus Supplement, the Master Servicer and each
                                 Servicer must be approved by either FNMA or FHLMC as a
                                 seller-servicer of mortgage loans and, in the case of FHA
                                 Loans, by HUD as an FHA mortgagee. Each Servicer will be
                                 obligated under a servicing agreement to perform customary servicing functions and may be obligated to advance funds
                                 to cover certain payments not made by the

                                 Mortgagors to the extent described herein and in the
                                 related Prospectus Supplement. The Master Servicer, if
                                 any, may, if so specified in the related Prospectus
                                 Supplement, be obligated to advance funds to cover any
                                 required Advances not made by the Servicers to the extent
                                 that, in the judgment of the Master Servicer, such
                                 Advances are recoverable under the Insurance Policies, any
                                 Enhancement or from the proceeds of liquidation of the
                                 Mortgage Loans or as provided in the related Prospectus
                                 Supplement. The related Prospectus Supplement will specify the conditions to and any limitations on such Advances and the conditions under which such Advances will be
                                 recoverable. With respect to any such Series, the Issuer
                                 may (i) enter into a standby agreement with an indepen-
                                 dent standby Servicer acceptable to each Rating Agency
                                 rating such Securities providing that such standby
                                 Servicer will assume the Servicer's or Master Servicer's
                                 obligations in the event of a default by the Master
                                 Servicer or Servicer or (ii) obtain a servicer perform-
                                 ance bond acceptable to each Rating Agency rating such
                                 Securities that will guarantee certain of the Servicer's
                                 or Master Servicer's obligations. The Issuer will assign
                                 to the Trustee its rights under any Master Servicing
                                 Agreement and any servicing agreements so provided with
                                 respect to a Series as security for the Series. See "SER-
                                 VICING OF MORTGAGE LOANS" and "SECURITY FOR THE BONDS AND
                                 CERTIFICATES--Mortgage Loans" herein.

SPECIAL SERVICER.............  If so specified in the related Prospectus Supplement, to the extent a Mortgage Loan on or after the Closing Date meets
                                 certain criteria set forth in the related Prospectus
                                 Supplement, (i) all or a portion of the servicing
                                 responsibilities with respect to such Mortgage Loan may be transferred to a Special Servicer or (ii) the Special
                                 Servicer will provide advisory services with respect to
                                 the servicing of such Mortgage Loan. See "SERVICING OF
                                 MORTGAGE LOANS" herein.

FEDERAL INCOME TAX
  CONSIDERATIONS.............  Unless otherwise stated in the applicable Prospectus
                               Supplement, a real estate mortgage investment conduit (a
                                 "REMIC") election will be made with respect to each Series of Securities. Securities of such Series will be
                                 designated as "regular interests" in a REMIC ("Regular
                                 Interest Securities") or as "residual interests" in a
                                 REMIC ("Residual Interest Securities").

                               If the applicable Prospectus Supplement so specifies with
                                 respect to a Series of Securities, the Securities of such
                                 Series will not be treated as regular or residual
                                 interests in a REMIC for federal income tax purposes but
                                 instead will be treated as (i) indebtedness of the Issuer,
                                 (ii) an undivided beneficial ownership interest in the
                                 Mortgage Loans (and the arrangement pursuant to which the
                                 Mortgage Loans will be held and the Securities will be
                                 issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an
                                 association taxable as a corporation for federal income
                                 tax purposes); (iii) equity interests in an association
                                 that will satisfy the requirements for qualification as a
                                 real estate investment trust; (iv) interests in an entity
                                 that will be treated as a partnership

                                 for federal income tax purposes; or (v) interests in an
                                 entity or a pool of assets that will satisfy the
                                 requirements for qualification as a financial asset
                                 securitization investment trust (a "FASIT") for federal
                                 income tax purposes. Federal income tax consequences to
                                 Bondholders or Certificateholders of any such Series will
                                 be described in the applicable Prospectus Supplement.

                               Compound Interest Securities, Interest Weighted Securities
                                 and Zero Coupon Securities will, and certain other Classes of Securities may, be issued with original issue discount
                                 that is not DE MINIMIS. In such cases, the Bondholder or
                                 Certificateholder will be required to include the original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income.
                                 If a Security is issued at a premium, the holder will be
                                 entitled to make an election to amortize such premium on a constant yield method. Securities constituting regular or
                                 residual interests in a REMIC will generally represent
                                 "loans secured by an interest in real property" for
                                 domestic building and loan associations and "real estate
                                 assets" for real estate investment trusts to the extent
                                 that the underlying mortgage loans and interest thereon
                                 qualify for such treatment. Non-REMIC Securities (other
                                 than interests in grantor trusts and certain interests in
                                 a FASIT) will not qualify for such treatment.

                               A holder of a Residual Interest Security will be required to include in its income its pro rata share of the taxable
                                 income of the REMIC. In certain circumstances, the holder
                                 of a Residual Interest Security may have REMIC taxable
                                 income or tax liability attributable to REMIC taxable
                                 income for a particular period in excess of cash
                                 distributions for such period or have an after-tax return
                                 that is less than the after-tax return on comparable debt
                                 instruments. Accordingly, a Residual Interest Security may have a negative "value". In addition, a portion (or all)
                                 of the income from a Residual Interest Security (i) is not subject to offset by losses from other activities, (ii)
                                 for a holder that is subject to tax under the Code on
                                 unrelated business taxable income, is treated as unrelated business taxable income and (iii) for a foreign holder,
                                 does not qualify for exemption from or reduction of
                                 withholding. Further, individual holders are subject to
                                 limitations on the deductibility of expenses of the REMIC.
                                 See "FEDERAL INCOME TAX CONSIDERATIONS."

ERISA CONSIDERATIONS.........  A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement
                                 Income Security Act of 1974, as amended ("ERISA"), or
                                 Section 4975 of the Code, should carefully review with its own legal advisors whether the purchase or holding of
                                 Securities could give rise to a transaction prohibited or
                                 otherwise impermissible under ERISA or the Code. See
                                 "ERISA CONSIDERATIONS."

LEGAL INVESTMENT.............  The related Prospectus Supplement will specify whether any
                               Class of the Securities of the particular Series offered by this Prospectus and the related Prospectus Supplement will constitute "mortgage related securities" under the
                                 Secondary Mortgage Market Enhancement Act of 1984, as
                                 amended ("SMMEA"). Investors

                                 whose investment authority is subject to legal
                                 restrictions should consult their own legal advisors to
                                 determine whether and to what extent the Securities
                                 constitute legal investments for them. See "LEGAL
                                 INVESTMENT."

USE OF PROCEEDS..............  The Issuer will use the net proceeds from the sale of each
                               Series to (i) purchase Mortgage Loans and/or Private
                                 Mortgage-Backed Securities comprising the Mortgage Assets
                                 securing such Securities, (ii) repay indebtedness which
                                 has been incurred to acquire Mortgage Assets to be pledged by the Issuer as security for the Bonds or to be deposited into a Trust Fund, (iii) establish any Reserve Funds
                                 described in the related Prospectus Supplement, or (iv)
                                 pay costs of structuring, guaranteeing and issuing such
                                 Securities. If so specified in the related Prospectus
                                 Supplement, the purchase of the Mortgage Assets for a
                                 Series may be effected by an exchange of Securities with
                                 the seller of such Mortgage Assets. See "USE OF PRO-
                                 CEEDS."

RATINGS......................  It will be a condition to the issuance of any Securities offered by this Prospectus and the related Prospectus
                                 Supplement that they be rated in one of the four highest
                                 applicable rating categories by at least one Rating
                                 Agency. The rating or ratings applicable to Securities of
                                 each Series will be as set forth in the related Prospectus
                                 Supplement.

                               A security rating should be evaluated independently of
                                 similar ratings of different types of securities. A
                                 security rating does not address the effect that the rate
                                 of prepayment on Mortgage Loans comprising or underlying
                                 the Mortgage Assets or the effect that reinvestment rates
                                 may have on the yield to investors in the Securities. A
                                 rating is not a recommendation to buy, sell or hold
                                 securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. See
                                 "RISK FACTORS."

                                  RISK FACTORS

    Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

    LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such Series remain outstanding. The market value of Securities will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Furthermore, secondary purchasers may look only to the Prospectus Supplement attached hereto and to the reports to Bondholders or Certificateholders, as applicable, delivered pursuant to the Indenture or Trust Agreement, as applicable and as described herein under the heading "DESCRIPTION OF THE SECURITIES--General," "--The Bonds--General," and "--The Certificates--General" for information concerning the Securities. Except to the extent described in the related Prospectus Supplement, Bondholders or Certificateholders, as applicable, will have no optional redemption or early termination rights, respectively. The Bonds are subject to redemption, and the Certificates are subject to early termination or repurchase, by the Issuer only under certain specified circumstances described herein and in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Special Redemption," "--Optional Redemption," "--Optional Termination," "--Optional Repurchase of Certificates," and "--Other Repurchases." Lehman Brothers Inc. ("Lehman Brothers"), through one or more of its affiliates, and the other underwriters, if any, presently expect to make a secondary market in the Securities, but have no obligation to do so.

    LIMITED ASSETS. The Issuer will not have, nor be expected in the future to have, any significant assets available for payments on a Series of Securities other than the assets pledged as security or deposited into a Trust Fund for a specific Series. The Bonds will be non-recourse obligations of the Issuer and each Series of Bonds will be separately secured. Unless otherwise specified in the related Prospectus Supplement, no Series will have any claim against or security interest in the Primary Assets pledged to secure any other Series. If the Primary Assets securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of the Issuer will be available for payment of the deficiency.

    Unless otherwise set forth in the Prospectus Supplement for a Series of Certificates, the Trust Fund for such Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations, if any, of the Depositor with respect to the Certificates of any Series will be pursuant to certain representation and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Mortgage Loan which constitutes a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Mortgage Loans or the Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases.

    Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any Reserve Funds, may be withdrawn under certain conditions and circumstances described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be pledged to, or available for, future payment or distribution of principal of or interest on the Securities. If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Securities or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

    YIELD AND PREPAYMENT CONSIDERATIONS. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets securing a Series or deposited into a Trust Fund, as the case may be, generally will result in a faster rate of principal payments on such Securities than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Loans comprising or underlying the Mortgage Assets will affect the average life of each Class secured thereby and the extent to which each such Class is paid prior to its Stated Maturity or Final Scheduled Distribution Date. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets securing any Series of Bonds or deposited into a Trust Fund, as the case may be, or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans comprising or underlying the Primary Assets securing a Series of Bonds or deposited into a Trust Fund, as the case may be. As a result, the actual maturity of or final distribution on any Class could occur significantly earlier than its Stated Maturity or Final Scheduled Distribution Date. The actual maturity of the Bonds or final distribution on the Certificates will also be affected by the extent to which Excess Cash Flow is applied to payments or distributions of principal on the Securities. A Series of Securities may include Classes of PAC Securities or other Securities with priorities of payment and, as a result, yields on other Classes of Securities of such Series may be more sensitive to prepayments on Mortgage Loans. A Series may include a Class offered at a significant premium or discount. Yields on such Class of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, in the case of a premium Class, where the amount of interest payable with respect to such Class is extremely disproportionate to principal, a holder might, in some prepayment scenarios, fail to recoup its original investment. See "YIELD AND PREPAYMENT CONSIDERATIONS."

    LIMITED NATURE OF RATING. Any rating assigned to the Securities by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that holders of such Securities will receive payments required to be made under the Indenture or Trust Agreement, as the case may be. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans underlying or comprising the Mortgage Assets will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that investors purchasing a Security at a significant premium might fail to recoup their initial investment under certain prepayment scenarios.

    The amount of Primary Assets, including any applicable Enhancement, required to support a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience generally nor any assurance that the data derived from a large pool of mortgages will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such analysis may be based upon the value of the property underlying the Mortgage Assets. There can be no assurance that such value will accurately reflect the future value of the property and, therefore, whether or not the Securities will be paid in full.

    CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTY; OBLIGOR DEFAULT. Mortgage Loans made with respect to Multifamily or Commercial Property may entail risks of loss in the event of delinquency and foreclosure that are greater than similar risks associated with traditional single-family property. Many of the Mortgage Loans may be nonrecourse loans as to which, in the event of an obligor default, recourse may be had only against the specific Commercial or Multifamily Property and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the obligor's other assets. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate. If the net operating income from the project is reduced (for example, if rental or occupancy rates decline or real estate and personal property tax rates or other operating expenses increase), the obligor's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the obligor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors which are beyond the Master Servicer's or the Special Servicer's, if any, control. Although the Servicer or the Master Servicer is obligated to cause standard hazard insurance to be maintained with respect to each Mortgage Loan, insurance with respect to extraordinary hazards such as earthquakes and floods is generally not required to be maintained, and insurance is not available with respect to many of the other risks listed above.

    Certain of the Mortgage Loans as of the Cut-Off Date may not be fully amortizing over their terms to maturity, and, thus, will have substantial principal balances due at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of an obligor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of an obligor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the obligor's equity in the related Mortgaged Property, the financial condition and operating history of the obligor and the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real estate projects generally.

    If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer, if any, will have considerable flexibility under the Special Servicing Agreement to extend and modify Mortgage Loans which are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, the Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While the Special Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee to the Special Servicer will increase the present value of receipts from or proceeds of Mortgage Loans which are in default or as to which a default is reasonably foreseeable. To the extent losses on such Mortgage Loans exceed levels of available enhancement, the Holders of the Bonds of a Series may experience a loss. See "SERVICING OF MORTGAGE LOANS--Maintenance of Insurance Policies and Other Servicing Procedures" and "ENHANCEMENT."

    ENHANCEMENT LIMITATIONS. The amount, type and nature of Insurance Policies, subordination, Bond Guarantee Insurance, letters of credit, overcollateralization, Reserve Funds and other enhancement, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans.

    In addition, if principal payments on Securities of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related insurance policy, letters of credit or other enhancement may be exhausted before the principal of the lower priority Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Securities of the later maturing Classes.

    The Prospectus Supplement for a Series will describe any Reserve Funds, Insurance Policies, letter of credit, subordination, Bond Guarantee Insurance, over collateralization or other credit support relating to the Mortgage Assets or to the Securities of such Series. Use of such Reserve Funds and payments under such Insurance Policies, Bond Guarantee Insurance, letter of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Reserve Funds, Insurance Policies, letter of credit or other credit support may not cover all potential losses or risks; for example, Enhancement may or may not cover fraud or negligence by the Issuer, the Master Servicer or other parties. Moreover, if a form of enhancement covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such credit support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage. The obligations of the issuers of any credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Bonds may include a Class or multiple Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Securities, the amount of subordination will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances. See "DESCRIPTION OF THE SECURITIES," "SECURITY FOR THE BONDS AND CERTIFICATES" and "ENHANCEMENT."

    OVERCOLLATERALIZATION AND SUBORDINATION. To provide Bondholders and Certificateholders with a degree of protection against loss, Mortgage Assets having an Asset Value in excess of the aggregate principal amount of the Securities may be pledged to secure a Series or deposited into the related Trust Fund, as the case may be, or Excess Cash Flow may be applied to create overcollateralization. Alternatively, a Series of Securities may include one or more Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Such overcollateralization or subordination will be at amounts established by the Rating Agency rating the Series based on an assumed level of defaults, delinquencies, other losses, application of Excess Cash Flow or other factors. There can, however, be no assurance that the loss experience on the Mortgage Assets securing the Securities will not exceed such assumed levels, adversely affecting the ability of the Issuer to meet debt service or distribution requirements on the Securities.

    Although overcollateralization and subordination are intended to reduce the risk of delinquent payments or losses to holders of Senior Securities, the amount of overcollateralization or subordination, as the case may be, will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances.

    DELINQUENT AND NON-PERFORMING MORTGAGE LOANS. As set forth in the related Prospectus Supplement, the Mortgage Pool for a particular Series may include, as of the Cut-Off Date, REO Properties or Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, management of such REO Properties or servicing with respect to such Mortgage Loans will be transferred to the Special Servicer as of the Closing Date. Enhancement provided with respect to a particular Series may not cover all losses related to such delinquent or non-performing Mortgage Loans or to such REO Properties. Investors should consider the risk that the inclusion of such Mortgage Loans or such REO Properties in the Mortgage Pool may affect the rate of defaults and prepayments on such Mortgage Pool and the yield on the Securities of such Series. See "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage Loans."

    REMEDIES FOLLOWING DEFAULT. The market value of the Mortgage Assets securing a Series will fluctuate as general interest rates fluctuate. Following an Event of Default with respect to a Series of Bonds, there is no assurance that the market value of the Mortgage Assets securing the Series, will be equal to or greater than the unpaid principal and accrued interest due on the Bonds of such Series, together with any other expenses or liabilities payable thereon. If the Mortgage Assets securing a Series are sold by the Trustee following an Event of Default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Bonds. However, in certain events the Trustee may be restricted from selling the Mortgage Assets securing a Series. See "THE INDENTURE--Events of Default."

    In addition, upon an Event of Default with respect to a Series and a resulting sale of the Mortgage Assets securing such Bonds, unless otherwise specified in the related Prospectus Supplement, the proceeds of such sale will be applied, first, to the payment of certain amounts due to the Trustee, second, to the payment of accrued interest on, and then to the payment of the then Aggregate Outstanding Principal of, such Bonds (including interest on and the Aggregate Outstanding Principal of any Residual Interest Bond) (as specified in the related Prospectus Supplement), third, to the payment of the remaining Administration Fee, if any, and, fourth, to the payment of any additional amounts due the Issuer or to the holders of the Residual Interest Bonds as applicable. Consequently, in the event of any such Event of Default and sale of Mortgage Assets, any Classes on which principal payments have previously been made may have, in the aggregate, a greater proportion of their principal repaid than will Classes on which principal payments have not previously been made.

    In the event the principal of the Securities of a Series is declared due and payable, the holders of any such Securities issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the federal Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accreted value"). There is no assurance as to how such accreted value would be determined if such event occurred.

    ENFORCEABILITY. As specified in the related Prospectus Supplement, the Mortgages may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Such clauses are generally enforceable subject to certain exceptions.

    As specified in the related Prospectus Supplement, the Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

    To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the obligor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the obligor defaults, the license terminates and the lender is entitled to collect rents. Such assignments must usually be recorded to be perfected as security interests. In addition, some state laws require that the lender take possession of the Mortgaged Property and/or obtain a judicial appointment of a receiver before becoming entitled to collect the rents. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Anti-Deficiency Legislation and Other Limitations on Lenders."

    ENVIRONMENTAL RISKS. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was actually caused or exacerbated by the lender's agents or employees. A lender also risks such liability on and following foreclosure of the Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which sch action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Matters."

    ERISA CONSIDERATIONS. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Securities of any Series. See "ERISA CONSIDERATIONS."

    CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL INTEREST BONDS AND RESIDUAL INTEREST CERTIFICATES. Holders of Residual Interest Bonds and Residual Interest Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in "FEDERAL INCOME TAX CONSIDERATIONS--Taxation of Holders of Residual Interest Securities." Accordingly, under certain circumstances, holders of Securities which constitute Residual Interest Bonds and Residual Interest Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Interest Bonds and Residual Interest Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Bonds or Certificates of the related Series have been reduced to zero, even though holders of Residual Interest Bonds and Residual Interest Certificates have received full payment of their stated interest and principal (if any). A portion (or all) of a holder of a Residual Interest Bond's or Residual Interest Certificate's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Securities constituting Residual Interest Bonds and Residual Interest Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Bonds and Residual Interest Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Interest Bonds and Residual Interest Certificates, the taxable income arising in a given year on a Residual Interest Bond or a Residual Interest Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Bond and Residual Interest Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, or may be negative.

                         DESCRIPTION OF THE SECURITIES

GENERAL

    The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture or Trust Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Indenture or Trust Agreement are referred to, such provisions or terms shall be as specified in the Indenture or Trust Agreement.

THE BONDS--GENERAL

    The Bonds will be issued in Series pursuant to a Trust Indenture between the Company and Bankers Trust or Marine Midland (or another bank or trust company qualified under the TIA and named in the related Prospectus Supplement for a Series), as Trustee, or a Trust and the Trustee, each as supplemented by or as incorporated by reference by a Series Supplement with respect to each Series. A copy of the form of Trust Indenture has been filed with the Commission as an exhibit to the Registration Statement of which the Prospectus forms a part. A copy of the Series Supplement for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

    The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that any Series may be issued thereunder up to the aggregate principal amount specified in the related Series Supplement that may be authorized from time to time by the Issuer. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. If so specified in related Prospectus Supplement, such Subordinate Securities may be offered hereby and by the related Prospectus Supplement. Each Class of a Series will be issued in registered or bearer form, as designated in the related Prospectus Supplement for a Series, in the minimum denominations specified in the related Prospectus Supplement. See "--Bearer Securities and Registered Securities." Bonds of a Series may be issued in whole or part in book-entry form. The transfer of the Bonds may be registered and the Bonds may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange.

    Payments of principal of and interest on the Bonds which are registered securities will be made by the Trustee, or if the Trustee is not the paying agent, the Paying Agent. Payments of principal of and interest on a Series will be made on the Payment Dates specified in the related Prospectus Supplement, to Bondholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Bond Register. All payments will be made by check mailed to the Bondholder or by wire transfer to accounts maintained by such Bondholder as specified in the related Prospectus Supplement, except that final payments of principal in retirement of each Bond will be made only upon presentation and surrender of such Bond at the office of the New York Presenting Agent. Notice will be mailed to the holder of such Bond before the Payment Date on which the final principal payment in retirement of the Bond is expected to be made.

    The Trustee will include with each payment on a Bond a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Bond of each Class having the minimum denomination for Bonds of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Payment Date prior to the commencement of principal payments on a Class of Compound Interest Bonds, the aggregate unpaid principal amount of each Class of Bonds, the interest accrued since the prior Payment Date and added to the principal of a Compound Interest Bond having the minimum denomination for Bonds of such Class and the new principal balance of such Bond.

THE CERTIFICATES--GENERAL

    The Certificates will be issued in Series pursuant to separate Trust Agreements between the Depositor and Bankers Trust or Marine Midland (or another bank or trust company named in the related Prospectus Supplement). A form of Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement relating to each Series of Certificates will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement and the Prospectus Supplement relating to each Series of Certificates. When particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms shall be as specified in the Trust Agreement.

    Each Series of Certificates will consist of one or more Classes, one or more of which may consist of Compound Interest Securities, Variable Interest Securities, Interest Only Certificates, Principal Only Certificates, Zero Coupon Securities or Planned Amortization Class Securities ("PACs"). A Series of Certificates may also include one or more Classes of Subordinate Securities.

    Each Series will be issued in fully registered form or bearer form, in the minimum original amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only. See "--Bearer Securities and Registered Securities."

    Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date as set forth in the related Prospectus Supplement.

    Distributions of principal of and interest on Certificates of a Series in registered form will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that (a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made.

    The Trustee will include with each distribution on a Certificate a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Certificate of each Class having the minimum denomination for Certificates of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Distribution Date prior to the commencement of principal payments on a Class of Compound Interest Securities, the aggregate unpaid principal amount of each Class of Certificates, the interest accrued since the prior Distribution Date and added to the principal of a Compound Interest Certificate having the minimum denomination for Certificates of such Class and the new principal balance of such Certificate. See "THE TRUST AGREEMENT--Reports to Certificateholders."

BEARER SECURITIES AND REGISTERED SECURITIES

    Unless otherwise provided with respect to a Series of Securities, the Securities will be issuable as registered securities without coupons. If so provided with respect to a Series of Securities, Securities of such Series will be issuable solely as bearer securities with coupons attached or as both registered securities and bearer securities. Any such bearer securities will be issued in accordance with U.S. tax and securities laws then applicable to the sale of such securities.

    Unless applicable law at the time of issuance of any bearer securities provides otherwise, in connection with the sale during the "restricted period' as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the Closing Date and, with respect to unsold allotments, until sold) no bearer security shall be mailed or otherwise delivered to any location in the United States (as defined under "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES"). A bearer security in definitive form may be delivered only if the Person entitled to receive such bearer security furnishes written certification, in the form required by the Indenture, to the effect that such bearer security is not owned by or on behalf of a United States person (as defined under "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES"), or, if a beneficial interest in such bearer security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the bearer security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case (i) or (ii), such financial institution agreed to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. See "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES."

    Registered securities of any Series (other than in book-entry form) will be exchangeable for other registered securities of the same Series and of a like aggregate principal amount and tenor but of different authorized denominations. In addition, if specified in the related Prospectus Supplement, if Securities of any Series are issuable as both registered securities and as bearer securities, at the option of the Holder, upon request confirmed in writing, and subject to the terms of the Indenture or Trust Agreement, as the case may be, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such Series will be exchangeable into registered securities of the same Series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any bearer security surrendered in exchange for a registered security between the relevant record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture or Trust Agreement, as the case may be. Except as provided in an applicable Prospectus Supplement, bearer securities will not be issued in exchange for registered securities. If Securities of a Series are issuable as bearer securities, the Issuer will be required to maintain a transfer agent for such Series outside the United States.

    Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of principal of and interest on bearer securities will be payable or distributable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Issuer may designate from time to time by check or by wire transfer, at the option of the holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of interest on bearer securities on any Payment Date or Distribution Date, as applicable, will be made only against surrender of the coupon relating to such Payment Date or Distribution Date, as applicable. No payment or distribution of interest on a bearer security will be made unless on the earlier of the date of the first such payment by the Paying Agent or the delivery by the Issuer of the bearer security in definitive form (the "Certification Date"), a written certificate in the form and to the effect described above is provided to the Issuer. No payment or distribution with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment or distribution of principal of and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of the Issuer's Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

BOOK-ENTRY REGISTRATION

    If so specified in the related Prospectus Supplement, the Securities will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by one or more single Securities registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in book-entry Securities (a "Securities Owner") will be entitled to receive Securities representing such person's interest in the Securities except in the event that Definitive Securities (as defined herein) are issued under the limited circumstances set forth below. Unless and until Definitive Securities are issued, it is anticipated that the only holder of book-entry Securities will be Cede & Co., as nominee of DTC. Securities Owners will not be "Holders," "Bondholders" or "Certificateholders" under the Indenture or Trust Agreement, as applicable, and Securities Owners will only be permitted to exercise the rights of Bondholders or Certificateholders, as applicable, indirectly through DTC and its Participants.

    DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Securities Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of book-entry Securities may do so only through Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Securities Owner to pledge such owner's interest in a book-entry Security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest in a book-entry Security, may be limited. In addition, under a book-entry format, Securities Owners may experience some delay in their receipt of principal and interest distributions with respect to the book-entry Securities since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Securities Owners.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry Securities and is required to receive and transmit principal and interest distributions and other distributions with respect to the book-entry Securities. Participants and Indirect Participants with which Securities Owners have accounts with respect to book-entry Securities similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securities Owners. Accordingly, although Securities Owners will not possess book-entry Securities, the Rules provide a mechanism by which Securities Owners will receive distributions and will be able to transfer their interests.

    The Issuer understands that DTC will take any action permitted to be taken by a Bondholder or Certificateholder under the Indenture or Trust Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC ownership of the book-entry Securities is credited. Additionally, the Issuer understands that DTC will take such actions with respect to Securities Owners who are holders of a certain specified interest in book-entry Securities or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Securities Owners to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

    Unless otherwise specified in the related Prospectus Supplement, Securities of a Series issued initially in book-entry form only will be issued in fully registered, certificated form ("Definitive Securities") to Securities Owners, rather than to DTC, only if (i) DTC advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Securities, and the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default under the Indenture or Trust Agreement, as applicable, Securities Owners representing a majority of the aggregate outstanding principal amount of the Securities advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Securities Owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the Securities registered in the name of its nominee and instructions for registration, the Trustee will issue all, but not less than all, of the principal amount of the formerly DTC-held Securities then outstanding in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Bondholders under the Indenture, or Certificateholders under the Trust Agreement, as applicable.

VALUATION OF MORTGAGE ASSETS

    If stated in the applicable Prospectus Supplement, each item of Mortgage Assets securing a Series, or comprising the Trust Fund, as the case may be, will be assigned an initial Asset Value determined in the manner and subject to the assumptions specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the aggregate of the Asset Values of the Mortgage Assets pledged to secure a Series or comprising the Trust Fund, as the case may be, will not be less than the initial Aggregate Outstanding Principal of the related Series at the date of issuance thereof.

    With respect to the Mortgage Assets pledged to collateralize the Bonds of a Series, or comprising the Trust Fund, as the case may be, as of any date, the Aggregate Asset Value, unless otherwise specified in the related Prospectus Supplement, shall be equal to the aggregate of the Asset Values for each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate or Trust Fund, as applicable, for a Series of Securities plus the amount, if any, remaining in the Collection Account and any other Pledged Fund or Account subsequent to an initial deposit therein on the Delivery Date, together with Reinvestment Income thereon, if any, at the Assumed Reinvestment Rate, if any.

    There are a number of alternative means of determining Asset Value of the Mortgage Assets, including determinations based on the discounted present value of the remaining scheduled payments on such Mortgage Assets, determinations based on the relationship between the interest rate borne by such Mortgage Assets and the Bond Interest Rate or Rates or Certificate Interest Rate or Rates for the related Classes of Securities, or based upon the aggregate outstanding principal balances of the Mortgage Assets. If applicable, the Prospectus Supplement for a Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Mortgage Assets for such Series of Securities.

    The Assumed Reinvestment Rate, if any, for a Series will be the rate on which amounts deposited in the Collection Account will be assumed to accrue interest or a rate insured or guaranteed by means of a surety bond, Guaranteed Investment Contract, or similar arrangement. If the Assumed Reinvestment Rate is insured or guaranteed, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OR DISTRIBUTIONS OF INTEREST

    Each Class of a Series (other than a Class of Zero Coupon Securities or Principal Only Securities) will accrue interest at the rate per annum specified, or in the manner determined and set forth, in the related Prospectus Supplement (calculated on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement). Interest on all Securities which accrue interest, other than Compound Interest Securities, will be due and payable on the Payment Dates or Distribution Dates specified in the related Prospectus Supplement. However, failure to pay interest on a current basis may not necessarily be an Event of Default with respect to a particular Series of Securities. Unless otherwise specified in the related Prospectus Supplement, payment of interest on a Class of Compound Interest Securities will commence only following the Accrual Termination Date. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. Following the applicable Accrual Termination Date, interest payments will be made on such Class on the Compound Value of such Class. The Compound Value of a Class of Compound Interest Securities equals the original principal amount of the Class, plus accrued and unpaid interest added to such Class through the immediately preceding Payment Date or Distribution Date, less any principal payments previously made on that Class, and if specified in the related Prospectus Supplement, losses allocable thereto. Each payment of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the related Interest Accrual Period preceding such Payment Date or Distribution Date, which Interest Accrual Period will end on the day preceding each Payment Date or Distribution Date or such earlier date as may be specified in the related Prospectus Supplement. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments (and additions to principal of the Securities), and allocations of losses on the Primary Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

    To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Variable Interest Securities. The Variable Interest Rate of Variable Interest Securities will be a variable or adjustable rate, subject to a Maximum Variable Interest Rate and a Minimum Variable Interest Rate. It is the Issuer's present intention, subject to changing market conditions, that the Variable Interest Rate formula or index be based on an established financial index in the national or international financial markets. The Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable, for Variable Interest Securities will be set forth in the related Prospectus Supplement and need not be the same as the Payment Dates or Distribution Dates for other Securities in such Series, but may be either more or less frequent. Unless otherwise specified in the related Prospectus Supplement or herein, references to Payment Date or Distribution Dates include Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable. For each Class of Variable Interest Securities, the related Prospectus Supplement will set forth the initial Bond Interest Rate or Certificate Interest Rate, as applicable, (or the method of determining it), the Variable Interest Period and the formula, index or other method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, for each Variable Interest Period will be determined.

    Interest Only Securities or Interest Weighted Securities, among others, may be assigned a "Notional Amount" which is used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Prospectus Supplement, the Notional Amount will be determined at the time of issuance of such Securities based on the principal balances or Bond Value of the Mortgage Loans attributable to the Securities of a Series entitled to receive principal, and will be adjusted monthly over the life of the Securities based upon adjustments to the Asset Value or principal amounts of such Mortgage Loans. Reference to the Notional Amount is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.

    If so specified in the related Prospectus Supplement, if funds in the Collection Account are insufficient to make required payments of interest to Bondholders or Certificateholders on any Payment Date or Distribution Date, as applicable, amounts available for payment to the Bondholders or Certificateholders of each Class will be allocated pro rata in the proportion in which the outstanding principal balance of each Bond or Certificate bears to the aggregate outstanding principal balance of all Bonds or Certificates of such Class, except that Subordinate Bondholders or Subordinate Certificateholders, if any, will not, unless otherwise specified in the related Prospectus Supplement, receive any payments of interest on the Subordinate Bonds or Subordinate Certificates until Senior Bondholders or Senior Certificateholders receive payments of interest due them (in each case as described in the related Prospectus Supplement).

PAYMENTS OR DISTRIBUTIONS OF PRINCIPAL

    On each Payment Date or Distribution Date for a Series, the Issuer will make principal payments to the holders of the Securities of such Series on which principal is then due and payable. Payments of principal on a Series will be allocated among Classes of such Series in the order of priority and amounts specified in the related Prospectus Supplement. All payments or distributions of principal of Securities of a Class will be applied either on a pro rata or random lot basis, as specified in the related Prospectus Supplement.

    Except as specified otherwise in the related Prospectus Supplement, the total amount of principal payments or distributions required to be made on the Securities of any Series on a Payment Date or Distribution Date (the "Principal Payment Amount") will be determined as specified in the related Prospectus Supplement. If the Series of Bonds has a Class of PAC Securities, such PAC Securities will have certain priorities of payment with respect to principal to the extent of certain targeted amounts with respect to each Payment Date or Distribution Date, as set forth in the related Prospectus Supplement. There can be no assurance that the Principal Payment Amount on any Payment Date or Distribution Date will be sufficient to pay in full the PAC Amount payable on such Payment Date or Distribution Date. The failure to pay in full the PAC Amount payable on a Payment Date or Distribution Date shall not constitute an Event of Default under the Indenture or Trust Agreement.

    If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Bonds or Subordinate Certificates or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

    One or more Classes of a Series may consist of Subordinate Bonds or Subordinate Certificates. Subordinate Bonds or Subordinate Certificates may be included in a Series to provide credit support as described herein under "ENHANCEMENT" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Bonds or Subordinate Certificates may be limited as described in the related Prospectus Supplement. See "ENHANCEMENT." If the Mortgage Assets are divided into separate Mortgage Groups securing separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Bonds or Senior Certificates secured by one Mortgage Group prior to making distributions on Subordinate Bonds or Senior Certificates secured by another Mortgage Group within the Trust Estate or Trust Fund. Subordinate Bonds or Subordinate Certificates will be offered hereby and by the related Prospectus Supplement so long as such Bonds or Certificates are rated in one of the four highest rating categories by at least one Rating Agency.

SPECIAL REDEMPTION

    If specified in the related Prospectus Supplement, the Bonds of a Series may be subject to special redemption on the day of any month specified therein if, as a result of the prepayment experience on the Mortgage Assets securing such Bonds or the low yield available for reinvestment or both, the Trustee determines (based on assumptions specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series) that the amount anticipated to be available in the Collection Account on the date specified in the related Prospectus Supplement for such Series, is anticipated to be insufficient to pay debt service on the Bonds of such Series on such Payment Date. The principal amount of Bonds of such Series required to be so redeemed will not exceed the Principal Payment Amount otherwise required to be paid on the next Payment Date. Therefore, the primary result of such a special redemption of Bonds is payment of principal prior to the next scheduled Payment Date.

    To the extent described in the related Prospectus Supplement, Bonds of a Series may be subject to special redemption in whole or in part following certain defaults under an Enhancement Agreement and, in certain other events, at the Redemption Price.

    All payments of principal pursuant to any special redemption will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any special redemption will be mailed by the Issuer or the Trustee prior to the Special Redemption Date. Unless otherwise specified in the related Prospectus Supplement, the Redemption Price for any Bonds so redeemed will be equal to

100% of the principal amount of such Bonds (or 100% of the Compound Value of any Compound Interest Securities) or portions thereof so redeemed, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

    In the event that Mortgage Assets having an Aggregate Bond Value at least equal to the original Aggregate Outstanding Principal of a Series is not pledged and delivered to the Trustee on the related Closing Date, the Issuer will deposit cash or Eligible Investments on an interim basis with the Trustee on such Closing Date in lieu of such Undelivered Mortgage Assets. If Mortgage Assets are not subsequently delivered within 90 days of issuance of the Bonds, the amount of such deposit corresponding to principal may be used to pay a corresponding amount of principal of the Bonds to the extent set forth, and on the Payment Dates specified, in the Prospectus Supplement.

OPTIONAL REDEMPTION

    The Issuer, or such other Person specified in the related Prospectus Supplement, may, at its option and if so specified in the related Prospectus Supplement, redeem, in whole or in part, one or more Classes of any Series on any Payment Date for such Series on or after the dates, if any, specified in such Prospectus Supplement. Notice of such redemption will be given by the Issuer or Trustee prior to the Redemption Date. In the case of a REMIC, the Issuer may effect an optional redemption only if it qualifies as a "qualified liquidation" under Section 860F of the Code. The Redemption Price for any Bond so redeemed will be equal to 100% of the outstanding principal amount of such Bond, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

MANDATORY REDEMPTION

    If specified in the related Prospectus Supplement, Bonds of one or more Classes of a Series ("Individual Investor Bonds") may be subject to mandatory redemption by lot or by such other method set forth in the Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, no Bonds of a particular Class will be redeemed until all Bonds in each Class having a higher priority of redemption have been paid in full. Residual Interest Bonds will not be redeemed except in connection with the liquidation of the applicable REMIC, in which event the Residual Interest Bonds of the applicable Series will be redeemed in full.

    Individual Investor Bonds within a Class will be selected for redemption by random lot in $1,000 units after all redemptions requested by holders of Individual Investor Bonds in the Class have been made or by such other method set forth in the Prospectus Supplement. Procedures relating to optional redemptions requested by holders of Individual Investor Bonds and to mandatory redemptions by the Issuer of Individual Investor Bonds, and the Class priorities, if any, and conditions with respect to such redemptions, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION

    If so specified in the related Prospectus Supplement for a Series, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which one or more REMIC elections have been made, the Trustee must conduct the optional termination so as to constitute a "qualified liquidation" under Section 860F of the Code. See "THE TRUST AGREEMENT--Termination."

OPTIONAL REPURCHASE OF CERTIFICATES

    If so specified in the related Prospectus Supplement for a Series, one or more Classes of the Certificates of such Series may be repurchased, in whole or in part, at the option of the Depositor, at such times and under the circumstances specified in such Prospectus Supplement. Notice of any such repurchase must be given by the Trustee prior to the optional repurchase date, as specified in the related Prospectus Supplement. The repurchase price for any Certificate so repurchased will be set forth in the related Prospectus Supplement.

OTHER REPURCHASES

    If so specified in the related Prospectus Supplement for a Series, any Class of the Certificates of such Series may be subject to repurchase at the request of the holders of such Class or to mandatory repurchase by the Depositor. Any such redemption at the request of holders or mandatory repurchase with respect to a Class of a Series of the Certificates will be described in the related Prospectus Supplement and will be on such terms and conditions as described therein.

                      YIELD AND PREPAYMENT CONSIDERATIONS

TIMING OF PAYMENT OR DISTRIBUTION OF INTEREST AND PRINCIPAL

    Each payment or distribution of interest on the Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the Interest Accrual Period specified in the related Prospectus Supplement preceding such Payment Date or Distribution Date. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities) and allocations of losses on the Mortgage Assets are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date with respect to such preceding Interest Accrual Period. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during such Interest Accrual Period.

PRINCIPAL PREPAYMENTS

    The yield to maturity or final distribution on the Securities will be affected by the rate of principal payments on the Mortgage Loans (including principal prepayments resulting from both voluntary prepayments by the Mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. The rate of principal payments or distributions on the Securities will correspond to the rate of principal payments on the Mortgage Assets. Principal prepayments on the Mortgage Assets are likely to be affected by the existence of provisions prohibiting prepayment of a Mortgage Loan underlying or comprising the Mortgage Assets for a defined period of time (a "Lock-Out Period") or provisions requiring the payment of a prepayment premium in the event of a prepayment (a "Yield Maintenance Payment"), and by the extent to which the Primary Servicer is able to enforce such provisions. Mortgage Loans with a Lock-Out Period or a Yield Maintenance Payment, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-Out Periods or with lower Yield Maintenance Payments.

    If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated.

    The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal prepayment is received on the Mortgage Loans and paid on an investor's Securities, the greater the effect on such investor's yield to maturity or final distribution. The effect on an investor's yield of principal payments or distributions occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments or distributions.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

    The Stated Maturity for a Class is the date specified in the related Prospectus Supplement, calculated on the basis of the assumptions applicable to such Series set forth therein, no later than which the entire Aggregate Outstanding Principal thereof will be fully paid.

    The rate of return on reinvestment of distributions of principal and interest on the Mortgage Assets securing a Series, the rates at which principal payments are received on such Mortgage Assets and the rate at which payments are made from any Reserve Fund or other Enhancement for such Series may affect the ultimate maturity of each Class of such Series. Prepayments on the Mortgage Assets will accelerate the rate at which principal is paid or distributed on the Securities. High reinvestment rates tend to increase the amount of Excess Cash Flow, which, to the extent applied to principal payments or distributions on the Securities, will accelerate principal payments or distributions on such Securities.

    "Weighted average life" refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for such Bonds, or deposited in the Trust Fund, as the case may be, is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

    The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, demographic, geographic, tax, legal and other factors. The rate of prepayments of housing loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for a Series, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgages. In this regard, it should be noted that certain Mortgage Assets pledged as security for a Series may be backed by Mortgage Loans with different interest rates and the stated pass-through or pay-through interest rate of certain Mortgage Assets may be a number of percentage points less than the underlying Mortgage Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets for a Series have actual terms to maturity of less than those assumed in calculating Stated Maturity or the Final Scheduled Distribution Date, one or more Classes of the Series may be fully paid prior to their respective Stated Maturities or the Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate, if any. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of interest rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "SECURITY FOR THE BONDS AND CERTIFICATES."

    Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

    Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR or SPA.

    The Issuer is not aware of any publicly available statistics that set forth prepayment experience or prepayment forecasts of commercial or multifamily mortgage loans over an extended period of time.

    Except with respect to Interest Only Securities, the Prospectus Supplement will contain tables setting forth the projected weighted average life of each Class of such Series and the percentage of the original principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Mortgage Loans comprising or underlying the related Mortgage Assets. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

    TYPE OF MORTGAGE LOAN. Mortgage Loans comprising or underlying the Mortgage Assets may consist of ARMs. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly below the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

    A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the Servicer, the Master Servicer or the Special Servicer, if any, may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer, the Master Servicer or the Special Servicer, if any, may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be given considerable flexibility to modify Mortgage Loans which are in default or as to which a default is reasonably foreseeable. Any defaulted balloon payment or modification which extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities thereby lengthening the period of time elapsed from the date of issuance of a Security until each dollar of principal will be repaid or distributed to the investor.

    FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Mortgage Loans which are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Securities. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Mortgage Loans. The return to Holders of Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

    DUE ON SALE CLAUSES. Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans underlying Private Mortgage-Backed Securities and Mortgage Loans in a Mortgage Pool may include "due-on-sale" clauses which allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of the underlying Mortgaged Property. Except as otherwise described in the Prospectus Supplement for a Series, the Primary Servicer of Mortgage Loans comprising or underlying Mortgage Assets securing such Series will not exercise its right to enforce any "due-on-sale" clause applicable to the related Mortgage Loan so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. The Primary Servicer will not enforce such clause to the extent enforcement would be unlawful or would prejudice recovery under any applicable Insurance Policy. If the Primary Servicer determines not to enforce such "due-on-sale" clause, it will enter into an assumption and modification agreement with the person to whom the Mortgaged Property is to be conveyed. FHA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons.

    SINGLE MORTGAGE LOAN OR SINGLE OBLIGOR. The Mortgage Assets securing a Series may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single obligor.

                    SECURITY FOR THE BONDS AND CERTIFICATES

GENERAL

    Each Series of Bonds will be secured by a pledge by the Issuer to the Trustee of all right, title and interest of the Issuer in the Primary Assets for such Series, and each Series of Certificates will represent a beneficial interest in a Trust Fund comprised of Primary Assets transferred to the Trustee by the Depositor. The Primary Assets may include (a) Mortgage Assets directly owned by the Issuer, (b) amounts payable under the Mortgage Assets, (c) funds, instruments or securities deposited or held from time to time in any Reserve Fund, (d) funds, instruments or securities initially deposited in the Collection Account for such Series, (e) an assignment of leases and rents, if any, (f) reinvestment income, if any, on moneys deposited in any Pledged Fund or Account, (g) Enhancement Agreements, if any, (h) Servicing Agreements, if any, related to the Mortgage Loans of such Series, and (i) other funds, instruments or securities specified as Primary Assets in the related Prospectus Supplement.

    To the extent specified in the related Prospectus Supplement, certain amounts received by the Trustee or a Servicer with respect to a Private Mortgage-Backed Security or Mortgage Loan securing a Series may not be pledged as Mortgage Assets for such Series or deposited into the Trust Fund for such Series, as the case may be, but will be payable to the seller of such Private Mortgage-Backed Security or Mortgage Loan or to a Servicer free and clear of the lien of the Indenture, or interest granted under the Trust Agreement.

    Mortgage Assets for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement: (a) Mortgage Loans or participation interests therein and (b) Private Mortgage-Backed Securities. Mortgage Loans for a Series will be purchased by the Issuer directly or through an affiliate in the open market or in privately negotiated transactions. Private Mortgage-Backed Securities will in turn be secured by Underlying Collateral which will consist of Mortgage Loans. Participation interests pledged as Mortgage Assets for a Series may be acquired by the Issuer pursuant to a Participation Agreement or may be purchased in the open market.

    The Trustee or its agents or nominees will have possession of any Mortgage Loans constituting Mortgage Assets and will be the registered owner of any Private Mortgage-Backed Security which constitutes Mortgage Assets. The Trustee will not, unless otherwise specified in the related Prospectus Supplement, be in possession of or be the registered owner of any Underlying Collateral for any Private Mortgage-Backed Security. See "--Private Mortgage-Backed Securities" below.

    Unless otherwise specified in the related Prospectus Supplement for a Series, scheduled distributions of principal of and interest on the Mortgage Assets pledged to secure a Series or deposited into the Trust Fund for such Series, as the case may be, the amounts available to be withdrawn from any related Reserve Fund, the amount of cash, if any, initially deposited in the related Collection Account and any other Mortgage Assets pledged to secure such Series or deposited into the Trust Fund for such Series, as the case may be, together with the Reinvestment Income thereon at the Assumed Reinvestment Rate, if any, will be sufficient irrespective of the rate of prepayments on the Mortgage Assets to make required payments of interest on the Securities of such Series and to retire each Class of such Series not later than its Stated Maturity or Final Scheduled Distribution Date, as applicable. See "YIELD AND PREPAYMENT CONSIDERATIONS." The Mortgage Assets for a Series will equally and ratably secure each Class of such Series, or will represent beneficial interest in the Trust Fund, as the case may be, without priority of one Class over the other (subject to any subordination of Subordinate Securities of a Series as set forth in the related Prospectus Supplement), and the Mortgage Assets securing each Series, or comprising the Trust Fund, will serve as Mortgage Assets only for that Series.

MORTGAGE LOANS

    GENERAL. Mortgage Loans for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets, Mortgage Loans in which participation interests are conveyed to the Trustee, and Mortgage Loans underlying Private Mortgage-Backed Securities are referred to herein as the "Mortgage Loans." Some of the Mortgage Loans may have been originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to a Mortgage Loan. Mortgage Loans may, as specified in the related Prospectus Supplement, consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs or Mortgage Loans having balloon or other payment characteristics as described in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a fixed rate. Unless otherwise specified in the applicable Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property.

    The Mortgaged Properties may include Multifamily Property (i.e., multifamily residential rental properties or cooperatively owned properties consisting of five or more dwelling units) or Commercial Property. Multifamily Property may include mixed commercial and residential structures and may consist of property securing FHA-insured Mortgage Loans made by private lending institutions to help finance construction or substantial rehabilitation of the related multifamily rental or cooperative housing for moderate-income or displaced families. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS--Hazard Insurance on the Mortgage Loans--FHA Insurance."

    Each Mortgaged Property will be located on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the fee interest in leased land will be subject to the lien securing the related Mortgage Loan. Mortgage Loans secured by Multifamily Property or Commercial Property will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

    If so specified in the related Prospectus Supplement, Mortgage Loans relating to real estate projects under construction may be included in the Mortgage Assets for a Series. The related Prospectus Supplement will set forth the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. If permitted by applicable law, the Mortgage Pool may also include Mortgaged Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property"). To the extent specified in the related Prospectus Supplement, the Servicer, the Master Servicer or the Special Servicer, if any, may establish and maintain a trust account or accounts to be used in connection with REO Properties and other Mortgaged Properties being operated by it or on its behalf on behalf of the Trust Estate or the Trust Fund, as the case may be, by the mortgagor as debtor-in-possession or otherwise. See "SERVICING OF MORTGAGE LOANS--Maintenance of Insurance Policies and Other Servicing Procedures--Presentation of Claims; Realization Upon Defaulted Mortgage Loans." In addition, the Mortgage Pool for a particular Series may include Mortgage Loans which consist of cash flow mortgages, installment contracts, mortgage loans with equity features or other mortgage loans described in the related Prospectus Supplement.

    The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Pool as of the Cut-Off Date, including, among other things, (a) the aggregate unpaid principal balance of the Mortgage Loans comprising the Mortgage Pool; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of adjustable Mortgage Rates, the weighted average of the current adjustable Mortgage Rates, the minimum and maximum permitted adjustable Mortgage Rates, if any, and the weighted average thereof;
(c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining scheduled term to maturity of the Mortgage Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are ARMs, fixed interest rate, FHA Loans or other types of Mortgage Loans; (g) any Enhancement relating to the Mortgage Pool; (h) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are secured by Multifamily Property or Commercial Property; (i) the geographic dispersion of Mortgaged Properties securing the Mortgage Loans; and (j) the use or type of each Mortgaged Property securing a Mortgage Loan. The related Prospectus Supplement will also specify other characteristics of Mortgage Loans which may be included in the Mortgage Pool for a Series. If Private Mortgage-Backed Securities representing ownership interests in multiple mortgage pools constitute Mortgage Assets for a Series, the

Prospectus Supplement will set forth, to the extent available, the above-specified information on an aggregate basis for the respective mortgage pools. If specific information respecting the Mortgage Loans is not known to the Issuer at the time the related Series is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the Series and to be filed with the Commission within 15 days after the initial issuance of such Series.

    If so specified in the related Prospectus Supplement, the terms of a Mortgage Loan may provide that upon the sale of the Mortgaged Property, the obligor may, in lieu of the payment in full of the amount of principal and interest then outstanding or accrued on the related Mortgage Loan, irrevocably deposit cash or other specified obligations into an account with the Trustee in an amount which, together with interest thereon, will be sufficient to make timely payments or distributions of principal and interest on the Mortgage Loan and, therefore, on the Securities according to their terms.

    The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets may affect the rate of prepayment of Securities and the risk of delinquencies, foreclosures and losses. See "RISK FACTORS" and "YIELD AND PREPAYMENT CONSIDERATIONS."

    MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES. The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement. If stated in the related Prospectus Supplement, the originator of the Mortgage Loans (or another entity specified in the related Prospectus Supplement) will make representations and warranties concerning compliance with such underwriting procedures and standards.

    Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. FHA Loans will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA. Except as described below or in the related Prospectus Supplement, the Issuer believes that underwriting procedures used were consistent with those utilized by mortgage lenders generally during the period of origination.

    Unless otherwise specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with pre-established guidelines established by or acceptable to the loan originator for appraisers. Unless otherwise specified in the related Prospectus Supplement, the appraiser must personally inspect the property and verify that it was in good condition and that construction, if new, has been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

    No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on Commercial Property or on non-traditional housing such as Multifamily Property. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Issuer to pay principal of and interest on the Securities may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Assets, thus shortening weighted average life and affecting yield to maturity. See "YIELD AND PREPAYMENT CONSIDERATIONS."

    DETERMINATION OF COMPLIANCE WITH POOL REQUIREMENTS AND UNDERWRITING PROCEDURES. As more specifically set forth in the related Prospectus Supplement, the Issuer will represent and warrant, upon pledge of the Mortgage Loans to the Trustee under the Indenture or deposit of such Mortgage Loans into the Trust Fund, as applicable, among other things, as to the accuracy of the information in the related Mortgage Loan Schedule. If specified in the related Prospectus Supplement, the originator of a Mortgage Loan may make representations and warranties with respect to such Mortgage Loan. If so specified in the related Prospectus Supplement, the Issuer will assign its rights and the seller's obligations under the agreement pursuant to which the Issuer acquired the Mortgage Assets for the related Series to the Trustee.

    If so specified in the related Prospectus Supplement, upon the discovery of the breach of certain representations or warranties made by the Issuer in respect of a Mortgage Loan that materially and adversely affects the interests of the Bondholders or Certificateholders of the related Series, the Issuer will be obligated to cause the seller of such Mortgage Loans to repurchase such Mortgage Loan or deliver a substitute conforming Mortgage Loan as described below under "Repurchase and Substitution of Non-Conforming Mortgage Loans." The Trustee will be required to enforce this obligation for the benefit of the Bondholders or Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. If so specified in the related Prospectus Supplement, the Master Servicer, if any, may be obligated to enforce such obligations rather than the Trustee.

    REPURCHASE AND SUBSTITUTION OF NON-CONFORMING MORTGAGE LOANS. The Trustee, or if so specified in the related Prospectus Supplement, a custodian, will review Mortgage Loan documents after receipt thereof. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, or if it is determined that the Issuer has breached any representation or warranty, the Trustee or the custodian shall immediately notify the Issuer and the Master Servicer, if any, and the Trustee, if the custodian. Unless otherwise specified in the related Prospectus Supplement, if the Issuer cannot cure such defect thereafter, the Issuer will be obligated to cause the seller of such Mortgage Loan to repurchase within 90 days of the execution of the related Series Supplement, or within such other period specified in the related Prospectus Supplement, the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a purchase price generally equal to the unpaid principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the unpaid principal balance of such Mortgage Loan immediately prior to foreclosure) plus accrued interest.

    Unless otherwise provided in the related Prospectus Supplement, the Issuer may, rather than cause the repurchase of the Mortgage Loan as described above, remove such Mortgage Loan from the Trust Estate (a "Deleted Mortgage Loan") or Trust Fund, as applicable, and substitute in its place one or more other Mortgage Loans (each, a "Substitute Mortgage Loan"); provided, however with respect to a Series for which no REMIC election is made, such substitution must be effected within the period specified in the related Prospectus Supplement. Any Substitute Mortgage Loan will, on the date of substitution, have the characteristics specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Bondholders, Certificateholders or the Trustee for a material defect in a Mortgage Loan document or for breach of representations and warranties with respect to any Mortgage Loan. With respect to Mortgage Loans underlying Private Mortgage-Backed Securities, the PMBS

Agreement may have terms relating to the repurchase or substitution obligations which differ from those set forth above.

    The Master Servicer, if any, may also make certain warranties with respect to the Mortgage Loans comprising the Mortgage Pool for a Series. See "SERVICING OF MORTGAGE LOANS--Certain Matters Regarding the Master Servicer and Special Servicer." Upon a breach of any such warranty that materially and adversely affects the interests of Bondholders or Certificateholders of the related Series, the related Mortgage Loan will be required to be repurchased, subject to the conditions described in the preceding paragraph and in the related Prospectus Supplement. If the Master Servicer fails to repurchase such a Mortgage Loan, payments to Bondholders or Certificateholders could be reduced to the extent payments are not made on the Mortgage Loan.

    Various Servicers will provide certain customary servicing functions with respect to any Mortgage Loans pursuant to servicing agreements. Such Servicers may include affiliates of the Issuer. If so specified in the related Prospectus Supplement, a Master Servicing Agreement may be entered into between the Issuer and a Master Servicer. The Master Servicer will supervise the performance by the Servicers of their duties and responsibilities under the servicing agreements with respect to Mortgage Loans for the related Series. Alternatively, if so specified in the related Prospectus Supplement, the Master Servicer may be obligated to service Mortgage Loans directly or through one or more Servicers. In such a case, the Master Servicer will be primarily responsible for servicing of the Mortgage Loans. The specific duties to be performed by any Servicers and Master Servicer, if any, with respect to the Mortgage Loans of a particular Series will be set forth in the Prospectus Supplement to the extent they differ from the servicing obligations described herein under "SERVICING OF THE MORTGAGE LOANS." Servicers and the Master Servicer, if any, may be required to advance funds to cover delinquent payments on Mortgage Loans, to the extent specified in the related Prospectus Supplement. The Prospectus Supplement also will specify criteria to be met by each Servicer and the Master Servicer. Such criteria will be determined by the Issuer consistent with the requirements of each Rating Agency rating such Series. See "SERVICING OF MORTGAGE LOANS."

PRIVATE MORTGAGE-BACKED SECURITIES

    GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage participations and pass-through certificates, evidencing an undivided interest in a pool of Mortgage Loans, (b) debt obligations (interest payments on which may be tax-exempt in whole or in part), secured by mortgages or (c) participations or other interests in any of the foregoing. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement, or a participation agreement or similar agreement (a "PMBS Agreement"). The seller or servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans, participations or other interest, underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the Master Servicer directly or by one or more Servicers who may be subject to the supervision of the Master Servicer. Unless otherwise specified in the Prospectus Supplement relating to a Series, if payments with respect to interest on the underlying obligations are tax-exempt, such Prospectus Supplement will disclose the relevant federal tax characteristics relating to the tax-exempt status of such obligations.

    The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") may be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Issuer. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

    Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the Servicer. The PMBS Issuer or the Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

    UNDERLYING MORTGAGE LOANS. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs, or Mortgage Loans having balloon or other special payment features. Mortgage Loans underlying the Private Mortgage-Backed Securities will be secured primarily by Multifamily Property or Commercial Property. Unless otherwise stated in the related Prospectus Supplement, the underwriting procedures set forth above will also apply to Underlying Mortgage Loans.

    ENHANCEMENT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Enhancement in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of enhancement, if any, will be a function of certain characteristics of the Mortgage Loans, participations or other interest, and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency which assigned a rating to the Private Mortgage-Backed Securities.

    ADDITIONAL INFORMATION. The Prospectus Supplement for a Series which includes Private Mortgage-Backed Securities will specify, to the extent available, (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Estate or Trust Fund, as applicable, (ii) certain characteristics of the Mortgage Loans, participations or other interests which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, participations or other interests (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, adjustable payments or other payment features), (B) the approximate aggregate principal balance, if known, of Underlying Mortgage Loans, participations or other interests insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and
(D) the minimum and maximum stated maturities of the underlying Mortgage Loans, participations or other interests at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average pass-through or bond rate of the Private Mortgage-Backed Securities or formula therefor, (v) the pass-through or bond rate or ranges thereof for the Private Mortgage-Backed Securities or formula therefor, (vi) the PMBS Issuer, Master Servicer and the PMBS Trustee for such Private Mortgage-Backed Securities, (vii) certain characteristics of enhancement, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans, participations or other interests underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (viii) the terms on which the Underlying Mortgage Loans, participations or other interests for such Private Mortgage-Backed Securities or the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their maturity or the maturity of the Private Mortgage-Backed Securities and (ix) the terms on which Mortgage Loans, participations or other interests may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

    Unless otherwise provided in the related Prospectus Supplement, subject to the limitations set forth in the Indenture or Trust Agreement for a Series, the Issuer or Depositor may deliver to the Trustee other Mortgage Assets in substitution for any Mortgage Assets originally pledged as security for a Series, or deposited in the Trust Fund for a Series, as the case may be. Any such Substitute Mortgage Assets will have an outstanding principal balance or Asset Value (determined in a manner consistent with the Mortgage Assets for which it is substituted) that is less than or equal to the outstanding principal balance or Aggregate Asset Value of the Mortgage Assets for which it is substituted, unless otherwise specified in the related Prospectus Supplement, and will otherwise have such characteristics as shall be necessary to cause the Mortgage Assets, upon such substitution, to conform more fully to the description thereof set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (1) no substitution will be permitted which would delay the Stated Maturity or Final Scheduled Distribution Date, of any Class of Securities of the related Series, (2) no more than 40% of the Mortgage Assets (including any cash deposited on the Closing
Date) securing a Series may be substituted for, (3) only like kind Mortgage Assets may be substituted for Mortgage Assets (or, with respect to a substitution for cash deposited in any Pledged Fund or Account on the Closing Date, the Substitute Mortgage Assets must be of like kind as the Mortgage Assets securing the related Series) and (4) there can be no substitutions for Substitute Mortgage Assets. No substitution may be made (1) if such substitution would result in the Issuer becoming required to register as an "Investment Company" for purposes of the Investment Company Act of 1940, (2) if the Rating Agencies will, as a result of such substitution, downgrade the rating on the related Series of Securities or any Class thereof or (3) in the event that the Issuer has elected to be treated as a REMIC and such substitution would cause the REMIC to lose its status as a REMIC or result in a tax on "prohibited contributions" to or "prohibited transactions" of the REMIC.

    If the Issuer elects to treat the Mortgage Assets securing a Series of Bonds, or deposited into the Trust Fund, as a REMIC or an election is made to treat the arrangement by which a Series of Securities is issued as a REMIC, no Substitute Mortgage Assets may be pledged by the Issuer (a) in the case of the substitution for a "defective obligation" (within the meaning of Section 860G(a)(4)(B) of the Code), more than two years after the "Start Up Day" (as defined in Section 860G(a)(9) of the Code) of the REMIC, or (b) in the case of any other Mortgage Assets, more than three months after the Start Up Day.

COLLECTION ACCOUNT

    Unless otherwise provided in the related Series Supplement, a separate Collection Account for each Series will be established by the Trustee, or if the Trustee is not also the Paying Agent, by the Paying Agent, for receipt of all monthly principal and interest payments on the Primary Assets securing such Series and the amount of cash, if any, to be initially deposited therein by the Issuer, Reinvestment Income, if any, thereon and any amounts withdrawn from any Reserve Funds for such Series. If specified in the related Prospectus Supplement, Reinvestment Income, if any, or other gain from investments of moneys in the Collection Account will be credited to the Collection Account for such Series and any loss resulting from such investments will be charged to such Collection Account. Funds on deposit in the Collection Account will be available for application to the payment of principal of and interest on the Securities of the related Series and for certain other payments provided for in the Indenture or Trust Agreement and described in the related Prospectus Supplement. To the extent that amounts remaining on deposit in the Collection Account on each Payment Date or Distribution Date represent Excess Cash Flow not required to be applied to such payments or distributions, unless otherwise specified in the related Prospectus Supplement, such amounts may be paid as provided in the Indenture or Trust Agreement to the Issuer (or, in the case of a REMIC, to the holder of the residual interest therein).

OTHER FUNDS OR ACCOUNTS

    A Series may also be secured by certain other funds and accounts for the purpose of, among other things, (i) paying certain administrative fees and operating expenses and (ii) accumulating funds that are credited to the Issuer's account pending their distribution to the Issuer. See "--Enhancement."

INVESTMENT OF FUNDS

    The Collection Account, Servicing Accounts and certain other funds and accounts for a Series are to be invested by the Trustee or the Paying Agent, as directed by the Issuer, in certain Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation, (a) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, (b) demand and time deposits, certificates of deposit or bankers' acceptances, (c) repurchase obligations pursuant to a written agreement with respect to (1) any security described in clause (a) above or (2) any other security issued or guaranteed by an agency or instrumentality of the United States of America, (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state, (e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), (f) a Guaranteed Investment Contract, (g) certificates or receipts representing ownership interests in future interest or principal payments on obligations described in clause (a) above, and (h) any other demand, money market or time deposit obligation, security or investment acceptable to the Rating Agencies.

    Eligible Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the Collection Account or any other Pledged Fund or Account for such Series are required or may be anticipated to be required to be applied for the benefit of the holders of such Series. Any gain or loss from such investments for a Series will be credited or charged to the appropriate fund or account for such Series unless otherwise specified in the related Prospectus Supplement.

GUARANTEED INVESTMENT CONTRACT

    If specified in the related Prospectus Supplement, on or prior to the Delivery Date the Issuer and the Trustee will enter into a Guaranteed Investment Contract with a guarantor acceptable to the Rating Agencies rating the Securities (the "Guarantor"), pursuant to which all distributions on the Mortgage Assets will be invested by the Trustee with the Guarantor, and the Guarantor will pay to the Trustee interest at the rate per annum set forth in such Guaranteed Investment Contract on all amounts invested. Whenever funds are required under the Indenture to be paid to Bondholders or under the Trust Agreement to be paid to the Certificateholders, the Guarantor, upon the request of the Trustee, will remit such funds to the Trustee.

ENHANCEMENT

    Enhancement may be provided with respect to a Series, or with respect to any Mortgage Loans or Private Mortgage-Backed Securities securing a Series. See "ENHANCEMENT."

                          SERVICING OF MORTGAGE LOANS

GENERAL

    The servicing obligations with respect to a particular Series may be performed by various Servicers or by the Trustee. If so specified in the related Prospectus Supplement, a Master Servicer or a Special Servicer may be appointed. The related Prospectus Supplement for each Series will describe the extent, if any, such rights, duties and obligations vary or differ with respect to such Series from those described herein.

    If so specified in the related Prospectus Supplement, pursuant to a Master Servicing Agreement or Trust Agreement, customary servicing functions with respect to Mortgage Loans which comprise Mortgage Assets for a Series, or which constitute Underlying Collateral for a Private Mortgage-Backed Security will be provided by the Master Servicer directly or by one or more Servicers subject to supervision by the Master Servicer. To the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the duties and obligations of such Special Servicer. To the extent specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the authority to sell or otherwise dispose of Mortgage Loans or the related REO Property in order to maximize the value of such Mortgage Loans or property. The entity which has primary liability for servicing Mortgage Loans directly is sometimes referred to herein as the "Primary Servicer." If the Master Servicer is not required under the Master Servicing Agreement, Trust Agreement or PMBS Agreement, as applicable, to act as Primary Servicer, then the Master Servicer, if any, will (i) administer and supervise the performance by the Servicers (who will act as Primary Servicers) of their servicing responsibilities under the Servicing Agreements, (ii) to the extent not maintained by a Primary Servicer, maintain any insurance policy required for the related Mortgage Pool and (iii) advance funds as described below under "Advances" and in the related Prospectus Supplement. If a Master Servicer undertakes to service Mortgage Loans directly it may do so through Servicers as its agents. In such case, the Master Servicer will be responsible for all aspects of the servicing of the related Mortgage Loans notwithstanding such use of Servicers. The Master Servicer or a Servicer may be an affiliate of the Issuer. Unless otherwise specified in the related Prospectus Supplement, in the case of FHA Loans, the Master Servicer and each Servicer will be required to be approved by HUD as an FHA mortgagee. The Master Servicer will only be responsible for the duties and obligations of the Special Servicer to the extent set forth in the related Prospectus Supplement.

    To the extent applicable, Master Servicing Agreements (direct or supervisory), Servicing Agreements and Special Servicing Agreements, if any, with respect to a Series will be filed as exhibits to a Current Report on Form 8-K within 15 days following the issuance of the Securities of a Series.

    The Master Servicer will be paid a servicing fee for the performance of its services and duties under each Master Servicing Agreement, as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a servicing fee. The Special Servicer, if any, will also be entitled to a servicing fee. In addition, the Master Servicer, Special Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. If a Servicer or the Special Servicer is terminated by the Master Servicer, the servicing function of the Servicer or the Special Servicer will be either transferred to a substitute Servicer or Special Servicer, as the case may be, or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to a Servicer, under a terminated Servicing Agreement, or the Special Servicer, under the Special Servicing Agreement, if the Master Servicer elects to perform such servicing functions itself. See "--Servicing Compensation and Payment of Expenses" below.

COLLECTION PROCEDURES

    The Primary Servicer or, if so specified in the related Prospectus Supplement, the Trustee, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans.

    Unless otherwise specified in the related Prospectus Supplement, the Primary Servicer, to the extent permitted by law and the terms of the related Mortgage Loans, will establish and maintain an escrow account (the "Escrow Account") in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the Escrow Account are to be made to effect timely payment of taxes, assessments and hazard insurance premiums, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Alternatively, the terms of the related Mortgage Loan may require, upon the occurrence of a delinquency or default by the obligor, an impound account ("Impound Account") to be established and maintained and into which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited pending distribution of such items. The Primary Servicer will be responsible for the administration of the Escrow Account or the Impound Account and may be obligated to make escrow or impound advances to the relevant account when a deficiency exists therein if so specified in the related Prospectus Supplement.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CUSTODIAL ACCOUNTS

    With respect to any Series, the Master Servicer, if any, will establish an account (the "Custodial Account") in the name of the Trustee, unless otherwise specified in the related Prospectus Supplement. The Custodial Account will be established so as to comply with the standards of each Rating Agency rating the Securities of a Series. Amounts to be remitted to the Trustee shall be remitted by the Master Servicer to the Trustee from the Custodial Account for deposit in the Collection Account for the related Series.

    In those cases where a Servicer is servicing Mortgage Loans pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with the standards set forth below for the Custodial Account and that is otherwise acceptable to the Master Servicer, if any. The Servicer will be required to deposit into the Servicing Account on a daily basis (or upon identification) all mortgage related receipts received by it with respect to Mortgage Loans serviced by such Servicer subsequent to the Cut-Off Date less its servicing fee and certain other amounts specified in the Servicing Agreement. On each Servicer Remittance Date, the Servicer shall remit all funds held in the Servicing Account (other than payments due on or before the Cut-Off Date and other amounts permitted to be withdrawn from or held in the Servicing Account pursuant to the Servicing Agreement) with respect to each Mortgage Loan together with any Advances made by such Servicer for deposit to the Custodial Account, or if a Custodial Account has not been established, directly to the Collection Account. See "--Advances" below.

    If so specified in the related Prospectus Supplement, the Custodial Account and each Servicing Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending remittance to the Trustee in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Servicer will be entitled to receive any such interest or other income earned on funds in the Custodial Account or Servicing Account as additional compensation.

    The Master Servicer will deposit in the Custodial Account on a daily basis all mortgage related receipts (including amounts remitted by the Servicer) received by it subsequent to the Cut-off Date (other than payments of principal and interest due on or before the Cut-off Date).

    With respect to any other type of Mortgage Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement.

ADVANCES

    GENERAL. To the extent provided in the related Prospectus Supplement, the Primary Servicer may make periodic advances of cash ("Advances") from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the extent such Advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise. Neither the Master Servicer nor the Servicers will be required to make such Advances, unless otherwise specified in the related Prospectus Supplement. The Master Servicer's obligation to make Advances, if any, may, as specified in the related Prospectus Supplement, be limited in amount or may be limited to Advances received from Servicers. If so specified in the related Prospectus Supplement, the Master Servicer will not be obligated to make Advances until all or a specified portion of a Reserve Fund is depleted. Advances are intended to enable the Issuer to make timely payment of the scheduled principal and interest payments or distributions on the Securities of such Series, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Mortgage Loans which represent late recoveries of principal or interest respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loans, or any other source described in the related Prospectus Supplement, the Servicer or Master Servicer will be entitled to reimbursements from other funds in the Custodial Account or Servicing Account, as applicable.

    ADJUSTMENTS TO SERVICING FEE OR ADVANCES IN CONNECTION WITH PREPAID MORTGAGE LOANS. With respect to each Mortgage Pool, if an obligor makes a principal prepayment between scheduled payment dates, the obligor may be required to pay interest on the principal balance only to the date of prepayment in full. If and to the extent provided in the related Prospectus Supplement, the amount of the servicing fee may be reduced, or the Primary Servicer may be otherwise obligated to advance moneys from its own funds or any reserve maintained for such purpose, to the extent necessary to include an amount equal to a full month's interest payment at the applicable Mortgage Rate. Partial principal prepayments may be treated as having been received on the next Due Date, and, if so, no reduction in interest remitted for deposit to the Collection Account will occur. See "YIELD AND PREPAYMENT CONSIDERATIONS."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

    GENERAL. To the extent specified in the related Prospectus Supplement and the Servicing Agreement, the Primary Servicer will be required to cause to be maintained a standard hazard insurance policy with respect to each Mortgaged Property. In addition, all or a portion of the Mortgage Loans comprising a Mortgage Pool or constituting Underlying Collateral may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS."

    PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED MORTGAGE LOANS. The market value of any property obtained in foreclosure or by deed in lieu of foreclosure may be based substantially on the operating income obtained by renting the applicable property. As a default on a Mortgage Loan secured by Multifamily Property or Commercial Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property generally will be less than anticipated when such Mortgage Loan was originated. To the extent that equity does not cushion the loss in market value upon any liquidation and such loss is not covered by other credit support, a loss may be experienced by the related Bondholders or Certificateholders, as applicable.

    The Primary Servicer, on behalf of itself, the Trustee, the Bondholders or Certificateholders, as applicable, and the Issuer, will be required to present, or cause to be presented, claims with respect to any insurance policy. The Primary Servicer will be required to present claims and take such reasonable steps as are necessary to permit recovery under any FHA insurance respecting defaulted Mortgage Loans.

    The Primary Servicer may foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Primary Servicer will generally follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, subject to the express provisions of the related Servicing Agreement.

ENFORCEMENT OF DUE-ON SALE CLAUSES

    Unless otherwise specified in the related Prospectus Supplement, when any Mortgaged Property is about to be conveyed by the Mortgagor, the Primary Servicer will not exercise its rights to accelerate the maturity of such Mortgage Loan under the applicable "due-on-sale" clause, if any, so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. If such conditions are met or the Primary Servicer reasonably believes enforcement of a due-on-sale clause will not be enforceable, the Primary Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Unless otherwise specified in the related Prospectus Supplement, any fee collected in connection with an assumption will be retained as additional servicing compensation.

MODIFICATION; WAIVERS

    As set forth in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the discretion, subject to certain conditions set forth therein, to modify, waive or amend the terms of any Mortgage Loan without the consent of the Trustee, or any Bondholder or Certificateholders, as applicable.

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Master Servicer or the Special Servicer, if any, has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Master Servicer, the Special Servicer, if any, and each Servicer will be entitled to a servicing fee in an amount specified or to be calculated in a manner described in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer, the Special Servicer, if any, or a Servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and modification fees.

    The Primary Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. The ability of the Issuer of the related Series to pay principal of and interest on the Securities will not be affected to the extent claims are paid under the related insurance policies. If claims are either not made or paid under such insurance policies or if coverage thereunder has ceased or is insufficient, the ability of the Issuer to meet debt service requirements on the related Series may be adversely affected. In addition, the Primary Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Property, such right of reimbursement being prior to the rights of the Bondholders to receive any related Insurance Proceeds or Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

    The Master Servicer and the Special Servicer, if any, will deliver to the Trustee, on or before 120 days after the end of each fiscal year of the Master Servicer and the Special Servicer, if applicable, an officer's certificate stating that (i) a review of the activities of the Master Servicer, the Special Servicer and the

Servicers during the preceding calendar year and of performance under the Master Servicing Agreement, Special Servicing Agreement, if applicable, and the Servicing Agreements has been made under the supervision of such officer and
(ii) the Master Servicer and the Special Servicer, if applicable, has fulfilled all its obligations under the Master Servicing Agreement and Special Servicing Agreement, if applicable, throughout such year, and, to the best of such officer's knowledge, based on such review, each Servicer has fulfilled its obligations under the related Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the Master Servicer's and the Special Servicer's, if applicable, duties and duties of the Servicers have been conducted in compliance with the provisions of the applicable agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. Copies of the annual officer's certificate and accountants' statement may be obtained without charge upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND SPECIAL SERVICER

    The Master Servicer and any Special Servicer for each Series will be specified in the related Prospectus Supplement. The Master Servicer and any Special Servicer may be an affiliate of the Issuer and may have other business relationships with the Issuer and its affiliates.

    Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties except with the consent of the Trustee or upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under such Master Servicing Agreement.

    Unless otherwise specified in the related Prospectus Supplement, each Master Servicing Agreement will also provide that neither the Master Servicer, nor any director, officer, employee or agent of the Master Servicer, will be under any liability to the Bondholders or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Master Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of failure to perform its obligations in compliance with the standards of care set forth in the Master Servicing Agreement. The Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the rights and duties of the parties to the Master Servicing Agreement and the interests of the Bondholders, or Certificateholders thereunder. In such event, the Master Servicer will be entitled to be reimbursed for legal expenses and costs of such action out of the related Custodial Account.

                                  ENHANCEMENT

GENERAL

    For any Series, Enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Securities of such Series, the establishment of one or more reserve funds, overcollateralization, guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement (including but not limited to insurance, letters of credit or guarantee insurance) may be structured so as to be drawn upon by more than one Series to the extent described therein.

    Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Bondholders or Certificateholders, as applicable will bear their allocable share of deficiencies. Moreover, if a form of Enhancement covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such Enhancement will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

    If Enhancement is provided with respect to a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATE SECURITIES

    If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Securities. If so specified in the related Prospectus Supplement, the rights of the Holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Payment Date or Distribution Date will be subordinated to such rights of the Holders of Senior Securities to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, the amount of subordination will decrease whenever amounts otherwise payable to the Holder of Subordinate Securities are paid to the Holders of Senior Securities (including amounts withdrawn from any related Reserve Fund and paid to the Holders of Senior Securities), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the Holders of Senior Securities. Unless otherwise specified in the related Prospectus Supplement, the related Series Supplement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Securities.

    A Series may include one or more Classes of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right will effectively be subordinate to the rights of other Holders of Senior Securities, but will be not be limited to a specified dollar amount of subordination. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

    The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any related Reserve Fund will be used to make distributions to Holders of Senior Securities and/or to Holders of Subordinate Securities or be released from the related Trust Estate or Trust Fund. If cash flows otherwise distributable to holders of Subordinate Securities secured by a Mortgage Group will be used as credit support for Senior Securities secured by another Mortgage Group within the Trust Estate or Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CROSS-SUPPORT FEATURES

    If the Mortgage Assets for a Series are divided into separate Mortgage Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Securities secured by one Mortgage Group prior to distributions on Subordinate Securities secured by another Mortgage Group within the Trust Estate or Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

INSURANCE ON THE MORTGAGE LOANS

    Credit support with respect to a Series may be provided by insurance policies that include standard hazard insurance and may, if specified in the related Prospectus Supplement, include FHA Insurance. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS."

LETTER OF CREDIT

    The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the related Cut-Off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Estate or Trust Fund, as applicable. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

BOND GUARANTEE INSURANCE

    Bond guarantee insurance, if any, with respect to a Series of Bonds will be provided by one or more insurance companies. Such bond guarantee insurance will guarantee, with respect to one or more Classes of Bonds of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the bond guarantee insurance will also guarantee against any payment made to a Bondholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the bond guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

RESERVE FUNDS

    One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

    Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments or distributions of principal of and interest on the Securities, if required as a condition to the rating of such Series by each Rating Agency, or to reduce the likelihood of special redemptions with respect to any Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Following each Payment Date or Distribution Date amounts in such Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

    Moneys deposited in any Reserve Funds will be invested in Eligible Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "SERVICING OF MORTGAGE LOANS". The Reserve Fund, if any, for a Series will not be a part of the Trust Estate or Trust Fund, as applicable, unless otherwise specified in the related Prospectus Supplement.

    Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make payments or distributions to Bondholders or Certificateholders and use of investment earnings from the Reserve Fund, if any.

                 DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS

    The following descriptions of standard hazard insurance policies and FHA insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

GENERAL

    Each Mortgaged Property will be covered by a standard hazard insurance policy, as described in the related Prospectus Supplement. The coverage under standard hazard insurance policies will be subject to conditions and limitations described in the Prospectus Supplement and under "Hazard Insurance on the Mortgage Loans" below. Certain hazard risks will, therefore, not be insured and the occurrence of such hazards could adversely affect payments or distributions to Holders. Additionally, to the extent that losses on a defaulted or foreclosed Mortgage Loan are not covered by other credit support for such Series, such losses, if any, would affect payments or distributions to Holders.

HAZARD INSURANCE ON THE MORTGAGE LOANS

    The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquake, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support may adversely affect the ability of the Issuer to make payments of principal or interest on the Bonds. When a Mortgaged Property is located in a flood area identified in the Federal Register by the Flood Emergency Management Agency, the Master Servicer or the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property.

    The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the actual cash value of the improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the improvements damaged or destroyed or
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the actual cash value of such improvements.

    In the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Mortgage Loans, Mortgagors are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Primary Servicer, on behalf of the Trustee, Bondholders, and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties; however, the ability of the Primary Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Primary Servicer by Mortgagors.

FHA INSURANCE

    The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

    The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the Mortgaged Properties are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

MORTGAGES

    Each Mortgage Loan will be secured by a mortgage, a deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien upon, or grants a title interest in, the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The lien of the mortgage is generally subordinate to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. The priority of the lien with respect to such mortgage depends on its terms, the knowledge of the parties to the mortgage and generally on the order of recording the mortgage with the applicable public recording office.

    There are two parties to a mortgage: the mortgagor, who is the owner of the property and usually the borrower, and the mortgagee, who is the lender. In the case where the borrower is a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary at origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust has three parties: the owner of the property and usually the borrower, called the trustor (similar to a mortgagor), a lender, called the beneficiary (similar to the mortgagee), and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the mortgage loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, the law of the state in which the related Mortgaged Property is located and, in some cases, in deed of trust transactions, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee).

INTEREST IN REAL PROPERTY

    The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES OR BENEFICIARIES

    If specified in the applicable Prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Special Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. Accordingly, the Trust Fund (and therefore the Certificateholders), as the holder of the junior lien, bear
(i) the risk of delay in distributions while a deficiency judgement against the borrower is obtained and (ii) the risk of loss if the deficiency judgement is not realized upon. Moreover, deficiency judgements may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

    The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, by applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

    The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

    Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

    The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE OF MORTGAGE

    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust or deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice of any other individual having an interest in the real property, including any junior lienholders. In some states there is a reinstatement period. The trustor, borrower, or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In other states, after acceleration of the debt, the borrower is not provided with a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity refusing affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the borrower from an entirely technical default where such default was not willful.

    A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within the state statute of limitations (which is tolled by the filing of a bankruptcy case). Similarly, in some states, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third-party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the borrower's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, and subject in some states to the right of the borrower to stay in possession during a redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender typically incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure. Furthermore, certain states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

    The holder of a junior mortgage that forecloses on any Mortgaged Property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

    If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

    In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that (i) would cause such property to be treated as "foreclosure property" by any REMIC in which such REO Property is held and (ii) would, to the extent commercially reasonable and consistent with clause (i), maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality property or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

LEASEHOLD RISKS

    Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in is obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

    In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the foreclosure sales price and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

    Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the end of the third taxable year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

ENVIRONMENTAL MATTERS

    Real property pledged as security to a lender may be subject to environmental risks. For example, certain environmental liabilities may (1) cause a diminution in the value of the Mortgaged Property; (2) limit the lender's foreclosure rights; and (3) subject the lender to liability for clean-up costs or other remedial actions. Under the laws of many states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

    The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

    Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under the laws of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

    Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

    Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

    This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), signed into law by President Clinton on September 30, 1996, which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. In addition to its application to CERCLA, the Asset Conservation Act applies to determining a lender's liability as an owner or operator of a petroleum or hazardous substance underground storage tank ("UST") under the federal Resource Conservation and Recovery Act ("RCRA").

    The secured creditor exemption does not protect a lender from liability under CERCLA in cases, among others, where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or the petroleum and hazardous substance UST provisions of RCRA. For example, under other provisions of RCRA, a past or present owner or operator of a facility may be ordered to conduct environmental property remediation in a proceeding brought by the government or by private citizens. In addition, many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption.

    In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

    Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

    If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

    Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

    Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate or Trust Fund, as applicable, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which any action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

CERTAIN LAWS AND REGULATIONS

    The Mortgaged Properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the limited alternative uses for such Mortgaged Property, result in a failure to realize the full principal amount of the Mortgage Loans.

    For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgaged Properties which are hotels or motels may present additional risk in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

LEASES AND RENTS

    Multifamily and commercial mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

PERSONALTY

    Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

    In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

FEDERAL BANKRUPTCY AND OTHER LAWS AFFECTING CREDITORS' RIGHTS

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws (the "Bankruptcy Code") and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a bankruptcy petition acts as a stay of the enforcement of remedies (including the right of foreclosure) for collection of a debt. Also, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose the junior lien.

    In a Chapter 11 case under the Bankruptcy Code, the lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can also reinstate accelerated indebtedness and, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f) of the Bankruptcy Code, a trustee for a debtor, or a debtor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell its Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

    The Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term has been interpreted under the Bankruptcy Code. It should be noted, however, that, in the case of hospitality properties, the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

    Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the Mortgagors' ability to meet their obligations. For example, Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the Trustee's exercise of remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

    Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the bankruptcy petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the Mortgagor as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

    Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that "adequate assurance of future performance" by the assignee is provided to the lessor or contract party. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and that the assignment will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

    Under Section 365(h) of the Bankruptcy Code, if a trustee for a debtor, or a debtor as a debtor-in-possession, rejects an unexpired lease of real property as to which it is the lessor, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

    In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by a mortgagor under the related Mortgage Loan to the Trust Fund. Such payments may be protected from recovery as preferences if they are payments in the ordinary course of business made according to ordinary business terms on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to the particular transaction.

    A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with the ability to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage and the claim of the mortgagee may be subordinated to the claims of unsecured creditors.

DUE ON-SALE CLAUSES IN MORTGAGE LOANS

    A note, mortgage or deed of trust relating to the Mortgage Loans generally contains a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn St. Germain Depository Institutions Act of 1982 (the "Garn Act") effective October 15, 1982 (which purports to preempt state laws which prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder) the Servicer or the Master Servicer may nevertheless be able to accelerate many of the Mortgage Loans that contain a "due-on-sale" provision upon transfer of an interest in the property subject to the Mortgage Loans, regardless of the Servicer's or the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment will be enforceable under applicable state law. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

EQUITABLE LIMITATIONS ON REMEDIES

    In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

    The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

    In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible as Mortgage Assets unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ALTERNATIVE MORTGAGE INSTRUMENTS

    Alternative mortgage instruments, including ARMs originated by non-federally chartered lenders, have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

    Certain of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Certain of the Mortgage Loans may preclude secondary financing (by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property or in some other fashion) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

    Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

AMERICANS WITH DISABILITIES ACT

    Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                                 THE INDENTURE

    The following summaries describe certain provisions of the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, such provisions or terms are as specified in the Indenture.

CERTAIN COVENANTS

    The Issuer may not liquidate or dissolve, without the consent of the holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series. The Issuer also may not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety without the consent of holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series, and unless (a) the Person (if other than the Issuer) formed or surviving such merger or consolidation or acquiring such assets is a Person organized under the laws of the United States of America or any State and shall have expressly assumed, by supplemental indenture in form satisfactory to the Trustee, the due and punctual payment of principal of and interest on all Bonds and the performance of every applicable covenant of the Indenture to be performed, by the Issuer,
(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred, and be continuing, (c) the Trustee shall have received a letter from each Rating Agency rating any outstanding Bonds to the effect that the rating issued with respect to such Bonds is confirmed notwithstanding the consummation of such transaction and (d) the Trustee shall have received from the Issuer an Officers' Certificate and an Opinion of Counsel, each to the effect that, among other things, such transaction complies with the foregoing requirements.

    The Issuer may incur, assume, have outstanding or guarantee any indebtedness other than pursuant to the Indenture only subject to certain conditions and limitations.

MODIFICATION OF INDENTURE

    Except as set forth below, with the consent of the holders of not less than a majority of the then Aggregate Outstanding Principal of each Series or Class of such Series to be affected, the Trustee and the Issuer may amend the Indenture or execute a supplemental indenture, to add provisions to or change or eliminate any provisions of the Indenture or Trust Agreement, as applicable, relating to such Series, or modify the rights of the holders of the Bonds of that Series.

    Without the consent of the holder of each outstanding Bond affected, however, except as provided below, no such amendment or supplemental indenture shall (i) change the Stated Maturity of the principal of or any installment of principal of or interest on any Bond or reduce the principal amount thereof, the Bond Interest Rate for any Bond or the Redemption Price with respect thereto, or change the provisions of the Trust Indenture or the related Series Supplement relating to the application of the Trust Estate to payment principal of or interest on the affected Bonds, or change any place of payment where, or the coin or currency in which, any affected Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture regarding payment, (ii) reduce the percentage of Aggregate Outstanding Principal of the Bonds of the affected Series or Class of such Series, the consent of the holders of which is required for the authorization of any such amendment or supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences, (iii) modify or alter the provisions of the Indenture defining the term "Outstanding," (iv) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to the lien of the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of the security afforded by the lien of the Indenture, (v) reduce the percentage of the Aggregate Outstanding Principal of any Series (or Class of such Series), the consent of the holders of which is required to direct the Trustee to liquidate the Mortgage Assets for such Series, (vi) modify any of the provisions of the Indenture if such modification affects the calculation of the amount of any payment of interest or principal due and payable on any Bond on any Payment Date or to affect the rights of the holders of Bonds of any Series (or Class of such Series) to the benefit of any provisions for the mandatory redemption of Bonds of such Series (or Class of such Series) contained therein or in the related Series Supplement or (vii) modify the provisions of the Indenture regarding any modifications of such Indenture requiring consent of the holders of Bonds, except to increase the percentage or number of holders required to consent to such modification of such Indenture or Trust Agreement, as applicable, or to provide that additional provisions of the Indenture cannot be modified or waived without the consent of the holder of each Bond affected thereby.

    The Issuer and the Trustee may also amend the Indenture or enter into supplemental indentures, without obtaining the consent of holders of any Series, to cure any ambiguity or to correct or supplement any provision of the Indenture or any supplemental indenture which may be defective or inconsistent with any other provision, or to make or to amend any other provisions with respect to matters or questions arising under the Indenture or any supplemental indenture, provided that such action shall not materially adversely affect the interests of the holders of the Bonds. Such amendments may also be made and such supplemental indentures may also be entered into without the consent of Bondholders or Certificateholders to set forth the terms of and security for additional Series, to evidence the succession of another person to the Issuer, to add to the conditions, limitations and restrictions on certain terms of any Series and to the covenants of the Issuer, to surrender any right or power conferred upon the Issuer, to convey, transfer, assign, mortgage or pledge any property to the Trustee, to correct or amplify the description of any property subject to the lien of the Indenture to modify the Indenture to the extent necessary to effect the Trustee's qualification under the TIA or comply with the requirements of the TIA, to provide for the issuance of Bonds of any Series, to make any amendment necessary or desirable to maintain the status of a REMIC as a REMIC and to amend the provisions of the Indenture relating to authentication and delivery of a Series with respect to which a supplemental indenture has not theretofore been authorized or to evidence and provide for the acceptance of appointment by a successor trustee.

EVENTS OF DEFAULT

    Unless otherwise stated in the related Prospectus Supplement, an "Event of Default" with respect to any Series is defined in the Indenture as being: (i) a continuing default for 5 days in the payment of interest on any Bond of such Series; (ii) a continuing default for five days in the payment of principal, when due, of any Bond of such Series; (iii) the impairment of the validity or effectiveness of the Indenture or any grant thereunder, or the subordination, termination or discharge of the lien of the Indenture with respect to such Series, or the release of any Person from any covenants or obligations under the Indenture with respect to such Series, unless otherwise expressly permitted, or the creation of any lien, charge, security interest, mortgage or other encumbrance with respect to any part of the property subject to the lien of the Indenture, or any interest in or proceeds of such property, or the failure of the lien of the Indenture to constitute a valid first priority security interest in the property subject to the lien of the Indenture and the continuation of any of such defaults for a period of 30 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the then Aggregate Outstanding Principal of such Series; (iv) a default in the observance of, or breach of, any covenant or negative covenant of the Issuer made in the Indenture, or a material breach of any representation or warranty of the Issuer made in the Indenture or in any certificate or other document delivered pursuant thereto or in connection therewith as of the time when the same shall have been made, and the continuation of any such default or breach for a period of 60 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the then Aggregate Outstanding Principal of such Series (unless the default or breach is with respect to certain covenants specified in the Indenture not requiring such continuation or notice); and (v) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. Notwithstanding the foregoing, if a Series includes a Class of Subordinate Bonds, the Series Supplement for such a Series may provide that certain defaults which relate only to such Subordinate Securities shall not constitute an Event of Default with respect to the Bonds, under certain circumstances, and may limit the rights of holders of Subordinate Securities to direct the Trustee to pursue remedies with respect to such defaults, or other Events of Default. Such limitations, if any, will be specified in the related Prospectus Supplement.

    Unless otherwise provided in the related Prospectus Supplement, in case an Event of Default with respect to any Series should occur and be continuing, the Trustee may and, upon the written request of the holders of at least 25% of the then Aggregate Outstanding Principal of such Series shall, declare all Bonds of such Series to be due and payable, together with accrued and unpaid interest thereon. Such declaration may under certain circumstances be rescinded by the holders of a majority of the then Aggregate Outstanding Principal of such Series.

    The Indenture provides that the Trustee shall, within 90 days after the occurrence of an Event of Default with respect to a Series, mail to the holders of such Series notice of all uncured or unwaived defaults known to it; provided that, except in the case of an Event of Default in the payment of the principal or purchase price of or interest on any Bond, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Bondholders of such Series, and provided, further, that, in the case of a default specified in clause (iv) of the first paragraph of this "Events of Default" subsection the Trustee is not required to give such notice until at least 30 days after the occurrence of such default or breach and that, in the case of any default or breach specified in clause (v) of the first paragraph of this "Events of Default" subsection, the Trustee is not required to give such notice until at least 60 days after the occurrence of such default or breach.

    An Event of Default with respect to one Series will not necessarily be an Event of Default with respect to any other Series.

    Unless otherwise provided in the related Prospectus Supplement, if following an Event of Default with respect to any Series, the Bonds of such Series have been declared to be due and payable, the Trustee may, but shall not be obligated to, in its sole discretion, refrain from liquidating the related Mortgage Assets if (i) the Trustee determines that the amounts receivable with respect to such Mortgage Assets and any Enhancement will be sufficient to pay (a) all principal of and interest on the Bonds in accordance with their terms without regard to the declaration of acceleration and (b) all sums due the Trustee and any other administrative amounts required to be paid under the Indenture and (ii) Holders of the requisite percentage of the Securities of such Series have not directed the Trustee to sell the related Mortgage Assets as so specified in the Indenture. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee is prohibited from selling the Trust Estate following certain Events of Default unless (a) the amounts receivable with respect to the Mortgage Assets and any Enhancement are not sufficient to pay in full the principal of and accrued interest on the Bonds of such Series and to pay sums due the Trustee and other administrative expenses specified in the Indenture and the Trustee obtains the consent of holders of 66 2/3% of the Aggregate Outstanding Principal of such Series or (b) the Trustee obtains the consent of 100% of the Aggregate Outstanding Principal of such Series, and subject to the provisions of the related Prospectus Supplement, the obligor under the Enhancement. Unless otherwise provided in the related Prospectus Supplement, the proceeds of a sale of Mortgage Assets will be applied to the payment of amounts due the Trustee and other administrative expenses specified in the Indenture and then distributed pro rata among the Bondholders of such Series (without regard to Class, provided that Subordinate Securities will be subordinate to Senior Securities of the Series to the extent provided in the related Prospectus Supplement) according to the amounts due and payable on the Bonds for principal and interest at the time such proceeds are distributed by the Trustee.

    The Trustee shall not be deemed to have knowledge of any Event of Default or Default described in clauses (iv) through (vi) of the first paragraph of this "Events of Default" subsection unless an officer in the Trustee's corporate trust department has actual knowledge thereof. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Bondholders of a Series, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture the holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Series. In addition, the Holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) may, in certain cases, waive any default with respect to such Series, except a default in payment of principal or interest or in respect of a covenant or provision which cannot be modified without the consent of all Bondholders affected.

    Unless otherwise specified in the related Prospectus Supplement, no holder of Bonds of a Series will have the right to institute any Proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Trustee written notice of a continuing Event of Default with respect to such Series and has offered the Trustee satisfactory indemnity, (ii) the Holders of not less than 25% of the then Aggregate Outstanding Principal of such Series have made written request upon the Trustee to institute such Proceeding as Trustee and have offered satisfactory indemnity, (iii) the Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute any such Proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the then Aggregate Outstanding Principal of such Series; provided, however, that in the event that the Trustee receives conflicting requests and indemnities from two or more groups of Bondholders, each representing less than a majority of the Aggregate Outstanding Principal of such Series, the Trustee may in its sole discretion determine what action with respect to the Proceeding, if any, shall be taken.

AUTHENTICATION AND DELIVERY OF BONDS

    The Issuer may from time to time deliver Bonds executed by it to the Trustee and order that the Trustee authenticate such Bonds. Upon the receipt of such Bonds and such order and subject to the Issuer's compliance with certain conditions specified in the Indenture the Trustee will authenticate and deliver such Bonds as the Issuer may direct. Unless otherwise specified in the related Prospectus Supplement, the Trustee will be authorized to appoint an agent for purposes of authenticating and delivering any Series of Bonds (the "Authenticating Agent").

SATISFACTION AND DISCHARGE OF THE INDENTURE

    The Indenture will be discharged as to a Series (except with respect to certain continuing rights specified in the Indenture or Trust Agreement, as applicable), (a)(1) upon the delivery to the Trustee for cancellation of all of the Bonds of such Series other than Bonds which have been mutilated, lost or stolen and have been replaced or paid and Bonds for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the Issuer and discharged from such trust) as provided in of the Indenture, or (2) at such time as all Bonds of such Series not previously cancelled by the Trustee have become, or, within one year, will become, due and payable or called for redemption and the Issuer shall have deposited with the Trustee an amount sufficient to repay all of the Bonds and (b) the Issuer shall have paid all other amounts payable under the Indenture or Trust Agreement, as applicable, with respect to such Series.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

    The Issuer will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

LIST OF BONDHOLDERS

    Three or more Holders of a Series which have each owned the Bonds for at least six months may, by written application to the Trustee, request access to the list maintained by the Trustee of all holders of the same Series or of all Bonds, as specified in the request, for the purpose of communicating with other Bondholders with respect to their rights under the Indenture.

MEETINGS OF BONDHOLDERS

    Meetings of Bondholders or Certificateholders may be called at any time and from time to time to (i) give any notice to the Issuer or to the Trustee, give directions to the Trustee, consent to the waiver of any Default or Event of Default under the Indenture, or to take any other action authorized to be taken by Bondholders in connection therewith, (ii) remove the Trustee and to appoint a successor Trustee, (iii) consent to the execution of supplemental indentures or
(iv) take any other action authorized to be taken by or on behalf of the Bondholders of any specified percentage of the Aggregate Outstanding

Principal of the Bonds. Such meetings may be called by the Trustee, the Issuer or by the holders of 10% in Aggregate Outstanding Principal of any such Series.

FISCAL YEAR

    The fiscal year of each Issuer ends on December 31.

TRUSTEE'S ANNUAL REPORT

    The Trustee will be required to mail each year to all Bondholders a brief report relating to its eligibility and qualification to continue as the Trustee under the Indenture any amounts advanced by it under the Indenture which remain unpaid on the date of the report, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer (or any other obligor on such Series) to the Trustee in its individual capacity, the property and funds physically held by the Trustee as such, any release or release and substitution of property subject to the lien of the Indenture which has not been previously reported, any additional issuance of Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

THE TRUSTEE

    Bankers Trust or Marine Midland (or another bank or trust company named in the Prospectus Supplement related to a Series and, in the case of a Series of Bonds, qualified under the TIA) will be the Trustee under the Indenture for the Bond. The Issuer may maintain other banking relationships in the ordinary course of business with the Trustee. If Bankers Trust Company of California, N.A. serves as Trustee, the Trustee's "Corporate Trust Office" is 3 Park Plaza, 16th Floor, Irvine, California 92714, and if Marine Midland Bank, N.A. serves as Trustee, the Trustee's "Corporate Trust Office" is 140 Broadway, New York, New York 10015, or at such other addressees as the Trustee may designate from time to time by notice to the Bondholders and the Issuer. With respect to the presentment and surrender of Bonds for final payment of principal in retirement thereof on any Payment Date, Redemption Date, Special Payment Date or Special Redemption Date and, with respect to any other presentment and surrender of such Bonds and for all other purposes, unless otherwise specified in the related Prospectus Supplement, such Bonds may be presented at the Corporate Trust Office of the Trustee or at the office of the Issuer's agent in the State of New York (the "New York Presenting Agent"), which (if Bankers Trust Company of California, N.A. is the Trustee) will be Bankers Trust Company, Four Albany Street, New York, New York 10006. If another bank or trust company serves as Trustee or as the New York Presenting Agent, the address of its Corporate Trust Office or such office of the New York Presenting Agent will be specified in the related Prospectus Supplement.

                              THE TRUST AGREEMENT

    The following summaries describe certain provisions of the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms are as specified in the Trust Agreement.

ASSIGNMENT OF MORTGAGE ASSETS

    GENERAL. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, execute and deliver the Certificates.

    ASSIGNMENT OF MORTGAGE LOANS. The Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Certificateholders.

    If so specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Trust Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

    Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify with respect to each mortgage loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an adjustable rate mortgage, the lifetime mortgage rate cap, if any, and the current index; and, if the Mortgage Loan is a loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

REPURCHASE OF NON-CONFORMING LOANS

    Unless otherwise provided in the related Prospectus Supplement, if any document in the Mortgage Loan file delivered by the Depositor to the Trustee is found by the Trustee within 45 days of the execution of the related Trust Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Master Servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price generally equal to (a) the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure) and (b), accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Certificate Interest Rate (less any unreimbursed Advances respecting such Mortgage Loan).

    Unless otherwise provided in the related Prospectus Supplement, the above-described repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a Mortgage Loan document.

    The Depositor or another entity will make representations and warranties with respect to Mortgage Loans which comprise the Mortgage Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within 90 days after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Mortgage Loan, the Depositor or such entity is obligated to repurchase the affected Mortgaged Loan or, if provided in the related Prospectus Supplement, provide a Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

    The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such Mortgage Loans. See "RISK FACTORS".

REPORTS TO CERTIFICATEHOLDERS

    The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

    (i) with respect to a Series, the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Servicer or by a Servicer;

    (ii) with respect to a Series, the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by a Servicer;

    (iii) the amount of servicing compensation with respect to the Mortgage Assets and paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

    (iv) the aggregate outstanding principal balance of the Mortgage Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

    (v) the aggregate outstanding principal amount of the Certificates of such series as of the Due Date, after giving effect to distributions allocated to principal reported under (i) above;

    (vi) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (ii) above, the amount of interest accrued on such Securities during the related Interest Accrual Period and added to the Compound Value thereof;

    (vii) in the case of Variable Rate Securities, the Variable Interest Rate applicable to the distribution being made;

    (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds to distribute and the amounts actually distributed);

    (ix) if applicable, the number and aggregate principal balances of Mortgage Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the Determination Date to which such distribution relates;

    (x) if applicable, the book value of any REO Property acquired on behalf of Certificateholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which such distribution relates;

    (xi) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

    (xii) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

    (xiii) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

    (xiv) in the case of any other Enhancement described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

    (xv) in the case of any Series which includes a Subordinate Securities, the subordinated amount, if any, determined as of the related Determination Date and if the distribution to the Holders of Senior Securities is less than their required distribution, the amount of the shortfall;

    (xvi) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to Certificateholders and the remaining balance of each reserve fund, if any, on such Distribution Date, after giving effect to distributions made on such date; and

    (xvii) such other information as specified in the related Trust Agreement.

    In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Certificateholder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i) through (iv), (vi), (viii) and (xvi) above for such calendar year and (b) such information specified in the Trust Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS--Evidence as to Compliance" herein.

EVENT OF DEFAULT

    Unless otherwise specified in the related Prospectus Supplement, events of Default under the Trust Agreement for each Series include (i) any failure by the Master Servicer to distribute to Certificateholders of such Series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default remains unremedied under the Trust Agreement for a Series, the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may terminate all of the rights and obligations of the Master Servicer as servicer under the Trust Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Trust Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement.

    In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer under the provisions of such Trust Agreement relating to the servicing of the Mortgage Loans. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Trust Agreement.

    During the continuance of any Event of Default under the Trust Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

    No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Trust Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

    The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement, and such Trustee may be Bankers Trust or Marine Midland. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Trust Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Trust Agreement.

DUTIES OF THE TRUSTEE

    The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Trust Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Trust Agreement; provided, however, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it.

    The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in connection with the occurrence and/or continuation of an Event of Default (see "--Rights Upon Event of Default" above). The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

    The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Trust Agreement, if the Trustee becomes insolvent, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the Trust Agreement is located, or (ii) by the Holders of Certificates evidencing over 50% of the aggregate outstanding principal amount of the Certificates in the Trust Fund upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF TRUST AGREEMENT

    Unless otherwise specified in the Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under such Trust Agreement or (iv) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iii) above will not adversely affect in any material respect the interests of any Certificateholders of such Series not consenting thereto. Any such amendment pursuant to clause (iii) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Trust Agreement for each Series may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

VOTING RIGHTS

    The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than set forth herein.

LIST OF CERTIFICATEHOLDERS

    Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

    No Trust Agreement will provide for the holding of any annual or other meeting of Certificateholders.

REMIC ADMINISTRATOR

    With respect to any Series, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

    The obligations created by the Trust Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Trust Agreement after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all REO Property or (ii) the repurchase, as described below, by the Servicer from the Trustee for such Series of all Mortgage Loans at that time subject to the Trust Agreement and all REO Property. The Trust Agreement for each Series permits, but does not require, the Servicer to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to 100% of the Aggregate Asset Value of such Mortgage Loans plus, with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, less, in either case, related unreimbursed Advances (in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Value of such Mortgage Loans) and unreimbursed expenses (that are reimburseable pursuant to the terms of the Trust Agreement) plus, in either case, accrued interest thereon at the weighted average Mortgage Rate through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the Aggregate Asset Value of such Loans, plus accrued interest thereon at the applicable net Mortgage Rates through the last day of the month of such repurchase and (b) the aggregate fair market value of such Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Certificates of such Series, but the Servicer's right to so purchase is subject to the Aggregate Value of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Asset Value. In no event, however, will the trust created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Trust Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund or repurchase all or certain Classes of Certificates of a Series under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Termination," "--Optional Repurchase of Certificates," and "--Other Repurchases" herein.

                                   THE ISSUER

THE COMPANY

    The Company was incorporated in the State of Delaware on January 2, 1987. The principal office of the Company is located at 200 Vesey Street, New York, New York 10285. Its telephone number is (212) 526-5594.

    The Certificate of Incorporation of the Company provides that the Company may not conduct any activities other than those related to the issue and sale of one or more Series and to serve as depositor of one or more trusts that may issue and sell Bonds or Certificates. The Certificate of Incorporation of the Company provides that any Securities, except for subordinated Securities, issued by the Company must be rated in one of the three highest categories available by any Rating Agency rating the Series. Pursuant to the terms of the Indenture or Trust Agreement, as applicable, the Company may not issue any Securities which would result in the lowering of the then current ratings of the outstanding Securities of any Series.

    The Series Supplement for a particular Series may permit the Primary Assets pledged to secure the related Series of Bonds to be transferred by the Issuer to a trust, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

OWNER TRUST

    Each owner trust established to act as Issuer of a Series of bonds (each, an "Owner Trust") will be created pursuant to a deposit trust agreement (the "Deposit Trust Agreement") between the Company which will act as Depositor and the bank, trust company or other fiduciary named in the related Prospectus Supplement which will act solely in its fiduciary capacity as Owner Trustee. Under the terms of each Deposit Trust Agreement, the Company will convey to the Owner Trustee Mortgage Assets and other Primary Assets to secure one or more Series in return for certificates or other instruments evidencing beneficial ownership of the Owner Trust and the net proceeds of the sale of the Bonds. The Company may in turn sell or assign the certificates of beneficial interest to another entity or entities, including affiliates of the Company.

    The Owner Trust will pledge the Mortgage Assets and other Primary Assets to the Trustee under the related Indenture as security for a Series. The Trustee will hold such Mortgage Assets as security only for that Series, and Holders of the Bonds of such Series will be entitled to the equal and proportionate benefits of such security, subject to the express subordination of certain Classes thereof, as if the same had been granted by a corporate issuer.

    Each Deposit Trust Agreement will provide that the related Trust may not conduct any activities other than those related to the issuance and sale of the particular Series. No Deposit Trust Agreement will be subject to amendment without the prior written consent of the Owner Trustee, the holders representing a majority of the beneficial interest of the Owner Trust and the Trustee, except that the holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series must consent to any amendment of, among other provisions, the limitation on activities of the Owner Trust and the provision regarding amendments to the Deposit Trust Agreement. The holders of the beneficial interests in an Owner Trust which issues a Series will not be liable for payment of principal of or interest on the Bonds and each holder of Bonds of such Series will be deemed to have released such beneficial owners from any such liability.

ADMINISTRATOR

    Unless otherwise specified in the related Prospectus Supplement, it is expected that the Issuer will enter into an administration agreement with an administrator acceptable to the Rating Agencies rating the applicable Series of Securities (the "Administrator") pursuant to which advisory, administrative, accounting and clerical services will be provided to the Issuer with respect to the Securities. The Trustee or the Master Servicer may serve as the Securities Administrator. In addition, under the Indenture or Trust Agreement, as applicable, the Issuer is responsible for certain administrative and accounting matters relating to the Securities. It is intended that the Administrator will perform these services on behalf of the Issuer, and amounts payable with respect to such services, unless otherwise provided in the related Prospectus Supplement, will be subordinate to the Issuer's obligations to pay principal and interest to the Bondholders or Certificateholders (including any Residual Interest Bondholders or Residual Interest Certificateholders) but, unless otherwise specified in the related Prospectus Supplement, will be senior to the Issuer's obligation to pay any Excess Cash Flow to the Residual Interest Bondholders or Residual Interest Certificateholders.

                                USE OF PROCEEDS

    The Issuer will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets securing each Series simultaneously with the issuance and sale of such Securities. The proceeds may also be used to repay indebtedness which has been incurred to acquire Mortgage Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the Seller of such Mortgage Assets.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

    Any bearer securities will be issued in compliance with United States federal tax laws and regulations applicable at the time of issuance. Under current law, bearer securities may not be offered or sold during the restricted period, or delivered in definitive form in connection with a sale during the restricted period (as defined under "DESCRIPTION OF THE SECURITIES--Bearer Securities and Registered Securities"), in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in Section 895 of the Code), or (iii) any underwriter, agent, or dealer offering or selling bearer securities during the restricted period (a "Distributor") pursuant to a written contract with the Issuer or with another Distributor, that purchases bearer securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a bearer security may be made during the restricted period to a United States person who acquired and holds the bearer security on the certification date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling bearer securities during the restricted period must agree not to offer or sell bearer securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling bearer securities are aware of these restrictions.

    Bearer securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code."

    As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary and the opinion of counsel to which the summary refers below, are based are subject to change, and such a change could apply retroactively. No rulings have been or will be sought from the IRS on these matters.

    The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Securities are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of the Securities.

CHARACTERIZATION OF SECURITIES

    Unless otherwise stated in the applicable Prospectus Supplement, a REMIC election will be made with respect to each Series of Securities. In such a case, special counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Indenture or Trust Agreement, as applicable, are complied with and the statutory and regulatory requirements are satisfied. Securities of such Series will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related Prospectus Supplement.

    If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer; (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Securities will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; (iv) interests in an entity that will be treated as a partnership for federal income tax purposes, or (v) interests in an entity or a pool of assets that will satisfy the requirements for qualification as a financial asset securitization investment trust (a "FASIT") for federal income tax purposes. The federal income tax consequences to Bondholders or Certificateholders of any such Series will be described in the applicable Prospectus Supplement.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement or Indenture with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

    Except to the extent the related Prospectus Supplement specifies otherwise, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans . . . secured by an interest in real property which is . . . residential real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then Securities will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets. In general, Mortgage Loans secured by non-residential real property will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

    It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

TAXATION OF REGULAR INTEREST SECURITIES

    INTEREST AND ACQUISITION DISCOUNT. Securities that qualify as regular interests in a REMIC ("Regular Interest Securities") are generally treated as indebtedness for federal income tax purposes. Stated interest on a Regular Interest Security will be taxable as ordinary income using the accrual method of accounting, regardless of the Bondholder's or Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Interest Securities that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Securities.

    Compound Interest Securities, Interest Weighted Securities, and Zero Coupon Securities will, and other Securities constituting Regular Interest Securities may, be issued with "original issue discount" ("OID") within the meaning of Code
Section 1273. Rules governing original issue discount are set forth in sections 1271-1275 of the Code and the Treasury regulations thereunder (the "OID Regulations"). Treasury regulations (the "Contingent Regulations") governing the treatment of contingent payment obligations also have been adopted. As described more fully below, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and
(ii) the Prepayment Assumptions. Under Section 1272(a)(6) of the Code, special rules apply to the computation of OID on instruments, such as the Regular Interest Securities, on which principal is prepaid based on prepayments of the underlying assets. Neither the OID Regulations nor the Contingent Regulations contain rules applicable to instruments governed by Section 1272(a)(6). Although technically not applicable to prepayable securities, the Contingent Regulations may represent a possible method to be applied in calculating OID on certain Classes of Certificates. Until the Treasury Department issues guidance to the contrary, the Servicer or other person responsible for computing the amount of original issue discount to be reported to a Regular Interest Securityholder each taxable year (the "Tax Administrator") intends to base its computations on Code Section 1272(a)(6), the OID Regulations and the Contingent Regulations as described below. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the Regular Interest Securities.

    In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Security and its issue price. A holder of a Regular Interest Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Security will be considered to be zero if it is less than a DE MINIMIS amount determined under the Code, generally less than 0.25% of the stated redemption price at maturity of the Regular Interest Security multiplied by the weighted average maturity of the Regular Interest Security. For this purpose, the weighted average maturity of the Regular Interest Security is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest Security and the denominator of which is the stated redemption price at maturity of the Regular Interest Security. The schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Interest Securities (the "Prepayment Assumption") relating to the Regular Interest Securities. The Prepayment Assumption with respect to a Series of Regular Interest Securities will be set forth in the applicable Prospectus Supplement. However, the amount of any DE MINIMIS OID must be included in income as principal payments are received on a Regular Interest Security, in the proportion that each such payment bears to the original principal balance of the Security.

    The issue price of a Regular Interest Security of a Class will generally be the initial offering price at which a substantial amount of the Securities in the Class are sold, and will be treated by the Issuer as including, in addition, the amount paid by the Bondholder or Certificateholder for accrued interest that relates to a period prior to the Closing Date of such Regular Interest Security. Under the OID Regulations, the stated redemption price at maturity is the sum of all payments on the Security other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Security and a single fixed rate, or certain variable rates of interest, that is unconditionally payable at least annually. See "--Variable Rate Securities" below. In the case of the Compound Interest Securities, Interest Weighted Securities and certain of the other Regular Interest Securities, none of the payments under the instrument will be considered "qualified stated interest," and thus the aggregate amount of all payments will be included in the stated redemption price. For example, any securities upon which interest can be deferred and added to principal ("Deferred Interest Securities") will not be "qualified stated interest." In addition, because Securities Owners are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest on all Regular Interest Securities may not be "unconditionally payable." In that case, all of the yield on a Regular Interest Security will be taxed as OID, but interest would not then be includable in income again when received. Unless otherwise specified in the related Prospectus Supplement, the Issuer intends to take the position for formal income tax information reporting purposes that interest on the Regular Interest Securities is "unconditionally payable."

    The holder of a Regular Interest Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Security, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt instrument, subject to Section 1272(a)(6) of the Code, such as a Regular Interest Security, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, OID is computed by taking into account the Prepayment Assumption. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Interest Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Security, over (ii) an "adjusted issue price" of the Regular Interest Security at the beginning of the accrual period. The adjusted issue price of a Regular Interest Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Security in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. Although original issue discount will be reported to Bondholders or Certificateholders based on the Prepayment Assumption, no representation is made to Bondholders or Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

    Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Regular Interest Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

    Certain Series of Securities may be structured to include two or more REMICs, one or more of which (each, an "Upper Tier REMIC") hold regular interests ("Lower Tier Interests") in other REMICs (each, a "Lower Tier REMIC"). Under the OID Regulations, OID on all of the Lower Tier Interests issued by a single Lower Tier REMIC that are held by a second REMIC will be calculated by treating all of such Lower Tier Interests as a single debt instrument.

    A holder of a Regular Interest Security, which acquires the Regular Interest Security for an amount that exceeds its stated redemption price, will not include any original issue discount in gross income. A subsequent holder of a Regular Interest Security which acquires the Regular Interest Security for an amount that is less than its stated redemption price, will be required to include original issue discount in gross income, but such a holder who purchases such Regular Interest Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Regular Interest Security's issue price) to offset such original issue discount by comparable economic accruals of offsetting portions of such excess.

    INTEREST WEIGHTED SECURITIES. It is not clear how income should be accrued with respect to Regular Interest Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by a REMIC ("Interest Weighted Securities"). Absent guidance to the contrary, the Issuer intends to take the position that all of the income derived from Interest Weighted Securities is treated as OID and that the amount and rate of accrual of such OID should be calculated in the same manner as for a Compound Interest Security. Those calculations could result in an income accrual for a period below zero (a "Negative Adjustment"). Any such Negative Adjustment would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and may be carried forward to offset future accruals of positive OID. The legislative history to the relevant Code provisions indicates, however, that negative amount of OID on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it appears that any losses resulting from a Negative Adjustment may not be recognized currently, but must be carried forward until disposition or retirement of the debt obligation. However it is possible that income derived from an Interest Weighted Security could be calculated as if the Interest Weighted Security were a bond purchased at a premium equal to the excess of the price paid by such holder for the Interest Weighted Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it had in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below.

    VARIABLE RATE REGULAR SECURITIES. The REMIC regulations (the "REMIC Regulations") permit REMICs to issue regular interests bearing a variety of variable rates including rates based on (i) "qualified floating rates" or (ii) a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC (a "Variable Rate Security"). Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or
(d) a singled fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.

    Under the OID Regulations, the amount and accrual of OID on a Variable Rate Security that qualifies for treatment under the rules applicable to variable rate debt instruments (a "VRDI Security") is determined, in general, by converting the VRDI Security into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described above to the hypothetical fixed rate security. A VRDI Security providing for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A VRDI Security providing for an objective rate or rates is converted to a hypothetical fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the instrument. Such hypothetical fixed rate securities are assumed to have terms identical to those provided under the related VRDI Securities, except for the substitution of fixed rates for the qualified floating rates, objective rates, or qualified inverse floating rate as described above. In the case of a VRDI Security that does not provide for the payment of interest at least annually, appropriate adjustments to the OID accruals and the qualified stated interest payments are made in each accrual period to the extent that the interest actually accrued or paid during the accrual period is greater or less than the interest assumed to be accrued or paid under the hypothetical fixed rate security.

    Regular Interest Securities of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related Trust ("Weighted Average Securities"). Under the OID Regulations, it appears that Weighted Average Securities bear interest at an "objective rate."

    Due to the complexity of these rules and the variety of Variable Rate Securities that may be offered hereunder, the precise application of these rules to any Variable Rate Securities offered hereunder will be discussed in the related Prospectus Supplement, based on the specific characteristics of each such security.

    EFFECT OF DEFAULTS AND DELINQUENCIES. Each holder of a Regular Interest Security will be required to accrue interest and original issue discount on such Security without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Interest Security could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Regular Interest Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of such loss, ultimately will not be paid, the law is unclear with respect to the timing and character of such losses or reduction in income.

    Under Section 166 of the Code, both corporate and noncorporate holders of Regular Interest Securities that hold such Securities in connection with a trade of business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Regular Interest Securities become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Regular Interest Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Regular Interest Security becomes wholly worthless (that is, until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

    MARKET DISCOUNT AND PREMIUM. A purchaser of a Regular Interest Security may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Security, or upon sale or exchange of the Regular Interest Security. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in the ratio of (a) in the case of a Regular Interest Security not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of a Regular Interest Security originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid. A holder of a Regular Interest Security having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Security. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

    A holder who purchases a Regular Interest Security (other than an Interest Weighted Security, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC regular interests have been issued, applicable legislative history indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Security will be calculated using the prepayment assumption used in pricing such Regular Interest Security. If a holder makes an election to amortize premium on a Security, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Regular Interest Security should consult their tax advisers regarding the election to amortize premium and the method to be employed.

    ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD. A holder of a debt instrument such as a Regular Interest Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, DE MINIMIS original issue discount, market discount and DE MINIMIS market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

SALE OR EXCHANGE OF REGULAR INTEREST SECURITIES

    A Regular Bondholder's or Regular Certificateholder's tax basis in its Regular Interest Securities is the price such holder pays for a Security, plus amounts of original issue discount and market discount included in income and reduced by any payments received (other than qualified periodic interest payments), any amortized premium, and any prior losses. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Securities, measured by the difference between the amount realized and the Regular Interest Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Security is held as a capital asset. If, however, a Regular Bondholder or Regular Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. The Taxpayer Relief Act of 1997 (the "1997 Act") has generally reduced capital gains tax rates for non-corporate taxpayers, who should consult their tax advisors regarding the consequences to them of the 1997 Act. There is no such discrepancy in tax rates on capital gains and ordinary income in the case of corporations.

REMIC EXPENSES

    As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities or the REMIC residual interest. In the case of a "single class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Bondholder or Certificateholder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Bondholder or Certificateholder exceed 2% of such Bondholder's or Certificateholder's adjusted gross income and will not be deductible in computing alternative minimum taxable income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1991, $100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Moreover, such expenses are discontinued entirely as deductions for purposes of the Alternative Minimum Tax. The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or
(ii) is similar to such a trust and which s structured with the principal purpose of avoiding the single class REMIC rules.

    Unless otherwise disclosed in the related Prospectus Supplement, REMICs issuing securities offered hereunder will not be treated as "single class" REMICs under these rules.

TAXATION OF THE REMIC

    GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. The regular interests are generally taxable as debt of the REMIC.

    CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, income from amortization of premium on Regular Interest Securities issued at a premium and income from write-off of Regular Interest Securities, and (ii) deductions, including stated interest and original issue discount accrued on a Regular Interest Security, amortization of any premium with respect to loans, losses on Mortgage Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with the Residual Interest Securityholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. See "--REMIC Expenses" above.

    For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Start Up Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

    The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount on such loans will be equivalent to the method under which holders of Regular Interest Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct original issue discount on the Regular Interest Securities in the same manner that the holders of the Securities include such discount in income, but without regard to the DE MINIMIS rules. See "--Taxation of Regular Interest Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

    To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

    INCOME FROM FORECLOSURE PROPERTY. To the extent that the Lower Tier REMIC derives income from Foreclosed Properties that is treated as "net income from foreclosure property," that income will be subject to taxation at the highest corporate tax rate. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and net income from the property that would not be treated as "rents from real property" or other certain other qualifying income for a real estate investment trust. A trust agreement or indenture may permit the Servicer to operate a Foreclosed Property in a manner that produces income subject to the foregoing tax if certain conditions are satisfied. In addition, if the operation of the Foreclosed Property is treated as a trade or business carried on by the REMIC, then unless the property is operated through an independent contractor, the income from the foreclosed property will be subject to tax on "net income from foreclosure property" at a rate of 100%. Accordingly, operation of Foreclosed Properties generally will be required to be conducted through an independent contractor.

    PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from other prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Start Up Day. Unless chargeable to the servicer or trustee under the applicable Trust Agreement or Indenture, such taxes will be paid out of the assets of the REMIC and, unless otherwise specified in the related Prospectus Supplement, will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

    The Holder of a Security representing a REMIC residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

    The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

    In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument, or may be negative. Consequently, a Residual Interest Security may have a negative "value".

    LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of Residual Bondholders or Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

    DISTRIBUTIONS. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

    MARK-TO-MARKET RULES. A Residual Interest Security is not treated as a security and thus may not be marked to market under Treasury regulations that generally require a securities dealer to mark to market securities held for sale to customers.

    SALE OR EXCHANGE. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Bondholder's or Certificateholder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Bondholder or Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

EXCESS INCLUSION INCOME

    The portion of a Residual Bondholder's or Residual Certificateholder's REMIC taxable income consisting of "excess exclusion" income may not be offset by other deductions or losses, including net operating losses, on such Bondholder's or Certificateholder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual Bondholder's or Residual Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Bondholder or Certificateholder's. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty and is not eligible for treatment as "portfolio interest."

    The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Start Up Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

    Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "-- Tax Treatment of Foreign Investors" below.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES

    As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the Indenture or Trust Agreement, as applicable, will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Issuer an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

    If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its share of the excess inclusion income of the REMIC allocable to such Disqualified Organization.

    Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors" below.

ADMINISTRATIVE MATTERS

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding. The holder of the Residual Interest Security holding the largest percentage interest will be designated as "tax matters person" of the related REMIC for purposes of any such proceeding.

TAX STATUS AS A GRANTOR TRUST

    GENERAL. If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead, special tax counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a "grantor" or "fixed investment" trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

    Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee, the Master Servicer, and any other service providers. In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1997, $121,200, or $60,600 in the case of a separate return by a married individual, which amounts are adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

    DISCOUNT OR PREMIUM ON PASS-THROUGH CERTIFICATES. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, to the extent that the Mortgage Loans underlying a series have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

    The treatment of any discount will depend on whether the discount represents original issue discount or market discount. Under Legislation enacted in 1997,
Section 1272(a)(6) of the Code requires in the case of a pool of Mortgage Loans with original issue discount in excess of a prescribed DE MINIMIS amount, that a holder of a Certificate report as interest income in each taxable year its share of the amount of original issue discount that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, based on a prepayment assumption, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. It is unclear when such prepayment assumption is determined or adjusted. Original issue discount with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any original issue discount in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price, the subsequent holder will be entitled to offset the original issue discount with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any original issue discount will be reduced or eliminated.

    Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed DE MINIMIS amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue, using a prepayment assumption, in a manner to be provided in Treasury regulations. The relevant legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Mortgage Loans originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid.

    Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

    A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above), which rules now appear to require the use of a prepayment assumption, will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

    Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificated ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the original issue discount rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations, and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. Legislation enacted in 1997 extends this treatment to instruments such as the Stripped Certificates. The Cash Flow Bond Method will consequently be used in preparing information reports as to the income accruing on such Certificates, and it is expected that original issue discount will be reported on that basis. In applying the calculation to a class of Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation, in the case of a Class of Certificates that has no right, or a nominal right, to receive principal, and as includable in the stated redemption price at maturity. In the case of a "stripped bond" which is entitled to a significant amount of principal, the Trustee intends to take the position that interest payments are "qualified stated interest." The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip or similar Certificates, the Internal Revenue Service could assert that original issue discount must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

    Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

    A Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), may be taxed as a contingent payment instrument.

    POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the OID Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

    Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

    CHARACTER AS QUALIFYING MORTGAGE LOANS. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case to the extent the underlying Mortgage Loans qualify for such treatments. However, Mortgage Loans secured by non-residential real property will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. In addition, it is possible that various reserve funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

    SALE OF CERTIFICATES. As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

    BACKUP WITHHOLDING. A Bondholder or Certificateholder, other than a Residual Bondholder or Residual Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Issuer with its taxpayer identification number ("TIN"); (ii) furnishes the Issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Issuer or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Bondholders or Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    The Issuer will report to the Securityholders and to the Internal Revenue Service for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

    Under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Issuer or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of the obligation to withhold federal income tax from such interest payments. These provisions supersede the generally applicable provisions of the Code that would otherwise require the Issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and original issue discount paid to Nonresidents.

    Interest and original issue discount of Bondholders or Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Bondholder or Certificateholders. In such case, however, they will generally be subject to the regular United States income tax.

    Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusion Income."

                       STATE AND LOCAL TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSIDERATIONS," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Bonds or Certificates. In particular, potential investors in Residual Interest Securities should consult their tax advisers regarding the taxation of the Residual Interest Securities in general and the effect of foreclosure on the Mortgaged Properties on such taxation.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") subject to ERISA and persons who have certain specified relationships to such Plans ("Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans ("Prohibited Transactions"). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Similar restrictions also apply to Plans and other retirement arrangements, such as individual retirement accounts and Keogh plans, that are subject to Section 4975 of the Code.

    The Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, because of their activities or the activities of their respective affiliates, may be considered to be or may become Parties in Interest with respect to certain Plans. If the Securities are acquired by a Plan with respect to which the Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, is a Party in Interest, such transaction might be considered to violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving employee benefit plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified plan asset manager"; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; or any other available exemption. Accordingly, prior to making an investment in the Securities, investing Plans should determine whether the Issuer is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed Plan assets for purposes of ERISA) are used to purchase a Security if the Issuer, the Master Servicer, if any, the Servicer, the Trustee, the provider of Enhancement, if any, or an affiliate thereof is a fiduciary with respect to such assets.

    The Certificates of a Series will, and the Bonds of a Series could, be treated as "equity" for purposes of ERISA. Under regulations issued by the Department of Labor ("DOL") (the "Plan Asset Regulations"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions set forth in the regulation apply.

    If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations and the underlying assets of the Issuer are treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement (e.g., affiliates of the Issuer), and Securities of such Series are acquired by a Plan with respect to which the obligor or related obligors are Parties in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as those described above or any other available exemption. Accordingly, prior to making an investment in Securities of such Series, a Plan investor should determine whether such obligor or related obligors are Parties in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more of the statutory or administrative exemptions.

    If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations and the underlying assets of the Issuer are treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of multiple Mortgage Loans or obligations of multiple unrelated obligors as specified in the related Prospectus Supplement, an investing Plan may not be able to determine whether any of the obligors is a Party in Interest with respect to such Plan. In that event, prior to making an investment in Securities of such Series, such Plan investor should determine whether one or more statutory or administrative exemptions is applicable.

    Furthermore, in either of the cases above, if the Issuer were deemed to hold plan assets by reason of a Plan's investment in a Security, the persons providing services with respect to the assets of the Issuer, including the Mortgage Loans, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transactions provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

    One such exception applies if the class of "equity" interests in question is
(i) held by 100 or more investors who are independent of the Issuer and each other, (ii) freely transferable, and (iii) sold as part of an offering pursuant to (a) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (b) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, another exception provides that if at all times less than 25% of the value of all classes of equity interests in the Issuer are held by investors other than "benefit plan investors" (which is defined as including plans subject to ERISA, individual retirement accounts, certain plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of plan investment in such entities), the investing Plan's assets will not include any of the underlying assets of the Issuer.

    Even if the underlying assets of the Issuer are treated as assets of a Plan purchasing Securities of such series, an additional exemption may also be available if the Issuer is a trust. The DOL granted to Shearson Lehman Hutton, Inc. an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The obligations covered by the Exemption include obligations such as the Mortgage Assets. The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met. The Prospectus Supplement will specify whether the Exemption will apply with respect to any particular series.

    Among the conditions which must be satisfied for the Exemption to apply are the following:

    1. The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    2. The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

    3. The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services A Division of the McGraw Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch");

    4. The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

    5. The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

    6. The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    The trust also must meet the following requirements:

    (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

    (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of certificates; and

    (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

    Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust;
(iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Issuer, the Underwriter, the Trustee, the Servicer, the Master Servicer, if any, the Special Servicer, if any, any obligor with respect to obligations included in a Trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust, provider of Enhancement, if any, or any affiliate of such parties (the "Restricted Group").

    There can be no assurance that the Securities will not be treated as equity interests in the Issuer for purposes of the Plan Asset Regulations. Moreover, if the Securities are treated as equity interests for purposes of ERISA, it should be assumed, unless the Prospectus Supplement provides otherwise, that none of the exceptions set forth in the Plan Asset Regulations will apply to the purchase of Securities offered hereby.

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

    A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state, or local law which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

    The sale of Securities to a Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

    The Prospectus Supplement for each Series of Securities will specify which, if any, of the Classes of Securities offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those Securities not qualifying as "mortgage related securities" ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Securities, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

    Those Classes of Securities that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a Series representing interests in, or secured by, a Trust Fund consisting of Mortgage Loans or Private Mortgage-Backed Securities, provided that such Mortgage Loans (or the Mortgage Loans underlying the Private Mortgage-Backed Securities) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Securities satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in, or secured by, a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Securities. Accordingly, the investors affected by such legislation will be authorized to invest in Securities qualifying as "mortgage related securities" only to the extent provided in such legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, PROVIDED THAT, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to NUMEROUS OBLIGORS." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review National Credit Union Administration ("NCUA") Letter to

Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. SectionSection 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series or Classes of Securities), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

    All depository institutions considering an investment in the Securities should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series or Classes of the Securities), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Securities, as certain Series or Classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    Except as to the status of certain Classes of Securities as "mortgage related securities," no representation is made as to the proper characterization of the Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

    Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

    The Issuer may sell the Securities offered hereby through Lehman Brothers, as agent or as underwriter, or through underwriting syndicates represented by Lehman Brothers (collectively, the "Underwriters") or by one or more other underwriters, in each case, to be specified in the related Prospectus Supplement. The Prospectus Supplement relating to a Series will set forth the terms of the offering of such Series and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Issuer, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

    The Underwriters will be obligated, subject to certain conditions, to purchase all of the Securities described in the Prospectus Supplement relating to a Series if any such Securities are purchased. The

Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If specified in the related Prospectus Supplement, a Series may be offered in whole or in part in exchange for the Mortgage Assets that would be pledged to secure such Series. In such event, the Prospectus Supplement will specify the amount of compensation to be paid to the Underwriters and expenses, if any, in connection with such distribution. If so indicated in the Prospectus Supplement, the Issuer will authorize Underwriters or other persons acting as the Issuer's agents to solicit offers by certain institutions to purchase the Securities on such terms and subject to such conditions as so specified.

    The Issuer may also sell the Securities offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Issuer may effect such transactions by selling Securities to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Issuer and any purchasers of Securities for whom they may act as agents.

    If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

    Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

    If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters of such other person or persons specified in such Prospectus Supplement. The consideration for such purchase may be cash or Mortgage Assets. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus and the related Prospectus Supplement, some or all of such Certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Certificates, through dealers acting as agent and/or principal as in such other manner as may be specified in the related Prospectus Supplement. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

    The place and time of delivery for the Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Securities offered hereby will be passed upon for the Issuer and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York, Weil, Gotshal and Manges, New York, New York, Cadwalader, Wickersham & Taft, New York, New York, Sidley & Austin, New York, New York or Thacher Proffitt & Wood, New York, New York.

                                    GLOSSARY

    The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Indenture or Trust Agreement, as applicable, and the Indenture or Trust Agreement, as applicable, generally provides a more complete definition of certain of the terms. Reference should be made to the Indenture or Trust Agreement, as applicable, for a more complete definition of such terms.

    "Accrual Date" means, with respect to any Series, the date upon which interest begins accruing on the Securities of the Series, as specified in the related Prospectus Supplement.

    "Accrual Payment Amount" means, with respect to any Payment Date or Distribution Date for a Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest which has accrued on the Compound Interest Securities of such Series during the Interest Accrual Period relating to such Payment Date or Distribution Date and which is not then required to be paid.

    "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Payment Date or Distribution Date on which all Securities of the related Series with Stated Maturities or Final Scheduled Termination Dates earlier than that of such Class of Compound Interest Securities have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

    "Administration Agreement" means, with respect to a Series, an agreement pursuant to which the Administrator agrees to perform certain ministerial, administrative, accounting and clerical duties on behalf of the Issuer with respect to such Series.

    "Administration Fee" means the fee specified as such in the Administration Agreement.

    "Advances" means, unless otherwise specified in a Prospectus Supplement, cash advances with respect to delinquent payments of principal and interest on any Mortgage Loan made by the Primary Servicer from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the extent that such advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise.

    "Aggregate Asset Value" means, with respect to any Series, the aggregate amount obtained by adding the Asset Value of each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate for such Series, plus the Asset Value, as determined in the related Series Supplement, of any cash remaining in the Collection Account or any other Pledged Fund or Account subsequent to an initial deposit therein by the Issuer.

    "Aggregate Outstanding Principal" means, with respect to any Series or Class thereof, the principal amount of all Securities of such Series or Class outstanding at the date of determination, including, in respect of any Class of Compound Interest Securities of such Series (or other Class of Securities on which interest accrues and is added to the outstanding principal amount thereof), the Compound Value (or accreted value) of such Securities through the Payment Date or Distribution Date immediately preceding the date of determination.

    "Appraised Value" means, unless otherwise specified in a Prospectus Supplement, the lesser of the appraised value determined in an appraisal obtained at origination or the sales price of a Mortgaged Property.

    "ARM," "ARM Loan," or "Adjustable Rate Mortgage Loan" means a Mortgage which provides for adjustment from time to time to the Mortgage Rate in accordance with an approved index.

    "Asset Value" means, unless specified otherwise in the related Prospectus Supplement, with respect to each Private Mortgage-Backed Security or Mortgage Loan or other Mortgage Assets included in the Trust

Estate or Trust Fund for a Series, its Scheduled Principal Balance. In addition, the related Series Supplement shall set forth, for purposes of calculating the Asset Value of Mortgage Assets, the dates on which the scheduled principal and interest payments with respect to such Mortgage Assets are assumed to be deposited in the Collection Account. The Asset Value of any cash deposited in any Pledged Fund or Account shall be as set forth in the related Series Supplement.

    "Assumed Deposit Date" means the date specified therefor in the Series Supplement for a Series, upon which distributions on the Primary Assets are assumed to be deposited in the Collection Account for purposes of calculating Reinvestment Income thereon.

    "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement or the related Guaranteed Investment Contract for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in Pledged Funds and Accounts for the Series.

    "Bankers Trust" means Bankers Trust Company of California, N.A., a national banking association.

    "BIF" means Bank Insurance Fund.

    "Bondholder" means the Person in whose name a Bond is registered in the Bond Register.

    "Bond Interest Rate" means the interest rate on the outstanding principal amount of a Bond payable on the applicable Payment Date for such Bond, as specified in the related Prospectus Supplement.

    "Bond Register" means the register maintained pursuant to the Trust Indenture for a Series, providing for the registration of the Bonds of a Series and the transfers and exchanges thereof.

    "Bonds" means Collateralized Mortgage Obligations sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

    "Business Day" means, with respect to any Series that does not include any Class of Variable Interest Securities, any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, or in the cities in which the Corporate Trust Office or, if applicable, the offices of the Servicer or the Special Servicer, are then located, are authorized or obligated by law or executive order to be closed, and with respect to any Series that includes any Class of Variable Interest Securities, a day that is not a Saturday or Sunday, and that is not a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in either London or New York City or in the city in which the Corporate Trust Office is then located.

    "Cash Liquidation" means as to any defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Master Servicer or Servicer, as applicable, expects to be finally recoverable.

    "CERCLA" means the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

    "Certificateholder" means the Person in whose name a Certificate is registered in the Certificate Register.

    "Certificate Interest Rate" means the per annum interest rate on the outstanding principal amount of a Certificate payable on the applicable Distribution Date for such Certificate, as specified in the related Prospectus Supplement.

    "Certificate Register" means the register maintained pursuant to the Trust Agreement for a Series, providing for the registration of the Certificates of a Series and the transfers and exchanges thereof.

    "Certificates" means the Mortgage-Backed Certificates sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

    "Class" means a class of Securities of a Series.

    "Closing Date" means, with respect to a Series, the date specified in the related Series Supplement as the date on which Securities of such Series are first issued.

    "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

    "Collection Account" means, with respect to a Series, the account designated as such and created pursuant to the Trust Indenture or Trust Agreement, as applicable.

    "Commercial Property" means any property securing a Mortgage Loan that used for commercial purposes.

    "Commission" means the Securities and Exchange Commission.

    "Company" means Structured Asset Securities Corporation.

    "Compound Interest Security" means any Security of a Series on which interest accrues and is added to the principal of such Security periodically, but with respect to which no interest or principal shall be payable except during the period or periods specified in the related Prospectus Supplement.

    "Compound Value" means, with respect to a Class of Compound Interest Securities, as of any determination date, the original principal amount of such Class, plus all accrued and unpaid interest, if any, previously added to the principal thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities and by any losses allocated to such Class.

    "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental or quasi-governmental authority other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan.

    "Corporate Trust Office" means the corporate trust office of the Trustee, which, unless otherwise specified in the related Prospectus Supplement, shall be the office of Bankers Trust Company of California, N.A., 3 Park Plaza, 16th Floor, Irvine, California 92714, if Bankers Trust Company of California, N.A. is the Trustee, or Marine Midland Bank, N.A., 140 Broadway, New York, New York 10015, if Marine Midland Bank, N.A. is the Trustee.

    "Covered Trust" means a Trust Estate or Trust Fund covered by a form of credit support.

    "CPR" means the Constant Prepayment Rate prepayment model.

    "Custodial Account" means an account established by a Master Servicer, a Servicer, or a Special Servicer in the name of the Trustee for the deposit on a daily basis of all Mortgage Loan related receipts received by it subsequent to the Cut-Off Date.

    "Custodian" means any bank, savings and loan association, trust company or other entity appointed to hold documentation with respect to any Mortgage Loans.

    "Cut-Off Date" means, with respect to a Series, the date specified in the related Series Supplement on which, as of the close of business on such date, the Mortgage Loans securing or included in such Series are sold to a Trust or subject to the lien of the Indenture.

    "Deferred Interest" means the excess resulting when the amount of interest required to be paid by a Mortgagor on a Mortgage Loan on any Due Date for such Mortgage Loan is less than the amount of interest accrued on the Scheduled Principal Balance thereof, to the extent such excess is added to the Scheduled Principal Balance of such Mortgage Loan.

    "Deferred Interest Securities" means Bonds or Certificates on which interest accrued during an Interest Accrual Period may be added to the principal amount of such Bonds or Certificates rather than being paid in cash on the related Distribution Date.

    "Definitive Securities" means the Bonds or the Certificates for a Series when and if issued in definitive form to the Securities Owners of such Series or their nominees.

    "Deleted Mortgage Loan" means a Mortgage Loan removed from the Trust Estate or Trust Fund in order to substitute a Substitute Mortgage Loan.

    "Delivery Date" means with respect to a Series, the date specified in the related Prospectus Supplement as the date on which the Securities of such Series are to be delivered to the original purchasers thereof.

    "Depositor" means the Company (i) when acting in such capacity under a Deposit Trust Agreement to deposit Primary Assets into an Owner Trust relating to a Series of Bonds, or (ii) when acting in such capacity under a Trust Agreement to deposit Primary Assets into a Trust Fund relating to a Series of Certificates.

    "Deposit Trust Agreement" means a deposit trust agreement between the Company and an Owner Trustee pursuant to which an Owner Trust is created and Primary Assets are deposited therein.

    "Designated Interest Accrual Date" means, as specified in the related Prospectus Supplement, (a) the day preceding a Redemption Date or Special Redemption Date as the date through which accrued interest is paid upon redemption or special redemption, or (b) the date through which accrued interest is paid upon the occurrence of an Event of Default.

    "Determination Date" means the date specified in the related Prospectus Supplement.

    "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

    "Distribution Date" means the date on which distributions of principal of and interest on Certificates of a Series will be made.

    "DOL" means Department of Labor.

    "Due Date" means each date on which a payment is due and payable on any Mortgage Assets.

    "Due Period" means, unless other specified in the related Prospectus Supplement, for each Payment Date or Distribution Date, as applicable, the period beginning on the second day of the month preceding the month in which such Payment Date or Distribution Date, as applicable, occurs and ending on the first day of the month in which such Payment Date or Distribution Date, as applicable, occurs.

    "Eligible Investments" means any one or more of the obligations or securities described herein under "SECURITY FOR THE BONDS AND
CERTIFICATES--Investment of Funds."

    "Enhancement" means the Enhancement for a Series, if any, specified in the related Prospectus Supplement.

    "Enhancement Agreement" means the agreement or instrument pursuant to which any Enhancement is issued or the terms of any Enhancement are set forth.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ERISA Plans" means qualified employee benefit plans established under ERISA or the Code.

    "Escrow Account" means an escrow account established and maintained by the Primary Servicer in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited.

    "Event of Default" unless otherwise specified in the Prospectus Supplement shall have the meaning set forth herein under "THE INDENTURE AND TRUST AGREEMENT--Events of Default."

    "Excess Cash Flow" shall have the meaning set forth in the related Prospectus Supplement.

    "Exchange Act" means the Securities Exchange Act of 1934.

    "FDIC" means the Federal Deposit Insurance Corporation.

    "FHA" means the Federal Housing Administration, a division of HUD. "FHA Loan" means a fixed-rate mortgage loan insured by the FHA. "FHLMC" means the Federal Home Loan Mortgage Corporation.

    "FNMA" means the Federal National Mortgage Association.

    "Final Scheduled Distribution Date" means the Distribution Date on which principal of and interest on a Series of Certificates is scheduled to be paid in full.

    "First Mandatory Principal Distribution Date" means the date specified in the related Prospectus Supplement as the Distribution Date on which the Issuer must begin paying installments of principal of the Certificates of the related Series or Class if the Issuer has not already begun making such distributions.

    "First Mandatory Principal Payment Date" means the date specified in the related Prospectus Supplement as the Payment Date on which the Issuer must begin paying installments of principal of the Bonds of the related Series or Class if the Issuer has not already begun making such payments.

    "First PAC Paydown Date" means the date on which the initial PAC Principal Payment is applied to the PAC Bonds, as set forth in the related Prospectus Supplement.

    "Garn-St. Germain Act" means the Garn-St. Germain Depository Institutions Act of 1982.

    "Grant" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, convey, assign, transfer, create and grant a lien upon and a security interest in and right of setoff against, deposit, set over and confirm.

    "Guaranteed Investment Contract" means a guaranteed investment contract providing for the investment of all distributions on the Mortgage Assets guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

    "Guarantor" means a guarantor acceptable to the Rating Agencies rating the Securities.

    "Highest Bond Interest Rate" means, unless specified otherwise in the related Prospectus Supplement, with respect to any Series of Bonds, the highest Bond Interest Rate borne by outstanding Bonds of the Series.

    "Highest Certificate Interest Rate" means, unless otherwise specified in the related Prospectus Supplement, with respect to any Series of Certificates, the highest Certificate Interest Rate borne by outstanding Certificates of a Series.

    "Holder" means a Bondholder or Certificateholder, as applicable.

    "Housing Act" means the National Housing Act of 1934, as amended.

    "HUD" means the United States Department of Housing and Urban Development.

    "Indenture" means, with respect to any Series of Bonds, collectively the Trust Indenture and any related Series Supplement.

    "Individual Investor Bonds" means each of the Bonds of a Class identified as such in the related Prospectus Supplement.

    "Individual Investor Certificates" means each of the Certificates of a Class identified as such in the related Prospectus Supplement.

    "Insurance Policies" means hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

    "Insurance Proceeds" means amounts received by the Trustee from the Master Servicer or a Servicer in connection with sums paid or payable under any insurance policies, to the extent not applied to the restoration or repair of the Mortgaged Property.

    "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Series, during which interest accrues on Securities of the related Series or Class with respect to any Payment Date, Distribution Date, Redemption Date, or Special Redemption Date.

    "Interest Only Securities" means a Security entitled to receive payments of interest only based upon the Notional Amount of the Security.

    "Interest Weighted Securities" means, with respect to Certificates issued by a grantor Trust, Certificates that embody only interest payments on the underlying Mortgage Loans or which consist in whole or in part of stripped coupons or, in the case of a regular interest in a REMIC, which qualify as such pursuant to Section 860G(a)(1)(B)(ii) of the Code.

    "IRS" means the Internal Revenue Service.

    "Issuer" means the Company Owner Trust, or a separate trust established by the Company as issuer of a Series of Securities.

    "L/C Bank" means the issuer of the letter of credit.

    "LCPI" means Lehman Commercial Paper Inc.

    "Lehman Brothers" means Lehman Brothers Inc.

    "Liquidation Proceeds" means amounts (other than Insurance Proceeds) received and retained in connection with liquidation of defaulted Mortgage Loans whether through foreclosure or otherwise, net of related liquidation expenses and certain other expenses.

    "Loan-to-Value Ratio" means, as of any date of determination, the ratio of the then outstanding principal amount to the lesser of the appraised value and the purchase price of the Mortgaged Property at the time of origination.

    "Marine Midland" means Marine Midland Bank, N.A., a national banking association.

    "Master Servicer" means, with respect to a Series secured by Mortgage Loans or Private Mortgage-Backed Securities, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Mortgage Loans comprising Mortgage Assets or Underlying Collateral for that Series, or the successors or assigns of such Person.

    "Master Servicing Agreement" means the Master Servicing Agreement between the Issuer and the Master Servicer, if any, specified in the related Prospectus Supplement.

    "Maximum Variable Interest Rate" means the interest rate cap on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

    "Minimum Variable Interest Rate" means the interest rate floor on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

    "Mortgage" means a mortgage, deed of trust or other security instrument evidencing the lien on the Mortgaged Property.

    "Mortgage Assets" means the Mortgage Loans, including participation interests therein, REO Property and Private Mortgage-Backed Securities which are Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates; an item of Mortgage Assets refers to a specific Mortgage Loan, REO Property or Private Mortgage-Backed Security.

    "Mortgaged Properties" means the real properties on which liens are created pursuant to Mortgages for purposes of securing the Mortgage Loans.

    "Mortgage Loan Group" means groups of Mortgage Assets.

    "Mortgage Loan" means a mortgage loan or participation interest therein that is owned by the Issuer and constitutes a part of the Mortgage Assets for a Series, or that is Underlying Collateral for a Private Mortgage-Backed Security that constitutes a part of the Mortgage Assets for a Series.

    "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor with respect to a Mortgage Loan.

    "Mortgage Pool" means, with respect to a Series, the pool of Mortgage Loans.

    "Mortgage Rate" means, with respect to each Mortgage Loan, the annual interest rate required to be paid by the Mortgagor under the terms of the related Mortgage Note.

    "Mortgagor" means the Person indebted under the Mortgage Note relating to a Mortgage Loan.

    "Multifamily Property" means any property securing a Mortgage Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

    "New York Presenting Agent" means the Issuer's agent in the State of New York, which, unless otherwise specified in the Prospectus Supplement for a Series, will be Bankers Trust Company, Four Albany Street, New York, New York 10006. "Nonresidents" means a nonresident alien individual, foreign partnership or foreign corporation.

    "OID" means "original issue discount" within the meaning of section 1273 of the Code.

    "OTS" means the Office of the Thrift Supervision.

    "Owner Trust" means the trust fund established by the Company pursuant to a Deposit Trust Agreement to hold Primary Assets and issue a Series of Bonds.

    "Owner Trustee" means the bank or trust company named in the Prospectus Supplement related to a Series of Bonds, not in its individual capacity but solely as trustee pursuant to a Deposit Trust Agreement, and its successors and assigns.

    "PAC" means Planned Amortization Class Securities.

    "PAC Amount" means the scheduled amounts of principal payments to be applied on each Payment Date or Distribution Date to the PAC Securities, as set forth in the related Prospectus Supplement.

    "PAC Security" or "Planned Amortization Class Security" means a Security on which the Principal Amortization Amount in an amount equal to the PAC Principal Payment or PAC Principal Distribution will be applied to such Securities commencing on the First PAC Paydown Date, and each Payment Date or Distribution Dates thereafter.

    "PAC Paydown Date" means the date on which each PAC Amount is applied to the PAC Securities as set forth in the related Prospectus Supplement.

    "PAC Principal Payment" means, with respect to a particular Payment Date, the scheduled PAC Amount, if any, for such Payment Date less any principal payments made on the PAC Securities due to a special redemption subsequent to the preceding Payment Date.

    "Participating Securities" means a Security entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

    "Participation Agreement" means the agreement through which participation interests in a Series will be acquired.

    "Pass-Through Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is no separation of the principal and interest payments on the underlying Mortgage Loans.

    "Paying Agent" means the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in the Indenture or Trust Agreement, as applicable and is authorized and appointed pursuant to the Indenture or Trust Agreement, as applicable by the Issuer to pay the principal of or interest on any Securities on behalf of the Issuer.

    "Payment Date" means the date on which payments of principal of and interest on the Bonds will be made.

    "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

    "Pledged Fund or Account" means any fund or account, including, without limitation, the Collection Account or any Reserve Fund established with respect to, and Granted as security for, a Series.

    "PMBS Agreement" means the pooling and servicing agreement, indenture or similar agreement pursuant to which Private Mortgage-Backed Securities have been issued.

    "PMBS Issuer" means the issuer of the Private Mortgage-Backed Securities.

    "PMBS Trustee" means the trustee of the Private Mortgage-Backed Securities.

    "Policy Statement" means the supervisory policy statement adopted by the Federal Financial Institution Examination Council.

    "Prepayment Assumption" means the anticipated rate of prepayments assumed in pricing the Securities.

    "Prepayment Period" means, if specified in any Prospectus Supplement with respect to any Series, the calendar month preceding the month in which the related Payment Date occurs.

    "Primary Assets" means that portion of the Trust Estate pledged to secure a Series of Bonds, or comprising the Trust Fund relating to a Series of Certificates.

    "Primary Servicer" means the entity which has primary liability for servicing Mortgage Loans directly.

    "Principal Balance" means, unless otherwise specified in a Prospectus Supplement, with respect to any Mortgage Loan or related REO Property, for any Due Date and the Due Period with respect thereto, the principal balance of such Mortgage Loan (or, in the case of REO Property, of the related Mortgage Loan on the last date on which a payment was made thereon) outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination minus the sum of (a) the principal portion of the Scheduled Payment due on or prior to such Due Date, but only if received from or on behalf of the Mortgagor, (b) all Principal Prepayments, and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period for the Master Servicer or Servicer, as applicable, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and which is realized during such Prepayment Period.

    "Principal Determination Date" means the day specified in the related Prospectus Supplement.

    "Principal Payment Amount" means, with respect to any Payment Date or Distribution Date related to a particular Series, the amount that is specified in the related Prospectus Supplement.

    "Principal Payment Dates" means, with respect to a Class, the dates specified in the related Prospectus Supplement on which principal of the Securities of such Class is to be paid.

    "Principal Only Securities" means a Security entitled to receive payments of principal only.

    "Principal Prepayment" means, with respect to any Private Mortgage-Backed Security or Mortgage Loan, any payment of principal on such Private Mortgage-Backed Security or Mortgage Loan in excess of the Scheduled Payment, resulting from prepayment, partial prepayment, (other than Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) with respect to the Mortgage Loan or Mortgage Loans underlying such Private Mortgage-Backed Security but not including any Scheduled Payment received prior to the Due Period in which it was scheduled to be paid.

    "Private Mortgage-Backed Security" means a mortgage participation or other interest, pass-through certificate or collateralized mortgage obligation.

    "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

    "PTE" means Prohibited Transactions Exemption.

    "Rating Agency" means a nationally recognized statistical rating agency.

    "Realized Losses" means, unless otherwise specified in a Prospectus Supplement, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to (i) the Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest at the applicable Mortgage Rate, from the date as to which interest was last paid up to the Due Date in the period in which such Cash Liquidation or REO Disposition has occurred on the Principal Balance of such Mortgage Loan outstanding during each Due Period that accrued interest was not paid, minus (iii) Liquidation Proceeds received during the month in which such Cash Liquidation or REO Disposition occurred, net of related expenses, including but not limited to, amounts that are payable to a Master Servicer, Servicer, or Special Servicer, as applicable, with respect to such Mortgage Loan and (iv) any other amounts applied as a recovery of principal or interest on the Mortgage Loan.

    "Redemption Date" means, with respect to any Series, the Payment Date specified by the Issuer for the redemption of Bonds of such Series pursuant to the Indenture.

    "Redemption Price" means, with respect to any Bond of a Series or Class to be redeemed, an amount equal to the percentage specified in the related Prospectus Supplement of the principal amount (or of the Compound Value of any Compound Interest Security) of such Security so redeemed, together with accrued and unpaid interest thereon at the applicable Bond Interest Rate to the Designated Interest Accrual Date for such Series.

    "Regular Bondholder" means a Holder of a Regular Interest Bond.

    "Regular Certificateholder" means a Holder of a Regular Interest
Certificate.

    "Regular Interest Bonds" means Classes of Bonds constituting regular interests in a REMIC.

    "Regular Interest Certificates" means Classes of Certificates constituting regular interests in a REMIC.

    "Regular Interest Securities" means Regular Interest Bonds, Regular Interest Certificates or Uncertificated Regular Interests, as applicable.

    "Reinvestment Income" means any interest or other earnings on Pledged Funds or Accounts that are part of the Primary Assets for a Series.

    "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder.

    "REMIC Regulations" means final Treasury regulations under Sections 860A through 860G of the Code or related provisions.

    "REO Disposition" means the receipt by the Master Servicer, Servicer, or Special Servicer, as applicable, of Liquidation Proceeds, Insurance Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of the REO Property.

    "REO Property" means Mortgaged Properties the beneficial interest in which has been acquired by a Trust Fund or by a Trustee on behalf of Bondholders by foreclosure, by deed-in-lieu of foreclosure or otherwise.

    "Reserve Fund" means, with respect to a Series, any reserve fund described in the applicable Prospectus Supplement, including a Subordination Reserve Fund.

    "Reserve Funds" means, collectively, more than one reserve fund.

    "Residual Bondholder" means the Holder of a Residual Interest Bond.

    "Residual Certificateholder" means the Holder of a Residual Interest Certificate.

    "Residual Interest Bonds" means Classes of Bonds constituting the residual interest in a REMIC.

    "Residual Interest Certificates" means Classes of Certificates constituting residual interests in a REMIC.

    "Residual Interest Securities" means Residual Interest Bonds or Residual Interest Certificates, as applicable.

    "SAIF" means Savings Association Insurance Fund.

    "Scheduled Payments" means the scheduled payments of principal and interest to be made by the Mortgagor on a Mortgage Loan in accordance with the terms of the related Mortgage Note, as modified by any permitted modification of a Mortgage Note.

    "Scheduled Principal Balance" means the principal balance of a Mortgage Loan outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination, minus the sum of (a) the principal portion of all Scheduled Payments due on or prior to such Due Date, irrespective of any delinquency in payment by the Mortgagor, (b) all Principal Prepayments and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer, or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and that is realized during such Prepayment Period.

    "Securities" means Bonds of Certificates.

    "Securities Owners" means the owners of the beneficial interests in a Series of Bonds or Certificates.

    "Senior Securities" means a Class of Securities which are senior in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to certain other Classes of Securities of such Series.

    "Series" means a separate series of Bonds sold pursuant to this Prospectus and the related Prospectus Supplement.

    "Series Supplement" means the supplemental indenture to or terms indenture incorporating by reference the Trust Indenture or Trust Agreement, as applicable, between the Issuer of a Series of Securities and the Trustee relating to such Series of Securities.

    "Servicer" means, for any Mortgage Loan, the Person approved by the Issuer and by the Master Servicer, if any, as servicer of such Mortgage Loan, which Person shall also be a FNMA or FHLMC-approved seller and servicer.

    "Servicer Remittance Date" means with respect to each Mortgage Loan, the date on which the Servicer shall remit all funds held in the Servicing Account together with any Advances made by such Servicer for deposit to the Collection Account.

    "Servicing Account" means an account established by a Servicer which complies with the standards set forth herein for a Custodial Account.

    "Servicing Agreements" means the Master Servicing Agreement, Servicing Agreement and Special Servicing Agreement, if any.

    "Servicing Fee" means for any Series, the aggregate fees paid to the Trustee, Master Servicer or other similar fees.

    "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

    "SPA" means the Standard Prepayment Assumption prepayment model.

    "Special Redemption Date" means, with respect to a Series, the date each month (other than any month in which a Payment Date occurs) on which Bonds of that Series may be redeemed pursuant to the Trust Indenture or the related Series Supplement; such date shall be the same day of the month as the day on which the Payment Date for the Bonds of that Series occurs.

    "Special Servicer" means a special servicer identified in the related Prospectus Supplement appointed to perform the activities set forth in the related Prospectus Supplement.

    "Start Up Day" means the "startup day" of the REMIC as defined in section 860G(a)(9) of the Code.

    "Stated Maturity" means the date specified in the related Prospectus Supplement no later than which all the Bonds of such Class will be fully paid, calculated on the basis of the assumptions set forth in the related Prospectus Supplement.

    "Stripped Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is considered to be a separate ownership of the payments of principal and interest on the underlying Mortgage Loans. "Subordinate Securities" means a Class of Securities which are subordinate in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to Senior Classes of Securities of such Series.

    "Substitute Mortgage Asset" means any Mortgage Asset that is Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates in lieu of any Mortgage Assets then pledged as security.

    "Substitute Mortgage Loan" means a Mortgage Loan substituted for one or more Deleted Mortgage Loans in the Trust Estate or Trust Fund.

    "TIN" means Taxpayer Identification Number.

    "Trust Agreement" means the trust agreement between the Company and a Trustee pursuant to which a Series of Certificates is issued.

    "Trust Estate" means, with respect to any Series of Bonds, all money, instruments, securities and other property, including all proceeds thereof, which are subject or intended to be subject to the lien of the Indenture for the benefit of the Series as of any particular time (including, without limitation, all property and interests Granted to the Trustee pursuant to the Series Supplement for such Series).

    "Trust Fund" means the trust fund established pursuant to a Trust Agreement into which Primary Assets are deposited for the purpose of issuing a Series of Certificates.

    "Trust Indenture" means the trust indenture between the Company and the Trustee or a Trust and the Trustee pursuant to which a Series of Bonds are issued.

    "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 and rules and regulations promulgated by the Commission with respect thereto.

    "Trustee" means Bankers Trust or Marine Midland or another bank or trust company named as trustee in the Prospectus Supplement for a series of Securities and, in the case of a series of Bonds, qualified under the TIA.

    "Unavailable Amount" means, with respect to a Series, the amount, if any, remaining in the related Collection Account on a related Payment Date that represents (1) payments of scheduled payments of principal of and interest on the Mortgage Assets due subsequent to the Principal Determination Date immediately preceding the related Payment Date or Distribution Date, (2) the amount of all related prepayments received or deemed received subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date, or (3) any investment income that has accrued subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date.

    "Uncertificated Regular Interest" means a regular interest in a REMIC that is not represented by a physical Certificate.

    "Undelivered Mortgage Assets" means Mortgage Assets that are not pledged and delivered to the Trustee on the related Closing Date.

    "Underlying Collateral" means, with respect to a Private Mortgage-Backed Security, the underlying Mortgage Loans.

    "Underwriters" means, collectively, Lehman Brothers, as agent or as underwriter, or underwriting syndicates represented by Lehman Brothers.

    "VRDI Security" means a Regular Interest Security that qualifies as a "variable rate debt instrument" under Section 1.7275-5 of the Treasury Regulations.

    "Variable Interest Distribution Date" means, with respect to a Class of Variable Interest Securities issued as part of a Series of Certificates, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Distribution Dates may be monthly, quarterly, semi-annual or annual.

    "Variable Interest Payment Date" means, with respect to any Class of Variable Interest Securities issued as part of a Series of Bonds, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Payment Dates may be monthly, quarterly, semi-annual or annual.

    "Variable Interest Period" means, with respect to any Class of Variable Interest Securities, the period commencing immediately subsequent to the preceding Variable Interest Period (or, in the case of the Variable Interest Period applicable to the first Variable Interest Payment Date with respect to such Class of Variable Interest Securities, commencing on the Accrual Date for such Class) and ending on the date specified in the related Prospectus Supplement, during which such Class of Variable Interest Securities shall accrue interest, payable on the immediately succeeding Variable Interest Payment Date or Variable Interest Distribution Date, at the Bond Interest Rate or Certificate Interest Rate determined on the immediately preceding Determination Date.

    "Variable Interest Rate" means the interest rate in respect of a Variable Interest Security.

    "Variable Interest Security" means a Security on which interest accrues at a Bond Interest Rate or Certificate Interest Rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

    "Weighted Average Securities" means Regular Interest Securities that bear interest at a rate based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related trust.

    "Zero Coupon Bonds" means a Security entitled to receive payments or distributions of Principal only. "1986 Act" means the Tax Reform Act of 1986, as amended.

"LB98C1.XLS" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain loan-level information shown in Annex A, as well as certain Mortgage Loan and Mortgaged Property information shown in the preliminary Prospectus Supplement. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the Annex A data, see the worksheet labeled "Annex A".

* Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.
                           --------------------------

                               TABLE OF CONTENTS

                                PROSPECTUS SUPPLEMENT
-------------------------------------------------------------------------------------
                                                                                 PAGE
                                                                            ---------
SUMMARY OF PROSPECTUS SUPPLEMENT..........................................        S-6
RISK FACTORS..............................................................       S-29
DESCRIPTION OF THE MORTGAGE POOL..........................................       S-38
SERVICING OF THE MORTGAGE LOANS...........................................       S-60
DESCRIPTION OF THE CERTIFICATES...........................................       S-79
YIELD AND MATURITY CONSIDERATIONS.........................................      S-102
USE OF PROCEEDS...........................................................      S-111
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................      S-111
ERISA CONSIDERATIONS......................................................      S-114
LEGAL INVESTMENT..........................................................      S-117
METHOD OF DISTRIBUTION....................................................      S-118
LEGAL MATTERS.............................................................      S-119
RATINGS...................................................................      S-119
INDEX OF PRINCIPAL DEFINITIONS............................................      S-120
ANNEX A - CERTAIN CHARACTERISTICS OF MORTGAGE LOANS.......................        A-1
ANNEX B - TERM SHEET......................................................        B-1
ANNEX C - FORM OF DISTRIBUTION DATA STATEMENT.............................        C-1
ANNEX D - FORM OF DELINQUENT LOAN STATUS REPORT...........................        D-1
ANNEX E - FORM OF HISTORICAL LOAN MODIFICATION REPORT.....................        E-1
ANNEX F - FORM OF HISTORICAL LOSS ESTIMATE REPORT.........................        F-1
ANNEX G - FORM OF REO STATUS REPORT.......................................        G-1
ANNEX H - FORM OF WATCH LIST REPORT.......................................        H-1
ANNEX I - OPERATING STATEMENT ANALYSIS....................................        I-1
ANNEX J - NOI ADJUSTMENT WORKSHEET........................................        J-1
ANNEX K - COMPARATIVE FINANCIAL STATUS REPORT.............................        K-1

                                     PROSPECTUS
-------------------------------------------------------------------------------------
PROSPECTUS SUPPLEMENT.....................................................          5
ADDITIONAL INFORMATION....................................................          5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................          6
SUMMARY OF TERMS..........................................................          7
RISK FACTORS..............................................................         25
DESCRIPTION OF THE SECURITIES.............................................         31
YIELD AND PREPAYMENT CONSIDERATIONS.......................................         40
SECURITY FOR THE BONDS AND CERTIFICATES...................................         43
SERVICING OF MORTGAGE LOANS...............................................         52
ENHANCEMENT...............................................................         56
DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS............................         59
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS...................................         60
THE INDENTURE.............................................................         74
THE TRUST AGREEMENT.......................................................         79
THE ISSUER................................................................         86
USE OF PROCEEDS...........................................................         87
LIMITATIONS ON ISSUANCE OF BEARER SECURITIES..............................         87
FEDERAL INCOME TAX CONSIDERATIONS.........................................         88
STATE AND LOCAL TAX CONSIDERATIONS........................................        104
ERISA CONSIDERATIONS......................................................        104
LEGAL INVESTMENT..........................................................        107
PLAN OF DISTRIBUTION......................................................        109
LEGAL MATTERS.............................................................        110
GLOSSARY..................................................................        111

                                 $1,557,709,000
                                 (APPROXIMATE)

                          LB COMMERCIAL MORTGAGE TRUST
                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

                             ---------------------

                             PROSPECTUS SUPPLEMENT
                               FEBRUARY   , 1998

                            ------------------------

                                LEHMAN BROTHERS

                              FIRST UNION CAPITAL
                                 MARKETS CORP.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------